UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒                         Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRIANGLE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0001245 by the underlying value of the transaction, which is the $981,178,542 in consideration to be received by Triangle Capital Corporation under the terms of the Asset Purchase Agreement.

	(4)	Proposed maximum aggregate value of transaction: $981,178,542
	(5)	Total fee paid: $122,157

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATED APRIL 18, 2018

Triangle Capital Corporation

3700 Glenwood Avenue, Suite 530

Raleigh, North Carolina 27612

Dear Stockholders:

You are cordially invited to attend the special meeting (the “Special Meeting”) of the stockholders of Triangle Capital Corporation (the “Company”) to be held at                 on                 , 2018, at                 , local time. Only the Company’s stockholders of record at the close of business on                 , 2018 are entitled to notice of, and to vote at, the Special Meeting, or any adjournment or postponement thereof. Details of the business to be conducted at the Special Meeting are given in the accompanying Notice of Special Meeting of Stockholders and proxy statement. The proxy statement is first being sent to the Company’s stockholders on or about                 , 2018.

At the Special Meeting, the Company’s stockholders are being asked to approve:

1.	the Asset Purchase Agreement, dated as of April 3, 2018 (the “Asset Purchase Agreement”), by and between the Company and BSP Asset Acquisition I, LLC (the “Asset Buyer”), and the transactions contemplated thereby, including the sale of substantially all of the Company’s portfolio investments to the Asset Buyer (the “Asset Sale”) for the price, and on the terms, set forth in the Asset Purchase Agreement and described elsewhere in the enclosed proxy statement (the “Asset Sale Proposal”);

2.	in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance and sale by the Company to Barings LLC (“Barings”) of up to, under certain circumstances, $150 million worth of shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock” and such issuance and sale, the “Stock Issuance”) pursuant to the terms of the Stock Purchase and Transaction Agreement, dated as of April 3, 2018, by and between the Company and Barings (the “Externalization Agreement” and the transactions contemplated thereby, the “Externalization Transaction” and, together with the Asset Sale, the “Transactions,” and such proposal, the “Stock Issuance Proposal”);

3.	the investment advisory agreement (the “Advisory Agreement”), pursuant to which Barings would be appointed as the investment adviser of the Company following the closing of the Asset Sale and effective as of the closing of the Externalization Transaction, as more fully described in the enclosed proxy statement (the “Advisory Agreement Proposal”);

4.	a proposal to authorize the Company to be subject to a reduced asset coverage ratio of at least 150% under the Investment Company Act of 1940, as amended (the “Reduced Asset Coverage Ratio” and such proposal, the “Reduced Asset Coverage Ratio Proposal”);

5.	on an advisory, non-binding basis, the payment of an estimated $ in the aggregate, subject to the occurrence of certain conditions regarding change of control and termination, in golden parachute payments (the “Executive Payments”), that will or may become payable by the Company to its named executive officers pursuant to their employment and other arrangements with the Company in connection with the Transactions (the “Executive Payments Proposal”); and

6.	a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and related Asset Sale, the Stock Issuance or the Advisory Agreement (the “Adjournment Proposal”).

Stockholder approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are contingent upon each other. If the requisite approvals of the Company’s stockholders are obtained, and the other conditions to closing of the Transactions are satisfied or appropriately waived, on the terms and subject to the conditions set forth in the Asset Purchase Agreement and Externalization Agreement, the following actions will occur:

(i)	pursuant to the Asset Purchase Agreement, the Company will sell to the Asset Buyer, and the Asset Buyer will purchase from the Company, the portfolio company investments of the Company held at

December 31, 2017 for an aggregate purchase price equal to approximately $981.2 million in cash, subject to certain adjustments to take into account portfolio activity since December 31, 2017 and certain other matters, as set forth in the Asset Purchase Agreement and described elsewhere in the enclosed proxy statement; and

(ii)	following the closing of the Asset Sale, pursuant to the Externalization Agreement, the Company and Barings will effect the following transactions:

•	the Company and Barings will enter into the Advisory Agreement and an administration agreement, by and between the Company and Barings, pursuant to which Barings will serve as the Company’s investment adviser and administrator, respectively;

•	Barings will make an $85 million, or $1.78 per share of Company Common Stock, cash payment to the holders of record of Company Common Stock as of the date of the closing of the Externalization Transaction, but prior to Barings acquiring $100 million of Company Common Stock in connection with the Stock Issuance;

•	the Company will issue shares of Company Common Stock to Barings at the then-current net asset value per share, determined after giving effect to the Asset Sale and the transactions contemplated thereby, in a private placement transaction for an aggregate purchase price of $100 million;

•	the Company will commence one or more issuer tender offers, including the commencement of a tender offer immediately following the closing of the Externalization Transaction, pursuant to which the Company will offer to repurchase shares of Company Common Stock in an aggregate amount equal to at least $50 million, at a market price per share up to and including the net asset value per share of the Company Common Stock; and

•	Barings will (i) establish a trading plan providing for the purchase by Barings of $50 million worth of shares of Company Common Stock in open market transactions over a two-year period at prices not greater than the net asset value per share of Company Common Stock, and (ii) use any funds remaining under the trading plan after such two-year period to purchase shares of Company Common Stock directly from the Company at the greater of the then-current net asset value per share or the then-current market price per share.

Neither the Asset Sale nor the Externalization Transaction will be completed if the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are not approved. Even if the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved, the Externalization Transaction will not be completed unless the Asset Sale has been completed. The Asset Sale may be completed without completion of the Externalization Transaction only if:

•	the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved;

•	all other conditions to closing of the Asset Sale have been satisfied or appropriately waived; and

•	one or more conditions to the Company’s obligations to complete the Externalization Transaction (other than approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal) have not been satisfied or appropriately waived.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the (i) Asset Sale Proposal, (ii) Stock Issuance Proposal, (iii) Advisory Agreement Proposal, (iv) Reduced Asset Coverage Ratio Proposal, (v) Executive Payments Proposal and (vi) Adjournment Proposal.

Your vote is very important to us. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via Internet or telephone. Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the (i) Asset Sale Proposal and (ii) Advisory Agreement Proposal. Abstentions and broker non-votes will have no effect on the (i) Reduced Asset Coverage Ratio Proposal, (ii) Executive Payments Proposal or (iii) Adjournment Proposal. With respect to the Stock Issuance Proposal, abstentions will have the same effect as a vote “AGAINST” such proposal, however, broker non-votes will have no effect on such proposal.

We look forward to seeing you at the Special Meeting.

Sincerely,

E. Ashton Poole
Chairman of the Board of Directors & Chief Executive Officer

Raleigh, North Carolina

                , 2018

This proxy statement is first being mailed to stockholders on or about                 , 2018.

Triangle Capital Corporation

3700 Glenwood Avenue, Suite 530

Raleigh, North Carolina 27612

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held at

            , 2018,                 , local time

Dear Stockholders:

A special meeting (the “Special Meeting”) of the stockholders of Triangle Capital Corporation (the “Company”) will be held at                  , on                 , 2018, at                 , local time to consider and vote on the following proposals:

1.	To approve the Asset Purchase Agreement, dated as of April 3, 2018 (the “Asset Purchase Agreement”), by and between the Company and BSP Asset Acquisition I, LLC (the “Asset Buyer”), and the transactions contemplated thereby, including the sale of substantially all of the Company’s portfolio investments to the Asset Buyer for the price, and on the terms, set forth in the Asset Purchase Agreement (the “Asset Sale”), as more fully described in the enclosed proxy statement (the “Asset Sale Proposal”);

2.	To approve, in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance and sale by the Company to Barings LLC (“Barings”) of up to, under certain circumstances, $150 million worth of shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock” and such issuance and sale, the “Stock Issuance”) pursuant to the terms of the Stock Purchase and Transaction Agreement, dated as of April 3, 2018, by and between the Company and Barings (the “Externalization Agreement” and the transactions contemplated thereby, the “Externalization Transaction” and, together with the Asset Sale, the “Transactions”), as more fully described in the enclosed proxy statement (the “Stock Issuance Proposal”);

3.	To approve the investment advisory agreement (the “Advisory Agreement”) pursuant to which Barings would be appointed as the investment adviser of the Company following the closing of the Asset Sale and effective as of the closing of the Externalization Transaction, as more fully described in the enclosed proxy statement (the “Advisory Agreement Proposal”);

4.	To approve a proposal to authorize the Company to be subject to a reduced asset coverage ratio of at least 150% under the Investment Company Act of 1940, as amended (the “Reduced Asset Coverage Ratio”), as more fully described in the enclosed proxy statement (the “Reduced Asset Coverage Ratio Proposal”);

5.	To approve on an advisory, non-binding basis, the payment of an estimated $ in the aggregate, subject to the occurrence of certain conditions regarding change of control and termination, in golden parachute payments (the “Executive Payments”), that will or may become payable by the Company to its named executive officers pursuant to their employment and other arrangements with the Company in connection with the Transactions, as more fully described in the enclosed proxy statement (the “Executive Payments Proposal”); and

6.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and related Asset Sale, the Stock Issuance or the Advisory Agreement (the “Adjournment Proposal”).

Stockholder approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are contingent upon each other. If the requisite approvals of the Company’s stockholders are obtained, and the other conditions to closing of the Transactions are satisfied or appropriately waived, on the terms and subject to the conditions set forth in the Asset Purchase Agreement and Externalization Agreement, the following actions will occur:

(i)	pursuant to the Asset Purchase Agreement, the Company will sell to the Asset Buyer, and the Asset Buyer will purchase from the Company, the portfolio company investments of the Company held at December 31, 2017 for an aggregate purchase price equal to approximately $981.2 million in cash, subject to certain adjustments to take into account portfolio activity since December 31, 2017 and certain other matters, as set forth in the Asset Purchase Agreement and described elsewhere in the enclosed proxy statement; and

(ii)	following closing of the Asset Sale, pursuant to the Externalization Agreement, the Company and Barings will effect the following transactions:

•	the Company and Barings will enter into the Advisory Agreement and an administration agreement, by and between the Company and Barings, pursuant to which Barings will serve as the Company’s investment adviser and administrator, respectively;

•	Barings will make an $85 million, or $1.78 per share of Company Common Stock, cash payment to the holders of record of Company Common Stock as of the date of the closing of the Externalization Transaction, but prior to Barings acquiring $100 million of Company Common Stock in connection with the Stock Issuance;

•	the Company will issue shares of Company Common Stock to Barings at the then-current net asset value per share, determined after giving effect to the Asset Sale and the transactions contemplated thereby, in a private placement transaction for an aggregate purchase price of $100 million;

•	the Company will commence one or more issuer tender offers, including the commencement of a tender offer immediately following the closing of the Externalization Transaction, pursuant to which the Company will offer to repurchase shares of Company Common Stock in an aggregate amount equal to at least $50 million, at a market price per share up to and including the net asset value per share of the Company Common Stock; and

•	Barings will (i) establish a trading plan providing for the purchase by Barings of $50 million worth of shares of Company Common Stock in open market transactions over a two-year period at prices not greater than the net asset value per share of Company Common Stock, and (ii) use any funds remaining under the trading plan after such two-year period to purchase shares of Company Common Stock directly from the Company at the greater of the then-current net asset value per share or the then-current market price per share.

Neither the Asset Sale nor the Externalization Transaction will be completed if the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are not approved. Even if the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved, the Externalization Transaction will not be completed unless the Asset Sale has been completed. The Asset Sale may be completed without completion of the Externalization Transaction only if:

•	the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved;

•	all other conditions to closing of the Asset Sale have been satisfied or appropriately waived; and

•	one or more conditions to the Company’s obligations to complete the Externalization Transaction (other than approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal) have not been satisfied or appropriately waived.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the (i) Asset Sale Proposal, (ii) Stock Issuance Proposal, (iii) Advisory Agreement Proposal, (iv) Reduced Asset Coverage Ratio Proposal, (v) Executive Payments Proposal and (vi) Adjournment Proposal.

Sincerely,

E. Ashton Poole
Chairman of the Board of Directors & Chief Executive Officer

Only the Company’s stockholders of record at the close of business on                 , 2018 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Thank you for your support of the Company.

By the Order of the Board of Directors,

Steven C. Lilly
Chief Financial Officer and Secretary

Raleigh, North Carolina

                , 2018

Your vote is very important to us. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via Internet or telephone. Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the (i) Asset Sale Proposal and (ii) Advisory Agreement Proposal. Abstentions and broker non-votes will have no effect on the (i) Reduced Asset Coverage Ratio Proposal, (ii) Executive Payments Proposal or (iii) Adjournment Proposal. With respect to the Stock Issuance Proposal, abstentions will have the same effect as a vote “AGAINST” such proposal, however, broker non-votes will have no effect on such proposal.

i

Stockholders Holding Shares Through Brokers, Banks or Nominees	31
Granting Authority to Vote to Brokers, Banks or Nominees	31
Voting by Proxy	31
Receiving Multiple Proxy Cards	32
Revocation of Proxy	32
Votes Required to Approve the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Executive Payments Proposal and the Adjournment Proposal	32
Expenses Related to Proxy Solicitation	32
Methods of Proxy Solicitation	33
Other Matters to be Voted On	33
Who to Contact if You Have Questions	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
PROPOSAL 1 – APPROVAL OF THE ASSET PURCHASE AGREEMENT AND THE ASSET SALE	36
THE ASSET SALE	37
Parties to the Asset Purchase Agreement	37
Effect on the Company if the Asset Sale is Completed	38
Effect on the Company if the Asset Sale is Not Completed	38
Purchase Price	38
Use of Proceeds	38
Background of the Transactions	39
Reasons for the Transactions	59
Opinion of the Financial Advisor to the Company	64
Material Financial Analyses	67
Supplemental Financial Information	70
Other Matters	70
Summary of Financial Projections	71
Summary of Company Projections	73
Key Company Projection Assumptions	74
Interests of Certain Persons Related to the Company	74
Closing of the Asset Sale	75
Appraisal Rights	75
U.S. Federal Income Tax Consequences of the Asset Sale	75
Accounting Treatment of the Asset Sale	76
Required Regulatory Approvals	77
HSR Act and U.S. Antitrust Matters	77
Other Regulatory Approvals	77
THE ASSET PURCHASE AGREEMENT	78
Explanatory Note Regarding the Asset Purchase Agreement	78
Assets to be Transferred to the Asset Buyer	78
Assets to be Retained by the Company	79
Liabilities for Which Asset Buyer Will be Responsible	79
Liabilities to be Retained by the Company	79
Purchase Price	80
Closing of the Asset Sale	81
Representations and Warranties	81
Covenants Relating to the Conduct of the Business	83
Additional Covenants	84
Transaction Expenses	89
Conditions to the Asset Sale	89
Termination of the Asset Purchase Agreement	91

Appendix A – Asset Purchase Agreement
Appendix B – Externalization Agreement
Appendix C – Advisory Agreement
Appendix D – Administration Agreement
Appendix E – Opinion of Houlihan Lokey
Appendix F – Form 10-K for the year ended December 31, 2017

Triangle Capital Corporation

3700 Glenwood Avenue, Suite 530

Raleigh, North Carolina 27612

PROXY STATEMENT

Special Meeting of Stockholders

SUMMARY TERM SHEET

This summary term sheet highlights selected information included elsewhere in this proxy statement related to the transactions contemplated by (i) the Asset Purchase Agreement, dated as of April 3, 2018 (the “Asset Purchase Agreement”), by and between Triangle Capital Corporation (“we,” “us,” “our” or the “Company”), and BSP Asset Acquisition I, LLC, a Delaware limited liability company (the “Asset Buyer”) and (ii) the Stock Purchase and Transaction Agreement, dated as of April 3, 2018 (the “Externalization Agreement”), by and between the Company and Barings LLC, a Delaware limited liability company (“Barings”). The Company entered into the Asset Purchase Agreement and Externalization Agreement contemporaneously, and closing of the matters contemplated by both agreements is subject to, among other things, approval of the Company’s stockholders of certain matters described elsewhere in this proxy statement. In addition, closing of the Externalization Transaction is conditioned upon, among other things, the prior closing of the Asset Sale; provided, however, that in certain limited circumstances, closing of the Asset Sale could occur without the closing of the Externalization Transaction.

Subject to, and contingent upon, approval by the Company’s stockholders of certain matters pursuant to this proxy statement, and the satisfaction or appropriate waiver of the other conditions to closing under the Asset Purchase Agreement, at the closing, the Asset Buyer will acquire the Company’s investment portfolio as it existed at December 31, 2017, subject to certain adjustments to reflect portfolio activity since that date and the other terms of the Asset Purchase Agreement (the “Asset Sale”).

Subject to, and contingent upon, approval by the Company’s stockholders of certain matters pursuant to this proxy statement, and the satisfaction or appropriate waiver of the other conditions to closing under the Externalization Agreement, including prior consummation of the Asset Sale, the Company and Barings will effect the following transactions pursuant to the terms of the Externalization Agreement (collectively, the “Externalization Transaction” and, together with the Asset Sale, the “Transactions”): (i) the Company and Barings will enter into an investment advisory agreement (the “Advisory Agreement”) and an administration agreement (the “Administration Agreement”) pursuant to which Barings will serve as the Company’s investment adviser and administrator, respectively; (ii) Barings will make an $85 million, or $1.78 per share of Company Common Stock, cash payment to the holders of record of Company Common Stock as of the date of the closing of the Externalization Transaction, but prior to the Stock Issuance; (iii) the Company will issue shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), to Barings in private placement transactions for an aggregate purchase price of up to, under certain circumstances, $150 million (as more specifically described below, the “Stock Issuance”); (iv) the Company will commence one or more issuer tender offers, including the commencement of a tender offer immediately following the closing of the Externalization Transaction, pursuant to which the Company will offer to repurchase at least $50 million of shares of Company Common Stock at a market price per share up to and including the net asset value per share of the Company Common Stock; and (v) Barings will establish a trading plan (the “Trading Plan”) providing for the purchase by Barings of $50 million worth of shares of Company Common Stock in open market transactions at prices not greater than the net asset value per share of Company Common Stock for a two-year period, after which it will use any funds remaining under the Trading Plan to purchase shares of Company Common Stock from the Company at the greater of the then-current net asset value per share or the then-current market price per share.

The Asset Purchase Agreement is attached as Appendix A to this proxy statement. The Externalization Agreement is attached as Appendix B to this proxy statement. The form of the Advisory Agreement is attached as Appendix C to this proxy statement. The form of the Administration Agreement is attached as Appendix D to this proxy statement. We encourage you to read each of the foregoing agreements carefully and in their entirety.

In connection with the Transactions, the Company is seeking the approval of the Company’s stockholders of (i) the Asset Purchase Agreement and related Asset Sale, (ii) the Stock Issuance, and (iii) the Advisory Agreement. In addition, the closing of the Externalization Transaction is conditioned upon the prior closing of the Asset Sale. Neither the Asset Sale nor the Externalization Transaction will be completed if each of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are not approved. Even if the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved, the Externalization Transaction will not be completed unless the Asset Sale has been completed. The Asset Sale may be completed without completion of the Externalization Transaction only if:

•	the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved;

•	all other conditions to closing of the Asset Sale have been satisfied or appropriately waived; and

•	one or more conditions to the Company’s obligations to complete the Externalization Transaction (other than approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal) have not been satisfied or appropriately waived.

The Company is also seeking the approval of the Company’s stockholders of (i) a proposal to authorize the Company to be subject to a reduced asset coverage ratio of at least 150% (the “Reduced Asset Coverage Ratio”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and (ii) on an advisory, non-binding basis, a proposal relating to the payment of an estimated $         in the aggregate, subject to the occurrence of certain conditions regarding change of control and termination, in golden parachute payments (the “Executive Payments”) that will or may become payable by the Company to its named executive officers pursuant to their employment and other arrangements with the Company, in connection with the closing of the Transactions. However, approval of the Reduced Asset Coverage Ratio and the Executive Payments are not conditions to closing of the Transactions.

This summary term sheet may not contain all of the information that is important to you. To understand the matters described herein more fully and for a more complete description of the legal terms of the transactions contemplated hereby, you should carefully read this entire proxy statement, the appendices to this proxy statement and the documents that we refer to in this proxy statement.

The Asset Sale

Parties to the Asset Purchase Agreement

The parties to the Asset Purchase Agreement are the Company and the Asset Buyer.

The Company is a specialty finance company that provides customized financing to lower middle market companies located primarily in the United States. It offers a wide variety of debt and equity investment structures including first lien, unitranche, second lien, and mezzanine with equity components. The Company’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. The Company has elected to be treated as a business development company (“BDC”) under the 1940 Act and to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s principal executive offices are located at 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, and our telephone number is (919) 719-4770.

The Asset Buyer is a newly formed Delaware limited liability company managed by Benefit Street Partners L.L.C. (“BSP”). The Asset Buyer was formed in connection with and for the sole purpose of effecting the Asset Sale, and is backed by various affiliated funds of BSP (the “BSP Funds”) through equity commitment letters between the BSP Funds and Asset Buyer under which (i) the BSP Funds are obligated to fund the purchase price in the event the conditions to the closing under the Asset Purchase Agreement are satisfied or appropriately waived and (ii) the Company has certain third-party beneficiary rights.

BSP is a leading credit-focused alternative asset management firm with over $24 billion in assets under management as of February 28, 2018. Established in 2008, the BSP platform manages funds for institutions, high-net-worth and retail investors across various strategies including private/opportunistic debt, liquid loans, high yield, special situations, long-short liquid credit and commercial real estate debt. These complementary strategies leverage the proprietary sourcing, analytical, operational and compliance capabilities that encompass BSP’s robust institutional platform. BSP has over 160 total employees and over 90 investment professionals as of March 31, 2018. BSP is headquartered in New York with additional offices in Charlotte, Houston and Providence. BSP is in partnership with Providence Equity Partners L.L.C., a leading global private equity firm with more than $54 billion in capital under management. BSP’s principal executive offices are located at 9 West 57th Street, Suite 4920, New York, New York 10019, and its telephone number is (212) 588-6770.

Effect on the Company if the Asset Sale is Completed

If the Asset Purchase Agreement and Asset Sale are approved by the Company’s stockholders, and the other conditions to closing of the Asset Sale are satisfied or appropriately waived, the Company will sell, convey, assign and transfer to the Asset Buyer, and the Asset Buyer will purchase, acquire and accept from the Company, the Company’s portfolio company investments (the “Investments”) held at December 31, 2017, as set forth on a “Purchased Loan Schedule” and a “Purchased Equity Interest Schedule” attached to the Asset Purchase Agreement (collectively, the “Investments Schedule”), for a purchase price of approximately $981.2 million in cash, subject to certain adjustments to take into account portfolio activity and certain other matters since December 31, 2017.

Concurrently with the consummation of the Asset Sale, the Company will:

•	repay outstanding indebtedness under its Third Amended and Restated Credit Agreement, dated May 4, 2015, by and among, the Company, Branch Banking and Trust Company, ING Capital LLC, BB&T Capital Markets, Fifth Third Bank and the lenders listed therein (the “Credit Agreement”);

•	repay (or provide funds to the indenture trustee to provide for the repayment of) all principal and accrued interest due on its 6.375% Notes due December 15, 2022 and 6.375% Notes due March 15, 2022 (collectively, the “Notes”); and

•	unless the United States Small Business Administration (the “SBA”) consents to the SBA-guaranteed debentures (the “SBA Debentures”) of the Company’s small business investment company (“SBIC”) subsidiaries remaining outstanding, the Company will repay, or make appropriate arrangements for the repayment of, all principal and accrued and unpaid interest thereon on the SBA Debentures of the Company’s SBIC subsidiaries (as directed by the SBA).

See the section entitled “Summary Term Sheet – Externalization Transaction/Stock Issuance/Advisory Agreement” for a detailed discussion of the transactions that will occur, as well as our related intended plan of business operations, immediately following the Asset Sale.

Effect on the Company if the Asset Sale is Not Completed

If the Asset Sale is not completed, the Company will not enter into the Advisory Agreement or effect any of the other transactions contemplated by the Externalization Agreement and we will seek to continue our focus on conducting our business as an internally managed BDC and may consider and evaluate other strategic alternatives.

Purchase Price

In connection with the Asset Sale, the Asset Buyer will pay the Company a purchase price (the “Purchase Price”) equal to:

(i)	an amount in cash equal to $981,178,542; plus

(ii)	the purchase price of (a) any loan originated (and not subsequently sold or transferred) to a portfolio company identified in the Investments Schedule (each, an “Existing Portfolio Company”) or to an affiliate of an Existing Portfolio Company and (b) the increase in principal on a loan reflected in the Investments Schedule (a “Purchased Loan”), in each case between 5:00 p.m. (New York time) on December 31, 2017 (the “Cut-off Time”) and 5:00 p.m. (New York time) on the second business day immediately prior to the closing date (the “Closing Cut-off Time”); plus

(iii)	the aggregate increase in principal attributable to the capitalization of interest between the Cut-off Time and the Closing Cut-off Time with respect to a Purchased Loan that is recognized as payment-in-kind (“PIK”) interest income in the Company’s consolidated financial statements; plus

(iv)	the aggregate amount of original issue discount amortization and deferred fee income amortization between April 1, 2018 and the Closing Cut-off Time with respect to a Purchased Loan that is recognized as income in the Company’s consolidated financial statements; plus

(v)	the aggregate purchase price paid by the Company or its subsidiaries for any equity interest reflected on the Investments Schedule (a “Purchased Equity Interest”) acquired from an Existing Portfolio Company or from an affiliate of an Existing Portfolio Company (and not sold or transferred) by the Company or its subsidiaries between the Cut-off Time and the Closing Cut-off Time; minus

(vi)	any principal proceeds received by the Company or its subsidiaries on any Purchased Loan between the Cut-off Time and the Closing Cut-off Time; minus

(vii)	the aggregate proceeds received by the Company or its subsidiaries that are attributable to the redemption of, sale of, or return of capital on, any Purchased Equity Interest between the Cut-off Time and the Closing Cut-off Time; plus

(viii)	the aggregate amount of accrued but unpaid interest (including uncapitalized PIK interest earned), dividends, penalties, fees, charges and other amounts on the Investments as of the Closing Cut-off Time, as determined in accordance with generally accepted accounting principles in the United States (“GAAP”); minus

(ix)	the Company’s consolidated net interest margin on the Investments, defined as (A) total investment income, less investment income on cash and cash equivalents, less investment income on new investments made after the Cut-off Time; less (B) total interest expense (including the amortization of deferred financing fees but excluding unused commitment fees under the Credit Agreement for the period from May 16, 2018 through the Closing Cut-off Time, and excluding any interest expense on new investments), in each case, as determined in accordance with GAAP, for the period commencing on April 1, 2018 and ending on the Closing Cut-off Time; plus

(x)	a monthly servicing fee payable to the Company by the Asset Buyer equal to $875,000 per calendar month for the period beginning April 1, 2018, payable on a pro rata basis through the Closing Cut-off Time, with the total amount not to exceed $3,062,500.

Based on the purchase price adjustments outlined in items (ii), (iii), (v), (vi), (vii) and (viii) above, we estimate the purchase price in connection with the Asset Sale would be approximately $936.5 million as of March 31, 2018. The reduction in purchase price is attributable to cash proceeds received by the Company for the repayment of Purchased Loans and redemption of Purchased Equity Interests since December 31, 2017, partially offset by the purchase price of new Purchased Loans and Purchased Equity Interests made during the quarter, and the increase in purchase price attributable to capitalized interest and accrued but unpaid interest and fees. The net reduction in purchase price, however, is offset by cash proceeds that are retained by the Company and therefore does not impact the net asset value of the Company.

Use of Proceeds

If the Asset Sale and other matters described herein are completed, the Company will use the proceeds therefrom to repay the Credit Agreement, the Notes and, if required by the SBA, the SBA Debentures. If the SBA permits Asset Buyer to assume the SBA Debentures in connection with the Asset Sale, the Purchase Price in the Asset Sale would be reduced by the amounts so assumed by Asset Buyer. The Company will also use proceeds from the Asset Sale to pay costs and expenses incurred in connection with the Transactions and to make any Executive Payments and other severance payments to its employees which are triggered in connection with the closing of the Transactions. The remaining proceeds will be invested by the Company over time, as directed by Barings, in its capacity as the investment adviser to the Company after closing of the Externalization Transaction, in accordance with the Advisory Agreement, or as otherwise determined by the Company’s Board of Directors (the “Board”).

Reasons for the Transactions

In recommending that the Company’s stockholders approve the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal, the Board considered the terms of the Asset Purchase Agreement, the Externalization Agreement, the Advisory Agreement and the other transactions and agreements relating thereto, as well as a wide range of other available strategic alternatives and proposals. As part of its evaluation, the Board considered the financial terms, risks, timing and uncertainties of alternatives available to the Company, as well as financial information prepared by the Company’s senior management. The Board consulted with outside financial and legal advisors and the Company’s senior management, and considered a number of reasons, including, among others:

•	the aggregate cash consideration to be received in connection with the Asset Sale;

•	the Asset Sale completely monetizes the Company’s investment portfolio for cash at a price close to the most recently determined fair value of the investment portfolio, thereby eliminating the market’s perception of risk in, and the volatility associated with, the Company’s existing investment portfolio;

•	the Asset Sale and Externalization Transaction, considered together, will both monetize the Company’s entire investment portfolio and provide a cash payment directly to the Company’s stockholders and represent, after estimated transaction expenses and estimated severance, approximately 103% of the net asset value of the Company as of December 31, 2017;

•	the Company’s stockholders will receive $85 million in cash directly from Barings in the Externalization Transaction;

•	the Company will receive $100 million from Barings in connection with the Initial Stock Issuance (as defined herein); and

•	after the closing of the Transactions, Barings will provide an additional $50 million of capital support for Company Common Stock through periodic stock repurchases.

See “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – Reasons for the Transactions” for more information.

Opinion of the Financial Advisor

On April 3, 2018, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), orally rendered its opinion to the Company’s Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Company’s Board dated April 3, 2018), as to, as of April 3, 2018, the fairness, from a financial point of view, to the Company of the consideration to be received by it in the Asset Sale pursuant to the Asset Purchase Agreement.

Houlihan Lokey’s opinion was directed to the Company’s Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Company of the consideration to be received by it in the Asset Sale pursuant to the Asset Purchase Agreement and did not address any other aspect or implication of the Asset Sale, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the Externalization Agreement. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix E to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Company’s Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Asset Sale or otherwise.

See “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – Opinion of the Financial Advisor” for more information.

Interests of Certain Persons Related to the Company

Company stockholders should be aware that the Company’s executive officers and directors may have interests in the Asset Sale and the other transactions described herein that are different from, or in addition to, those of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement, and in making its recommendation that Company stockholders vote “FOR” the proposal to approve the Asset Sale. See “Proposal 5 – Advisory (Non-Binding) Vote on Executive Compensation.”

Closing of the Asset Sale

Unless otherwise mutually agreed by the Company and the Asset Buyer, the closing of the transactions contemplated by the Asset Purchase Agreement (the “Asset Closing”) will take place no later than the fifth business day following the satisfaction or waiver of all of the conditions to the Asset Closing (as set forth in the Asset Purchase Agreement and as described in the section of this proxy statement captioned “The Asset Purchase Agreement — Conditions to the Asset Sale”), other than conditions that by their terms are to be satisfied at the Asset Closing and subject to the satisfaction or waiver of such conditions.

Appraisal Rights

Pursuant to Section 3-202(c)(1) of the Maryland General Corporation Law (the “MGCL”), there are no appraisal or dissenters’ rights that apply to the execution, delivery and performance of the Asset Purchase Agreement or the consummation of the Asset Sale. Further, pursuant to the charter of the Company, as amended, supplemented, corrected and/or restated through the date hereof, no stockholder is entitled to appraisal rights unless the Board shall determine that such rights apply to the Asset Sale. The Board has made no such determination.

U.S. Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the anticipated United States (“U.S.”) federal income tax consequences of the Asset Sale to U.S. stockholders. The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the Internal Revenue Service (the “IRS”) or the courts.

The Asset Sale will be treated for U.S. federal income tax purposes as a taxable sale of certain of the Company’s assets in exchange for cash. The Asset Sale is a taxable transaction for the Company for U.S. federal income tax purposes, and the Company anticipates that it will realize a loss for U.S. federal income tax purposes in connection with the Asset Sale.

The Asset Sale is not a stockholder-level action, and our U.S. and non-U.S. stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale.

See “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – U.S. Federal Income Tax Consequences of the Asset Sale” for more information.

Required Regulatory Approvals

Under the Asset Purchase Agreement, each of Asset Buyer and the Company agreed, if required, to file with the U.S. Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) a notification and report form relating to Asset Sale pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) as soon as reasonably practicable following the execution and delivery of the Asset Purchase Agreement. However, subsequent to the date of the Externalization Agreement and Asset Purchase Agreement, each of the Asset Buyer, Barings and the Company confirmed that no filings under the HSR Act are required in connection with closing of the Externalization Transaction and Asset Sale.

For more information regarding the Asset Purchase Agreement, please see the section of this proxy statement captioned “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – Required Regulatory Approvals.”

Externalization Transaction; Stock Issuance; Advisory Agreement

Parties to the Externalization Agreement

The parties to the Externalization Agreement are the Company and Barings.

See above under the heading “Summary Term Sheet – The Asset Sale – Parties to the Asset Purchase Agreement” for a description of the Company.

Barings, a wholly owned subsidiary of Massachusetts Mutual Life Insurance Company, is a leading global asset management firm, with over $304 billion of assets under management as of December 31, 2017. Barings’ primary investment capabilities include fixed income, private credit, real estate, equity, and alternative investments. Barings employs over 1,800 associates globally, including more than 650 investment professionals. Barings’ Global Private Finance Group will manage the Company. This group is part of the firm’s $220 billion Global Fixed Income Platform that invests in liquid, private, and structured credit. This group has been investing in the U.S. private debt market for over 25 years and manages private funds and separately managed accounts, along with multiple public vehicles.

Effect on the Company if the Externalization Transaction is Completed

Assuming the Company receives stockholder approval of certain matters pursuant to the terms of this proxy statement and subject to, and contingent upon, the consummation of the Asset Sale, and the satisfaction or appropriate waiver of the other conditions to closing under the Externalization Agreement (the “Externalization Closing”):

(i)	the Company and Barings will enter into the Advisory Agreement and the Administration Agreement pursuant to which Barings will serve as the Company’s investment adviser and administrator, respectively, following the Externalization Closing;

(ii)	Barings will pay $85 million, or $1.78 per share of Company Common Stock, in cash to holders of record of Company Common Stock as of the date of the Externalization Closing, but prior to the Initial Stock Issuance (the “Stockholder Payment Record Date” and such payment, the “Stockholder Payment”);

(iii)	Barings will purchase shares of Company Common Stock directly from the Company at the then-current net asset value, determined after giving effect to the Asset Sale and the transactions contemplated thereby, in a private placement transaction for an aggregate purchase price of $100 million at the time of the Externalization Closing (“Initial Stock Issuance”);

(iv)	effective as of the Externalization Closing, the Board will approve and authorize the use of not less than $50 million of proceeds from the Initial Stock Issuance for the Company to implement one or more issuer tender offers, including the commencement of a tender offer immediately following the closing of the Transactions, pursuant to which the Company will offer to repurchase for cash its outstanding shares of Company Common Stock at a market price per share up to and including the net asset value per share of the Company Common Stock (the “Company Repurchase Plan”);

(v)	effective as of Externalization Closing, Barings will enter into the Trading Plan providing for the purchase by Barings of $50 million worth of shares of Company Common Stock in open market transactions over a two-year period at prices not greater than the net asset value per share of Company Common Stock (the “Open Market Purchases”); and

(vi)	in the event that Barings does not make Open Market Purchases of at least $50 million prior to the end of the two-year period described above, Barings will purchase shares of Company Common Stock directly from the Company at the greater of the then-current net asset value per share of Company Common Stock and the then-current market price per share of the Company Common Stock on the New York Stock Exchange (the “NYSE”), in an aggregate amount equal to (i) $50 million, minus (ii) the aggregate dollar amount of the Open Market Purchases made by Barings (the “Subsequent Stock Issuance”).

The completion of the Externalization Transaction will result in the Company converting from an internally managed BDC to an externally managed BDC that is managed by Barings. The Stockholder Payment, together with the consideration to be paid by Barings in connection with the Stock Issuance and the Open Market Purchases, results in a total financial commitment by Barings with respect to the Externalization Transaction of $235 million.

Barings, in its capacity as the investment adviser to the Company after the Externalization Closing, expects to invest the cash proceeds from the Asset Sale in syndicated senior secured loans, bonds and other fixed income securities. Over time, Barings expects to transition the Company’s portfolio to Barings-originated loans, relying on Barings’ existing Securities and Exchange Commission (the “SEC”) exemptive relief (the “Exemptive Relief”). Barings expects the Company will begin paying quarterly dividends to its stockholders as soon as is practicable after the Externalization Closing. There can be no assurance regarding the timing of the closing of the transactions.

The Externalization Agreement is attached hereto as Appendix B. The form of the Advisory Agreement is attached hereto as Appendix C. The form of the Administration Agreement is attached hereto as Appendix D. We encourage you to read the Externalization Agreement, the Advisory Agreement and Administration Agreement carefully and in their entirety.

For more information regarding the Externalization Agreement, the Stock Issuance, the Advisory Agreement, the Open Market Purchases and related matters, see the section of this proxy statement captioned “Proposal 2 – Approval of the Stock Issuance – The Externalization Agreement.”

See the section entitled “Summary Term Sheet – The Asset Sale” for a detailed discussion of the transactions that will occur as a result of the Asset Sale and the related impact on the Company following closing of the Asset Sale and Externalization Transaction.

Effect on the Company if the Externalization Transaction is Not Completed

If neither the Externalization Transaction nor the Asset Sale is completed, or if only the Asset Sale is completed, the Company will not enter into the Advisory Agreement or effect the Stock Issuance or the other transactions contemplated by the Externalization Agreement, and we will seek to continue our focus on conducting our business as an internally managed BDC and may consider and evaluate other strategic alternatives.

Consideration to the Company and the Company’s Stockholders

As described above under “– Effect on the Company if the Externalization Transaction is Completed,” at the closing of the Externalization Transaction, Barings will (i) make the Stockholder Payment in an amount equal to $85 million, or $1.78 per share of Company Common Stock, to holders of record of Company Common Stock as of the Stockholder Payment Record Date and (ii) purchase shares of Company Common Stock at net asset value, determined after giving effect to the Asset Sale and the transactions contemplated thereby, in the Initial Stock Issuance for an aggregate purchase price of $100 million. In addition, in the event Barings does not acquire at least $50 million of Company Common Stock in Open Market Purchases, Barings will be required to purchase additional shares of Company Common Stock in the Subsequent Stock Issuance.

The Stock Issuance

At the Externalization Closing, Barings will purchase shares of Company Common Stock directly from the Company in a private placement transaction for an aggregate purchase price of $100 million, at the then-current net asset value per share determined after giving effect to the Asset Sale and the transactions contemplated thereby. In addition, effective as of closing, Barings will enter into the Trading Plan relating to the Open Market Purchases. In the event that Barings does not make Open Market Purchases of at least $50 million prior to the end of the two-year term of the Trading Plan, Barings will purchase shares of Company Common Stock directly from the Company at the greater of the then-current net asset value per share of Company Common Stock and the then-current market price per share of the Company Common Stock on the NYSE, in an aggregate amount equal to (i) $50 million, minus (ii) the aggregate dollar amount of the Open Market Purchases made by Barings during the term of the Trading Plan.

As a result of the foregoing, Barings will acquire $100 million of Company Common Stock, at the then- current net asset value per share determined after giving effect to the Asset Sale and the transactions contemplated thereby, at the Externalization Closing (subject to a de minimis reduction for any fractional share that results from application of the formula determining the number of shares to be so issued). While the number of shares of Company Common Stock to be issued in the Initial Stock Issuance would be determined based on circumstances existing as of the Externalization Closing, if the Initial Stock Issuance had been made as of                 , 2018, assuming a net asset value per share of $13.43 (our net asset value per share as of December 31, 2017), the number of shares of Company Common Stock acquired by Barings would have represented approximately     % of the issued and outstanding Company Common Stock as of such date. In addition, Barings could be obligated to acquire additional shares of Company Common Stock directly from the Company, subject to a maximum of $50 million, in the Subsequent Stock Issuance. The Subsequent Stock Issuance is contingent and, depending upon the level of Open Market Purchases made during the two-year period following closing of the Externalization Transaction, might not occur or might be made in amounts substantially below the $50 million maximum. However, if the maximum $50 million Subsequent Stock Issuance had been made as of                 , 2018, assuming a $         price per share as of such date, such Subsequent Stock Issuance, coupled with the Initial Stock Issuance (assuming it had been made as of the same day), would have resulted in Barings owning approximately     % of the issued and outstanding Company Common Stock as of such date.

Section 312.03 of the NYSE Listed Company Manual requires stockholder approval prior to any issuance of common stock, or of securities convertible into common stock, in any transaction or series of related transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Since the number of shares of Company Common Stock to be issued in the Stock Issuance may be equal to or in excess of the 20% of the number of shares of Company Common Stock outstanding before the Stock Issuance, the Company is seeking approval of the Company’s stockholders of the issuance and sale by the Company to Barings of up to, under certain circumstances, $150 million worth of shares of Company Common Stock pursuant to the Externalization Agreement in accordance with Section 312.03 of the NYSE Listed Company Manual.

The approval by the Company’s stockholders of the Stock Issuance is a condition to closing under the Externalization Agreement. For more information regarding the Stock Issuance, please see the section of this proxy statement captioned “Proposal 2 – Approval of the Stock Issuance – The Externalization Agreement – Initial Stock Issuance.”

The Advisory Agreement

At closing of the Externalization Transaction, the Company and Barings will enter into the Advisory Agreement and the Administration Agreement pursuant to which Barings will serve as the Company’s investment adviser and administrator, respectively.

Under the terms of the Advisory Agreement, Barings will manage the investment and reinvestment of our assets, and, without limiting the generality of the foregoing, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, close, service and monitor the investments that the Company makes; (iv) determine the securities and other assets that the Company will purchase, retain or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Barings’ services under the Advisory Agreement are not exclusive, and it may furnish similar services to other entities.

Under the Advisory Agreement, the Company would pay Barings as compensation for the investment advisory and management services consisting of two components: (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”). The Base Management Fee under the Advisory Agreement will be 1.0% of gross assets for the period commencing on the date of the Advisory Agreement through December 31, 2018; 1.125% of gross assets for the period commencing on January 1, 2019 through December 31, 2019; and 1.375% of gross assets for all periods thereafter. “Gross assets” includes any investments made with borrowings, but excludes any cash or cash equivalents. The Incentive Fee payable under the Advisory Agreement will consist of two parts: (1) a portion based on the Company’s pre-incentive fee net investment income (the “Income-Based Fee”) and (2) a portion based on the net capital gains received on the Company’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation for that same calendar year (the “Capital Gains Fee”). The Income-Based Fee will be 20% of the Company’s pre-incentive fee net investment income during the immediately preceding quarter with a 2% per quarter (8% annualized) hurdle rate. However, beginning for each quarter ending on or after January 1, 2020, the Income-Based Fee will also be subject to a three-year look-back as further described in this proxy statement under the section captioned “Proposal 3 – Approval of the Advisory Agreement.” The Capital Gains Fee will be 20%, which will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement), commencing with the calendar year ending on December 31, 2018.

The approval by the Company’s stockholders of the Advisory Agreement is a condition to closing under the Externalization Agreement. For more information regarding the Advisory Agreement, please see the section of this proxy statement captioned “Proposal 3 – Approval of the Advisory Agreement – Terms of the Advisory Agreement.”

The Administration Agreement

Upon effectiveness of the Advisory Agreement, the Company will enter into an Administration Agreement with Barings. Under the terms of the Administration Agreement, Barings has agreed to perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company, including, but not limited to, office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as Barings, subject to review by the Board, will from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement. Barings will also, on behalf of the Company and subject to the Board’s approval, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.

The Company will reimburse Barings for the costs and expenses incurred by it in performing its obligations and providing personnel and facilities under the Administration Agreement.

For more information regarding the Administration Agreement, please see the section of this proxy statement captioned “Proposal 3 – Approval of the Advisory Agreement – Terms of the Administration Agreement.”

Use of Proceeds

If the Externalization Transaction is completed, the Company will use not less than $50 million to repurchase Company Common Stock through the Company Repurchase Plan. Any remaining proceeds from the Initial Stock Issuance and, if applicable, the Subsequent Stock Issuance, will be invested by the Company over time, as directed by Barings, in its capacity as the investment adviser to the Company after closing of the Externalization Transaction, in accordance with the Advisory Agreement, or will be utilized for other corporate purposes, as determined by the Company’s Board.

U.S. Federal Income Tax Consequences of the Externalization Transaction

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Externalization Transaction to U.S. stockholders. The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the IRS or the courts.

In connection with the Externalization Transaction, Barings will pay the Stockholder Payment directly to the Company’s stockholders. The U.S. federal tax treatment of the Stockholder Payment is uncertain in many respects. However, the Company anticipates that the Stockholder Payment will be treated as ordinary income to stockholders. The Company’s stockholders will not realize any other income, gain or loss in connection with the Externalization Transaction.

The Company does not expect to recognize income or gain in connection with the Externalization Transaction.

See “Proposal 2 – Approval of the Stock Issuance – U.S. Federal Income Tax Consequences of the Externalization Transaction” for more information.

Interests of Certain Persons Related to the Company

Company stockholders should be aware that the Company’s executive officers and directors may have interests in the Externalization Transaction and the other transactions described herein that are different from, or in addition to, those of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Externalization Agreement, and in making its recommendation that the Company’s stockholders vote “FOR” the proposal to approve the matters to be voted upon in connection with the Externalization Transaction. See “Proposal 5 – Advisory (Non-Binding) Vote on Executive Compensation.”

Closing of the Externalization Transaction

Unless otherwise mutually agreed by the Company and Barings, the Externalization Closing will take place no later than three (3) business days following the satisfaction or waiver of all of the conditions to closing of the Externalization Transaction (as set forth in the Externalization Agreement and as described in the section of this proxy statement captioned “The Externalization Agreement – Conditions to the Externalization Transaction”), other than conditions that by their terms are to be satisfied at the closing of the Externalization Transaction and subject to the satisfaction or waiver of such conditions. The closing of the Asset Sale is a condition precedent to the Externalization Closing.

Required Regulatory Approvals

Under the Externalization Agreement, each of Barings and the Company agreed, if required, to file with the DOJ and the FTC a notification and report form relating to Externalization Transaction pursuant to the HSR Act as soon as reasonably practicable following the execution and delivery of the Externalization Agreement. However, subsequent to the date of the Externalization Agreement and of the Asset Purchase Agreement, each of Asset Buyer, Barings and the Company confirmed that no filings under the HSR Act are required in connection with closing of the Asset Sale and the Externalization Transaction.

For more information regarding the Externalization Agreement, please see the section of this proxy statement captioned “The Externalization Agreement.”

Reduced Asset Coverage Ratio

The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. As a BDC, we are required to meet a minimum asset coverage ratio, reflecting the value of our total assets to our total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, under the 1940 Act. Prior to March 23, 2018, Section 61(a) of the 1940 Act did not permit a BDC to issue senior securities unless, at the time of issuance, such BDC had an asset coverage ratio of at least 200%, taking into account such issuance of senior securities (the “Asset Coverage Ratio”). However, on March 23, 2018, the Small Business Credit Availability Act (the “SBCA”) was signed into law and permits BDCs to be subject to an Asset Coverage Ratio of at least 150% if certain conditions are satisfied as set forth in the SBCA.

The SBCA provides that in order for a BDC whose common stock is traded on a national securities exchange to be subject to an Asset Coverage Ratio of at least 150%, the BDC must obtain either: (i) approval of the required majority of its non-interested directors who have no financial interest in the Reduced Asset Coverage Ratio Proposal (as defined herein), which would become effective one year after the date of such approval, or (ii) stockholder approval (of more than 50% of the votes cast for the proposal at the Special Meeting at which a quorum is present) of the Reduced Asset Coverage Ratio Proposal, which would become effective on the first day after the date of such stockholder approval.

On April 3, 2018, our Board determined that the Reduced Asset Coverage Ratio Proposal is in the best interests of the Company and its stockholders, and is recommending that the Company’s stockholders vote in favor of the proposal to reduce the Company’s Asset Coverage Ratio requirement to at least 150% for purposes of Sections 18(a)(1) and 18(a)(2) of the1940 Act. If this proposal is approved by stockholders at the Special Meeting, the Company would become subject to an Asset Coverage Ratio of at least 150% the day after the Special Meeting.

See “Proposal 4 – Approval of the Reduced Asset Coverage Ratio” for more information.

The Proposals Relating to the Asset Sale and Externalization Transaction

Proposals to be Voted on by the Company’s Stockholders

In connection with the Asset Sale and Externalization Transaction, the Board, pursuant to this proxy statement, is submitting the following proposals to the Company’s stockholders for approval:

(i)	Proposal 1 – the Asset Purchase Agreement and related Asset Sale (the “Asset Sale Proposal”);

(ii)	Proposal 2 – the Stock Issuance (the “Stock Issuance Proposal”);

(iii)	Proposal 3 – the Advisory Agreement (the “Advisory Agreement Proposal”);

(iv)	Proposal 4 – a proposal to authorize the Company to be subject to the Reduced Asset Coverage Ratio (the “Reduced Asset Coverage Ratio Proposal”);

(v)	Proposal 5 – on an advisory, non-binding basis, the payment of the Executive Payments, that will or may become payable by the Company to its named executive officers pursuant to their employment and other arrangements with the Company in connection with the Transactions (the “Executive Payments Proposal”); and

(vi)	Proposal 6 – the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and related Asset Sale, the Stock Issuance or the Advisory Agreement (the “Adjournment” and such proposal, the “Adjournment Proposal”).

Only the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal (collectively, the “Required Approvals”) are conditions to closing of the Transactions. If the Required Approvals are obtained, but approvals of the Reduced Asset Coverage Ratio and the Executive Payments are not approved, the Company will complete the Transactions notwithstanding failure to obtain approvals of the Reduced Asset Coverage Ratio and the Executive Payments.

Neither the Asset Sale nor the Externalization Transaction will be completed if the Required Approvals are not obtained. Even if the Required Approvals are obtained, the Externalization Transaction will not be completed unless the Asset Sale has been completed. The Asset Sale may be completed without completion of the Externalization Transaction only if:

•	the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved;

•	all other conditions to closing of the Asset Sale have been satisfied or appropriately waived; and

•	one or more conditions to the Company’s obligations to complete the Externalization Transaction (other than approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal) have not been satisfied or appropriately waived.

For more information regarding the Asset Purchase Agreement and the Asset Sale, please see the section of this proxy statement captioned “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale.”

For more information regarding the Stock Issuance and the related Externalization Agreement, please see the section of this proxy statement captioned “Proposal 2 – Approval of the Stock Issuance.”

For more information regarding the Advisory Agreement, please see the section of this proxy statement captioned “Proposal 3 – Approval of the Advisory Agreement.”

For more information regarding the Reduced Asset Coverage Ratio, please see the section of this proxy statement captioned “Proposal 4 – Approval of the Reduced Asset Coverage Ratio.”

For more information regarding the Executive Payments, please see the section of this proxy statement captioned “Proposal 5 – Advisory (Non-Binding) Vote on Executive Payments.”

For more information regarding the Adjournment, please see the section of this proxy statement captioned “Proposal 6 – Adjournment of the Special Meeting.”

Recommendation of the Board

The Board has unanimously determined that the Asset Purchase Agreement and the Externalization Transaction and the transactions contemplated thereby (including the Stock Issuance and the Company’s entry into the Advisory Agreement) are advisable and in the best interests of the Company and its stockholders.

The Board unanimously recommends that you vote “FOR” the (i) Asset Sale Proposal, (ii) Stock Issuance Proposal, (iii) Advisory Agreement Proposal, (iv) Reduced Asset Coverage Ratio Proposal, (v) Executive Payments Proposal, and (vi) Adjournment Proposal.

The Special Meeting

Date, Time and Place

The Special Meeting will be held on                 , 2018, at                 , local time, at                 .

Shares Entitled to Vote

If you are a holder of Company Common Stock, you are entitled to one vote at the Special Meeting for each share of Company Common Stock that you held as of the close of business on                 , 2018 (the “Record Date”).

Quorum

As of the Record Date, there were                 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast will constitute a quorum at the Special Meeting.

Required Vote

Asset Sale Proposal: Approval of the Asset Purchase Agreement and Asset Sale requires the affirmative vote of the holders of a majority of the shares of outstanding Company Common Stock entitled to vote at the Special Meeting.

Stock Issuance Proposal: Approval of the Stock Issuance requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting.

Advisory Agreement Proposal: Approval of the Advisory Agreement requires the affirmative vote of the lesser of (i) 67% or more of the shares of Company Common Stock present at the Special Meeting entitled to vote at such meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting, and (ii) a majority of the outstanding shares of Company Common Stock.

Reduced Asset Coverage Ratio Proposal: Approval of the Reduced Asset Coverage Ratio requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting.

Executive Payments Proposal: Approval of the Executive Payments requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting.

Adjournment Proposal: Approval of the Adjournment requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting.

Share Ownership of Our Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate,                 shares of Company Common Stock, representing approximately     % of the combined voting power of the shares of Company Common Stock outstanding on the Record Date.

Voting and Proxies

Any Company stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or by granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and you hold your shares of Company Common Stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee as to how you wish to vote your shares of Company Common Stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee as to how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (i) signing another proxy card with a later date and returning it prior to the Special Meeting, (ii) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, (iii) delivering a written notice of revocation to our Secretary or (iv) attending the Special Meeting and voting in person by ballot.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Asset Purchase Agreement, the Externalization Agreement, the Stock Issuance, Advisory Agreement and the Special Meeting. These questions and answers may not address all of the questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents we refer to in this proxy statement.

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting.

Q:	Where is the proxy statement available?

A:	This proxy statement, the Notice of Special Meeting of Stockholders and other documents of the Company on file with the SEC are available at www.tcap.com.

Q:	When and where will the Special Meeting take place?

A:	The Special Meeting will take place at , on , 2018, at , local time. See “The Special Meeting” for more information.

Q:	What is the purpose of the Special Meeting?

A:	At the Special Meeting, you will be asked to vote on each of the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal. See “The Special Meeting” for more information.

Q:	Who is entitled to vote?

A:	Holders of Company Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting. See “The Special Meeting” for more information.

Q:	What is the quorum required for the Special Meeting?

A:	The presence at the Special Meeting, in person or by proxy, of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast will constitute a quorum at the Special Meeting. See “The Special Meeting” for more information.

Q:	Why are the Company’s stockholders being asked to vote on the Asset Purchase Agreement?

A:	Because the Company is transferring its assets, Section 3-105 of the MGCL requires the Company stockholder vote to approve the Asset Sale and the terms of the Asset Purchase Agreement and the Externalization Agrement require the Company stockholder vote to approve the Asset Purchase Agreement and the Asset Sale. Section 3-105 generally requires the transfer of assets to be approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter unless otherwise provided for by the company’s charter. However, as permitted under the MGCL, the Company’s charter requires that a transfer of assets be approved by the lower standard of the affirmative vote of the holders of a majority of shares of the Company’s then outstanding common stock.

Q:	Why are the Company’s stockholders being asked to vote on the Stock Issuance Proposal?

A:	The Company Common Stock is listed on the NYSE and we are subject to the NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval prior to any issuance of common stock, or of securities convertible into common stock, in any transaction or series of related transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Stockholders of the Company are being asked to approve the Stock Issuance proposal because it is required under Section 312.03 of the NYSE Listed Company Manual and by the terms of the Externalization Agreement and Asset Purchase Agreement because the number of shares of Company Common Stock to be issued in the Stock Issuance may be equal to or in excess of the 20% of the number of shares of Company Common Stock outstanding before the Stock Issuance.

Q:	Why are the Company’s stockholders being asked to vote on the Advisory Agreement?

A:	Stockholders of the Company are being asked to approve the Advisory Agreement pursuant to which Barings will become the investment adviser of the Company because it is required by the 1940 Act and the terms of the Externalization Agreement and Asset Purchase Agreement. The 1940 Act makes it unlawful for any person or entity to serve as an investment adviser to a BDC, except pursuant to a written contract that has been approved by a majority vote of the BDC’s stockholders and that continues in effect for not more than two years, unless its continuance is approved at least annually by the board of directors or a majority vote of the stockholders. If approved by stockholders, the Advisory Agreement will have an initial term of two years and be subject to annual renewal thereafter.

Q:	Who will be the Company’s investment adviser if the Advisory Agreement is approved?

A:	If the Advisory Agreement is approved by the Company’s stockholders, Barings, a leading global asset management firm with over $304 billion of assets under management as of December 31, 2017, will be the Company’s investment adviser. For more information on Barings, see “Proposal 2 – Approval of the Stock Issuance – The Stock Issuance – Parties to the Externalization Agreement – Barings LLC.”

Q:	Why are the Company’s stockholders being asked to vote on the Reduced Asset Coverage Ratio Proposal?

A:	On March 23, 2018, an amendment to Section 61(a) of the 1940 Act was signed into law that permits BDCs such as the Company to decrease their asset coverage ratio to 150% from 200% upon approval from the board of directors (subject to a one-year waiting period) or stockholders (effective the day after stockholder approval). Stockholders of the Company are being asked to approve the Reduced Asset Coverage Ratio Proposal because our Board believes that having the flexibility to incur additional leverage will provide benefits in the form of increased returns to our stockholders. See “Proposal 4 – Approval of the Reduced Asset Coverage Ratio” for more information.

Q:	Why are the Company’s stockholders being asked to vote on the Executive Payments Proposal?

A:	In accordance with SEC rules, the Company is required to conduct a stockholder advisory vote to approve the Executive Payments Proposal.

Q:	Why are the Company’s stockholders being asked to vote on the Adjournment Proposal?

A:	While the chairman of the Special Meeting may adjourn the Special Meeting in his discretion, and may adjourn the Special Meeting at the request of Asset Buyer or Barings, stockholders of the Company are also being asked to approve the Adjournment Proposal in order to allow the Company to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal, the Stock Issuance Proposal or the Advisory Agreement Proposal.

Q:	If the proposals are approved, what will the Company’s stockholders receive in connection with the Transactions?

A:	Based on the number of shares of Company Common Stock estimated to be issued and outstanding as of the Externalization Closing, the Company’s stockholders will receive a cash payment from Barings in the amount of $1.78 per share of Company Common Stock held by them at the closing of the Transactions.

Q:	Will the ownership of the Company by its current stockholders change if the proposals are approved and the Transactions are consummated?

A:	Although the Company’s current stockholders will continue to hold the same number of shares of Company Common Stock in the Company both before and after the consummation of the Transactions, the current ownership interest of the Company’s current stockholders in the Company (as a percentage of the outstanding shares) will decrease as a result of the Company’s issuance of shares of Company Common Stock to Barings in connection with the Stock Issuance. While the number of shares of Company Common Stock to be issued to Barings in the Stock Issuance would be determined based on circumstances existing as of the time of the sale thereof, it is expected that Barings will own approximately 15% of the outstanding Company Common Stock after the completion of the Initial Stock Issuance. In addition, after giving effect to the Company Repurchase Plan to be implemented by the Company, the trading plan to be implemented by Barings and, if applicable, the Subsequent Stock Issuance, it is estimated that Barings’ ownership could reach up to approximately 24% of the issued and outstanding Company Common Stock.

Q:	Will the Company continue to be a publicly traded BDC after closing of the Transactions?

A:	Yes. After the closing of the Transactions, the Company will continue to be a BDC and its shares of common stock will continue to be listed on the NYSE, although the ticker symbol will change to “BBDC.” The Company’s stockholders will continue to own the same amount and type of shares in the same Company.

Q:	Will the Company’s name change?

A:	Yes. In accordance with the provisions of the MGCL, the Board will approve articles of amendment to change the Company’s name to “Barings BDC, Inc.,” subject to and in conjunction with the Externalization Closing.

Q:	What are the Base Management Fees payable by the Company under the Advisory Agreement?

A:	The Base Management Fee under the Advisory Agreement will be 1.0% of gross assets for the period commencing on the date of the Advisory Agreement through December 31, 2018; 1.125% of gross assets for the period commencing on January 1, 2019 through December 31, 2019; and 1.375% of gross assets for all periods thereafter. “Gross assets” includes any investments made with borrowings, but excludes any cash or cash equivalents.

Q:	What are the Incentive Fees payable by the Company under the Advisory Agreement?

A:	The Incentive Fee payable under the Advisory Agreement will consist of two parts: (1) the Income-Based Fee and (2) the Capital Gains Fee. The Income-Based Fee will be 20% of the Company’s pre-incentive fee net investment income during the immediately preceding quarter with a 2% per quarter (8% annualized) hurdle rate. However, beginning for each quarter ending on or after January 1, 2020, the Income-Based Fee will also be subject to a three-year look-back as further described in this proxy statement under the section captioned “Proposal 3 – Approval of the Advisory Agreement.” The Capital Gains Fee will be 20%, which will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement), commencing with the calendar year ending on December 31, 2018.

Q:	How will the Company’s operating costs associated with the management of its investment portfolio differ on a go-forward basis under the Advisory Agreement?

A:	Because the Company is currently internally managed by its executive officers under the supervision of its Board, it incurs the operating costs associated with employing investment and portfolio management professionals. If the Transactions are consummated and Barings becomes the Company’s external investment adviser, the Company will be responsible for paying Barings the investment advisory fees set forth in the Advisory Agreement in connection with Barings’ management of the Company’s investment portfolio.

Q:	What is the approximate size of the Company’s investable cash portfolio expected to be immediately following the completion of the Transactions?

A:	It is expected that the Company will have approximately $600 million to $615 million in cash to deploy in accordance with the investment strategies described elsewhere herein immediately following the completion of the Transactions.

Q:	Given the approximately $981.2 million cash consideration that the Asset Buyer is paying the Company in connection with the Asset Sale, why is the Company’s investable cash portfolio only expected to be approximately $600 million to $615 million immediately following the closing of the Transactions?

A:	The Company will use the proceeds from the Asset Sale to repay outstanding indebtedness, estimated transaction expenses, and severance expenses in connection with the Asset Sale, and will use at least $50 million of the proceeds from the Initial Stock Issuance for the Company Repurchase Plan.

Q:	How does Barings intend to deploy the cash that the Company is expected to have on its balance sheet immediately following the completion of the Transactions and how long is such deployment likely to take?

A:	Barings intends to invest a substantial portion of the cash that the Company is expected to have on its balance sheet immediately following the completion of the Transactions in a liquid, non-investment grade debt portfolio, within 90 days thereof. Barings will then work to transition the Company’s liquid debt portfolio into a private senior secured debt portfolio within the following two years.

Q:	How are the Transactions expected to impact the Company’s quarterly dividend distributions?

A:	The Company expects to discontinue paying a quarterly dividend starting with the second quarter of 2018 and begin paying quarterly dividends to its stockholders as soon as is practicable after the closing of the Transactions, initially based on the investment income generated by its liquid, non-investment grade debt portfolio and then based on the investment income generated by its private senior secured debt portfolio.

Q:	What dividend yield is the Company targeting to pay its common stockholders once it recommences paying quarterly dividends and when its portfolio is fully invested in private senior secured debt?

A:	Barings believes that its liquid debt portfolio strategy and the Company’s prudent use of leverage will allow the Company to pay a minimum 6% dividend yield on Company Common Stock (based on the net asset value per share thereof) commencing as soon as is practicable after the closing of the Transactions. There can be no assurance that the Company will attain the target dividend yield.

Barings believes that its private senior secured debt strategy and the Company’s prudent use of leverage will allow the Company to pay a minimum dividend yield of 8% on Company Common Stock (based on the net asset value per share thereof) once its portfolio is fully invested in private senior secured debt. There can be no assurance that the Company will attain the target dividend yield.

Q:	What vote is required to approve the Asset Sale Proposal?

A:	The affirmative vote of the holders of a majority of the shares of outstanding Company Common Stock entitled to vote at the Special Meeting, in person or represented by proxy, at which a quorum is present will be required to approve the Asset Sale Proposal.

Q:	What vote is required to approve the Stock Issuance Proposal?

A:	The affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of Company Common Stock present at the Special Meeting, in person or represented by proxy, if a quorum is present, will be required to approve the Stock Issuance Proposal.

Q:	What vote is required to approve the Advisory Agreement Proposal?

A:	The affirmative vote of the holders of at least a “majority of the outstanding voting securities” (as defined in the 1940 Act) will be required to approve the Advisory Agreement Proposal. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company.

Q:	What vote is required to approve the Reduced Asset Coverage Ratio Proposal?

A:	The affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of Company Common Stock present at the Special Meeting, in person or represented by proxy, if a quorum is present, will be required to approve the Reduced Asset Coverage Ratio Proposal.

Q:	What vote is required to approve the Executive Payments Proposal?

A:	The affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of Company Common Stock present at the Special Meeting, in person or represented by proxy, if a quorum is present, will be required to approve the Executive Payments Proposal.

Q:	What vote is required to approve the Adjournment Proposal?

A:	The affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of Company Common Stock present at the Special Meeting, in person or represented by proxy, if a quorum is present will be required to approve the Adjournment Proposal.

Q:	Are the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal contingent upon each other?

A:	Yes. Stockholder approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are contingent upon each other. As a result, if one of these proposals is not approved by the Company’s stockholders, the other proposals will not be implemented, and neither the Asset Sale nor the Externalization Transaction will be consummated.

Q:	What are the effects of not voting or abstaining?

A:	Abstentions and broker non-votes will have the same effect as a vote “AGAINST” each of the Asset Sale Proposal and the Advisory Agreement Proposal. Abstentions and broker non-votes will have no effect on the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal or the Adjournment Proposal. With respect to the Stock Issuance Proposal, abstentions will have the same effect as a vote “AGAINST” such proposal, however, broker non-votes will have no effect on such proposal.

Q:	What if I want to change my vote or revoke my proxy?

A:	A registered Company stockholder may change his, her or its vote, or revoke his, her or its proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone as indicated on the proxy card after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	Are there any expenses associated with collecting the Company stockholder vote?

A:	The Company, the Asset Buyer and Barings will share certain expenses equally, including the expenses of preparing, filing, printing and mailing of proxy statements required to be distributed the Company’s stockholders and the costs of the proxy solicitor. See “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Purchase Agreement – Transaction Expenses” for more information.

Q:	Where can I find the voting results?

A:	Voting results will be reported in a press release or Current Report on Form 8-K, which we will file with the SEC within four business days following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:	Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as voting “AGAINST” each of the Asset Sale Proposal and the Advisory Agreement Proposal.

Q:	What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:	Who can help answer my other questions?

A:	If you have any questions concerning the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact Alliance Advisors LLC:

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Call Toll-Free: (888) 991-1291

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends that you vote “FOR” each of the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal.

Q:	Do I have appraisal rights in connection with the Asset Sale and the other transactions described herein?

A:	Pursuant to Section 3-202(c)(1) of the MGCL and the charter of the Company, as amended, supplemented, corrected and/or restated through the date hereof, there are no appraisal or dissenters’ rights that apply to the execution, delivery and performance of the Asset Purchase Agreement or the consummation of the Asset Sale. Further, pursuant to the charter of the Company, as amended, supplemented, corrected and/or restated through the date hereof, no stockholder is entitled to appraisal rights unless the Board shall determine that such rights apply to the Asset Sale. The Board has made no such determination.

Q:	Are there any risks relating to the Asset Sale and the other transactions described herein?

A:	Yes. You should carefully read the sections of this proxy statement captioned “Forward-Looking Statements” and “Risk Factors,” and the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, which is included as Appendix F to this proxy statement.

Q:	What are the U.S. federal income tax consequences of the Asset Sale and the Externalization Transaction to U.S. Company stockholders resident in the United States?

A:	The Asset Sale will be treated for U.S. federal income tax purposes as a sale of the Company’s assets in exchange for cash. The Asset Sale is a taxable transaction for the Company for U.S. federal income tax purposes. The Company expects to realize a net loss on the Asset Sale. The Asset Sale is not a stockholder-level action, and our U.S. and non-U.S. stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale.

In connection with the Externalization Transaction, Barings will pay the Stockholder Payment directly to the Company’s stockholders. The U.S. federal tax treatment of the Stockholder Payment is uncertain in many respects. However, the Company anticipates that the Stockholder Payment will be treated as ordinary income to stockholders. The Company’s stockholders will not realize any other income, gain or loss in connection with the Externalization Transaction. See “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – U.S. Federal Income Tax Consequences of the Asset Sale” and “Proposal 2 – Approval of the Stock Issuance – U.S. Federal Income Tax Consequences of the Externalization Transaction” for more information.

Q:	When are the Transactions expected to occur?

A:	We currently expect the Transactions to be completed in June or July 2018. However, the exact timing of Asset Closing and Externalization Closing cannot be predicted because they are subject to the closing conditions specified in the Asset Purchase Agreement and the Externalization Agreement, as the case may be, many of which conditions are outside of our control.

FORWARD-LOOKING STATEMENTS

Some of the statements in this proxy statement may include forward-looking statements that reflect current views with respect to future events and financial performance, and the Company may make related oral, forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Because forward-looking statements, such as the date that the parties expect the proposed transaction to be completed, include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in the Company’s filings with the SEC, and (i) the satisfaction or waiver of certain closing conditions specified in the definitive agreements relating to the Asset Sale and/or the Externalization Transaction, (ii) the parties’ ability to successfully consummate the Asset Closing and/or the Externalization Closing, and the timings thereof, (iii) that the Asset Sale and/or the Externalization Transaction may disrupt current plans and operations of the Company and (iv) the possibility that competing offers or acquisition proposals related to the Asset Sale and/or the Externalization Transaction will be made and, if made, could be successful. Additional risks and uncertainties specific to the Company include (i) the costs and expenses that the Company and its subsidiaries have, and may incur, in connection with the Asset Sale, Externalization Transaction and Executive Payments, (ii) the impact that any litigation relating to the Asset Sale, Externalization Transaction and Executive Payments may have on the Company and its subsidiaries, (iii) that our projections with respect to dividends may prove to be incorrect, (iv) our ability to invest our portfolio of cash in a timely manner, (v) the market performance of our portfolio, and (vi) negative effects of entering into the Asset Purchase Agreement and/or the Externalization Agreement on the trading volume and market price of the Company’s Common Stock. Information regarding risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section of this proxy statement captioned “Risk Factors.”

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement and elsewhere, including the risk factors included herein and in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is included as Appendix F to this proxy statement. The forward-looking statements in this proxy statement represent the Company’s views as of the date of this proxy statement. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this material.

RISK FACTORS

In addition to the other information contained in this proxy statement and the risk factors cited in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is included as Appendix F to this proxy statement, you should also consider the following risk factors when deciding whether to vote to approve the proposals described in this proxy statement.

Our executive officers and directors may have interests in the Transactions other than, or in addition to, the interests of our stockholders generally.

Members of the Board and our executive officers may have interests in the Transactions that are different from, or are in addition to, the interests of our stockholders generally. Specifically, certain of our executive officers may receive the Executive Payments in connection with the consummation of the Transactions. The Board was aware of these interests and considered them, among other matters, in approving the Transactions.

The failure to complete the Transactions may result in a decrease in the market value of the Company Common Stock.

The Transactions are each subject to a number of contingencies, including approval by our stockholders and other closing conditions. As a result, we cannot assure you that the Transactions will be completed. If the Transactions are not completed for any other reason, the market price of the Company Common Stock may decline.

If the Transactions are not consummated, there may not be any other offers from potential acquirers.

If the Transactions are not consummated, we may seek another strategic transaction. Although we have had such discussions with various parties in the past, these parties may no longer have an interest in a strategic transaction with the Company, or be willing to offer a reasonable purchase price or other consideration in connection therewith.

If we do not complete the Transactions, we will continue to face challenges and uncertainties in our ability to achieve business success.

During the second half of 2017, our investment portfolio declined by 5.9% from a fair value standpoint and the market price of the Company Common Stock fell by 46.1%. In addition, the Company Common Stock began, and continues, to trade at a substantial discount to the net asset value thereof due to, among other things, likely market perceptions relating to the risk and volatility in our investment portfolio. If the Company Common Stock continues to trade below its net asset value, we will generally not be able to issue additional shares of Company Common Stock at its market price in order to fund our business without first obtaining the approval of our stockholders and our independent directors. As a result, we will continue to face these and other challenges to our business if we do not complete the Transactions.

The Company could have indemnification obligations to the Asset Buyer and the directors or officers of the Company.

Under the terms of the Asset Purchase Agreement, the Company has agreed to indemnify and hold harmless the Asset Buyer from certain pre-closing liabilities. Additionally, under the terms of the Externalization Agreement the Company has agreed to indemnify directors and officers who are the subject of claims based on the fact that such person is or was a director or officer of the Company and pertaining to any matter existing or occurring in connection with the approval of the Externalization Agreement and the consummation of certain transactions contemplated therein. Uncertainty with respect to the outcome of the obligations could result in a delay in the Company’s Board making any determination with respect to future dividends and could otherwise have a material adverse impact on the Company and its subsidiaries following the consummation of the Transactions.

Under certain circumstances, a termination fee may be payable by the Company upon termination of the Asset Purchase Agreement and/or the Externalization Agreement.

The Asset Purchase Agreement and Externalization Agreement provide for the payment by the Company of the Termination Fee (as defined herein) of $18 million and Externalization Termination Fee (as defined herein) of $6 million, respectively, if the Asset Purchase Agreement or the Externalization Agreement, as the case may be, is terminated under certain circumstances, including termination to pursue an Asset Sale Superior Proposal (as defined herein) or an Externalization Transaction Superior Proposal (as defined herein, as the case may be).

The Asset Purchase Agreement and Externalization Agreement limit the Company’s ability to pursue alternatives to the Asset Sale and the Externalization Transaction.

The Asset Purchase Agreement contains provisions that limit the Company’s ability to actively solicit, discuss or negotiate competing third-party proposals for strategic transactions. These provisions, which are typical for transactions of this type, and include the Termination Fee and Externalization Termination Fee payable under certain circumstances, might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of the Company from considering or proposing that acquisition even if it were prepared to pay consideration with a higher price than that proposed in connection with the Transactions or might result in a potential competing acquiror proposing to pay a lower price to acquire the Company than it might otherwise have proposed to pay.

The Transactions are subject to closing conditions, including stockholder approvals, that, if not satisfied or appropriately waived, will result in the Asset Sale and the Externalization Transaction not being completed, which may result in material adverse consequences to the Company’s business and operations.

The Transactions are subject to closing conditions, including certain approvals of stockholders, that, if not satisfied, will prevent the Asset Sale and the Externalization Transaction from being completed. The closing condition that the Company’s stockholders approve the Asset Sale and certain other proposals described herein may not be waived under applicable law and must be satisfied for the Asset Sale and the Externalization Transaction to be completed. The Company currently expects that all directors and executive officers of the Company will vote their shares of Company Common Stock in favor of the proposals presented at the Special Meeting. If the Company’s stockholders do not approve the Asset Purchase Agreement, the Asset Sale and certain other proposals described herein, the resulting failure of the Transactions could have a material adverse impact on the Company’s business and operations. In addition to the required approvals of stockholders, the Transactions are subject to a number of other conditions beyond the Company’s control that may prevent, delay or otherwise materially adversely affect their completion, including the Company’s stockholders approving the Advisory Agreement Proposal. See “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Purchase Agreement – Conditions to the Asset Sale” and “Proposal 2 – Approval of the Stock Issuance – The Externalization Agreement – Conditions to the Externalization Transaction” for more information for more information. The Company cannot predict whether and when these other conditions will be satisfied.

The Company will be subject to operational uncertainties and contractual restrictions while the Asset Sale and Externalization Transaction are pending.

Uncertainty about the effect of the Asset Sale and Externalization Transaction may have an adverse effect on the Company while the Asset Sale and Externalization Transaction are pending. These uncertainties may impair the Company’s ability to retain and motivate key personnel until the Asset Sale and Externalization Transaction are consummated and could cause those that deal with the Company to seek to change their existing relationships with the Company. Retention of certain employees may be challenging during the pendency of the Asset Sale and Externalization Transaction, as certain employees may experience uncertainty about their future following completion of the Asset Sale and Externalization Transaction. In addition, the Asset Purchase Agreement and Externalization Agreement impose limitations on the Company with respect to actions that it might otherwise pursue if the Transactions were not pending, which may result in the Company not pursuing certain business opportunities that may arise prior to the completion of the Transactions.

Barings may exercise significant influence over us in connection with its ownership of Company Common Stock.

Following the closing of the Transactions and the related transactions described herein (including the Initial Stock Issuance, implementation of the Company Repurchase Plan, the trading plan under which Barings might purchase shares of Company Common Stock and, if applicable, the Subsequent Stock Issuance), Barings is expected to beneficially own between 15% to 24% of the outstanding Company Common Stock. As a result, Barings may be able to significantly influence the outcome of matters submitted for stockholder action after the closing of the Transactions, including approval of significant corporate transactions, such as amendments to our governing documents, business combinations, consolidations and mergers. Barings will have substantial influence on us and could exercise its influence in a manner that conflicts with the interests of other stockholders. The presence of a significant stockholder may also have the effect of making it more difficult for a third party to acquire us or for the Board to discourage a third party form seeking to acquire us following the closing of the Transactions.

If the Transactions do not close, the Company will not benefit from the expenses incurred in its pursuit.

The Transactions may not be completed. If the Transactions are not completed, the Company will have incurred substantial expenses for which no ultimate benefit will have been received. The Company has incurred out-of-pocket expenses in connection with the Transactions for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Transactions are not completed. In addition, in the event the Asset Purchase Agreement and/or Externalization Agreement are terminated under certain circumstances, the Company may be required to pay a Termination Fee, a Tail Termination Fee or an Externalization Agreement Termination Fee (each as defined below), or may be required to reimburse Asset Buyer and/or Barings for their out-of-pocket expenses incurred in connection with the Asset Sale and Externalization Agreement, respectively, subject to certain limits.

The Company may waive one or more conditions to the Transactions without resoliciting stockholder approval.

Certain conditions to the Company’s obligations to complete the Transactions may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of the Company, the Asset Buyer and/or Barings, as the case may be. In the event that any such waiver does not require resolicitation of stockholders, the parties to the Transactions will have the discretion to complete the Transactions without seeking further stockholder approval. The conditions requiring the approval of the Company’s stockholders, however, cannot be waived. See “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Purchase Agreement – Conditions to the Asset Sale” and “Proposal 2 – Approval of the Stock Issuance – The Externalization Agreement – Conditions to the Externalization Transaction” for more information.

We have not yet identified the portfolio companies we will invest in after the closing of the Transactions.

After the closing of the Transactions, we expect our portfolio to initially consist of approximately $600 million to $615 million in cash. Barings (solely in its capacity as our investment adviser the (“Adviser”) under the Advisory Agreement), has not yet identified potential investments for our portfolio that we will acquire after the closing of the Transactions. The Adviser will select our investments and our stockholders will have no input with respect to investment decisions. As a result, we will be subject to all of the business risks and uncertainties associated with the origination of new investments, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially or become worthless.

We may not be able to pay you dividends and our dividends may not grow over time.

We intend to recommence paying quarterly dividends to our stockholders as soon as is practicable after the closing of the Transactions. We cannot assure you that we will achieve investment results that will allow us to do so or to pay a specified level of cash dividends or year-to-year increases in cash dividends. Our ability to pay dividends might be adversely affected by, among other things, Barings’ inability to successfully or timely execute on its liquid debt investment strategy and the impact of one or more of the other risk factors described herein. All dividends will be paid at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of our status as a regulated investment company under the Code, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

The Adviser and its investment team have no prior experience managing a BDC.

Although the Adviser has experience managing closed-end investment companies, the Adviser and its investment team have no prior experience managing a BDC, and the investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Adviser’s investment team in identifying and managing past investments and that of the Company’s current management. Accordingly, we can offer no assurance that we will replicate the historical performance of other businesses or companies with which the Adviser’s investment team has been affiliated, and our investment returns could be substantially lower than the returns achieved by such other companies.

After the closing of the Transactions, we will be dependent upon the Adviser for our future success.

After the closing of the Transactions, we will not have any employees. We will depend on the diligence, skill and network of business contacts of the Adviser’s investment professionals to source appropriate investments for us. We will depend on members of the Adviser’s investment team to appropriately analyze our investments and the Adviser’s investment committee to approve and monitor our portfolio investments. The Adviser’s investment committee, together with the other members of its investment team, will evaluate, negotiate, structure, close and monitor our investments. Our future success will depend on the continued availability of the members of the Adviser’s investment committee and the other investment professionals available to the Adviser. We do not have employment agreements with these individuals or other key personnel of the Adviser, and we cannot provide any assurance that unforeseen business, medical, personal or other circumstances would not lead any such individual to terminate his or her relationship with the Adviser. The loss of a material number of senior investment professionals to which the Adviser has access, could have a material adverse effect on our ability to achieve our investment objective as well as on our financial condition and results of operations. In addition, we cannot assure you that the Adviser will remain our investment adviser or that we will continue to have access to the Adviser’s investment professionals or its information and deal flow. Further, there can be no assurance that the Adviser will replicate its own historical success, and we caution you that our investment returns could be substantially lower than the returns achieved by other funds managed by the Adviser.

There are potential conflicts of interest, including the management of other investment funds and accounts by the Adviser, which could impact our investment returns.

The executive officers that will manage the Company after the closing of the Transactions, as well as the other principals of the Adviser, manage other funds affiliated with the Adviser, including other closed-end investment companies. In addition, the Adviser’s investment team has responsibilities for managing U.S. middle market debt investments for certain other investment funds and accounts. Accordingly, they have obligations to investors in those entities, the fulfillment of which may not be in the best interests of, or may be adverse to the interests of, us or our stockholders. Although the professional staff of the Adviser will devote as much time to our management as appropriate to enable the Adviser to perform its duties in accordance with the Advisory Agreement, the investment professionals of the Adviser may have conflicts in allocating their time and services among us, on the one hand, and the other investment vehicles managed by the Adviser or one or more of its affiliates on the other hand.

The Adviser may face conflicts in allocating investment opportunities between us and affiliated investment vehicles that have overlapping investment objectives with ours. Although the Adviser will endeavor to allocate investment opportunities in a fair and equitable manner in accordance with its allocation policies and procedures, it is possible that, in the future, we may not be given the opportunity to participate in investments made by investment funds managed by the Adviser or an investment manager affiliated with the Adviser.

Conflicts may also arise because portfolio decisions regarding our portfolio may benefit the Adviser’s affiliates. The Adviser’s affiliates may pursue or enforce rights with respect to one of our portfolio companies, and those activities may have an adverse effect on us.

Our ability to enter into transactions with affiliates of the Adviser will be restricted.

After the closing of the Transactions, we and certain of our controlled affiliates will be prohibited under the 1940 Act from knowingly participating in certain transactions with our upstream affiliates, or the Adviser and its affiliates, without the prior approval of our independent directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our upstream affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security (other than our securities) from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits “joint” transactions with an upstream affiliate, or the Adviser or its affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors. In addition, we and certain of our controlled affiliates will be prohibited from buying or selling any security from or to, or entering into joint transactions with, the Adviser and its affiliates, or any person who owns more than 25% of our voting securities or is otherwise deemed to control, be controlled by, or be under common control with us, absent the prior approval of the SEC through an exemptive order (other than in certain limited situations pursuant to current regulatory guidance as described below). The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing.

As a BDC, we are required to comply with certain regulatory requirements. For example, we will generally not be permitted to make loans to companies controlled by the Adviser or other funds managed by the Adviser. We will also not be permitted to make any co-investments with the Adviser or its affiliates (including any fund managed by the Adviser or an investment adviser controlling, controlled by or under common control with the Adviser) without exemptive relief from the SEC, subject to certain exceptions. The SEC has granted to the Adviser the Exemptive Relief that permits certain present and future funds, including the Company, advised by the Adviser (or an investment adviser controlling, controlled by or under common control with the Adviser) to co-invest in suitable negotiated investments. Co-investments made under the Exemptive Relief are subject to compliance with the conditions and other requirements contained in the Exemptive Relief, which could limit our ability to participate in a co-investment transaction.

The proposed fee structure under the Advisory Agreement may induce the Adviser to pursue speculative investments and incur leverage, and investors may bear the cost of multiple levels of fees and expenses.

After the closing of the Transactions, the Incentive Fees payable by us to the Adviser under the Advisory Agreement may create an incentive for the Adviser to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The Incentive Fees payable to the Adviser are calculated based on a percentage of our return on invested capital. This may encourage the Adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our common stock. In addition, the Adviser receives the Incentive Fees based, in part, upon net capital gains realized on our investments. Unlike that portion of Incentive Fees based on income, there is no hurdle rate applicable to the portion of the Incentive Fees based on net capital gains. As a result, the Adviser may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

Moreover, because the Base Management Fees payable to the Adviser will be payable based on our gross assets, including those assets acquired through the use of leverage, the Adviser has a financial incentive to incur leverage which may not be consistent with our stockholders’ interests.

The Adviser’s liability will be limited under the Advisory Agreement, and we will be required to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Advisory Agreement, the Adviser will not assume any responsibility to us other than to render the services described in the Advisory Agreement, and it will not be responsible for any action of our Board in declining to follow the Adviser’s advice or recommendations. Pursuant to the Advisory Agreement, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser will not be liable to us for their acts under the Advisory Agreement, absent fraud, willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. We have agreed to indemnify, defend and protect the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser with respect to all damages, liabilities, costs and expenses arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as the Adviser for us, and not arising out of fraud, willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties under the Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

The Adviser will be able to resign upon 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

After the consummation of the Transactions, we will be an externally managed BDC pursuant to the Advisory Agreement. Pursuant to the Advisory Agreement, the Adviser will have the right to resign upon 60 days’ written notice, whether a replacement has been found or not. If the Adviser resigns, it may be difficult to find a replacement with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If a replacement is not found quickly, our business, results of operations and financial condition as well as our ability to pay distributions are likely to be adversely affected and the value of our shares may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser. Even if a comparable service provider or individuals performing such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

We may not replicate our historical performance, or the historical success of the Adviser.

We cannot provide any assurance that we will replicate our own historical performance, the historical success of the Adviser or the historical performance of other companies that the Adviser and its investment team advised in the past. Accordingly, our investment returns could be substantially lower than the returns achieved by the Company in the past, by other Adviser managed closed-end funds or by other clients of the Adviser. We can offer no assurance that the Adviser will be able to continue to implement our investment objective with the same degree of success as it has had in the past.

THE SPECIAL MEETING

This proxy statement summarizes the information regarding the matters to be voted on at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares of Company Common Stock. You may simply complete, sign, and return the enclosed proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the Internet, as indicated on the proxy card. You may also grant a proxy (i.e., authorize someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or telephone, as indicated on the proxy card and the Company receives the proxy card or such instruction in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified.

As of the Record Date, there were             shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. If you are a holder of Company Common Stock, you are entitled to one vote at the Special Meeting for each share of Company Common Stock that you held as of the close of business on the Record Date. The Company began mailing this proxy statement on or about                     , 2018 to all Company stockholders entitled to vote their shares of Company Common Stock at the Special Meeting.

Time and Location

We will hold the Special Meeting on                     , 2018 at             , local time, at             .

Attending the Special Meeting

You are entitled to attend the Special Meeting only if you were a Company stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. Since seating is limited, admission to the Special Meeting will be on a first-come, first-served basis. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record of the Company but hold shares as a beneficial owner in street name, in order to attend the Special Meeting, you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership of shares of the Company.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the Special Meeting.

Proposal to Approve each of the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal.

At the Special Meeting, you will be asked to vote on each of the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” each of the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal.

Stockholders Entitled to Vote

You are entitled to vote if you were a holder of record of Company Common Stock as of the close of business on the Record Date.

All holders of Company Common Stock as of the Record Date, voting together, will be entitled to vote for the approval each of the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal, in each case, at the Special Meeting.

Quorum

To conduct business at the Special Meeting, a quorum of Company stockholders must be present at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast will constitute a quorum at the Special Meeting. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will not be treated as shares present for quorum purposes.

If a quorum is not present, the Chairman of the Special Meeting shall have the power to adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting.

Stockholders Holding Shares Through Brokers, Banks or Nominees

If you hold shares of Company Common Stock through a broker, bank, trustee or nominee, you must follow the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of Company Common Stock through a broker, bank, trustee or nominee and want to vote in person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting. Please instruct your broker, bank, trustee or nominee so your vote can be counted.

Granting Authority to Vote to Brokers, Banks or Nominees

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. All proposals being considered at this Special Meeting are non-routine. If you hold your shares of Company Common Stock in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the proposals, your broker may not be permitted to vote your shares on any of the proposals.

Voting by Proxy

If you are a record holder of shares of Company Common Stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in-person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares “FOR” each of the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal. Internet and telephone voting procedures are designed to authenticate the Company stockholder’s identity and to allow such stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receiving Multiple Proxy Cards

Many of the Company’s stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote by following the instructions on each proxy card or voting instruction form you receive.

Revocation of Proxy

If you are a Company stockholder of record, you can revoke your proxy at any time before it is exercised by (i) delivering a written revocation notice prior to the Special Meeting to: Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, Attention: Steven C. Lilly, Chief Financial Officer and Secretary, (ii) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Special Meeting or (iii) voting in person at the Special Meeting. If you hold shares of Company Common Stock through a broker, bank or other nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the Special Meeting does not revoke your proxy unless you also vote in person at the Special Meeting.

Votes Required to Approve the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal

Approval of a majority of the Company’s outstanding Company Common Stock entitled to vote the matter is required to approve the Asset Sale Proposal.

Approval of the holders of a “majority of the outstanding voting securities” entitled to vote at the Special Meeting is required to approve the Advisory Agreement Proposal. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company.

Approval of a majority of the votes cast at the Special Meeting, in person or by proxy, is required to approve the Stock Issuance Proposal, the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Asset Sale Proposal and the Advisory Agreement Proposal, and have no effect on the Reduced Asset Coverage Ratio Proposal, the Executive Payments Proposal and the Adjournment Proposal. With respect to the Stock Issuance Proposal, abstentions will have the same effect as a vote “AGAINST” such proposal, however, broker non-votes will have no effect on such proposal.

Expenses Related to Proxy Solicitation

The Company, the Asset Buyer and Barings will equally bear the expense of soliciting proxies for the Special Meeting, including the cost of preparing and posting this proxy statement, as specified in greater detail in the section of this proxy statement captioned “The Asset Purchase Agreement – Transaction Expenses.” We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the names of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their related reasonable expenses.

Methods of Proxy Solicitation

In addition to the solicitation of proxies by the use of mail, proxies may be solicited in person and by telephone, electronic transmission or facsimile transmission by directors or officers of the Company without special compensation therefor.

Other Matters to be Voted On

Pursuant to the MGCL, no matters may properly be brought before the Special Meeting except as specified in the Notice of the Special Meeting.

Whether or not you expect to attend the Special Meeting, please complete, date, sign and promptly return the accompanying proxy card so that you may be represented at the Special Meeting.

Who to Contact if You Have Questions

If you have any questions concerning the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact Alliance Advisors LLC:

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Call Toll-Free: (888) 991-1291

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Company Common Stock as of                     , 2018, by each of our executive officers and directors and all of our directors and executive officers as a group. As of                     , 2018, we were not aware of any 5% beneficial owners of Company Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that is currently exercisable or exercisable within 60 days of                     , 2018. Percentage of beneficial ownership is                 based on             shares of Company Common Stock outstanding as of                     , 2018. The business address of each person below is 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

Executive Officers and Interested Directors	Number of Shares Beneficially Owned(1)		Percentage of Class(2)		Dollar Range of Equity Securities Beneficially Owned(3)(4)
Executive Officers and Interested Directors
E. Ashton Poole	251,105	(5)		*	over $100,000
Steven C. Lilly	308,622	(6)		*	over $100,000
Jeffrey A. Dombcik	190,426	(7)		*	over $100,000
Cary B. Nordan	215,559	(8)		*	over $100,000
Douglas A. Vaughn	216,834	(9)		*	over $100,000
Garland S. Tucker, III	210,917	(10)		*	over $100,000

Independent Directors
W. McComb Dunwoody	108,972	(11)		*	over $100,000
Mark M. Gambill	29,950	(11)		*	over $100,000
Benjamin S. Goldstein	61,522	(11)		*	over $100,000
Mark F. Mulhern	5,440	(11)		*	$50,000 – $100,000
Simon B. Rich, Jr.	96,515	(12)		*	over $100,000

All directors and executive officers as a group	1,695,862			%	over $100,000

*	Less than 1.0%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Based on a total of shares issued and outstanding as of , 2018.
(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(4)	The dollar range of equity securities beneficially owned is based on a stock price of $ per share as of , 2018.
(5)	Includes 145,829 shares of unvested restricted stock, which will vest in full upon the Asset Closing pursuant to the terms of Mr. Poole’s individual retention agreement with the Company, and 4,022 shares held by Mr. Poole’s wife.
(6)	Includes 115,250 shares of unvested restricted stock, which will vest in full upon the Asset Closing pursuant to the terms of Mr. Lilly’s individual retention agreement with the Company.
(7)	Includes 97,250 shares of unvested restricted stock, which will vest in full upon the Asset Closing pursuant to the terms of Mr. Dombcik’s individual retention agreement with the Company.
(8)	Includes 102,750 shares of unvested restricted stock, which will vest in full upon the Asset Closing pursuant to the terms of Mr. Nordan’s individual retention agreement with the Company.
(9)	Includes 95,750 shares of unvested restricted stock, which will vest in full upon the Asset Closing pursuant to the terms of Mr. Vaughn’s individual retention agreement with the Company, and 28,965 shares held by Mr. Vaughn’s wife.
(10)	Includes 69,237 shares held by Mr. Tucker’s wife.

(11)	Includes 2,694 shares of unvested restricted stock, which will vest in full on May 3, 2018 pursuant to the terms of the Company’s omnibus incentive plan.
(12)	Includes 2,694 shares of unvested restricted stock, which will vest in full on May 3, 2018 pursuant to the terms of the Company’s omnibus incentive plan, and 5,590 shares held by Mr. Rich’s wife.

PROPOSAL 1 – APPROVAL OF THE ASSET PURCHASE AGREEMENT AND THE ASSET SALE

We are asking you to approve the Asset Sale and the Asset Purchase Agreement and the other transactions contemplated thereby. The Board has declared the Asset Sale advisable and determined to submit these matters to a Company stockholder vote pursuant to Section 3-105 of the MGCL and the terms of the Asset Purchase Agreement.

For a summary of and detailed information regarding this proposal, please see the information about the Asset Purchase Agreement provided throughout this proxy statement. A copy of the Asset Purchase Agreement is attached to this proxy statement as Appendix A. You are urged to read the Asset Purchase Agreement carefully in its entirety.

Approval of a majority of the shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, is required to approve the Asset Sale Proposal. If you are entitled to vote at the Special Meeting and abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the Asset Sale Proposal.

The Board unanimously recommends that you vote “FOR” the Asset Sale Proposal.

THE ASSET SALE

This discussion of the Asset Purchase Agreement and related Asset Sale is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. You should carefully read the entire Asset Purchase Agreement as it is the legal document that governs the Asset Sale.

Parties to the Asset Purchase Agreement

Triangle Capital Corporation

3700 Glenwood Avenue

Suite 530

Raleigh, North Carolina 27612

P: (919) 719-4770

The Company is a specialty finance company that provides customized financing to lower middle market companies located primarily in the United States. It offers a wide variety of debt and equity investment structures including first lien, unitranche, second lien, and mezzanine with equity components. The Company’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. The Company has elected to be treated as a BDC under the 1940 Act and to be treated as a regulated investment company under the Code.

The Company’s principal executive offices are located at 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, and our telephone number is (919) 719-4770.

Additional information regarding the Company and its business is included in the Company’s most recent Annual Report on Form 10-K, attached as Appendix F to this proxy statement.

Historical financial information regarding the Company and the Company’s management’s discussion and analysis of financial condition and results of operations is included in the Company’s most recent Annual Report on Form 10-K, attached as Appendix F to this proxy statement.

Asset Buyer

The Asset Buyer is a newly formed Delaware limited liability company managed by BSP. The Asset Buyer was formed in connection with and for the sole purpose of effecting the Asset Sale, and is backed by the BSP Funds through equity commitment letters between the BSP Funds and Asset Buyer under which (i) the BSP Funds are obligated to fund the purchase price in the event the conditions to the closing under the Asset Purchase Agreement are satisfied or appropriately waived and (ii) the Company has certain third-party beneficiary rights.

BSP is a leading credit-focused alternative asset management firm with over $24 billion in assets under management as of February 28, 2018. Established in 2008, the BSP platform manages funds for institutional, high-net-worth and retail investors across various strategies including: private/opportunistic debt, liquid loans, high yield, special situations, long-short liquid credit and commercial real estate debt. These complementary strategies leverage the proprietary sourcing, analytical, operational and compliance capabilities that encompass BSP’s robust institutional platform. BSP has over 160 total employees and over 90 investment professionals as of March 31, 2018. BSP is headquartered in New York with additional offices in Charlotte, Houston and Providence. BSP is in partnership with Providence Equity Partners L.L.C., a leading global private equity firm with more than $54 billion in assets under management. BSP’s principal executive offices are located at 9 West 57th Street, Suite 4920, New York, New York 10019, and its telephone number is (212) 588-6770.

Effect on the Company if the Asset Sale is Completed

If the Asset Purchase Agreement and related Asset Sale are approved by the Company’s stockholders, and the other conditions to closing of the Asset Sale are satisfied or appropriately waived, the Company will sell, convey, assign and transfer to the Asset Buyer, and the Asset Buyer will purchase, acquire and accept from the Company, the Investments held at December 31, 2017, as set forth on the Investments Schedule, for a purchase price of approximately $981.2 million in cash, subject to certain adjustments to take into account portfolio activity and certain other matters since such date.

Concurrently with the consummation of the Asset Sale, the Company will:

•	repay outstanding indebtedness under the Credit Agreement;

•	repay (or provide funds to the indenture trustee to provide for the repayment of) all principal and accrued interest due on the Notes; and

•	unless the SBA consents to the Company’s SBA Debentures remaining outstanding, the Company will repay, or make appropriate arrangements for the repayment of, the Company’s SBA Debentures, including all interest due, as directed by the SBA; if the SBA permits the SBA Debentures to be assumed by Asset Buyer, the Purchase Price payable at closing would be reduced by the amount so assumed.

Concurrently with the consummation of the Asset Sale, the restrictions on restricted shares of Company Common Stock held by directors, executive officers and other employees will lapse. In addition, the Company will be obligated to make the Executive Payments following the closing of the Asset Sale. See the section entitled “Proposal 5 – Advisory (Non-Binding) Vote on Executive Compensation.” See the section entitled “Proposal 2 – Approval of the Stock Issuance – The Externalization Agreement” for a detailed discussion of the other transactions that will occur, as well as our related intended plan of business operations, immediately following the Asset Sale and closing of the Externalization Transaction.

Effect on the Company if the Asset Sale is Not Completed

If the Asset Sale is not completed, the Company will not consummate the transactions contemplated by the Externalization Agreement or enter into the Advisory Agreement and we will seek to continue our focus on conducting our business as an internally managed BDC and may consider and evaluate other strategic alternatives.

Purchase Price

Asset Buyer will pay the Company a purchase price of $981,178,542 in cash, subject to certain adjustments to reflect portfolio activity occurring since December 31, 2017 and certain other agreed-up adjustments. For more detail regarding the calculation of the Purchase Price, see “The Asset Purchase Agreement – Purchase Price” below.

Use of Proceeds

If the Asset Sale and other matters described herein are completed, the Company will use the proceeds therefrom to repay the Credit Agreement, the Notes and, if required by the SBA, the SBA Debentures. If the SBA permits Asset Buyer to assume the SBA Debentures in connection with the Asset Sale, the Purchase Price in the Asset Sale would be reduced by them amounts so assumed by Asset Buyer. The Company will also use proceeds from the Asset Sale to pay costs and expenses incurred in connection with the Transactions and to make any Executive Payments and other severance payments to its employees which are triggered in connection with the closing of the Transactions. The remaining proceeds will be invested by the Company over time, as directed by Barings, in its capacity as the investment adviser to the Company after closing of the Externalization Transaction, in accordance with the Advisory Agreement, and for other corporate purposes, as directed by the Board.

Background of the Transactions

Since the Company’s IPO in 2007, competition for private debt investment opportunities in the lower middle market has significantly intensified. One of the primary drivers of increased competition has been a large influx of capital from global investors seeking yield due to persistent low interest rates. This influx of capital has led to the formation of new competitive market participants with substantial amounts of capital to deploy, formidable financial, technological and marketing resources, and individualized risk tolerances. In addition, structural innovations within the leveraged loan market have afforded borrowers greater financing alternatives, thereby creating pricing pressure on all loan product categories. Indeed, the combination of large inflows of capital, new competitive entrants, and expanded loan product offerings has created an imbalance between supply and demand and resulted in interest rate spread tightening and therefore the lowering of weighted-average yields associated with the investment portfolios of most BDC industry participants, including the Company’s.

Historically, the Company has focused on investments in subordinated debt (or mezzanine) securities, which generally produce higher yields but typically carry higher amounts of principal risk versus more senior-oriented securities. For many years, this mezzanine strategy served the Company well, resulting in positive risk-adjusted returns and strong dividends per share. However, as the Company’s management began to observe the emerging trends noted above and more fully understand their potential impact, the Company began shifting the composition of its investment portfolio towards more lower-risk, senior securities and also towards larger companies which were expected to perform well in a later-stage economic environment. While investing in senior securities can reduce risks for shareholders due to lower volatility associated with fluctuations in principal loan values, such an investing strategy also produces lower investment yields and, depending on investment portfolio composition, reduces the overall weighted average yield of the Company’s investment portfolio. In order to control one’s investment position in senior securities, meaningfully larger commitments of capital are required on a per company basis as compared to junior securities such as subordinated or mezzanine debt. As the Company continued to face competition from larger, more well-capitalized debt capital providers, yield compression associated with the Company’s shift towards investing in senior securities further contributed to reducing the Company’s net investment income and put pressure on the Company’s ability to sustain its historic dividend levels. Consequently, in late 2015, the Company’s management and Board began reviewing strategic options by which the Company could enhance its competitive positioning in the direct lending industry. In 2016 and 2017, the Company’s management met regularly with external financial advisors to gain additional perspectives on the direct lending industry and on ways the Company might consider enhancing stockholder value.

Following the end of the fiscal quarter ended September 30, 2017, and in light of the challenges being presented by persistent low interest rates, new competition, a broader range of available financing products, and the Company’s size constraints due to its comparatively small balance sheet, the Board concluded that in order to maximize shareholder value over the longer term, the Company likely would be best served by finding a suitable strategic partner having the scale, scope, range of financing products and risk profile to navigate the increasingly sophisticated direct lending market. As a result, the Board held a meeting on October 31, 2017 to receive presentations from two financial advisors, including Houlihan Lokey, regarding their experience and qualifications and provided preliminary perspectives regarding the Company’s potential exploration of strategic alternatives. On November 1, 2017, during another regular meeting of the Board, the Board received a presentation from a third financial advisor regarding the same topics. In addition, during the November 1, 2017 meeting, the Board discussed matters relating to the Company’s plan of action in the event that it did not pursue or consummate any strategic alternatives, including future operational plans and investment strategy.

During the meetings on October 31 and November 1, 2017 the Board evaluated each financial advisor’s experience and qualifications. The Board considered the various advantages and disadvantages of hiring a financial advisor, the various strategic alternatives presented by each firm and the experience of each team in the BDC and direct lending sectors and in the mergers and acquisitions field in general. The Board discussed specific experiences with, and the reputations of, each firm and the teams that presented, the merits of each team, including any potential independence and conflict of interest issues, fee structures, and other matters. During these meetings, the Board also authorized Simon Rich to serve as chair of the independent members of the Board to coordinate communications with the Company’s management and any investment banking firms. Following the October 31 and November 1, 2017 meetings, the Company publicly announced on November 1, 2017 that the Board had elected to pursue the exploration of strategic alternatives, including the potential benefit of partnering with another organization to accelerate the Company’s corporate initiatives, the potential sale of certain investments and other alternatives.

After follow-up meetings with certain of the potential financial advisors, the Board authorized the engagement of Houlihan Lokey as financial advisor to assist the Board in the exploration of strategic alternatives. Houlihan Lokey was formally engaged as the Board’s financial advisor in connection with the Company’s exploration of strategic alternatives on November 13, 2017, and, on November 16, 2017, the Company publicly announced Houlihan Lokey’s engagement.

On November 17, 2017, the independent members of the Board held a telephone conference with Eversheds Sutherland (US) LLP (“Eversheds Sutherland”), the Company’s outside legal counsel, to review with the Board the standard of conduct governing the acts of directors, applicable fiduciary duties and the standards of judicial review with regard to a strategic transaction review process.

On November 27, 2017, the Board held a telephonic meeting with representatives of Houlihan Lokey and Eversheds Sutherland present at the invitation of the Board. At the meeting, representatives of the Company’s management and Houlihan Lokey provided the Board with an update of the strategic review process. During the meeting, representatives of Houlihan Lokey informed the Board that they had performed a preliminary review of the Company’s investment portfolio in order to assist the Company in compiling information for potential bidders and that Houlihan Lokey could, if requested by the Board, contact over 90 entities in connection with the strategic review process. At the meeting, the Board instructed Houlihan Lokey to contact as many potentially interested parties as practicable without restricting the solicitation process as to type of transaction or counterparty and discussed logistics and the communications strategy with respect to the solicitation process. In addition, the Board, with the assistance of representatives of Eversheds Sutherland, discussed and reviewed confidentiality agreements in the context of the strategic transaction review process, and the legal and fiduciary implications thereof. Thereafter, the Board approved a form confidentiality agreement to be sent to interested parties for execution prior to receiving non-public evaluation material about the Company, its operations and its portfolio investments. The form of confidentiality agreement included customary “standstill” and related provisions designed to protect the strategic transaction review process, along with a provision that would allow bidders to confidentially request a waiver of the standstill provisions once a strategic transaction had been publicly announced, which would allow the Board to receive and consider competing proposals. In order to prevent any single interested party from having any advantage over others during the solicitation process, the Board informed management that, although the form confidentiality agreements to be executed by interested parties were subject to negotiation and subsequent agreement between such parties and the Company, any material deviations from the form confidentiality agreement previously approved by the Board would require Board pre-approval in order to protect the integrity of the strategic transaction review process.

On December 1, 2017, representatives of Houlihan Lokey provided an update to the Board on the solicitation process, noting that, as directed by the Board, over 50 potentially interested parties had been contacted to date to gauge their interest in a potential strategic transaction.

On December 4, 2017, the Board held a telephonic meeting with representatives of Houlihan Lokey and Eversheds Sutherland in attendance to receive an update on the solicitation process. Houlihan Lokey informed the Board that over 80 potentially interested parties had been contacted to date regarding interest in a potential strategic transaction, including any potential interest in bidding on the Company’s portfolio and/or its platform.

The Board held another telephonic meeting on December 11, 2017 with representatives of Houlihan Lokey and Eversheds Sutherland in attendance to receive an update on the solicitation process. During the meeting,

Houlihan Lokey informed the Board that they had reached out to a total of 112 potential bidders to date, 19 of which indicated they were potentially interested in purchasing all or a portion of the Company’s assets. Of the 112 potential bidders, 55 had negotiated or were negotiating confidentiality agreements with the Company, and 17 parties had already executed confidentiality agreements. Representatives of Houlihan Lokey also discussed with the Board the general categories of interested parties, which included parties interested in a BDC-to-BDC merger, a BDC reverse merger or portfolio contribution transaction, an externalization of the Company’s investment management function coupled with an investment in newly issued shares of Company Common Stock, and parties interested in purchasing all or a portion of the Company’s investment portfolio. The Board, with the assistance of Houlihan Lokey, also discussed the potential to allow for certain joint bidders, which required Board approval under the confidentiality agreements. The representatives of Houlihan Lokey also updated the Board regarding the electronic data room access being provided to those parties that had executed confidentiality agreements. The data room included initial materials such as a confidential information packet, supplementary financial information, and a detailed schedule of the Company’s investment portfolio.

On December 18, 2017, the Board held a telephonic meeting with representatives of Houlihan Lokey and Eversheds Sutherland in attendance to review updates on the solicitation process and other related matters. Representatives of Houlihan Lokey informed the Board that 114 potential bidders in total had now been contacted, that 20 parties were actively negotiating confidentiality agreements and that 38 parties had executed confidentiality agreements. The Board and representatives of Eversheds Sutherland also discussed certain provisions in the form confidentiality agreement being negotiated with interested parties, including the standstill provisions and overall term of the confidentiality agreement, and noted that, given the expected time frame of the strategic transaction review process, to ensure conformity and integrity of the strategic transaction review process and that no interested party was given preferential treatment, the Board did not believe it was in the best interests of the Company or its stockholders to reduce the term of the standstill to less than one year for any single bidder. However, as previously discussed with the Board, under the standard form of confidentiality agreement, following public announcement of a strategic transaction, bidders would be allowed to approach the Board confidentially to seek a waiver of the standstill in order to submit a competing proposal.

On December 20, 2017, the Company uploaded a first round process letter to the electronic data room. The first round process letter informed parties participating in the Board’s strategic transaction review process of the bid information that would be required in their respective indications of interest and that such first round proposals were due on January 18, 2018.

On December 26, 2017, the Board held a telephonic meeting with representatives of Houlihan Lokey and Eversheds Sutherland in attendance to review updates on the solicitation process. Representatives of Houlihan Lokey informed the Board that by this time 45 parties had executed confidentiality agreements, 13 of which had indicated an interest in purchasing all or a portion of the Company’s portfolio assets. During the meeting, the attendees also discussed preliminary feedback from certain interested parties regarding the Company and its subsidiaries’ SBIC licenses.

The Board, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance, held a telephonic meeting on January 5, 2018 to receive an update on the strategic transaction review process and to review activity in the electronic data room. Houlihan Lokey noted that, to date, 51 parties had executed confidentiality agreements and had received access to the electronic data room, and that nine confidentiality agreements were still being negotiated. Houlihan Lokey and the Board discussed the interested parties’ activity in the electronic data room and the types of transactions in which such parties had expressed interest.

The Board, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance, held a telephonic meeting on January 9, 2018 to review the status of the strategic transaction review process. By then 52 parties had executed confidentiality agreements, and the Board and Houlihan Lokey discussed activity in the electronic data room, the types of transactions in which the potential bidders had expressed preliminary interests and the parties who had dropped out of the Board’s strategic transaction review process. The Board and the representatives of Eversheds Sutherland also discussed implementing certain changes in the Company’s bylaws and explicitly subjecting the Company to the Maryland Business Combination Act under the MGCL to further ensure that the strategic transaction review process could proceed in a thorough and systematic nature. The Company publicly announced the revisions to the bylaws and the actions taken with regard to the Maryland Business Combination Act in a current report on Form 8-K filed with the SEC on January 16, 2018.

The Company began to receive initial indications of interest on January 17, 2018, including from Barings and BSP on January 18, 2018, the terms of which are described below. However, prior to that date, a third party that had not entered into a confidentiality agreement with the Company sent a letter to Simon Rich, in his capacity as chair of the independent members of the Board, outlining, among other things, a non-binding indication of the potential range of prices that such third party might consider offering for the Company. That indication, however, was non-binding, was based only on publicly available information (and without the benefit of confidential information, including with regard to the Company’s investment portfolio, that was provided ultimately to 53 bidders that had executed confidentiality agreements), and was subject to confirmatory due diligence. Although the Board affirmed its desire that such third party be a part of the strategic review process, no agreement was reached on the terms of a confidentiality agreement and related standstill provisions, and such third party did not participate in the Company’s strategic transaction review process.

Barings’ Initial Indication of Interest – Barings’ initial indication of interest proposed to externalize the management rights for the Company, including future management of the Company’s existing investment portfolio. The proposal included a one-time, up-front cash payment to the Company’s stockholders of $125 million to secure the right to become the external investment adviser to the Company and all of its subsidiaries, a commitment to make a $100 million investment in newly issued shares of Company Common Stock at 100% of pre-closing net asset value per share, and a commitment to purchase, during the 12 months subsequent to closing, up to $50 million in aggregate amount of Company Common Stock in the open market at then-current market value per share.

With regard to fee structure, Barings’ initial indication of interest proposed a base management fee of 1.5% on total gross assets, including any investments made with borrowings, but excluding cash and cash equivalents. The incentive fee structure proposed included an income-based incentive fee of either (1) 17.5% of pre-incentive fee net investment income with a 6% hurdle rate, or (2) 20% of pre-incentive fee net investment income with a 7% hurdle rate. The initial indication of interest also proposed that the incentive fee structure include either a 17.5% or 20% capital gains fee. Barings’ initial indication of interest was not subject to any financing contingency.

BSP’s Initial Indication of Interest – BSP’s initial indication of interest proposed that BSP’s affiliated funds would acquire the Company’s entire investment portfolio in exchange for a cash amount of approximately $1.053 billion, which represented approximately 96.5% of the Company’s investment portfolio fair value as of September 30, 2017. BSP indicated that, while its preferred acquisition structure was a purchase of assets, they also were open to executing a stock transaction. BSP’s initial indication of interest did not include any financing contingencies and noted that BSP would expect a period of exclusivity before completing all due diligence.

On January 19, 2018, the Board held a teleconference during which representatives of Houlihan Lokey provided a preliminary summary of the initial indications of interest received to date. The representatives of Houlihan Lokey noted that 24 initial indications of interest had been received to date, which included, among others, at least 11 business combination proposals (including BSP’s initial indication of interest) and eight proposals to externalize the Company’s platform (including Barings’ initial indication of interest). The parties discussed how to compare business combination proposals to the externalization proposals, and the consideration offered in each, after which the Board, with the assistance of Houlihan Lokey and Eversheds Sutherland, discussed an additional potential transaction alternative that included a two-part transaction through which the Company could liquidate its entire portfolio for cash and, simultaneously therewith, enter into an externalization agreement and advisory contract with another party to manage the investment portfolio initially consisting of all cash (referred to herein as the “Dual Transaction Option”). The Board discussed the significant potential benefits of the Dual Transaction Option, including that it might result in the delivery of the highest value to the Company’s stockholders and would eliminate the market’s perception of risk in, and the volatility associated with, the Company’s existing investment portfolio, as well as the execution risks associated therewith, noting specifically the increased execution risk of negotiating with and between two counterparties and closing the respective transactions. Thereafter, the Board discussed other factors to consider in connection with each bid, including how the Company’s outstanding debt and SBIC licenses would be treated under the various types of proposals, and instructed Houlihan Lokey to review the first round bids in more detail over the ensuing days.

On January 19, 2018, the Company terminated access to the initial electronic data room for all bidders.

On January 22, 2018, the Board held a follow-up teleconference with representatives of Houlihan Lokey and Eversheds Sutherland in attendance to review in detail the initial indications of interest received to date. 115 potential bidders in total had been contacted during the strategic review process, of which 53 had executed confidentiality agreements. A total of 22 parties had submitted 26 proposals in aggregate, which included (1) 11 business combination proposals in which stock constituted a portion of the purchase consideration, (2) one all-cash business combination proposal, (3) nine externalization proposals, (4) three proposals to purchase all or a portion of the Company’s investments that were valued below-cost as of December 31, 2017, (5) one all-cash proposal to purchase the Company’s entire investment portfolio, and (6) one preferred equity investment proposal. The Board, with the assistance of representatives of Houlihan Lokey, reviewed the proposals by transaction type and structure, among other items.

On January 24, 2018, the Board held an in-person meeting to further review the initial indications of interest. The Board discussed, with the assistance of representatives of Houlihan Lokey and Eversheds Sutherland, updates to the initial indications of interest received and discussed timing, diligence requirements, necessary approvals and execution risks associated with each type of proposed transaction, among other matters. A consensus was reached among the members of the Board regarding which parties should be invited to participate in the second round of the offer solicitation process and the content of communications to be provided to various bidders. At the conclusion of the meeting, the Board instructed Houlihan Lokey to pursue second round indications of interest from five of the parties, including one all-cash bidder (BSP) proposing an acquisition of the Company’s investment portfolio or, alternatively, a business combination with the Company, two stock acquisition business combination bidders (Party A and Party B) and two externalization bidders (Barings and Party C). In addition, the Board instructed Houlihan Lokey to contact an additional stock acquisition business combination bidder, Party D, to obtain confirmation from Party D that any subsequent bid would be no less than the high end of the range cited in its initial indication of interest, and an additional externalization bidder, Party E, to obtain confirmation from Party E that it would improve its proposal by increasing its commitment to purchase newly issued shares of Company Common Stock to $50 million from $10 million in aggregate amount at the then-current net asset value per share, with the understanding that with such conditions, the parties would be invited to participate in the second round of the process. The other parties that submitted indications of interest proposed acquisition prices, externalization premiums and/or levels of capital support, as applicable, less than those submitted by Barings, BSP and Parties A through E, or otherwise had characteristics that led the Board, with the assistance of Houlihan Lokey and members of the Company’s senior management, to conclude that such indications of interest did not satisfy the objectives of the strategic review process.

Subsequently, on January 27, 2018, Party F submitted an unsolicited revised stock acquisition business combination indication of interest, which moved them into an acquisition price range that was competitive with the other proposals the Board was considering.

On January 29, 2018, the Company opened the electronic data room for parties invited to participate in the second round of the strategic review process.

On January 30, 2018, after discussions among the members of the Board, with the assistance of the Company’s management and representatives of Houlihan Lokey and Eversheds Sutherland, the Board authorized and directed Houlihan Lokey to pursue a second round indication of interest from Party F. In addition, on January 30, 2018, Houlihan Lokey reported to the Board that Parties D and E met the conditions that the Board determined it would require for such parties to participate in the second round of the strategic review process. As a result, the Board authorized and directed Houlihan Lokey to pursue second round indications of interest from eight parties in total.

The second round diligence process was conducted over the following five weeks and included access to a second round electronic data room and various functional area due diligence calls with representatives of the Company’s management. During this period, starting on February 5, 2018, the Company’s management met with all second round bidders, and a number of second round bidders participated in portfolio review sessions or on-site due diligence meetings, including BSP, Barings, Party B, Party C, Party D and Party F. In addition, either the Board or the independent members thereof held meetings with BSP, Barings, Party A, Party B, Party C, Party D and Party F during this period.

On February 8, 2018, during a portion of a regular meeting of the Board, the members of the Board, with the assistance of representatives of Houlihan Lokey and Eversheds Sutherland, reviewed the status of the strategic review process. The Board, with the assistance of Eversheds Sutherland, discussed the draft agreements – including a stock-for-stock merger agreement, a cash merger agreement, a stock purchase/externalization agreement, and the related provisions designed to allow the Board flexibility to satisfy its fiduciary duties to the Company’s stockholders, as well as an investment advisory agreement and administration agreement – to be provided to prospective bidders, as applicable. The Board also discussed, among other items, tax-related matters regarding any externalization proposals, including the potential tax treatment of any cash payment to be received by the Company and its stockholders in exchange for the right to externally manage the Company’s investment portfolio.

During the week of February 12, 2018, the Company uploaded to the electronic data room a second round process letter, which informed the remaining parties participating in the strategic transaction review process that their final transaction proposals, along with mark-ups of the applicable transaction documents and other requested information, were due at the close of business on March 2, 2018, and Houlihan Lokey distributed to such parties drafts of the potential transaction documents for review and markup, as applicable.

On February 23, 2018, the Board held a teleconference, with the representatives of Houlihan Lokey and Eversheds Sutherland in attendance, primarily to receive a status update. During the meeting, the representatives of Houlihan Lokey informed the Board that all parties in the second round of the bidding process, other than Party E, were continuing to perform diligence on the Company. The meeting attendees then discussed that Party E had indicated to Houlihan Lokey and the Company its intent to withdraw from the strategic review process because it believed it could not remain competitive on timing and valuation.

On March 2, 2018, the Company received the following second round indications of interest:

Barings Externalization – Barings’ second round indication of interest to acquire and externalize the management rights to the Company, including the management of the Company’s existing investment portfolio (the “Barings Legacy Externalization Proposal”), stipulated (i) a one-time, up-front cash payment to the Company’s stockholders of $125 million, or $2.60 per share of Company Common Stock, to secure the right to become the external investment adviser to the Company and all of its subsidiaries, (ii) a commitment to invest $100 million in newly issued shares of Company Common Stock at a pre-close adjusted book value, which included an estimated 6% discount to the fair market value of the Company’s December 31, 2017 investment portfolio and adjustments for estimated severance and transaction expenses, and (iii) a commitment to purchase, during the 12 months subsequent to closing, up to $50 million in aggregate amount of Company Common Stock in the open market at market prices below net asset value per share.

With regard to fee structure, Barings proposed a base management fee of 1.375% on total gross assets, including any investments made with borrowings, but excluding cash and cash equivalents. The incentive fee structure included an income-based incentive fee of 20% of pre-incentive fee net investment income with an 8% hurdle rate. The income-based portion of the incentive fee included a 12-quarter lookback and cap starting in 2021, equal to 20% of the cumulative net return during the relevant trailing 12 quarters, less the aggregate incentive fees based on the income paid in the first 11 quarters in the relevant period. The incentive fee structure also included a 20% capital gains fee. Barings also indicated its willingness to waive fees for a period of time to protect targeted dividend yields.

Barings’ second round indication of interest stated that Barings intended to appoint a new board of directors for the Company, which may include one or more of the existing members of the Board. Barings also indicated that it had completed its business due diligence, included a markup of the relevant draft transaction agreements and a completed 1940 Act Section 15(c) questionnaire and was not subject to any financing contingency.

Party A Business Combination – Party A proposed to acquire 100% of the fully diluted shares of common equity of the Company for aggregate gross consideration of between $592.1 million and $612.3 million, or $12.33 per share to $12.75 per share of Company Common Stock. The value consisted of (i) stock consideration of Party A’s shares with a proposed value of $7.05 per share of Company Common Stock (based on a fixed exchange ratio tied to Party A’s December 31, 2017 net asset value per share) and an implied value of $6.63 per share of Company Common Stock (based on the fixed exchange ratio and Party A’s trading value of common stock as of March 2, 2018) and (ii) cash consideration of $5.70 per share from Party A and its external manager, acting solely on its own behalf. Party A’s second round indication of interest did not include a markup of the draft merger agreement and noted that Party A had not yet completed its diligence on the Company’s portfolio. Party A’s second round indication of interest did not include a financing contingency; the cash portion of the purchase price, and any repayment of the Company’s debt was proposed to be financed through a combination of cash on Party A’s balance sheet and available undrawn amounts under Party A’s existing credit facilities. In addition, Party A’s second round indication of interest required proceeding in negotiations on an exclusive basis, despite the fact that Party A had not yet completed its due diligence on the Company or the investment portfolio.

Party B Business Combination – Party B proposed to acquire 100% of the fully diluted common equity of the Company for aggregate gross consideration of between $540.5 million and $606.3 million, or approximately $11.25 per share to $12.63 per share of Company Common Stock. The consideration consisted of (i) Party B’s shares of common stock with a proposed value of $11.76 per share of Company Common Stock (based on Party B’s 30-day-trailing volume-weighted-average trading price as of March 1, 2018) and an implied value of $10.96 per share of Company Common Stock (based on the proposed illustrative fixed exchange ratio and Party B’s trading value of common stock as of March 1, 2018), (ii) a Contingent Value Right (“CVR”) estimated to pay between $0.00 and $0.57 per share contingent on the future performance of selected investments in the Company’s investment portfolio, and (iii) potential additional value ascribed to the stock consideration from a management fee waiver from Party B’s external manager for ten quarters after closing, which based on the Company’s stockholders’ 40% ownership, on a pro forma basis, of the combined entity under Party B’s second round indication of interest, was approximately $0.30 per share. The Board, with the assistance of Houlihan Lokey, noted that absent future fee waivers of $0.30 per share, the proposed value of Party B’s second round indication of interest ranged from $10.96 per share to $12.33 per share.

Party B’s second round indication of interest included a markup of the draft merger agreement and was not subject to any financing contingency. Party B’s second round indication of interest also stated that it had completed its portfolio due diligence, with only certain confirmatory diligence items remaining, and required a 14-day exclusivity period to complete negotiations.

Party C Externalization – Party C proposed two separate offers to externalize the Company’s management function in its second round indication of interest, both of which contemplated the management of the Company’s existing investment portfolio, and neither of which required any equity or debt offering or other third-party financing. Party C’s second round indication of interest also stated that it had substantially completed its portfolio due diligence, and that its second round indication of interest was contingent on entering into a three-week exclusivity agreement with the Company by March 9, 2018.

The first option under Party C’s second round indication of interest (“Party C Second Round Option #1”) included, among other items, (1) a one-time payment of $137.5 million up-front cash consideration, or $2.86 per share of Company Common Stock, in exchange for the right of Party C or one of its affiliates to have the management rights of the Company and its subsidiaries; (2) subject to 1940 Act limitations, a commitment to (a) purchase $10 million in aggregate amount of Company Common Stock in the open market and (b) make an investment of $5 million in newly issued shares of Company Common Stock; and (3) a commitment by Party C’s management (on a collective basis) to personally purchase $2 million of Company Common Stock in the open market.

With regard to the fee structure proposed in Party C Second Round Option #1, Party C proposed a base management fee ranging between 1.375% on total assets of up to $1.25 billion, 1.25% on total assets above $1.25 billion up to $2.5 billion and 1.00% on total assets above $2.5 billion. The incentive fee structure included an income-based incentive fee of 10% of net investment income, with a 7% hurdle rate, subject to a three-year total return requirement, which would result in the net investment income amount utilized for the income-based incentive fee calculation being reduced to the extent of any net realized losses and net unrealized depreciation during the applicable three-year period, beginning upon closing of the externalization transaction. Party C Second Round Option #1 also included a 10% capital gains fee.

In addition, Party C Second Round Option #1 included a cap on expenses under the administration agreement proposed to be entered into between the Company and Party C’s proposed administrator at 0.50% of total assets for one year, excluding interest expense, the base management fee, the capital gains fee, the income-based incentive fee, fees and expenses directly related to the externalization and any other non-recurring fees and expenses. After one year, Party C proposed that such cap on expenses would be revisited between the Company and Party C’s proposed administrator and subject to the parties’ mutual agreement.

The second option under Party C’s second round indication of interest (“Party C Second Round Option #2”) included, among other items, (1) a one-time payment of $125 million up-front cash consideration, or $2.60 per share of Company Common Stock, in exchange for Party C or one of its affiliates to secure the right to become the external investment adviser to the Company and its subsidiaries; (2) subject to 1940 Act limitations, a commitment to (a) purchase $10 million in aggregate amount of Company Common Stock in the open market and (b) make an investment of $5 million in newly issued shares of Company Common Stock; and (3) a commitment by Party C’s management (on a collective basis) to personally purchase $2 million of Company Common Stock in the open market.

With regard to the fee structure proposed in Party C Second Round Option #2, Party C proposed a base management fee ranging between 1.25% on total assets of up to $1.25 billion, 1.125% on total assets above $1.25 billion up to $2.5 billion and 1.00% on total assets above $2.5 billion. The incentive fee structure included an income-based incentive fee of 10% of net investment income, with a 7% hurdle rate, subject to a three-year total return requirement, which would result in the net investment income amount utilized for the income-based incentive fee calculation being reduced to the extent of any net realized losses and net unrealized depreciation during the applicable three-year period, beginning upon closing of the externalization transaction. Party C Second Round Option #2 also included a 10% capital gains fee.

In addition, Party C Second Round Option #2 included a cap on expenses under the administration agreement proposed to be entered into between the Company and Party C’s proposed administrator at 0.50% of total assets for one year, excluding interest expense, the base management fee, the capital gains fee, the income-based incentive fee, fees and expenses directly related to the externalization and any other non-recurring fees and expenses. After one year, Party C proposed that such cap on expenses would be revisited between the Company and Party C’s proposed administrator and subject to the parties’ mutual agreement.

Party D Business Combination – Party D proposed to acquire 100% of the diluted common equity of the Company (including shares of restricted stock net of shares retired at the offer price to satisfy the estimated tax withholding due upon the vesting of restricted stock and assuming no incremental stock, restricted stock, options or incentive awards issued between signing and closing) for gross aggregate consideration of between $545.4 million and $547.8 million, or $11.45 per share to $11.50 per share of Company Common Stock. The value consisted of (i) stock consideration of Party D’s shares with a proposed value of $9.27 per share of Company Common Stock (based on a fixed exchange ratio and Party D’s year-to-date average share price as of March 1, 2018) and an implied value of $9.22 per share of Company Common Stock (based on the fixed exchange ratio and Party D’s trading value of common stock as of March 2, 2018), and (ii) cash consideration of $2.23 per share, which comprised of (a) $1.53 per share from existing cash balances, as well as committed debt capacity at Party D, and (b) $0.70 per share of cash contributed by Party D’s external manager to facilitate the transaction.

Party D’s second round indication of interest included a markup of the draft merger agreement and was not subject to any financing contingency. Party D’s second round indication of interest also stated that it had completed its portfolio due diligence, with only certain confirmatory diligence items remaining. Party D stated that it would expect the Company to enter into a 30-day exclusivity period if negotiations proceeded.

On March 3, 2018, the Board held a teleconference, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance, to discuss the status of the strategic review process. At this meeting, the Board, with the assistance of representatives of Houlihan Lokey, reviewed and discussed the second round indications of interest that the Company had received to date, including from Barings and Party A, Party B, Party C and Party D, and the representatives of Houlihan Lokey informed the Board that Houlihan Lokey would provide a more detailed analysis of each bid on March 6, 2018. The representatives of Houlihan Lokey informed the Board that Party F had indicated that it would submit a second round indication of interest in the ensuing days. The representatives of Houlihan Lokey also informed the Board that BSP was still evaluating its second round indication of interest and that it expected to provide such indication of interest on March 5, 2018. During the meeting, the Board also discussed, with the assistance of representatives of Houlihan Lokey, potential adjustments to the stock consideration from the applicable business combination bidders – Party A, Party B and Party D – due to current stock trading prices and other considerations. The representatives of Houlihan Lokey also informed the Board that Party A, which had not yet submitted a markup of the draft merger agreement or completed its diligence on the Company’s portfolio, had exhibited a decrease in activity in the second round electronic data room.

On March 5, 2018, the Company received a second round indication of interest from BSP, which included two proposals and indicated that BSP had completed its business and financial due diligence, other than confirmatory items.

The first proposal under BSP’s second round indication of interest proposed that various affiliated funds of BSP would acquire all of the Company Common Stock for an aggregate cash amount of approximately $582.0 million, or approximately $12.12 per share of Company Common Stock (the “BSP Second Round Stock Sale Proposal”).

The second proposal under BSP’s second round indication of interest proposed that various affiliated funds of BSP would acquire the Company’s entire investment portfolio in exchange for a cash amount of approximately $984.2 million, or approximately 96.8% of the Company’s investment portfolio fair market value as of December 31, 2017. This proposal, after repayment of certain debt obligations and transaction expenses, implied a per share net asset value of approximately $12.69 (the “BSP Second Round Asset Purchase Proposal”).

Neither the BSP Second Round Stock Sale Proposal nor the BSP Second Round Asset Purchase Proposal included any financing contingencies. In addition, BSP’s second round proposals included an outline of BSP’s material comments to the draft merger agreement and stated that BSP was prepared to provide a draft asset purchase agreement if the parties were to move forward on that basis.

On March 6, 2018, Party F delivered its second round indication of interest to the Company. Party F proposed to acquire 100% of the fully diluted common equity of the Company for an aggregate gross consideration of between $488.2 million and $573.0 million, or approximately $10.25 per share to $12.00 per share of Company Common Stock. Party F’s proposal presented two options to the Company. The value of the first option (“Party F Second Round Option #1”) consisted of (i) stock consideration of Party F’s shares with a proposed value of approximately $1.71 per share of Company Common Stock (based on Party F’s proposed fixed exchange ratio), (ii) cash consideration of $7.29 per share, and (iii) a CVR estimated to pay between $0.00 and $3.00 per share in cash, the value of which was contingent on the future performance of select investments in the Company’s investment portfolio, payable shortly after December 31, 2021. The value of the second option (“Party F Second Round Option #2”) consisted of (i) stock consideration of Party F’s shares with a proposed value of approximately $2.96 per share of Company Common Stock (based on Party F’s proposed fixed exchange ratio) and (ii) cash consideration of $7.29 per share. With respect to both options, Party F required a 30-day exclusivity period in order to proceed further with negotiations.

Also on March 6, 2018, the representatives of Eversheds Sutherland provided the Board, by email, summary, side-by-side comparisons of the bidder markups of (or comments on) the drafts of (1) the stock purchase/externalization agreement from Barings and Party C, and (2) the merger agreements from Party B and Party D, which portion of the comparison also included notes with respect to BSP’s outlined issues received on March 5, 2018. The representatives of Eversheds Sutherland noted that the summary comparison did not include information regarding Party A due to the fact that Party A had not submitted a markup of the draft merger agreement.

Later on March 6, 2018, the Board held an in-person meeting, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance, at which the Board, with the assistance of Houlihan Lokey and Eversheds Sutherland, reviewed in detail the second round indications of interest, the interested parties’ proposed acquisition prices and the components thereof and potential adjustments to consideration included in the indications of interest, among other items. The representatives of Houlihan Lokey generally reviewed with the Board the process that had been undertaken with respect to analyzing potential strategic transactions to date and informed the Board that Houlihan Lokey had conducted a preliminary review of Party F’s second round indication of interest, which had been received earlier in the day. The Board, after discussions with the assistance of Houlihan Lokey, determined that Party F’s second round indication of interest was not as competitive as other second round indications of interest already received. The Board, with the assistance of the representatives of Houlihan Lokey, then further discussed the fact that Party A had not completed its diligence and highlighted the associated transaction execution risks. The Board and Houlihan Lokey also discussed Party B’s CVR consideration and the transfer restrictions and other related attributes. The Board then discussed with the representatives of Houlihan Lokey the Barings Legacy Externalization Proposal, Party C Second Round Option #1 and Party C Second Round Option #2.

During the March 6 meeting, representatives of Houlihan Lokey reviewed with the Board a summary of the execution alternatives, including the Dual Transaction Option, and potential advantages and disadvantages of each, and discussed the changes in proposals received from the initial indications of interest to the second round indications of interest. After noting that the BSP Second Round Asset Purchase Proposal would eliminate the market’s perception of risk in, and the volatility associated with, the Company’s existing investment portfolio due to the all-cash consideration, the Board, with the assistance of the representatives of Houlihan Lokey, further discussed the possibility of executing the Dual Transaction Option. With regard to the externalization portion of the Dual Transaction Option, the Board, with the assistance of the representatives of Houlihan Lokey, noted that because of the reduced economics associated with managing a portfolio initially consisting of all cash, the value of the consideration proposed in the current externalization bids would likely be decreased in connection with any bid relating to the Dual Transaction Option, and the proposed fee structures would likely need to be adjusted to better match the timeframe for transitioning to a permanent private debt portfolio from cash. The Board also considered that such a dual transaction could result in aggregate consideration to the Company’s stockholders at a premium to the Company’s net asset value. The representatives of Houlihan Lokey discussed approaching

Barings and Party C to request follow-up information on their proposals, including the submission of additional details on their business plans and investment strategies, as well as to determine their interest level in submitting a proposal to manage a portfolio initially consisting of all cash, which would allow the Board to assess more effectively the Dual Transaction Option. The Board noted, however, that it would need further detail on Barings’ and Party C’s origination capabilities and investment strategies before selecting the Dual Transaction Option instead of the other available options. The Board then further discussed, with the assistance of the Houlihan Lokey and Eversheds Sutherland representatives, potential execution risks and timing of each type of proposed transaction, and potential tax implications of the premiums proposed to be paid in the externalization transactions, among other items. The Board also discussed, with the assistance of representatives of Houlihan Lokey, the fact that the Dual Transaction Option was contingent on executing the all-cash asset sale contemplated by the BSP Second Round Asset Purchase Proposal, which the Board determined represented the most valuable consideration for the Company’s stockholders out of all the business combination transactions, considering, among other items, the significant stock equity consideration components (including the difference between the issuance prices and then-current trading prices) proposed by Party A, Party B, Party D and Party F and/or the execution risks associated with entering into a business combination transaction with such parties.

Following further discussion at the March 6 meeting, the Board authorized and directed Houlihan Lokey to engage with Party C in order to obtain a firm proposal on the terms of an externalization transaction to manage a portfolio initially consisting of all cash. The Board also emphasized its desire to keep available as strategic transaction options the Barings Legacy Externalization Proposal, Party C Second Round Option #1 and Party C Second Round Option #2.

On March 7, 2018, the Board held a teleconference, with the representatives of Houlihan Lokey and Eversheds Sutherland in attendance, to receive an update on Houlihan Lokey’s discussions with Party C regarding its interest in participating in the externalization portion of the Dual Transaction Option. The representatives of Houlihan Lokey informed the Board that Party C was at that point not interested in participating in the externalization portion of the Dual Transaction Option. The Board, with the assistance of the representatives of Houlihan Lokey, further discussed the investment performance of Barings and Party C, among other items. Following further discussions about Barings’ origination capabilities and platform, the Board authorized and directed Houlihan Lokey to approach Barings to solicit their interest in, and potential terms of, an externalization transaction to manage a portfolio initially consisting of all cash in connection with the Dual Transaction Option. The Board discussed that, in the event that neither Party C nor Barings was interested in participating in the externalization portion of the Dual Transaction Option, the BSP Second Round Stock Sale Proposal, the BSP Second Round Asset Purchase Proposal, the Barings Legacy Externalization Proposal, Party C Second Round Option #1 and Party C Second Round Option #2 were still viable strategic transaction alternatives.

On March 8, 2018, Barings submitted a letter to the Board, along with supplemental materials, providing more information about the Barings Legacy Externalization Proposal and Barings’ track record in general. The letter set forth Barings’ perspective on go-forward investment strategy, dividends, and cost allocations, and noted that Barings intended to transition the Company’s portfolio to a senior-secured strategy focused primarily on first lien loans. Barings’ letter noted its commitment to generate a minimum 8% dividend yield for the Company’s stockholders, which was a modest decrease from the current yield. Barings’ letter also emphasized that its proposed 1.375% base management fee and general and administrative expense ratio would be among the lowest in the BDC market.

On March 9, 2018, the Board held a teleconference, with the representatives of Houlihan Lokey and Eversheds Sutherland in attendance, to discuss the letter and supplemental materials received from Barings on March 8, 2018 and the feedback Houlihan Lokey had received from Barings regarding its interest in participating in the externalization portion of the Dual Transaction Option. During the meeting, the representatives of Houlihan Lokey informed the Board that Barings was interested in managing a portfolio initially consisting of all cash, but noted that, given the reduced economics associated with managing a portfolio initially consisting of all cash, Barings would likely reduce its proposed upfront cash consideration to the Company’s stockholders as well as its overall capital commitment to purchase shares of Company Common Stock. In addition, given that the portfolio would initially consist of all cash and subsequently be transitioned to a portfolio consisting primarily of middle market directly originated loans, representatives of Houlihan Lokey informed the Board that Barings might also reduce the proposed management fee to better match the portfolio transition timeframe. The Board noted that Barings, due to its significant liquid portfolio capabilities and robust origination platform capabilities, may be better suited than Party C in managing the transition of the portfolio from its initial all-cash composition. Houlihan Lokey then informed the Board that Barings intended to submit a written proposal for the externalization portion of the Dual Transaction Option in the ensuing days. Houlihan Lokey also informed the Board that Party C had re-initiated, unsolicited, discussions with Houlihan Lokey about participating in the externalization portion of the Dual Transaction Option. In addition, Houlihan Lokey informed the Board that Party A had informed Houlihan Lokey that its proposal no longer required exclusivity, but that Party A requested assurance that it was the preferred partner. After discussions, the Board informed Houlihan Lokey that it was not prepared to provide Party A with such assurance due to the risks of diverting focus from the negotiations with BSP, Barings, and Party C, and considering the execution risks of a transaction with Party A due to the fact that Party A had not submitted a markup of the draft merger agreement and had not completed its diligence on the Company’s investment portfolio.

At the March 9 meeting, the Board further discussed the BSP Second Round Stock Sale Proposal and the BSP Second Round Asset Purchase Proposal, along with all externalization options with Barings and Party C, including in connection with the Dual Transaction Option. The Board also discussed, with the assistance of the representatives of Houlihan Lokey, the timing of receiving Barings’ and Party C’s final proposals, and requested Houlihan Lokey to communicate with BSP to determine whether it was still prepared to execute on the BSP Second Round Stock Sale Proposal and the BSP Second Round Asset Purchase Proposal. Thereafter, the Board authorized and directed the representatives of Houlihan Lokey to engage in further discussions with Party C to obtain their best and final proposal for an externalization transaction to manage a portfolio initially consisting of all cash in connection with the Dual Transaction Option and to determine whether Party C intended to revise Party C Second Round Option #1 or Party C Second Round Option #2 in any manner. The Board also authorized and directed the representatives of Eversheds Sutherland to prepare and deliver to BSP a draft asset purchase agreement for review and markup.

Later in the afternoon on March 9, 2018, the representatives of Houlihan Lokey informed the Board by email that they had spoken with the representatives of BSP who had communicated that BSP was still prepared to execute on both the BSP Second Round Stock Sale Proposal and the BSP Second Round Asset Purchase Proposal. Houlihan Lokey also informed the Board that BSP had indicated its preference to execute on the BSP Second Round Asset Purchase Proposal.

During the evening of March 9, 2018, Party C submitted a proposal (which was further detailed in a presentation delivered on March 12, 2018) that contained revisions to both Party C Second Round Option #1 and Party C Second Round Option #2, but in which Party C declined to participate in the externalization portion of the Dual Transaction Option. Party C’s revisions to Party C Second Round Option #1 and Party C Second Round Option #2 (“Party C Revised Option #1” and “Party C Revised Option #2,” respectively, and collectively, the “Revised Party C Proposals”), both included the following increases or enhancements to Party C’s proposed consideration: (1) Party C would purchase 5% of nearly every investment portfolio asset held by the Company (representing an investment of approximately $50 million), and (2) if the transaction was structured to allow for the upfront management-rights-related cash payment to be deductible or amortizable for tax purposes, Party C would split such tax benefits with the Company. Party C’s presentation also stated that Party C’s plans for the Company would allow covering the existing $0.30 per share quarterly dividend and in the near future have the flexibility to either (a) grow a “reserve” via spillover taxable income, or (b) increase the dividend. Party C also indicted that it would migrate the Company’s portfolio to first lien, senior secured investments. As part of its proposal, Party C requested that the Company agree to proceed with it on an exclusive basis by 5:00 p.m. ET on March 12, 2018, after which its proposal would be rescinded.

On March 12, 2018, Barings submitted a proposal to the Board to participate in the externalization portion of the Dual Transaction Option (the “Barings Dual Transaction Externalization Proposal”). Based upon the scale, scope, liquid portfolio capabilities, direct origination capabilities and market resources of Barings, the Barings Dual Transaction Externalization Proposal set forth an investment strategy that indicated that Barings had the ability to rapidly invest the cash proceeds of any asset sale transaction and construct a new investment portfolio for the Company in a manner perceived by the Board to be more efficient than Party C. Given the increased origination efforts required with a portfolio initially consisting of all cash, as well as the concomitant reduction in the management and incentive fees which could be earned by Barings during the period prior to the time that the Company’s investment portfolio would be fully or substantially invested in middle market directly originated loans, the Barings Dual Transaction Externalization Proposal proposed a reduction to $85 million from $125 million in cash consideration to become the Company’s investment adviser, the majority of which would be paid to the Company’s stockholders at closing, conditioned upon approval of the transactions. The Barings Dual Transaction Externalization Proposal also proposed (i) a $100 million purchase of outstanding shares of Company Common Stock via a Dutch tender offer or other agreed-upon approach, and (ii) a commitment to purchase, during the 12 months subsequent to closing, up to $50 million in aggregate amount of Company Common Stock in the open market at market prices below net asset value, which remained unchanged from the Barings Legacy Externalization Proposal.

With regard to fee structure, rather than the 1.375% management fee proposed in its second round indication of interest to manage the Company’s existing portfolio, the Barings Dual Transaction Externalization Proposal proposed a tiered base management fee structure of (i) 1% of gross assets, less cash, in 2018, (ii) 1.125% of gross assets, less cash, in 2019, and (iii) 1.375% of gross assets, less cash, in 2020 and thereafter. The proposed incentive fee structure included an income-based incentive fee of 20% of pre-incentive fee net investment income, with an 8% hurdle rate, which remained unchanged from the Barings Legacy Externalization Proposal. The income-based portion of the incentive fee, as proposed in the Barings Dual Transaction Externalization Proposal, included an incentive fee cap and lookback (on a go-forward basis) beginning January 1, 2020. Moreover, the Barings Dual Transaction Externalization Proposal requested certain protections for Barings if it were to be approved as the new investment adviser for the Company, included among other items, the ability to elect 100% of the Company’s board of directors (as a staggered board).

With regard to the investment strategy set forth in the Barings Dual Transaction Externalization Proposal for managing a portfolio initially consisting of all cash, Barings indicated that the cash would be initially invested into liquid loans, high-yield bonds and other liquid assets in short order after the completion of the transaction and that middle market direct loans would be originated and replace the liquid investments over an estimated two-year time period, focusing on directly originated senior secured loans. In addition, the Barings Dual Transaction Externalization Proposal indicated that, during the conversion period, dividends would be based on net investment income; no incentive fee would be earned unless a yield of 8% or greater was achieved. Barings also stated it was willing to consider waiving fees to accomplish a 6% dividend yield in the first four quarters post-close and a 7% dividend yield in the first five to eight quarters post-close.

Later on March 12, 2018, Houlihan Lokey, at the direction of the Board, delivered a draft asset purchase agreement to BSP for its review and markup.

On March 13, 2018, BSP submitted a proposal to externalize the Company’s management function in conjunction with the BSP Second Round Asset Purchase Proposal (the “BSP Externalization Proposal”). The BSP Externalization Proposal included a $25 million upfront cash payment and proposed (i) a 1.5% management fee on gross assets, (ii) a 20% incentive fee above a 7% hurdle and (iii) fee waivers during the first year post-closing.

Also on March 13, 2018, the Board held a teleconference, with the representatives of Houlihan Lokey and Eversheds Sutherland in attendance, to review in detail the Barings Legacy Externalization Proposal, the Barings Dual Transaction Externalization Proposal, the BSP Externalization Proposal, and the Revised Party C Proposals. The Board discussed, with the assistance of Houlihan Lokey and Eversheds Sutherland, the differences in the combined investment amounts between the Barings Legacy Externalization Proposal ($275 million) and the Barings Dual Transaction Externalization Proposal ($235 million), and the components thereof, including the potential tax implications of each proposal. The Board also discussed, with the assistance of Houlihan Lokey and Eversheds Sutherland, Barings’ investment strategy in each option, as compared to Party C’s investment strategy, before discussing the enhancements in the Revised Party C Proposals. Houlihan Lokey informed the Board that Party C had extended its exclusivity request to 5:00 p.m., ET on March 13, 2018, after which it indicated it would rescind the proposal.

Also during the March 13 teleconference, the Board engaged in an extensive discussion about, among other items, the benefits of the Dual Transaction Option, including that it might result in the delivery of the highest value to the Company’s stockholders as compared to the BSP Second Round Asset Purchase Proposal and the stand-alone externalization proposals in isolation, and would eliminate the market’s perception of risk in, and the volatility associated with, the Company’s existing investment portfolio. The Board also discussed the execution risks associated therewith, noting specifically the increased execution risk of negotiating with and between two counterparties and closing the respective transactions. The Board noted that Barings and BSP had indicated that they may be willing to consider hiring the Company’s employees, which could potentially decrease severance costs for the Company, the benefit of which would accrue to stockholders, and also discussed the origination capabilities, platform and investment strategy proposed by Barings in connection with the Dual Transaction Option and the capital support provided by each of the externalization proposals. The Board noted the post-closing capital support advantages of the Barings Legacy Externalization Proposal and the Barings Dual Transaction Externalization Proposal compared to the Revised Party C Proposals. In addition, the Board noted the fact that Party C had not submitted a proposal to participate in the externalization portion of the Dual Transaction Option, and thus, entering into an externalization transaction with Party C would preclude monetization of the Company’s investment portfolio for cash at a price close to the portfolio’s most recently determined fair value in connection with the BSP Second Round Asset Purchase Proposal and render unavailable the potential benefits thereof.

Prior to the conclusion of the March 13 teleconference, the Board authorized and directed Houlihan Lokey to coordinate an in-person meeting with Barings and the Board to discuss the Barings Dual Transaction Externalization Proposal and related matters in detail, and authorized and directed Eversheds Sutherland to continue to negotiate the draft asset purchase agreement with BSP relating to the BSP Second Round Asset Purchase Proposal. The Board also directed the representatives of Houlihan Lokey to communicate to Barings that the Company would require the $85 million cash consideration payable to the Company’s stockholders in the Barings Dual Transaction Externalization Proposal to be paid in full at closing in order to consider proceeding with such transaction. The Board also requested that Houlihan Lokey confirm that Barings would commit to making a $100 million investment in newly issued shares of Company Common Stock at closing and would extend its commitment to purchase up to $50 million in aggregate amount of Company Common Stock in the open market for an additional 12 months (two years in total) post-closing. The Board also directed Houlihan Lokey to inform Party A and Party B that they would be removed from consideration in light of the fact that they would need to conduct additional diligence (in the case of Party A), and improve their bids in order to be competitive with the other proposals which were under consideration by the Board at that time (including the BSP Second Round Asset Purchase Proposal, the BSP Second Round Stock Sale Proposal, the Barings Legacy Externalization Proposal, the Revised Party C Proposals, the BSP Externalization Proposal and the Barings Dual Transaction Externalization Proposal). The Board noted that engaging in further negotiations with Party A and/or Party B entailed execution risks and increased the risk from a timing perspective that the Company would not be able to execute a transaction with BSP, Barings, Party C or any potential Dual Transaction Option.

On March 14, 2018, the Board and the representatives of Houlihan Lokey met in person with the senior management team from Barings and representatives of its financial advisor, Wells Fargo Securities, LLC, to review in detail the Barings Dual Transaction Externalization Proposal, including among other topics, Barings’ business plan, key considerations of the proposal, corporate governance matters and the completed questionnaire prepared by Barings pursuant to Section 15(c) of the 1940 Act, which included, for the Board’s evaluation, information about Barings’ capacity as an investment adviser to the Company. During the meeting, Barings confirmed that it would revise the Barings Dual Transaction Externalization Proposal to include (1) $85 million cash consideration paid in full at closing to the Company’s stockholders, (2) a commitment to invest $100 million in newly issued shares of Company Common Stock at net asset value, determined after giving effect to the Asset Sale and the transactions contemplated thereby, at closing, and (3) a commitment to purchase up to $50 million in aggregate amount of Company Common Stock in the open market for an additional 12 months (two years in total) post-closing (the “Revised Barings Dual Transaction Externalization Proposal”). The attendees also discussed the Barings Legacy Externalization Proposal, the terms of which had not changed. Barings indicated its willingness to undertake either of the Revised Barings Dual Transaction Externalization Proposal or the Barings Legacy Externalization Proposal.

Also on March 14, 2018, the Company received an outline of BSP’s comments to the draft asset purchase agreement previously provided.

On March 15, 2018, the Board held a teleconference, with the representatives of Houlihan Lokey and Eversheds Sutherland in attendance, to discuss the strategic review process generally and review all updates to proposals received to date. Representatives of Houlihan Lokey reviewed with the Board the financial terms of the proposals that had been received. The Board, with the assistance of the representatives of Houlihan Lokey, discussed the potential impact of proposed post-transaction capital support from each relevant party on the Company Common Stock post-externalization outside of the Dual Transaction Option. The attendees discussed timing matters and execution risks relating to the Barings Legacy Externalization Proposal, the Revised Barings Dual Transaction Externalization Proposal (coupled with the BSP Second Round Asset Purchase Proposal), the BSP Second Round Stock Sale Proposal and the Revised Party C Proposals. The Board also considered potential market price ranges post-transaction in the Dual Transaction Option, noting the potential for increased public confidence in the fully transitioned portfolio in the long term. During the meeting, representatives of Eversheds Sutherland also reviewed with the Board a summary of the key contractual terms and related issues raised in BSP’s comments on the draft asset purchase agreement that had been provided by BSP, and noted considerations under the 1940 Act in the context of the externalization proposals. Afterwards, upon further consideration of the potential benefits of the Dual Transaction Option, as previously noted during the March 13, 2018 teleconference, and considering the confirmed consideration, capital commitment and post-transaction capital support in the Revised Barings Dual Transaction Externalization Proposal, the Board informed the representatives of Houlihan Lokey and Eversheds Sutherland of its decision to pursue the Dual Transaction Option as a combination of the BSP Second Round Asset Purchase Proposal and the Revised Barings Dual Transaction Externalization Proposal (the “BSP/Barings Dual Transaction”). The Board then directed Houlihan Lokey and Eversheds Sutherland to proceed in negotiations with BSP and Barings accordingly.

During the March 15 meeting, the Board and the representatives of Houlihan Lokey and Eversheds Sutherland discussed the form of opinion that Houlihan Lokey would, if requested by the Board and appropriate, render to the Board as to the fairness, from a financial point of view, to the Company or its stockholders, as applicable, of the consideration to be received by such party or parties in a transaction, given the potential execution of a Dual Transaction Option. The parties discussed, among other things, the ability to conduct financial analyses sufficient to support an opinion of such nature for the externalization transaction portion of the potential Dual Transaction Option when the asset sale transaction portion of the potential Dual Transaction Option would result in the Company having a portfolio initially consisting of all cash with no operating history and, in all likelihood, no reliable financial projections as to its future financial performance. Accordingly, Houlihan Lokey informed the Board that with respect to the proposed BSP/Barings Dual Transaction, it would, if requested and appropriate, render to the Board an opinion as to the fairness, from a financial point of view, to the Company of the consideration to be received by it in the asset sale transaction portion of the BSP/Barings Dual Transaction and such opinion would not address any aspect or implication of the externalization transaction. The representatives of Eversheds Sutherland then discussed with the Board the standard of conduct and the information to be reviewed and considered in lieu of a fairness opinion on an externalization transaction, including the 1940 Act Section 15(c) questionnaire and accompanying information.

On March 15, 2018, the Company terminated access to the electronic data room for all parties other than Barings and BSP.

On March 16, 2018, Party F submitted a supplemental proposal letter, which revised the terms of Party F Second Round Option #1 to subject each CVR to a minimum total value of $2.00, noting that holders of a CVR would in no event receive less than $2.00. Additionally, Party F noted that the holders of a CVR could receive more than $3.00 per share, to the extent the amounts recovered by the CVR were in excess of $3.00 per share.

Also on March 16, 2018, representatives of Eversheds Sutherland and Barings’ outside counsel, Dechert LLP (“Dechert”), engaged in discussions regarding the structure of the externalization transaction. Subsequent discussions were held on March 17 and March 18, 2018.

On the morning of March 17, 2018, the Board, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance, held a teleconference to review in detail overlap issues pertaining to the BSP/Barings Dual Transaction. The Board also discussed, with the assistance of Eversheds Sutherland, the contractual terms of the draft asset purchase agreement with BSP and the draft stock purchase and externalization agreement with Barings, including the draft investment advisory agreement and administration agreement related thereto. The Board also discussed, with the assistance of Eversheds Sutherland, Barings’ desire that the asset sale and the Revised Barings Dual Transaction Externalization Proposal be considered together for purposes of determining whether any competing bids could be considered “superior proposals,” given the interaction between the two proposals and the importance of the counterparties to each in obtaining stockholder approval, and fiduciary matters relating thereto.

On March 18, 2018, representatives of Eversheds Sutherland delivered an updated draft asset purchase agreement to BSP’s outside counsel, Ropes & Gray LLP (“R&G”).

On March 19, 2018, representatives of Eversheds Sutherland delivered updated drafts of the investment advisory agreement and administration agreement, along with a draft stock purchase and externalization agreement, to Dechert.

On March 20, 2018, representatives of R&G delivered to Eversheds Sutherland a revised draft of the asset purchase agreement.

On March 20, 2018, representatives of Dechert delivered to Eversheds Sutherland updated drafts of the investment advisory agreement and the administration agreement.

On March 21, 2018, representatives of Dechert delivered to Eversheds Sutherland a revised draft of the stock purchase and externalization agreement.

Also on March 21, 2018, representatives from Eversheds Sutherland distributed final copies of the draft investment advisory agreement and administration agreement by and between the Company and Barings, or a Barings affiliate, to the Board for final review.

In the morning of March 22, 2018, representatives of the Company’s management and representatives of Houlihan Lokey held a teleconference with BSP to discuss business issues relating to the draft asset purchase agreement.

Later on March 22, 2018, representatives of the Company’s management and representatives of Houlihan Lokey and Eversheds Sutherland held multiple conference calls with Barings and its financial and legal advisors to discuss business and legal issues relating to the draft stock purchase and externalization agreement, overlap issues with the draft asset purchase agreement by and between the Company and BSP, and matters relating to the schedules to the draft stock purchase and externalization agreement.

In the afternoon of March 22, 2018, the Board held an in-person meeting to consider approval of the Advisory Agreement and the Administration Agreement. Following discussion and review of material information, the Board approved the Advisory Agreement and the Administration Agreement, subject to (1) approval of the sale of all or substantially all of the Company’s assets to BSP or one or more of its affiliates, (2) approval of the Advisory Agreement by the Company’s stockholders and (3) consummation of the sale of all or substantially all of the Company’s assets to BSP or one or more of its affiliates and the externalization transaction with Barings. See “Proposal 3 – Approval of the Advisory Agreement – Board Approval of the Advisory Agreement” for more information regarding the Board’s approval of the Advisory Agreement.

During the in-person meeting on March 22, 2018, the Board also discussed with representatives of Houlihan Lokey and Eversheds Sutherland the status of negotiations with regard to the BSP/Barings Dual Transaction, including the status of the draft asset purchase agreement negotiations with BSP and status of the draft stock purchase and externalization agreement negotiations with Barings. Representatives from Houlihan Lokey also reviewed with the Board Houlihan Lokey’s preliminary financial analyses with respect to the Company and the proposed asset sale and supplemental financial information with respect to the proposed externalization transaction. The representatives of Eversheds Sutherland then proceeded to provide an overview of the proposed transactions, the proposed contingent nature of the asset sale and the externalization transaction on one another, and the relevant agreements, including a discussion of the termination fees in the context of the dual nature of the transactions, and the Board’s fiduciary responsibilities.

On March 23, 2018, representatives of the Company and its outside litigation counsel held a teleconference with representatives of Barings and its outside legal counsel to discuss updates relating to pending legal proceedings at the Company. See our annual report on Form 10-K for the year ended December 31, 2017, attached as Appendix F to this proxy statement, for more information relating to such legal proceedings.

Later on March 23, 2018, representatives of the Company’s management and Houlihan Lokey held a teleconference with BSP during which BSP performed certain bringdown diligence procedures on the Company’s investment portfolio. Following the teleconference, BSP and the Company agreed to a $3 million purchase price reduction to $981,178,542, or approximately 96.5% of the fair market value of the Company’s December 31, 2017 investment portfolio.

On March 23, 2018, representatives of Eversheds Sutherland delivered to R&G a revised draft of the asset purchase agreement.

On March 24, 2018, representatives of R&G delivered to Eversheds Sutherland a revised draft of the asset purchase agreement, and Eversheds Sutherland delivered to Dechert a revised draft of the stock purchase and externalization agreement.

On March 25, 2018, representatives of Dechert delivered to Eversheds Sutherland a revised stock purchase and externalization agreement.

On the evening of March 27, 2018, the Board met on a teleconference with representatives of Houlihan Lokey and Eversheds Sutherland in attendance to receive an update on the negotiation process with BSP and Barings and to review Houlihan Lokey’s preliminary financial analyses with respect to the Company and the proposed asset sale and supplemental financial information with respect to the proposed externalization transaction. In addition, Eversheds Sutherland provided an overview of the recently passed Small Business Credit Availability Act, which permits BDCs such as the Company to decrease their asset coverage ratio to 150% from 200% upon approval from the board of directors or stockholders. Following such presentation, the Board, with the assistance of Houlihan Lokey and Eversheds Sutherland, discussed the effect of such legislation with respect to the externalization aspect of the BSP/Barings Dual Transaction. Representatives of Eversheds Sutherland then provided an overview of the proposed transactions, including a summary of the key terms in the draft asset purchase agreement and the draft stock purchase and externalization agreement and any remaining open items in each. The Board, with the assistance of the representatives from Houlihan Lokey and Eversheds Sutherland, also discussed Barings’ request to include amendments to the Company’s articles of amendment and restatement (the “Articles”) as a closing condition to the externalization transaction and the increased execution risks associated therewith, and closing conditions to the BSP/Barings Dual Transaction in general. The representatives of Eversheds Sutherland discussed with the Board the applicable standard of conduct and applicable fiduciary duties in the context of the potential to reduce the Company’s required asset coverage ratio as a result of the Small Business Credit Availability Act, and noted that, although Barings had requested that a proposal to reduce the Company’s asset coverage requirement be submitted to stockholders in connection with the BSP/Barings Dual Transaction, the approval of such proposal was not a condition to closing.

On March 27, 2018, representatives of R&G provided an outline of open issues on the asset purchase agreement. Later in the evening of March 27, 2018, representatives of Eversheds Sutherland delivered to R&G an updated draft of the asset purchase agreement and, on the following day, an updated draft of the related purchase price formula. Also on March 27, 2018, representatives of Eversheds Sutherland provided Dechert with a revised draft of the stock purchase and externalization agreement.

On March 27 and March 28, 2018, following the execution of appropriate waivers to, and consents under, the applicable confidentiality agreements, Barings was provided with information concerning the Asset Sale, and BSP was given information concerning the Externalization Transaction, in each case so that the interaction of the two transactions could be understood and evaluated and that necessary provisions could be coordinated between the two agreements. Thereafter, under signing of the agreements, each of Barings and BSP was provided with periodic updates as negotiations progressed.

On March 28 and March 29, 2018, representatives of the Company’s management and representatives of Houlihan Lokey and Eversheds Sutherland held multiple teleconferences with BSP and its legal and financial advisors to discuss revisions to the draft asset purchase agreement (including a revised draft of the asset purchase agreement delivered by R&G to Eversheds Sutherland on March 29, 2018) and overlap issues with the draft stock purchase and externalization agreement, and exchanged multiple drafts of the agreements. In addition, on March 28 and March 29, 2018, representatives of the Company’s management and representatives of Houlihan Lokey and Eversheds Sutherland held multiple teleconferences with Barings and its legal and financial advisors to discuss revisions to the draft stock purchase and externalization agreement (including a revised draft that was delivered by Dechert to Eversheds Sutherland on March 29, 2018) and overlap issues with the draft asset purchase agreement and exchanged multiple drafts of the agreements.

On the morning of March 30, 2018, representatives of Eversheds Sutherland delivered to R&G a revised draft of the asset purchase agreement.

On the afternoon of March 30, 2018, the Board held a teleconference with representatives of Houlihan Lokey and Eversheds Sutherland in attendance to receive an update on the negotiation process with BSP and

Barings and updates to Houlihan Lokey’s preliminary financial analyses with respect to the Company and the proposed asset sale transaction and supplemental financial information regarding the proposed externalization transaction. The Board also discussed, with the assistance of Houlihan Lokey and Eversheds Sutherland, remaining open business and legal items in the negotiations regarding the draft asset purchase agreement and the draft stock purchase and externalization agreement, as well as matters relating to potential severance expenses, tax treatment, SBIC licenses and projected timing going forward with regard to the BSP/Barings Dual Transaction. Afterwards, the representatives from Houlihan Lokey held a teleconference with BSP in order to discuss remaining open financial items in the draft asset purchase agreement and overlap issues with the draft stock purchase and externalization agreement.

Later in the afternoon of March 30, 2018, the Board held a teleconference, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance, to receive an update on Houlihan Lokey’s discussions with BSP. During the teleconference, the Board, with the assistance of Houlihan Lokey and Eversheds Sutherland, discussed the remaining open items with Barings relating to the draft stock purchase and externalization agreement and overlap issues with the draft asset purchase agreement. The Board also discussed the interplay of, and relationship between, the asset sale to BSP and externalization transaction with Barings in the context of necessary stockholder approval requirements and closing conditions, among other items.

Late in the evening of March 30, 2018, representatives of R&G delivered to Eversheds Sutherland a revised draft of the asset purchase agreement.

On the morning of March 31, 2018, the Board held a teleconference, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance, to discuss the financial aspects and execution risks of the BSP/Barings Dual Transaction as compared to the Barings Legacy Externalization Proposal and, for reference, the Revised Party C Proposals. The representatives of Eversheds Sutherland reviewed with the Board members the applicable standard of conduct and other fiduciary duties. The representatives of Eversheds Sutherland then proceeded to provide a summary of the BSP/Barings Dual Transaction and any remaining open items in the draft asset purchase agreement and draft stock purchase and externalization agreement. The Board also discussed, with the assistance of Houlihan Lokey and Eversheds Sutherland, timing going forward with regard to negotiating with each of BSP and Barings.

Also on the morning of March 31, 2018, representatives of the Company’s management and representatives of Houlihan Lokey held a teleconference with Barings and its financial advisors to discuss remaining open financial items in the draft stock purchase and externalization agreement and overlap issues with the draft asset purchase agreement.

Later in the morning of March 31, 2018, representatives of the Company’s management and representatives of Houlihan Lokey held a teleconference with BSP and its financial advisors to finalize remaining open financial items in the draft asset purchase agreement. In the afternoon of March 31, 2018, representatives of R&G delivered to Eversheds Sutherland a revised draft of the asset purchase agreement to reflect matters relating to the purchase price formula.

On April 1, 2018, representatives of Eversheds Sutherland delivered to Dechert a revised stock purchase and externalization agreement.

In the afternoon of April 1, 2018, the Board held a teleconference, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance, to receive an update on the negotiations with BSP and Barings and updates to Houlihan Lokey’s preliminary financial analyses with respect to the Company and the proposed asset sale transaction and supplemental financial information regarding the proposed externalization transaction. The Board, with the assistance of Houlihan Lokey, also reviewed the financial terms of the BSP/Barings Dual Transaction as compared to the financial terms of the Barings Legacy Externalization Proposal.

Also during the April 1, 2018 teleconference, the Board, with the assistance of representatives of Houlihan Lokey and Eversheds Sutherland, further discussed and reviewed financial, structural and legal differences between the BSP/Barings Dual Transaction as compared to the Barings Legacy Externalization Proposal. The representatives from Eversheds Sutherland then proceeded to summarize for the Board the current drafts of the asset purchase agreement and the stock purchase and externalization agreement. Following the discussion, the Board authorized and directed the representatives of the Company’s management, Houlihan Lokey and Eversheds Sutherland to proceed with finalizing the asset purchase agreement and the stock purchase agreement and to communicate with BSP and Barings as necessary to prepare the agreements for Board approval and to formally present the BSP/Barings Dual Transaction for Board approval.

From April 1, 2018 until the early evening of April 3, 2018, representatives of the Company’s management and representatives of Houlihan Lokey and Eversheds Sutherland exchanged multiple drafts of the draft asset purchase agreement and the draft stock purchase and externalization agreement with BSP and Barings, and their respective legal advisors, in order to finalize the agreements. In particular, the parties engaged in negotiations regarding closing conditions, including those related to the “pro forma net asset value” and “pro forma investment company taxable income (“ICTI”) of the Company and calculations thereof.

In the early evening of April 3, 2018, the Board held a teleconference, with representatives of Houlihan Lokey and Eversheds Sutherland in attendance to consider approval of the Asset Purchase Agreement and of the Externalization Agreement, and to hold a formal vote on whether to approve such agreements and the transactions contemplated thereby. At the request of the Board, representatives of Houlihan Lokey reviewed and discussed its financial analyses with respect to the Company and the proposed asset sale transaction. Thereafter, at the request of the Board, the representatives of Houlihan Lokey orally rendered Houlihan Lokey’s opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated April 3, 2018), as to, as of such date, the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the Asset Sale pursuant to the Asset Purchase Agreement.

Later during the April 3 meeting, representatives of Eversheds Sutherland reiterated the applicable standard of conduct, fiduciary duties and the responsibilities of the Board before providing an overview of the Asset Purchase Agreement and the Externalization Agreement, including a summary of the key terms and closing conditions in each, the interaction of the two agreements and related matters. After further discussion, the Board unanimously determined that the Asset Purchase Agreement, the Externalization Agreement and the transactions contemplated thereby were advisable to and in the best interests of the Company and its stockholders and unanimously voted to approve the Asset Purchase Agreement, the Externalization Agreement and the transactions contemplated thereby, and to recommend that the Company’s stockholders approve the Asset Purchase Agreement, the Stock Issuance and the transactions contemplated thereby, and directed that the relevant matters be submitted to the stockholders for approval and adoption at a meeting of stockholders together with the Board’s recommendation that the stockholders approve such matters.

On the evening of April 3, 2018, following the meeting of the Board, representatives of the Company, BSP, Barings, R&G and Dechert held teleconferences, as necessary, to confirm that the Asset Purchase Agreement, Externalization Agreement and other transaction documents were in final form and to exchange executed copies of each. Thereafter, during the evening of April 3, 2018, the Company and Asset Buyer executed the Asset Purchase Agreement and, concurrently therewith, the Company and Barings executed the Externalization Agreement.

On the morning of April 4, 2018, prior to the opening of trading markets, the Company issued a press release announcing the Transactions.

Reasons for the Transactions

In recommending that the Company’s stockholders approve the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal, the Board considered the terms of the Asset Purchase Agreement, the Externalization Agreement, the Advisory Agreement and the other transactions and agreements relating thereto, as well as a wide range of other available strategic alternatives and proposals. As part of its evaluation, the Board considered the financial terms, risks, timing and uncertainties of alternatives available to the Company, as well as financial information prepared by the Company’s senior management. The Board consulted with outside financial and legal advisors and the Company’s senior management team, and considered a number of reasons. These reasons included, but were not limited to, the following, which the Board viewed as supporting its determination (which reasons are not necessarily presented in order of relative importance or significance):

•	The Company will receive in cash an aggregate purchase price equal to $981.2 million in the Asset Sale, subject to certain adjustments to take into account portfolio activity since December 31, 2017 and certain other agreed upon adjustments, which amount represents, before transaction expenses, approximately 96.5% of the $1.016 billion gross fair value of the Company’s investment portfolio as of December 31, 2017.

•	The Asset Sale completely monetizes the Company’s investment portfolio for cash at a price close to the most recently determined fair value of the investment portfolio, thereby eliminating the market’s perception of risk in, and the volatility associated with, the Company’s existing investment portfolio.

•	The Asset Sale and Externalization Transaction, considered together, will both monetize the Company’s entire investment portfolio and provide a cash payment directly to the Company’s stockholders and represent, after estimated transaction expenses and estimated severance, approximately 103% of the net asset value of the Company as of December 31, 2017.

•	The Company’s stockholders will receive $85 million, or $1.78 per share of Company Common Stock, in cash directly from Barings in the Externalization Transaction, for total consideration to be received by the Company and its stockholders in connection with the Transactions representing, after estimated transaction expenses and estimated severance, approximately 103% of the net asset value of the Company as of December 31, 2017.

•	The purchase price to be paid under the Asset Purchase Agreement and the Stockholder Payment to be paid under the Externalization Agreement, which totals approximately $13.80 per share after estimated transaction expenses and estimated severance, is a 43% premium over the closing price per share of the Company Common Stock on November 2, 2017 (the first trading day after the announcement to pursue strategic alternatives), and a 26% premium per share over the closing price of Company Common Stock on April 3, 2018 (the trading day immediately prior to the announcement of the Transactions).

•	The consideration to be paid under the Asset Purchase Agreement and Externalization Agreement will be in all cash.

•	The Purchase Price to be paid in the Asset Sale, even without giving effect to the additional consideration to be received in the Externalization Transaction, was one of the highest offers received for the purchase of the Company or all or substantially all of its assets and was the proposal with the highest percentage of total consideration being paid in the form of cash (100%) among offers for the purchase of the Company or all or substantially all of its assets.

•	Neither the Asset Sale nor the Externalization Transaction requires shareholder approvals by Asset Buyer or Barings to effectuate the proposed transactions.

•	The Company will receive, in connection with the Initial Stock Issuance, $100 million from Barings in exchange for newly issued shares of Company Common Stock at 100% of net asset value per share at the time of purchase, after giving effect to the Asset Sale, and resulting in Barings owning approximately 15% of Company Common Stock on a pro forma basis.

•	At least $50 million of the proceeds from the Initial Stock Issuance will be utilized by the Company for stock repurchases at a market price per share up to and including net asset value per share after the Closing of the Transactions, thus providing trading support and stability for the Company’s stock and resulting in Barings owning approximately an additional 1% of Company Common Stock on a pro forma basis, bringing Barings’ aggregate ownership of Company Common Stock on a pro forma basis to approximately 16% after the Initial Stock Issuance and the repurchases described in this paragraph.

•	At the closing of the Externalization Transaction, Barings will implement the two-year Trading Plan, under which it will acquire up to $50 million worth of Company Common Stock in open market purchases at a market price per share up to and including net asset value per share, and, if Barings does not acquire at least $50 million of worth of Company Common Stock under the Trading Plan, Barings will purchase the remainder directly from the Company at the greater of the then-current net asset value per share or the then-current market price per share of Company Common Stock on the NYSE, which could result in Barings owning approximately an additional 6% to 8% of outstanding Company Common Stock on a pro forma basis. Pro forma for the Initial Stock Issuance, $50 million in repurchases of Company Common Stock using proceeds from the Initial Stock Issuance and $50 million in repurchases of Company Common Stock under the Trading Plan, Barings’ aggregate ownership of the outstanding Company Common Stock is expected to be approximately 22% to 24%.

•	Each of the members of the Board, including a majority of the independent directors thereof, has approved the Advisory Agreement, conditioned on approval thereof by the stockholders of the Company and the consummation of the Asset Sale and Externalization Transaction.

•	The Board perceived the Transactions as providing better value to the Company’s stockholders than the other strategic alternatives evaluated by the Board, including (i) a sale of the entire Company, either for cash or buyer common stock, (ii) transactions solely involving the externalization of the Company, and (iii) the sale of certain of the assets of the Company.

•	The Company actively sought proposals from a large number of other interested parties that it believed were potential buyers of the Company or its assets, or were interested in externalizing the Company, as described below and as described in further detail in the section of this proxy statement captioned “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – Background of the Transactions”:

•	115 potential buyers were contacted;

•	The Company executed confidentiality agreements with 53 such potential buyers;

•	A total of 22 parties had submitted 26 proposals in the aggregate;

•	11 proposals involved business combinations in which stock constituted a portion of the purchase consideration;

•	One proposal related to an all-cash business combination transaction;

•	Nine proposals related to externalization of the Company’s management function;

•	Three proposals related to the purchase of all or a portion of the Company’s investments that were valued below-cost as of December 31, 2017;

•	One all-cash proposal related to the purchase of the Company’s entire investment portfolio;

•	One proposal related to a preferred equity investment in the Company;

•	Of the 22 parties who submitted initial indications of interest, eight (including Asset Buyer and Barings) were invited to further perform due diligence reviews and to submit proposals and markups of draft transaction agreements;

•	Taking into account Party A’s trading price per share as of the proposal date (which was below its December 31, 2017 net asset value per share), the consideration per share to the Company’s stockholders from Party A’s common stock would have been $6.63 in Party A common stock, and $5.70 per share in cash, or $12.33 per share of aggregate gross consideration (92% of the Company’s net asset value as of December 31, 2017). Party A also (i) did not submit a mark-up of the draft merger agreement, (ii) had not completed its due diligence of the Company’s investment portfolio, and (iii) indicated that it would only move forward if it was given exclusivity or assurance that it was the preferred partner;

•	In addition, the Board considered the risk that prolonging the strategic transaction review process further to allow Party A to perform due diligence and firm up its offer could have resulted in the loss of a favorable opportunity to successfully consummate a transaction on reasonable terms;

•	Although Party B’s proposal was as high as $12.63 per share (94% of the Company’s net asset value as of December 31, 2017), that value assumed that (i) the stock component of Party B’s proposal was worth $0.80 per share in excess of market value as of March 2, 2018, (ii) 100% of the $0.57 per share of CVR value would be realized by the Company’s stockholders, and (iii) the $0.30 per share of future fee waivers should be considered merger consideration. After adjusting for these factors, Party B’s proposal could be as low as $10.96 per share, or 84% of the Company’s net asset value as of December 31, 2017.

•	Party C’s proposals for an externalization transaction involved a significant up-front cash payment, but less in the way of price support for Company Common Stock relative to the Revised Barings Dual Transaction Externalization Proposal. Party C, and its management, proposed to purchase on the open market, post-close of the transaction, only $12 million in aggregate amount of Company Common Stock. Moreover, Party C proposed a $5 million investment in shares of newly issued Company Common Stock, compared to a $100 million investment from Barings in connection with the Externalization Transaction. In addition, Party C declined to submit a proposal to participate in the externalization portion of the Dual Transaction Option, and, thus, any externalization transaction with Party C would have been devoid of any benefits associated with monetizing the Company’s investment portfolio for cash at a price close to the portfolio’s most recently determined fair value;

•	Taking into account Party D’s trading price per share as of the proposal date (which was below its year-to-date average share price as of March 1, 2018), the consideration per share to the Company’s stockholders from Party D’s common stock would have been $9.22, or $11.45 per share of aggregate gross consideration (85% of the Company’s net asset value as of December 31, 2017);

•	Party E did not submit a proposal in the second round, despite being invited to do so; and

•	Although Party F Second Round Option #1 was, on its face and as proposed by Party F, for $12.00 per share, a component of that value (up to $3.00 per share) was in the form of a CVR, and expected to be paid shortly after December 31, 2021. Party F subsequently modified Party F Second Round Option #1 to subject each CVR to a minimum total value of $2.00 per share, or $11.00 per share gross aggregate consideration. Including the range of the potential value per share of the CVR, the aggregate potential value in Party F Second Round Option #1 to the Company’s stockholders was equal to a range of approximately 82% to 89% of the Company’s net asset value as of December 31, 2017. Alternatively, the aggregate potential value of Party F Second Round Option #2 to the Company’s stockholders was equal to approximately 76% of the Company’s net asset value as of December 31, 2017.

•	The terms and conditions of the Asset Purchase Agreement, the Externalization Agreement, the Advisory Agreement and related agreements, including:

•

Asset Buyer and Barings’ obligation to complete the Asset Sale and the Externalization Transaction, respectively, are not conditioned upon receipt of financing, and Asset Buyer and Barings provided a representation, or other satisfactory evidence, that they have sufficient cash and available lines of credit or other sources of immediately available cash to enable them to pay the purchase price due at closing of the Asset Sale and the Externalization Transaction, respectively;

•	The Board’s ability to change its recommendation to stockholders in certain circumstances, subject to Asset Buyer and Barings’ ability to propose adjustments to the terms and conditions of the Asset Purchase Agreement and the Externalization Agreement that may convince the Board not to change its recommendation, and subject to Asset Buyer and Barings’ right to terminate the Asset Purchase Agreement and the Externalization Agreement, respectively, following such change in recommendation and to collect a termination fee of $18 million and $6 million, respectively;

•	The Board’s ability to engage in discussions regarding, and ultimately accept, a Superior Proposal, subject to Asset Buyer and Barings’ ability to match such Superior Proposal and subject to paying Asset Buyer and Barings a termination fee of $18 million and $6 million, respectively;

•	The aggregate termination fee payable by the Company is less than 2.3% of the aggregate consideration to be paid to the Company by Asset Buyer and to the stockholders by Barings, which amount the Board believed was reasonable in light of, among other matters, the benefits of the Asset Sale and the Externalization Transaction to the Company and its stockholders, the typical size of the termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to competing acquisition proposals;

•	The Asset Purchase Agreement, the Externalization Transaction and the Advisory Agreement have customary terms and were the product of extensive arm’s-length negotiations by the Company with the assistance of its professional advisors;

•	Barings is well-known in the asset management industry and possesses the scale, scope, range of financing products and risk profile to navigate the increasingly sophisticated direct lending environment; and

•	The Company’s stockholders could experience future appreciation in the value of the common stock of the Company if Barings is able to successfully manage the Company.

In evaluating the Transactions, the Board considered the following additional reasons, which it viewed as supporting its determination:

•	The financial analyses reviewed by Houlihan Lokey with the Board as well as the oral opinion of Houlihan Lokey rendered to the Board on April 3, 2018 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board, dated April 3, 2018, which is attached as Appendix E to this proxy statement) as to, as of such date, the fairness, from a financial point of view, to the Company of the purchase price to be received in the Asset Sale pursuant to the Asset Purchase Agreement;

•	The supplemental financial information relating to the Externalization Transaction reviewed with the Board by Houlihan Lokey; and

•	Resolutions approving the Asset Purchase Agreement, the Externalization Agreement, the Advisory Agreement and the transactions contemplated thereby were unanimously approved by the Board, including its independent directors, which retained and received advice from Houlihan Lokey and Eversheds Sutherland.

In the course of reaching the determinations and decisions and making the recommendation described above, the Board considered the risks and potentially negative items relating to the Transactions, including the following material items (which are not necessarily presented in order of relative importance or significance):

•

The Asset Sale contemplates a sale of the Company’s only material revenue-generating assets. During the period of time that it takes to reinvest the proceeds from the Asset Sale, the Company intends to primarily invest those proceeds in liquid loans, high-yield bonds, and other liquid assets, which may produce returns that are significantly lower than the returns which the Company would expect to achieve when its portfolio is fully invested in securities meeting its investment objective. As a result, any dividends or distributions that the Company pays during such period may be substantially lower than the dividends or distributions that the Company may be able to pay when the portfolio is fully invested in securities meeting its investment objective;

•	The possibility that the consummation of the Transactions may be delayed or not occur at all, and the possible significant adverse impact that such event would have on the Company and its business;

•	The restrictions on the conduct of the Company’s business during the period between execution of the Asset Purchase Agreement and the Externalization Agreement and the closing thereof, which may delay or prevent the Company from undertaking business opportunities that may arise during such time which, absent the Asset Purchase Agreement and the Externalization Agreement, the Company might otherwise have pursued;

•	The disruption to the Company’s business that resulted from the negotiation of the Asset Purchase Agreement and the Externalization Agreement and the potential disruption that may result from announcement of the Asset Sale and the Externalization Transaction and the resulting distraction of management’s attention from day-to-day operation of the business;

•	The potential negative effect of the pendency of the Asset Purchase Agreement and the Externalization Agreement on the Company’s business, including uncertainty about the effect of the Asset Sale and the Externalization Transaction on the Company’s employees, business partners and other parties, which may impair the Company’s ability to retain and motivate key personnel, and could cause business partners, suppliers and others to seek to change existing business relationships with the Company;

•	Under the terms of the Asset Purchase Agreement and the Externalization Agreement, the Company is unable to actively solicit other acquisition proposals during the pendency thereof or to engage in discussions with parties that make unsolicited acquisition proposals;

•	The Company will be required to pay termination fees to Asset Buyer and Barings if the Asset Purchase Agreement and the Externalization Agreement are terminated under certain circumstances, including if the Asset Purchase Agreement and the Externalization Agreement are terminated in connection with an adverse recommendation change by the Board or as a result of the Company materially violating the “non-solicitation” or “no-shop” covenants thereof, or in the event the Board desires to accept a Superior Proposal from a third party;

•	The Company may be required to pay a “tail” termination fee to Asset Buyer and/or Barings if the Asset Purchase Agreement and/or the Externalization Agreement is terminated in certain circumstances and, within 12 months of such termination, the Company enters into a “competing proposal” with a third party and such “competing proposal” is subsequently consummated (but subject to the specific limitations set forth in the Asset Purchase Agreement and the Externalization Agreement);

•	The closing under the Asset Purchase Agreement and the Externalization Agreement is conditioned on stockholders’ approval of each of the Asset Sale Proposal, the Stock Issuance Proposal, and the Advisory Agreement Proposal, and, if such vote is not obtained, the Company will be required to reimburse up to a certain amount of Asset Buyer’s and Barings’ expenses;

•	The Asset Purchase Agreement obligates the Company to indemnify the Asset Buyer against certain liabilities;

•	The Company has agreed to not solicit or attempt to make loans to any Existing Portfolio Company after closing of the Asset Sale, which could limit the Company’s business after closing of the Asset Sale;

•	The Stockholder Payment to holders of Company Common Stock is expected to be taxable to Company stockholders as ordinary income;

•	Some of the Company’s directors and executive officers may be deemed to have interests in the Transactions that are different from, or in addition to, the interests of Company stockholders generally, as further described in the section of this proxy statement captioned “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – Interests of Certain Persons Related to the Company”; and

•	The items described in the section of this proxy statement captioned “Risk Factors.”

The foregoing discussion of reasons considered by the Board contains the material reasons considered by the Board, but is not in any way intended to be exhaustive. In light of the variety of reasons considered in connection with its evaluation of the Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determinations and recommendations. Each member of the Board applied his own business judgment to the process and may have given different weight to different reasons. The Board did not undertake to make any specific determination as to whether any reason or any particular aspect of a reason supported or did not support their ultimate determination. The Board based its respective recommendations on the totality of the information presented.

Opinion of the Financial Advisor to the Company

On April 3, 2018, Houlihan Lokey, orally rendered its opinion to the Company’s Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Company’s Board dated April 3, 2018), as to, as of April 3, 2018, the fairness, from a financial point of view, to the Company of the consideration to be received by it in the Asset Sale pursuant to the Asset Purchase Agreement.

Houlihan Lokey’s opinion was directed to the Company’s Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Company of the consideration to be received by it in the Asset Sale pursuant to the Asset Purchase Agreement and did not address any other aspect or implication of the Asset Sale, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the Externalization Agreement. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix E to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Company’s Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Asset Sale or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed a draft, dated April 3, 2018, of the Asset Purchase Agreement;

•	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

•	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including the Company Projections (as defined herein) prepared by the management of the Company relating to the Company for the years ending December 31, 2018 through 2022;

•	spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Asset Sale and related matters;

•	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;

•	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•	reviewed the current and historical market prices for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, that the Company Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. The Company advised Houlihan Lokey that the Company Projections provided a reasonable basis on which to evaluate the Company and the Asset Sale and, at the Company’s direction, Houlihan Lokey used and relied upon the Company Projections for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Company Projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. With the Company’s consent, Houlihan Lokey assumed that any adjustments to the consideration pursuant to the Asset Purchase Agreement or otherwise would not be material to its analyses or opinion.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Asset Purchase Agreement and all other related documents and instruments referred to in the Asset Purchase Agreement were true and correct, (b) each party to the Asset Purchase Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Asset Sale would be satisfied without waiver thereof, and (d) the Asset Sale would be consummated in a timely manner in accordance with the terms described in the Asset Purchase Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Asset Sale would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Asset Sale would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Asset Sale or the Company that would be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Asset Purchase Agreement would not differ in any respect from the draft of the Asset Purchase Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, including, without limitation, the Purchased Assets (as defined herein). Houlihan Lokey did not make an independent evaluation of the adequacy of the Company’s recorded fair value estimates on its investment portfolio, nor did Houlihan Lokey review any individual loan files, credit or investment memos or assigned asset values. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any opinion as to the price or range of prices at which the Purchased Assets or shares of Company Common Stock of the Company may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Company’s Board (in its capacity as such) in connection with its evaluation of the Asset Sale and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Under the terms of Houlihan Lokey’s engagement by the Company, the Company agreed that Houlihan Lokey was acting as an independent contractor and that Houlihan Lokey was not acting as an agent or fiduciary of the Company, the security holders or creditors of the Company or any other person or entity in connection with its engagement. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Company’s Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Asset Sale or otherwise.

Houlihan Lokey’s opinion only addressed the fairness, from a financial point of view, to the Company of the Asset Sale consideration to be received by the Company in the Asset Sale pursuant to the Asset Purchase Agreement and did not address or give effect to any other aspect or implication of the Asset Sale or any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the Externalization Agreement. Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company’s Board, the Company, its security holders or any other party to proceed with or effect the Asset Sale, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Asset Sale or otherwise (other than the Asset Sale consideration to the extent expressly specified in the opinion), (iii) the fairness of any portion or aspect of the Asset Sale to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (iv) the relative merits of the Asset Sale, as compared to any alternative business strategies or transactions that might have been available for the Company or any other party, (v) the fairness of any portion or aspect of the Asset Sale to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, the Asset Buyer, any of their respective security holders or any other party was receiving or paying reasonably equivalent value in the Asset Sale, (vii) the solvency, creditworthiness or fair value of the Company, the Asset Buyer, any other participant in the Asset Sale, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Asset Sale, any class of such persons or any other party, relative to the asset sale consideration or otherwise. In addition, Houlihan Lokey’s opinion did not address any aspect or implication of the recent changes in U.S. laws regarding the maximum leverage allowed by BDCs including, without limitation, any potential impact of such changes on the future financial performance of the Company or the Purchased Assets. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, with the consent of the Company’s Board, Houlihan Lokey relied on the assessments by the Company’s Board, the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Asset Sale or otherwise.

In preparing its opinion to the Company’s Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Company Projections and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Company’s Board in evaluating the Asset Sale. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the consideration or of the views of the Company’s Board with respect to the Asset Sale or the consideration. The type and amount of consideration payable in the Asset Sale pursuant to the Asset Purchase Agreement were determined through negotiation between the Company and the other parties to the Asset Sale, and the decision to enter into the Asset Purchase Agreement was solely that of the Company’s Board and the Company’s Board.

Material Financial Analyses

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Company’s Board on April 3, 2018. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

•

Enterprise Value – generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of debt outstanding, preferred stock and non-controlling interests, and less the amount of cash and cash equivalents on its balance sheet. For purposes of Houlihan Lokey’s financial analyses, with respect to the Company, “Enterprise Value” excludes the net value, as provided by the Company’s management, of the assets and liabilities retained by the Company in the Asset Sale.

•	Net Asset Value – generally, the total value of all assets, less any liabilities, of the relevant company as of a specified date.

•	Net Asset Value Per Share – generally, the Net Asset Value of the relevant company, divided by the number of shares outstanding of such company.

•	Net Investment Income – generally, the amount of the relevant company’s income received from investment assets minus associated investment expenses for a specified period.

•	Net Investment Income Per Share – generally, the Net Investment Income of the relevant company, divided by the number of shares outstanding of such company.

•	Dividend Yield – generally, the annualized amount of the relevant company’s cash distribution for a specified period, divided by the number of shares outstanding of such company and divided by the relevant company’s price per share.

Unless the context indicates otherwise, equity values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of April 2, 2018, transaction values for the selected transactions analysis described below were calculated on an equity value basis based on the announced transaction equity price and other public information available at the time of the announcement, the estimates of future financial performance of the Company relied upon for the financial analyses described below were based on the Company Projections, and the estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies. For purposes of its financial analyses, Houlihan Lokey evaluated the Purchased Assets based on the implied Enterprise Value reference ranges indicated by Houlihan Lokey’s financial analyses for the Company (excluding the assets and liabilities of the Company to be retained by the Company in the Asset Sale).

Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant. The financial data reviewed included:

•	Share price as a multiple of Net Asset Value Per Share;

•	Dividend Yield for the most recent quarterly dividend annualized, or “LQA Dividend Yield”;

•	Share price as a multiple of Net Investment Income Per Share for the year ending December 31, 2017, or “2017 Net Investment Income Per Share”; and

•	Share price as a multiple of estimated Net Investment Income Per Share for the year ending December 31, 2018, or “2018E Net Investment Income Per Share.”

The selected companies and corresponding multiples were:

	Price /
	Net Investment Income Per Share		Net Asset Value Per Share	LQA Dividend Yield
	2017	2018E
Main Street Capital Corporation	15.4x	14.9x	1.56x	6.2%
TPG Specialty Lending, Inc.	8.9x	9.7x	1.11x	8.7%
Apollo Investment Corporation	8.3x	8.2x	0.80x	11.3%
TCG BDC, Inc.	10.2x	11.0x	0.98x	8.3%
New Mountain Finance Corporation	9.6x	9.7x	0.97x	10.3%
Solar Capital Ltd.	12.5x	11.1x	0.93x	8.1%
TCP Capital Corp.	8.9x	9.0x	0.95x	10.2%
Goldman Sachs BDC, Inc.	9.2x	9.9x	1.05x	9.4%
Oaktree Specialty Lending Corporation	9.6x	11.0x	0.73x	8.0%
PennantPark Investment Corporation	8.7x	9.1x	0.74x	10.7%
BlackRock Capital Investment Corporation	8.2x	7.8x	0.76x	12.1%
Medley Capital Corporation	6.5x	7.2x	0.53x	15.8%

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 7.5x to 8.5x to the Company’s Net Investment Income for the year ended December 31, 2017, or “2017 Net Investment Income,” 9.0x to 10.0x to the Company’s estimated Net Investment Income for the year ended December 31, 2018, or “2018E Net Investment Income,” and 0.85x to 0.95x to the Company’s Net Asset Value as of December 31, 2017 and a selected Dividend Yield range of 11.0% to 9.0% to the Company’s LQA Dividend. The selected companies analysis indicated implied Enterprise Value reference ranges for the Company of $916.8 million to $989.0 million based on 2017 Net Investment Income, $887.3 million to $944.2 million based on 2018E Net Investment Income, $920.1 million to $984.2 million based on Net Asset Value as of December 31, 2017, and $898.9 million to $1,015.3 million based on Dividend Yield, as compared to the consideration of $981.2 million in the Asset Sale pursuant to the Asset Purchase Agreement.

Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of Net Asset Value, and the selected transactions and corresponding multiples were:

Date Announced	Target	Acquiror	Price / Net Asset Value
			Total Consideration	Excluding Manager Consideration
May 2017	NF Investment Corp.	TCG BDC, Inc.	1.00x	1.00x
Sep. 2016	Credit Suisse Park View	CION	0.92x	0.92x
June 2016	Full Circle Capital Corp.	MAST Funds / Great Elm Capital	1.00x	1.00x
May 2016	American Capital LTD	ARES Capital Corporation	0.93x	0.86x
April 2015	MCG Capital Corp.	PennantPark Floating Rate Capital	1.00x	0.95x
Oct. 2009	Allied Capital Corp.	ARES Capital Corp.	0.48x	0.48x
Aug. 2009	Patriot Capital	Prospect Capital	0.54x	0.54x

Taking into account the results of the selected transactions analysis, Houlihan Lokey applied a selected multiple range of 0.85 to 0.95x to the Company’s Net Asset Value. The selected transactions analysis indicated an implied Enterprise Value reference range for the Company of $920.1 million to $984.2 million, as compared to the consideration of $981,178,542 in the Asset Sale pursuant to the Asset Purchase Agreement.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of the Company based on the Company Projections. Houlihan Lokey applied a range of terminal value multiples of 0.90x to 1.00x to the Company’s net asset value and discount rates ranging from 9.0% to 11.0%. The discounted cash flow analysis indicated an implied Enterprise Value reference range for the Company of $946.4 million to $1,030.4 million, as compared to the consideration of $981,178,542 in the Asset Sale pursuant to the Asset Purchase Agreement.

Supplemental Financial Information

At the request of the Board, Houlihan Lokey also reviewed with the Board certain supplemental financial information with respect to the Asset Sale and Externalization Transaction, including (i) the Net Asset Value Per Share of the Company as of December 31, 2017, as provided by Company management (the “December 31, 2017 NAV”), (ii) an illustrative implied Net Asset Value Per Share of the Company as of December 31, 2017 pro forma for the asset sale transaction based on the December 31, 2017 NAV as provided by Company management and assumptions and terms provided by or discussed with Company management, and (iii) an illustrative implied Net Asset Value Per Share of the Company as of December 31, 2017 pro forma for the asset sale transaction and the externalization transaction based on the December 31, 2017 NAV as provided by Company management and assumptions and terms provided by or discussed with Company management. The supplemental financial information was separate and apart from the financial analyses performed in connection with the preparation of Houlihan Lokey’s opinion to the Board as to, as of April 3, 2018, the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the asset sale transaction pursuant to the Asset Purchase Agreement. The supplemental financial information was reviewed with the Board for informational purposes only. Houlihan Lokey expressed no view or opinion with respect to the externalization transaction, the supplemental financial information or the assumptions upon which such information was based.

Other Matters

Houlihan Lokey was engaged by the Company to act as its financial advisor in connection with the Transactions and will receive fees for its services, a substantial portion of which is contingent upon the consummation of the Asset Sale and the Externalization Transaction. The Company’s Board engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by the Company, an engagement fee of $100,000 became payable to Houlihan Lokey upon its engagement, an opinion fee of $500,000 became payable to Houlihan Lokey upon the rendering of its opinion to the Company’s Board with respect to the proposed Asset Sale, and a transaction fee of approximately $6,850,000 against which the engagement fee and the opinion fee are creditable to the extent previously paid, will become payable to Houlihan Lokey upon the consummation of the Asset Sale and the Externalization Transaction. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey and certain related parties for certain potential liabilities and arising out of Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Asset Buyer or any other party that may be involved in the Asset Sale and their respective affiliates or any currency or commodity that may be involved in the Asset Sale.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to BSP, an affiliate of the Asset Buyer, or one or more security holders or affiliates of, and/or investment funds affiliated or associated with, BSP (collectively, with BSP, the “BSP Group”) and Barings, LLC (“Barings”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Barings (collectively, with Barings, the “Barings Group”) and have in the past provided financial advisory and/or other financial or consulting services to Providence, an affiliate of BSP, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Providence (collectively, with Providence, the “Providence Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (a)(i) having acted as financial advisor to BSP in connection with the appointment of BSP as advisor to Realty Finance Trust, Inc., which transaction occurred in September 2016, (ii) having acted as advisor to BSP in connection with the acquisition of the advisor to Business Development Corporation of America, which transaction occurred in November 2016, (iii) providing certain valuation advisory services to BSP for financial reporting purposes, (iv) having acted as financial advisor to a noteholder group, of which an affiliate of BSP was a member, in relation to their interests as noteholders of Berry Petroleum Company, LLC (“Berry”) in its chapter 11 bankruptcy proceedings, which concluded in February 2017 (the “Berry Restructuring”), and (v) having acted as financial advisor to Berry following the Berry Restructuring, in connection with (1) its sale of its interests in the Hugoton natural gas field, (2) its acquisition of interests in the South Belridge Hill oilfield, and (3) a refinancing of its senior secured credit facility, which transactions closed in July 2017, for which financial advisory services to the BSP Group, Berry and the Providence Group Houlihan Lokey received fees of approximately $24-26 million, and (b)(i) currently acting as financial advisor to a noteholder group, of which Barings is a member, in relation to their interests as noteholders of Appvion, Inc. in connection with its chapter 11 bankruptcy proceedings and (ii) providing certain valuation advisory services to members of the Barings Group for financial reporting purposes for which financial advisory services to the Barings Group Houlihan Lokey received fees of approximately $1.2 million. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Asset Buyer, members of the BSP Group or the Providence Group, other participants in the Asset Sale or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by BSP, Providence, Barings, other participants in the Asset Sale or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the BSP Group, the Providence Group, the Barings Group, other participants in the Asset Sale or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Asset Buyer, members of the BSP Group, the Providence Group, the Barings Group, other participants in the Asset Sale or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Summary of Financial Projections

In connection with the Asset Sale, the Company’s senior management prepared certain information relating to the Company without giving effect to the Asset Sale, (the “Company Projections”). The Company Projections set forth below were prepared for use by the Board in evaluating whether the Asset Purchase Agreement and the Asset Sale are advisable to and in the best interests of the Company and its stockholders.

The Company Projections were authorized for use by Houlihan Lokey in connection with providing advice to the Board. However, the inclusion of such summary of the Company Projections should not be regarded as an indication that any party considered, or now considers, any of the Company Projections to be a reliable prediction of future results. Neither the Company nor any of its representatives has made, or makes, any representation to any person regarding the ultimate performance of the Company compared to the Company Projections. The inclusion of the Company Projections in this proxy statement shall not be deemed an admission or representation by the Company that such information is material.

In the view of the Company’s senior management, the Company Projections prepared by them were prepared on a reasonable basis based on the best information available to the Company’s senior management at the time of preparation, taking into account the assumptions underlying the Company Projections. The Company Projections reflect the best currently available estimates and judgments of the Company’s senior management as to the future investment income and cash flows to be received, and the costs and other expenses to be incurred, as a result of the Company continuing to operate under its current strategy in current market conditions, and do not give effect to the Asset Sale. The Company Projections, however, are not fact and should not be relied upon as being necessarily indicative of future results of the Company, and readers of this proxy statement are cautioned not to place undue reliance on the Company Projections. While the Company Projections were reasonably prepared in good faith on bases reflecting the best estimates available at the time of their preparation, no assurance can be made regarding future events with respect to the Company.

The Company Projections are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company Projections are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under the sections of this proxy statement captioned “Risk Factors” and “Forward-Looking Statements” and the information in our consolidated financial statements and the notes thereto included in our most recent filing on Form 10-K attached as Appendix F to this proxy statement, all of which are difficult to predict and many of which are beyond the control of the Company. As a result, we cannot assure you that the underlying estimates and assumptions made in preparing the Company Projections will prove accurate, that the projected results will be realized, or that actual results will not be significantly or materially higher or lower than the results reflected in the Company Projections, whether or not the Asset Sale is consummated. In addition, the Company Projections cover multiple years and such information by its nature becomes less reliable with each successive year. As a result, the Company Projections cannot be considered a reliable predictor of future operating results, and the Company Projections should not be relied on as such.

Some or all of the assumptions that have been made have changed since the date the Company Projections were made, and the portions of the Company Projections set forth below do not take into account any circumstances or events occurring after the date on which the Company Projections were prepared, including the announcement of the Asset Sale and transaction-related expenses.

The Company Projections were not prepared with a view toward public disclosure or toward complying with GAAP, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements and the use of GAAP or non-GAAP financial measures. While the Company believes that these non-GAAP financial measures used to prepare the Company Projections provide useful supplemental information, there are limitations associated with the use of such financial measures. Such financial measures are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures used by such competitors due to potential differences in the exact method of calculation. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, the Company’s senior management. Ernst & Young LLP has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

The Company does not undertake any obligation, except as required by applicable law, to update or otherwise revise the Company Projections contained in this proxy statement to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or to reflect changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

In light of the foregoing factors and uncertainties inherent in the Company Projections, Company stockholders are cautioned not to rely on the Company Projections included in this proxy statement. The summary of the Company Projections is not included in this proxy statement to induce any Company stockholder to vote in favor of the proposal to approve the Asset Purchase Agreement and/or Advisory Agreement, and the transactions contemplated thereby, including the Stock Issuance. However, the Company provided, among other information, the Company Projections to Houlihan Lokey, which was authorized to rely upon the Company Projections for purposes of providing advice to the Board.

Summary of Company Projections

The following is a summary of the Company Projections. The Company Projections were prepared by the Company’s management based solely on the information available to the Company’s management at that time. While presented with numerical specificity, the Company Projections were based on numerous variables, judgments, estimates and assumptions made by the Company’s senior management with respect to, among other things:

•	the timing and amount of, and investment income on, the Company’s investment activity, including (a) the timing and amount of investment repayments and the yields on the investments repaid and (b) the timing and amount of new and add-on portfolio investments and estimated yields on those new and add-on investments;

•	the availability of debt capital to fund new investments, refinance existing indebtedness, and for general corporate working capital purposes, as well as the cost of such debt and equity capital;

•	the ability to raise additional equity capital and the impact of that additional equity capital;

•	interest rates;

•	the Company’s operating costs and expenses;

•	the performance of investment assets;

•	future industry performance and competition;

•	general business, economic, market and financial conditions;

•	other future events or business decisions that may not be realized; and

•	matters specific to the Company’s business.

All of these variables and assumptions are inherently subjective and uncertain and many are beyond the control of the Company’s management.

	Year Ending December 31,
$ in millions, except per share figures	2018	2019	2020	2021	2022
Total investment income	$109.5	$120.0	$128.6	$138.0	$146.1
Operating expenses
Interest and other financing fees	31.5	35.2	37.8	39.9	41.9
Compensation, general and administrative expenses	21.1	22.2	22.8	23.3	23.8

Total operating expenses	52.6	57.4	60.6	63.1	65.7

Net investment income	$56.9	$62.6	$68.0	$74.8	$80.4
Net investment income per share	$1.19	$1.25	$1.25	$1.28	$1.28
Regular dividends / distributions per share	$1.20	$1.20	$1.20	$1.20	$1.20

	As of December 31,
$ and share counts in millions, except per share figures	2018	2019	2020	2021	2022
Total investments at fair value	$1,222.9	$1,269.1	$1,393.3	$1,536.8	$1,640.3
Cash and cash equivalents	41.5	129.6	115.0	82.7	82.9
Other assets	7.2	7.2	7.4	7.5	7.6

Total assets	$1,271.6	$1,405.9	$1,515.6	$1,627.0	$1,730.9

Total debt outstanding(1)	624.5	699.5	749.5	799.5	849.5
Other liabilities	0.7	3.6	6.5	9.4	4.3

Total liabilities	625.2	703.1	756.0	808.9	853.8

Total net assets	646.4	702.8	759.6	818.1	877.0

Total liabilities and net assets	$1,271.6	$1,405.9	$1,515.6	$1,627.0	$1,730.9

Net asset value per share	$13.45	$13.45	$13.45	$13.48	$13.51
Total shares outstanding	48.1	52.3	56.5	60.7	64.9

(1)	Excludes deferred financings fees, which are included in other assets and other liabilities.

Key Company Projection Assumptions

•	Net portfolio growth (new investments less repayments) of $198.3 million in 2018 and an average of $100.0 million from 2019 to 2022.

•	No change in LIBOR or credit spreads.

•	No net appreciation / depreciation or net gains / losses on investment assets throughout the projection period.

•	$100.0 million increase in SBA Debentures in 2018-2019 under third SBIC license, bringing the total amount of SBA Debentures outstanding to $350.0 million.

•	All Company debt is refinanced at existing terms at the time of maturity.

•	Equity issuances of $50.0 million per year beginning in 2019.

•	Overall credit environment throughout the forecast period remains stable and consistent with the current environment.

Interests of Certain Persons Related to the Company

In considering the recommendation of the Board, Company stockholders should be aware that the Company’s executive officers and directors may have interests in the Transactions that are different from, or in addition to, those of Company stockholders generally. Specifically, (i) under the terms of the Company’s restricted share award agreements with its directors and officers, the restrictions on those restricted shares will lapse upon the Asset Closing, (ii) under the terms of the Company’s executive deferred compensation plan, the executive officers’ non-qualified deferred compensation benefits will be fully vested upon the Asset Closing, and (iii) under the terms of the individual retention agreements with the executive officers, the officers may be entitled to severance benefits if, (A) during the twenty-four month period following the Asset Sale, the officer’s employment is terminated (I) by the Company (other than for death, disability or cause); or (II) by the officer for good reason, or (B) the officer remains employed by the Company or its successor following the Asset Sale and terminates employment for any reason during the thirty-day period immediately following the first anniversary of the Asset Closing, or (C) the officer accepts employment with the Asset Buyer but the Asset Buyer does not assume the Company’s severance obligations under the officer’s retention agreement; provided, in any case, the receipt of severance benefits is conditioned upon the officer releasing the Company from any liabilities, known or unknown. In addition, the Board has established a bonus pool in the amount of $2.5 million to be allocated among Company employees for the successful Asset Closing and Externalization Closing. A committee of the Board has full discretion to determine how much of the bonus pool to expend, who will receive a share of the bonus pool, and the amount of the bonus for any individual. For further information regarding these Executive Payments, including the treatment of Company restricted stock, deferred compensation and severance obligations, see the section entitled “Proposal 5 – Advisory (Non-Binding) Vote on Executive Compensation” of this proxy statement.

Closing of the Asset Sale

Unless otherwise mutually agreed by the Company and the Asset Buyer, the Asset Closing will take place no later than the fifth business day following the satisfaction or waiver of all of the conditions to the Asset Closing (as set forth in the Asset Purchase Agreement and as described in the section of this proxy statement captioned “The Asset Purchase Agreement – Conditions to the Asset Sale”), other than conditions that by their terms are to be satisfied at the Asset Closing and subject to the satisfaction or waiver of such conditions.

We currently expect the Transactions to be completed in June or July 2018. However, the exact timing of the Asset Closing cannot be predicted because it is subject to the conditions to the Asset Closing specified in the Asset Purchase Agreement, many of which conditions are outside of our control.

Appraisal Rights

Pursuant to Section 3-202(c)(1) of the MGCL, there are no appraisal or dissenters’ rights that apply to the execution, delivery and performance of the Asset Purchase Agreement or the consummation of the Asset Sale. Further, pursuant to the charter of the Company, as amended, supplemented, corrected and/or restated through the date hereof, no stockholder is entitled to appraisal rights unless the Board shall determine that such rights apply to the Asset Sale. The Board has made no such determination.

U.S. Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the U.S. federal income tax consequences of the Asset Sale. This summary does not purport to be a complete description of the income tax consequences of the Asset Sale. For example, we have not described tax consequences that we assume to be known generally by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships and other pass-through entities, dealers in securities, pension plans and trusts, financial institutions, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction.

This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this proxy statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and do not intend to seek any ruling from the IRS regarding the Asset Sale. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of our discussion, a “U.S. stockholder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

For purposes of our discussion, a “Non-U.S. stockholder” means a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

If an entity treated as a partnership for U.S. federal income tax purposes (a “partnership”) holds shares of our common stock, the tax treatment of a partner or member of the partnership will generally depend upon the status of the partner or member and the activities of the partnership. A prospective stockholder that is a partner or member in a partnership holding shares of our common stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

The Asset Sale will be treated for U.S. federal income tax purposes as a sale of certain of the Company’s assets in exchange for cash. The Asset Sale is a taxable transaction for the Company for U.S. federal income tax purposes, and the Company anticipates that it will realize a loss for U.S. federal income tax purposes in connection with the Asset Sale.

The Asset Sale is not a stockholder-level action, and our U.S. and non-U.S. stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale.

Accounting Treatment of the Asset Sale

The Company expects the sales of each of its portfolio investments in connection with the Asset Sale to be accounted for as “sales” by the Company for accounting and financial reporting purposes in accordance with Accounting Standards Codification 860, Transfers and Servicing (“ASC 860”). Upon the completion of the Asset Sale, we will remove any portfolio investments sold from our consolidated balance sheet and recognize a corresponding gain or loss on the sale of each portfolio investment. We anticipate recording an overall net loss related to the Asset Sale.

To the extent we cannot obtain the required consents with respect to any of the Purchased Assets, in order to provide to the Asset Buyer the full benefits (including economic) and rights of ownership related to such assets, we may be required to grant a participation interest in such assets to the Asset Buyer. Under ASC 860, certain requirements must be met in order to account for these participation interests as sales in accordance with GAAP. Any participations which do not meet all of the required conditions will remain on the Company’s consolidated balance sheets and any proceeds under the Asset Sale related to such participations will be recorded as secured borrowings until the required conditions are met.

Required Regulatory Approvals

The Company and the Asset Buyer have agreed to use commercially reasonable efforts to comply with all regulatory notification requirements and to obtain all regulatory approvals required to consummate the Asset Sale, including, if applicable, that the applicable waiting period under the HSR Act has expired or been terminated.

HSR Act and U.S. Antitrust Matters

Under the Asset Purchase Agreement, each of Asset Buyer and the Company agreed, if required, to file with the DOJ and FTC a notification and report form relating to Asset Sale pursuant to the HSR Act as soon as reasonably practicable following the execution and delivery of the Asset Purchase Agreement. However, subsequent to the date of the Asset Purchase Agreement and Externalization Agreement, each of the Asset Buyer, Barings and the Company confirmed that no filings under the HSR Act are required in connection with closing of the Externalization Transaction and Asset Sale.

Notwithstanding the foregoing, the DOJ, the FTC or other U.S. governmental authorities could take action under the antitrust laws with respect to the Asset Sale as they deem necessary or desirable in the public interest, either before or after the Asset Sale, including seeking to enjoin the completion of the Asset Sale, to rescind the Asset Sale or to conditionally approve the Asset Sale upon the divestiture of assets of the Company. Moreover, in some jurisdictions, a competitor, customer, state Attorney General or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the Asset Sale, before or after it is completed. In view of the competitive circumstances in the industry in which the Company operates, we believe that the likelihood of any such action is remote.

Other Regulatory Approvals

We believe we are not required to make any other material filings or obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any other approvals, consents or filings are required to consummate the Asset Sale, we will seek or make such consents, approvals or filings as promptly as possible.

To the extent any other regulatory approvals or consents are required, one or more governmental entities may impose a condition, restriction, qualification, requirement or limitation when it grants such necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals.

There can be no guarantee that the Asset Sale will not be challenged on antitrust grounds or, if such challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that any other required regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of conditions to the consummation of the Asset Sale or require changes to the terms of the Asset Sale. These conditions or changes could result in the conditions to the Asset Purchase Agreement not being satisfied prior to October 5, 2018, which is the latest date on which the Asset Sale must have been consummated before either the Company or the Asset Buyer may terminate the Asset Purchase Agreement (the “Outside Date”). For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement – Termination of the Asset Purchase Agreement.”

THE ASSET PURCHASE AGREEMENT

Explanatory Note Regarding the Asset Purchase Agreement

The following summary describes the material provisions of the Asset Purchase Agreement. The descriptions of the Asset Purchase Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this proxy statement as Appendix A and incorporated by reference in its entirety into this proxy statement. We encourage you to read the Asset Purchase Agreement carefully and in its entirety because this summary may not contain all the information about the Asset Purchase Agreement that is important to you.

The representations, warranties and covenants of the Company and the Asset Buyer contained in the Asset Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Asset Purchase Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the SEC filed or furnished since December 31, 2016 (excluding “risk factor” sections or any language in such filings that is predictive or forward-looking) and (b) confidential disclosures made in the disclosure schedules delivered in connection with the Asset Purchase Agreement, (iii) are subject to applicable materiality qualifications contained in the Asset Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Asset Purchase Agreement or such other date as is specified in the Asset Purchase Agreement and (v) have been included in the Asset Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding the Company or the Asset Buyer or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Asset Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The representations and warranties in the Asset Purchase Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in this proxy statement and the other reports, statements and filings the Company files publicly with the SEC.

Assets to be Transferred to the Asset Buyer

At the Asset Closing, subject to the provisions of the Asset Purchase Agreement regarding Restricted Investments (as defined elsewhere herein), the Company will transfer the Investments to the Asset Buyer together with all documents, files, books and records, governing documents and other information in respect thereof, in each case, subject to the rights and obligations thereunder (collectively, the “Purchased Assets”). The complete list of the Investments subject to the Asset Sale are set forth in relevant schedules in the Asset Purchase Agreement.

Notwithstanding the foregoing, the Company and Asset Buyer have agreed that, to the extent certain Purchased Assets are currently, or with the Asset Buyer’s consent at closing are, owned by a subsidiary of the company, with the Asset Buyer’s and Barings’ prior written consent, at the closing of the Asset Sale, the Company may transfer to Asset Buyer the issued and outstanding equity of the relevant subsidiary without a requirement that the relevant Purchased Asset be separately transferred. In addition, if the SBA Approval (as defined elsewhere herein) is obtained, the Company will, in lieu of transferring the Purchased Assets held by any of the Company’s SBIC subsidiaries, transfer the equity of the SBICs to Asset Buyer without separately transferring the underlying Purchased Asset. In the case of either of the foregoing events, the parties will work together in good faith to address the treatment of, or make appropriate adjustments to the Purchase Price to appropriately account for, cash and other assets (including pre-paid taxes and any deferred SBA financing fees) and liabilities (including tax liabilities) of the relevant subsidiary or SBIC subsidiary in addition to the relevant Purchased Assets. To the extent any subsidiaries of the Company (including the SBIC subsidiaries) are transferred to the Asset Buyer, the Company would be responsible for paying, performing, and discharging when due, and will indemnify and hold harmless Asset Buyer for all liabilities, taxes and obligations of any such subsidiary or SBIC subsidiary to be performed, arising out of or relating to facts, events or circumstances arising or occurring prior to the closing of the Asset Sale to the extent such liabilities, taxes and obligations were not taken into account in calculating the Purchase Price.

In the event that any consent of a third party required in order to transfer an Investment to Asset Buyer at closing of the Asset Sale has not been obtained, then the relevant Investment (a “Restricted Investment”) will not be transferred to Asset Buyer at closing of the Asset Sale, and instead the parties will take the actions described below under “The Asset Purchase Agreement – Additional Covenants – Restricted Investments.”

Assets to be Retained by the Company

The Company will not transfer to Asset Buyer certain excluded assets including, but not limited to, the Company’s organizational documents, stock records, licenses and permits, cash, cash equivalents, accounts receivable and bank deposits not expressly included in the Purchased Assets, intellectual property, information technology, and all other tangible and intangible property, and certain investments made after the date of the Asset Purchase Agreement. Also, as noted above, the Restricted Investments may be retained by the Company until the requisite consent to assignment has been obtained, and such Restricted Investments will be held by the Company for the economic benefit of Asset Buyer.

Liabilities for Which Asset Buyer Will be Responsible

Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, from and after the Asset Closing, Asset Buyer will be responsible for, satisfy and discharge when due all obligations with respect to the Purchased Assets arising out of and relating to facts, events or circumstances arising or occurring after the Asset Closing (the “Assumed Obligations”). Asset Buyer will also be responsible for any taxes with respect to the Purchased Assets and Assumed Obligations allocable to the period after the Asset Closing, and for half of the transfer taxes, if any, imposed in connection with the Asset Sale, subject to an agreed-upon cap. Asset Buyer has agreed to indemnify and hold harmless the Company from all Assumed Obligations, along with any related legal expenses and costs of enforcement of the indemnity.

Liabilities to be Retained by the Company

Under the Asset Purchase Agreement, the Company has agreed to retain, and be responsible for paying, performing and discharging when due, all liabilities and obligations relating to the Company, its subsidiaries or affiliates or the Purchased Assets other than the Assumed Obligations (collectively, “Excluded Obligations”). The Excluded Obligations include all liabilities for taxes (i) arising with respect to the Purchased Assets and the Assumed Obligations for or allocable to the “pre-closing tax period” (as determined in accordance with the Asset Purchase Agreement), (ii) the Company’s share of any transfer taxes determined in accordance with the Asset Purchase Agreement, and (iii) other than Asset Buyer’s share of any transfer taxes determined in accordance with the Asset Purchase Agreement, any taxes of the Company attributable to the Asset Sale. The Company has agreed to indemnify and hold harmless the Asset Buyer from all Excluded Obligations, along with any related legal expenses and costs of enforcement of the indemnity.

Purchase Price

In connection with the Asset Sale, Asset Buyer will pay the Company a purchase price equal to:

(i)	an amount in cash equal to $981,178,542; plus

(ii)	the purchase price of (a) any loan originated (and not subsequently sold or transferred) to an Existing Portfolio Company or to an affiliate of an Existing Portfolio Company and (b) the increase in principal on a Purchased Loan, in each case between the Cut-off Time and the Closing Cut-off Time; plus

(iii)	the aggregate increase in principal attributable to the capitalization of interest between the Cut-off Time and the Closing Cut-off Time with respect to a Purchased Loan that is recognized as PIK interest income in the Company’s consolidated financial statements; plus

(iv)	the aggregate amount of original issue discount amortization and deferred fee income amortization between the April 1, 2018 and the Closing Cut-off Time with respect to a Purchased Loan that is recognized as income in the Company’s consolidated financial statements; plus

(v)	the aggregate purchase price paid by the Company or its subsidiaries for a Purchased Equity Interest acquired from an Existing Portfolio Company or from an affiliate of an Existing Portfolio Company (and not subsequently sold or transferred) by the Company or its subsidiaries between the Cut-off Time and the Closing Cut-off Time; minus

(vi)	any principal proceeds received by the Company or its subsidiaries on any Purchased Loan between the Cut-off Time and the Closing Cut-off Time; minus

(vii)	the aggregate proceeds received by the Company or its subsidiaries that are attributable to the redemption of, sale of, or return of capital on, any Purchased Equity Interest between the Cut-off Time and the Closing Cut-off Time; plus

(viii)	the aggregate amount of accrued but unpaid interest (including uncapitalized PIK interest earned), dividends, penalties, fees, charges and other amounts on the Investments as of the Closing Cut-off Time, as determined in accordance with GAAP; minus

(ix)	the Company’s consolidated net interest margin on the Investments, defined as (A) total investment income, less investment income on cash and cash equivalents, less investment income on new investments made after the Cut-off Time; less (B) total interest expense (including the amortization of deferred financing fees but excluding unused commitment fees under the Credit Agreement for the period from May 16, 2018 through the Closing Cut-off Time, and excluding any interest expense on new investments), in each case, as determined in accordance with GAAP, for the period commencing on April 1, 2018 and ending on the Closing Cut-off Time; plus

(x)	a monthly servicing fee payable to the Company by the Asset Buyer equal to $875,000 per calendar month for the period beginning April 1, 2018, payable on a pro rata basis through the Closing Cut-off Time, with the total amount not to exceed $3,062,500.

Based on the purchase price adjustments outlined in items (ii), (iii), (v), (vi), (vii) and (viii) above, we estimate the purchase price in connection with the Asset Sale would be approximately $936.5 million as of March 31, 2018. The reduction in purchase price is attributable to cash proceeds received by the Company for the repayment of Purchased Loans and redemption of Purchased Equity Interests since December 31, 2017, partially offset by the purchase price of new Purchased Loans and Purchased Equity Interests made during the quarter, and the increase in purchase price attributable to capitalized interest and accrued but unpaid interest and fees. The net reduction in purchase price, however, is offset by cash proceeds that are retained by the Company and therefore does not impact the net asset value of the Company.

Closing of the Asset Sale

Unless otherwise mutually agreed by the Company and the Asset Buyer, the Asset Closing will take place no later than the fifth business day following the satisfaction or waiver of all of the conditions to the Asset Closing (as set forth in the Asset Purchase Agreement and as described in the section of this proxy statement captioned “The Asset Purchase Agreement – Conditions to the Asset Sale”), other than conditions that by their terms are to be satisfied at the Asset Closing and subject to the satisfaction or waiver of such conditions.

At the Asset Closing, except as it relates to Restricted Investments, the Company will deliver to the Asset Buyer assignments relating to the Purchased Assets and all related notes, loan documents, loan files, books and records, stock certificates or other evidences of equity ownership, documents governing the equity interests to be sold, and certain other certificates and deliveries required by the Asset Purchase Agreement; provided that the Company will retain copies of relevant documents to the extent relating to any legitimate legal, tax, litigation, business, financial reporting or similar purpose; and provided further, that copies or originals of documents related to the Restricted Investments will be retained for the benefit of Asset Buyer as described above.

At the Asset Closing, the Asset Buyer (or, without relieving Asset Buyer of its obligations under the Asset Purchase Agreement, its affiliated designees) will deliver to the Company or, as necessary, to one or more separate accounts established in connection with repaying amounts outstanding under the Credit Agreement, the Notes and, if required, the SBA Debentures, the Purchase Price, along with counterparts to assignment agreements and certain other certificates or deliveries required by the Asset Purchase Agreement. In the event the SBA Debentures are not repaid, but instead are assumed by Asset Buyer, the Purchase Price payable to the Company will be reduced by the amount of principal, accrued interest and all other amounts outstanding under the SBA Debentures, and assumed by Asset Buyer, as of the Asset Closing.

Also at, and as a result of, the Asset Closing, each restricted share of Company Common Stock outstanding and not previously forfeited under the Company’s omnibus incentive plan will become fully vested and all restrictions with respect to such restricted shares shall lapse. In the event that the relevant holder of restricted shares has so requested (in accordance with the omnibus incentive plan and the relevant restricted share award agreement), the Company shall, in accordance with the procedures adopted by the Company, withhold a number of restricted shares having a fair market value (determined on the date such shares are withheld) equal to the aggregate amount required to be deducted and withheld under the Code and any applicable state or local tax law with respect to the lapsing of restrictions on all restricted shares held by the relevant holder, and the Company will pay over to the appropriate taxing authorities a corresponding amount of cash in satisfaction of such tax liabilities.

Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties made by the Company to the Asset Buyer including, but not limited to, representations regarding:

•	corporate and legal organization and power, qualification and good standing;

•	the authorization of the Asset Purchase Agreement and Externalization Agreement, and the execution, delivery and enforceability of the Asset Purchase Agreement;

•	third party and governmental consents and approvals;

•	absence of conflicts and no violations of law, governance documents and certain agreements;

•	public filings and regulatory matters;

•	financial statements and internal controls and procedures;

•	broker’s fees;

•	the absence of undisclosed liabilities and certain changes;

•	legal proceedings;

•	matters relating to the Investments and the Company’s ownership thereof;

•	compliance with law;

•	state takeover laws;

•	certain tax matters; and

•	information to be provided by the Company for inclusion in this proxy statement.

In addition, the Asset Buyer makes representations and warranties to the Company regarding, among other things:

•	limited liability company and legal organization and power, qualification and good standing;

•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement;

•	third party and governmental consents and approvals;

•	absence of conflicts and no violations of law, governance documents and certain agreements;

•	broker’s fees;

•	state takeover laws;

•	information to be provided by Asset Buyer for inclusion in this proxy statement;

•	no financing conditions and source of financing, including the equity commitment letters and limited guaranties from certain entities affiliated with the Asset Buyer;

•	no arrangements with management or stockholders;

•	status of Asset Buyer under the securities laws; and

•	Asset Buyer’s independent review of the Company.

Many of the representations and warranties contained in the Asset Purchase Agreement are qualified by materiality or an “Asset Sale Material Adverse Effect” standard.

For purposes of the Asset Purchase Agreement, “Asset Sale Material Adverse Effect” is defined to mean any occurrence, change, event, effect or development that, individually, or taken together with all other occurrences, changes, events, effects or developments, (a) has or would reasonably be likely to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets (including, without limitation, the Purchased Assets) or business of the Company and its subsidiaries taken as a whole; or (b) with respect to either the Company or the Asset Buyer, has or would reasonably be expected to prevent or materially delay the ability of the Company or Asset Buyer, as applicable, to timely consummate the Asset Sale; provided, however, that, with respect to clause (a), the determination of whether an “Asset Sale Material Adverse Effect” exists or has occurred does not include effects to the extent attributable to:

(i)	changes, after the date of the Asset Purchase Agreement, in GAAP or regulatory accounting requirements applicable generally to companies in the industry in which the Company and its subsidiaries operate;

(ii)	changes, after the date of the Asset Purchase Agreement, in laws, rules or regulations of general applicability to companies in the industry in which the Company and its subsidiaries operate;

(iii)	changes, after the date of the Asset Purchase Agreement, in global or national political conditions or general economic or market conditions generally affecting other companies in the industry in which the Company and its subsidiaries operate;

(iv)	conditions arising out of acts of terrorism, war, weather conditions or other force majeure events;

(v)	the public disclosure of the Asset Purchase Agreement or the Asset Sale or any action required to be taken in accordance therewith (other than covenants to operate in the ordinary course of business)

(vi)	any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) arising out of or related to Asset Purchase Agreement or the Asset Sale; or

(vii)	the failure to obtain consents relating to the sale or transfer of Investments, as described in the Asset Purchase Agreement,

except, with respect to clauses (i), (ii), (iii) and (iv), to the extent that the effects of such change are disproportionately adverse to the condition (financial or otherwise), results of operations, properties, assets (including, without limitation, the Purchased Assets) or business of the Company and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its subsidiaries operate.

Covenants Relating to the Conduct of the Business

Under the Asset Purchase Agreement, the Company has agreed that, between the execution of the Asset Purchase Agreement and the Asset Closing, the Company will, and will cause its subsidiaries to, to the extent related to the Purchased Assets, conduct its business in the ordinary course in all material respects; use commercially reasonable efforts to maintain and preserve intact our assets and business organization; not take or omit to take any action which would have an Asset Sale Material Adverse Effect on the Company and its subsidiaries.

In addition, the Company has agreed, subject at all times to the requirements of its financing documents applicable law, to not take (or omit to take) certain actions that would materially affect the Purchased Assets without the written consent of Asset Buyer (which shall not be unreasonably withheld), including, but not limited to (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; (ii) issue any notes, bonds or other debt securities or any capital stock or equity-based securities; (iii) acquire, sell, transfer, pledge, lease, license, mortgage, encumber or otherwise dispose of any Purchased Asset; (iv) modify, amend or waive any of the terms, covenants or conditions of any Purchased Asset or authorize the acceleration or repayment of any Purchased Asset; (v) loan any money to, or make any equity investment in, any Existing Portfolio Company (excluding certain loans required to be made); (vi) subordinate or release any security or collateral with respect to certain Purchased Assets; (vii) amend the Company’s bylaws or articles of incorporation; (viii) commence or settle any material claim, action or proceeding relating to the Purchased Assets; (ix) effect any corporate restructuring, corporate reorganization or complete or partial liquidation; (x) implement or adopt in any change in its tax accounting or financial accounting principles, practices or methods, or make or change any tax election, unless required by GAAP or recommended by the Audit Committee of the Board of the Company; or (xi) take any action or willfully fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Asset Closing not being satisfied. Notwithstanding the foregoing, but subject at all times to the terms of the Externalization Agreement, the foregoing restrictions do not restrict the Company’s ability to make new investments in companies that are not Existing Portfolio Companies.

Additional Covenants

The Company and the Asset Buyer have agreed to additional covenants between the execution of the Asset Purchase Agreement and the Asset Closing including, but limited to, the following matters:

Regulatory Matters

The Company and Asset Buyer have agreed to cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the Asset Sale. Without limiting the foregoing, the Company and Asset Buyer have agreed to the following as it relates to regulatory matters:

•	Proxy Statement

The Company has agreed to certain covenants regarding the preparation, filing and mailing of the proxy statement to the Company’s stockholders and the holding of the Special Meeting. In addition, the Company and Asset Buyer have agreed to take additional steps in order to ensure the accuracy of the information contained in the proxy statement.

•	Hart Scott Rodino Act Filing Matters

Each of Asset Buyer and the Company agreed to file with the FTC and the DOJ, if applicable, a notification and report form relating to Asset Sale pursuant to the HSR Act as soon as reasonably practicable following the execution and delivery of the Asset Purchase Agreement. However, subsequent to the date of the Asset Purchase Agreement and the Externalization Agreement, each of Asset Buyer, the Company and Barings confirmed that no filings under the HSR Act are required in connection with closing of the Asset Sale and Externalization Transaction.

•	SBA Matters

The Company has agreed to notify the SBA of the Asset Sale and Externalization Transaction, to seek guidance from the SBA regarding the treatment of the Company’s SBA licenses in connection with the transactions, and to take such actions as may be reasonably necessary to obtain the SBA’s approval of the Asset Sale or Externalization Transaction, as directed by the SBA, and the continued effectiveness of the Company’s SBA license and to keep the SBA Debentures issued by the SBIC subsidiaries outstanding in accordance with their terms (the “SBA Approval”). In connection with the foregoing, the Company has agreed to reasonably cooperate with each of Asset Buyer and Barings to facilitate the obtaining of the SBA Approval and the related transfer of the SBA licenses; provided, however, the Company is not obligated to advocate on Asset Buyer’s or Barings’ behalf in connection with the SBA Approval, and the Company’s cooperation with Asset Buyer will not be deemed to constitute a failure to cooperate with Barings in connection with seeking the SBA Approval, and vice versa.

Stockholder Meeting and Board Recommendation

In connection with the Special Meeting, the Chairman is permitted to adjourn, delay or postpone the Special Meeting in accordance with applicable law (but not beyond October 5, 2018) (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any reasonably necessary or appropriate supplemental or amended disclosure and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting, (ii) if there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting, or (iii) to allow reasonable additional time to solicit additional proxies to the extent the Board or any committee thereof reasonably believes necessary in order to obtain the required approvals of the Company’s stockholders. In addition, at the instruction of the Asset Buyer, the Special Meeting shall be adjourned, delayed or postponed to allow reasonable additional time to solicit additional proxies to the extent the Asset Buyer believes necessary in order to obtain the required approvals of the Company’s stockholders.

The Board has declared the Asset Sale advisable and approved the Asset Purchase Agreement, as well as the Stock Issuance and Advisory Agreement contemplated by the Externalization Agreement, and has recommended that Company stockholders vote “FOR” the approval of the Asset Purchase Agreement and Asset Sale, the Stock Issuance and the Advisory Agreement (the “Board Recommendation”). As it relates to the Board Recommendation, the Asset Purchase Agreement provides that, except as discussed below, neither the Board nor any committee thereof shall (i) fail to include the Board Recommendation in this proxy statement, (ii) withhold, withdraw or modify or qualify, or propose publicly to withhold, withdraw or modify or qualify the Board Recommendation, (iii) fail to reaffirm the Board Recommendation or fail to publicly state that the Asset Sale and Externalization Transaction are in the best interests of the Company’s stockholders, within ten (10) business days after Asset Buyer requests that such action be taken, (iv) fail to publicly announce, within ten (10) business days after a tender offer or exchange relating to the securities of the Company have been commenced, an unqualified statement disclosing that the Board recommends rejection of such tender offer or exchange offer, (v) take or resolve to take any other action or make any other statement in connection with the Special Meeting inconsistent with the Board Recommendation, or (vi) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Asset Sale Competing Proposal (any action described the foregoing (i) through (vi) being referred to as an “Adverse Recommendation Change”).

Notwithstanding the foregoing, the Board may make an Adverse Recommendation Change in the circumstances described below under “ – The Asset Purchase Agreement—Additional Covenants – Nonsolicitation of Competing Transaction Proposals.” However, unless the Board has appropriately made an Adverse Recommendation Change, the Company shall, through the Board, make the Board Recommendation, shall include such Board Recommendation in this proxy statement, and use its commercially reasonable efforts to (x) solicit from Company stockholders proxies in favor of the Asset Purchase Agreement and Asset Sale, the Stock Issuance and the Advisory Agreement, and (y) take all other action necessary or advisable to secure such approval by the Company’s stockholders.

Access to Information

Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, the Company has agreed to give Asset Buyer, and its representatives and agents, reasonable access, during normal business hours during the period prior to the Asset Closing, to the properties, books, contracts, commitments, management employees and records of the Company, and to provide Asset Buyer with a copy of each filing the Company makes with a governmental entity and otherwise provide Asset Buyer with such information as it may reasonable request. However, any information provided to the Asset Buyer will be subject to the confidentiality agreement by and between the Company and the Asset Buyer, and in no event will the Company or its subsidiaries be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege or contravene any applicable law, fiduciary duty or binding agreement entered into prior to the date of the Asset Purchase Agreement.

Nonsolicitation of Competing Transaction Proposals

The Company has agreed to, and to cause its representatives to, immediately cease and terminate any existing solicitation of, or discussions or negotiations with, any third party relating to any Asset Sale Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Asset Sale Competing Proposal (as defined below), subject to the specific exceptions included in the Asset Purchase Agreement. In addition, except as otherwise provided in the Asset Purchase Agreement, the Company has agreed to not, and to use its commercially reasonable efforts to cause its representatives not to, directly or indirectly:

•	initiate, solicit, induce or knowingly encourage the making of any proposal or offer with respect to an Asset Sale Competing Proposal, or

•

engage in negotiations or substantive discussions with, or furnish any information to, or enter into any agreement, arrangement or understanding with, any third party relating to an Asset Sale Competing

Proposal or any inquiry or proposal that would reasonably be expected to lead to an Asset Sale Competing Proposal.

Notwithstanding the foregoing, the Company may inform third parties of the restrictive provisions contained in the Asset Purchase Agreement and may grant a waiver of, or terminate, any “standstill” or similar obligation of any third party with respect to the Company in order to allow such third party to confidentially submit an Asset Sale Competing Proposal. Under confidentiality agreements entered into during the Company’s strategic review process, following public announcement of the Company entering into a strategic transaction, third parties may privately request a waiver of the standstill provisions included in such confidentiality agreements.

In addition, if at any time prior to receipt of stockholder approval, the Company (or its representatives acting on the Company’s behalf) receives an Asset Sale Competing Proposal from any third party,

•	the Company and its representatives may contact such third party to clarify any ambiguous terms and conditions of the relevant Asset Sale Competing Proposal (without the Board first making the determination set forth in the following bullet point), and

•	subject to satisfaction of certain procedural requirements, the Company and the Board and representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any third party making such Asset Sale Competing Proposal and its representatives and affiliates if the Board determines in good faith (after consultation with its outside financial advisors and legal counsel) that:

•	such Asset Sale Competing Proposal either constitutes an Asset Sale Superior Proposal (as defined below) or could reasonably be expected to lead to an Asset Sale Superior Proposal, and

•	failure to consider such Asset Sale Competing Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law

The Company has further agreed that, in the event the Company or any of its representatives receives an Asset Sale Competing Proposal, or any inquiry that would reasonably be expected to lead to an Asset Sale Competing Proposal or any request for nonpublic information regarding the Company, the Company must promptly notify Asset Buyer of the receipt of such Asset Sale Competing Proposal, inquiry or request, the identity of the third party (to the extent not prohibited by any applicable confidentiality agreement), the material terms and conditions of any such Asset Sale Competing Proposal, and copies of any draft agreements or other written materials setting forth the terms of such Asset Sale Competing Proposal, inquiry or request for nonpublic information. Thereafter, the Company must keep Asset Buyer reasonably informed of any and all discussions, negotiations, developments or proposed modifications and provide Asset Buyer with copies of all correspondence and related documents and agreements.

If the Company has received an Asset Sale Competing Proposal that the Board has determined in good faith (after consultation with its outside financial advisor and legal counsel), constitutes an Asset Sale Superior Proposal, the Board may authorize, adopt or approve such Asset Sale Superior Proposal, and contemporaneously with the payment of any required termination fee, cause or permit the Company to enter into a definitive agreement with respect to such Asset Sale Superior Proposal concurrently with the termination of the Asset Purchase Agreement (see “– Termination”), but only after providing a notice of such Asset Sale Superior Proposal to the Asset Buyer and entering into good faith negotiations with Asset Buyer (and with Barings under the Externalization Agreement) such that such Asset Sale Competing Proposal no longer constitutes an Asset Sale Superior Proposal, in each case subject to the procedures outlined in the Asset Purchase Agreement.

In addition, at any time prior to the receipt of the Company stockholder approval, the Board may, other than in response to an Asset Sale Competing Proposal, make an Adverse Recommendation Change if the Board determines in good faith (after consultation with its outside financial advisor and legal counsel) that failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law; provided that the Board must first provide Asset Buyer with notice of such intended Adverse Recommendation Change and enter into good faith negotiations with Asset Buyer (and with Barings under the Externalization Agreement) such that the Board no longer believes such Adverse Recommendation Change is required.

An “Asset Sale Competing Proposal” is generally defined as any inquiry, proposal or offer made by any third party: (a) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, regardless of form of such transactions, (i) beneficial ownership of twenty percent (20%) or more of any class of equity securities of the Company or (ii) any one or more assets or businesses of the Company or its subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its subsidiaries, taken as a whole; or (b) any other transaction not covered in the foregoing (a) involving a restructuring or any other change in the operations of the Company that would result in the Company converting from an internally managed BDC to an externally managed BDC, whether or not such transaction is coupled with a capital infusion or purchase of shares of the Company, or (c) any liquidation of the Company, in each case other than the Asset Sale and Externalization Transaction.

An “Asset Sale Superior Proposal” is generally defined as a bona fide written Asset Sale Competing Proposal (but with all references to “twenty percent (20%)” in subsection (a)(i) of the definition of Asset Sale Competing Proposal being increased to “fifty percent (50%)” and all references to “twenty percent (20%)” in subsection (a)(ii) of the definition of Asset Sale Competing Proposal being increased to “seventy-five percent (75%)”) made by a third party that the Board determines in good faith, after consultation with its outside financial advisors and legal advisors, and taking into account the terms and conditions of such proposal, the party making such proposal, and the conditions to, likelihood of and anticipated timing of consummation of such Asset Sale Competing Proposal, and all other all legal, financial, regulatory and other aspects of such Asset Sale Competing Proposal, (a) is reasonably likely to be consummated without undue delay relative to the Asset Sale and Externalization Transaction, taking into account all financial, legal, regulatory and other aspects of such offer, and (b) is more favorable to the Company’s stockholders from a financial point of view than the Asset Sale and Externalization Transaction, taken as a whole (including any revisions to the terms of the Asset Purchase Agreement committed to by Asset Buyer to the Company in writing in response to a notice regarding receipt of an Asset Sale Superior Proposal and any similar revisions to the terms of the Externalization Agreement committed to by Barings in accordance with the Externalization Agreement).

Contact with Portfolio Companies; Confidentiality

Following the sale of the Purchased Assets to the Asset Buyer, the Company has agreed that, during the 18-month period immediately following the Asset Closing, the Company will not, and will cause its subsidiaries, successor, and their respective employees and representatives not to, either individually or for any other person, loan any money to, make any equity investment in, solicit or engage in any commercial capacity with any Existing Portfolio Company to which the Purchased Assets relate, in each case without the Asset Buyer’s prior consent. In addition, the parties have agreed to certain mutual confidentiality provisions.

Repayment of Indebtedness

Under the Asset Purchase Agreement, the parties have agreed to cooperate and take steps in anticipation of the repayment of indebtedness at closing, including the delivery by the Company to the Asset Buyer of a customary payoff letter in form and substance reasonably satisfactory to Asset Buyer relating to the repayment of amounts outstanding under the Credit Agreement and the release of related liens (the “Payoff Letter”). At least two business days prior to the Asset Closing, the Company is obligated to deliver to Asset Buyer an executed copy of each Payoff Letter to be effective upon the Asset Closing, and to deliver, or cause to be delivered, all the documents required for the termination of commitments under the Credit Agreement and related documents, subject to the occurrence of the Asset Closing and the repayment in full of all obligations then outstanding thereunder.

Takeover Statutes

The Company and Asset Buyer have agreed to use their respective commercially reasonable efforts (a) to take all action necessary so that no state law “takeover statute” is or becomes applicable to the Asset Sale and Externalization Transaction, and (b) if any such takeover statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Asset Sale and Externalization Transaction may be consummated as promptly as reasonably practicable on the terms contemplated by the Asset Purchase Agreement and otherwise to eliminate or minimize the effect of such takeover statute on the Asset Sale and Externalization Transaction.

Litigation

Between the signing of the Asset Purchase Agreement until the closing of the Asset Sale, the Company has agreed to provide the Asset Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Asset Sale. In addition, the Company has agreed that it will not settle or offer to settle any litigation commenced on or after the date of the Asset Purchase Agreement against the Company or any of its directors or executive officers by any stockholder of the Company relating to the Asset Purchase Agreement or the Asset Sale or otherwise, without the prior written consent of Asset Buyer, which consent shall not be unreasonably withheld.

Restricted Investments

In the event any Restricted Investments exist as of the Asset Closing, then the relevant Restricted Investments will not be transferred to Asset Buyer unless and until the applicable consent is obtained. In such event, the Company will use its commercially reasonable efforts to obtain the relevant consent as soon as reasonably practicable, and Asset Buyer will cooperate with the Company in order to obtain each such consent (both prior to and after the Asset Closing). If any such consent is obtained after the Asset Closing, the Company will transfer the relevant Restricted Investment to Asset Buyer as soon as reasonably practicable following receipt of the relevant consent. Pending the obtaining of any consent relating to any Restricted Investment, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Asset Buyer the full benefits (including economic) and rights of ownership of the Restricted Investments, including without limitation granting a participation interest or entering into a “back-to-back” or other similar arrangement to in which all benefits and rights of ownership will be passed through to Asset Buyer. In addition, prior to the receipt of such required consent, the Company will, with respect to any Restricted Investment, take action, refrain from taking action, vote or abstain from voting, as directed by Asset Buyer. However, no participation interest or similar arrangement entered into shall convey to Asset Buyer the right to consent to any amendment, consent, waiver or other modification of any governing documents relating to any Restricted Investments to the extent that the conveyance of such right by the Company to Asset Buyer is contested by the counterparty.

Asset Buyer as Successor Agent

Except as otherwise agreed by the Company and Asset Buyer, from and after the date of the Asset Purchase Agreement until the Asset Closing, with respect to each Purchased Loan for which the Company acts as administrative agent or with respect to which the Company is otherwise the secured party of record, the Company and Asset Buyer have agreed to cooperate and use commercially reasonable efforts to obtain all consents, approvals and agreements of any third party (other than a governmental entity) to the appointment of Asset Buyer or a designee thereof as the successor (the “Successor Agent”) to the Company or any of its subsidiaries or affiliates as administrative agent under any of the loan documents relating to such Purchased Loan and to take related actions in order to put Asset Buyer in possession of the relevant collateral or to otherwise perfect a security interest relating to the collateral securing the relevant Purchased Loan for which the Company acts as administrative agent. In the event any required consents and approvals needed to designate Asset Buyer as Successor Agent are not obtained, the parties will use their commercially reasonable efforts to obtain such consents as promptly as reasonably practicable after the closing and to enter into such reasonable and lawful arrangements as may be mutually agreed in order to provide Asset Buyer and its affiliates with substantially similar rights and benefits that would have accrued to Asset Buyer or its affiliates had such consents, approvals or agreements been obtained.

Notices; Post-Closing Remittances; Correspondence; Further Assurances

The parties have agreed to certain covenants regarding contacting borrowers, issuers and other necessary parties to notify such parties of the sale of the relevant Purchased Assets to Asset Buyer and to provide them with related information. In addition, the parties have agreed that amounts paid in respect of the Purchased Assets and received by the Company following the closing shall be received by the Company as agent, in trust for and on behalf of Asset Buyer and the Company shall pay promptly all of such amounts over to Asset Buyer and shall provide Asset Buyer information, to the extent known, as to the nature, source and classification of such payments, including any invoice relating thereto. The parties have agreed to certain other covenants regarding the forwarding of information and using commercially reasonable efforts to execute such other assignments, novations, transfer documents, instruments and related items in order to complete, ensure and perfect the sale, transfer and conveyance of the Purchased Assets and the Assumed Obligations to Asset Buyer and the consummation of the other transactions contemplated hereby.

Solvency

In the Asset Purchase Agreement, the Company has agreed that immediately after giving effect to the Asset Sale, the Company and its subsidiaries will (a) be able to pay their respective debts as they become due, (b) own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) and (c) have adequate capital to carry on their respective businesses.

Externalization Transaction

The Company has agreed to (i) to do all things reasonably necessary, proper or advisable under applicable law to consummate and make effective the Externalization Transaction in accordance with, and subject to the terms of, the Externalization Agreement, (ii) enforce all rights and remedies available to the Company under the Externalization Agreement to consummate and make effective the Externalization Transaction and (iii) not amend, modify or supplement the Externalization Agreement or waive any rights thereunder without the prior written consent of Asset Buyer.

Transaction Expenses

Each party to the Asset Purchase Agreement will bear its own expenses of negotiating and preparing the Asset Purchase Agreement and consummating the transactions contemplated thereby; provided, however, that: (i) the costs and expenses of preparing, filing, printing and main incurred in connection with this proxy solicitation in connection with the Special Meeting, and all other filing fees or amounts paid to the SEC in connection with the Asset Sale shall be split equally by the Company, Asset Buyer and Barings, and (ii) HSR Act-related filing fees, if applicable, will be borne by the Asset Buyer. In addition, as discussed below, in certain circumstances the Company may be obligated to reimburse the Asset Buyer for the Asset Buyer Expenses (as defined herein).

Conditions to the Asset Sale

The Company and the Asset Buyer will not be obligated to complete the Asset Sale unless a number of conditions are satisfied or appropriately waived, including:

•	the approval by Company stockholders of the Asset Purchase Agreement;

•	the approval by Company stockholders of the matters to be voted upon by them that are conditions to closing under the Externalization Agreement;

•	no law, injunction, order, decree entered by a governmental entity shall be in effect preventing or prohibiting the transactions contemplated by the Asset Purchase Agreement;

•	if applicable, the expiration or termination of all waiting periods (and any extension thereof) under the HSR Act (provided however, as noted elsewhere, the parties have confirmed that no HSR filings are required in connection with closing of the Asset Sale and Externalization Transaction); and

•	the absence of pending litigation or other proceedings by a governmental entity that has a reasonable likelihood of success, (i) challenging the Asset Sale, seeking to restrain or prohibit the consummation of the Asset Sale or seeking to obtain from the Company or Asset Buyer any damages that are material in relation to the Company and its subsidiaries taken as a whole, or (ii) seeking to prohibit Asset Buyer or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries.

In addition, the obligations of the Asset Buyer to effect the Asset Sale are subject to the satisfaction or waiver of additional conditions, including:

•	the accuracy of the representations and warranties of the Company as of the date of the Asset Purchase Agreement and as of the Closing (or, as applicable, the date as of which such representation or warranty was specifically made), in each case subject to the interpretive standards set forth in the Asset Purchase Agreement by which such accuracy is determined;

•	the performance by the Company, in all material respects, of its covenants and obligations under the Asset Purchase Agreement;

•	the receipt by Asset Buyer of the Payoff Letter in connection with repayment of the Company’s credit facility at the Asset Closing; and

•	no Asset Sale Material Adverse Effect with respect to the Company having occurred between the date of execution of the Asset Purchase Agreement and the Asset Closing.

In addition, the obligations of the Company to effect the Asset Sale are subject to the satisfaction or waiver of additional conditions, including:

•	the accuracy of the representations and warranties of the Asset Buyer (subject to the interpretive standards set forth in the Asset Purchase Agreement); and

•	the performance by Asset Buyer, in all material respects, of its covenants and obligations under the Asset Purchase Agreement.

Neither the Asset Sale nor the Externalization Transaction will be completed if the Required Approvals are not obtained. Even if Required Approvals are obtained, the Externalization Transaction will not be completed unless the Asset Sale has been completed. The Asset Sale may be completed without completion of the Externalization Transaction only if:

•	the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved;

•	all other conditions to closing of the Asset Sale have been satisfied or appropriately waived; and

•	one or more conditions to the Company’s obligations to complete the Externalization Transaction (other than approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal) have not been satisfied or appropriately waived.

Termination of the Asset Purchase Agreement

The Asset Purchase Agreement generally may be terminated:

•	by the mutual written agreement of the Company and the Asset Buyer;

•	by either the Company or the Asset Buyer if any governmental entity that must grant regulatory approval shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Asset Purchase Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

•	by either the Company or the Asset Buyer, if the Asset Sale shall not have occurred on or prior to the Outside Date, unless, as of such date, the party seeking to terminate the Asset Purchase Agreement was in breach of the Asset Purchase Agreement such that the conditions to closing were not satisfied as of such date (the “Outside Date Termination”);

•	by either the Company or the Asset Buyer, if the approval of the adoption of the Asset Purchase Agreement by the Company’s stockholders shall not have been obtained at the Special Meeting (the “No Vote Termination”);

•	by either the Company or the Asset Buyer (provided that the party seeking to terminate is not then in material breach of its representations, warranties, covenants or agreements under the Asset Purchase Agreement), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in the Asset Purchase Agreement on the part of the Company, in the case of a termination by Asset Buyer, or Asset Buyer, in the case of a termination by the Company, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the date of the Asset Closing, the failure of the certain closing conditions, as the case may be, and which is not cured within 15 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period;

•	by Asset Buyer, at any time after the Board shall have effected an Adverse Recommendation Change prior to receipt of the Company stockholder approval; or in the event the Company shall have materially breached any of its obligations under Section 7.6 of the Asset Purchase Agreement (see “The Asset Purchase Agreement – Additional Covenants – Nonsolicitation of Competing Transaction Proposals”) (either, an “Asset Buyer Special Termination Event”); and

•	by the Company, if (i) the Company receives an Asset Sale Superior Proposal; (ii) subject to the Company’s duties to notify, and negotiate with, Asset Buyer as required by the Asset Purchase Agreement, the Board or any authorized committee thereof shall have authorized the Company to enter into a definitive agreement to consummate the transaction contemplated by such Asset Sale Superior Proposal; (iii) concurrently with the termination of the Asset Purchase Agreement, the Company pays Asset Buyer the Initial Termination Fee and enters into the definitive agreement to consummate the transaction contemplated by such Asset Sale Superior Proposal; and (iv) the Company simultaneously terminates the Externalization Agreement (the “Company Special Termination Event”).

Termination Fee and Expense Reimbursement

The Company will pay Asset Buyer an amount equal to $18,000,000 (the “Initial Termination Fee”) in the event the Asset Purchase Agreement is terminated:

•	by Buyer in connection with an Asset Buyer Special Termination Event; or

•	by the Company in connection with a Company Special Termination Event.

Alternatively, the Company will pay Asset Buyer an amount equal to $18,000,000 (the “Tail Termination Fee”) in the event that:

•	the Asset Purchase Agreement is terminated by reason of an Outside Date Termination or a No Vote Termination;

•	prior to such termination, an Asset Sale Competing Proposal shall have been made to the Company and disclosed to the stockholders of the Company, or an Asset Sale Competing Proposal shall have been made to the stockholders of the Company generally, or any person shall have publicly announced an intention to make an Asset Sale Competing Proposal after the date of the Asset Purchase agreement but prior to the date of termination;

•	within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to an Asset Sale Competing Proposal (or transaction that would have constituted an Asset Sale Competing Proposal if made prior to the termination of the Asset Purchase Agreement) or consummates an Asset Sale Competing Proposal (provided that, in each case, the references to “twenty percent (20%)” in the definition of an Asset Sale Competing Proposal shall be deemed references to “fifty percent (50%)”) (such transaction, a “Tail Transaction”); and

•	such Tail Transaction is consummated.

Notwithstanding the foregoing, in no event shall the Company be required to pay both an Initial Termination Fee and a Tail Termination Fee, and in no event shall the Company be obligated to pay an Initial Termination Fee or a Tail Termination Fee more than once.

In the event the Asset Purchase Agreement is terminated by reason of a No Vote Termination (and provided that Asset Buyer was not in material breach of its representations, warranties, covenants or agreements under the Asset Purchase Agreement at the time of termination), the Company will be obligated to pay Asset Buyer cash in an amount required to reimburse Asset Buyer for its documented out of pocket costs and expenses paid or payable to third parties and incurred or accrued by or on behalf of Asset Buyer in connection with the Asset Purchase Agreement and the Asset Sale, but subject to a maximum of $4,250,000 (the “Asset Buyer Expenses”). Any reimbursement of Asset Buyer Expenses would be deducted from any Tail Termination Fee subsequently payable.

Effect of Termination

Following termination of the Asset Purchase Agreement, none of the Company, Asset Buyer, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under the Asset Purchase Agreement, or in connection with the Asset Sale, except that (a) provisions regarding confidentiality, termination and termination fees and expenses, and the provisions of Article X of the Asset Purchase Agreement (General Provisions) shall survive termination of the Asset Purchase Agreement, and (b) neither the Company nor the Asset Buyer shall be relieved or released from any liabilities or damages arising out of its knowing and intentional breach of any provision of the Asset Purchase Agreement. Notwithstanding the foregoing, prior to seeking monetary damages from Asset Buyer, the Company must first seek (but fail) to obtain specific performance against Asset Buyer, but in no event shall the obligation to first seek injunctive relief hinder or delay a right that the Company would otherwise have had to seek monetary damages prior to the Asset Closing in connection with a breach of the Asset Purchase Agreement by Asset Buyer.

Remedies; Specific Performance

Except as otherwise provided in the Asset Purchase Agreement, any and all remedies herein expressly conferred upon a party are cumulative with and not exclusive of any other remedy conferred under the Asset Purchase Agreement, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Notwithstanding the foregoing, (a) the right to receive a Tail Termination Fee is the sole and exclusive remedy available to Asset Buyer in the event the Asset Purchase Agreement is terminated by the Company or Asset Buyer by reason of an Outside Date Termination, (b) the obligation to pay the Asset Buyer Expenses and, if applicable, the Tail Termination Fee, are the sole and exclusive remedies available to Asset Buyer in the event the Asset Purchase Agreement is terminated by either the Asset Buyer or the Company by reason of a No Vote Termination, and (c) the Initial Termination Fee is the sole and exclusive remedy available to Asset Buyer in the event the Asset Purchase Agreement is terminated by reason of an Asset Buyer Special Termination Event or a Company Special Termination Event.

In addition, the parties have agreed that, in the event of a breach or threatened breach of the covenants or obligations in the Asset Purchase Agreement, each of the parties are entitled to an injunction or other equitable relief to prevent or restrain such breach or threatened breach, or to enforce compliance with, the covenants and obligations under the Asset Purchase Agreement, in addition to other legal and equitable remedies which may be available. Except as described above in “– Effect of Termination of the Asset Purchase Agreement,” no party shall be obligated to first seek specific enforcement or other equitable relief, nor does seeking specific enforcement or other equitable relief preclude the pursuit of any other remedy.

Amendment and Waiver

The Asset Purchase Agreement may be amended only by a written document executed by each of the of the parties to the Asset Purchase Agreement at any time prior to stockholder approval. After receipt of the stockholder approval, there may not be, without further approval of the Company’s stockholders, any amendment of the Asset Purchase Agreement that requires further approval under applicable law.

Governing Law; Jurisdiction

The Asset Purchase Agreement is governed by Maryland law. The parties have agreed that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, the Asset Purchase Agreement or the Asset Sale will be brought in any federal or state court located in the State of Maryland.

PROPOSAL 2 – APPROVAL OF THE STOCK ISSUANCE

We are asking you to approve the Stock Issuance that would occur under the Externalization Agreement, as more fully described herein. The Board has determined to submit this matter to a Company stockholder vote in accordance with Section 312.03 of the NYSE Listed Company Manual.

For a summary of and detailed information regarding this proposal, please see the information about the Stock Issuance and the Externalization Agreement provided throughout this proxy statement. A copy of the Externalization Agreement is attached to this proxy statement as Appendix B. You are urged to read the Externalization Agreement carefully in its entirety.

Approval of the affirmative vote of a majority of the votes cast at the Special Meeting on such proposal, in person or represented by proxy, is required to approve the Stock Issuance Proposal.

The Board unanimously recommends that you vote “FOR” the Stock Issuance Proposal.

THE STOCK ISSUANCE

This discussion of the Stock Issuance and the Externalization Transaction is qualified in its entirety by reference to the Externalization Agreement, which is attached to this proxy statement as Appendix B and incorporated by reference into this proxy statement. Approval of the Stock Issuance and the Advisory Agreement are both conditions to closing under the Externalization Agreement. The Advisory Agreement Proposal, along with a description of the Advisory Agreement, are included in “Proposal 3 – Approval of the Advisory Agreement” below.

You should carefully read the entire Externalization Agreement as it is the legal document that governs the Stock Issuance and the Externalization Transaction.

Parties to the Externalization Agreement

Triangle Capital Corporation

See the description under “Proposal 1 – The Asset Purchase Agreement” for more detail regarding the Company.

Barings LLC

Barings, a wholly owned subsidiary of Massachusetts Mutual Life Insurance Company, is a leading global asset management firm, with over $304 billion of assets under management as of December 31, 2017. Barings’ primary investment capabilities include fixed income, private credit, real estate, equity, and alternative investments. Barings employs over 1,800 associates globally, including more than 650 investment professionals. Barings’ Global Private Finance Group will manage the Company. This group is part of the firm’s $220 billion Global Fixed Income Platform that invests in liquid, private, and structured credit. This group has been investing in the U.S. private debt market for over 25 years and manages private funds and separately managed accounts, along with multiple public vehicles. Barings’ headquarters are located at 300 South Tryon Street, Suite 2500, Charlotte, NC 28202 and its telephone number is 877-766-0014.

Effect on the Company if the Externalization Transaction, including the Stock Issuance, is Completed

The Stock Issuance, which consists of both an “Initial Stock Issuance” and a contingent “Subsequent Stock Issuance,” is one of a number of transactions that will occur at the Externalization Closing. Specifically, in the event the Company receives stockholder approval pursuant to the terms of this proxy statement and subject to, and contingent upon, the consummation of the Asset Sale (see “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale”), and the satisfaction or appropriate waiver of the other conditions to closing under the Externalization Agreement, the Company will effect a series of transactions in accordance with the Externalization Agreement, including:

(i)	the Company will enter into the Advisory Agreement and the Administration Agreement pursuant to which Barings will serve as the Company’s investment adviser and administrator, respectively (see “Proposal 3 – Approval of the Advisory Agreement” below);

(ii)	Barings will pay the Stockholder Payment;

(iii)	Barings will purchase shares of Company Common Stock in the Initial Stock Issuance;

(iv)	effective as of the Externalization Closing, the Board will implement the Company Repurchase Plan;

(v)	effective as of the Externalization Closing, Barings will enter into the Trading Plan relating to the Open Market Purchases; and
(vi)	in the event that Barings does not make Open Market Purchases of at least $50 million prior to the end of the two-year period described above, Barings will purchase shares of Company Common Stock in the Subsequent Stock Issuance.

The completion of the Externalization Transaction will result in the Company converting from an internally managed BDC to an externally managed BDC managed by Barings. Also at the Externalization Closing, the Company’s charter will be amended to change the name of the Company to “Barings BDC, Inc.” and the Board shall take all action required under the MGCL to divide the Board into three equal, or nearly equal, classes. In addition, the existing officers and directors of the Company will resign (unless otherwise directed by Barings), effective as of the Externalization Closing, and new officers will be appointed, and a new slate of directors will become the directors of the Company, from and after the Externalization Closing.

Between the Stockholder Payment and the aggregate consideration to be paid by Barings in connection with the Stock Issuance and the Open Market Purchases, Barings’ total financial commitment to the Externalization Transaction is $235 million. Of that amount, (i) the Stockholder Payment of $85 million, or $1.78 per share of Company Common Stock, will be paid directly to the Company’s stockholders, (ii) $100 million will be paid directly to the Company in connection with the Initial Stock Issuance, and (iii) at least $50 million will be paid to fund Open Market Purchases and/or the Subsequent Stock Issuance. In addition, not less than $50 million of proceeds from the Initial Stock Issuance may be paid directly to certain of the Company stockholders through the Company Repurchase Plan.

As a result of the Initial Stock Issuance, Barings will acquire $100 million of Company Common Stock, at the then-current net asset value per share determined after giving effect to the Asset Sale and the transactions contemplated thereby, including the receipt of proceeds therefrom by the Company, any vesting of restricted shares of Company Common Stock in accordance with the Asset Purchase Agreement and the payment of the Company’s transaction expenses incurred in connection with the Transactions, at the Externalization Closing (subject to a de minimis reduction for any fractional share that results from application of the formula determining the number of shares to be so issued). While the number of shares of Company Common Stock to be issued in the Initial Stock Issuance would be determined based on circumstances existing as of the Externalization Closing, if the Initial Stock Issuance had been made as of                 , 2018, assuming a net asset value per share of $13.43 (our net asset value per share as of December 31, 2017), the number of shares of Company Common Stock acquired by Barings would have represented approximately     % of the issued and outstanding Company Common Stock as of such date. In addition, Barings could be obligated to acquire additional shares of Company Common Stock directly from the Company, subject to a maximum of $50 million, in the Subsequent Stock Issuance. The Subsequent Stock Issuance is contingent and, depending upon the level of Open Market Purchases made during the two-year period following closing of the Externalization Transaction, might not occur or might be made in amounts substantially below the $50 million maximum. However, if the maximum $50 million Subsequent Stock Issuance had been made as of             , 2018, assuming a $         price per share as of such date, such Subsequent Stock Issuance, coupled with the Initial Stock Issuance (assuming it had been made as of the same day), would result in Barings owning approximately     % of the issued and outstanding Company Common Stock as of such date.

In view of the foregoing, the Board has determined to submit this matter to a Company stockholder vote in accordance with Section 312.03 of the NYSE Listed Company Manual.

Effect on the Company if the Externalization Transaction is Not Completed

If neither the Externalization Transaction nor the Asset Sale is completed, or if only the Asset Sale is completed, the Company will not enter into the Advisory Agreement or effect the Stock Issuance or the other transactions contemplated by the Externalization Agreement and we will seek to continue our focus on conducting our business as an internally managed BDC and may consider and evaluate other strategic alternatives.

Consideration

As discussed above, Barings’ total financial commitment to the Externalization Transaction is $235 million. Of that amount, (i) the Stockholder Payment of $85 million, or $1.78 per share of Company Common Stock, will be paid directly to the Company’s stockholders as of the Stockholder Payment Record Date, (ii) $100 million will be paid directly to the Company in connection with the Initial Stock Issuance, and (iii) at least $50 million will be paid to fund Open Market Purchases and/or the Subsequent Stock Issuance. In addition, not less than $50 million of proceeds from the Initial Stock Issuance may be paid directly to certain of the Company stockholders through the Company Repurchase Plan.

Use of Proceeds

If the Externalization Transaction is completed, the Company will use not less than $50 million to repurchase Company Common Stock through the Company Repurchase Plan. Any remaining proceeds from the Initial Stock Issuance and, if applicable, the Subsequent Stock Issuance, will be invested by the Company over time, as directed by Barings, in its capacity as the investment adviser to the Company after closing of the Externalization Transaction, in accordance with the Advisory Agreement, or will be utilized for other corporate purposes, as determined by the Board.

Background of the Externalization Transaction

The process that led to the Company entering into the Externalization Agreement was the same process that led to the Company entering into the Asset Purchase Agreement, and the Externalization Agreement and the Asset Purchase Agreement were entered into contemporaneously and are viewed by the Company as a single integrated transaction. For background regarding both the Externalization Transaction and the Asset Sale, please see “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – Background of the Transactions.”

Interests of Certain Persons Related to the Company

In considering the recommendation of the Board, Company stockholders should be aware that the Company’s executive officers may have interests in the Transactions that are different from, or in addition to, those of Company stockholders generally. Specifically, under the terms of the individual retention agreements with the executive officers, entering into the Externalization Agreement (regardless of whether the Asset Sale is closed) (i) will cause the executive officers to be fully vested in the Company’s restricted share awards previously granted to them, (ii) will cause the executive officers to be fully vested in their accounts under the Company’s executive deferred compensation plan, and (iii) may entitle the executive officers to severance benefits if, (A) during the twenty-four month period following the Externalization Closing, the officer’s employment is terminated (I) by the Company (other than for death, disability or cause); or (II) by the officer for good reason, or (B) the officer remains employed by the Company or its successor following the Externalization Closing and terminates employment for any reason during the thirty-day period immediately following the first anniversary of the Externalization Closing, or (C) the officer accepts employment with Barings but Barings does not assume the Company’s severance obligations under the officer’s retention agreement; provided, in any case, the receipt of severance benefits is conditioned upon the officer releasing the Company from any liabilities, known or unknown. In addition, the Board has established a bonus pool in the amount of $2.5 million to be allocated among Company employees for the successful Asset Closing and Externalization Closing. A committee of the Board has full discretion to determine how much of the bonus pool to expend, who will receive a share of the bonus pool, and the amount of the bonus for any individual. For further information regarding these Executive Payments, including the treatment of Company restricted stock, deferred compensation and severance obligations, see the section entitled “Proposal 5 – Advisory (Non-Binding) Vote on Executive Compensation” of this proxy statement.

Closing of the Externalization Transaction

Unless otherwise mutually agreed by the Company and Barings, the Externalization Closing will take place no later than the third business day following the satisfaction or waiver of all of the conditions to the

Externalization Transaction – including the prior Asset Closing (see “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Purchase Agreement – Conditions to the Asset Sale”), other than conditions that by their terms are to be satisfied at the Externalization Closing and subject to the satisfaction or waiver of such conditions.

We currently expect the Transactions to be completed in June or July 2018. However, the exact timing of the Externalization Closing cannot be predicted because it is subject to the conditions to the Externalization Closing specified in the Externalization Agreement, including prior closing of the Asset Sale, many of which conditions are outside of our control.

Appraisal Rights

Pursuant to Section 3-202(c)(1) of the MGCL and the charter of the Company, as amended, supplemented, corrected and/or restated through the date hereof, there are no appraisal or dissenters’ rights that apply to the execution, delivery and performance of the Externalization Agreement or the consummation of the Externalization Transaction. Further, pursuant to the charter of the Company, as amended, supplemented, corrected and/or restated through the date hereof, no stockholder is entitled to appraisal rights unless the Board shall determine that such rights apply to the Externalization Transaction. The Board has made no such determination.

U.S. Federal Income Tax Consequences of the Externalization Transaction

The following discussion is a general summary of the U.S. federal income tax consequences of the Externalization Transaction. This summary does not purport to be a complete description of the income tax consequences of the Externalization Transaction. For example, we have not described tax consequences that we assume to be known generally by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships and other pass-through entities, dealers in securities, pension plans and trusts, financial institutions, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction.

This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this proxy statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and do not intend to seek any ruling from the IRS regarding the Transactions. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of our discussion, a “U.S. stockholder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

For purposes of our discussion, a “Non-U.S. stockholder” means a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

If an entity treated as a partnership for U.S. federal income tax purposes (a “partnership”) holds shares of our common stock, the tax treatment of a partner or member of the partnership will generally depend upon the status of the partner or member and the activities of the partnership. A prospective stockholder that is a partner or member in a partnership holding shares of our common stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Company Taxation

The Company does not expect to recognize income or gain in connection with the Externalization Transaction.

U.S. Stockholder Taxation

In connection with the Externalization Transaction, Barings will pay the Stockholder Payment directly to the Company’s stockholders. The U.S. federal tax treatment of the Stockholder Payment is uncertain in many respects. However, the Company anticipates that the Stockholder Payment will be treated as ordinary income to stockholders. The Company’s stockholders will not realize any other income, gain or loss in connection with the Externalization Transaction.

Information returns will be filed with the IRS in connection with the payment of a Stockholder Payment. A U.S. stockholder receiving a Stockholder Payment will be subject to backup withholding at a rate of 24% if the U.S. stockholder fails to provide its taxpayer identification number to the paying agent and make certain certifications on IRS Form W-9 or otherwise establishes an exemption from backup withholding. The amount of any backup withholding tax deducted from a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Stockholder Taxation

As discussed above under U.S. Stockholder Taxation, the U.S. federal tax treatment of the Stockholder Payment is uncertain in many respects. However, the Company anticipates that Non-U.S. stockholders that do not otherwise hold their shares of Company Common Stock in connection with a U.S. trade or business and are not otherwise subject to U.S. federal income tax with respect to their shares of Company Common Stock should not be subject to U.S. federal income tax with respect to receipt of the Stockholder Payment. In addition, the Company believes that the Stockholder Payment received by such Non-U.S. stockholders would not be subject to withholding of U.S. federal income tax; however, the Company cannot be certain that the paying agent or other applicable withholding agent would not take the position that it is required to withhold U.S. federal income tax at a 30% rate (or, if applicable, a reduced rate under a tax treaty) with respect to any Stockholder Payment made to such a Non-U.S. stockholder. If withholding results in an overpayment of taxes, a refund or credit may be obtainable, provided that the required information is timely furnished to the IRS. Non-U.S. stockholders are urged to consult their own tax advisors regarding the application of U.S. federal income tax withholding to the Stockholder Payment.

Information reporting may apply to the payment of the Stockholder Payment paid to Non-U.S. stockholders. Copies of the information returns reporting such amounts and any withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. stockholder is a resident under the provisions of an applicable income tax treaty or other agreement. In general, backup withholding will not apply to the Stockholder Payment made to a Non-U.S. stockholder, provided that such Non-U.S. stockholder (i) provides a properly completed IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI and/or Form W-8IMY or a suitable substitute form attesting to such Non-U.S. stockholder’s non-U.S. status or (ii) otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be allowed as a credit against a Non-U.S. stockholder’s federal income tax liability, and may entitle a Non-U.S. stockholder to a refund of any excess amounts withheld, provided that the required information is timely furnished to the IRS.

Legislation commonly referred to as the FATCA generally imposes a 30% withholding tax on payments of certain types of income to foreign FFIs unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an IGA with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on payments to foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. The Company believes that the Stockholder Payment received by such Non-U.S. stockholders would not be subject to FATCA withholding; however, the Company cannot be certain that the paying agent or other applicable withholding agent would not take the position that it is required to withhold at a 30% rate with respect to any Stockholder Payment made to such Non-U.S. stockholders unless such Non-U.S. stockholders and any intermediaries through which they hold their shares comply with the requirements discussed above.

Required Regulatory Approvals

The Company and Barings have agreed to use commercially reasonable efforts to comply with all regulatory notification requirements and to obtain all regulatory approvals required to consummate the Externalization Transaction.

HSR Act and U.S. Antitrust Matters

Under the Externalization Agreement, each of Barings and the Company agreed, if required, to file with DOJ and FTC a notification and report form relating to Externalization Transaction pursuant to the HSR Act as soon as reasonably practicable following the execution and delivery of the Externalization Agreement. However, subsequent to the date of the Externalization Agreement and Asset Purchase Agreement, each of the Asset Buyer, Barings and the Company confirmed that no filings under the HSR Act are required in connection with closing of the Externalization Transaction and Asset Sale.

Notwithstanding the foregoing, the DOJ, the FTC or other U.S. governmental authorities could take action under the antitrust laws with respect to the Externalization Transaction as they deem necessary or desirable in the public interest, either before or after the Externalization Transaction, including seeking to enjoin the completion of the Externalization Transaction, to rescind the Externalization Transaction or to conditionally approve the Externalization Transaction upon the divestiture of assets of the Company. Moreover, in some jurisdictions, a competitor, customer, state Attorney General or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the Externalization Transaction, before or after it is completed. In view of the competitive circumstances in the industry in which the Company operates, we believe that the likelihood of any such action is remote.

Other Regulatory Approvals

We believe we are not required to make any other material filings or obtain any material governmental consents or approvals before the consummation of the Externalization Transaction, other than as have been obtained or are currently being sought. If any other approvals, consents or filings are required to consummate the Externalization Transaction, we will seek or make such consents, approvals or filings as promptly as possible.

To the extent any other regulatory approvals or consents are required, one or more governmental entities may impose a condition, restriction, qualification, requirement or limitation when it grants such necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals.

There can be no guarantee that the Externalization Transaction and/or the Asset Sale will not be challenged on antitrust grounds or, if such challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that any other required regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of conditions to the consummation of the Externalization Transaction or require changes to the terms of the Externalization Transaction. These conditions or changes could result in the conditions to the Externalization Agreement not being satisfied prior to the Outside Date. For more information, please see the section of this proxy statement captioned “The Externalization Agreement – Termination of the Externalization Agreement.”

THE EXTERNALIZATION AGREEMENT

Explanatory Note Regarding the Externalization Agreement

The following summary describes the material provisions of the Externalization Agreement. The descriptions of the Externalization Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Externalization Agreement, a copy of which is attached to this proxy statement as Appendix B and incorporated by reference in its entirety into this proxy statement. We encourage you to read the Externalization Agreement carefully and in its entirety because this summary may not contain all the information about the Externalization Agreement that is important to you.

The representations, warranties and covenants of the Company and Barings contained in the Externalization Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Externalization Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the SEC(without giving effect to any amendment or supplement to any SEC report filed by the Company on or after the date of this Agreement and excluding any general cautionary, predictive or forward-looking statements contained therein), and (b) confidential disclosures made in the disclosure schedules delivered in connection with the Externalization Agreement, (iii) are subject to applicable materiality qualifications contained in the Externalization Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Externalization Agreement or such other date as is specified in the Externalization Agreement and (v) have been included in the Externalization Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Externalization Agreement is included with this filing only to provide investors with information regarding the terms of the Externalization Agreement, and not to provide investors with any other factual information regarding the Company or Barings or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Barings or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Externalization Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The representations and warranties in the Externalization Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in this proxy statement and the other reports, statements and filings the Company files publicly with the SEC.

General

As described above, the Stock Issuance is one of a number of transactions that will occur at the Externalization Closing as part of the process of selling off the Company’s legacy investment portfolio pursuant to the Asset Purchase Agreement and converting the Company from an internally managed BDC to an externally managed BDC managed by Barings. As a result, the Stock Issuance should be evaluated in the context of the entirety of the transactions contemplated by the Asset Purchase Agreement and the Externalization Agreement. Set forth below is a description of the Externalization Agreement and the Externalization Transaction. The following discussion of the Externalization Agreement is qualified in its entirety by reference to the Externalization Agreement, which is attached to this proxy statement as Appendix B and incorporated by reference into this proxy statement.

Advisory Agreement

At the Externalization Closing, the Company will enter into the Advisory Agreement and the Administration Agreement, pursuant to which Barings will serve as the Company’s investment adviser and administrator, respectively. The Advisory Agreement and Administration Agreement are discussed in more detail in “Proposal 3 – Approval of the Advisory Agreement.”

Stockholder Payment

At the Externalization Closing, Barings will make the Stockholder Payment to holders of record of Company Common Stock as of the Stockholder Payment Record Date, such that Barings is not entitled to receive any portion of the Stockholder Payment. Based on the number of shares of Company Common Stock estimated to be issued and outstanding as of the Externalization Closing, the Stockholder Payment represents a payment equal to $1.78 per share of Company Common Stock. The Stockholder Payment will be made to a payment agent at closing of the Externalization Transaction, which payment agent will pay the corresponding amounts to the Company’s stockholders as of the Stockholder Payment Record Date.

Initial Stock Issuance

At the Externalization Closing, Barings will purchase a number of shares of Company Common Stock directly from the Company in a private placement transaction equal to the result of (i) $100 million (the “Stock Purchase Price”, divided by (ii) the Per-Share Price. For this purpose, the “Per-Share Price” is equal to the net asset value per-share of Company Common Stock at the Externalization Closing, after giving effect to the Asset Sale, including the receipt of the purchase price from the Asset Buyer, the lapsing of restrictions on restricted shares of Company Common Stock, and the payment of the Company’s and its subsidiaries’ out of pocket expenses incurred in connection with the Externalization Agreement, the Externalization Transaction, the Asset Purchase Agreement and the Asset Sale (including, without limitation, all reasonable outside attorneys’, accountants’, consultants’ and investment bankers’ fees and expenses, severance (including any severance triggered but not immediately payable as of the Externalization Closing), bonus and other compensation payments), the costs to repay the Company’s and its subsidiaries’ outstanding indebtedness and the cost of any directors’ and officers’ “tail” insurance policy obtained pursuant to the requirements of the Externalization Agreement (collectively, “Company Transaction Expenses”).

Promptly following the close of business on the fifth (5th) business day immediately preceding the Asset Closing, the Board shall calculate an estimate of the net proceeds to the Company from the Asset Sale, the estimated Company Transaction Expenses, and the corresponding estimated per-share price, after giving effect to the Asset Sale (the “Per-Share Price Estimate”). Barings will review the Per-Share Price Estimate and, if Barings disagrees with any item set forth in such estimate, it may provide comments to the Company, and the Company and Barings will attempt to resolve in good faith any such disagreements prior to the Externalization Closing. Promptly following the Asset Closing, the Company shall either (i) deliver to Barings written confirmation that the Per-Share Price reflected in the Per-Share Price Estimate is final, or (ii) provide Barings with an updated calculation of the Per-Share Price, together with the information regarding any differences between the Per-Share Price Estimate and the revised calculations of the Per-Share Price. The Per-Share Price, as finally determined in accordance with the foregoing, shall be used to determine the number of shares of Company Common Stock Barings will receive in the Initial Stock Issuance.

Notwithstanding the foregoing, no fraction of a share of Company Common Stock resulting from the foregoing calculation shall be issued in exchange for payment of the Stock Purchase Price, in which case the Stock Purchase Price shall be reduced by an amount equal to the product of (x) the relevant fraction of a share of Company Common Stock resulting from the foregoing calculation, multiplied by (y) the Per-Share Price.

Under the Externalization Agreement, Barings has agreed that it will not transfer any of the shares of Company Common Stock received in the Initial Stock Issuance, and will not solicit any offers for such shares, except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), any other applicable securities or “blue sky” laws, and the terms and conditions of the Externalization Agreement. To facilitate such transfers, and compliance with applicable law, at the Externalization Closing, the Company and Barings will enter into a registration rights agreement covering the shares of Company Common Stock purchased in the Initial Stock Issuance. See “ – Registration Rights Agreement.” However, under the Externalization Agreement, Barings has also agreed that, during the two-year period immediately following the Externalization Closing, it will not transfer any shares acquired in the Initial Stock Issuance, other than to its employees or affiliates, or to any employees of its affiliates (so long as each such transferee agrees to be bound by the remainder of the two-year holding period).

Registration Rights Agreement

At the Externalization Closing, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with Barings pursuant to which, within thirty (30) days of closing of the Externalization Transaction, the Company has agreed to prepare and file with the SEC a registration statement on Form N-2 pursuant to Rule 415 or, if Rule 415 under the Securities Act is not available for offers and sales of the shares to be acquired in the Initial Stock Issuance (such shares, together with all securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event relating to such shares, the “Registrable Securities”), by such other means of distribution of Registrable Securities as Barings may reasonably specify (the “Initial Registration Statement” and any replacement thereof required by the Registration Rights Agreement, the “Registration Statement”) to register the resale of the Registrable Securities by Barings or its permitted assigns under the Securities Act. The Company has agreed to use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC within 60 days after the date of the Registration Rights Agreement (or, in the event the SEC reviews and has written comments to the Registration Statement, the 90th calendar day following the date of the closing of the Externalization Transaction). The Registration Rights Agreement also grants Barings an opportunity for resale of the Registrable Securities in a public offering by the Company should the Registration Statement not be effective at that time.

Notwithstanding the foregoing, as discussed above, under the Externalization Agreement, Barings has also agreed that, during the two-year period immediately following the Externalization Closing, it will not transfer any shares acquired in the Initial Stock Issuance, other than to its employees or affiliates, or to any employees of its affiliates (so long as each such transferee agrees to be bound by the remainder of the two-year holding period). Accordingly, resales through the Registration Statement of shares acquired in the Initial Stock Issuance will not occur until the termination of the two-year period.

Stock Repurchase Program

Effective as of the Externalization Closing, the Board of the Company will approve and authorize the use of not less than $50 million of proceeds from the Initial Stock Issuance for the Company to implement one or more tender offers pursuant to which the Company will offer to repurchase for cash its outstanding shares of Company Common Stock at a market price per share up to and including the net asset value per share of the Company Common Stock. The first such tender offer will occur immediately following the Externalization Closing, and subsequent issuer tender offers will occur at successive approximately semi-annual intervals thereafter until the entire $50 million has been utilized to repurchase shares of Company Common Stock.

Trading Plan; Open Market Purchases

Immediately prior to the Externalization Closing, Barings will enter into the Trading Plan, which must be reasonably acceptable to the Company and established with a reputable third-party brokerage firm pursuant to which Barings shall commit to purchase at least $50 million of shares of Company Common Stock in Open Market Purchases. The Trading Plan must (a) have a two-year term commencing at the Externalization Closing, (b) require that purchases be made under the Trading Plan at any time that Company Common Stock is trading on the NYSE (or any successor stock exchange thereto) at a price not greater than the net asset value per share at the time of purchase, subject to the volume and other limitations set forth in Rule 10b-18 under the Exchange Act, and (c) prohibit the termination of the Trading Plan by Barings unless approved by the “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board.

In the event that, prior to the expiration of the Trading Plan, Barings has not made Open Market Purchases of at least $50 million, then, within five (5) business days following expiration of the Trading Plan, Barings is obligated to purchase, at the greater of the then-current net asset value per share of Company Common Stock and the market price per share of the Company Common Stock on the NYSE (or any successor stock exchange thereto), an aggregate amount of shares of Company Common Stock from the Company equal to the difference between (x) $50 million and (y) the aggregate dollar amount of Open Market Purchases made by Barings pursuant to the Trading Plan prior to the termination or expiration thereof.

Management

The directors and officers of the Company and its subsidiaries immediately prior to the Externalization Closing will, unless otherwise directed by Barings, submit their resignations to be effective as of the Externalization Closing. From and after the Externalization Closing, (i) the directors of the Company shall be the directors identified by Barings to the Company in writing prior to the initial filing of this proxy statement and approved by the Board, with such directors approved as directors to be appointed to staggered terms, effective as of the Externalization Closing, and (ii) the officers of the Company shall be the officers of the Company identified by Barings to the Company in writing and approved by the Board at the Externalization Closing, in each case, until their respective successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Company’s governance documents. See “Proposal 3 – Approval of the Advisory Agreement – Information About New Principal Executive Officers and Directors” for more information.

On or prior to the Externalization Closing, the Board shall adopt resolutions approving Barings and its affiliates as interested stockholders pursuant to the Externalization Transaction and exempting Barings and its affiliates from applicability of the Maryland Business Combination Act, Title 3, Section 6 of the MGCL.

Outstanding Indebtedness

As a result of the Asset Sale, all of the Company’s outstanding indebtedness for borrowed money will have been repaid (except to the extent the SBA Debentures are permitted by the SBA to remain outstanding in accordance with their terms). Upon the Asset Closing, the Company will repay 100% of the aggregate principal amount outstanding of the Notes plus any accrued and unpaid interest thereon, as well as all amounts outstanding under the Credit Agreement. The Externalization Agreement includes certain covenants to ensure that, in connection with the closing of the Asset Sale, all of such indebtedness will be repaid (or, in the case of the SBA Debentures, and subject to receipt of the SBA Approval, assumed).

Closing

The Externalization Closing shall be no later than three (3) business days after the satisfaction or waiver of the latest to occur of the conditions set forth in the Externalization Agreement, including consummation of the Asset Sale, unless extended by mutual agreement of the parties. The Externalization Closing will not occur unless and until the Asset Closing has occurred. At the Externalization Closing,

(i)	the Company and Barings will enter into the Advisory Agreement and the Administration Agreement;

(ii)	Barings will make the Stockholder Payment;

(iii)	Barings will acquire shares of Company Common Stock in the Initial Stock Issuance;

(iv)	the Company Repurchase Plan will commence;

(v)	the Trading Plan will become effective;

(vi)	the Company’s name will be “Barings BDC, Inc.”;

(vii)	the Company will have three separate classes of directors, and each class will be filled by designees of Barings; and

(viii)	the Company will convert from an internally managed BDC to an externally managed BDC managed by Barings.

Representations and Warranties

The Externalization Agreement contains certain representations and warranties made by the Company to Barings including, but not limited to, representations regarding:

•	corporate and legal organization and power, qualification and good standing;

•	the authorization, execution, delivery and enforceability of the Externalization Agreement;

•	third party and governmental consents and approvals;

•	absence of conflicts; no violations of law, governance documents and certain agreements;

•	public filings and regulatory matters;

•	financial statements and internal controls and procedures;

•	broker’s fees;

•	the absence of undisclosed liabilities and certain changes;

•	legal proceedings;

•	taxes and tax returns;

•	certain employee matters;

•	compliance with law;

•	certain material contracts;

•	state takeover laws;

•	the information to be provided by the Company for inclusion in this proxy statement; and

•	the assets to be sold in the Asset Sale.

In addition, Barings makes representations and warranties to the Company regarding, among other things:

•	organization, limited liability company authority and absence of conflicts;

•	third party and governmental consents and approvals;

•	regulatory matters;

•	broker’s fees;

•	legal proceedings;

•	state takeover laws;

•	the information to be provided by Barings for inclusion in this proxy statement;

•	no financing conditions;

•	no arrangements with management or stockholders of the Company; and

•	certain securities laws matters.

Many of the representations and warranties contained in the Externalization Agreement are qualified by a “materiality” or an “ Externalization Material Adverse Effect” standard.

For purposes of the Externalization Agreement, “Externalization Material Adverse Effect” is defined to mean any occurrence, change, event, effect or development that, individually, or taken together with all other occurrences, changes, events, effects or developments, has or would reasonably be likely to have, a material adverse effect on (a) with respect to the Company, the financial condition, results of operations, assets, liabilities, or business of the Company and its subsidiaries taken as a whole, or (b) with respect to Barings or the Company, the ability of Barings or the Company, as applicable, to timely consummate the transactions contemplated by the Externalization Agreement; provided, however, that, with respect to subsection (a), the determination of whether an “Externalization Material Adverse Effect” exists or has occurred will not include effects attributable to:

(i)	changes, after the date of the Externalization Agreement, in GAAP or regulatory accounting requirements applicable generally to companies in the industry in which the Company and its subsidiaries operate;

(ii)	changes, after the date of the Externalization Agreement, in laws, rules or regulations of general applicability to companies in the industry in which the Company and its subsidiaries operate;

(iii)	actions or omissions taken with the prior express written consent of Barings;

(iv)	changes, after the date of the Externalization Agreement, in global or national political conditions or general economic or market conditions generally affecting other companies in the industry in which the Company and its subsidiaries operate;

(v)	conditions arising out of acts of terrorism, war, weather conditions or other force majeure events;

(vi)	any legal proceedings made or brought by any of the current or former Company stockholders (on their own behalf or on behalf of the Company) in connection with the Externalization Agreement or the Externalization Transaction (except to the extent that any conduct by the Company or its officers and directors forming the basis for such litigation is determined by a court of competent jurisdiction to have violated applicable law);

(vii)	the public disclosure of the Externalization Agreement or the Externalization Transaction; or

(viii)	the consummation of the Asset Sale substantially on the terms set forth in the Asset Purchase Agreement,

except, with respect to clauses (i), (ii), (iv) and (v), to the extent that the effects of such change disproportionately impact the financial condition, results of operations, assets, liabilities or business of the Company and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its subsidiaries operate.

Covenants Relating to the Conduct of the Business

We have agreed in the Externalization Agreement that, between the execution of the Externalization Agreement and the Externalization Closing, except as expressly contemplated by or permitted by the Externalization Agreement or the Asset Purchase Agreement, or with the prior written consent of the other parties, during the period from the date of the Externalization Agreement to the Externalization Closing, (a) the Company will, and will cause each of its respective subsidiaries to, (i) conduct its business in the ordinary course, as such business is being conducted as of the date hereof, (ii) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees and (iii) not take or omit to take any action that would reasonably be expected to have an Externalization Material Adverse Effect on the Company and its subsidiaries. In addition, each of the Company and Barings has agreed to take no action that is intended to or would reasonably be expected to adversely affect or delay the ability of the Company or Barings either to obtain any necessary approvals of any self-regulatory organization or governmental entity required for the Externalization Transaction or to perform its covenants and agreements under the Externalization Agreement or to consummate the Externalization Transaction.

In addition, the Company has agreed, subject at all times to the requirements of its financing documents and applicable law, to not engage in certain actions without the prior written consent of Barings (which consent shall not be unreasonably withheld) including, but not limited to: (i) other than in the ordinary course of business consistent with past practice, incurring any indebtedness for borrowed money, assuming or guaranteeing the obligations of any other person, or taking similar actions; (ii) take certain actions with respect to our capital stock including making any adjustments, declaring any stock splits, making any distributions (other than regular quarterly dividends consistent with past practice or paid by any our subsidiaries); (iii) increasing in any manner the compensation or benefits of employees (other than pursuant to contract, a benefit plan or applicable law); (iv) selling, transferring, pledging, leasing, subjecting to mortgage a material amount of our properties or assets; (v) amending our bylaws or articles of incorporation; (vi) taking any action or willfully fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Externalization Closing not being satisfied; (vii) incurring any capital expenditures that would exceed $50,000 individually or $300,000 in the aggregate; (viii) commencing or settling any material claim, action or proceeding; (ix) amending, terminating, renewing or agreeing to any material amendment of, or waiver to, any material contract; (x) making any material change to its accounting principles, practices or methods, except as required by GAAP, as required by applicable law, or as recommended by the Board of the Company; settling or consenting to any extension or waiver of the statute of limitations applicable to any material claim or assessment in respect of taxes; or filing any amendment to a material tax return or surrender any right to claim a material tax refund; (xi) entering into any material transaction other than in the ordinary course of business; or (xii) making any investments portfolio companies that are not Existing Portfolio Companies.

Additional Covenants

The Company and Barings have agreed to additional covenants between the execution of the Externalization Agreement and the Externalization Closing including, but limited to, the following matters:

Regulatory Matters

The Company and Barings have agreed to cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the Externalization Transaction and defend against any lawsuits or claims challenging the Externalization Transaction.

Proxy Statement

The Company agreed to certain covenants regarding the preparation, filing and mailing of the proxy statement to the Company’s stockholders and the holding of the Special Meeting. In addition, the Company and Barings agreed to take additional steps in order to ensure the accuracy of the information contained in the proxy statement.

HSR Matters

Each of Barings and the Company agreed to file with the FTC and the DOJ a notification and report form relating to Externalization Transaction, if applicable, pursuant to the HSR Act as soon as reasonably practicable following the execution and delivery of the Externalization Agreement. However, subsequent to the date of the Externalization Agreement and Asset Purchase Agreement, each of the Asset Buyer, Barings and the Company confirmed that no filings under the HSR Act are required in connection with closing of the Externalization Transaction and Asset Sale.

SBA Matters

The Company has agreed to notify the SBA of the Externalization Transaction and Asset Sale, to seek guidance from the SBA regarding the treatment of the Company’s SBA licenses in connection with the transactions, and to take such actions as may be reasonably necessary to obtain the SBA Approval. In connection with the foregoing, the Company has agreed to reasonably cooperate with each of Barings and Asset Buyer to facilitate the obtaining of the SBA Approval and the related transfer of the SBA licenses; provided, however, the Company is not obligated to advocate on Barings’ or Asset Buyer’s behalf in connection with the SBA Approval, and the Company’s cooperation with Barings will not be deemed to constitute a failure to cooperate with Asset Buyer in connection with seeking the SBA Approval, and vice versa.

Access to Information

Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, the Company has agreed to give Barings and its representatives and agents, reasonable access, during normal business hours during the period prior to the Externalization Closing, to the properties, books, contracts, commitments, management employees and records of the Company. Any information provided to Barings will be subject to the confidentiality agreement by and between the Company and Barings.

Stockholder Meeting and Board Recommendation

The Company has agreed to hold the Special Meeting, and the Externalization Agreement provides that the Company’s Board will recommend that the stockholders vote “FOR” the approval of the Stock Issuance, the Advisory Agreement, the Reduced Asset Coverage Ratio, and the Executive Payments (the “Externalization Board Recommendation”).

In furtherance thereof, except as discussed below, neither the Board nor any committee thereof may (i) withhold, withdraw or modify or qualify, or propose publicly to withhold, withdraw or modify or qualify the Board Recommendation as it relates to the Advisory Agreement, (ii) fail to reaffirm the Externalization Board Recommendation as it relates to the Advisory Agreement or fail to publicly state that the transactions contemplated by the Externalization Agreement are in the best interests of the Company’s stockholders, within 15 business days after Barings requests that such action be taken, (iii) fail to publicly announce, within 15 days after a tender offer or exchange relating to the securities of the Company has been commenced, a statement disclosing that the Board recommends rejection of such tender offer or exchange offer, (iv) take or resolve to take any other action or make any other statement in connection with the Special Meeting inconsistent with the Externalization Board Recommendation as it relates to the Advisory Agreement, or (v) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Externalization Transaction Competing Proposal (any action described the foregoing (i) through (v) being referred to as an “Externalization Adverse Recommendation Change”).

Notwithstanding the foregoing, the Board may make an Externalization Adverse Recommendation Change in the circumstances described below under “– The Externalization Agreement – Additional Covenants –Nonsolicitation of Competing Transaction Proposals.” However, unless the Board has appropriately made an Externalization Adverse Recommendation Change, the Company shall, through the Board, make the Externalization Board Recommendation, shall include such Externalization Board Recommendation in the proxy statement, and use its commercially reasonable efforts to (x) solicit from Company stockholders proxies in favor of the Stock Issuance, the Advisory Agreement, the Reduced Asset Coverage Ratio, and the Executive Payments, and (y) take all other action necessary or advisable to secure such approval by the Company’s stockholders.

The Board is permitted to adjourn, delay or postpone the Special Meeting in accordance with applicable law (but not beyond October 5, 2018) (i), after consultation with Barings and the Asset Buyer, to the extent necessary to allow reasonable additional time for the filing and mailing of any reasonably necessary or appropriate supplemental or amended disclosure and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting, (ii) if there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting, or (iii) to allow reasonable additional time to solicit additional proxies to the extent the Board or any committee thereof reasonably believes necessary in order to obtain the required approvals of the Company’s stockholders. In addition, at the instruction of the Asset Buyer or Barings, the Special Meeting may be adjourned, delayed or postponed to allow reasonable additional time to solicit additional proxies to the extent Barings believes necessary in order to obtain the required approvals of the Company’s stockholders.

Nonsolicitation of Competing Transaction Proposals

The Company has agreed to, and to cause its representatives to, immediately cease and terminate any existing solicitation of, or discussions or negotiations with, any third party relating to any Externalization Transaction Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Externalization Transaction Competing Proposal, and to terminate third party access to the Company’s electronic data room, in each case subject to the specific exceptions included in the Externalization Agreement. In addition, except as otherwise provided in the Externalization Agreement, the Company and its subsidiaries may not, and the Company must cause its representatives not to, directly or indirectly:

•	initiate, solicit, propose, induce or knowingly encourage, facilitate or assist the making of any proposal or offer that constitutes, or could reasonably be expected to lead to an Externalization Transaction Competing Proposal; or

•	engage in negotiations or substantive discussions with, or furnish any material nonpublic information to, or enter into any agreement, arrangement or understanding with, any third party relating to an Externalization Transaction Competing Proposal or any inquiry or proposal that could reasonably be expected to lead to an Externalization Transaction Competing Proposal; or

•	approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, an Externalization Transaction Competing Proposal.

Notwithstanding the foregoing, the Company may inform third parties of the restrictive provisions contained in the Externalization Agreement and may grant a waiver of, or terminate, any “standstill” or similar obligation of any third party with respect to the Company in order to allow such third party to confidentially submit an Externalization Transaction Competing Proposal. Under confidentiality agreements entered into during the Company’s strategic review process, following public announcement of the Company entering into a strategic transaction, third parties may privately request a waiver of the standstill provisions included in such confidentiality agreements.

In addition, if at any time prior to receipt of stockholder approval, the Company (or its representatives acting on the Company’s behalf) receives an Externalization Transaction Competing Proposal from any third party,

•	the Company and its representatives may contact such third party to clarify any terms and conditions of the relevant Externalization Transaction Competing Proposal (without the Board first making the determination set forth in the following bullet point); and

•	subject to satisfaction of certain procedural requirements, the Company and the Board and representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any third party making such Externalization Transaction Competing Proposal and its representatives and affiliates if the Board determines in good faith (after consultation with its outside financial advisors and legal counsel) that:

•	such Externalization Transaction Competing Proposal either constitutes an Externalization Transaction Superior Proposal or could reasonably be expected to lead to an Externalization Transaction Superior Proposal; and

•	failure to consider such Externalization Transaction Competing Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law.

The Company has also agreed that, in the event the Company or any of its representatives receives an Externalization Transaction Competing Proposal or any inquiry that could reasonably be expected to lead to an Externalization Transaction Competing Proposal, in each case that was not solicited in breach of the Externalization Agreement, the Company must promptly notify Barings of the receipt of such Externalization Transaction Competing Proposal or inquiry, the identity of the third party, the material terms and conditions of any such Externalization Transaction Competing Proposal, and copies of any draft agreements or other written materials setting forth the terms of such Externalization Transaction Competing Proposal. Thereafter, the Company must keep Barings reasonably informed of any amendment or modification of such Externalization Transaction Competing Proposal.

If the Company has received an Externalization Transaction Competing Proposal that the Board has determined in good faith (after consultation with its outside financial advisor and legal counsel), constitutes an Externalization Transaction Superior Proposal, the Board may authorize, adopt or approve such Externalization Transaction Superior Proposal and cause or permit the Company to enter into a definitive agreement with respect to such Externalization Transaction Superior Proposal concurrently with the termination of the Externalization Agreement (see “– The Externalization Agreement – Termination of the Externalization Agreement”), but only after providing a notice of such Externalization Transaction Superior Proposal to Barings and entering into good faith negotiations with Barings (and with the Asset Buyer under the Asset Purchase Agreement) such that such Externalization Transaction Competing Proposal no longer constitutes an Externalization Transaction Superior Proposal, in each case, subject to the procedures outlined in the Externalization Agreement.

In addition, at any time prior to the receipt of the stockholder approval, the Board may make an Externalization Adverse Recommendation Change if the Board determines in good faith (after consultation with its outside financial advisor and legal counsel) that failure to make an Externalization Adverse Recommendation Change would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law; provided that the Board must first provide Barings with notice of such intended Externalization Adverse Recommendation Change and enter into good faith negotiations with Barings (and with the Asset Buyer under the Asset Purchase Agreement) such that the Board no longer believes such Externalization Adverse Recommendation Change is required.

An “Externalization Transaction Competing Proposal” is generally defined as any inquiry, proposal or offer made by any third party: (a) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, regardless of form of such transactions, (i) beneficial ownership of twenty percent (20%) or more of any class of equity securities of the Company or (ii) any one or more assets or businesses of the Company or its subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its subsidiaries, taken as a whole; or (b) any other transaction not covered in the foregoing (a) involving a restructuring or any other change in the operations of the Company that would result in the Company converting from an internally managed BDC to an externally managed BDC, whether or not such transaction is coupled with a capital infusion or purchase of shares of the Company, or (c) any liquidation of the Company, in each case other than the Externalization Transaction and the Asset Sale.

An “Externalization Transaction Superior Proposal” is generally defined as a bona fide written Externalization Transaction Competing Proposal (but with all references to “twenty percent (20%)” in the definition of Externalization Transaction Competing Proposal being increased to “fifty percent (50%)”) made by a third party that the Board determines in good faith, after consultation with its outside financial advisors and legal advisors, and taking into account the terms and conditions of such proposal, the party making such proposal, and the likelihood and anticipated timing of consummation of such Externalization Transaction Competing Proposal, and all other all legal, financial, regulatory and other aspects of such Externalization Transaction Competing Proposal, (a) is reasonably likely to be consummated without undue delay relative to the Externalization Transaction and Asset Sale, taking into account all financial, legal, regulatory and other aspects of such offer, and (b) is more favorable to the Company’s stockholders from a financial point of view than the Externalization Transaction and the Asset Sale, taken as a whole (including any revisions to the terms of the Externalization Agreement committed to by Baring to the Company in writing in response to a notice regarding receipt of an Externalization Transaction Superior Proposal and any similar revisions to the terms of the Asset Purchase Agreement committed to by Asset Buyer in accordance with the Asset Purchase Agreement).

Employment Matters; Employee Benefit Plans

Effective on the Externalization Closing, Barings may, but is not obligated to, employ certain employees of the Company. In the event Barings hires any such employee, Barings will, with respect to any Barings benefit plan in which such employee will participate, recognize, for vesting and eligibility purposes, and, in the case of severance and paid time-off, for accrual purposes, all years of service of such employees with the Company and its subsidiaries as if such service were service with Barings. Unless otherwise agreed with the applicable employee, Barings will assume any obligations under any employment agreement or retention agreement to which such employee is a party or beneficiary (which obligations may be satisfied by the Company).

The Company has agreed to terminate each employee benefit plan of the Company, effective as of the Externalization Closing. Thereafter, Barings or an affiliate will offer group major medical and dental health coverage to each eligible person who participates in the Company’s group major medical and/or dental coverage (as applicable) as of the Externalization Closing (or are entitled under Code Section 4980B to elect continuation coverage as of the Externalization Closing), which coverage shall (i) be substantially similar to the coverage offered by Barings as of the Externalization Closing to similarly situated employees, in terms of cost to employee and coverage, and (ii) continue for the period for which the Company would have had to have continued such coverage under Code Section 4980B absent the Company’s termination of its group health plans as of the Externalization Closing. The Externalization Agreement includes certain other understandings between the

Company and Barings as it relates to continued insurance coverages and the existing rights of employees under employment or retention arrangements between the Company and the employees.

Indemnification

In the event of any threatened or actual claim, including any such claim in which any individual who is now, or has been at any time prior to the date of the execution of the Externalization Agreement, or who becomes prior to the Externalization Closing, a director or officer of the Company (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of the Company prior to the Externalization Closing or (ii) the Externalization Agreement or the Externalization Transaction, in each case, the parties to the Externalization Agreement shall cooperate and use their commercially reasonable efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Externalization Closing existing in favor of any Indemnified Party as provided in the Company’s governance documents, and any existing indemnification agreements, shall survive the Externalization Transaction as a contractual obligation of the Company and shall continue in full force and effect in accordance with their terms for a period of six (6) years from the Externalization Closing.

For a period of six (6) years from the Externalization Closing, the Company shall indemnify, defend and hold harmless, and provide advancement of expenses to, each Indemnified Party against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Externalization Closing.

The Company has agreed, at its sole cost, to cause the individuals serving as officers and directors of the Company or any of its subsidiaries immediately prior to the Externalization Closing to be covered for a period of six years from the Externalization Closing by the directors’ and officers’ liability insurance policy maintained by the Company through the purchase of so-called “tail” insurance (provided that the Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Externalization Closing that were committed by such officers and directors in their capacity as such. In connection with the foregoing, the Company shall not be required to expend in the aggregate for the entire six-year period referred to above an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance.

Takeover Statutes

The Company and Barings have agreed to use their respective commercially reasonable efforts (a) to take all action necessary so that no takeover statute is or becomes applicable to the Externalization Transaction, and (b) if any such takeover statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Externalization Transaction may be consummated as promptly as reasonably practicable on the terms contemplated by the Externalization Agreement and otherwise to eliminate or minimize the effect of such takeover statute on the Externalization Transaction.

Litigation

Prior to the Externalization Closing, the Company has agreed to (i) provide prompt notice to Barings of all stockholder litigation relating to the Externalization Agreement or the Externalization Transaction, (ii) consult with Barings regarding the defense and settlement of any litigation outstanding as of the date of the Externalization Agreement and (iii) give Barings the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Externalization Transaction. The Company agrees that it shall not settle or offer to settle any litigation commenced on or after the date hereof against the Company or any of its directors or executive officers by any Company stockholder relating to the Externalization Agreement or the Externalization Transaction or otherwise, without the prior written consent of Barings, which consent shall not be unreasonably withheld.

Asset Purchase Agreement

Until the Externalization Closing, the Company has agreed to not approve any waiver, amendment, consent, approval or other modification of the Asset Purchase Agreement that would reasonably be expected to adversely affect the value of the Company and the investment advisory rights set forth in the Advisory Agreement or the consummation, timing or certainty of the Externalization Transaction, in each case without obtaining the express prior written consent of Barings. In addition, the Company has agreed to not consummate the Asset Sale without also consummating the Externalization Transaction, unless all required Company stockholder approvals have been obtained, but certain other conditions to closing have not been satisfied. In addition, the Company and Barings further agreed that, in connection with the Asset Sale, the Company will not transfer the equity interests of certain subsidiaries to Asset Buyer pursuant to the Asset Purchase Agreement without the prior written consent of Barings.

Transition Matters

Barings has agreed, in its capacity as investment adviser of the Company following the Externalization Closing, to cause the Company to take such actions as may be reasonably necessary to satisfy any applicable post-closing cooperation or other covenants set forth in the Asset Purchase Agreement, including, to the extent required by the Asset Purchase Agreement, causing the Company to continue to seek consents relating to Restricted Assets (as defined in the Asset Purchase Agreement), to cause such Restricted Assets to be transferred following receipt of the applicable consents, and cause the Company to cooperate with Asset Buyer to the extent and in the manner required by the Asset Purchase Agreement to provide to Asset Buyer the full benefits (including economic) and rights of ownership of the Restricted Assets. In addition, prior to the receipt of such required consent, to the extent required by the Asset Purchase Agreement, Barings has agreed to cause the Company to take action, refrain from taking action, vote or abstain from voting with respect to any Restricted Asset, as directed by Asset Buyer, and subject to the Asset Purchase Agreement.

Pro Forma NAV and ICTI Calculations

No later than 5 business days prior to Closing, the Company will deliver to Barings a certificate of a duly elected officer of the Company certifying:

•	a good faith calculation of the net asset value of the Company as of the last day of the calendar month immediately preceding the calendar month in which the Externalization Closing will occur, prepared on a pro forma basis after giving effect to the Asset Sale, the payment by the Company of all transaction expenses, and certain other adjustments specified in the Externalization Agreement (the “Pro Forma NAV”); and

•	a good faith calculation of the investment company taxable income of the Company as of the last day of the calendar month immediately preceding the calendar month in which the Externalization Closing will occur, prepared on a pro forma basis after giving effect to the Asset Sale, the payment by the Company of all transaction expenses, and certain other adjustments specified in the Externalization Agreement (the “Pro Forma ICTI”).

Additionally, the Company will provide Barings with reasonable supporting documentation for the amounts and calculations set forth in such certificate and reasonable access to the Company’s personnel and its representatives and advisors in order to discuss such calculations. If Barings disagrees with any item set forth in such certificate, it may provide comments to the Company, and the Company and Barings will use their best efforts to resolve in good faith any such disagreements prior to the Externalization Closing.

Conditions to the Externalization Transaction

The Company and Barings will not be obligated to complete the Externalization Transaction unless a number of conditions are satisfied or appropriately waived. These mutual conditions to closing include:

•	the approval by Company stockholders of the Advisory Agreement, the Stock Issuance and the Asset Purchase Agreement;

•	Barings being registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

•	no injunction, order, decree entered by a governmental entity shall be in effect preventing or prohibiting the Externalization Transaction;

•	if applicable, the expiration or termination of all waiting periods (and any extension thereof) under the HSR Act (provided, however, as noted elsewhere, the parties have confirmed that no HSR filings are required in connection with closing of the Externalization Transaction and Asset Sale);

•	the closing of the Asset Sale shall have occurred; and

•	there shall be no pending suit or proceeding by a governmental entity that has a reasonable likelihood of success, (i) challenging the Externalization Transaction, seeking to restrain or prohibit the consummation of the Externalization Transaction or seeking to obtain from the Company or Barings any damages that are material in relation to the Company and its subsidiaries taken as a whole, or (ii) seeking to prohibit Barings or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries.

In addition, the obligations of Barings to effect the Externalization Transaction are subject to the satisfaction or waiver of additional conditions, including:

•	the accuracy of the representations and warranties of the Company as of the date of the Externalization Agreement and as of the Closing (or, as applicable, the date as of which such representation or warranty was specifically made), in each case subject to the interpretive standards set forth in the Externalization Agreement by which such accuracy is determined;

•	the performance by the Company, in all material respects, of its covenants and obligations under the Externalization Agreement (other than the Company’s obligations regarding non-solicitation of competing offers, which must be performed in all respects);

•	no Externalization Material Adverse Effect with respect to the Company shall have occurred between the date of execution of the Externalization Agreement and the Externalization Closing;

•	the Company has delivered the Payoff Letter;

•	Barings shall have received evidence of the repayment of the Notes and the SBA Debentures (unless the SBA has approved their continuance);

•	the Company shall have received the resignation of each officer and director of the Company and its subsidiaries as officers or directors of the Company, as applicable;

•	the Company shall have taken all action required under the MGCL to divide the Board into three equal, or nearly equal, classes;

•	the Company shall have approved the appointment of certain individuals as identified by Barings to the Board;

•	the Company shall have changed its name to “Barings BDC, Inc.”;

•	the applicable Pro Forma NAV shall be no less than $545,000,000;

•	the applicable Pro Forma ICTI shall be no more than $15,000,000; and

•	the Company shall have entered into the Advisory Agreement and Administration Agreement.

In addition, the obligations of the Company to effect the Externalization Transaction are subject to the satisfaction or waiver of additional conditions, including:

•	the accuracy of the representations and warranties of Barings (subject to the interpretative standards set forth in the Externalization Agreement); and

•	the performance by Barings, in all material respects, of its covenants and obligations under the Externalization Agreement.

Neither the Asset Sale nor the Externalization Transaction will be completed if the Required Approvals are not obtained. Even if the Required Approvals are obtained, the Externalization Transaction will not be completed unless the Asset Sale has been completed. The Asset Sale may be completed without completion of the Externalization Transaction only if:

•	the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal are approved;

•	all other conditions to closing of the Asset Sale have been satisfied or appropriately waived; and

•	one or more conditions to the Company’s obligations to complete the Externalization Transaction (other than approval of the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal) have not been satisfied or appropriately waived.

Termination of the Externalization Agreement

The Externalization Agreement generally may be terminated:

•	by the mutual written agreement of the Company and Barings;

•	by either the Company or Barings if any governmental entity that must grant regulatory approval shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Externalization Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

•	by either the Company or Barings if the Externalization Transaction shall not have occurred on or prior to October 5, 2018 (unless the failure of the Externalization Closing to occur by such date shall be due to the failure of the party seeking to terminate the Externalization Agreement to perform or observe its covenants and agreements under the Externalization Agreement) (the “Externalization Outside Date Termination”);

•	by either the Company or Barings if the approval of the adoption of the Advisory Agreement and the Stock Issuance by the Company’s stockholders shall not have been obtained at the Special Meeting (the “Externalization No Vote Termination”);

•	by either the Company or Barings (provided that the party seeking to terminate is not then in material breach of its representations, warranties, covenants or agreements under the Externalization Agreement) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in the Externalization Agreement on the part of the Company, in the case of a termination by Barings, or Barings, in the case of a termination by the Company, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the date of the Externalization Closing, the failure of the certain closing conditions, as the case may be, and which is not cured within 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period;

•	by Barings (the “Barings Special Externalization Termination Event”):

•	within 10 business days after the Company’s Board shall have effected an Externalization Adverse Recommendation Change prior to receipt of the stockholder approval; or

•	in the event the Board has approved, or authorized the Company or any of its subsidiaries to enter into, a merger agreement, letter of intent, acquisition agreement, purchase agreement or other similar agreement with respect to an Externalization Transaction Competing Proposal.

•	by the Company (the “Company Special Externalization Termination Event”):

•	if (a) the Company receives a Externalization Transaction Superior Proposal (b) the Company’s Board or any authorized committee thereof (following compliance with the Company’s obligations under Section 7.8(f) of the Externalization Agreement) shall have authorized the Company to enter into a definitive agreement to consummate the transaction contemplated by such Externalization Transaction Superior Proposal concurrently with the termination of the Externalization Agreement, (c) the Company pays Barings the Externalization Termination Fee and enters into the definitive agreement to consummate the transaction contemplated by such Externalization Transaction Superior Proposal and (d) the Company simultaneously terminates the Asset Purchase Agreement; or

•	the Company’s Board has effected an Externalization Adverse Recommendation Change.

Termination Fee and Expense Reimbursement

The Company will pay Barings an amount equal to $6,000,000 (the “Externalization Termination Fee”) in the event the Externalization Agreement is terminated:

•	by Barings in connection with a Barings Special Termination Event; or

•	by the Company in connection with a Company Special Externalization Termination Event.

Alternatively, the Company will pay Barings an Externalization Termination Fee in the event that:

•	an Externalization Transaction Competing Proposal shall have been made or proposed to the Company (and publicly disclosed to the stockholders of the Company or otherwise publicly announced) prior to termination of the Externalization Agreement;

•	the Externalization Agreement is validly terminated (A) by reason of an Externalization Outside Date Termination, (B) by reason of an Externalization No Vote Termination, or (C) by Barings for material breach by the Company of its representations, warranties, covenants or other agreements under the Externalization Agreement; and

•	the Company enters into an agreement for or relating to, and consummates, an Externalization Transaction Competing Proposal, or otherwise consummates any Externalization Transaction Competing Proposal (whether or not such Externalization Transaction Competing Proposal was the same as the Externalization Transaction Competing Proposal made prior to termination, but for all purposes the references to “twenty percent (20%)” in the definition of Externalization Transaction Competing Proposal shall be deemed references to “fifty percent (50%)”) within twelve (12) months following the date of such termination.

In addition, the Company will be obligated to pay Barings cash in an amount required to reimburse Barings for its documented out of pocket costs and expenses paid or payable to third parties and incurred or accrued by or on behalf of Barings in connection with the Externalization Agreement and the Externalization Transaction, but subject to a maximum of $3,000,000 (the “Barings Expenses”) in the event the Externalization Agreement is terminated:

•	by reason of an Externalization No Vote Termination, or

•	by Barings for material breach of the Externalization Agreement by the Company.

Any reimbursement of Barings Expenses would be deducted from any Externalization Termination Fee subsequently payable. In addition, in no event will the Company have an obligation to pay more than one Externalization Termination Fee under the Externalization Agreement.

Effect of Termination

Following termination of the Externalization Agreement, none of the Company, Barings, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under the Externalization Agreement, or in connection with the Externalization Transaction, except that (a) provisions regarding confidentiality, termination and termination fees and expenses, and the provisions of Article X of the Externalization Agreement (General Provisions) shall survive termination of the Externalization Agreement, and (b) except as otherwise provided in the Externalization Agreement, neither the Company nor Barings shall be relieved or released from any liabilities or damages arising out of its knowing and intentional breach of any provision of the Externalization Agreement.

Specific Performance; Remedies

Each of the parties to the Externalization Agreement are entitled to an injunction or other equitable relief to prevent breaches of the Externalization Agreement and to enforce specifically the terms and provision of the Externalization Agreement, in addition to other legal and equitable remedies which may be available.

Notwithstanding the foregoing, the Externalization Termination Fee is the sole and exclusive remedy available to Barings for termination of the Externalization Agreement by reason of a Barings Special Termination Event or a Company Special Externalization Termination Event, except in the circumstances where, at the time of such termination, Barings had the legal right to terminate the Externalization Agreement as a result of a knowing and intentional breach of the Externalization Agreement by the Company. Additionally, the Externalization Termination Fee is the sole and exclusive remedy available for termination of the Externalization Agreement (i) by reason of an Externalization Outside Date Termination, (ii) by reason of an Externalization No Vote Termination, or (iii) by Barings for material breach of the Externalization Agreement by the Company, except (1) for the right of Barings to receive Barings Expenses (which will be deducted from any such Externalization Termination Fee), and (2) in the event of termination by Barings as a result of the knowing and intentional breach of the Externalization Agreement by the Company.

Amendment and Waiver

The Externalization Agreement may be amended only by a written document executed by each of the parties to the Externalization Agreement at any time prior to stockholder approval. After the receipt of stockholder approval, there may not be, without further approval of such Company stockholders, any amendment of the Externalization Agreement that requires further approval under applicable law.

Governing Law

The Externalization Agreement is governed by Maryland law. The parties have agreed that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, the Externalization Agreement or the Externalization Transaction will be brought in any federal or state court located in the State of Maryland.

PROPOSAL 3 – APPROVAL OF THE ADVISORY AGREEMENT

General

Stockholders of the Company are being asked to consider and vote on a proposal to approve the Advisory Agreement between the Company and Barings, as our investment adviser (the “Adviser”). The Advisory Agreement is attached as Appendix C to this proxy statement. The Company will also enter into the Administration Agreement, attached as Appendix D to this proxy statement, with Barings or one of its affiliates (the “Administrator”). At a meeting of the Board held on March 22, 2018, the Board, including all our independent directors, unanimously voted to approve the Advisory Agreement, subject to the approval of the Company’s stockholders, and determined that the Advisory Agreement is in the best interests of the Company and its stockholders. The Board then recommended that the stockholders of the Company vote to approve the Advisory Agreement.

Reasons for the Proposed Advisory and Administration Agreements

If the stockholders approve the Advisory Agreement, the Company’s management will change from an internally managed BDC to an externally managed BDC. External management is the organizational structure used by nearly all BDCs and other investment companies. An externally managed BDC does not have any employees, but instead the investment and management functions are provided by an outside investment adviser and administrator under an advisory agreement and administration agreement. Approval of the Advisory Agreement will also change the manner in which the Company’s employees are compensated. Instead of the Company directly compensating its employees, if the Advisory Agreement is approved by stockholders, the Company will pay the Adviser for such services indirectly pursuant to the terms of the Advisory Agreement and the Administration Agreement. Under the terms of the Advisory Agreement, the fees paid by the Company for managing its affairs will be determined based upon an objective formula, as compared with the current costs of management, which include bonuses to management that cannot be objectively determined because of restrictions on incentive compensation under the 1940 Act.

The Board and the Company’s management believe that it is in the Company’s best interests to change from internal management to an external management structure. In the past, the internally managed structure served the Company well; however, the competitive environment has changed. The shift to external management among registered funds and BDCs reflects a range of developments in the asset management industry. A number of external asset managers are now sponsoring BDCs. Because of their external management structure, these managers can offer a wider variety of financial products to prospective portfolio companies and sponsors than a single purpose internally managed BDC such as the Company is able to offer. The Company believes that these marketplace trends, and the limitations to which it is inherently subject as an internally managed BDC, place it at a competitive disadvantage to other similar BDCs. In particular, external managers, such as Barings, have a greater ability to spread their operating costs over a larger, more diversified asset base, which enables the funds they advise to benefit from cost savings and greater management resources. Because the Adviser advises other funds and pools of assets, these benefits could be available to the Company. External managers also have greater flexibility to structure employee compensation, providing them with a competitive advantage over internally managed BDCs in compensating and therefor attracting and retaining professional talent. Accordingly, the Adviser, as an external manager, will be better positioned to retain its employees who might otherwise be tempted to leave to join companies with flexible compensation structures and will be better able than the Company to compete for talent with other external advisers. As a result, the Company should benefit from the improved availability of talent at the Adviser.

External advisers, such as Barings, managing more than a single fund can obtain incremental market intelligence and access to deal flow resulting from additional market interactions. Management believes that such diversification could lead to increased investment opportunities for the Company to consider. As a result, the Company believes that it will benefit because it and any other funds or accounts managed by the Adviser will, as a group, be a more desirable destination for portfolio companies and their sponsors who are seeking a range of financial solutions and a variety of structuring options, including those which the Company does not offer within its investment objectives.

In addition, the Company believes that, if the Advisory Agreement is approved by stockholders and subject to the adoption of policies and procedures to ensure equitable treatment and subject to the terms of the Exemptive Relief, the Company will be able to co-invest with other funds or accounts managed by the Adviser, thereby allowing the Company to develop a more diversified portfolio than would otherwise be the case as an internally-managed BDC.

Prior to reaching their recommendation that you vote “FOR” the proposal to adopt the Advisory Agreement, each independent director evaluated the proposed arrangements and the concept of entering into the Advisory Agreement at multiple meetings. In its deliberations, the Board considered the likely impact on the Company and its stockholders if the Company externalized its management function and if the Company failed to externalize its management function, including among other things, the competitive environment and the likely effect on performance and returns.

The 1940 Act requires that stockholders approve the Advisory Agreement prior to the Company entering into the Advisory Agreement with the Adviser. Therefore, the Board has determined to submit the Advisory Agreement Proposal for stockholders’ consideration at the Special Meeting and recommends that you vote “FOR” its approval.

Proposed Externalization of the Company’s Management

The proposed Advisory Agreement provides that the Adviser will act as investment adviser to the Company, with authority to invest and reinvest the Company’s property in accordance with such limitations as are imposed by law or as may be imposed by the Board from time to time. The Administrator will oversee the administration, recordkeeping of the Company and/or oversee third parties performing such functions for the Company.

Customary general and administrative costs of the Administrator will be allocated to the Company pursuant to the terms of the Administration Agreement. On an ongoing basis, the Administrator will present to the Board an allocation methodology and discuss with the Board any reimbursement sought from the Company under the Administration Agreement, including presenting a comprehensive approach to the allocation of expenses between the Company and the Administrator. See “– Terms of the Administration Agreement” below.

Approval of the Advisory Agreement by the stockholders and the subsequent externalization of the Company’s management will not affect the control the Board exercises over the affairs of the Company. For example, the Board would continue to hold formal quarterly meetings to review the Company’s affairs, and would receive, at least quarterly, statements from the Adviser detailing changes in the Company’s portfolio. In addition, the Board will be responsible for overseeing the Adviser and determining whether to retain the Adviser subject to the terms of the Advisory Agreement. In addition, after the initial two-year term of the Advisory Agreement, the Advisory Agreement may be extended for successive one-year periods by vote of the Board (including the separate vote of the independent directors) or, if the Board so chooses, by a vote of the Company’s stockholders. The Advisory Agreement may also be terminated without penalty by the Company or by the Adviser upon 60 days’ written notice to the other party. See “– Duration and Termination of the Advisory Agreement” below.

As more fully discussed below under “Board Approval of the Advisory Agreement,” the Board believes that an externalized management structure could provide a number of potential benefits for the Company and stockholders, including, in particular: (1) the potential for increased access to investment opportunities as a result of the Adviser’s pipeline of investment opportunities and (2) the ability for the Company to maintain a more diversified portfolio. In short, the Board believes that entering into the Advisory Agreement and retaining the

Adviser positions the Company for continued growth and creates potential benefits for the Company’s stockholders.

About the Adviser

See the description under “Proposal 2 – Approval of the Stock Issuance – The Stock Issuance – Parties to the Externalization Agreement” for more information regarding the Adviser.

Terms of the Advisory Agreement

The following description is qualified in its entirety by reference to the form of proposed Advisory Agreement attached hereto as Appendix C.

Under the terms of the Advisory Agreement, the Adviser will manage the investment and reinvestment of our assets, and, without limiting the generality of the foregoing, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, close, service and monitor the investments that the Company makes; (iv) determine the securities and other assets that the Company will purchase, retain or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its assets. The Adviser’s services under the Advisory Agreement are not exclusive, and it may furnish similar services to other entities.

Under the Advisory Agreement, the Company would pay the Adviser as compensation for the investment advisory and management services consisting of two components: (i) the Base Management Fee and (ii) the Incentive Fee.

Base Management Fee

The Base Management Fee will be calculated based on the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents, at an annual rate of:

•	1.0% for the period commencing on the date that the Advisory Agreement is signed through December 31, 2018;

•	1.125% for the period commencing on January 1, 2019 through December 31, 2019; and

•	1.375% for all periods thereafter.

The Base Management Fee is payable quarterly in arrears on a calendar quarter basis. The Base Management Fee will be calculated based on the average value of the Company’s gross assets, excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters prior to the quarter for which such fees are being calculated. Base Management Fees for any partial month or quarter will be appropriately pro-rated.

Incentive Fee

The Incentive Fee will be comprised of two parts: (1) the Income-Based Fee and (2) the Capital Gains Fee.

Income-Based Fee

The Income-Based Fee will be calculated as follows:

(i)	For each quarter from and after the date of the Advisory Agreement through December 31, 2019 (the “Pre-2020 Period”), the Income-Based Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter for which such fees are being calculated. In respect of the Pre-2020 Period, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Company receives from portfolio companies) accrued during the relevant calendar quarter, minus the Company’s operating expenses for such quarter (including the Base Management Fee, expenses payable under the Administration Agreement, any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(ii)	For each quarter beginning on and after January 1, 2020 (the “Post-2019 Period”), the Income-Based Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter and the eleven preceding calendar quarters (or such fewer number of preceding calendar quarters counting each calendar quarter beginning on or after January 1, 2020) (each such period will be referred to as the “Trailing Twelve Quarters”) for which such fees are being calculated and will be payable promptly following the filing of the Company’s financial statements for such quarter. In respect of the Post-2019 Period, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Company receives from portfolio companies) accrued during the relevant Trailing Twelve Quarters, minus the Company’s operating expenses for such Trailing Twelve Quarters (including the Base Management Fee, expenses payable under the Administration Agreement, any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee) divided by the number of quarters that comprise the relevant Trailing Twelve Quarters. Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(iii)	Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less senior securities constituting indebtedness and preferred stock) at the end of the calendar quarter for which such fees are being calculated, will be compared to a “hurdle rate”, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 2% per quarter (8% annualized). The Company will pay the Adviser the Income-Based Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

1.	a.	With respect to the Pre-2020 Period, no Income-Based Fee for any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) does not exceed the hurdle rate;

	b.	With respect to the Post-2019 Period, no Income-Based Fee for any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) does not exceed the hurdle rate;

2.	a.	With respect to the Pre-2020 Period, 100% of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such quarter, if any, that exceeds the hurdle rate but is less than 2.5% (10% annualized) (the “Pre-2020 Catch-Up Amount”). The Pre-2020 Catch-Up Amount is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income (as

defined in paragraph (i) above) when the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) reaches 2% per quarter (8% annualized);

	b.	With respect to the Post-2019 Period, 100% of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above), if any, that exceeds the hurdle rate but is less than 2.5% (10% annualized) (the “Post-2019 Catch-Up Amount”). The Post-2019 Catch-Up Amount is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) when the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) reaches 2% per quarter (8% annualized);

3.	a.	With respect to the Pre-2020 Period, 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) for such quarter, if any, that exceeds the Pre-2020 Catch-Up Amount; and

	b.	With respect to the Post-2019 Period, 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above), if any, that exceeds the Post-2019 Catch-Up Amount.

However, with respect to the Post-2019 Period, the Income-Based Fee paid to the Adviser will not be in excess of the Incentive Fee Cap. With respect to the Post-2019 Period, the “Incentive Fee Cap” for any quarter is an amount equal to (a) 20% of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate Income-Based Fee that was paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

“Cumulative Net Return” means (x) the aggregate net investment income in respect of the relevant Trailing Twelve Quarters minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company pays no Income-Based Fee to the Adviser for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the Income-Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company pays an Income-Based Fee to the Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Income-Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company pays an Income-Based Fee to the Adviser equal to the Income-Based Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

Capital Gains Fee

The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement), commencing with the calendar year ending on December 31, 2018, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from the date of the Externalization Closing (the “Commencement Date”). If such amount is positive at the end of such year, then the Capital Gains Fee payable for such year is equal to 20% of such amount, less the cumulative aggregate amount of

Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee payable for such year. If the Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee. For purposes of this paragraph:

•	The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

•	The cumulative aggregate realized capital losses are calculated as the sum of the differences, if negative, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

•	The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

•	The accreted or amortized cost basis of an investment will mean, with respect to an investment owned by the Company as of the Commencement Date, the fair value of such investment as of the Commencement Date and, with respect to an investment acquired by the Company subsequent to the Commencement Date, the accreted or amortized cost basis of such investment as reflected in the Company’s financial statements.

Payment of our expenses

Under the Advisory Agreement, all investment professionals of the Adviser and its staff, when and to the extent engaged in providing services required to be provided by the Adviser under the Advisory Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company, except that costs or expenses relating specifically to items identified in the next sentence will be borne by the Company.

The Company will bear all costs and expenses of its operations and transactions, including, without limitation, those relating to:

(i).	organizational and offering expenses;

(ii).	fees and expenses incurred in valuing the Company’s assets and computing its net asset value (including the cost and expenses of any independent valuation firm);

(iii).	the fees and expenses incurred by the Company or payable to third parties, including lawyers, accountants, auditors, agents, consultants or other advisors, in connection with the Company’s financial, accounting and legal affairs and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments, including expenses related to unsuccessful portfolio acquisition efforts;

(iv).	all fees, costs and expenses of money borrowed by the Company, including principal, interest and the costs associated with the establishment and maintenance of any credit facilities, other financing arrangements, or other indebtedness of the Company, if any (including commitment fees, accounting and legal fees, closing and other costs);

(v).	offerings of the Company’s common stock and other securities;

(vi).	investment advisory and management fees payable under the Advisory Agreement;

(vii).	administration fees;

(viii).	transfer agent and custody fees and expenses;

(ix).	federal and state registration fees;

(x).	all costs of registration and listing the Company’s securities on any securities exchange;

(xi).	federal, state and local taxes;

(xii).	non-interested directors’ compensation, fees and expenses;

(xiii).	costs of preparing and filing reports or other documents required by the SEC or other regulators;

(xiv).	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

(xv).	costs of holding stockholder meetings;

(xvi).	the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums, including independent director liability policies;

(xvii).	direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

(xviii).	all third-party legal, expert and other fees, costs and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company, or which the Company is authorized or obligated to pay under applicable law or its governing agreements or by the Board;

(xix).	subject to the indemnification provisions in the Advisory Agreement, any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company, or against any trustee, director, partner, member or officer of the Company in his capacity as such for which the Company is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

(xx).	all travel and related expenses of directors, officers, managers, agents and employees of the Company and the Adviser, incurred in connection with attending meetings of the Board or holders of securities of the Company or performing other business activities that relate to the Company, including travel and related expenses incurred in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company; provided, however, that the Company will only be responsible for (A) a proportionate share of such expenses, as determined by the Adviser in good faith, where such expenses were not incurred solely for the benefit of the Company, and (B) expenses incurred in accordance with the Company’s travel expense reimbursement policies;

(xxi).	all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan;

(xxii).	all fees, costs and expenses related to (A) the design and maintenance of the Company’s web site or sites and (B) the Company’s allocable share of costs associated with technology-related expenses, including any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or affiliates of the Adviser that is used for the Company, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xxiii).	all fees, costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the Company will only be responsible for a proportionate share of such expenses, as determined by the Adviser in good faith, where such expenses were not incurred solely for the benefit of the Company; and

(xxiv).	all other non-investment advisory expenses incurred by the Company or the Administrator in connection with administering the Company’s business (including payments under the Administration Agreement based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs).

Indemnification under Advisory Agreement

The Advisory Agreement provides that, absent fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser (collectively, the “IA Indemnified Parties”), are entitled to indemnification from the Company for any damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the IA Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of any actions or omissions or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Company.

Duration and Termination of Advisory Agreement

The Advisory Agreement will remain in effect for two years after the date it is signed. Thereafter, it will continue to renew automatically for successive annual periods so long as such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company; and (ii) the vote of a majority of the Company’s independent directors, in either case, in accordance with the requirements of the 1940 Act. The Advisory Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by: (a) by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act); or (b) the Adviser. Furthermore, the Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Notwithstanding the termination or expiration of the Advisory Agreement, the Adviser will be entitled to any amounts owed as payment of the Base Management Fees and the Incentive Fees through the date of termination or expiration.

Terms of the Administration Agreement

The following description is qualified in its entirety by reference to the form of Administration Agreement attached hereto as Appendix D.

Upon effectiveness of the Advisory Agreement, the Company will enter into an Administration Agreement with the Administrator. Under the terms of the Administration Agreement, the Administrator has agreed to perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company, including, but not limited to, office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Board, will from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement. The Administrator will also, on behalf of the Company and subject to the Board’s approval, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator will make reports to the Board regarding its performance of the obligations under the

Administration Agreement and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it will determine to be desirable.

The Administrator will be responsible for the financial and other records that the Company is required to maintain and will prepare all reports and other materials required to be filed with the SEC or any other regulatory authority, including, but not limited to, current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K and proxy or information statements to stockholders. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to stockholders of the Company, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement, including, but not limited to:

(i).	the allocable portion of the Administrator’s rent for the Company’s Chief Financial Officer and the Chief Compliance Officer and their respective staffs, which will be based upon the allocable portion of the usage thereof by such personnel in connection with their performance of administrative services under the Administration Agreement;

(ii).	the allocable portion of the salaries, bonuses, benefits and expenses of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs, which will be based upon the allocable portion of the time spent by such personnel in connection with performing administrative services for the Company under the Administration Agreement;

(iii).	the actual cost of goods and services used for the Company and obtained by the Administrator from entities not affiliated with the Company, which will be reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles;

(iv).	all fees, costs and expenses associated with the engagement of a sub-administrator; and

(v).	costs associated with (a) the monitoring and preparation of regulatory reporting, including registration statement amendments, prospectus supplements, and tax reporting, (b) the coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto and (c) the preparation of all financial statements and the coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications.

The Administration Agreement will commence on the same date as the Advisory Agreement and remain in effect for two years, and thereafter will continue automatically for successive annual periods so long as such continuance is specifically approved at least annually by the Board, including a majority of the independent directors. The Administration Agreement may be terminated at any time, without the payment of any penalty, by vote of the directors of the Company, or by the Administrator, upon 60 days’ written notice to the other party. The Administration Agreement may not be assigned by a party without the consent of the other party.

Information About New Principal Executive Officers and Directors

As a condition to the closing of the Externalization Transaction, all of the Company’s current directors and officers will resign and the following individuals are anticipated to be the principal executive officers and directors of the Company following the closing of the Externalization Transaction. The principal business address of such individuals is 300 South Tryon Street, Suite 2500, Charlotte, NC 28202.

Principal Executive Officers

The following table sets forth the names, ages and titles of each new principal executive officer, effective as of the Externalization Closing:

Name	Age	Position(s)

Directors

The following table sets forth the names, ages and term expirations of each new director, effective as of the Externalization Closing:

Name	Age	Expiration of Term
Interested Director(1)

Independent Directors

(1)	An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Information Regarding the Adviser

The Adviser, a wholly owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”), is a leading global asset management firm, with over $304 billion of assets under management as of December 31, 2017. The Adviser’s primary investment capabilities include fixed income, private credit, real estate, equity, and alternative investments. The Adviser employs over 1,800 associates globally, including more than 650 investment professionals. The Adviser’s Global Private Finance Group (the “GPFG”) will manage the Company. This group is part of the firm’s $220 billion Global Fixed Income Platform that invests in liquid, private, and structured credit. This group has been investing in the U.S. private debt market for over 25 years and manages private funds and separately managed accounts, along with multiple public vehicles.

Board Approval of the Advisory Agreement

At the in person meeting of the Board held on March 22, 2018, the Board, including all of the independent directors, unanimously approved the Advisory Agreement. The independent directors met separately on multiple occasions in connection with their review of the Advisory Agreement and the Externalization Transaction. In reaching its decision to approve the Advisory Agreement, the Board, including all of the independent directors, reviewed a significant amount of information, which had been furnished by the Adviser at the request of the Board. In reaching a decision to approve the Advisory Agreement, the Board considered, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to the Company by the Adviser;

•	the investment performance of other funds managed by the Adviser;

•	comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;

•	the Company’s projected operating expenses and expense ratio compared to BDCs with similar investment objectives;

•	any potential future sources of indirect income to the Adviser from its relationships with the Company and the profitability of those relationships;

•	information about the services to be performed and the personnel performing such services under the Advisory Agreement;

•	the organizational capability and financial condition of the Adviser and its affiliates; and

•	the possibility of obtaining similar services from other third-party service providers or continuing to obtain such services through an internally managed structure.

Nature, Extent and Quality of Services to be Provided

The Board considered the Adviser’s specific responsibilities in all aspects of day-to-day investment management of the Company.

In considering the nature, extent and quality of the investment management services to be provided by the Adviser, the Board noted that it had previously reviewed the written responses of the Adviser to initial and supplemental inquiries from counsel on behalf of the independent directors, which included, among other things, information about the background and experience of its management and investment professionals. The Board noted that the Adviser, which is wholly owned by MassMutual, has over $300 billion of assets under management, including $220 billion of fixed income assets.

The Board discussed the Adviser’s experience across a variety of loan structures, including private senior secured debt and the fact that the Adviser has relationships with private equity firms, investment banking firms and other investment firms. The Board discussed the Adviser’s approach to direct lending, including the focus on proprietary opportunities, high quality portfolio companies and a rigorous approach to due diligence and structuring, as well as the investment process followed by the Adviser. The Board also considered other investment management services to be provided to the Company, such as the provision of managerial assistance and monitoring adherence to the Company’s investment restrictions. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Adviser.

Investment Performance

Since its inception in 1992, the GPFG has invested over $13 billion in middle-market private debt on behalf on MassMutual’s general account as well as various commingled funds, separate accounts and registered closed-end investment companies. The Board discussed the investment performance of the Adviser relating thereto. In that regard, the Board noted that the GPFG had generated a gross unlevered internal rate of return of 8.1% on its private senior secured debt investment strategy since 2012. In addition, the Board took particular note of the fact that, since 2012, the GPFG has had no realized losses on its private senior secured debt investments and since 1992 has had a realized loss rate of less than 2% per annum on its U.S. mezzanine investments. The Board also discussed in detail the performance of the private and registered closed-end debt funds currently managed by the Adviser. There can be no assurance that past performance will be indicative of future performance.

Expected Costs of Services Provided and Economies of Scale; Anticipated Profitability

The Board considered the costs the Company is expected to incur after entry into the Advisory Agreement based on information provided by the Adviser. The Board focused on the various estimated pro forma expense ratios of the Company (i.e., which assumed that the Company had fully invested its portfolio in private senior secured debt) and the benchmark thereof against a peer group of similarly-sized BDCs. The Board noted that in all such cases the Company’s estimated pro forma expense ratios were either at or below the median across the peer group.

The Board considered the extent to which economies of scale may be realized if the Company grows. The Board noted that economies of scale are difficult to generate when investing in originated debt investments and that no member of the peer group had implemented fee breakpoints.

The Board also reviewed information from the Adviser regarding the anticipated profitability to the Adviser from its relationship with the Company, noting that the Adviser does not expect to derive any material indirect benefits from its relationship with the Company. The Board also took into account that the Administrator will provide certain administrative services to the Company, pursuant to the Administration Agreement, and that the Company would reimburse the Administrator at cost the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Based on its review and evaluation of the information provided, the Board concluded within the context of its overall determinations regarding the Advisory Agreement that the Adviser’s expected profitability supported the Board’s decision to approve the Advisory Agreement.

Comparison of Management Fee and Expense Ratio to Other Business Development Companies

The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by the Company’s peer group. The Board noted that the Company’s Base Management Fee under the Advisory Agreement would be below the median of base management fees charged by the peer group. They also noted that the exclusion of cash and cash equivalents from the calculation of the Base Management Fee is more beneficial to stockholders than certain other management fee structures in the peer group. The Board then noted that the 8% hurdle rate relating to the Income-Based Fee would be at the higher-end for the peer group and provide a significant benefit to the Company’s stockholders relative to the lower Income-Based Fee hurdle rates of the peer group. The Board also discussed the structure of the Base Management Fee (which starts at 1% in 2018 and ends at 1.375% in 2020) as well as the stockholder-friendly, three-year total return or look-back feature relating to the Income-Based Fee which will take effect commencing in 2020.

The Board also noted the current fee structures for the Adviser’s other clients that most closely resemble the Company’s present investment strategy. The Board took into account the various factors that contributed to the differences in fees charged to the Adviser’s clients, including the extent of regulatory compliance and reporting.

Based on the information reviewed and the considerations detailed above, the Board, including the independent directors, concluded that the fee and expense structure is fair and reasonable in relation to the services to be provided under the Advisory Agreement.

Experience of Management Team and Personnel

The Board discussed the experience of the key personnel of the Adviser, including the individuals who are expected to serve as executive officers following the closing of the Externalization Transaction. They noted that the GPFG consists of more than 70 investment professionals, led by over 20 Managing Directors, who average more than 20 years of investment experience. They also observed that the GPFG has access to more than 500 credit analysts and other investment professionals across the Adviser. The Board further discussed the experience and credentials of all of these investment professionals, noting that individuals have significant experience structuring new investments and restructuring existing capital structures in order to maximize recoveries.

Conclusion

No single factor was determinative of the decision of the Board, including all of the independent directors, to approve the Advisory Agreement and individual directors may have weighed certain factors differently. Following this process, the Board, including all of the independent directors, unanimously voted to approve the Advisory Agreement subject to stockholder approval.

Required Vote

Approval of the Advisory Agreement requires the affirmative vote of the holders of a “majority of the outstanding voting securities” entitled to vote at the Special Meeting. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 3.

The Board unanimously recommends that you vote “FOR” the Advisory Agreement Proposal.

PROPOSAL 4 – APPROVAL OF THE REDUCED ASSET COVERAGE RATIO

The Company is a closed-end investment company that has elected to be regulated as BDC under the 1940 Act. As a BDC, we are required to meet a minimum asset coverage ratio, reflecting the value of our total assets to our total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, under the 1940 Act. Prior to March 23, 2018, Section 61(a) of the 1940 Act did not permit a BDC to issue senior securities unless, at the time of issuance, such BDC had an asset coverage ratio of at least 200% taking into account such issuance of senior securities (the “Asset Coverage Ratio”). However, on March 23, 2018, the Small Business Credit Availability Act (the “SBCA”) was signed into law and permits BDCs to be subject to an Asset Coverage Ratio of at least 150% if certain conditions are satisfied as set forth in the SBCA.

The SBCA provides that in order for a BDC whose common stock is traded on a national securities exchange to be subject to an Asset Coverage Ratio of at least 150%, the BDC must obtain either: (i) approval of the required majority of its non-interested directors who have no financial interest in the Reduced Asset Coverage Ratio Proposal, which would become effective one year after the date of such approval, or (ii) stockholder approval (of more than 50% of the votes cast for the proposal at the Special Meeting in which a quorum is present) of the Reduced Asset Coverage Ratio Proposal, which would become effective on the first day after the date of such stockholder approval.

On April 3, 2018, our Board determined that this proposal is in the best interests of the Company and its stockholders, and is recommending that the Company’s stockholders vote in favor of the proposal to reduce the Company’s Asset Coverage Ratio requirement to at least 150% for purposes of Sections 18(a)(1) and 18(a)(2) of the 1940 Act. If this proposal is approved by stockholders at the Special Meeting, the Company would become subject to an Asset Coverage Ratio of at least 150% the day after the Special Meeting. Although the Company may not significantly increase its leverage immediately after it becomes subject to the reduced Asset Coverage Ratio, the Company’s Board believes that having the flexibility for the Company to incur the aforementioned additional leverage is in the best interests of stockholders. In determining this proposal is in the best interests of the Company and its stockholders, the Board considered the information it received relating to, among other things:

•	the benefits of increased financial flexibility;

•	the potential to increase and sustain returns on equity;

•	the Company’s investment strategy and portfolio construction after the Externalization Closing;

•	the current middle market direct lending landscape;

•	the risks relative to benefits associated with the use of increased leverage;

•	impact on the base management and incentive fees to be payable to the Adviser (assuming the Advisory Agreement Proposal is approved and the Externalization Transaction is consummated); and

•	the Company’s additional disclosure obligations.

No single factor was determinative of the Board’s decision, but rather, the Board based its determination on the total mix of information available to them.

We believe that having the flexibility to incur additional leverage would provide benefits which would augment the returns to our stockholders. We believe that if we are unable to incur additional leverage at a time when presented with attractive investment opportunities, and issuing equity capital is unavailable to us or disadvantageous, the Company’s ability to grow could be adversely affected when compared to BDCs that have received stockholder approval to be subject to the Reduced Asset Coverage Ratio.

We believe having the flexibility to incur additional leverage is in the best interests of our stockholders because it would permit us to:

•	further grow our assets and portfolio;

•	further increase our net investment income with a larger portfolio;

•	potentially provide a higher return on equity;

•	potentially invest more in higher quality or less risky assets on average;

•	potentially increase distributions to our stockholders; and

•	better manage our capital structure, including giving us the ability to use lower cost debt capital while potentially delaying higher cost equity capital raises until we believe market conditions are optimal for such an equity raise.

Benefits of Increased Financial Flexibility

The Board considered that, as a BDC and a regulated investment company (“RIC”) for tax purposes, the Company will benefit from increasing the maximum regulatory leverage, through significantly more flexibility for complying with the asset coverage requirements applicable to BDCs. Importantly, application of the Reduced Asset Coverage Ratio would enable the Company to better withstand potential adverse market movements while still meeting its asset coverage requirements.

The Company is required to comply with the asset coverage requirements on both a consolidated basis and, with respect to Triangle Capital Corporation, on a standalone basis. As of December 31, 2017, the Company’s asset coverage ratio on a consolidated basis was 299%, which, under the current 200% minimum asset coverage ratio, provided a 99% cushion. Under a 150% Asset Coverage Ratio, all else being equal, that cushion would be 149%. With respect to Triangle Capital Corporation on a standalone basis, Triangle Capital Corporation’s asset coverage ratio was 287% as of December 31, 2017, which, under the current 200% minimum asset coverage ratio, provided an 87% cushion. Under a 150% Asset Coverage Ratio, all else being equal, Triangle Capital Corporation’s cushion, on a standalone basis, would be 137%.

For example, even if the underlying performance of one or more portfolio companies may not indicate an impairment or inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of the Company’s investments and create unrealized capital depreciation on certain investments. Any such reductions in value (as well as unrealized capital depreciation based on the underlying performance of the Company’s portfolio companies, if any) will negatively impact the Company’s total assets and the ability to satisfy the Asset Coverage Ratio. Any failure to satisfy the Asset Coverage Ratio could have a material adverse effect on the Company’s business, financial condition or results of operations, including the Company’s ability to borrow, pay dividends (and, as a result, the Company’s ability to maintain its RIC status), or repurchase shares of Company Common Stock.

In addition to enhancing the ability of the Company to bear adverse market movements and still meet the asset coverage requirements, the Board concluded that having the option to access additional financing would give the Company more flexibility to fully execute its business strategy after the Asset Closing and the Externalization Closing.

Potential to Increase and Sustain Returns on Equity

The Board discussed how access to greater leverage has the potential to increase and sustain the Company’s investment yield and returns to common stockholders. Funds that use leverage generally aim to earn an investment return on money raised through leverage that exceeds the costs of leveraging, and thereby to increase returns to common stockholders. The Board discussed that any investment returns in excess of the costs of leverage would benefit the holders of the Company Common Stock; however, to the extent the costs of leverage exceed such investment returns, those costs would be borne by and reduce the returns to the holders of the Company Common Stock.

While no assurances can be given that the investment yield and returns on equity attributable to borrowing would exceed the costs of such leverage, the Board concluded that the benefits of increased leverage outweigh the risks, as noted in more detail below.

Barings’ Investment Strategy

The Board considered Barings’ proposed investment strategy and, based on that review, believes that Barings would be well-positioned to prudently and effectively employ an increased level of leverage if it chose to do so. The Board also noted the fact that Barings has had no realized losses on its private senior secured debt investments since 2012 and a realized loss rate of less than 2% per annum on its U.S. mezzanine investments since 1992.

The Current Middle Market Direct Lending Landscape

The Board considered the middle market direct lending landscape in which the Company operates. The Company’s primary competitors in providing financing to middle market companies include public and private funds, other BDCs, commercial and investment banks, collateralized loan obligations, commercial finance companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. Furthermore, many of the Company’s competitors are not subject to the regulatory restrictions to which the Company is subject under the 1940 Act. Enabling the Company to incur additional indebtedness is expected to increase the competitiveness of the Company. Moreover, if other BDCs take advantage of the ability to incur additional indebtedness and the Company does not have the flexibility to do so, its competitiveness relative to other BDCs may be reduced.

Risks Relative to Potential Benefits Associated With the Use of Increased Leverage

The Board considered how increased leverage could increase the risks associated with investing in the Company Common Stock. For example, if the value of the Company’s assets decreases, leverage will cause the Company’s net asset value to decline more sharply than it otherwise would have without leverage or with lower leverage. Similarly, any decrease in the Company’s revenue would cause its net income to decline more sharply than it would have if the Company had not borrowed or had borrowed less. Regardless, the Board concluded that the potential benefits of increased leverage outweigh these risks.

Impact on the Base Management and Incentive Fees

The Board considered the impact of the use of higher leverage on the Company’s Base Management Fee and Incentive Fees that would be payable under the Advisory Agreement (assuming the Advisory Agreement Proposal is approved and the Externalization Transaction is consummated), noting that additional leverage would increase the Base Management Fee and could increase the Incentive Fees. For example, the Base Management Fee is payable based on its gross assets, including assets acquired through the use of leverage (but excluding cash and any temporary investments in cash-equivalents), which may give the Adviser an incentive to use a higher level of leverage to make additional investments. Similarly, the Incentive Fees to be payable by the Company to Adviser may create an incentive for the Adviser to pursue investments that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The Board, however, concluded that the potential benefits of increased leverage outweigh these risks.

Required Vote

As required by the SBCA, approval of the Reduced Asset Coverage Ratio Proposal requires the affirmative vote of more than fifty percent (50%) of the votes cast for the Reduced Asset Coverage Ratio Proposal. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on the Reduced Asset Coverage Ratio Proposal.

The Board unanimously recommends that you vote “FOR” the Reduced Asset Coverage Ratio Proposal.

PROPOSAL 5 – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Company is required to provide stockholders with the opportunity to approve, on an advisory, non-binding basis, the payment in the aggregate of an estimated $         in compensation, which may be paid by the Company as a result of a change of control and the termination of executives’ employment. These Executive Payments are referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The following table sets forth the information required by Item 402(t) of Regulation S-K, as promulgated under the Securities Act, regarding the golden parachute compensation which will or may become payable in connection with the Asset Sale and/or Externalization Transaction to Ashton Poole, Steven Lilly, Jeffrey Dombcik, Cary Nordan and/or Douglas Vaughn, who are referred to as “named executive officers” or “officers”, pursuant to their individual retention agreements with the Company.

The following description of the Executive Payments assumes the following:

•	the Asset Closing and Externalization Closing; and

•	the named executive officers are terminated without “cause” or resign for “good reason” (as defined in their individual retention agreements) immediately following the Asset Closing and Externalization Closing; and

•	the Company Common Stock is valued at $11.68 per share, which is the average closing price of the Company Common Stock over the first five (5) business days following the announcement of the Transactions (April 4, 2018 to April 10, 2018).

Golden Parachute Compensation

Name	Cash Severance ($)(1)	Pro-Rata Cash Bonus ($)2)	Unvested Equity ($)(3)	Deferred(4) Compensation	Perquisites/ Benefits ($)(5)	Other ($)(6)	Total ($)
E. Ashton Poole	$1,416,875	$812,438	$1,703,283	$135,117	$59,806	—	$4,127,519
Steven C. Lilly	$1,207,500	$698,125	$1,346,120	$106,873	$58,952	—	$3,417,570
Jeffrey A. Dombcik	$1,097,500	$602,875	$1,135,880	$94,512	$60,348	—	$2,991,115
Cary B. Nordan	$1,151,250	$644,250	$1,200,120	$94,512	$59,152	—	$3,149,284
Douglas A. Vaughn	$1,029,375	$615,375	$1,118,360	$94,512	$59,724	—	$2,917,346

(1)	This column includes cash severance entitlements our named executive officers could receive pursuant to their individual retention agreements. The severance payments under the retention agreements generally have “double-trigger” severance provisions requiring the closing of a change of control, which will be satisfied by the Asset Sale or Externalization Transaction, followed by either (i) a qualifying termination of the executive officer within 24 months following the change in control (or within six months prior to the Asset Sale or Externalization Transaction, if the termination is in contemplation of the transaction), or (ii) the named executive officer remaining employed with the Company’s successor for at least one year and then resigning their employment in the 30-day window following the one-year employment period. The severance payments also will be payable if the named executive officer accepts employment with the Asset Buyer or Barings, and the terms of such employment do not preserve the severance payment obligations under the executive’s individual retention agreement with the Company. Cash severance payments under the individual retention agreements are equal to 1.25 times the sum of the named executive officer’s (i) annual salary (determined as the highest annual rate in effect during the three years preceding the termination date), (ii) the highest regular annual cash bonus paid to such officer for the three most recently completed fiscal years ending prior to the closing date of the change in control, and (iii) the highest annual regular non-elective Company contribution paid to the Company’s 401(k) retirement plan on behalf of such officer for the three most recently completed fiscal years ending prior to the change in control. The severance is payable in a lump sum within 60 days following termination of employment, provided the named executive officer executes a general release in favor of the Company.

(2)	This column includes an amount equal to the pro-rata incentive pay (including cash bonus, and the value of restricted stock and deferred compensation grants) for the portion of the year in which the named executive officer was employed up through the date of termination (where the annual incentive pay is calculated at the greater of: (I) the target level of the officer’s incentive compensation opportunity, which may include annual cash incentives, as well as annual awards of equity interests, deferred compensation and other incentive pay (without application of any denial provisions based on unsatisfactory personal performance), and (II) the highest annual incentive compensation amount paid to the officer during the three full fiscal years which ended coincident with or immediately prior to the change in control). The amount shown is calculated assuming each named executive officer is terminated on June 30, 2018. The pro-rata incentive pay is payable in a lump sum promptly following termination of employment, provided the named executive officer executes a general release in favor of the Company. The individual retention agreements provide that if any amounts payable to the named executive officers will fail to be deductible by the Company under Section 280G of the Code, then such amounts payable will be reduced such that all amounts will remain deductible under that tax provision.
(3)	This column represents the value of unvested, restricted shares of Company Common Stock owned by the named executive officer as of , 2018 that would vest upon the consummation of the Asset Sale or Externalization Transaction, excluding any awards that vest in accordance with their terms prior to the expected date of the Asset Closing and/or Externalization Closing. The payments are “single-trigger,” meaning that vesting is contingent only upon the Asset Closing and/or Externalization Closing. The table below provides information on the estimated value of the Company’s restricted shares. Amounts represent the product of (a) $11.68 and (b) the number of Company restricted shares which will not have vested prior to the expected date of the Asset Closing and/or Externalization Closing.

Name	Number of Company Restricted Shares Outstanding (#)	Value of Awards ($)
E. Ashton Poole	145,829	$1,703,283
Steven C. Lilly	115,250	$1,346,120
Jeffrey A. Dombcik	97,250	$1,135,880
Cary B. Nordan	102,750	$1,200,120
Douglas A. Vaughn	95,750	$1,118,360

(4)	This column represents the estimated value of unvested Company-paid deferred compensation as of June 30, 2018 that would vest upon the consummation of the Asset Sale or Externalization Transaction, and excludes any amounts that previously vested in accordance with the terms of the related deferred compensation agreements. The payments are “single-trigger,” meaning that vesting is contingent only upon the Asset Closing and/or Externalization Closing.
(5)	This column represents the value of (i) Company-paid premiums for major medical and dental plan coverage for 18 months, (ii) Company-paid term life insurance premiums for two years, and (iii) $25,000 for outplacement services, each as provided under the individual retention agreements. These benefits are subject to the same “double-trigger” described for the cash severance benefits in footnote (1). The table below provides information on the value of continued health care premiums, term life insurance premiums and executive outplacement services.

Name	Value of Continued Health Insurance Premiums ($)	Value of Continued Life Insurance Premiums ($)	Value of Executive Outplacement Services ($)
E. Ashton Poole	$32,076	$2,730	$25,000
Steven C. Lilly	$32,076	$1,876	$25,000
Jeffrey A. Dombcik	$32,076	$3,272	$25,000
Cary B. Nordan	$32,076	$2,076	$25,000
Douglas A. Vaughn	$32,076	$2,648	$25,000

(6)	The Board has approved a discretionary bonus pool of $2,500,000 to be used to pay bonuses to Company employees for the successful completion of the Asset Sale and Externalization Transaction. A committee of the Board has full discretion to determine how much of the bonus pool to expend, who will receive a share of the bonus pool, and the amount of the bonus for any individual.

Narrative to Golden Parachute Compensation Table

As the Company previously reported, in November 2017, the Company entered into individual retention agreements with each of the named executive officers, and in February 2018, the Company modified such agreements to clarify their terms.

Under the retention agreements, upon the Asset Closing and/or Externalization Closing (each of which is considered a “change in control” under the agreements), each named executive officer will become fully vested in the Company Common Stock previously awarded as restricted stock and in any unvested deferred compensation credited to their account. These are “single-trigger” benefits under the retention agreements, meaning that vesting is contingent only upon the Asset Closing and/or Externalization Closing. In addition, under the terms of the Externalization Agreement, the Company will terminate the deferred compensation plan immediately prior to the Externalization Closing, and the named executive officers will receive full payment of their deferred compensation accounts. For further information regarding the treatment of Company restricted stock and deferred compensation, see the sections entitled “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Purchase Agreement – Interests of Certain Persons Related to the Company” and “Proposal 2 – Approval of the Stock Issuance – The Stock Issuance – Interests of Certain Persons Related to the Company.”

The retention agreements also entitle each named executive officer to the benefits described below if, (i) during the twenty-four month period following a change in control of the Company, the officer’s employment is terminated (A) by the Company (other than for death, disability or cause); or (B) by the officer for good reason, or (ii) the officer remains employed by the Company or its successor following the change in control and terminates employment for any reason during the thirty-day period immediately following the first anniversary of the change in control; and provided, in either case, the officer executes a general release in favor of the Company.

•	The officer’s full base salary through the date of termination, plus accrued but unused vacation, at the rate in effect at the time notice of termination is given or immediately preceding the event giving rise to a good reason resignation, whichever is greater. In addition, the Company will promptly pay the amount of any incentive compensation (consisting of annual cash bonuses, grant date fair market value of restricted stock, and deferred compensation awards) (i) for any past completed fiscal year which has not yet been paid, and (ii) for any partially completed fiscal year, on a pro rata basis (calculated by including a period of time for accrued but unused vacation following the date of termination). If the prior year’s incentive compensation has not been set as of the date of the notice of termination, and in any case for the pro-rata calculation, the incentive compensation will be calculated at the greater of: (A) the target level of the incentive compensation opportunity, which may include annual cash incentives, as well as annual awards of equity interests, deferred compensation and other incentive pay (without application of any denial provisions based on unsatisfactory personal performance), and (B) the highest incentive compensation amount paid to the officer for the three full fiscal years which ended coincident with or immediately prior to the change in control;

•	An aggregate lump sum severance payment, paid within 60 days of the date of termination, equal to the product of 1.25 times the sum of: (i) the officer’s annual salary calculated at the highest rate of salary in effect during the three fiscal years prior to the notice of termination; (ii) the highest regular annual cash bonus paid to the officer as part of the incentive compensation (excluding any associated restricted stock or deferred compensation awards) for the three full fiscal years which ended coincident with or immediately prior to the change in control; and (iii) an amount equal to the highest regular non-elective contribution paid by the Company to its 401(k) plan on behalf of the officer for the three full fiscal years which ended coincident with or immediately prior to the change in control;

•	Monthly payment of premiums for Company-sponsored medical and dental benefits for 18 months following the date of termination (or such shorter period for which the officer is legally eligible to receive such benefits), provided the officer elects, within 60 days of the date of termination, to continue his Company-sponsored medical and dental benefits through COBRA;

•	Payment of premiums that may come due on term life insurance policies on the officer’s life, during the 24 months following the date of termination, consistent with the Company’s practice as of the date of the retention agreement; and

•	$25,000, to be paid within 60 days of the date of termination, for outplacement services, regardless of whether the officer elects to use any outplacement services.

A named executive officer is not due any severance benefits if his employment ends as a result of death, disability, termination for cause or resignation without good reason. However, if an officer’s employment ends because of death or disability, the Company will pay the incentive compensation described in the first bullet above. If an officer’s employment is terminated within six months prior to a change in control, no severance benefits are payable unless the termination is demonstrated to be connected to the change in control. If a named executive officer accepts employment with either the Asset Buyer or Barings, and that successor employer does not assume the Company’s severance obligations under the officer’s retention agreement, the officer will be entitled to receive the severance benefits under the retention agreement upon the termination of his employment with the Company.

Under the retention agreements, if the total value of the payments and benefits due to a named executive officer as a result of the change in control would not be deductible by the Company because of the “excess parachute” payment provisions of Code Section 280G, then the payments and benefits due to the officer will be reduced by the minimum amount necessary to ensure that no portion of the payments or benefits would be nondeductible by the Company because of Code Section 280G.

The retention agreements have an indefinite term; however, the Company may terminate a retention agreement at any time by giving the officer written notice thereof at least 24 months in advance of the effective date of such termination.

The Board has established a bonus pool in the amount of $2,500,000 to be allocated among Company employees for the successful Asset Closing and Externalization Closing. A committee of the Board has full discretion to determine how much of the bonus pool to expend, who will receive a share of the bonus pool, and the amount of the bonus for any individual.

For further information regarding the treatment of Company restricted stock and deferred compensation, see the sections entitled “Proposal 1 – The Asset Purchase Agreement – Interests of Certain Persons Related to the Company” and “Proposal 2 – Approval of the Stock Issuance – Interests of Certain Persons Related to the Company.”

Vote Required and Recommendation of the Company’s Board

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act requires the Company to provide its stockholders with the opportunity to cast an advisory (non-binding) vote on certain “golden parachute” compensation that may be payable to its named executive officers in connection with the consummation of the Asset Sale and/or Externalization Transaction. As required by those rules, the Company is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Asset Sale and Externalization Transaction, as disclosed in the table entitled “Golden Parachute Compensation” pursuant to Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on this Executive Payments Proposal is a vote separate and apart from the vote on the Asset Sale Proposal, the Stock Issuance Proposal, the Advisory Agreement Proposal and the Reduced Asset Coverage Ratio Proposal. Accordingly, you may vote to approve this proposal on “golden parachute” compensation and vote not to approve the Asset Sale Proposal, the Stock Issuance Proposal, Advisory Agreement Proposal and the Reduced Asset Coverage Ratio Proposal and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company if the Asset Sale and/or Externalization Transaction is completed. As the Company is contractually obligated to pay the compensation to named executive officers disclosed in this proxy statement, such compensation will be paid, subject only to the conditions applicable thereto, if the Asset Sale Proposal, the Stock Issuance Proposal, and the Advisory Agreement Proposal are approved by stockholders and the Asset Sale is consummated, regardless of the outcome of the advisory vote.

The affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of Company Common Stock present at the Special Meeting, in person or represented by proxy, if a quorum is present will be required to approve the Executive Payments Proposal.

The Board unanimously recommends that you vote “FOR” the Executive Payments Proposal, on an advisory (non-binding) basis.

PROPOSAL 6 – ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal, the Stock Issuance Proposal or the Advisory Agreement Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any subsequent, adjourned meeting of Company stockholders and use the additional time to solicit required proxies, including proxies from stockholders who previously may have returned properly executed proxies voting against the Asset Sale Proposal, the Stock Issuance Proposal or the Advisory Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we receive proxies, in connection with the Special Meeting, that represent a sufficient number of votes against the Asset Sale Proposal, the Stock Issuance Proposal or the Advisory Agreement Proposal such that the Asset Sale Proposal, the Stock Issuance Proposal or the Advisory Agreement Proposal, as the case may be, would be rejected, we could adjourn the Special Meeting without a vote on the Asset Sale Proposal, the Stock Issuance Proposal or the Advisory Agreement Proposal, as the case may be, and seek to convince the holders of Company Common Stock who provided such proxies to change their votes to votes in favor of the Asset Sale Proposal, the Stock Issuance Proposal or the Advisory Agreement Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present, at the discretion of the Chairman of the Special Meeting. In addition, the Special Meeting might also be adjourned, delayed or postponed at the request of Asset Buyer or Barings to allow reasonable additional time to solicit additional proxies in order to obtain the required approvals of the Company’s stockholders.

The affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of Company Common Stock present at the Special Meeting, in person or represented by proxy, if a quorum is present will be required to approve the Adjournment Proposal.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

FAILURE TO OBTAIN COMPANY STOCKHOLDER APPROVAL

Under the terms of the Asset Purchase Agreement, if we fail to obtain the requisite Company stockholder vote approving the Asset Sale Proposal, the Stock Issuance Proposal and the Advisory Agreement Proposal, neither the Asset Sale nor the Externalization Transaction will be consummated. For more information regarding the actions we intend to take in the event of a negative vote by the stockholders on the Asset Sale Proposal, the Stock Issuance Proposal or the Advisory Agreement Proposal, please see the sections of this proxy statement captioned “Proposal 1 – Approval of the Asset Purchase Agreement and the Asset Sale – The Asset Sale – Effect on the Company if the Asset Sale is Not Completed” and “Proposal 2 – Approval of the Stock Issuance – The Stock Issuance – Effect on the Company if the Externalization Transaction is Not Completed.”

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this proxy statement by contacting the Chief Financial Officer and Secretary, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

OTHER MATTERS

Company Stockholder Proposals

Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2019 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on November 1, 2018, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of our Sixth Amended and Restated Bylaws (the “Bylaws”), a copy of which is on file with the SEC, and may be obtained from our Corporate Secretary upon request. Proposals must be sent to our Corporate Secretary at Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. These notice provisions require that nominations of persons for election to the Board and proposals of business to be considered by the stockholders for the 2019 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than November 1, 2018 and no later than December 1, 2018. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that our 2019 Annual Meeting of Stockholders is held before April 2, 2019 or after June 1, 2019. In accordance with our Bylaws, the chairman of the 2019 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. These procedures are only a summary of the provisions regarding stockholder nominations of directors in our Bylaws. Please refer to the Bylaws for more information on nomination requirements.

Who Is Paying for this Proxy Solicitation?

We have agreed to equally split the costs and expenses of soliciting proxies amongst ourselves, the Asset Buyer and Barings. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee, including reimbursement of out-of-pocket expenses, of approximately $300,000 to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate. In addition to these written proxy materials, our proxy solicitor, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions.

Other Business

Pursuant to the MGCL, no matters may properly be brought before the Special Meeting except as specified in the Notice of the Special Meeting.

Whether or not you expect to attend the Special Meeting, please complete, date, sign and promptly return the accompanying proxy card so that you may be represented at the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of the materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains annual, quarterly and current reports, proxy statements and other information filed with the SEC. Such filings are available at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Triangle Capital Corporation

3700 Glenwood Avenue, Suite 530

Raleigh, North Carolina 27612

Copies of our filings with the SEC are also available at www.tcap.com.

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.tcap.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Asset Sale, the Asset Purchase Agreement, the Externalization Transaction, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact Alliance Advisors LLC:

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Call Toll-Free: (888) 991-1291

MISCELLANEOUS

We have supplied all information relating to ourself, and Asset Buyer and Barings, as the case may be, have supplied, and we have not independently verified, all of the information relating to the Asset Buyer or Barings, contained in this proxy statement.

You should rely only on the information contained in this proxy statement and the appendices to this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of                 , 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to our stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Appendix A

ASSET PURCHASE AGREEMENT

by and between

TRIANGLE CAPITAL CORPORATION

and

BSP ASSET ACQUISITION I, LLC

DATED AS OF APRIL 3, 2018

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of April 3, 2018 (this “Agreement”), by and between Triangle Capital Corporation, a Maryland corporation (“Seller”), and BSP Asset Acquisition I, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

WHEREAS, Seller has elected to be regulated as a “business development company” (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, Seller owns the Purchased Assets (as defined below);

WHEREAS, Seller desires to sell and assign, and Buyer desires to purchase and assume, the Purchased Assets and Assumed Obligations (as defined below);

WHEREAS, the board of directors of Seller (the “Seller Board”) has approved this Agreement and recommended that the stockholders of Seller approve this Agreement and the transactions contemplated hereby (the “Contemplated Transactions”);

WHEREAS, contemporaneously herewith, Seller and Barings LLC (“New Adviser”) are entering into a Stock Purchase and Transaction Agreement (the “Externalization Agreement”) pursuant to which (i) New Adviser will make a cash payment to the holders of record of issued and outstanding shares of common stock, par value $0.001 per share, of Seller (“Seller Common Stock”), (ii) New Adviser will acquire shares of Seller Common Stock directly from Seller, and (iii) New Adviser will enter into an investment management agreement and an administration agreement with Seller, in each case on the terms, and subject to the conditions, set forth in the Externalization Agreement (the foregoing, collectively, the “Externalization Transaction”);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINED TERMS

1.1 For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 7.6(d).

“Administrative Agent” means, with respect to a Purchased Loan, and solely to the extent applicable, Seller or any of its Subsidiaries, in its capacity as the administrative agent, collateral agent, servicer, payment agent, documentation agent, sub-advisor, arranger or other similar agent, advisor or arranger.

“Adverse Recommendation Change” has the meaning set forth in Section 7.3(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that in no event shall a portfolio company of Seller, whether an Existing Portfolio Company or otherwise, be deemed to be an Affiliate of Seller.

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“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 3.6(a).

“Alternative Arrangement” has the meaning set forth in Section 7.11.

“Applicable Law” means, with respect to a specified Person, any federal, state, local, municipal, or foreign constitution, treaty, law (including the common law), statute, code, ordinance, rule, regulation, permit, approval, judgment, order, writ, decree or injunction applicable to the specified Person.

“Articles of Transfer” has the meaning specified in Section 3.1.

“Assignment and Assumption Agreement” means (i) with respect to any Purchased Loan that does not include a specific form of assignment and assumption agreement or similar document within the Purchased Loan Documents governing such Purchased Loan, the Assignment and Assumption Agreement substantially in the form of Exhibit A hereto (or such other form as may be agreed to by the parties hereto), (ii) with respect to any Purchased Loan that includes a specific form of assignment and assumption agreement or similar document within the Purchased Loan Documents governing such Purchased Loan, such specific form of assignment and assumption agreement or similar document, (iii) with respect to any Purchased Equity Interest that constitutes one or more shares of capital stock, a stock transfer power separate from a certificate representing such shares, together with such physical certificate (if issued in physical form); (iv) with respect to any Purchased Equity Interest other than shares of capital stock with respect to which the relevant Organizational Documents do not include a specific form of assignment and assumption agreement or similar document, an Assignment and Assumption Agreement substantially in the form of Exhibit B hereto (or such other form as may be agreed to by the parties hereto), and (v) with respect to any Purchased Equity Interest with respect to which the relevant Organizational Documents include a specific form of assignment and assumption agreement or similar document, such specific form of assignment and assumption agreement or similar document, in each case pursuant to which Seller shall sell, transfer, assign, convey and deliver the Purchased Assets to Buyer and Buyer shall assume and agree to pay, perform or otherwise discharge the Assumed Obligations.

“Assumed Obligations” has the meaning specified in Section 2.2.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.3(a).

“BB&T” means Branch Banking and Trust Company, in its capacity as administrative agent for the Lenders under the Seller Loan Documents, and its successors and permitted assigns in such capacity.

“BDC” has the meaning set forth in the Recitals to this Agreement.

“Board Recommendation” has the meaning set forth in Section 4.3(a).

“Borrowers” means those Persons who constitute “borrowers” (or any similarly defined entity) under the Purchased Loan Documents.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Contracts” has the meaning set forth in Section 5.2(b).

“Buyer Disclosure Schedule” means that certain disclosure schedule delivered by Buyer to the Seller prior to the execution of this Agreement, which schedule sets forth, among other things, items the disclosure of which

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is necessary or appropriate either in response to an express disclosure requirement contained in Article V of this Agreement or as an exception to one or more representations or warranties contained in this Article V of this Agreement, or to one or more of Buyer’s covenants contained in this Agreement, to the extent the relevance of such disclosure to such section or subsection is reasonably apparent on its face.

“Buyer Expenses” means an amount equal to Buyer’s documented out of pocket expenses incurred in connection with the authorization, preparation, negotiation, execution and performance of Agreement and the Contemplated Transactions (including, without limitation, all reasonable outside attorneys’, accountants’, consultants’ and investment bankers’ fees and expenses), but subject to a maximum of $4,250,000; provided that, for the avoidance of doubt, in no event shall Buyer Expenses include any internally allocated costs of Buyer.

“Buyer Organizational Documents” has the meaning set forth in Section 5.1(b).

“Buyer Regulatory Approvals” has the meaning set forth in Section 5.3(a).

“Claim” means any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative.

“Closing” has the meaning set forth in Section 3.1.

“Closing Cut-off Time” means 5:00 p.m. (New York, New York time) on the second Business Day immediately prior to the Closing Date.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Competing Proposal” means any inquiry, proposal or offer made by any Third Party: (a) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions (including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction), (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Seller or (ii) any one or more assets or businesses of the Seller or its Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Seller and its Subsidiaries, taken as a whole; or (b) any other transaction not covered in the foregoing (a) involving a restructuring or any other change in the operations of the Seller that would result in the Seller converting from an internally managed BDC to an externally managed BDC, whether or not such transaction is coupled with a capital infusion or purchase of shares of the Seller, or (c) any liquidation of the Seller, in each case other than the Contemplated Transactions and the Externalization Transaction.

“Confidentiality Agreement” has the meaning set forth in Section 7.2(c).

“Consent” means, with respect to any Purchased Asset, any consent of the Borrower, the administrative agent, the issuer, any co-investor or other Person required to sell, assign, transfer, convey or deliver such Purchased Asset, or to designate any party as a Successor Agent.

“Contemplated Transactions” has the meaning set forth in the Recitals to this Agreement.

“Credit Facility” means the credit facility provided to Seller under the Seller Loan Documents.

“Cut-off Time” means 5:00 p.m. (New York, New York time) on December 31, 2017.

“DOJ” means the Antitrust Division of the United States Department of Justice.

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“Effective Time” has the meaning specified in Section 3.1.

“Equity Commitment Letters” has the meaning set forth in Section 5.7(b).

“Equity Financing” has the meaning set forth in Section 5.7(b).

“Equity Governing Documents” means, with respect to a Purchased Equity Interest, the certificate or articles of incorporation, certificate of formation or partnership, limited liability company or partnership agreement, stockholders agreement, option or warrant agreement, registration rights agreement, buy-sell arrangement and any other document that governs or otherwise affects the terms of any Purchased Equity Interest.

“Equity Interest Schedule” means the schedule attached hereto as Exhibit C, which identifies (i) each share of common or preferred stock, limited liability company or limited partnership interest, or option or warrant to acquire any share of common or preferred stock, limited liability company or limited partnership interest of an Existing Portfolio Company; (ii) the issuer of such Purchased Equity Interest, and (iii) any undrawn commitments with respect to each Purchased Equity Interest; provided, however, that the Equity Interest Schedule shall be updated (A) in accordance with the provisions of Section 3.2 in order to reflect sales of equity interests and the purchase or other acquisition of additional equity interests between the Cut-off Time and the Closing Cut-off Time and (B) to include the equity of any Subsidiary and/or SBIC Equity Interest to be sold by Seller to Buyer in accordance with the provisions of Section 3.4, and as so amended shall constitute the Equity Interest Schedule for all purposes relating to the Closing.

“Equity Investors” has the meaning set forth in Section 5.7(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.3.

“Existing Portfolio Company” means any portfolio company of Seller listed on Exhibit C and Exhibit D attached hereto as of the date hereof.

“Externalization Agreement” has the meaning set forth in the Recitals.

“Externalization Stockholder Approval” means receipt of the “Company Stockholder Approval” as defined in the Externalization Agreement.

“Externalization Transaction” has the meaning set forth in the Recitals.

“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, state or local government, nation, state, province, territory, district or any court, administrative or regulatory agency or commission, arbitrator, mediator, tribunal or other governmental or quasi-governmental authority or agency, department, bureau, office, commission, organization, official or authority domestic or foreign.

“Governmental Reports” has the meaning set forth in Section 4.5(a).

“Houlihan Lokey” means Houlihan Lokey Capital, Inc.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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“Indenture” means, collectively, (i) the Indenture, dated March 2, 2012 between the Seller and the Bank of New York Mellon Trust Company, N.A.; (ii) the Second Supplemental Indenture, dated October 19, 2012 between the Seller and the Bank of New York Mellon Trust Company, N.A.; and (iii) the Third Supplemental Indenture, dated February 6, 2015 between the Seller and the Bank of New York Mellon Trust Company, N.A.

“ING” means ING Capital LLC, in its capacity as multicurrency agent for the Lenders under the Seller Loan Documents, and its successors and permitted assigns in such capacity.

“Initial Termination Fee” has the meaning set forth in Section 9.4(a).

“Investment Company Act” has the meaning set forth in the Recitals to this Agreement.

“IRS” means the United States Internal Revenue Service.

“Lenders” means, collectively, each Person designated as a “Lender” under the Seller Loan Documents.

“Liens” means liens, pledges, charges, mortgages, license, option, right of first refusal, claims and security interests and similar encumbrances.

“Loan Repayment” has the meaning set forth in Section 2.6(a).

“Material Adverse Effect” means any occurrence, change, event, effect or development that, individually, or taken together with all other occurrences, changes, events, effects or developments, (a) has or would reasonably be likely to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets (including, without limitation, the Purchased Assets) or business of the Seller and its Subsidiaries taken as a whole; provided, however, that, with respect to this subsection (a), the determination of whether a “Material Adverse Effect” exists or has occurred shall not include effects to the extent attributable to (i) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable generally to companies in the industry in which the Seller and its Subsidiaries operate, (ii) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industry in which the Seller and its Subsidiaries operate, (iii) changes, after the date hereof, in global or national political conditions or general economic or market conditions generally affecting other companies in the industry in which the Seller and its Subsidiaries operate, (iv) conditions arising out of acts of terrorism, war, weather conditions or other force majeure events, (v) the public disclosure of this Agreement or the Contemplated Transactions or any action required to be taken in accordance with this Agreement (other than covenants to operate in the ordinary course of business), (vi) any legal proceedings made or brought by any of the current or former stockholders of the Seller (on their own behalf or on behalf of the Seller) arising out of or related to this Agreement or any of the Contemplated Transactions, or (vii) the failure to obtain any Consent disclosed on Section 4.4(b) of the Seller Disclosure Schedule relating to a Purchased Asset, except, with respect to clauses (i), (ii), (iii) and (iv), to the extent that the effects of such change are disproportionately adverse to the condition (financial or otherwise), results of operations, properties, assets (including, without limitation, the Purchased Assets) or business of the Seller and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Seller and its Subsidiaries operate) or (b) with respect to either the Seller or the Buyer, has or would reasonably be expected to prevent or materially delay the ability of the Seller or Buyer, as applicable, to timely consummate the Contemplated Transactions.

“MGCL” means the Maryland General Corporation Law.

“New Adviser” has the meaning set forth in the Recitals.

“New Investments” has the meaning set forth in Section 6.3.

“Notice of Adverse Recommendation” has the meaning set forth in Section 7.6(f).

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“Notice of Superior Proposal” has the meaning set forth in Section 7.6(f).

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, with respect to a Person other than a natural person, (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the certificate of formation and operating agreement of a limited liability company; (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any other Person; (vi) any stockholder or similar agreement among holders of securities of an issuer; and (vii) any amendment to any of the foregoing.

“Payoff Letter” has the meaning set forth in Section 7.7.

“Permit” means any license, permit, variance, exemption, franchise, consent, approval, authorization, qualification, or order of any Governmental Entity.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, sole proprietorship, unincorporated organization, other entity, organization, group (as defined in Section 13(d) of the Exchange Act), or any other business entity or any Governmental Entity, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Closing Tax Period” means any taxable period beginning after the Effective Time or, with respect to Straddle Period, the portion of such Straddle Period beginning after the Effective Time.

“Pre-Closing Tax Period” means any taxable period ending at or prior to the Effective Time or, with respect to any Straddle Period, the portion of such Straddle Period ending at the Effective Time.

“Proxy Statement” has the meaning set forth in Section 4.4(a).

“Purchase Price” has the meaning set forth in Section 2.1(b).

“Purchased Assets” has the meaning set forth in Section 2.1(a).

“Purchased Books and Records” means, solely as it relates to the Purchased Assets, and excluding the Purchased Loan Documents, Purchased Loan Files and Purchased Notes, the original (or copies, in the event Seller is required to retain originals under applicable Law) books and records, information, files, records, data, plans, Contracts and recorded knowledge of Seller (whether in hard copy or computer format) to the extent relating to the ownership of the Purchased Assets.

“Purchased Equity Interests” means the equity interests identified on the Equity Interest Schedule, as updated pursuant to Section 3.2, as owned by Seller.

“Purchased Loan Collateral” means the assets and properties securing payment of outstanding obligations of Borrowers under the Purchased Loan Documents.

“Purchased Loan Documents” means the credit and financing agreements, guarantees, subordination agreements, Purchased Loan Notes, mortgages, deeds of trust, security agreements (including pledge and control agreements), financing statements, intercreditor agreements, and other instruments and documents affecting Seller’s and its Subsidiaries’ ownership, economic or other rights with respect to the Purchased Loans or in which Seller or its Subsidiaries has an interest, in connection with the Purchased Loans.

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“Purchased Loan Files” means credit and transaction files of Seller and its Subsidiaries relating to the Purchased Loans, including Purchased Loan Documents, third party reports, operating statements, Borrower financial statements, budgets, recent borrowing base, compliance and advance certificates, and all other documents that relate to the Purchased Loans.

“Purchased Loan Schedule” means the schedule attached hereto as Exhibit D, which identifies (i) each Purchased Loan to be purchased by Buyer from Seller or its Subsidiaries on the Closing Date, (ii) the name of the Borrower of each Purchased Loan, (iii) the interest rate on each Purchased Loan, (iv) the maturity date of each Purchased Loan, (v) the outstanding unpaid principal amount of each Purchased Loan as of the Cut-Off Time (as updated in accordance with Section 3.2), (vi) the amount of accrued interest for each Purchased Loan; (vii) the amount of accrued but unpaid fees or other amounts (other than accrued interest) for each Purchased Loan; (viii) the currency for each Purchased Loan; and (ix) any undrawn commitments with respect to each Purchased Loan; provided, however, that the Purchased Loan Schedule shall be updated in accordance with the provisions of Section 3.2 in order to reflect changes to the information contained therein.

“Purchased Loans” means the loans identified on the Purchased Loan Schedule, as updated pursuant to Section 3.2, as owned by Seller or its Subsidiaries.

“Purchased Loan Notes” means the original executed promissory notes (or copies, to the extent that only copies of such promissory notes are in Seller’s or its Subsidiaries’ possession or control) issued to the order of Seller or its Subsidiaries, or copies of a “master” note if no such note was issued to Seller or its Subsidiaries or an allonge endorsing a note in favor of Seller or its Subsidiaries, evidencing indebtedness owing to Seller or its Subsidiaries under a Purchased Loan.

“Restricted Asset” means any Purchased Asset which is not sold, assigned, transferred, conveyed or delivered to Buyer on the Closing Date due to the fact that all Consents with respect to such Purchased Asset were not obtained by the Closing Date.

“Retail Notes” means, collectively, (i) the Seller’s unsecured 6.375% Notes due December 15, 2022, and (ii) the Seller’s unsecured 6.375% Notes due March 15, 2022.

“Retail Notes Repayment” has the meaning set forth in Section 2.6(c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SBA” means the United States Small Business Administration.

“SBA Approval” has the meaning set forth in Section 7.1(b)(iii).

“SBA Debentures” means, collectively, all debentures issued by the SBIC Subsidiaries.

“SBA Debentures Repayment” has the meaning set forth in Section 2.6(b).

“SBIC” means a “small business investment company” licensed by the SBA to operate as such.

“SBIC Equity Interests” means, collectively, (i) all of the issued and outstanding equity interests in the SBIC Subsidiaries, and (ii) all of the issued and outstanding equity of the SBIC General Partners.

“SBIC General Partners” means, collectively, New Triangle GP, LLC, a Delaware limited liability company, and New Triangle GP, LLC, a North Carolina limited liability company.

“SBIC Subsidiaries” means, collectively, TMFL, TMF SBIC and TMF III.

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“SDAT” means the State Department of Assessments and Taxation for the State of Maryland.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Articles” means the articles of incorporation of the Seller, as amended, supplemented, corrected and/or restated through the date hereof.

“Seller Board” has the meaning set forth in the Recitals to this Agreement.

“Seller Bylaws” means the bylaws of the Seller, as amended and/or restated through the date hereof.

“Seller Common Stock” has the meaning set forth in the Recitals to this Agreement.

“Seller Contracts” has the meaning set forth in Section 4.3(b).

“Seller Disclosure Schedule” means that certain disclosure schedule delivered by the Seller to Buyer prior to the execution of this Agreement, which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in Article IV of this Agreement or as an exception to one or more representations or warranties contained in this Article IV of this Agreement, or to one or more of the Seller’s covenants contained in this Agreement, to the extent the relevance of such disclosure to such section or subsection is reasonably apparent on its face.

“Seller Financing Documents” means, collectively, the Seller Loan Documents, the Indenture, the SBA Debentures, and all other documents that provide for the rights and obligations relating to the Credit Facility, the SBA Debentures and the Retail Notes.

“Seller Loan Agents” mean, collectively, BB&T and ING.

“Seller Loan Documents” means, collectively, the (i) Third Amended and Restated Credit Agreement, among the Seller, Branch Banking and Trust Company, Fifth Third Bank, Morgan Stanley Bank, N.A., ING Capital LLC, Bank of North Carolina, Everbank Commercial Finance, Inc., First Tennessee Bank National Association, Newbridge Bank, Yadkin Bank, CommunityOne Bank, NA, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust, dated May 4, 2015; (ii) First Amendment to Third Amended and Restated Credit Agreement, dated May 1, 2017, among the Seller, Branch Banking and Trust Company, ING Capital LLC, Fifth Third Bank, Morgan Stanley Bank, N.A., Bank of North Carolina, EverBank Commercial Finance, Inc., First Tennessee Bank National Association, First National Bank of Pennsylvania, Capital Bank Corporation, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust ; (iii) Second Amended and Restated General Security Agreement between the Seller, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company, dated May 4, 2015; (iv) Second Amended and Restated Equity Pledge Agreement between the Seller, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc. Technology Crops Holdings, Inc. and Branch Banking and Trust Company, dated May 4, 2015; (v) Supplement and Joinder Agreement for Triangle Capital Corporation Credit Agreement dated July 31, 2017; (vi) Supplement and Joinder Agreement for Triangle Capital Corporation Credit Agreement dated September 29, 2017; and (vii) each amendment to the foregoing (i) through (vi).

“Seller Regulatory Agreement” has the meaning set forth in Section 4.5(b).

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“Seller Regulatory Approvals” has the meaning set forth in Section 4.4(a).

“Seller Restricted Shares” has the meaning set forth in Section 3.5.

“Seller SEC Reports” has the meaning set forth in Section 4.5(c).

“Seller Stock Plan” means the Triangle Capital Corporation Omnibus Incentive Plan (including any predecessor).

“Seller Stockholder Approval” has the meaning set forth in Section 4.3(a).

“Seller Stockholder Meeting” has the meaning set forth in Section 4.4(a).

“SRO” has the meaning set forth in Section 4.4(a).

“Straddle Period” means any taxable period beginning before the Effective Time and ending after the Effective Time. In the case of any Taxes (other than Transfer Taxes) that are payable for a Straddle Tax Period, the portion of such Taxes that are Pre-Closing Taxes shall (i) in the case of any real and personal property Taxes, be deemed to be the amount of such Tax for the entire Taxable Period multiplied by a fraction the numerator of which is the amount of time from the beginning of the relevant Taxable Period to the Effective Time and the denominator of which is the amount of time in the entire Taxable Period and (ii) in the case of all other Taxes, be equal to the portion of such Tax that would have been payable if the relevant Taxable Period ended at the Effective Time.

“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, association, or other business entity of which (i) if a corporation or a company, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation or a company), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation or a company) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation or a company); provided, however, the term “Subsidiary” shall not include any portfolio company of the Company, whether an Existing Portfolio Company or otherwise.

“Superior Proposal” means a bona fide written Competing Proposal made by a Third Party that the Seller Board determines in good faith, after consultation with its outside financial advisors and legal advisors, and taking into account the terms and conditions of such proposal, the party making such proposal, the conditions to, likelihood of, and anticipated timing of, consummation of such Competing Proposal, and all other all legal, financial, regulatory and other aspects of such Competing Proposal, (a) is reasonably likely to be consummated without undue delay relative to the Contemplated Transactions and the Externalization Transaction, taking into account all financial, legal, regulatory and other aspects of such offer, and (b) is more favorable to the Seller’s stockholders from a financial point of view than the Contemplated Transactions and the Externalization Transaction, taken as a whole (including any revisions to the terms of this Agreement committed to by Buyer to the Seller in writing in response to such Competing Proposal made to the Seller under the provisions of Section 7.6(f)) and any similar revisions to the terms of the Externalization Agreement committed to by New Adviser to Seller in writing in response to such Competing Proposal in accordance with the Externalization Agreement); provided however, for these purposes, to the extent relevant to the Competing Proposal in question, all percentages in subsection (a)(i) of the definition of Competing Proposal shall be increased to fifty percent (50%) and all percentages in subsection (a)(ii) of the definition of Competing Proposal shall be increased to seventy-five percent (75%).

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“Successor Agent” has the meaning set forth in Section 7.11.

“Tail Termination Fee” has the meaning set forth in Section 9.4(b).

“Tail Transaction” has the meaning set forth in Section 9.4(b).

“Takeover Statute” has the meaning set forth in Section 4.13.

“Tax” or “Taxes” means (i) all federal, state, local, and foreign income, excise, gross receipts, recording, gross income, ad valorem, profits, gains, property, stamp, capital, sales, transfer, use, payroll, employment, severance, withholding, social security (or similar including FICA), customs, duties, intangibles, franchise, backup withholding, escheat or unclaimed property, registration, value added, alternative or add-on minimum, estimated, and any other taxes, charges, levies or like assessments in the nature of or similar to taxes, together with all penalties and additions to tax and interest thereon, in each case whether disputed or not and (ii) any liability for Taxes described in clause (i) above for the payment of any amounts as a result of any tax sharing or tax allocation agreement, arrangement, or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by contract or otherwise.

“Tax Dispute Referee” has the meaning set forth in Section 3.6(a).

“Tax Return” means, with respect to a Person, a report, return, election, declaration, or other information or statement (including any amendments thereof and attachments thereto) supplied or required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Person or any of its Subsidiaries.

“Transfer Taxes” means, collectively, all federal, state, local foreign transfer, excise, sales, use, value added, registration, stamp, recording, property and similar Taxes or fees.

“Third Party” means a third party (or group of persons) not affiliated with the Seller or Buyer.

“TMF III” means Triangle Mezzanine Fund III LP, a Delaware limited partnership.

“TMF SBIC” means Triangle Mezzanine Fund SBIC II LP, a Delaware limited partnership.

“TMFL” means Triangle Mezzanine Fund LLLP, a North Carolina limited liability limited partnership.

“UCC” means the Uniform Commercial Code (or any successor statute) as adopted and in force in the state that governs the method or manner of the perfection or enforcement of any security interest in any of the Purchased Loan Collateral, the Uniform Commercial Code (or any successor statute) of such state.

ARTICLE II

ASSET PURCHASE AND SALE.

2.1 Purchased Assets; Purchase Price.

(a) Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall, or shall cause its Subsidiaries to, sell, transfer, assign, convey and deliver to Buyer or its Affiliated designees, free and clear of all Liens (but subject to the terms of the Purchased Loan Documents or the Equity Governing Documents and restrictions on transfer arising under Applicable Law), and Buyer or its Affiliated designees shall purchase, accept and assume from Seller or its Subsidiaries, all of Seller’s and its

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Subsidiaries right, title and interest in, to and under the following, wherever located, but in each case excluding the Excluded Assets (collectively, the “Purchased Assets”):

(i) each Purchased Loan including, to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Seller under the Purchased Loan Documents against any Person, whether known or unknown, arising under or in connection with the Purchased Loan Documents or in any way based on or related to any of the foregoing;

(ii) the Purchased Loan Documents relating to such Purchased Loan;

(iii) the Purchased Loan Files relating to such Purchased Loan;

(iv) the Purchased Books and Records; provided that Seller may retain a copy of all such Purchased Books and Records following Closing for any legitimate legal, tax, litigation, business, financial reporting or similar purpose;

(v) the Purchased Equity Interests; and

(vi) the Equity Governing Documents (to the extent assignable).

(b) Purchase Price. The aggregate consideration for the Purchased Assets shall be:

(i) an amount in cash equal to $981,178,542; plus

(ii) the purchase price of (a) any loan originated (and not sold or transferred) to an Existing Portfolio Company, or to an Affiliate of an Existing Portfolio Company and (b) the increase in principal on an existing Purchased Loan, in each case between the Cut-off Time and the Closing Cut-off Time as permitted by Section 6.2; plus

(iii) the aggregate increase in principal attributable to the capitalization of interest between the Cut-off Time and the Closing Cut-off Time with respect to a Purchased Loan that is recognized as payment-in-kind (PIK) interest income in the Seller’s consolidated financial statements; plus

(iv) the aggregate amount of original issue discount amortization and deferred fee income amortization between the April 1, 2018 and the Closing Cut-off Time with respect to a Purchased Loan that is recognized as income in the Seller’s consolidated financial statements; plus

(v) the aggregate purchase price paid by Seller or its Subsidiaries for any Purchased Equity Interest acquired from an Existing Portfolio Company or from an Affiliate of an Existing Portfolio Company (and not sold or transferred) by Seller or its Subsidiaries between the Cut-off Time and the Closing Cut-off Time as permitted by Section 6.2; minus

(vi) any principal proceeds received by Seller or its Subsidiaries on any Purchased Loan between the Cut-off Time and the Closing Cut-off Time; minus

(vii) the aggregate proceeds received by Seller or its Subsidiaries that are attributable to the redemption of, sale of, or return of capital on, any Purchased Equity Interest between the Cut-off Time and the Closing Cut-off Time as permitted by Section 6.2; plus

(viii) the aggregate amount of accrued but unpaid interest (including uncapitalized PIK interest earned), dividends, penalties, fees, charges and other amounts on the Purchased Assets as of the Closing Cut-off Time, as determined in accordance with GAAP; minus

(ix) the Seller’s consolidated net interest margin on Purchased Assets, defined as (A) total investment income, less investment income on cash and cash equivalents, less investment income on New Investments; less (B) total interest expense (including the amortization of deferred financing fees but excluding unused commitment fees under the Credit Facility for the period from May 16, 2018 through the Closing Cut-off Time, and excluding any interest expense on New Investments), in each case, as determined in accordance with GAAP, for the period commencing on April 1, 2018 and ending on the Closing Cut-off Time; plus

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(x) a monthly servicing fee equal to $875,000 per calendar month for the period beginning April 1, 2018, payable on a pro rata basis through the Closing Cut-off Time, with the total amount not to exceed $3,062,500.

The foregoing (i) through (x) referred to collectively as the “Purchase Price.” By way of example, Exhibit E attached hereto sets forth an estimated calculation of the Purchase Price, and related Closing payment, as if the Closing occurred as of March 31, 2018, including all adjustments that would have been made in accordance with this Section 2.1(b) during the period between the Cut-off Time and March 31, 2018. Seller will provide Buyer, no later than three (3) Business Days prior to the Closing Date, a certificate of an officer of Seller setting forth its good faith calculation of the Purchase Price prepared in accordance with the terms of this Agreement, together with reasonable supporting documentation for such calculation. Seller will provide Buyer and its representatives during normal business hours access reasonably requested by Buyer to the work papers and other books and records and personnel of the Seller and its Subsidiaries for purposes of assisting Buyer and its representatives in their review of the calculation of Purchase Price and shall incorporate any reasonable comments made by Buyer in good faith to the calculation of Purchase Price.

2.2 Assumed Obligations. From and after the Effective Time, Buyer shall assume all obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) with respect to the Purchased Assets under the Purchased Loan Documents and Equity Governing Documents to the extent, and only to the extent, that such obligations are to be performed, arise out of and relate to facts, events or circumstances arising or occurring, after the Effective Time (collectively, the “Assumed Obligations”), and Buyer shall assume, and shall be responsible for paying, performing and discharging when due, and will indemnify and hold harmless Seller for, the Assumed Obligations and any related legal fees and other costs and expenses incurred in connection with enforcement of this indemnity and/or the defense of third-party claims involving matters indemnifiable hereunder. For the avoidance of doubt, the Assumed Obligations shall include all liabilities for Taxes (i) arising with respect to the Purchased Assets and the Assumed Obligations for or allocable to the Post-Closing Tax Period (as determined pursuant to this Agreement), and (ii) Buyer’s share of any Transfer Taxes as determined in accordance with Section 3.6.

2.3 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, Buyer is only acquiring the Purchased Assets and neither Buyer nor any Affiliate of Buyer will acquire, and there shall be excluded from the definition of Purchased Assets, any and all assets not expressly identified in Section 2.1, including without limitation Seller’s organizational documents, stock records, licenses and permits, cash, cash equivalents, accounts receivable and bank deposits not expressly included in the Purchased Assets, intellectual property, information technology, and all other tangible and intangible property, and any New Investments (collectively, the “Excluded Assets”).

2.4 Excluded Obligations. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not, as a result of the transactions contemplated by this Agreement, assume or become liable for any liabilities, Taxes or obligations of Seller, its Subsidiaries or Affiliates (including the SBIC Subsidiaries and any other Subsidiaries that become Purchased Assets) other than the Assumed Obligations, and Seller shall retain, and shall be responsible for paying, performing and discharging when due, and will indemnify and hold harmless Buyer for, all such liabilities and obligations relating to Seller, its Subsidiaries or Affiliates or the Purchased Assets (other than the Assumed Obligations) and any related legal fees and other costs and expenses incurred in connection with enforcement of this indemnity and/or the defense of third-party claims involving matters indemnifiable hereunder. For the avoidance of doubt, the Excluded Obligations shall include all liabilities for Taxes (i) arising with respect to the Purchased Assets and the Assumed Obligations for or allocable to the Pre-Closing Tax Period (as determined pursuant to this Agreement), (ii) Seller’s share of any Transfer Taxes determined in accordance with Section 3.6(b), and (iii) other than Buyer’s share of any Transfer Taxes determined in accordance with Section 3.6(b), any Taxes of Seller attributable to the transactions contemplated under this Agreement.

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2.5 True Sale. The Parties expressly intend that the purchase and sale transaction contemplated by this Agreement shall constitute an absolute conveyance of the Purchased Assets to Buyer without recourse. In furtherance of the foregoing, at Closing, Seller shall update its books and records to reflect the fact that the Purchased Assets have been sold and that Seller no longer retains any ownership interest therein.

2.6 Repayment of Outstanding Indebtedness.

(a) At or prior to the Closing, Seller shall take all actions required by the terms of the Seller Loan Documents in order to provide for the repayment of the of the full amount of principal and accrued interest, and any and all of the fees, costs, expenses, penalties and other amounts due and payable under the Seller Loan Documents as of the Closing (including any such amounts that become due and payable as a result of the Contemplated Transactions) (collectively, the “Loan Repayment”), as set forth in the Payoff Letter delivered in accordance with Section 7.7, and (ii) Buyer shall reasonably cooperate with Seller in connection with the Loan Repayment, including delivering payment in accordance with Section 3.3(b)(i). The Loan Repayment shall occur in the manner set forth in the Payoff Letter, and Buyer agrees take all such actions reasonably requested by Seller Loan Agents in connection therewith at Seller’s expense.

(b) In the event that SBA Approval is not obtained by either Buyer or New Adviser, (i) at or prior to the Closing, Seller shall take such actions as may be required by the SBA to establish appropriate procedures for the repayment (or defeasance, as applicable) of the full amount of principal and accrued interest, and any and all of the fees, costs, expenses, penalties and other amounts due and payable under the SBA Debentures (including any such amounts that become due and payable by Seller or the SBIC Subsidiaries as a result of the Contemplated Transactions) (collectively, the “SBA Debentures Repayment”) and (ii) Buyer shall reasonably cooperate with Seller, at Seller’s sole cost and expense and without liability to Buyer, in connection with the SBA Debentures Repayment, including delivering payment in accordance with Section 3.3(b)(i).

(c) (i) At or prior to the Closing, Seller shall take all actions required by the terms of the Indenture and the instructions of the Indenture Trustee in order to provide for the repayment (or defeasance, as applicable) of the of the full amount of principal and accrued interest, and any and all of the fees, costs, expenses, penalties and other amounts due and payable under the Retail Notes at Closing (collectively, the “Retail Notes Repayment”) and (ii) Buyer shall reasonably cooperate with Seller, at Seller’s sole cost and expense and without liability to Buyer, in connection with the of the Retail Notes Repayment, including delivering payment in accordance with Section 3.3(b)(i).

2.7 Withholding. The Buyer and any other applicable withholding agent will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement (and any other agreement entered into in connection with the transactions contemplated herein) any withholding Taxes or other amounts required under the Code or any applicable law to be deducted and withheld. To the extent any such amounts are so deducted and withheld and properly paid over to the appropriate Governmental Entity or other appropriate Person, such amounts will be treated for all purposes of this Agreement (and any other agreement entered into in connection with the transactions contemplated herein) as having been paid to the Seller or any other Person in respect of which such deduction and withholding was made.

ARTICLE III

CLOSING; CLOSING DELIVERIES

3.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Contemplated Transactions (the “Closing”) shall take place at 10:00 a.m. on a date and at a place to be specified by the parties, which date shall be no later than five Business Days after the satisfaction or waiver (subject to Applicable Law) of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing but subject to the satisfaction or waiver of such

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conditions), unless extended by mutual agreement of the parties (the “Closing Date”). Contemporaneously with the Closing, Seller shall, if required, file or cause to be filed articles of transfer (the “Articles of Transfer”) with SDAT. The sale of the Purchased Assets and assumption of the Assumed Obligations shall become effective at the time (the “Effective Time”) set forth in the Articles of Transfer or, if no such time is specified therein, when accepted for filing.

3.2 Update of Purchased Loan Schedule and Equity Interest Schedule. No later than close of business the tenth (10th) Business Day immediately following the end of each calendar month ending after the date of this Agreement and no later than 12:00 p.m. (New York, New York time) on the Business Day immediately prior to the Closing Date, the Purchased Loan Schedule and Equity Interest Schedule shall be updated as necessary to reflect changes to the information contained therein between the Cut-off Time and Closing Cut-off Time, including without limitation the addition of Purchased Assets to, or deletion of Purchased Assets from, the relevant schedule, and changes to the information therein that would result in an adjustment to the Purchase Price in accordance with Section 2.1(b) above and as permitted by Section 6.2. The Purchased Loan Schedule and the Equity Interest Schedule, as so updated as of the Closing Cut-off Time, shall be the Purchased Loan Schedule and Equity Interest Schedule for purposes calculating the Purchase Price and determining the Purchased Assets to be transferred.

3.3 Closing Deliveries. At the Closing,

(a) The Seller shall deliver to Buyer, subject at all times to Section 7.10 (and provided that, with respect to any Restricted Assets, Seller shall provide copies, and shall retain the originals, of the relevant documents listed below, which originals shall be transferred at the time the relevant Restricted Asset is transferred to Buyer pursuant to Section 7.10):

(i) a counterpart of each Assignment and Assumption Agreement relating to a Purchased Asset to be transferred at Closing, duly executed on behalf of Seller and each Person from whom a Consent is required in connection with the transfer of such Purchased Asset (unless a separate Consent has been delivered);

(ii) the Purchased Loan Notes with respect to such Purchased Loans to be transferred at Closing;

(iii) the Purchased Loan Documents in the possession or control of Seller or its Affiliates;

(iv) the Purchased Loan Files in the possession or control of Seller or its Affiliates;

(v) the Purchased Books and Records; provided that Seller may retain a copy of all such Purchased Books and Records following Closing for any legitimate legal, tax, litigation, business, financial reporting or similar purpose;

(vi) certificates representing the Purchased Equity Interests (if applicable) to be transferred at Closing;

(vii) the Equity Governing Documents (or copies thereof);

(viii) the officer certificates contemplated by Section 8.2(a) and (b); and

(ix) a (A) certification of non-foreign status that complies with the requirements of Code Section 1445 and Treasury Regulation Section 1.1445-2(b) and (B) certification pursuant to Code Section 1446(f)(2), in each case, in form and substance reasonably satisfactory to Buyer; provided that if Seller transfers to Buyer the issued and outstanding equity of a Subsidiary pursuant to Section 3.4 of this Agreement then such Subsidiary shall provide the foregoing certifications; and

(x) such other documents as may be reasonably required to effect the intentions of the parties, executed by Seller.

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(b) The Buyer or, without relieving Buyer of its obligations under this Agreement, its Affiliated designees, shall deliver to the Seller:

(i) the Purchase Price (less any amounts (A) paid in accordance of clause (1), (2) and (3) of this Section 3.3(b)(i) or (B) assumed in accordance with Section 3.4(b)) payable by wire transfer to an account specified by the Seller at least two (2) Business Days prior to the Closing Date; provided, however, if and to the extent necessary, Buyer or its Affiliate designees shall deliver to a separate account specified by the Seller at least two (2) Business Days prior to the Closing Date such portion of the Purchase Price as required for the (1) SBA Debentures Repayment, (2) Retail Notes Repayment, and (3) the Loan Repayment;

(ii) a counterpart of each Assignment and Assumption Agreement relating to a Purchased Asset to be transferred at Closing, duly executed on behalf of Buyer;

(iii) the officer certificates contemplated by Section 8.3(a) and (b); and

(iv) such other documents as may be reasonably required to effect the intentions of the parties, executed by Buyer.

3.4 Certain Understandings Regarding Purchased Assets.

(a) The parties acknowledge and agree that (i) certain of the Purchased Assets are, as of the date hereof, owned by Subsidiaries of Seller, (ii) with the prior written consent of the Buyer, certain of the Purchased Assets may be transferred to a newly formed wholly owned Subsidiary of Seller in order to facilitate the Contemplated Transactions, and (iii) with the prior written consent of the Buyer and in the event that, as of the Closing Date, any Purchased Asset is owned by a Subsidiary of Seller, at Closing Seller shall transfer to Buyer all of the issued and outstanding equity of the relevant Subsidiary without a requirement that the relevant Purchased Asset be separately transferred, subject to Section 3.4(c).

(b) If SBA Approval is received by Buyer in accordance with Section 7.1(b)(iii), Seller shall reasonably cooperate with Buyer to allow Buyer to assume the SBA Debentures and shall transfer to Buyer the SBIC Equity Interests in accordance with the terms of this Agreement as if such SBIC Equity Interests were Purchased Equity Interests and the assets held by the relevant SBIC Subsidiaries (including Purchased Assets therein) will not be separately transferred to the extent the SBIC Equity Interests are transferred to Buyer, in each case, (i) solely to the extent permitted by Applicable Law, (ii) solely to the extent the parties are able to affect such transfer of SBIC Equity Interests and assumption of SBA Debentures as of the Closing and (iii) subject to Section 3.4(c). In the event that Buyer purchases the SBIC Equity Interests and assumes the SBA Debentures pursuant to this Section 3.4(b), the Purchase Price shall be reduced by an amount equal to the amount of principal, accrued interest and all other amounts outstanding under the SBA Debentures as of the Closing. For the avoidance of doubt, if the transfer of SBIC Equity Interests to Buyer cannot be completed by the Closing, the assets held by the relevant SBIC Subsidiaries will be transferred to Buyer and the SBA Debentures will be repaid, in each case in accordance with the terms of this Agreement.

(c) In the case of each of the foregoing (a) and (b), the parties will work together in good faith to address the treatment of, or make appropriate adjustments to the Purchase Price to appropriately account for, cash and other assets (including pre-paid taxes and any deferred SBA financing fees) and liabilities (including Tax liabilities) of the relevant Subsidiary or SBIC Subsidiary in addition to the relevant Purchased Assets. Seller will be responsible for paying, performing, and discharging when due, and will indemnify and hold harmless Buyer for all liabilities, Taxes and obligations of any relevant Subsidiary or SBIC Subsidiary to be performed, arising out of or relating to facts, events or circumstances arising or occurring prior to the Effective Time to the extent such liabilities, Taxes and obligations were not taken into account in calculating the Purchase Price.

3.5 Vesting of Restricted Shares. Upon consummation of the Closing, each restricted share of Seller Common Stock outstanding and not previously forfeited under the Seller Stock Plan (collectively, the “Seller Restricted Shares”) shall become fully vested and all restrictions with respect to such Seller Restricted Shares

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shall lapse. In the event that the relevant holder of the Seller Restricted Shares has so requested (in accordance with the Seller Stock Plan and relevant restricted share award agreement), the Seller shall, in accordance with the procedures adopted by the Company, withhold a number of Seller Restricted Shares having a fair market value (determined on the date such shares are withheld) equal to the aggregate amount required to be deducted and withheld under the Code and any applicable state or local Tax law with respect to the lapsing of restrictions on all Seller Restricted Shares held by the relevant holder, and the Seller shall pay over to the appropriate taxing authorities a corresponding amount of cash in satisfaction of such Tax liabilities. For the avoidance of doubt, the foregoing is intended solely to document the impact of the Contemplated Transactions on the Seller Restricted Shares and is not intended to, and shall not, impose any liability on, or create any obligation of, Buyer.

3.6 Allocation of Purchase Price; Tax Matters.

(a) The Purchase Price (plus any other amounts treated as purchase price and liabilities treated as assumed, in each case, for U.S. federal income tax purposes) will be allocated to reflect assumed liabilities and other amounts deemed paid by Buyer for federal income tax purposes in accordance with the principles of section 1060 of the Code and the regulations thereunder (and any corresponding provision of state, local or foreign Tax law, as appropriate) pursuant to an allocation schedule (each an “Allocation Schedule”) to be prepared by Buyer. Buyer shall deliver to Seller an initial Allocation Schedule within thirty (30) days of the Closing Date. Buyer shall provide the Allocation Schedule (and any revision to the Allocation Schedule necessitated by an adjustment of the Purchase Price as discussed below) to Seller for Seller’s review and comment. Seller shall provide any comments to Buyer within thirty (30) days of receiving the Allocation Schedule (or any revision to the Allocation Schedule). If Seller provides no comments to Buyer within such thirty (30) day period, the Allocation Schedule provided to Seller shall be the final Allocation Schedule (subject to revision necessitated by an adjustment of the Purchase Price for U.S. federal income tax purposes) and such allocation shall be binding among the Buyer and the Seller, its Subsidiaries and Affiliates. If Seller provides comments to Buyer within such thirty (30) day period, Buyer shall consider Seller’s comments in good faith. If Buyer objects to Seller’s comments, Buyer and Seller shall use commercially reasonable efforts to settle the dispute with respect to such comments promptly. If Buyer and Seller have not resolved such dispute within thirty (30) days of Buyer’s receipt of Seller’s comments, Buyer and Seller shall jointly retain a nationally recognized tax expert (a “Tax Dispute Referee”) to resolve disputed items. The findings of the Tax Dispute Referee shall be final and binding on the Parties. Upon final resolution of disputed items, the Allocation Schedule shall be adjusted to reflect such resolution. The costs, fees and expenses of the Tax Dispute Referee incurred in connection with a dispute relating to the Allocation Schedule shall be borne equally by Seller and Buyer. Buyer and Seller hereby covenant and agree to (i) be bound by the Allocation Schedules for all income Tax purposes, (ii) prepare and file all Tax Returns on a basis consistent with each such Allocation Schedule and (iii) not take any position on any Tax Return, before any Governmental Authority charged with the collection of any Tax, or in any judicial proceeding that is in any way inconsistent with the terms of any such Allocation Schedule unless required to do so by applicable Law. Each Party will use commercially reasonable efforts provide the other with any other information required to complete Form 8594 under the Code as soon as reasonably practicable. If any indemnification payment is made pursuant to this Agreement or any other adjustment to the Purchase Price for U.S. federal income tax purposes occurs, Buyer shall promptly revise any affected Allocation Schedules to take into account such payment or adjustment in a manner consistent with the principles of section 1060 of the Code and the regulations thereunder (and any corresponding provision of state, local or foreign Tax Law, as appropriate).

(b) All Transfer Taxes incurred in connection with this Agreement and any transactions contemplated hereunder shall be borne and paid, or caused to be paid, by Buyer and Seller equally, provided however that the maximum amount of such Transfer Taxes borne by Buyer shall not exceed $100,000 and Seller shall bear the excess. Buyer and Seller shall cooperate to minimize the incurrence of any such Transfer Taxes. Buyer and Seller shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of laws relating to such Transfer Taxes. To the extent permitted by applicable Law, Buyer will file all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law,

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Seller will join in the execution of any such Tax Returns and related documentation. To the extent any Tax Return with respect to Transfer Taxes is required by applicable Law to be filed by Seller, Seller will timely file such Tax Return and other documentation and pay any amount of Tax shown as due on such Tax Return, and, subject to the first sentence of this Section 3.6(b), Buyer shall pay to Seller one-half of the amount of Tax shown as due for any such Tax Return no later than five (5) days before any such Tax and Buyer provides Seller with reasonable notice of such requirement, Seller will file such Tax Return and other documentation and pay any amount of Tax shown is due and, if required by applicable Law, shall join in the execution of any such Tax Returns and related documentation. Buyer and Seller shall use commercially reasonable efforts to cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

(c) Buyer and Seller agree to furnish or cause to be furnished to each other, upon reasonable request, as soon as reasonably practicable, such information and assistance relating to the Purchased Assets and Assumed Obligations (including access to books and records) as is reasonably necessary for the preparation and filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any tax authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax, in each case, with respect to a Pre-Closing Tax Period; provided, however, that neither Buyer nor Seller shall be required to furnish or cause to be furnished any Tax Returns or provide access to any books or records to the extent not related to the Purchased Assets or Assumed Obligations. Buyer and Seller shall retain all Books and Records with respect to Taxes pertaining to the Purchased Assets or Assumed Obligations for a period of at least seven (7) years following the Closing Date. Seller and Buyer shall use commercially reasonable efforts to cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or Assumed Obligations for any Pre-Closing Tax Period.

(d) Without duplication for any amounts included in the Purchase Price, any refund or credit for Taxes with respect to the Purchased Assets or the Assumed Obligations attributable to a Pre-Closing Tax Period that were not otherwise adjusted for in the Purchase Price shall be for the sole benefit of Seller. In the event Buyer receives any such refund of Taxes, Buyer shall pay to Seller the amount of such refund within five (5) days after receipt.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as disclosed in (i) the Seller SEC Reports (as defined in Section 4.5(c) below) filed since December 31, 2016 and prior to the date of this Agreement (excluding “risk factors” sections or any language in such reports that is predictive or forward-looking), or (ii) the Seller Disclosure Schedule, the Seller hereby represents and warrants to Buyer as follows:

4.1 Corporate Organization.

(a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Seller has the requisite corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

(b) The Seller is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

(c) True, complete and correct copies of the Seller Articles and the Seller Bylaws have previously been made available to Buyer, and the Seller is not in material default under or in material violation of any provision of the Seller Articles or the Seller Bylaws.

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(d) Except as set forth in Section 4.1(d) of the Seller Disclosure Schedule, the Seller has no Subsidiaries. Each of the Subsidiaries of the Seller (i) is duly formed and validly existing and in good standing under the laws of the state of its formation, (ii) has the requisite limited partnership or other organizational power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

4.2 Capitalization of Subsidiaries; Indebtedness. (a) Except as set forth in Section 4.2(a) of the Seller Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Seller are owned, directly or indirectly, by the Seller, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of and without violation of any preemptive rights. No Subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(b) Except for the Retail Notes and amounts outstanding under the Seller Loan Documents, the Seller has no indebtedness for borrowed money, excluding intercompany indebtedness. Except for the SBA Debentures, no Subsidiary has any indebtedness for borrowed money; provided, however, that certain of Seller’s Subsidiaries are guarantors of the Credit Facility.

4.3 Authority; No Violation. (a) The Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions and the Externalization Transaction. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the Externalization Transaction have been duly and validly authorized and approved by the Seller Board. The Seller Board has determined that the Contemplated Transactions and the Externalization Transaction are advisable and in the best interests of the Seller and its stockholders, recommended that the Seller’s stockholders approve the Contemplated Transactions and the Externalization Transaction and has directed that this Agreement and the Contemplated Transactions and the Externalization Transaction be submitted to the Seller’s stockholders for approval and adoption at a duly held meeting of such stockholders, together with the recommendation of the Seller Board that the stockholders approve and adopt this Agreement and the Contemplated Transactions and the Externalization Transaction (the “Board Recommendation”) and has adopted a resolution to the foregoing effect. Except for (i) the approval and adoption of this Agreement and the Contemplated Transactions by the affirmative vote of the holders of Seller Common Stock representing a majority of the shares of Seller Common Stock outstanding, (ii) approval and adoption of the New IMA Matter (as defined in the Externalization Agreement) by the affirmative vote of the holders of the lesser of (A) 67% or more of the shares of Seller Common Stock present at the Seller Stockholder Meeting entitled to vote at such meeting and (B) a majority of the outstanding shares of Seller Common Stock and (iii) approval and adoption of the Stock Issuance Approval Matter (as defined in the Externalization Agreement) by the affirmative vote of a majority of the shares of Seller Common Stock cast at such meeting (the “Seller Stockholder Approval”), no other corporate proceedings on the part of the Seller are necessary to approve the Contemplated Transactions and the Externalization Transaction. This Agreement has been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by Buyer) constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the Contemplated Transactions or the Externalization Transaction, nor compliance by the Seller with

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any of the terms or provisions of this Agreement, will (i) violate any provision of the Seller Articles or the Seller Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, except as would not, individually or in the aggregate, be reasonably expected to be material to the Seller and its Subsidiaries, taken as a whole (A) violate any Applicable Law applicable to the Seller or any of its Subsidiaries, properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Seller or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, agreement or other instrument or obligation to which the Seller or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound (collectively, the “Seller Contracts”).

4.4 Consents and Approvals.

(a) Except for (i) the filing with the SEC of a proxy statement (as amended or supplemented from time to time, including the form of proxy card, the “Proxy Statement”) to be sent to the stockholders of the Seller relating to the special meeting of the Seller’s stockholders to be held in order to obtain the Seller Stockholder Approval (the “Seller Stockholder Meeting”), (ii) any notices, consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of the NYSE or any other applicable self-regulatory organization (“SRO”), (iii) any notices or filings under the HSR Act, (iv) to the extent required by the MGCL, filing of the Articles of Transfer with, and acceptance for record by, SDAT, and (v) as set forth on Section 4.4(a) of the Seller Disclosure Schedule (the foregoing (i) through (v) referred to collectively as the “Seller Regulatory Approvals”), no other consents, authorizations, approvals, or exemptions from, or notices to, or filings with, any Governmental Entity are necessary in connection with the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the Contemplated Transactions and Externalization Transaction.

(b) Except for (i) receipt of the Seller Stockholder Approval, (ii) payment of the Loan Repayment and receipt of the relevant releases under the Seller Loan Documents, (iii) such actions as may be required by the SBA in connection with the establishment of procedures relating to the repayment of the SBA Debentures, (iv) such actions as may be required in order to provide for the repayment of the Retail Notes at Closing, (v) consents under Seller Contracts disclosed on Section 4.4(b) of the Seller Disclosure Schedule, and (vi) matters covered in the immediately preceding Section 4.4(a), no consents or approvals of, or notices to, any Person are necessary in connection with the execution and delivery by Seller of this Agreement or the consummation by the Seller of the Contemplated Transactions.

4.5 Reports; Regulatory Matters.

(a) Except as set forth on Section 4.5(a) of the Seller Disclosure Schedule, the Seller and each of its Subsidiaries have timely filed all reports, registration statements and certifications, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2014 with (i) the SEC, (ii) the NYSE, and (iii) any other applicable SRO or Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2014, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any SRO or Governmental Entity (the “Governmental Reports”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations of the Seller and its Subsidiaries conducted by a SRO or Governmental Entity in the ordinary course of the business, no SRO or Governmental Entity has initiated since December 31, 2014 or has pending any proceeding, enforcement action or, to the knowledge of the Seller, investigation into the business, disclosures or operations of the Seller or any of its Subsidiaries. Since December 31, 2014, no SRO or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of the Seller, investigation into the business, disclosures or operations of the Seller or any of its

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Subsidiaries. There is no unresolved, or, to the Seller’s knowledge, threatened comment or stop order by any SRO or Governmental Entity with respect to any report or statement relating to any examinations or inspections of the Seller or any of its Subsidiaries. Since December 31, 2014, there have been no formal or informal inquiries by, or disagreements or disputes with, any SRO or Governmental Entity with respect to the business, operations, policies or procedures of the Seller or any of its Subsidiaries (other than normal examinations conducted by a SRO or Governmental Entity in the Seller’s ordinary course of business). All Government Reports complied in all material respects with Applicable Law as in effect at the time they were filed and did not at the time there were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Neither the Seller nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2014 a recipient of any supervisory letter from, or since December 31, 2014 has adopted any policies, procedures or board resolutions at the request or suggestion of, any SRO or Governmental Entity that currently restricts in any material respect the conduct of its business (or to the Seller’s knowledge that, upon consummation of the Contemplated Transactions and Externalization Transaction, would restrict in any material respect the conduct of the business of Buyer or any of its Subsidiaries), or that in any material manner relates to its credit, risk management or compliance policies, its internal controls, its management or its business (each item in this sentence, a “Seller Regulatory Agreement”), nor has the Seller or any of its Subsidiaries been advised since December 31, 2014 by any SRO or Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Seller Regulatory Agreement.

(c) The Seller has filed on the SEC’s EDGAR system each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Seller or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act since December 31, 2014 (the “Seller SEC Reports”) and prior to the date of this Agreement and (ii) communication mailed by the Seller to its stockholders since December 31, 2014 and prior to the date of this Agreement. No such Seller SEC Report or communication, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Seller SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Seller has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

4.6 Financial Statements.

(a) The consolidated financial statements of the Seller and its Subsidiaries included in the Seller SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Seller and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Seller and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. No independent public accountant of the Seller

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has resigned (or informed the Seller that it intends to resign) or been dismissed as independent public accountants of the Seller as a result of or in connection with any disagreements with the Seller on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Neither the Seller nor any of its Subsidiaries has any liability or obligation of any nature whatsoever required by GAAP to be reserved for in a balance sheet (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of the Seller included in its Annual Report on Form 10-K for the annual period ended December 31, 2017 (including any notes thereto), (ii) liabilities and obligations incurred in a commercially reasonable manner, and in the ordinary course of business consistent with past practice, since the date of such balance sheet and (iii) liabilities incurred in connection with the process resulting in the Contemplated Transactions and Externalization Transaction, none of which (1) results from, arises out of, or relates to any breach or violation of, or default under, a Purchased Asset or Applicable Law or (2) with respect to the foregoing (i) and (ii), are individually or in the aggregate material to the Seller.

(c) The Seller has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Seller, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Seller by others within those entities in connection with the reports it files under the Exchange Act.

(d) Since December 31, 2014, the principal executive officer and the principal financial officer of the Seller have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and under the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. The principal executive officer and the principal financial officer of the Seller have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to each Seller SEC Document filed by the Seller. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

4.7 Broker’s Fees. Except for the fees of Houlihan Lokey, neither the Seller nor any of its Subsidiaries has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Contemplated Transactions.

4.8 Absence of Certain Changes or Events. Except as set forth on Section 4.8 of the Seller Disclosure Schedule, since December 31, 2017, (i) no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Seller, (ii) all loans made to, or equity investments in, any Existing Portfolio Company have been made in the ordinary course of business consistent with Seller’s and its Subsidiaries’ historical underwriting standards and (iii) except with respect to the process resulting in the Contemplated Transactions and the Externalization Transaction, Seller has conducted its business in all material respects only in the ordinary course of business consistent with past practice.

4.9 Legal Proceedings. (a) Except as set forth in Section 4.9(a) of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries is a party to any, and there are no pending or, to the Seller’s knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any nature against the Seller or any of its Subsidiaries or to which any of their assets are subject.

(b) There is no material judgment, settlement agreement, order, injunction, decree or regulatory restriction (other than those of general application that apply to similarly situated companies or their Subsidiaries) imposed upon the Seller, any of its Subsidiaries or the assets of the Seller or any of its Subsidiaries.

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4.10 Purchased Loan Documents and Equity Governing Documents. Except as set forth in Section 4.10 of the Seller Disclosure Schedule:

(a) Each Purchased Loan Document to which Seller or any Subsidiary is a party constitutes the legal, valid and binding obligations of Seller or such Subsidiary and, to the knowledge of Seller, the applicable Borrower, enforceable against Seller or such Subsidiary and, to the knowledge of Seller, the applicable Borrower, in accordance with their respective terms (subject to the Bankruptcy and Equity Exception). Seller is not, and, to the knowledge of Seller, the applicable Borrower, in breach or default in any material respect of its obligations under any of such Purchased Loan Documents.

(b) The Purchased Loan Schedule is accurate in all material respects as of the Cut-off Time and will be accurate in all material respects as of the Closing Cut-off Time.

(c) Complete and correct copies of all the Purchased Loan Documents in the possession of Seller, including all material modifications, amendments and supplements thereto, have been made available to Buyer or will be made available to Buyer prior to the Closing. Except as set forth in such documents provided, or to be provided, to the Buyer, (1) the Purchased Loan Documents (A) have not been modified in any material respect, satisfied or canceled in whole or in part (except for repayments occurring after the date of the Purchased Loan Schedule), or subordinated to any other indebtedness of the applicable Borrower and (B) are not subject to any release or compliance waiver that is currently in effect as to any provision thereof (or, if such release or compliance waiver exists, was made available to Buyer), except for any such release or compliance waiver that is not material to the Seller, and (2) except to the extent permitted under the terms of the applicable Purchased Loan Documents, (I) no underlying obligor with respect to the Purchased Loan Documents has been released from liability, and (II) no Purchased Loan Collateral has been released from the Liens granted under the Purchased Loan Documents.

(d) None of the Purchased Loan Notes has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Seller.

(e) As of the date hereof, except as set forth on Section 4.10(e) of the Seller Disclosure Schedule, (i) no Purchased Loan is more than thirty (30) days delinquent in the payment of interest or principal therein and (ii) to the knowledge of Seller, no Borrower thereof is subject to (x) any bankruptcy or insolvency proceeding or (y) any continuing event of default under the applicable Purchased Loan Documents.

(f) Each Equity Governing Document to which Seller or any Subsidiary is a party constitute the legal, valid and binding obligations of Seller or such Subsidiary, enforceable against Seller or such Subsidiary in accordance with their respective terms (subject to the Bankruptcy and Equity Exception). Seller is not in breach or default in any material respect of its obligations under any of such Equity Governing Documents.

(g) The Equity Interest Schedule is accurate in all material respects as of the Cut-off Time and will be accurate in all material respects as of the Closing Cut-off Time.

4.11 Purchased Assets; Title to Purchased Assets.

(a) Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, to Seller’s knowledge, there are no actions, suits or proceedings pending in which one of the Borrowers has (i) filed, or consented (by answer or otherwise) to the filing against it, of a petition for relief under any bankruptcy or insolvency law of any jurisdiction, (ii) made an assignment for the benefit of its creditors, (iii) consented to the appointment of a custodian, receiver, trustee, liquidator or other judicial officer with similar power over itself or any substantial part of its property, (iv) been adjudicated by a court to be insolvent, or (v) taken corporate or partnership action for the purpose of authorizing any of the foregoing. Neither Seller nor, to Seller’s knowledge, any Borrower is in breach of or under default pursuant to the terms, conditions or provisions of, any Purchased Loan Documents or

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Equity Governing Documents. No event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of the Seller or any of its Subsidiaries or, to the Seller’s knowledge, any other party thereto under any Purchased Loan Document. There are no disputes pending or, to the Seller’s knowledge, threatened with respect to any Purchased Loan Document or Equity Governing Document.

(b) Except as set forth in Section 4.11(b) of the Seller Disclosure Schedule, but subject at all times to Section 3.2, Seller or its relevant Subsidiary is the sole owner and holder of the Purchased Assets and Seller or its relevant Subsidiary has and, as of the Closing (or such later date of transfer of the relevant Purchased Asset in accordance with, but subject to, Section 7.10), will transfer, convey and assign to Buyer, and Buyer shall have immediately following the Closing (or such later date of transfer, as applicable), good and marketable title and all legal and beneficial interest in and to all of the Purchased Assets, free and clear of any Liens (but subject to the terms of the Purchased Loan Documents or the Equity Governing Documents and restrictions on transfer arising under Applicable Law). Except as set forth in Section 4.11(b) of the Seller Disclosure Schedule, none of the Purchased Loans are subject to a participation or other participating or other interest of any nature whatsoever pursuant to which the Seller has participated its interests (or sold a participating or other interest) in such Purchased Loan.

(c) To the extent that the Purchased Loan Schedule indicates that the Purchased Loans are secured, all of the obligations of the applicable Borrower with respect to each such Purchased Loan are secured by valid, subsisting and enforceable security interests (subject only to those contractual subordination or intercreditor agreements that have been or, prior to Closing will be, provided to Buyer) in favor of the Seller or the relevant Administrative Agent or collateral agent, for the benefit of the lenders thereunder (including the Seller), to the extent required pursuant to the applicable Purchased Loan Documents, and such security interests have been perfected by all necessary action under the relevant Uniform Commercial Code or other applicable statutes in all applicable jurisdictions. Except to the extent permitted under the terms of the applicable Purchased Loan Documents, the Seller has not taken any action and to the knowledge of Seller, no other Person has taken any action, to release any of the Liens granted in favor of the Seller and/or the applicable agent or secured parties pursuant to the Purchased Loan Documents, except as permitted under the Seller Loan Documents. To the Seller’s knowledge, to the extent that any Purchased Loan Collateral exists the security interest in which (1) may be perfected under the Uniform Commercial Code through possession thereof by a secured party and (2) that is required pursuant to the applicable Purchased Loan Documents to be perfected through possession, all such Purchased Loan Collateral is in the possession of the Person to whom such Purchased Loan Collateral was required to have been delivered pursuant to such Purchased Loan Documents.

(d) Except as set forth in Section 4.11(d) of the Seller Disclosure Schedule, each Purchased Loan complies in all material respects, and did comply as of the date on which it was originated, with applicable federal and state laws.

(e) The obligations of each Borrower with respect to the applicable Purchased Loans are not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any of the Purchased Loan Documents, or the exercise of any right thereunder, will not render such Purchased Loan Document unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has not received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto.

4.12 Compliance with Applicable Law.

(a) The Seller and each of its Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses, and have complied in all material respects with and are not in default in any respect under any, any Permit or Applicable Law. The Seller is, and at all times required by Applicable Law has been, duly

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elected to be regulated as a business development company pursuant to section 54 of the Investment Company Act, and such election remains in full force and effect, and no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor imitated or threated by the SEC.

(b) The Seller is not an “affiliate” of any “banking entity” (as such terms are defined in the Volcker Rule).

(c) To the Seller’s knowledge, Seller has not acquired any asset in violation of Section 55 of the Investment Company Act.

(d) Section 4.12(d) of the Seller Disclosure Schedule identifies each no-action letter and exemptive order issued by the SEC or its staff to the Seller on which the Seller has relied since January 1, 2015.

4.13 State Takeover Laws. The Seller Board has unanimously approved this Agreement and the Contemplated Transactions as required to render inapplicable to this Agreement and such transactions the restrictions on “business combinations” set forth in Section 3-601 et seq. of the MGCL or any other “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (any such laws, “Takeover Statutes”).

4.14 Opinion. The Seller Board has received the opinion of Houlihan Lokey to the effect that, subject to certain assumptions, limitations, qualifications and other matters, the Purchase Price is fair, from a financial point of view, to the Seller; it being agreed that Buyer is not entitled to rely upon such opinion.

4.15 Seller Information. The Proxy Statement and each other application, notification or other document filed with any other SRO or Governmental Entity in connection with the Contemplated Transactions and Externalization Transaction, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, with the exception of the information provided by Buyer in writing specifically for inclusion therein. The Proxy Statement as it relates to the Seller and its Subsidiaries and other portions within the reasonable control of the Seller and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.16 Affiliate Transactions. Except as set forth on Section 4.16(d) of the Seller Disclosure Schedule, no Affiliate of the Seller or any officer, member, manager (or equivalent) of the Seller (including family members of any such person) has any interest in any Purchased Asset.

4.17 Taxes. Each of the Purchased Loans and Purchased Loan Notes are in “registered form” within the meaning of the Code for U.S. federal income tax purposes. None of the Purchased Assets consist of (or otherwise relate to) real property.

4.18 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Seller nor any other Person on behalf of the Seller makes any express or implied representation or warranty with respect to the Seller, any of its Subsidiaries, the Purchased Assets or Assumed Obligations, or any other information provided to Buyer in connection with the Contemplated Transactions, including the accuracy, completeness or timeliness thereof. Neither the Seller nor any other Person will have or be subject to any claim, liability or indemnification obligation to Buyer or any other Person resulting from the distribution or failure to distribute to Buyer, or Buyer’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Buyer in the electronic data room maintained by the Seller for purposes of the Contemplated Transactions or management presentations in expectation of the Contemplated Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed in the Buyer Disclosure Schedule, Buyer represents and warrants to the Seller as follows:

5.1 Corporate Organization. (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite limited liability company power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

(b) True, complete and correct copies of the certificate of formation and operating agreement of Buyer (the “Buyer Organizational Documents”) have previously been made available to the Seller.

5.2 Authority; No Violation. (a) Buyer has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly approved by the Buyer and no other proceedings on the part of Buyer are necessary to approve this Agreement or to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the Seller) constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to the Bankruptcy and Equity Exception).

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the Contemplated Transactions, nor compliance by Buyer with any of the terms or provisions of this Agreement, will (i) violate any provision of the Buyer Organizational Documents, or (ii) assuming that the consents, approvals and filings referred to in Section 5.4 are duly obtained and/or made, (A) violate any Applicable Law applicable to Buyer or any of its Subsidiaries, properties or assets, or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound (collectively, the “Buyer Contracts”).

5.3 Consents and Approvals.

(a) Except for (i) any notices, consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any SRO, (ii) any notices or filings under the HSR Act and (iii) to the extent required by the MGCL, filing of Articles of Transfer with SDAT (the foregoing (i) through (iii) referred to collectively as the “Buyer Regulatory Approvals”), no other consents, authorizations, approvals, or exemptions from, or notices to, or filings with, any Governmental Entity are necessary in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the Contemplated Transactions.

(b) Except for matters covered in the immediately preceding Section 5.3(a), no consents or approvals of any Person are necessary in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the Contemplated Transactions.

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5.4 Broker’s Fees. Neither Buyer nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Contemplated Transactions.

5.5 State Takeover Laws. None of Buyer nor any of its Affiliates or associates (as defined in Section 3-601 of the MGCL) has been, at any time during the five (5) years preceding the date hereof, an “interested stockholder” of the Seller, as defined in Section 3-602 of the MGCL. As of the date of this Agreement, none of Buyer nor any of its Affiliates or associates owns (directly or indirectly, beneficially or of record) any Seller Common Stock and none of Buyer nor any of its Affiliates holds any rights to acquire any Seller Common Stock except pursuant to this Agreement.

5.6 Buyer Information. The information relating to Buyer and its Subsidiaries that is provided by Buyer or its representatives for inclusion in the Proxy Statement, or in any application, notification or other document filed with any other SRO or Governmental Entity in connection with the Contemplated Transactions, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.7 No Financing Condition.

(a) Buyer has immediately available funds in cash or cash equivalents, commitments, or available under lines of credit in effect as of the date hereof, and at Closing will have sufficient immediately available funds in cash or cash equivalents, in each case as necessary to pay the full amount of the Purchase Price in accordance with the terms of this Agreement.

(b) Buyer has delivered to Seller true, correct and complete copies of commitment letters from the holders of 100% of the issued and outstanding equity interests of Buyer (the “Equity Investors” and the commitment letters, the “Equity Commitment Letters”), pursuant to which the Equity Investors have committed to invest in Buyer, subject only to the terms and conditions set forth therein, the amount set forth therein (the “Equity Financing”). As of the date hereof, the Equity Commitment Letters (i) are in full force and effect without amendment or modification, (ii) are the valid and binding obligations of the Buyer and each other party thereto, and enforceable in accordance with their terms, (iii) include all material terms relating to the Equity Financing, (iv) have not been modified, amended, altered, withdrawn or rescinded in any respect, and (v) no commitment fees or any other fees are required to be paid in conjunction with such Equity Commitment Letters that have not yet been paid in full and that will not be paid in full when due. Except as expressly set forth in the Equity Commitment Letters, there are no other conditions to the consummation of the Equity Financing or any contingencies that would permit any Equity Investor to reduce the total amount of the Equity Financing. Seller is an express third party beneficiary of the Equity Commitment Letters, will full right to enforce the obligations thereunder against the Equity Investors as if Seller was a direct party thereto.

(c) As of the date hereof, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of the Buyer under the terms and conditions of the Equity Commitment Letters.

(d) In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Equity Financing) by the Buyer or any Affiliate or any other financing or other transactions be a condition to any of the Buyer’s obligations hereunder.

(e) Concurrently with the execution of this Agreement, Buyer has delivered to Seller true, correct and complete copies of a limited guaranty from each of the Equity Investors (each, a “Limited Guaranty”), dated as of the date hereof, guarantying payment by each of such Equity Investors of their respective pro rata portion of Buyer’s obligations under Section 9.2, subject to the terms and conditions therein. Each Limited Guaranty is in full force and effect and is a valid and binding obligation of the applicable Equity Investor, enforceable against

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such Equity Investor in accordance with its terms and no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of such Equity Investor under such Limited Guaranty.

5.8 No Arrangements with Management or Stockholders. Other than this Agreement, as of the date hereof, there are no contracts, undertakings, commitments, agreements or obligations or understandings, whether written or oral, in each case that are binding, between Buyer or any of its Affiliates, on the one hand, and any member of the Seller’s management or the Seller Board, or any stockholder of the Seller, on the other hand, relating to the Contemplated Transactions or the operations of the Seller following Closing.

5.9 Status of Buyer. Buyer (i) is a “sophisticated” investor and/or an “accredited” investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, (ii) is able to bear the economic risk associated with the purchase of the Purchased Assets and the assumption of the Assumed Obligations, (iii) has such knowledge and experience so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities, including the Assumed Obligations, of the type contemplated in this Agreement, and (iv) has independently and without reliance upon Seller, and based upon such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except as set forth in Section 5.10. Without characterizing any Purchased Asset as a “security” within the meaning of the Securities Act or any other securities laws, Buyer is not purchasing the Purchased Assets with a view towards sale or distribution thereof in violation of the Securities Act.

5.10 Investigation. Buyer has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Seller and its Subsidiaries and has been provided access to the properties, premises and records of the Seller and its Subsidiaries for this purpose. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis, and Buyer acknowledges that, except for the representations and warranties of the Seller in Article IV, none of the Seller or its Subsidiaries nor any of their respective officers, directors, employees, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its officers, directors, employees, agents or representatives. Without limiting the generality of the foregoing, none of the Seller or its Subsidiaries nor any of their respective officers, directors, employees, agents or representatives or any other Person has made a representation or warranty to Buyer with respect to (a) any projections, estimates or budgets for the Seller or its Subsidiaries or (b) any material, documents or information relating to the Seller or its Subsidiaries made available to Buyer or its officers, directors, employees, agents or representatives in any “data room,” confidential information memorandum or otherwise, except as expressly and specifically covered by a representation or warranty in Article IV.

5.11 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, neither the Buyer nor any other Person on behalf of the Buyer makes any express or implied representation or warranty in connection with the Contemplated Transactions. Neither the Buyer nor any other Person will have or be subject to any claim, liability or indemnification obligation to Seller or any other Person resulting from the distribution or failure to distribute to Seller, or Seller’s use of, any information or other material made available to Seller in connection with the Contemplated Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article V.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Conduct of Business Prior to the Closing. Except as expressly contemplated by or permitted by this Agreement or with the prior written consent of the Buyer or as set forth on Section 6.1 of the Seller Disclosure Schedule, during the period from the date of this Agreement to the Closing, (a) the Seller shall, and shall cause its Subsidiaries to, to the extent related to or affecting the Purchased Assets, (i) conduct its business as it relates

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to the Purchased Assets in the ordinary course in all material respects, as such business is being conducted as of the date hereof, provided, that the Seller may take any action required by the Externalization Agreement in order to satisfy the conditions to Closing set forth therein, (ii) use commercially reasonable efforts to maintain and preserve intact its assets and business organization, (iii) not take or omit to take any action which would have a Material Adverse Effect on the Seller and its Subsidiaries, and (b) each of the Seller and Buyer shall, and shall cause each of its respective Subsidiaries to, take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Seller or Buyer either to obtain any necessary approvals of any SRO or Governmental Entity required for the Contemplated Transactions and Externalization Transaction or to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions and Externalization Transaction.

6.2 Seller Forbearances. During the period from the date of this Agreement to the Closing, except as provided on Section 6.2 of the Seller Disclosure Schedule, the Seller shall not, and shall not permit any of its Subsidiaries to, in each case to the extent such action would materially affect the Purchased Assets, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or, make any loan or advance or capital contribution to, or investment in, any person;

(b) issue any notes, bonds or other debt securities or any capital stock or equity-based securities of the Seller or its Subsidiaries or any capital stock or equity-based securities convertible, exchangeable or exercisable into any capital stock or other equity securities of the Seller or its Subsidiaries, or amend any term of any outstanding equity securities;

(c) acquire, sell, transfer, pledge, lease, license, mortgage, encumber or otherwise dispose of any Purchased Asset; provided that in no event shall a repayment of principal of a Purchased Loan, or a redemption or transfer of any Purchased Equity Interest, in each case not initiated, encouraged, authorized or within the control of Seller or its Subsidiaries, be deemed to be prohibited by this Section 6.2(c); and provided further, that in no event will the taking of any action by Seller or its Subsidiaries required to be taken under any Purchased Loan Documents or Equity Governing Documents, whether in connection with the Contemplated Transactions or otherwise, be deemed to be prohibited by this Section 6.2(c);

(d) modify, amend or waive any of the terms, covenants or conditions of any Purchased Asset or authorize the acceleration or repayment of any Purchased Asset;

(e) loan any money to, or make any equity investment in, any Existing Portfolio Company; provided, however, that the foregoing shall in no way restrict loans or investments required to be made (and only to the extent required to be made) pursuant to obligations set forth on Section 6.2(e) of the Seller Disclosure Schedule, whether in connection with unfunded commitments, delayed draw loans, follow-on investments or otherwise;

(f) subordinate or release any security or Purchased Loan Collateral for any Purchased Loan (other than releases required under the applicable Purchased Loan Documents or the ordinary course release of funds from escrow or reserve accounts required by the applicable Purchased Loan Documents);

(g) amend the Seller Articles or the Seller Bylaws, or take any action to exempt any person or entity (other than Buyer or its Subsidiaries) or any action taken by any person or entity from any Takeover Statute or similarly restrictive provisions of its Organizational Documents;

(h) commence or settle any material claim, action or proceeding relating to the Purchased Assets;

(i) effect any corporate restructuring, corporate reorganization or complete or partial liquidation;

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(j) implement or adopt any change in its Tax accounting or financial accounting principles, practices or methods (including with respect to the calculation of net asset value), or make or change any Tax elections, unless required by GAAP or recommended by the Audit Committee of the Seller Board; provided, however, that such implementation or adoption shall not impact the calculation of Purchase Price;

(k) take any action or willfully fail to take any action that is intended or may reasonably be expected to result in any of the conditions to Closing set forth in Article VIII not being satisfied; or

(l) agree to take, or publicly announce an intention to take, any of the actions prohibited by this Section 6.2.

Notwithstanding anything to the contrary contained in Section 6.2, in no event shall Seller be required to take any action, or be limited or restricted from taking any action, or be required to refrain from taking any action to the extent an agreement to take such action, or to be so limited or restricted, or such requirement to refrain, would be inconsistent with, conflict with, or result in a violation or default of, or otherwise be restricted by, the Seller Financing Documents or Applicable Law, and if and to the extent necessary, this Section 6.2 shall be deemed to be automatically modified to the extent necessary to ensure compliance with the Seller Financing Documents and Applicable Law. In the event Seller takes any action without Buyer’s consent in reliance on this paragraph, Seller shall promptly notify Buyer of the taking of such action.

6.3 New Investments. Notwithstanding anything to the contrary contained in the foregoing Sections 6.1 and 6.2, but at all times subject to the terms of the Externalization Agreement, from and after the Cut-off Time, Seller may, without Buyer’s consent, make investments in any company other than an Existing Portfolio Company (“New Investments”).

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Regulatory and Other Matters.

(a) The parties shall cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the Contemplated Transactions, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties or Governmental Entities. The Seller and Buyer shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to Applicable Laws relating to the confidentiality of information, all information relating to the Seller or Buyer, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Contemplated Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as reasonably practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Contemplated Transactions and each party will keep the other apprised of the status of matters relating to completion of the Contemplated Transactions. Notwithstanding the foregoing, in no event shall Buyer be obligated to pay any fee, Taxes or grant any concession in connection with (i) delivering notices to third parties or obtaining any consents from third parties (other than the fees of any HSR filing, which shall be borne by Buyer in accordance with Section 9.3) or (ii) the transfer of the Purchased Assets to Buyer.

(b) Without in any way limiting the foregoing Section 7.1(a):

(i) As promptly as reasonably practicable after the date of this Agreement, the Seller shall prepare (with Buyer’s reasonable cooperation), and use its commercially reasonable efforts to file, within

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fifteen (15) Business Days following the date of this Agreement, the preliminary Proxy Statement with the SEC (which the parties acknowledge and agree will include the relevant proposals relating to the Externalization Transaction and may, to the extent required by Applicable Law, include any required proposal relating to “golden parachute,” “say on pay” or similar matters, provided that approval of the foregoing matters, other than approval of the Externalization Transaction, shall not be conditions to Closing), which Proxy Statement shall comply with the rules and regulations promulgated by the SEC. No filing of, or amendment or supplement to, the Proxy Statement as it relates to Buyer or the Contemplated Transactions will be made by the Seller without providing Buyer a reasonable opportunity to review and comment thereon which comments the Seller will consider for inclusion in good faith. In connection with the foregoing, each of Buyer and the Seller shall, upon request, furnish, and cause its accountants and other agents and service providers to furnish to the other and the other’s agents, all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement. The Seller will advise Buyer promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide Buyer with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. The Seller shall promptly provide responses, or additional information, to the SEC with respect to all comments, or requests, received with respect to the Proxy Statement and promptly file any amendments or supplements to the Proxy Statement. If, at any time prior to the Closing, any information relating to the Seller or Buyer, or any of their respective Affiliates, officers or directors, should be discovered by the Seller or Buyer that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable law, disseminated to stockholders of the Seller; provided that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party. The Seller will cause the Proxy Statement to be mailed to the Seller Stockholders as of the record date for the Seller Stockholder Meeting as promptly as practicable once the Proxy Statement is cleared by the SEC (which shall include upon the expiration of the ten (10) day period following the filing the preliminary Proxy Statement in the event the SEC does not review the Proxy Statement), and the Proxy Statement, in definitive form, is filed with the SEC.

(ii) Each of Buyer and the Seller shall, if and to the extent required, file with the FTC and the DOJ a Notification and Report Form relating to this Agreement and the Contemplated Transactions as required by the HSR Act as soon as reasonably practicable following the execution and delivery of this Agreement. Each of Buyer and the Seller shall (A) cooperate and coordinate with the other in the making of such filings (if required), (B) supply the other with any information that may be required in order to make such filings, (C) supply any additional information that reasonably may be required or requested by the FTC or the DOJ, and (D) take all action reasonably necessary to cause the expiration or termination of any applicable waiting period under the HSR Act applicable to the Contemplated Transactions as soon as practicable. Each of Buyer and the Seller shall promptly inform the other of any communication from any Governmental Entity regarding any of the Contemplated Transactions in connection with such filings. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Entity with respect to the Contemplated Transactions pursuant to the HSR, then such party shall make (or cause to be made), as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

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(iii) Promptly following the date hereof, Seller shall (i) inform the SBA of the Contemplated Transactions and the Externalization, (ii) seek the SBA’s guidance regarding the continued effectiveness of the SBA licenses held by Seller or the SBIC Subsidiaries and consent to keep the SBA Debentures outstanding, and (iii) take such actions and, in accordance with SBA guidelines, make such filings, as may be reasonably necessary to obtain the SBA’s approval of the Contemplated Transactions or the Externalization, as directed by the SBA (and not Buyer or New Adviser), and the continued effectiveness of the SBA licenses held by Sellers or the SBIC Subsidiaries and consent to keep the SBA Debentures outstanding (the “SBA Approval”); provided, however, that receipt of the SBA Approval shall not be a condition to Closing and, in the event the SBA Approval has not been obtained by the date on which all other conditions to Closing have been satisfied (other than those conditions that can only be satisfied at Closing), then the parties shall take the steps set forth in Section 2.6(b) with respect to the SBA Debentures and the surrender of the SBIC licenses in accordance with SBA regulations. In connection with the foregoing, Seller shall reasonably cooperate with each of Buyer and the New Adviser to facilitate the obtaining of the SBA Approval and the related transfer of the SBA licenses; provided, however, that in no event shall Seller (i) be obligated to advocate on Buyer’s or New Adviser’s behalf in connection with the SBA Approval, and (ii) in no event shall Seller’s cooperation with Buyer be deemed the failure to cooperate with New Adviser under this Section 7.1(b)(iii), and vice versa.

(c) Subject to Applicable Law, each of Buyer and the Seller shall promptly advise the other upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the Contemplated Transactions that causes such party to believe that there is a reasonable likelihood that any Buyer Regulatory Approval or Seller Regulatory Approval, respectively, will not be obtained or that the receipt of any such approval may be materially delayed.

7.2 Access to Information. (a) Upon reasonable notice and subject to Applicable Laws relating to the confidentiality of information, the Seller shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of Buyer, reasonable access, during normal business hours during the period prior to the Closing, to the properties, books, contracts, commitments, management employees and records of Seller and its Subsidiaries, and, during such period, the Seller shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents that such party is not permitted to disclose under Applicable Law) and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. Neither the Seller nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any Applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) The Seller shall file all periodic reports required to be filed by it between the date hereof and the Closing Date. Each such filing shall be prepared in accordance with the applicable forms, rules and regulations of the SEC and shall satisfy the standard set forth in Section 4.5(c) for Seller SEC Reports.

(c) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the parties as of January 8, 2018 (the “Confidentiality Agreement”).

(d) No investigation by a party hereto or its representatives shall affect the representations and warranties of the other party set forth in this Agreement.

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7.3 Stockholder Approval.

(a) As promptly as reasonably practicable following the Seller’s receipt of notice from the SEC that the SEC has completed its review of the Proxy Statement (or, if the SEC does not inform the Seller that it intends to review the Proxy Statement on or before the 10th calendar day following the filing of the preliminary Proxy Statement pursuant to Rule 14a-6 under the Exchange Act, as promptly as reasonably practicable following such 10th calendar day), the Seller, acting through the Seller Board, shall duly call, give notice of, convene and hold the Seller Stockholder Meeting for the purpose of obtaining the Seller Stockholder Approval. In connection therewith, the Seller Board shall be permitted to adjourn, delay or postpone the Seller Stockholder Meeting in accordance with Applicable Law (but not beyond the Outside Date) (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Seller Board has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Seller’s stockholders prior to the Seller Stockholder Meeting, (ii) if there are insufficient shares of Seller Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Stockholder Meeting, or (iii) to allow reasonable additional time to solicit additional proxies to the extent the Seller Board or any committee thereof reasonably believes necessary in order to obtain the Seller Stockholder Approval. In addition, the Seller Board shall, at the instruction of the Buyer, adjourn, delay or postpone the Seller Stockholder Meeting to allow reasonable additional time to solicit additional proxies to the extent the Buyer believes necessary in order to obtain the Seller Stockholder Approval. Unless the Seller Board has made an Adverse Recommendation Change, the Seller shall, through the Seller Board, make the Board Recommendation, and shall include such Board Recommendation in the Proxy Statement, and use its commercially reasonable efforts to (x) solicit from Seller stockholders proxies in favor of the Seller Stockholder Approval (y) take all other action necessary or advisable to secure the Seller Stockholder Approval.

(b) Except as expressly permitted in Section 7.6(e) and 7.6(f), neither the Seller Board nor any committee thereof shall (i) fail to include the Board Recommendation in the Proxy Statement, (ii) withhold, withdraw or modify or qualify, or propose publicly to withhold, withdraw or modify or qualify the Board Recommendation, (iii) fail to reaffirm the Board Recommendation or fail to publicly state that the Contemplated Transactions and Externalization Transaction are in the best interests of the Seller’s stockholders, within ten (10) Business Days after Buyer requests in writing that such action be taken, (or if the Seller Stockholder Meeting is scheduled to be held within two (2) Business Days, then within one (1) Business Day after Buyer requests), (iv) fail to publicly announce, within ten (10) Business Days after a tender offer or exchange relating to the securities of the Seller shall have been commenced, an unqualified statement disclosing that the Seller Board recommends rejection of such tender offer or exchange offer, (v) take or resolve to take any other action or make any other statement in connection with the Seller Stockholder Meeting inconsistent with the Board Recommendation, or (vi) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Competing Proposal (any action described the foregoing (i) through (vi) being referred to as an “Adverse Recommendation Change”).

7.4 Additional Agreements. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

7.5 Advice of Changes. Each of Buyer and the Seller shall promptly advise the other of any change or event (i) having or reasonably likely to have a Material Adverse Effect on it, (ii) that it believes would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants contained in this Agreement that would result in the conditions to Closing set forth in Article VIII not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

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7.6 No Solicitation.

(a) Subject to Section 7.6(d), the Seller shall, and shall cause its representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal.

(b) Until the earlier of the Closing and termination of this Agreement, the Seller shall, as promptly as reasonably practicable, and in any event within two (2) Business Days of receipt by the Seller or any of its representatives of any Competing Proposal, any inquiry that would reasonably be expected to lead to a Competing Proposal or any request for nonpublic information, deliver to Buyer a written notice setting forth: (A) the identity of the Third Party making such Competing Proposal or inquiry or request for nonpublic information (to the extent not prohibited by any applicable confidentiality agreement existing prior to the date of this Agreement), (B) the material terms and conditions of any such Competing Proposal, and (C) copies of any draft agreements or other written materials setting forth the terms of such Competing Proposal, inquiry or request for nonpublic information. The Seller shall (i) keep Buyer reasonably informed of any and all discussions, negotiations or developments in respect of and the status and details of any such Competing Proposal, inquiry or request and all discussions, modifications, developments or proposed modifications thereto on a prompt basis, and (ii) provide Buyer with copies of all correspondence and all drafts and other versions of all letters of intent, memorandums of understanding, acquisition agreements, merger agreements, joint venture agreements, partnership agreements, commitment letters or similar or related documents or agreements, in each case, on a prompt basis (and in any event, for each of clauses (i) and (ii), within two (2) Business Days.

(c) Except as otherwise provided in this Agreement (including Section 7.6(d)), until the earlier of Closing and termination of this Agreement in accordance with its terms, the Seller shall not, and shall use commercially reasonable efforts to cause its representatives not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage the making of any proposal or offer with respect to a Competing Proposal or (ii) engage in negotiations or substantive discussions with, or furnish any information to, or enter into any agreement, arrangement or understanding with, any Third Party relating to a Competing Proposal or any inquiry or proposal that could reasonably be expected to lead to a Competing Proposal; provided however, that notwithstanding the foregoing, (A) the Seller may inform Persons of the provisions contained in this Section 7.6, and (B) the Seller shall be permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any Third Party with respect to the Seller in order to allow such Third Party to confidentially submit a Competing Proposal.

(d) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the date that the Seller Stockholder Approval is obtained, in the event that the Seller (or its representatives on the Seller’s behalf) receives a Competing Proposal from any Third Party, (i) the Seller and its representatives may contact such Third Party to clarify any ambiguous terms and conditions thereof (without the Seller Board being required to make the determination in clause (ii) of this Section 7.6(d)) and (ii) the Seller and the Seller Board and its representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any Third Party making such Competing Proposal and its representatives and Affiliates if the Seller Board determines in good faith (after consultation with its outside financial advisors and legal counsel) that (A) such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, and (B) failure to consider such Competing Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the directors of the Seller under Applicable Law; provided, that (x) such Competing Proposal did not result from any material breach of any of the provisions set forth in this Section 7.6, (y) prior to furnishing any material non-public information concerning the Seller, the Seller receives from such Third Party, a confidentiality agreement containing confidentiality terms that are not less favorable in the aggregate to the Seller than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not restrict the making of Competing Proposals (and related communications) to the Seller or the Seller Board) (an “Acceptable Confidentiality Agreement”) and (z) the

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Seller shall (subject to the terms of any confidentiality agreement existing prior to the date hereof) simultaneously provide or make available to Buyer any material written non-public information concerning the Seller that it provides to any Third Party given such access that was not previously made available to Buyer or its representatives.

(e) The Seller Board shall not (i) effect an Adverse Recommendation Change, or (ii) approve or recommend, or allow the Seller to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Competing Proposal (other than an Acceptable Confidentiality Agreement); provided however, that notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the Seller Stockholder Approval, the Seller Board may (x) other than in response to a Competing Proposal, make an Adverse Recommendation Change if the Seller Board determines in good faith (after consultation with its outside financial advisor and legal counsel) that failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the fiduciary duties of the Seller Board under Applicable Law, or (y) if the Seller has received a Competing Proposal that the Seller Board has determined in good faith (after consultation with its outside financial advisor and legal counsel), constitutes a Superior Proposal, authorize, adopt or approve such Superior Proposal and cause or permit the Seller to enter into a definitive agreement with respect to such Superior Proposal concurrently with the termination of this Agreement in accordance with Section 9.1(g), but in each case only after providing the Notice of Adverse Recommendation or Notice of Superior Proposal, as applicable, and complying with Section 7.6(f).

(f) Notwithstanding anything to the contrary in this Agreement, no Adverse Recommendation Change may be made and no termination of this Agreement pursuant to Section 9.1(g) may be effected, in each case until 5:00 p.m. Eastern Time on the fifth (5th) calendar day following receipt of written notice from the Seller to Buyer advising Buyer that the Seller intends to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”) or that termination of this Agreement pursuant to Section 9.1(g) may occur (a “Notice of Superior Proposal”) and specifying the reasons therefor, including, if the basis of the proposed action is a Superior Proposal, the material terms and conditions of any such Superior Proposal. At the option of Buyer, the parties shall negotiate in good faith with each other and the New Adviser during such period to amend this Agreement and the Externalization Agreement in such a manner that the offer that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal. In determining whether to make an Adverse Recommendation Change or in determining whether a Competing Proposal constitutes a Superior Proposal, the Seller Board shall take into account any revisions to the terms of this Agreement and the Externalization Agreement proposed in writing by the other party in response to a Notice of Adverse Recommendation, a Notice of Superior Proposal or otherwise. Any material amendment to such Superior Proposal shall require a new Notice of Superior Proposal and the applicable party shall be required to comply again with the requirements of this Section 7.6(f); provided, however, that the notice period for subsequent notices shall end at 5:00 p.m. Eastern Time on the third (3rd) calendar day after receipt of such subsequent notice.

(g) Nothing in this Agreement shall restrict Seller from taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosure if, in the good faith judgment of the Seller Board, failure to make such disclosure is reasonably likely to be inconsistent with the fiduciary duties of the Seller Board under Applicable Law (it being agreed that a “stop, look and listen” communication by the Seller Board to its stockholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by Seller that describes Seller’s receipt, as applicable, of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change); provided that the foregoing shall in no way eliminate or modify the effect that any such disclosure or communication would otherwise have under this Agreement.

7.7 Repayment of Indebtedness. At least five (5) Business Days prior to the Closing, the Seller shall deliver to Buyer a draft copy of a customary payoff letter in form and substance reasonably satisfactory to Buyer relating to the Loan Repayment and the release of related Liens (the “Payoff Letter”). At least two (2) Business Days prior to the Closing Date, the Seller shall deliver to Buyer an executed copy of each Payoff Letter to be effective

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upon the Closing. The Seller shall, and shall cause its Subsidiaries to, deliver all the documents required for the termination of commitments under the Seller Loan Documents, subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding thereunder.

7.8 Takeover Statutes. The parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Contemplated Transactions and Externalization Transaction, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Contemplated Transactions and Externalization Transaction may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Contemplated Transactions and Externalization Transaction.

7.9 Litigation. The Seller shall give Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against the Seller and/or its directors relating to the Contemplated Transactions. The Seller agrees that it shall not settle or offer to settle any litigation commenced on or after the date hereof against the Seller or any of its directors or executive officers by any stockholder of the Seller relating to this Agreement or the Contemplated Transactions or otherwise, without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

7.10 Restricted Assets. If any Restricted Asset exists on the Closing Date, notwithstanding Sections 2.1 and 2.2, neither this Agreement nor the Assignment and Assumption Agreements nor any other document contemplated hereby shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Asset unless and until the applicable Consent is obtained, and prior to and following the Closing, the Seller shall use commercially reasonable efforts to obtain the Consent relating to each relevant Purchased Asset as soon as reasonably practicable. Buyer shall cooperate with Seller in order to obtain each such Consent (both prior to and after the Closing Date). If any such Consent is obtained after the Closing Date, Seller shall convey, transfer, assign and deliver the applicable Restricted Asset to Buyer pursuant to an Assignment and Assumption Agreement as soon as reasonably practicable following receipt of the relevant Consent. Pending the obtaining of any Consent relating to any Restricted Asset, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the full benefits (including economic) and rights of ownership of the Restricted Assets, including without limitation granting a participation interest or entering into a “back-to-back” or other similar arrangement to in which all benefits and rights of ownership will be passed through to Buyer. In addition, prior to the receipt of such required Consent, Seller shall with respect to any Restricted Asset, take action, refrain from taking action, vote or abstain from voting, as directed by Buyer. Notwithstanding the foregoing, no participation interest or similar arrangement entered into pursuant to this Section 7.10 shall convey to Buyer the right to consent to any amendment, consent, waiver or other modification of any Purchased Loan Documents or Equity Governing Documents relating to any Restricted Assets to the extent that the conveyance of such right by Seller to Buyer is contested by the counterparty to such Purchased Loan Documents or Purchased Equity Interests, as applicable.

7.11 Buyer as Successor Agent. Except as otherwise agreed by the parties, from and after the date hereof, with respect to each Purchased Loan for which Seller acts as Administrative Agent or with respect to which Seller is otherwise the secured party of record, Seller and Buyer shall cooperate and use commercially reasonable efforts to obtain all Consents, approvals and agreements of any third party (other than a Governmental Entity) to the appointment of Buyer or a designee thereof as the successor (the “Successor Agent”) to Seller or any of its Subsidiaries or Affiliates as Administrative Agent under any of the Purchased Loan Documents with respect to such Purchased Loan and (y) to arrange on or as soon as possible after the Closing Date for (I) the transfer to Buyer or its designee of all Purchased Loan Collateral, a security interest in which may be perfected under the Uniform Commercial Code through possession by a secured party (the “Possessory Collateral”), (II) the filing of UCC-3 financing statement amendments with respect to the Purchased Loan Collateral amending the secured party field to identify Buyer or its designee as the secured party of record and (III) any other actions necessary or

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reasonably requested by Buyer to perfect the security interest of Buyer (or its designee) of its security interests in the Purchased Loan Collateral. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any such Consents shall not have been obtained prior to the Closing, Buyer and Seller shall continue to cooperate with each other and use it commercially reasonable efforts to obtain such Consents as promptly as reasonably practicable after the Closing. Pending receipt of any such Consents, (i) Buyer and Seller shall, and shall cause their respective Affiliates to, cooperate with each other to effect mutually agreeable, reasonable and lawful arrangements (each an “Alternative Arrangement”) designed to provide Buyer and its Affiliates with substantially similar rights and benefits that would have accrued to each such Person had such Consents, approvals or agreements been obtained, and (ii) without limitation of the foregoing, with respect to each relevant Purchased Loan, Seller (A) shall deliver, or shall cause to be delivered, to Buyer or its designee as soon as reasonably practicable, but in any event within three (3) Business Days of receipt thereof, copies of all certificates, financial statements, notices and other documents Seller or any of its Subsidiaries or Affiliates receives in connection with serving as Administrative Agent under any such Purchased Loan, (B) shall pay, or cause to be paid, to Buyer as soon as reasonably practicable, but in any event within ten (10) Business Days of receipt thereof, any fees received in connection with serving as Administrative Agent under such Purchased Loan, less any actual, out-of-pocket expenses incurred in connection therewith (such fees to be held in trust by Seller or its Subsidiaries or Affiliate for the benefit of Buyer until so paid to Buyer), (C) shall, and shall cause its Subsidiaries or Affiliates to, take any action reasonably requested by Buyer or its designee in Seller’s or its Subsidiary’s or Affiliate’s capacity as Administrative Agent under such Purchased Loan (including requesting information to which it is entitled thereunder) and (D) shall not, and shall cause its Subsidiaries or Affiliates not to, take any action (including, for the avoidance of doubt, providing or withholding consent or approval with respect to any matter thereunder) in its capacity as Administrative Agent under such Purchased Loan without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed). In addition, Seller hereby agrees that to the extent Buyer’s security interest in the Purchased Loan Collateral has not been fully perfected as of the Closing Date and Seller continues to constitute the secured party of record with respect to any Purchased Loan Collateral, whether in its capacity as an Administrative Agent or otherwise, Seller shall be deemed to act as Buyer’s agent for the purposes of perfection. Without limitation of the foregoing, to the extent that Seller continues to hold any Possessory Collateral on or after the Closing Date, Seller hereby agrees that it will hold such Possessory Collateral as bailee and agent for Buyer, as secured party. For the avoidance of doubt, Seller or its applicable Subsidiary or Affiliate thereof shall resign as Administrative Agent under the applicable Purchased Loan Document effective upon the appointment of Buyer or its designees as Successor Agent under such Purchased Loan Document.

7.12 Notices; Post-Closing Remittances; Correspondence; Further Assurances.

(a) Prior to Closing, except as it relates to Purchased Assets described in Section 3.4(a) that are transferred via the transfer of the equity of the Subsidiary that holds the relevant Purchased Assets (to the extent such notices are not required), Seller shall give notice to all Borrowers, issuers and other necessary parties, in form and substance reasonably acceptable to Buyer, notifying them of the sale of the relevant Purchased Assets to Buyer and shall provide them with information regarding the account(s) to which all Loan and other payments under the Purchased Loan Documents and Equity Governing Documents shall be made following the Closing Date. Buyer agrees to reasonably cooperate with Seller in connection with the foregoing and shall promptly provide Seller with such information as it may reasonably require in connection with providing such notices.

(b) Amounts which are paid in respect of the Purchased Assets and are received by Seller following the Closing in respect of Purchased Assets sold to Buyer at the Closing, shall be received by Seller as agent, in trust for and on behalf of Buyer and Seller shall pay promptly all of such amounts over to Buyer and shall provide Buyer information, to the extent known, as to the nature, source and classification of such payments, including any invoice relating thereto.

(c) Following the Closing, to the extent that Seller receives (and Buyer does not also receive) any mail (including electronic mail) or other correspondence or materials relating to Purchased Assets sold to Buyer at the

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Closing or the Assumed Obligations relating thereto (other than any internal mail, correspondence, or materials generated by Seller itself), Seller shall promptly forward such mail, correspondence, or other materials to Buyer.

(d) Seller shall use commercially reasonable efforts to execute such other assignments, novations, transfer documents, instruments of further assurance (including without limitation, if and to the extent necessary, lost certificate affidavits and related indemnities), approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance of the Purchased Assets and the Assumed Obligations to Buyer and the consummation of the other transactions contemplated hereby and shall reasonably cooperate with Buyer in connection with the transition of the Purchased Assets to Buyer. Any other assignments, in particular any additional assignments of any lien instruments, any transfer documents, instruments of further assurance, approvals and consents as may be desired by Buyer to complete, ensure and perfect the sale, transfer and conveyance of the Purchased Assets and the Assumed Obligations to Buyer and the consummation of the other transactions contemplated hereby shall be prepared by Buyer and submitted to Seller for execution, if necessary, and Seller has executed such documents, instruments, approvals or consents, as soon as reasonably practicable after the Closing Date.

7.13 Contact with Portfolio Companies; Confidentiality.

(a) For the period of 18 months following the Closing Date, the Seller will not, and will cause its Subsidiaries, successors and their respective employees and representatives not to, either individually or for any other Person, directly or indirectly, loan any money to, make any equity investment in, solicit or engage in any commercial capacity with any Existing Portfolio Company, in each case without the Buyer’s prior consent.

(b) The parties agree that the Confidentiality Agreement shall terminate automatically as of the Closing without any further action by the parties and without further obligations or liabilities of Buyer.

(i) For a period of three years following the Closing, Seller shall, and will cause its Subsidiaries, successor, advisor, and their respective employees and representatives to, treat and hold as strictly confidential any data or information related to the Seller and its Subsidiaries (but only to the extent such information relates to Purchased Assets and Assumed Liabilities), the Buyer or its direct or indirect shareholders, including information and documents disclosed to Seller (or its respective Affiliates or representatives), whether before or after the date hereof, pursuant to this Agreement or in connection with the Contemplated Transactions, provided, that Seller shall not be bound by the confidentiality requirements of this Section 7.13(b) with respect to data or information and documents which (A) are or become generally available to the public other than as a result of a disclosure by Seller after the Closing Date in breach of its obligations hereunder, (B) are required to be disclosed in connection with the ordinary course of Seller’s SEC’s reporting process, (C) are required to be disclosed by Applicable Law or the rules of any SRO so long as reasonable prior notice is given to Buyer of such disclosure and a reasonable opportunity is afforded to Buyer to contest the same, or (D) is disclosed in connection with the enforcement of any right or remedy relating to this Agreement.

(ii) For a period of three years following the Closing, Buyer shall, and will cause its Subsidiaries, successor, advisor, and their respective employees and representatives to, treat and hold as strictly confidential any data or information related to the Seller and its Subsidiaries, or its direct or indirect shareholders, including information and documents disclosed to Buyer (or its respective Affiliates or representatives), whether before or after the date hereof, pursuant to this Agreement or in connection with the Contemplated Transactions, provided, that Buyer shall not be bound by the confidentiality requirements of this Section 7.13(b)(ii) with respect to data or information and documents which (A) relates to the Purchased Assets or Assumed Obligations, (B) are or become generally available to the public other than as a result of a disclosure by Buyer after the Closing Date in breach of its obligations hereunder, (C) are required to be disclosed by Applicable Law the rules of any SRO so long as reasonable prior notice is given to Seller of such disclosure and a reasonable opportunity is afforded to Seller to contest the same or (D) is disclosed in connection with the enforcement of any right or remedy relating to this Agreement.

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7.14 Solvency. Seller covenants and agrees that immediately after giving effect to the Contemplated Transactions, each of the Seller and its Subsidiaries will (a) be able to pay their respective debts as they become due, (b) own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) and (c) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of the Seller or its Subsidiaries.

7.15 Externalization Transaction. Seller covenants and agrees to (i) take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the Externalization Transaction in accordance with, and subject to the terms of, the Externalization Agreement, (ii) enforce all rights and remedies available to Seller under the Externalization Agreement to consummate and make effective the Externalization Transaction and (iii) not amend, modify or supplement the Externalization Agreement or waive any rights thereunder without the prior written consent of Buyer.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligation to Consummate the Closing. The respective obligations of the parties to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Stockholder Approval. The Seller Stockholder Approval and Externalization Stockholder Approval shall have been obtained.

(b) Regulatory Approvals. Each Seller Regulatory Approval listed on Schedule 8.1(b) and each Buyer Regulatory Approval listed on Schedule 8.1(b) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Contemplated Transactions shall be in effect.

(d) HSR Act. Any applicable waiting period (and any extension thereof) applicable to the Contemplated Transactions under the HSR Act shall have expired or been terminated.

(e) No Litigation. There shall be no pending suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success, (i) challenging the Contemplated Transactions, seeking to restrain or prohibit the consummation of the Contemplated Transactions or seeking to obtain from the Seller or Buyer any damages that are material in relation to the Seller and its Subsidiaries taken as a whole, or (ii) seeking to prohibit Buyer or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Seller and its Subsidiaries.

8.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the Contemplated Transactions is also subject to the satisfaction, or waiver by Buyer, at or prior to the Closing, of the following conditions:

(a) Representations and Warranties. Subject to the standard set forth in Section 8.4, the representations and warranties of the Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and Buyer shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer or the Chief Financial Officer of the Seller to the foregoing effect.

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(b) Performance of Obligations of the Seller. The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and Buyer shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer or the Chief Financial Officer of the Seller to such effect.

(c) Pay-Off Letter. The Seller shall have delivered to Buyer the Payoff Letter, in form and substance reasonably satisfactory to Buyer, with respect to the Loan Repayment.

(d) No Seller Material Adverse Effect. Between the date hereof and Closing, no Material Adverse Effect on Seller shall have occurred; and Buyer shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer or the Chief Financial Officer of the Seller to such effect.

8.3 Conditions to Obligations of Seller. The obligation of the Seller to effect the Contemplated Transactions is also subject to the satisfaction or waiver by the Seller at or prior to the Closing of the following conditions:

(a) Representations and Warranties. Subject to the standard set forth in Section 8.4, the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and the Seller shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to the foregoing effect.

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and the Seller shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to such effect.

8.4 Standard. No representation or warranty of the Seller contained in Article IV or of Buyer contained in Article V shall be deemed untrue, inaccurate or incorrect for purposes of Section 8.2(a) or 8.3(a), as applicable, under this Agreement, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of the Seller, or Article V, in the case of Buyer, has had or would reasonably be expected to have a Material Adverse Effect with respect to the Seller or Buyer, respectively (disregarding, except as it relates to Section 4.8, all qualifications or limitations set forth in any representations or warranties as to “materiality,” “Material Adverse Effect” and words of similar import). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (x) Section 4.2(a) shall be deemed untrue and incorrect if not true and correct except to a de minimis extent (relative to Section 4.2(a), taken as a whole), and (y) Sections 4.1(a), 4.3(a), 4.3(b)(i), 4.7, and 4.11(b) in the case of the Seller, and Sections 5.2(a), 5.2(b)(i) and 5.4, in the case of Buyer, shall be deemed untrue and incorrect if not true and correct in all respects.

8.5 Frustration of Closing Conditions. Neither the Seller nor Buyer may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as applicable, to be satisfied if such failure was primarily caused by the party relying on such failure to perform any of its material obligations under this Agreement.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Seller Stockholder Approval:

(a) by mutual consent of the Seller and Buyer in a written instrument authorized by the Seller Board and Buyer;

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(b) by either the Seller or Buyer, if any Governmental Entity that must grant a Seller Regulatory Approval listed on Schedule 8.1(d) or Buyer Regulatory Approval listed on Schedule 8.1(d) has denied approval of the Contemplated Transactions and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions;

(c) by either the Seller or Buyer, if the Contemplated Transactions shall not have been consummated on or before October 5, 2018 (the “Outside Date”); provided, however, that the terminating party is not then in material breach of any representation, warranty, covenants or other agreement contained herein which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be.

(d) by either Buyer or the Seller, at any time prior to the Closing, in the event that the Seller shall have failed to obtain the Seller Stockholder Approval at the Seller Stockholder Meeting (including any adjournments, delays or postponements thereof) at which a final vote is taken on this Agreement and the Contemplated Transactions and Externalization Transaction; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to a party where the failure to obtain the Seller Stockholder Approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a breach by such party of this Agreement; or

(e) by either the Seller or Buyer (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by the Seller, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within 15 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period; or

(f) by Buyer, (i) at any time after the Seller Board shall have effected an Adverse Recommendation Change prior to receipt of the Seller Stockholder Approval, or (ii) in the event the Seller shall have materially breached any of its obligations under Section 7.6; or

(g) by the Seller, in the event that: (i) the Seller shall have received a Superior Proposal, (ii) subject to the Seller’s obligations under Section 7.6(f), the Seller Board or any authorized committee thereof shall have authorized the Seller to enter into a definitive agreement to consummate the transaction contemplated by such Superior Proposal, and (iii) concurrently with the termination of this Agreement, the Seller pays Buyer the Initial Termination Fee contemplated by Section 9.4 and enters into the definitive agreement to consummate the transaction contemplated by such Superior Proposal; provided, however, that Seller’s right to terminate this Agreement pursuant to this Section 9.1(g) shall not be available unless Seller simultaneously terminates the Externalization Agreement.

The party desiring to terminate this Agreement pursuant to clause (b) through (g) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2 Effect of Termination. In the event of termination of this Agreement by either the Seller or Buyer as provided in Section 9.1, this Agreement shall become void and have no effect, and none of the Seller, Buyer, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Contemplated Transactions, except that (a) Sections 7.2(c), 9.2, 9.3, 9.4 and Article X shall survive any termination of this Agreement, and (b) except as

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provided in Section 10.9(c), neither the Seller nor Buyer shall be relieved or released from any liabilities or damages arising out of its knowing and intentional breach of any provision of this Agreement (which, for this purpose, shall mean an act or failure to act undertaken by the breaching party who had actual knowledge, or should have had knowledge, and intention that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement); provided, however, that prior to seeking monetary damages from Buyer, Seller must first seek (but fail) to obtain specific performance against Buyer in accordance with Section 10.9; and provided, further that in no event shall the foregoing obligation to first seek injunctive relief hinder or delay a right that Seller would otherwise have had to seek monetary damages prior to Closing in connection with a breach of this Agreement by Buyer.

9.3 Fees and Expenses.

(a) Except as otherwise set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such fees or expenses; provided, that (i) the costs and expenses of preparing, filing, printing and mailing the Proxy Statement (excluding legal, accounting and other related expenses of the Seller, Buyer or the New Adviser), and all other filing fees or amounts paid to the SEC in connection with the Contemplated Transactions shall be split equally by Buyer, Seller and the New Adviser, and (ii) the fees of any HSR filing shall be borne by Buyer.

(b) In the event that this Agreement is terminated pursuant to Section 9.1(d), and provided that Buyer was not in material breach of its representations, warranties, covenants or agreements hereunder at the time of termination, then the Seller will pay to Buyer, as its sole recourse (but subject to its right to receive a Tail Transaction Fee in accordance with Section 9.4(b)) in connection with the termination of this Agreement in accordance with Section 9.1(d), no later than two (2) Business Days after receipt of supporting documentation evidencing the Buyer Expenses, an amount in cash equal to the Buyer Expenses to the account or accounts designated by Buyer (the “Expense Reimbursement”). Each of the parties hereto acknowledges that the agreements contained in this Section 9.3(b) are an integral part of the transactions contemplated by this Agreement, without which, the parties would not enter into this Agreement.

9.4 Termination Fee.

(a) In the event that this Agreement is terminated pursuant to Section 9.1(f) or Section 9.1(g) then, the Seller will pay to Buyer, as its sole recourse in connection with termination of this Agreement in accordance with Section 9.1(f) or Section 9.1(g), as applicable, a fee in an amount equal to $18,000,000 (the “Initial Termination Fee”). The Initial Termination Fee shall be payable no later than two (2) Business Days after the date on which this Agreement is terminated by Buyer pursuant to Section 9.1(f) and immediately prior to the time of and as a condition to termination by the Seller pursuant to Section 9.1(g).

(b) In the event that (i) this Agreement is terminated pursuant to Section 9.1(c) or Section 9.1(d), (ii) prior to such termination, a Competing Proposal shall have been made to the Seller and disclosed to stockholders of Seller, or a Competing Proposal shall have been made to the stockholders of the Seller generally, or any Person shall have publicly announced an intention (whether or not conditional) to make a Competing Proposal after the date of this Agreement and before the date this Agreement is terminated, (iii) within twelve (12) months after the date of such termination, the Seller enters into a definitive agreement with respect to a Competing Proposal (or transaction that would have constituted a Competing Proposal if made prior to the termination of this Agreement) or consummates a Competing Proposal (provided that, in each case for purposes of this Section 9.4(b), the references to “twenty percent (20%)” in the definition of Competing Proposal shall be deemed references to “fifty percent (50%)”) (a “Tail Transaction”), and (iv) such Tail Transaction is consummated, then, the Seller will pay to Buyer, as its sole recourse in connection with the termination of this Agreement in accordance with Section 9.1(c) or Section 9.1(d), as applicable (but subject to Buyer’s rights under Section 9.3(b) with respect to Buyer’s right to receive an Expense Reimbursement in connection with the termination of this Agreement in accordance with Section 9.1(d)), a fee in an amount equal to $18,000,000 (the “Tail Termination

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Fee”) (less, if applicable, any amounts previously paid in accordance with the provisions of Section 9.3(b)); provided that such fee shall be paid not later than two (2) Business Days after the date on which the Seller, or one or more of its Subsidiaries, consummates such Competing Proposal.

(c) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 9.4 are an integral part of the transactions contemplated by this Agreement, (ii) the Initial Termination Fee and Tail Termination Fee are not penalties, but are liquidated damages, in a reasonable amount that will compensate Buyer, in the circumstances in which the such fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, (iii) without these agreements, the parties would not enter into this Agreement, (iv) in the event that the Seller shall fail to pay the Initial Termination Fee, Tail Termination Fee or Expense Reimbursement when due, and, in order to obtain such payment, the Buyer commences a suit that results in a final, non-appealable judgment against the Seller, the Seller shall pay to the Buyer, costs and expenses (including attorney’s fees) in connection with such suit, together with interest on the Initial Termination Fee, Tail Termination Fee or Expense Reimbursement (as applicable) at a rate equal to five percent (5%) commencing on the date such payment was required to be made through the date of payment and (v) in no event shall the Seller be required to pay both the Initial Termination fee and Tail Termination Fee, and in no event shall Seller be obligated to pay an Initial Termination Fee or a Tail Termination Fee more than once.

9.5 Amendment. This Agreement may be amended by the parties, by action taken or authorized by the Seller Board and Buyer, at any time before or after receipt of the Seller Stockholder Approval; provided, however, that after receipt of the Seller Stockholder Approval, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under Applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

9.6 Extension; Waiver. At any time prior to the Closing, the parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement of the other party or (c) waive compliance with any of the agreements or conditions contained in this Agreement of the other party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X

GENERAL PROVISIONS

10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing.

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10.2 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Seller, to:

Triangle Capital Corporation

3700 Glenwood Avenue, Suite 530

Raleigh, NC 27612

Attention: E. Ashton Poole

e-mail: apoole@tcap.com

with a copy to:

Eversheds Sutherland (US) LLP

700 Sixth St., NW

Washington, DC 20001

Attention:

Harry Pangas, Esq.

e-mail: harrypangas@eversheds-sutherland.com

and

Douglas Leary, Esq.

e-mail: dougleary@eversheds-sutherland.com

(b) if to Buyer, to:

BSP Asset Acquisition I, LLC

c/o Benefit Street Partners L.L.C.

9 West 57th Street

Suite 4920

New York, New York 10019

Attention: David Manlowe, Senior Managing Director and Chief

Operating Officer

Email: D.Manlowe@benefitstreetpartners.com

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Paul Van Houten

Email: paul.vanhouten@ropesgray.com

10.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Seller Disclosure Schedule and the Buyer Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any Applicable Law.

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10.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

10.5 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

10.6 Governing Law; Jurisdiction. This Agreement and all disputes related hereto shall be governed and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and wholly-performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions shall be brought in any federal or state court located in the State of Maryland. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the Contemplated Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.7 Publicity. Neither the Seller nor Buyer shall, and neither the Seller nor Buyer shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the Contemplated Transactions without the prior consent (which consent shall not be unreasonably withheld) of Buyer, in the case of a proposed announcement or statement by the Seller, or the Seller, in the case of a proposed announcement or statement by Buyer; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party and opportunity to reasonably comment) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.

10.8 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Buyer and the Seller hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon such representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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10.9 Remedies.

(a) Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach of any covenants or obligations set forth in this Agreement, the non breaching party shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 10.9(b), neither party shall in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.9(b) are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.9(b) shall require either party to institute any proceeding for (or limit the such party’s right to institute any proceeding for) specific performance under this Section 10.9(b) prior or as a condition to exercising any termination right under Section 9.1 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 10.9(b) or anything set forth in this Section 10.9(b) restrict or limit any party’s right to terminate this Agreement in accordance with Section 9.1 or pursue any other remedies under this Agreement that may be available then or thereafter.

(c) Notwithstanding anything to the contrary set forth in this Section 10.9, the parties hereto expressly acknowledge and agree that:

(i) the remedies set forth in Section 9.4(b), if applicable, shall be the sole and exclusive remedies available to Buyer in the event this Agreement is terminated under Section 9.1(c);

(ii) the remedies set forth in Section 9.3(b) and, if applicable, Section 9.4(b), shall be the sole and exclusive remedies available to Buyer in the event this Agreement is terminated under Section 9.1(d); and

(iii) the remedies set forth in Section 9.4(a), if applicable, shall be the sole and exclusive remedies available to Buyer in the event this Agreement is terminated under Section 9.1(f) or Section 9.1(g).

The receipt by Buyer of (i) the Tail Termination Fee in the event this Agreement is terminated under Section 9.1(c), (ii) the Initial Termination Fee in the event this Agreement is terminated under Section 9.1(f) or Section 9.1(g), or (iii) the Expense Reimbursement and, if applicable, the Tail Termination Fee in the event this Agreement is terminated under Section 9.1(d), as well as any amounts payable in accordance with Section 9.4(c)(iv), shall be deemed to be full and final payment for any and all losses or damages suffered or incurred by Buyer or any of its respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Contemplated Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Buyer nor any of its Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Seller or any of its Affiliates arising out of this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination.

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(d) Notwithstanding anything to the contrary set forth in this Section 10.9, Seller shall be entitled, without posting any bond and without proving the monetary damages would be inadequate, to an injunction or injunctions to enforce specifically the terms and provisions of the Equity Commitment Letter to cause the Equity Financing to be funded and to consummate the Closing if and only in the event that (i) all of the conditions set forth in Section 8.1 and Section 8.2 have been and continue to be satisfied or validly waived by Buyer (other than those conditions that by their nature are to be satisfied at the Closing) and Buyer has failed to complete the Closing by the date the Closing is required to have occurred pursuant to Section 3.1 and (ii) the Seller has confirmed in an irrevocable written notice to Buyer that it is ready, willing and able to perform its obligations to effect the Closing and that if specific performance is granted and the Equity Financing is funded, then the Seller will take such actions as are required of them to cause the Closing to occur. Subject to the immediately preceding sentence, is hereby expressly agreed that the Seller shall be entitled to cause Buyer to fully enforce the terms of the Equity Commitment Letter against the other parties thereto, including by directly filing, and/or demanding that Buyer file, one or more lawsuits against such other parties to fully enforce such other party’s obligations thereunder and Buyer’s rights thereunder.

10.10 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the Contemplated Transactions. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10.

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IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

TRIANGLE CAPITAL CORPORATION

By:	/s/ E. Ashton Poole
Name: E. Ashton Poole
Title: Chairman & CEO

BSP ASSET ACQUISITION I, LLC

By:	Benefit Street Partners L.L.C., as managing member

By:	/s/ David J. Manlowe
Name: David J. Manlowe
Title: Chief Operating Officer

Signature Page

Appendix B

STOCK PURCHASE AND TRANSACTION AGREEMENT

by and between

TRIANGLE CAPITAL CORPORATION

and

BARINGS LLC

DATED AS OF APRIL 3, 2018

STOCK PURCHASE AND TRANSACTION AGREEMENT

STOCK PURCHASE AND TRANSACTION AGREEMENT, dated as of April 3, 2018 (this “Agreement”), by and between Triangle Capital Corporation, a Maryland corporation (“Company”), and Barings LLC, a Delaware limited liability company (“Buyer”). Each of the Company and Buyer may, from time to time, be referred to individually herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article I.

RECITALS:

WHEREAS, the Company is currently an internally managed business development company subject to the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (a “BDC” and the “Investment Company Act,” respectively);

WHEREAS, Buyer is currently registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Advisers Act”);

WHEREAS, contemporaneously herewith, the Company and BSP Asset Acquisition I, LLC (“Asset Buyer”) are entering into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Asset Buyer will, immediately prior to closing of the Contemplated Transactions, acquire the Company’s investment portfolio for cash, as described in the Asset Purchase Agreement (the “Asset Purchase”);

WHEREAS, the Parties desire to enter into a series of transactions pursuant to which, following the Asset Purchase, Buyer will (i) enter into the Management Agreements with the Company, (ii) make a payment in cash to the holders of record of issued and outstanding Company Common Stock as of the Closing Date and immediately prior to the Closing, (iii) acquire directly from the Company shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) in a private transaction that is exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D thereunder, and (iv) commit to purchase shares of Company Common Stock in the open market, subject to certain limitations regarding the timing and amount of such purchases, in each case on the terms, and subject to the conditions, set forth in this Agreement (the foregoing (i) through (iv), as more specifically described below, are referred to collectively as the “Contemplated Transactions”);

WHEREAS, the board of directors of the Company (the “Company Board”) has determined that the Contemplated Transactions are advisable and in the best interests of the Company and the holders of Company Common Stock (the “Company Stockholders”);

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Contemplated Transactions and to prescribe certain conditions to the Contemplated Transactions.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINED TERMS

1.1 For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 7.8(d).

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“Administration Agreement” means the Administration Agreement substantially in the form of Exhibit A attached hereto, to be entered into between the Company and Buyer, as administrator, in accordance with Section 2.1.

“Adverse Recommendation Change” has the meaning set forth in Section 7.3(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the avoidance of doubt, for purposes of this Agreement, (i) Buyer shall not be deemed an “Affiliate” of Asset Buyer or any of Asset Buyer’s Affiliates, and Asset Buyer shall not be deemed an “Affiliate” of Buyer or any of Buyer’s Affiliates, and (ii) no Portfolio Company of the Company shall be deemed to be an “Affiliate” of the Company.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Law” means, with respect to a specified Person, any federal, state, local, municipal, or foreign constitution, treaty, law (including the common law), statute, code, ordinance, rule, administrative interpretation, regulation, directive (including those of any SRO), judgment, order, writ, decree or injunction applicable to the specified Person.

“Asset Buyer” has the meaning set forth in the Recitals to this Agreement.

“Asset Purchase” has the meaning set forth in the Recitals to this Agreement.

“Asset Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Asset Purchase Stockholder Approval” means the approval of the Company Stockholders of the Asset Purchase in accordance with the Asset Purchase Agreement.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.3(a).

“BB&T” means Branch Banking and Trust Company, in its capacity as administrative agent for the Lenders under the Company Loan Documents, and its successors and permitted assigns in such capacity.

“BDC” has the meaning set forth in Section 2(a)(48) of the Investment Company Act.

“Borrowers” means those Persons who constitute “borrowers” (or any similarly defined entity) under the Purchased Loan Documents.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Board” means the board of directors of Buyer.

“Buyer Contracts” has the meaning set forth in Section 5.2(b).

“Buyer Disclosure Schedule” means that certain disclosure schedule delivered by Buyer to the Company prior to the execution of this Agreement.

“Buyer Expenses” means an amount equal to Buyer’s documented out of pocket costs and expenses paid or payable to third parties (including legal, accounting, tax, regulatory, operations, advisory, management, human

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resources (including pension), consulting, insurance, audit, search, asset appraisal, title, surveys, financing, filing, compensation, travel and other similar fees, costs and expenses) and incurred or accrued by or on behalf of Buyer or its Affiliates in connection with this Agreement and the Contemplated Transactions including Buyer’s or its Affiliates’ due diligence investigation of the Company and its Subsidiaries and the preparation, negotiation, execution and delivery of definitive agreements in connection with the Contemplated Transactions, but subject to a maximum of $3,000,000. For the avoidance of doubt, in no event shall Buyer Expenses include any internally allocated costs of Buyer.

“Buyer Regulatory Agreement” has the meaning set forth in Section 5.4.

“Buyer Regulatory Approvals” has the meaning set forth in Section 5.3(a).

“Claim” means any claim, action, suit or legal, administrative, arbitral or other proceeding, whether civil, criminal or administrative.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“COBRA Coverage” has the meaning set forth in Section 7.12.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Articles” means the articles of incorporation of the Company, as amended, supplemented, corrected and/or restated through the date hereof.

“Company Benefit Plans” has the meaning set forth in Section 4.11(a).

“Company Board” has the meaning set forth in the Recitals to this Agreement.

“Company Board Recommendation” has the meaning set forth in Section 4.3(a).

“Company Bylaws” means the bylaws of the Company, as amended and/or restated through the date hereof.

“Company Common Stock” has the meaning set forth in the Recitals to this Agreement.

“Company Contracts” has the meaning set forth in Section 4.3(b).

“Company Disclosure Schedule” means that certain disclosure schedule delivered by the Company to Buyer prior to the execution of this Agreement.

“Company Employees” has the meaning set forth in Section 4.11(a).

“Company Financing Documents” means, collectively, the Company Loan Documents, the Indenture, the SBA Debentures, and all other documents that provide for the rights and obligations relating to the Credit Facility, the SBA Debentures and the Retail Notes.

“Company Loan Agents” mean, collectively, BB&T and ING.

“Company Loan Documents” means, collectively, the (i) Third Amended and Restated Credit Agreement, among the Company, Branch Banking and Trust Company, Fifth Third Bank, Morgan Stanley Bank, N.A., ING

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Capital LLC, Bank of North Carolina, Everbank Commercial Finance, Inc., First Tennessee Bank National Association, Newbridge Bank, Yadkin Bank, CommunityOne Bank, NA, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust, dated May 4, 2015; (ii) First Amendment to Third Amended and Restated Credit Agreement, dated May 1, 2017, among the Company, Branch Banking and Trust Company, ING Capital LLC, Fifth Third Bank, Morgan Stanley Bank, N.A., Bank of North Carolina, EverBank Commercial Finance, Inc., First Tennessee Bank National Association, First National Bank of Pennsylvania, Capital Bank Corporation, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust; (iii) Second Amended and Restated General Security Agreement between the Company, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company, dated May 4, 2015; (iv) Second Amended and Restated Equity Pledge Agreement between the Company, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc. Technology Crops Holdings, Inc. and Branch Banking and Trust Company, dated May 4, 2015; (v) Supplement and Joinder Agreement for Triangle Capital Corporation Credit Agreement dated July 31, 2017; (vi) Supplement and Joinder Agreement for Triangle Capital Corporation Credit Agreement dated September 29, 2017; and (vii) each amendment to the foregoing (i) through (vi).

“Company Matters” means, collectively, the approval of (i) the Investment Advisory Agreement in accordance with Section 15 of the Investment Company Act (the “New IMA Matter”), (ii) the approval of the application of the reduced asset coverage requirement in accordance with, and as set forth in, Section 61(a)(2)(D)(i)(II) of the Investment Company Act (the “Reduced Asset Coverage Matter”), (iii) the issuance of shares of Company Common Stock to Buyer in accordance with, and under the circumstances set forth in, Sections 2.3 and 2.7 hereof to the extent required by any shareholder approval rules or listing standards of any national securities exchange (including the NYSE) that are applicable to the Company (the “Stock Issuance Approval Matter”), (iv) any required proposal relating to “say on pay,” “golden parachutes” and similar matters and (v) any other matters required by Applicable Law to be approved or adopted by the Company Stockholders to effect the Contemplated Transactions and the Asset Purchase.

“Company Regulatory Agreement” has the meaning set forth in Section 4.5(b).

“Company Regulatory Approvals” has the meaning set forth in Section 4.4(a).

“Company Restricted Shares” means each restricted share of Company Common Stock outstanding and not previously forfeited under the Company Stock Plan.

“Company SEC Reports” has the meaning set forth in Section 4.5(c).

“Company Stock Plan” means the Triangle Capital Corporation Omnibus Incentive Plan.

“Company Stockholder Approval” has the meaning set forth in Section 4.3(a).

“Company Stockholder Meeting” has the meaning set forth in Section 4.4(a).

“Company Stockholders” has the meaning set forth in the Recitals to this Agreement.

“Company Transaction Expenses” means an amount equal to the Company’s and its Subsidiaries’ out of pocket expenses incurred in connection with this Agreement, the Contemplated Transactions, the Asset Purchase Agreement and the Asset Purchase (including, without limitation, all reasonable outside attorneys’, accountants’, consultants’ and investment bankers’ fees and expenses, severance (including any severance triggered but not immediately payable as of the Closing), bonus and other compensation payments, the costs to repay the Company’s and its Subsidiaries’ outstanding indebtedness and the cost of any directors’ and officers’ “tail” insurance policy obtained pursuant to Section 7.5(c)).

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“Company Voting Debt” means bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which shareholders of the Company may vote.

“Competing Proposal” means any inquiry, proposal or offer made by any Third Party: (a) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions (including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction), (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company or (ii) any one or more assets or businesses of the Company or its Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole; or (b) any other transaction not covered in the foregoing (a) involving a restructuring or any other change in the operations of the Company that would result in the Company converting from an internally managed BDC to an externally managed BDC, whether or not such transaction is coupled with a capital infusion or purchase of shares of the Company, or (c) any liquidation of the Company, in each case other than the Contemplated Transactions and the Asset Purchase.

“Confidentiality Agreement” has the meaning set forth in Section 7.2(c).

“Contemplated Transactions” has the meaning set forth in the Recitals to this Agreement.

“Continuing Company Employees” means the Company Employees included in a notice to be provided by Buyer to the Company no later than five (5) Business Days prior to Closing.

“Credit Facility” means the credit facility evidenced by the Company Loan Documents.

“Direct Purchase Shares” has the meaning set forth in Section 2.3(a).

“Director Class” has the meaning in Section 8.2(h).

“DOJ” means the Antitrust Division of the United States Department of Justice.

“Employment Agreements” has the meaning set forth in Section 4.11(a).

“Environmental Laws” means, collectively, with respect to a specified Person, any and all environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature with respect to any real property owned by the specified Person or its Subsidiaries seeking to impose, or that are reasonably likely to result in, any liability or obligation of the specified Person or any of its Subsidiaries arising under any local, state or federal environmental, health or safety statute, regulation, ordinance, or other requirement of any Governmental Entity, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any similar state laws.

“Equity Governing Documents” means, with respect to a Purchased Equity Interest, the certificate or articles of incorporation, certificate of formation or partnership, limited liability company or partnership agreement, stockholders agreement, option or warrant agreement, registration rights agreement, buy-sell arrangement and any other document that governs or otherwise affects the terms of any Purchased Equity Interest.

“Equity Interest Schedule” has the meaning set forth in the Asset Purchase Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 4.11(a).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud” means any knowing or intentional misrepresentation by a Party of a material fact with the intent (i) to deceive the other Party, and (ii) to cause such other Party to rely on such fact, coupled with such other Party’s detrimental reliance on such fact under circumstances that constitute common law fraud under Applicable Law.

“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles consistently applied during the periods involved.

“Governmental Entity” means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

“Houlihan Lokey” means Houlihan Lokey Capital, Inc.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Parties” has the meaning set forth in Section 7.5(a).

“Indenture” means, collectively, (i) the Indenture, dated March 2, 2012 between the Company and the Bank of New York Mellon Trust Company, N.A.; (ii) the Second Supplemental Indenture, dated October 19, 2012 between the Company and the Bank of New York Mellon Trust Company, N.A.; and (iii) the Third Supplemental Indenture, dated February 6, 2015 between the Company and the Bank of New York Mellon Trust Company, N.A.

“ING” means ING Capital LLC, in its capacity as multicurrency agent for the Lenders under the Company Loan Documents, and its successors and permitted assigns in such capacity.

“Intellectual Property Rights” means, collectively, all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, software and other similar rights.

“Interim Pro Forma ICTI” has the meaning set forth in Section 7.14(a)(ii).

“Interim Pro Forma NAV” has the meaning set forth in Section 7.14(a)(ii).

“internal controls” has the meaning set forth in Section 4.6(c).

“Investment Advisers Act” has the meaning set forth in the Recitals to this Agreement.

“Investment Advisory Agreement” means the Investment Advisory Agreement substantially in the form of Exhibit B attached hereto, to be entered into between the Company and Buyer, as investment adviser, in accordance with Section 2.1.

“Investment Company Act” has the meaning set forth in the Recitals to this Agreement.

“IRS” means the United States Internal Revenue Service.

“June 30 Pro Forma ICTI” has the meaning set forth in Section 7.14(a)(i).

“June 30 Pro Forma NAV” has the meaning set forth in Section 7.14(a)(i).

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“Lenders” means, collectively, each Person designated as a “Lender” under the Company Loan Documents.

“Liens” means liens, pledges, charges, claims and security interests and similar encumbrances.

“Loan Repayment” has the meaning set forth in Section 2.6(a).

“Management Agreements” means, collectively, the Investment Advisory Agreement and the Administration Agreement.

“Material Adverse Effect” means any occurrence, change, event, effect or development that, individually, or taken together with all other occurrences, changes, events, effects or developments, has or would reasonably be likely to have, a material adverse effect on (a) with respect to the Company, the financial condition, results of operations, assets, liabilities, or business of the Company and its Subsidiaries taken as a whole (provided, however, that, with respect to this subsection (a), the determination of whether a “Material Adverse Effect” exists or has occurred shall not include effects attributable to (i) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable generally to companies in the industry in which the Company and its Subsidiaries operate, (ii) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industry in which the Company and its Subsidiaries operate, (iii) actions or omissions taken with the prior express written consent of Buyer, (iv) changes, after the date hereof, in global or national political conditions or general economic or market conditions generally affecting other companies in the industry in which the Company and its Subsidiaries operate, (v) conditions arising out of acts of terrorism, war, weather conditions or other force majeure events, (vi) any legal proceedings made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) in connection with Agreement or any of the Contemplated Transactions (except to the extent that any conduct by the Company or its officers and directors forming the basis for such litigation is determined by a court of competent jurisdiction to have violated Applicable Law), (vii) the public disclosure of this Agreement or the Contemplated Transactions, or (viii) the consummation of the Asset Purchase substantially on the terms set forth in the Asset Purchase Agreement, except, with respect to clauses (i), (ii), (iv) and (v), to the extent that the effects of such change disproportionately impact the financial condition, results of operations, assets, liabilities or business of the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its Subsidiaries operate) or (b) with respect to Buyer or the Company, the ability of Buyer or the Company, as applicable, to timely consummate the Contemplated Transactions.

“Material Company Contracts” has the meaning set forth in Section 4.13(a)(ix).

“MGCL” means the Maryland General Corporation Law.

“New IMA Matter” has the meaning set forth in the definition of “Company Matters.”

“Notice of Adverse Recommendation” has the meaning set forth in Section 7.8(f).

“Notice of Superior Proposal” has the meaning set forth in Section 7.8(f).

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, with respect to a Person other than a natural person, (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the certificate of formation and operating agreement of a limited liability company, (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any other Person; (vi) any stockholder or similar agreement among holders of securities of an issuer, and (vii) any amendment to any of the foregoing.

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“Outside Date” has the meaning set forth in Section 9.1(c).

“Party” and “Parties” have the meaning set forth in the preamble to this Agreement.

“Payment Agent” has the meaning set forth in Section 3.3.

“Payment Agent Agreement” has the meaning set forth in Section 3.3.

“Payment Fund” has the meaning set forth in Section 3.3.

“Payoff Letter” has the meaning set forth in Section 2.6(a).

“Permit” means any license, permit, variance, exemption, franchise, consent, approval, authorization, qualification, or order of any Governmental Entity.

“Permitted Liens” means (i) Liens for Taxes and other statutory Liens securing payments not yet due and payable, (ii) Liens arising under the Company Loan Documents, (iii) easements, rights of way, and other similar encumbrances that do not materially impact the value of or materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

“Per-Share Price” means an amount equal to the net asset value per-share of Company Common Stock, as determined in accordance with Section 2.4.

“Per-Share Price Estimate” has the meaning set forth in Section 2.4.

“Person” means an individual, corporation, partnership, limited liability company, association, joint venture, estate, trust, sole proprietorship, unincorporated organization, other entity, organization, group (as defined in Section 13(d) of the Exchange Act), or any other business entity or any Governmental Entity, including a government or political subdivision or an agency or instrumentality thereof.

“Portfolio Company” means any entity in which the Company or any of its Subsidiaries has made, makes or proposes to make a debt or equity investment that is or would be reflected in the Schedule of Investments included in the Company’s quarterly or annual reports.

“Pro Forma ICTI” means, collectively, the June 30 Pro Forma ICTI, the Interim Pro Forma ICTI and the September 30 Pro Forma ICTI.

“Pro Forma NAV” means, collectively, the June 30 Pro Forma NAV, the Interim Pro Forma NAV and the September 30 Pro Forma NAV.

“Proxy Statement” has the meaning set forth in Section 4.4(a).

“Purchased Assets” means the assets to be purchased by Asset Buyer pursuant to the Asset Purchase Agreement.

“Purchased Equity Interests” means the equity interests to be purchased by Asset Buyer pursuant to the Asset Purchase Agreement.

“Purchased Loan Collateral” means the assets and properties securing payment of outstanding obligations of Borrowers under the Purchased Loan Documents.

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“Purchased Loan Documents” means the credit and financing agreements, guarantees, subordination agreements, Purchased Loan Notes, mortgages, deeds of trust, security agreements (including pledge and control agreements), financing statements, intercreditor agreements, and other instruments and documents affecting the Company’s and its Subsidiaries’ ownership, economic or other rights with respect to the Purchased Loans or in which the Company or its Subsidiaries has an interest, in connection with the Purchased Loans.

“Purchased Loan Notes” means the original executed promissory notes (or copies, to the extent that only copies of such promissory notes are in the Company’s or its Subsidiaries’ possession or control) issued to the order of the Company or its Subsidiaries, or copies of a “master” note if no such note was issued to the Company or its Subsidiaries or an allonge endorsing a note in favor of the Company or its Subsidiaries, evidencing indebtedness owing to the Company or its Subsidiaries under a Purchased Loan.

“Purchased Loan Schedule” has the meaning set forth in the Asset Purchase Agreement.

“Purchased Loans” means the loans to be purchased by Asset Buyer pursuant to the Asset Purchase Agreement.

“Reduced Asset Coverage Matter” has the meaning set forth in the definition of “Company Matters.”

“Registration Rights Agreement” means the Registration Rights Agreement attached hereto as Exhibit C.

“Retail Notes” means, collectively, (i) the Company’s unsecured 6.375% Notes due December 15, 2022, and (ii) the Company’s unsecured 6.375% Notes due March 15, 2022.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SBA” means the United States Small Business Administration.

“SBA Approval” has the meaning set forth in Section 7.1(b)(iii).

“SBA Debentures” means, collectively, all debentures issued by the SBIC Subsidiaries to the SBA.

“SBIC” has the meaning set forth in Section 4.12(b).

“SBIC Subsidiaries” means, collectively, TMFL, TMF SBIC and TMF III.

“SEC” has the meaning set forth in the Recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“September 30 Pro Forma ICTI” has the meaning set forth in Section 7.14(a)(iii).

“September 30 Pro Forma NAV” has the meaning set forth in Section 7.14(a)(iii).

“SRO” has the meaning set forth in Section 4.4(a).

“Stock Issuance Approval Matter” has the meaning set forth in the definition of “Company Matters.”

“Stock Purchase” has the meaning set forth in Section 2.3(a).

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“Stock Purchase Price” means cash in an amount equal to $100,000,000; provided, however, that such amount shall be subject to adjustment in accordance with Section 2.3 as it relates to fractional shares of Company Common Stock.

“Stockholder Payment” has the meaning set forth in Section 2.2.

“Stockholder Payment Record Date” has the meaning set forth in Section 2.2.

“Subsidiary”, when used with respect to a Party, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, (i) that, in the case where the specified Party is an SEC-reporting company, is consolidated with such Party for financial reporting purposes under GAAP and, to the extent applicable, Article 6 of the SEC’s Regulation S-X, and (ii) in the case where the specified Party is not an SEC-reporting company, whose securities or other interests having the power to elect a majority of the relevant entity’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of the relevant entity, are held by the specified Party or by one or more other Subsidiaries of such Party or by such Party and one or more other Subsidiaries of such Party; provided, however, that in no event shall a Portfolio Company of the Company shall be deemed to be an “Affiliate” of the Company.

“Superior Proposal” means a bona fide written Competing Proposal made by a Third Party that the Company Board determines in good faith, after consultation with its outside financial advisors and legal advisors, and taking into account the terms and conditions of such proposal, the party making such proposal, and the likelihood and anticipated timing of consummation of such Competing Proposal, and all other all legal, financial, regulatory and other aspects of such Competing Proposal, (a) is reasonably likely to be consummated without undue delay relative to the Contemplated Transactions and the Asset Purchase, taking into account all financial, legal, regulatory and other aspects of such offer, and (b) is more favorable to the Company Stockholders from a financial point of view than the Contemplated Transactions and the Asset Purchase, taken as a whole (including any revisions to the terms of this Agreement committed to by Buyer to the Company in writing in response to such Competing Proposal made to the Company under the provisions of Section 7.6(f)) and any similar revisions to the terms of the Asset Purchase Agreement committed to by Asset Buyer to the Company in writing in response to such Competing Proposal in accordance with the Asset Purchase Agreement; provided however, for these purposes, to the extent relevant to the Competing Proposal in question, all percentages in subsections (a)(i) and (a)(ii) of the definition of Competing Proposal shall be increased to fifty percent (50%).

“Takeover Statutes” has the meaning set forth in Section 4.17.

“Tax” or “Taxes” means (i) all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for Taxes described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

“Tax Return” means, with respect to a Person, a report, return or other information (including any amendments) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Person or any of its Subsidiaries.

“Termination Fee” has the meaning set forth in Section 9.4(a).

“Third Party” means a third party (or group of Persons) not affiliated with the Company, Buyer or the Asset Buyer.

“TMF III” means Triangle Mezzanine Fund III LP, a Delaware limited partnership.

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“TMF SBIC” means Triangle Mezzanine Fund SBIC II LP, a Delaware limited partnership.

“TMFL” means Triangle Mezzanine Fund LLLP, a North Carolina limited liability limited partnership.

“Trading Plan” has the meaning set forth in Section 2.7.

“Welfare Plan” has the meaning set forth in Section 4.11(f).

ARTICLE II

TRANSACTIONS

2.1 Management Agreements. Immediately following the Asset Purchase, subject to, and effective upon, the occurrence of the Closing (including receipt of the Company Stockholder Approval), and immediately prior to the transactions described in Sections 2.2 and 2.3, the Company and Buyer shall enter into the Management Agreements.

2.2 Stockholder Payment. At the Closing, immediately following the execution of the Management Agreements and immediately prior to the transactions described in Section 2.3, Buyer shall pay to the Payment Agent, in trust for payment to the Company Stockholders of record as of the Closing Date, after giving effect to the Asset Purchase but not the purchase of Company Common Stock contemplated hereby, cash in an amount equal to $85,000,000 (the “Stockholder Payment”). Following delivery of the Stockholder Payment to the Payment Agent, the Payment Agent shall promptly deliver the Stockholder Payment to Company Stockholders in the manner described in Section 3.3. For all purposes under this Agreement, the right to receive a pro rata share of the Stockholder Payment shall inure only to the benefit of the holders of record as of the Closing Date, but prior to issuance of the Direct Purchase Shares (the “Stockholder Payment Record Date”).

2.3 Stock Purchase.

(a) Immediately following the Stockholder Payment Record Date and the delivery of the Stockholder Payment to the Payment Agent, Buyer shall purchase from the Company, and the Company shall, upon receipt by the Company of the Stock Purchase Price in accordance with Section 3.1 below, issue to Buyer, a number of newly issued shares of Company Common Stock equal to (a) the Stock Purchase Price, divided by (b) the Per-Share Price; provided, however, that no fraction of a share of Company Common Stock resulting from the foregoing calculation shall be issued in exchange for payment of the Stock Purchase Price, in which case the Stock Purchase Price shall be reduced by an amount equal to the product of (x) the relevant fraction of a share of Company Common Stock resulting from the foregoing calculation, multiplied by (y) the Per-Share Price. The purchase of shares of Company Common Stock, and the shares of Company Common Stock to be so issued, are referred to herein as the “Stock Purchase” and the “Direct Purchase Shares”, respectively.

(b) Buyer agrees that it shall not transfer any Direct Purchase Shares (or solicit any offers in respect of any transfer of any Direct Purchase Shares), except to its Affiliates, in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement. In addition to the foregoing, Buyer agrees that, from and after the Closing, it shall not transfer any Direct Purchase Shares, other than to its employees, Affiliates and any employees of its Affiliates (so long as each such transferee agrees to be bound by the holding period set forth in this Section 2.3(b)), until the second anniversary of the Closing.

(c) Prior to and subject to the Closing, the Company Board shall approve and authorize the use of not less than $50,000,000 of proceeds from the Stock Purchase for the Company to implement one or more issuer tender offers to repurchase for cash its outstanding shares of Company Common Stock at a price per share up to and including the net asset value per share of the Company Common Stock, which may be effected through a Dutch tender offer, and otherwise on terms and conditions determined by the Company Board at the time of such

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issuer tender offers. The first such issuer tender offer shall occur immediately following the Closing, and subsequent issuer tender offers shall occur at successive approximately semi-annual intervals thereafter until the entire $50,000,000 has been utilized to repurchase shares of Company Common Stock in connection therewith.

2.4 Calculation of Per-Share Price. Promptly following the close of business on the fifth (5th) Business Day immediately preceding the closing of the Asset Purchase, the Company Board shall calculate, and the Company shall deliver to Buyer, the Company Board’s estimate of the net proceeds to the Company of the Asset Purchase, and the corresponding Per-Share Price, after giving effect to the Asset Purchase and the transactions contemplated thereby, including the receipt of proceeds therefrom by the Company, the lapsing of restrictions on the Company Restricted Shares in accordance with the Asset Purchase Agreement, and the payment of Company Transaction Expenses (the “Per-Share Price Estimate”) along with reasonable supporting documentation for the amounts set forth therein, including reasonable detail as to the computations thereof, and shall be prepared in good faith in consultation with Buyer. Buyer will review the Per-Share Price Estimate and, if Buyer disagrees with any item set forth in such estimate, it may provide comments to the Company, and the Company and Buyer will attempt to resolve in good faith any such disagreements prior to the Closing. Promptly following the closing of the Asset Purchase and immediately prior to the Closing, the Company shall either (i) deliver to Buyer written confirmation that the Per-Share Price reflected in the Per-Share Price Estimate is final, or (ii) provide Buyer with an updated calculation of the Per-Share Price, together with the information regarding any differences between the Per-Share Price Estimate and the revised calculations of the Per-Share Price. The Per-Share Price, as finally determined in accordance with the foregoing, shall constitute the Per-Share Price for all purposes under this Agreement.

2.5 Directors and Officers.

(a) Except as otherwise directed in writing by Buyer, the directors and officers of the Company and its Subsidiaries immediately prior to the Closing shall submit their resignations to be effective as of the Closing Date and in accordance with Section 8.2(g). From and after the Closing, (i) the directors of the Company shall be the directors identified by Buyer to the Company in writing prior to the initial filing of the Proxy Statement with the SEC and approved by the Company Board, with each such director approved as a director to be appointed to a Director Class in accordance with Sections 8.2(h) and (i), prior to the filing of such Proxy Statement, such appointment to be effective as of the Closing Date, and (ii) the officers of the Company identified by Buyer to the Company in writing and approved by the Company Board at Closing, in each case, until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Company Articles.

(b) On or prior to the Closing, the Company Board shall adopt resolutions approving Buyer and its Affiliates as interested stockholders pursuant to the Contemplated Transactions and exempting Buyer and its Affiliates from applicability of the Maryland Business Combination Act, Title 3, Section 6 of the Maryland General Corporation Law.

2.6 Treatment of Outstanding Indebtedness.

(a) Between the date hereof and Closing, the Company shall, and shall cause Asset Buyer to, take all such steps as may be necessary to pay or cause to be paid the full amount of principal and accrued interest, and any and all of the fees, costs, expenses, penalties and other amounts payable under the Company Loan Documents upon consummation of the Asset Purchase (the “Loan Repayment”), and shall instruct Asset Buyer to deliver such required portion of the purchase price under the Asset Purchase Agreement to such account or accounts as required by the Company Loan Agents in connection with the repayment of the Credit Facility. In connection with the foregoing, the Company shall deliver to Buyer a draft copy of a customary payoff letter (subject to delivery of funds by Buyer to the administrative agent at or prior to the Closing) relating to the repayment of the Credit Facility under the Company Loan Documents which shall include a release of related Liens (the “Payoff Letter”). On or prior to the Closing Date, the Company shall deliver to Buyer an executed copy of each Payoff Letter to be effective upon the Closing.

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(b) Unless the SBA has approved under SBA regulations of the Contemplated Transactions so that the SBA Debentures remain outstanding in accordance with their respective terms, the Company shall, in accordance with all applicable SBA regulations, take all actions in connection with the closing of the Asset Purchase in order to pay, or make provision for the repayment of, the full amount of principal and accrued interest, and any and all of the fees, costs, expenses, penalties and other amounts due and payable under the SBA Debentures as of the closing of the Asset Purchase and at least three (3) Business Days prior to the Closing, the Company shall deliver to Buyer a draft copy of any payoff letter or other documentation evidencing the repayment of the SBA Debentures effective as of the Closing. In connection with the repayment of the SBA Debentures, the Company shall cause the SBIC Subsidiaries to surrender their respective SBA licenses to the SBA in accordance with SBA regulations and to take such other actions as may be required by the SBA in connection with the surrender and termination of such licenses.

(c) Effective as of the Closing, the Company shall, and shall cause Asset Buyer to, take all such steps as may be necessary to pay or cause to be paid, or to provide adequate security (in the form of funds deposited with the trustee, as required under the Indenture for discharge or defeasance of the indebtedness under the Retail Notes) for the repayment of, the full amount of principal and accrued interest, and any and all of the fees, costs, expenses, penalties and other amounts payable under the Retail Notes upon consummation of the Asset Purchase, and shall instruct Asset Buyer to deliver such required portion of the purchase price under the Asset Purchase Agreement to such account or accounts as required by the Retail Notes in connection with the repayment of the Retail Notes and shall deliver evidence satisfactory to Buyer of the repayment and cancellation, or adequate security (in the form of funds deposited into an escrow account with the trustee, as required under the Indenture) with respect to repayment, of such notes.

2.7 Open Market Stock Purchase. Subject to the terms and conditions hereof, Buyer shall, immediately prior to the Closing Date, enter into a binding contract (the “Trading Plan”) reasonably acceptable to the Company with a reputable third-party brokerage firm pursuant to which Buyer shall commit to purchase $50,000,000 of shares of Company Common Stock in open market transactions in accordance with the terms thereof. The Trading Plan shall (a) have a term commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, (b) require that purchases be made under the Trading Plan at any time that Company Common Stock is trading on the NYSE (or any successor stock exchange thereto) at a price not greater than the net asset value per share at the time of purchase, subject to the volume and other limitations set forth in Rule 10b-18 under the Exchange Act and (c) prohibit the termination of the Trading Plan by Buyer unless approved by the “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Company Board. In the event that Buyer does not purchase $50,000,000 of shares of Company Common Stock pursuant to the Trading Plan prior to the termination or expiration of the Trading Plan (whether pursuant to its terms or otherwise), then, within five (5) Business Days thereof, Buyer agrees to purchase, at the greater of the then current net asset value of Company Common Stock and the market price of the Company Common Stock on the NYSE (or any successor stock exchange thereto), an aggregate amount of shares of Company Common Stock from the Company equal to the difference between (x) $50,000,000 and (y) the aggregate dollar amount of shares of Company Common Stock purchased by Buyer pursuant to the Trading Plan prior to the termination or expiration thereof. Prior to Closing, Buyer shall provide a copy of the Trading Plan to the Company for its review and approval (which shall not be unreasonably withheld, conditioned or delayed).

ARTICLE III

CLOSING; CLOSING DELIVERIES

3.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Contemplated Transactions (the “Closing”) shall take place at 10:00 a.m. on a date and at a place to be specified by the Parties, which date shall be no later than three (3) Business Days after the satisfaction or waiver (subject to Applicable Law) of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the Parties (the “Closing Date”).

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3.2 Closing Deliveries. At the Closing,

(a) The Company shall deliver or cause to be delivered to Buyer:

(i) copies of the Management Agreements, duly executed by the Company;

(ii) certificates representing the Direct Purchase Shares;

(iii) the officer certificates contemplated by Section 8.2(a) and (b);

(iv) the Registration Rights Agreement, duly executed by the Company;

(v) the Payoff Letter, pursuant to Section 2.6(a);

(vi) evidence of the repayment and cancellation of the SBA Debentures, if required pursuant to Section 2.6(b), reasonably satisfactory to Buyer;

(vii) evidence of the repayment and cancellation of, or adequate security (in the form of funds deposited into an escrow account with the trustee, as required under the Indenture) for the repayment of, the Retail Notes, reasonably satisfactory to Buyer;

(viii) resignation letters duly executed by each director and officer of the Company and its Subsidiaries;

(ix) the certificate required pursuant to Section 7.14; and

(x) such other documents as may be reasonably required to effect the intentions of the Parties, executed by the Company.

(b) Buyer shall deliver or cause to be delivered to the Company:

(i) copies of the Management Agreements, duly executed by Buyer;

(ii) the Stockholder Payment to the Payment Agent in accordance with Section 3.3;

(iii) the Stock Purchase Price, payable by wire transfer to an account or accounts specified by the Company at least two (2) Business Days prior to the Closing Date;

(iv) the Registration Rights Agreement, duly executed by Buyer;

(v) the officer certificates contemplated by Section 8.3(a) and (b);

(vi) a copy of the Trading Plan; and

(vii) such other documents as may be reasonably required to effect the intentions of the Parties, executed by Buyer.

3.3 Payment Agent; Deposit of Stockholder Payment. Prior to the Closing, Buyer shall appoint a bank or trust company reasonably acceptable to the Company, or the Company’s transfer agent, pursuant to an agreement (the “Payment Agent Agreement”) to act as payment agent (the “Payment Agent”) with respect to the Stockholder Payment to be made hereunder. At or prior to the Closing, Buyer shall deposit, or cause to be deposited with, the Payment Agent sufficient cash to pay the aggregate Stockholder Payment to holders of record of Company Common Stock as of as of the Stockholder Payment Record Date, after giving effect to the Asset Purchase but not the Stock Purchase, (the “Payment Fund”). Promptly following Closing, Buyer shall instruct the Payment Agent to promptly deliver to each holder of record of Company Common Stock as of the Stockholder Payment Record Date, such holder’s pro rata share of the Stockholder Payment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (i) the Company SEC Reports (as defined in Section 4.5(c) below) filed prior to the date of this Agreement (without giving effect to any amendment or supplement to any Company SEC Report

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filed on or after the date of this Agreement and excluding any general cautionary, predictive or forward-looking statements contained therein), or (ii) the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer as follows:

4.1 Corporate Organization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company has the requisite corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

(b) The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(c) True, complete and correct copies of the Company Articles and the Company Bylaws have previously been made available to Buyer. The Company is not in violation of the Company Articles or the Company Bylaws.

(d) Except as set forth in Section 4.1(d) of the Company Disclosure Schedule, the Company has no Subsidiaries. Each of the Subsidiaries of the Company (i) is duly formed and validly existing and in good standing under the laws of the state of its formation, (ii) has the requisite limited partnership or other organizational power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. True, complete and correct copies of the Organizational Documents of each Subsidiary of the Company have previously been made available to Buyer. No Subsidiary of the Company is in violation of its Organizational Documents.

4.2 Capitalization. (a) The authorized capital stock of the Company consists of 150,000,000 shares of stock, initially designated as common stock, par value $0.001 per share, of which, as of the date of this Agreement, 48,024,614 shares, including all Company Restricted Shares, were issued and outstanding. As of the date of this Agreement, no shares of preferred stock were issued and outstanding. As of the date of this Agreement, 891,424 Company Restricted Shares were issued and outstanding and subject to restrictions and no shares of Company Common Stock were reserved for issuance except for 1,985,685 shares of Company Common Stock reserved for issuance under the Company Stock Plan. All of the issued and outstanding shares of Company Common Stock have been, and at Closing the Direct Purchase Shares will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Voting Debt is issued or outstanding. Except pursuant to this Agreement or Section 4.2(a) of the Company Disclosure Schedule, and other than the Company Restricted Shares, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Company Common Stock, Company preferred stock, Company Voting Debt or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock, Company preferred stock, Company Voting Debt or other equity securities of the Company. Except as it relates to cashless settlement of Company Restricted Shares to satisfy tax withholding requirements related to the vesting thereof, there are no contractual obligations of the Company or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any equity security of the Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its Subsidiaries or (B) pursuant to which the Company or any of its Subsidiaries is or could be required to register shares of Company capital stock or other securities under the Securities Act.

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(b) Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(c) Except for the Retail Notes and amounts outstanding under the Company Loan Documents, the Company has no indebtedness for borrowed money. Except for the SBA Debentures, no Subsidiary of the Company has any indebtedness for borrowed money; provided, however, that certain of the Company’s Subsidiaries are guarantors of the Credit Facility.

4.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement, the Management Agreements and the Registration Rights Agreement and the consummation of the Contemplated Transactions and the transactions contemplated thereby have been duly and validly approved by the Company Board. The Company Board has determined that this Agreement and the Contemplated Transactions are advisable and in the best interests of the Company and the Company Stockholders, approved this Agreement and the Contemplated Transactions, recommended that the Company Stockholders approve the Contemplated Transactions, and directed that the Company Matters be submitted to the Company Stockholders for approval and adoption at a duly held meeting of such Company Stockholders, together with the recommendation of the Company Board that the Company Stockholders approve and adopt the Company Matters (the “Company Board Recommendation”) and has adopted a resolution to the foregoing effect. Except for the approval and adoption of (i) the New IMA Matter by the affirmative vote of the holders of the lesser of (A) 67% or more of the shares present at the Company Stockholder Meeting entitled to vote at such meeting and (B) a majority of the outstanding shares of Company Common Stock and (ii) the Stock Issuance Approval Matter by the affirmative vote of a majority of the shares of Company Common Stock cast at such meeting (such approval, the “Company Stockholder Approval”), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the Contemplated Transactions; provided, however, that the Company Board shall also recommend that the Company Stockholders approve the Reduced Asset Coverage Matter, it being understood that the definition of “Company Stockholder Approval” shall not include approval of the Reduced Asset Coverage Matter, and approval thereof shall not be a condition to Closing. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Contemplated Transactions, nor compliance by the Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the Company Articles or Company Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any Applicable Law applicable to the Company or any of its Subsidiaries, properties or assets, or (B) except as would not, individually or in the aggregate, be material to the Company, and its Subsidiaries, taken as a whole, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by

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which any of them or any of their respective properties or assets is bound (collectively, the “Company Contracts”).

4.4 Consents and Approvals.

(a) Except for (i) the filing with the SEC of a proxy statement in definitive form (the “Proxy Statement”) relating to the special meeting of the Company Stockholders to be held in order to obtain the Company Stockholder Approval (the “Company Stockholder Meeting”), (ii) any notices, consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of the NYSE, or any other applicable self-regulatory organization (“SRO”), (iii) any notices or filings under the HSR Act, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the Direct Purchase Shares pursuant to this Agreement, (v) compliance with the Investment Company Act, and the rules and regulations promulgated thereunder, or (vi) as set forth on Section 4.4(a) of the Company Disclosure Schedule (the foregoing (i) through (vi) referred to collectively as the “Company Regulatory Approvals”), no other consents, authorizations, approvals, or exemptions from, or notices to, or filings with, any Governmental Entity are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of Contemplated Transactions.

(b) Except for (i) receipt of the Company Stockholder Approval, (ii) receipt of the relevant releases under the Company Loan Documents in connection with the Loan Repayment, (iii) receipt of the SBA Approval (but subject to Section 2.6(b) and Section 7.1(b)(iii)), (iv) consents under Company Contracts set forth on Section 4.4(b) of the Company Disclosure Schedule, and (v) matters covered in the immediately preceding Section 4.4(a), no consents or approvals of any Person are necessary in connection with the execution and delivery by Company of this Agreement or the consummation by the Company of the Contemplated Transactions.

4.5 Reports; Regulatory Matters.

(a) The Company and each of its Subsidiaries have timely filed all reports, registration statements and certifications, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2015 with (i) the SEC, (ii) the NYSE, and (iii) any other applicable SRO or Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2015, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any SRO or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations of the Company and its Subsidiaries conducted by a SRO or Governmental Entity in the ordinary course of the business, no SRO or Governmental Entity has initiated since December 31, 2016 or has pending any proceeding, enforcement action or, to the knowledge of the Company, investigation into the business, disclosures or operations of the Company or any of its Subsidiaries. Except as set forth in Section 4.5(a) of the Company Disclosure Schedule, since December 31, 2016, no SRO or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of the Company, investigation into the business, disclosures or operations of the Company or any of its Subsidiaries. There is no unresolved, or, to the Company’s knowledge, threatened comment or stop order by any SRO or Governmental Entity with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries. Since December 31, 2016, there have been no formal or informal inquiries by, or disagreements or disputes with, any SRO or Governmental Entity with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries (other than normal examinations conducted by a SRO or Governmental Entity in the Company’s ordinary course of business consistent with past practice). The Company has made available to Buyer all correspondence with the SEC, the NYSE and any other SRO or Governmental Entity since December 31, 2015.

(b) Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of

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understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2015 a recipient of any supervisory letter from, or since December 31, 2015 has adopted any policies, procedures or board resolutions at the request or suggestion of, any SRO or Governmental Entity that currently restricts in any material respect the conduct of its business (or to the Company’s knowledge that, upon consummation of the Contemplated Transactions, would restrict in any material respect the conduct of the business of Buyer or any of its Subsidiaries), or that in any material manner relates to its credit, risk management or compliance policies, its internal controls, its management or its business (each item in this sentence, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised since December 31, 2015 by any SRO or Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.

(c) The Company has filed on the SEC’s EDGAR system each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act since December 31, 2015 (the “Company SEC Reports”) and prior to the date of this Agreement and (ii) communication mailed by the Company to the Company Stockholders since December 31, 2015 and prior to the date of this Agreement. No such Company SEC Report or communication, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are not outstanding or unresolved comments from the SEC with respect to any Company SEC Report and, as of the date of this Agreement, no Company SEC Report is subject to any ongoing review by the SEC.

4.6 Financial Statements.

(a) The consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments immaterial in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

(b) Neither the Company nor any of its Subsidiaries has any material liability or obligation of any nature whatsoever required by GAAP to be reserved for in a balance sheet (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the annual period ended December 31, 2017 (including any notes thereto) and for liabilities and obligations incurred in a commercially reasonable manner since the date of such balance sheet.

(c) The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its

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consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the SEC, and that all such material information is accumulated and communicated to the principal executive officer and the chief financial officer of the Company by others within those entities in connection with the reports the Company is required to file under the Exchange Act to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes Oxley Act. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The records, systems, controls, data and information of the Company and its consolidated Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its consolidated Subsidiaries (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and its consolidated Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Each of the Company and its consolidated Subsidiaries has substantially addressed any such deficiency, material weakness or fraud. As of the date hereof, there is no reason to believe that the Company’s outside auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when required. Neither the Company nor any of its consolidated Subsidiaries has any outstanding “extensions of credit” or has arranged any outstanding “extensions of credit” to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(d) Since December 31, 2015, the principal executive officer and the principal financial officer of the Company have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and under the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. The principal executive officer and the principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to each Company SEC Document filed by the Company, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

4.7 Broker’s Fees. Except for the fees of Houlihan Lokey, neither the Company nor any of its Subsidiaries has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Contemplated Transactions.

4.8 Absence of Certain Changes or Events. Except as set forth in Section 4.8 of the Company Disclosure Schedules, since December 31, 2017, (a) the respective businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, (b) none of the Company nor any Subsidiary has taken any action that, if taken after the date of this Agreement, would result in a breach of the covenants set forth in Section 6.2, and (c) no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

4.9 Legal Proceedings. (a) Except as set forth in Section 4.9 of the Company Disclosure Schedule and except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a

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whole, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or to which any of their assets are subject or against or into any officers or directors of the Company or its Subsidiaries in such capacities.

(b) Except as would not be material to the Company and its Subsidiaries, taken as a whole, there is no judgment, settlement agreement, order, injunction, decree or regulatory restriction (other than those of general application that apply to similarly situated companies or their Subsidiaries) imposed upon the Company, any of its Subsidiaries or the assets of the Company, any of its Subsidiaries.

4.10 Taxes and Tax Returns.

(a) Each of the Company and its Subsidiaries (i) has duly and timely filed (including all applicable extensions) all federal, state, local and foreign income and other material Tax Returns required to be filed by it on or prior to the date of this Agreement and all such Tax Returns are accurate and complete, (ii) has paid all Taxes shown thereon as due and (iii) has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by the IRS or any other federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon the Company or any Subsidiary for which the Company does not have reserves that are adequate under GAAP. Neither the Company nor any Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries as described in the Company Disclosure Schedule).

(b) Effective for the year ending December 31, 2007, the Company made a valid election under Subchapter M of Chapter 1 of the Code to be taxed as a regulated investment company. The Company has qualified as a regulated investment company at all times subsequent to such election, and expects to qualify as such for its current taxable year. With respect to each taxable year, the Company has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code and will satisfy the distribution requirements for its current taxable year.

(c) The Company and its Subsidiaries have complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by Applicable Law, withheld from and paid over all amounts required to be so withheld and paid over under Applicable Laws.

(d) There are no Liens for Taxes upon the assets of the Company or any of the Subsidiaries, except for Liens for Taxes not yet due and payable and Liens for Taxes that are both being contested in good faith and adequately reserved for in accordance with GAAP.

(e) Neither the Company nor any Subsidiary has granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return that is outstanding, nor any request for such waiver or consent has been made.

(f) No Subsidiary of the Company is a “specified foreign corporation” as defined in Section 965(e) of the Code.

4.11 Employee Matters.

(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each “employee benefit plan” as defined in Section 3(3) of ERISA, and each incentive, deferred compensation,

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paid-time-off, equity-based, phantom equity, severance, separation, termination, retention, change-of-control, pension, profit-sharing, retirement, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, dental, vision, welfare, accident, disability, workmen’s compensation or other insurance, collective bargaining, material fringe benefit, or other similar plan, program, agreement, practice, policy, arrangement or commitment for the benefit of any employee, former employee, director or former director of the Company or any of its Subsidiaries (collectively, “Company Employees”) or any independent contractor or former independent contractor of the Company or any of its Subsidiaries, entered into, maintained or contributed to, or required to be maintained or contributed to by the Company, any of its Subsidiaries or any Person that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, (each such Person, an “ERISA Affiliate”), whether written or oral, and whether or not subject to ERISA (such plans, programs, agreements, practices, policies, arrangements and commitments, herein referred to as the “Company Benefit Plans”). In addition, Section 4.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each employment agreement or independent contractor agreement for substantial personal services, other than oral agreements that can be terminated on prior notice of 30 days’ or less, without continuing obligation or penalty (such agreements herein referred to as the “Employment Agreements”).

(b) With respect to each Company Benefit Plan, the Company has made available to Buyer true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Company Benefit Plan (including any related trust agreements or other funding arrangements) and any amendment thereto or, with respect to any such plan that is not in writing, a written description of the material terms thereof, (ii) the current summary plan description, and all summaries of material modifications thereto, (iii) the two (2) most recent Form 5500s, annual reports, financial statements and/or actuarial reports, (iv) the most recent IRS determination, opinion or advisory letter, and (v) all material written communications provided to employees in the last twelve (12) months relating to such Company Benefit Plans and all other material written communications with any governmental agency in the last thirty-six (36) months relating to such Company Benefit Plans, including any materials relating to any government investigation or audit or any submissions under any voluntary compliance procedure. The Company has made available to Buyer true, complete and correct copies of any written Employment Agreements including all amendments thereto and, with respect to any Employment Agreement that is not in writing, a written description of the material terms thereof.

(c) (i) Each Company Benefit Plan (including any related trust) has been maintained, operated and administered (including with respect to reporting and disclosure) in accordance with its terms in all material respects, (ii) all Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other Applicable Laws, including Section 409A of the Code, in each case in all material respects, (iii) to the Company’s knowledge no non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Company Benefit Plan which would result in a material penalty, (iv) all contributions to, and payments from, the Company Benefit Plans have been made in accordance with the terms of the Company Benefit Plans, ERISA, the Code and all other Applicable Laws in all material respects, (v) there are no current or, to the Company’s knowledge, threatened investigations by any Governmental Entity, termination proceedings, or other claims by any Person (except routine claims for benefits) with respect to the Company Benefit Plans or, to the Company’s knowledge, any fiduciary thereof and (vi) none of the Company, any Subsidiary, or any ERISA Affiliate currently sponsors, contributes to, maintains or has any liability (whether contingent or otherwise under) (A) an employee benefit plan that is or was subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (B) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (C) a “multiple employer plan” (within the meaning of Section 413 of the Code) or (D) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), nor, in each case, have any of them ever done so.

(d) Except as set forth in Section 4.11(d) of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries and, to the Company’s knowledge, each other party to each Employment Agreement has duly performed all obligations required to be performed by it to date under such agreement, and (ii) to the

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Company’s knowledge, no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party thereto under any such Employment Agreement.

(e) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code (including each related trust intended to be exempt from taxation under Section 501(a) of the Code) has received an IRS determination letter or is comprised of a master and prototype or volume submitter plan that has received a favorable opinion or advisory letter from the IRS. Since the date of each such determination, opinion or advisory letter, no event has occurred and no condition exists that would result in the revocation of any such determination, opinion or advisory letter or that would adversely affect the qualified status of any such Company Benefit Plan (or the tax-exempt status of any such trust).

(f) Except as set forth on Section 4.11(f) of the Company Disclosure Schedule, no Company Benefit Plan that is a “welfare benefit plan” as defined in Section 3(1) of ERISA (each, a “Welfare Plan”) or Employment Agreement provides for continuing benefits or coverage for any participant or beneficiary or covered dependent of a participant after such participant’s termination of employment, except to the extent required by law. Each Welfare Plan which provides medical, dental, health or long-term disability benefits (except a flexible spending account) is fully insured and claims with respect to any participant or covered dependent under such Welfare Plan could not result in any uninsured liability to the Company, any Subsidiary or Buyer (except a flexible spending account).

(g) The Company and each of its Subsidiaries have properly classified for all purposes (including for all Tax purposes and for purposes of determining eligibility to participate in any employee benefit plan) all employees, leased employees and independent contractors, and have withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such Persons to the Company and any Subsidiary.

(h) Except as set forth in Section 4.11(h)(i) of the Company Disclosure Schedule, the execution of this Agreement and the Asset Purchase Agreement and the consummation of the Contemplated Transactions do not constitute a triggering event under any Company Benefit Plan, Employment Agreement, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any “parachute payment” (as defined in Section 280G of the Code). Except as set forth on Section 4.11(h)(ii) of the Company Disclosure Schedule, no Company Benefit Plan or Employment Agreement provides for the payment of severance, termination, change-in-control or any similar type of payments or benefits. None of the Company, any of its Subsidiaries or Buyer will have any liability under the Workers Adjustment and Retraining Notification Act, as amended from time to time, with respect to any events occurring or conditions existing on or prior to the Closing.

4.12 Compliance with Applicable Law.

(a) The Company and each of its Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses, and have complied in all respects with and are not in default in any respect under any, any Permit or Applicable Law, except for such failures, non-compliance or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(b) Each of the SBIC Subsidiaries is licensed to operate as a Small Business Investment Company (“SBIC”) by the SBA. Each of the SBIC Subsidiaries’ respective SBIC license is in good standing with the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding any of the SBIC Subsidiaries are outstanding or unresolved.

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4.13 Certain Contracts. (a) Except as set forth in Section 4.13 of the Company Disclosure Schedule or as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any Company Contract that is:

(i) a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Reports filed prior to the date hereof or that is material to the Company and its Subsidiaries, taken as a whole, or their financial condition or results of operations;

(ii) except with respect to investments set forth in the Company SEC Reports and other than any arrangement regarding a Portfolio Company, a joint venture, alliance or partnership agreement;

(iii) other than any arrangement regarding any Portfolio Company, a loan, guarantee of indebtedness or credit agreement, note, mortgage, indenture or other binding commitment (other than those between or among the Company and any of its Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of $2,500,000 individually;

(iv) an investment advisory agreement or collateral management agreement providing for collateral management, investment advisory or other management or advisory fees payable to the Company or any of its Subsidiaries;

(v) a non-competition or non-solicitation contract or agreement that purports to limit the manner in which, or the localities in which, the business of the Company and its Subsidiaries, taken as a whole, is conducted or the types of businesses that the Company and its Subsidiaries, taken as a whole, conduct;

(vi) is a contract or agreement requiring expenditures by the Company, and/or any of its Subsidiaries in excess of $1,000,000 in the aggregate on or after the date of this Agreement or under which the Company and/or any of its Subsidiaries is entitled to receive in excess of $1,000,000 in the aggregate on or after the date of this Agreement, in each case, excluding payments received related to Portfolio Company investments;

(vii) is an order or consent of a Governmental Entity to which the Company or any of its Subsidiaries is subject;

(viii) is a contract or agreement that obligates the Company or any of its Subsidiaries to conduct any material business on an exclusive basis with any Third Party; or

(ix) is a contract or agreement relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) that has not yet been consummated (all Company Contracts described in clauses (i) through (ix) provided to Buyer prior to the date hereof, collectively, the “Material Company Contracts”).

(b) Except as set forth in Section 4.13 of the Company Disclosure Schedule, (i) each Material Company Contract is valid and binding on the Company or its applicable Subsidiary and, to the knowledge of the Company, the other parties thereto, enforceable against it in accordance with its terms (subject to the Bankruptcy and Equity Exception), and is in full force and effect, (ii) the Company and each of its Subsidiaries and, to the Company’s knowledge, each other party thereto has duly performed all obligations required to be performed by it to date under each Material Company Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party thereto under any such Material Company Contract.

4.14 Property. Except as set forth on Section 4.14 of the Company Disclosure Schedule, the Company or one of its Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Company SEC Reports as being owned by the Company or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date

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thereof in the ordinary course of business), free and clear of all Liens of any nature whatsoever, except Permitted Liens, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof), free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company’s knowledge, the lessor.

4.15 Intellectual Property. The Company and its Subsidiaries own or have the right to use in the manner currently used all Intellectual Property Rights material to the respective businesses of the Company and its Subsidiaries as now conducted and as described in the Company SEC Reports, and the expected expiration of any of such Intellectual Property Rights would not be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries own no patents.

4.16 Cyber Security and Data Protection. Any and all collection, acquisition, use, storage, processing, disclosure or transfer by the Company or any of its Subsidiaries of any Third Party data are, and have in the last three (3) years been, in compliance with all Applicable Laws. In the last two (2) years, there have not been any actual or suspected incidents of data security breaches or unauthorized intrusions, access or use of any information systems or data of the Company or its Subsidiaries, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration or use thereof.

4.17 State Takeover Laws. The Company Board has unanimously approved this Agreement and the Contemplated Transactions as required to render inapplicable to this Agreement and such transactions the restrictions on “business combinations” set forth in Section 3-601 et seq. of the MGCL or any other “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (any such laws, “Takeover Statutes”).

4.18 Company Information. The information relating to the Company and its Subsidiaries that is provided by the Company or its representatives for inclusion in the Proxy Statement, or in any application, notification or other document filed with any other SRO or Governmental Entity in connection with the Contemplated Transactions, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement as it relates to the Company and its Subsidiaries and other portions within the reasonable control of the Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.19 Insurance. The Company and its Subsidiaries maintain, or are covered by, policies of insurance in such amounts and against such risks as are customary in the industries in which the Company and its Subsidiaries operate. The Company and its Subsidiaries have paid, or caused to be paid, all premiums due under all insurance policies of the Company and its Subsidiaries and have not received written notice that they are in default with respect to any material obligations under such policies. None of the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, the Company or its Subsidiaries, other than as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Except as would not be material to the Company and its Subsidiaries, taken as a whole, all such insurance policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, the execution (but not the performance) of this Agreement.

4.20 Environmental Matters. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any Environmental Laws, pending or threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.

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4.21 Purchased Loan Documents and Equity Governing Documents. Except as set forth in Section 4.21 of the Company Disclosure Schedule:

(a) Each Purchased Loan Document to which the Company or any Subsidiary is a party constitutes the legal, valid and binding obligations of the Company or such Subsidiary and, to the knowledge of the Company, each Borrower party thereto, enforceable against the Company or such Subsidiary and, to the knowledge of the Company, each Borrower party thereto, in accordance with their respective terms (subject to the Bankruptcy and Equity Exception). The Company is not, and, to the knowledge of the Company, each Borrower party thereto is not, in breach or default in any material respect of its obligations under any of such Purchased Loan Documents.

(b) The Purchased Loan Schedule is accurate in all material respects as of 5:00 p.m. (New York, New York time) on December 31, 2017 and will be accurate in all material respects as of 5:00 p.m. (New York, New York time) on the second Business Day immediately prior to the closing date under the Asset Purchase Agreement.

(c) Complete and correct copies of all the Purchased Loan Documents in the possession of the Company, including all material modifications, amendments and supplements thereto, have been made available to Buyer or will be made available to Buyer prior to the Closing. Except as set forth in such documents provided to the Buyer, (1) the Purchased Loan Documents (A) have not been modified in any material respect, satisfied or canceled in whole or in part (except for repayments occurring after the date of the Purchased Loan Schedule), or subordinated to any other indebtedness of the applicable Borrower and (B) are not subject to any release or compliance waiver that is currently in effect as to any provision thereof (or, if such release or compliance waiver exists, was made available to Buyer), except for any such release or compliance waiver that is not material to the Company, and (2) except to the extent permitted under the terms of the applicable Purchased Loan Documents, (I) no underlying obligor with respect to the Purchased Loan Documents has been released from liability, and (II) no Purchased Loan Collateral has been released from the Liens granted under the Purchased Loan Documents.

(d) None of the Purchased Loan Notes has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Company.

(e) As of the date hereof, except as set forth on Section 4.21(e) of the Company Disclosure Schedule, (i) no Purchased Loan is more than thirty (30) days delinquent in the payment of interest or principal therein and (ii) to the knowledge of the Company, no Borrower party thereto is subject to (x) any bankruptcy or insolvency proceeding or (y) any continuing event of default under the applicable Purchased Loan Documents.

(f) Each Equity Governing Document to which the Company or any Subsidiary is a party constitute the legal, valid and binding obligations of the Company or such Subsidiary, enforceable against the Company or such Subsidiary in accordance with their respective terms (subject to the Bankruptcy and Equity Exception). The Company is not in breach or default in any material respect of its obligations under any of such Equity Governing Documents.

(g) The Equity Interest Schedule is accurate in all material respects as of 5:00 p.m. (New York, New York time) on December 31, 2017 and will be accurate in all material respects as of 5:00 p.m. (New York, New York time) on the second Business Day immediately prior to the closing date under the Asset Purchase Agreement.

4.22 Purchased Assets; Title to Purchased Assets.

(a) Except as set forth in Section 4.22(a) of the Company Disclosure Schedule, to the Company’s knowledge, there are no actions, suits or proceedings pending in which one of the Borrowers has (i) filed, or consented (by answer or otherwise) to the filing against it, of a petition for relief under any bankruptcy or

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insolvency law of any jurisdiction, (ii) made an assignment for the benefit of its creditors, (iii) consented to the appointment of a custodian, receiver, trustee, liquidator or other judicial officer with similar power over itself or any substantial part of its property, (iv) been adjudicated by a court to be insolvent, or (v) taken corporate or partnership action for the purpose of authorizing any of the foregoing. Neither the Company nor, to the Company’s knowledge, any Borrower is in breach of or under default pursuant to the terms, conditions or provisions of, any Purchased Loan Documents or Equity Governing Documents. No event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party thereto under any Purchased Loan Document. There are no disputes pending or, to the Company’s knowledge, threatened with respect to any Purchased Loan Document or Equity Governing Document.

(b) Except as set forth in Section 4.22(b) of the Company Disclosure Schedule, the Company or its relevant Subsidiary is the sole owner and holder of the Purchased Assets and the Company or its relevant Subsidiary has good and marketable title and all legal and beneficial interest in and to all of the Purchased Assets, free and clear of any Liens (but subject to the Purchased Loan Documents and Equity Governing Documents and Liens arising under Applicable Law). Except as set forth in Section 4.22(b) of the Company Disclosure Schedule, none of the Purchased Loans are subject to a participation or other participating or other interest of any nature whatsoever pursuant to which the Company has participated its interests (or sold a participating or other interest) in such Purchased Loan.

(c) Except as set forth in Section 4.22(c) of the Company Disclosure Schedule, each Purchased Loan complies in all material respects, and did comply as of the date on which it was originated, with applicable federal and state laws.

(d) The obligations of each Borrower with respect to the applicable Purchased Loans are not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any of the Purchased Loan Documents, or the exercise of any right thereunder, will not render such Purchased Loan Document unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Company has not received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto.

4.23 No Other Representations or Warranties. Except in the case of Fraud and except for the representations and warranties contained in this Article IV or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries, any investment assets or Portfolio Company, or any other information provided to Buyer in connection with the Contemplated Transactions, including the accuracy, completeness or timeliness thereof. Except in case of Fraud, neither the Company nor any other Person will have or be subject to any claim, liability or indemnification obligation to Buyer or any other Person resulting from the distribution or failure to distribute to Buyer, or Buyer’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Buyer in the electronic data room maintained by the Company for purposes of the Contemplated Transactions or management presentations in expectation of the Contemplated Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV or in any certificate delivered pursuant to this Agreement.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed in the Buyer Disclosure Schedule, Buyer hereby represents and warrants to the Company as follows:

5.1 Corporate Organization.

(a) Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

(b) Buyer is a limited liability company duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

5.2 Authority; No Violation. (a) Buyer has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions and the transactions contemplated thereby. The execution and delivery of this Agreement, and the consummation of the Contemplated Transactions, have been duly and validly approved by the Buyer Board. No other limited liability company proceedings on the part of Buyer are necessary to approve the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the other Parties thereto) constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms (subject to the Bankruptcy and Equity Exception).

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the Contemplated Transactions, nor compliance by Buyer with any of the terms or provisions of this Agreement, will (i) violate any provision of Buyer’s limited liability company agreement, or (ii) assuming that the consents, approvals and filings referred to in Section 5.3 are duly obtained and/or made, (A) violate any Applicable Law applicable to Buyer or any of its properties or assets, or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound (collectively, the “Buyer Contracts”).

5.3 Consents and Approvals.

(a) Except for (i) the filing with the SEC of the Proxy Statement, (ii) any notices, consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of the NYSE or any other SRO, (iii) any notices or filings under the HSR Act, and (iv) compliance with the Investment Company Act and the rules and regulations promulgated thereunder (the foregoing (i) through (iv) referred to collectively as the “Buyer Regulatory Approvals”), no other consents, authorizations, approvals, or exemptions from, or notices to, or filings with, any Governmental Entity are necessary in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the Contemplated Transactions.

(b) Except for (i) receipt of the SBA Approval (but subject to Section 2.6(b) and Section 7.1(b)(iii)) and (ii) matters covered in the immediately preceding Section 5.3(a), no consents or approvals of any Person are

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necessary in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the Contemplated Transactions.

5.4 Regulatory Matters. Buyer is not subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any SRO or Governmental Entity that currently restricts in any material respect the conduct of its business, or that in any material manner relates to its credit, risk management or compliance policies, its internal controls, its management or its business, or would in any way adversely affect the Contemplated Transactions (each item in this sentence, a “Buyer Regulatory Agreement”), nor has Buyer been advised by any SRO or Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Buyer Regulatory Agreement.

5.5 Broker’s Fees. Except for the fees of Wells Fargo & Company, none of Buyer or any of its Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Contemplated Transactions.

5.6 Legal Proceedings.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, neither Buyer nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Buyer’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any nature against Buyer or any of its Subsidiaries or to which its assets are subject.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, there is no judgment, settlement agreement, order, injunction, decree or regulatory restriction imposed upon Buyer or any of its Subsidiaries or any of their respective assets (or that, upon consummation of the Contemplated Transactions, would apply to the Company or any of its Subsidiaries).

5.7 State Takeover Laws.

(a) Neither Buyer nor any of its respective Affiliates or associates (as defined in Section 3-601 of the MGCL) has been, at any time during the five (5) years preceding the date hereof, an “interested stockholder” of the Company, as defined in Section 3-602 of the MGCL. As of the date of this Agreement, neither Buyer nor any of its Affiliates or associates owns (directly or indirectly, beneficially or of record) any Company Common Stock and neither Buyer nor any of its Affiliates holds any rights to acquire any Company Common Stock except pursuant to this Agreement.

(b) No Takeover Statute under the laws of the State of Maryland applies to Buyer in connection with the Contemplated Transactions.

5.8 Buyer Information. The information relating to Buyer that is provided by Buyer or its representatives for inclusion in the Proxy Statement, or in any application, notification or other document filed with any other SRO or Governmental Entity in connection with the Contemplated Transactions, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.9 No Financing Condition. At Closing, Buyer will have sufficient immediately available funds in cash or cash equivalents, or available under lines of credit in effect as of the Closing, in each case as necessary to pay the full amount of the Stock Purchase Price, the Stockholder Payment and all other amounts required to be paid by Buyer under this Agreement.

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5.10 No Arrangements with Management or Stockholders. Other than this Agreement, as of the date hereof, there are no binding contracts, undertakings, commitments, agreements or obligations or understandings, whether written or oral, between Buyer or any of its Affiliates, on the one hand, and any member of the Company’s management or the Company Board, or any Company Stockholder, on the other hand, relating to the Contemplated Transactions or the operations of the Company following Closing.

5.11 Securities Laws Matters.

(a) Buyer is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Direct Purchase Shares will be acquired by Buyer for its own account, not as a nominee or agent, and not with a view to or in connection with the public sale or public distribution of any part thereof, without prejudice, however, to Buyer’s right at all times to sell or otherwise dispose of all or any part of the Direct Purchase Shares at any time after the second anniversary of the Closing pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and other applicable state securities laws. Buyer is not acting as an agent, representative, intermediary, nominee, derivative counterparty or in a similar capacity for any other Person, nominee account or beneficial owner, whether a natural person or entity.

(b) Buyer understands that the Direct Purchase Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act; and that the Direct Purchase Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

(c) Buyer further understands that each certificate representing the Direct Purchase Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION FROM REGISTRATION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IS AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY MAYBE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK PURCHASE AND TRANSACTION AGREEMENT DATED AS OF APRIL 3, 2018, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM TRIANGLE CAPITAL CORPORATION OR ANY SUCCESSOR THERETO.

The legend set forth above shall be removed by the Company from any certificate evidencing Direct Purchase Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legend security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Direct Purchase Shares.

5.12 Investigation. Buyer has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries and has been provided access to the properties, premises and records of the Company and its Subsidiaries for this purpose. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis, and Buyer acknowledges that,

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except for the representations and warranties of the Company in Article IV and in any certificate delivered pursuant to this Agreement, none of the Company or its Subsidiaries nor any of their respective officers, directors, employees, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its officers, directors, employees, agents or representatives. Without limiting the generality of the foregoing, except in the case of Fraud, none of the Company or its Subsidiaries nor any of their respective officers, directors, employees, agents or representatives or any other Person has made a representation or warranty to Buyer or its officers, directors, employees, agents or representatives with respect to (a) any projections, estimates or budgets for the Company or its Subsidiaries or (b) any material, documents or information relating to the Company or its Subsidiaries made available to Buyer or its officers, directors, employees, agents or representatives in any “data room,” confidential information memorandum or otherwise, except as expressly and specifically covered by a representation or warranty in Article IV or in any certificate delivered pursuant to this Agreement.

5.13 Certain Regulatory Matters.

(a) Buyer is duly registered with the SEC as an investment adviser under the Investment Advisers Act and is not prohibited by such act or the Investment Company Act from acting as the investment adviser of the Company under the Investment Advisory Agreement. There does not exist any proceeding or, to Buyer’s knowledge, any facts or circumstances the existence of which would be reasonably adversely affect the registration of Buyer with the SEC or the ability of Buyer to perform its obligations under the Investment Advisory Agreement.

(b) No “affiliated person” (as defined under the Investment Company Act) of Buyer has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification.

(c) Buyer is not relying on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act for an exclusion from the definition of “investment company” under the 1940 Act.

(d) The Investment Advisory Agreement has been duly authorized and, at Closing, will be duly executed and delivered by Buyer and, upon execution and delivery by the Company, and the occurrence of the Closing, will be in full force and effect. The Administration Agreement has been duly authorized and, at Closing, will be executed and delivered by Buyer and, upon execution and delivery by the Company, and the occurrence of the Closing, will be in full force and effect. At Closing, each of the Investment Advisory Agreement and the Administration Agreement will constitute valid and legally binding agreements of Buyer, enforceable against Buyer in accordance with its respective terms, subject to the Bankruptcy and Equity Exception.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Conduct of Businesses Prior to the Closing. Except as expressly contemplated by or permitted by this Agreement or the Asset Purchase Agreement or with the prior written consent of the other Parties, during the period from the date of this Agreement to the Closing, (a) each of the Company and Buyer shall, and each Party shall cause each of its respective Subsidiaries to, (i) conduct its business in the ordinary course, as such business is being conducted as of the date hereof, (ii) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees and (iii) not take or omit to take any action that would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, and (b) each of the Company and Buyer shall, and shall cause each of its respective Subsidiaries to, take no action that is intended to or would reasonably be expected to

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adversely affect or delay the ability of the Company, Buyer either to obtain any necessary approvals of any SRO or Governmental Entity required for the Contemplated Transactions or to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.

6.2 Company Forbearances. During the period from the date of this Agreement to the Closing, except as expressly contemplated or permitted by this Agreement or as provided on Schedule 6.2, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or, make any loan or advance or capital contribution to, or investment in, any person;

(b) (i) adjust, split, combine or reclassify any of its capital stock;

(ii) make, declare or pay any dividend, other than (A) its regularly quarterly dividend consistent with past practice, and (B) dividends paid by any of the Subsidiaries of the Company to the Company or to any of its wholly-owned Subsidiaries;

(iii) make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock; or

(iv) grant any stock options or restricted shares under the Company Stock Plan or otherwise, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, or issue any additional shares of capital stock or other securities (in each case excluding, for the avoidance of doubt, the vesting of restrictions on Company Restricted Shares pursuant to their terms or as contemplated by this Agreement and the issuance of restricted shares to directors as part of their annual director fees, consistent with past practice);

(c) except as required under any Company Contract or Company Benefit Plan existing as of the date hereof or Applicable Law, (i) increase in any material manner the compensation or benefits of any of the Company Employees, (ii) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any Company Benefit Plan or plan, agreement or arrangement which would be a Company Benefit Plan if in effect on the date hereof, or (iii) hire any senior management employee or terminate the employment of any senior management employee other than for cause;

(d) sell, transfer, pledge, lease, license, mortgage, encumber or otherwise dispose of any material amount of its properties or assets (including pursuant to securitizations) to any individual, corporation or other entity other than a Subsidiary or cancel, release or assign any material amount of indebtedness to any such Person or any claims held by any such Person, in each case other than pursuant to contracts in force at the date of this Agreement;

(e) amend the Company Articles or the Company Bylaws or the Organizational Documents of any Subsidiary of the Company, or take any action to exempt any person or entity (other than Buyer or its Subsidiaries) or any action taken by any person or entity from any Takeover Statute or similarly restrictive provisions of its Organizational Documents;

(f) take any action or willfully fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Contemplated Transactions set forth in Article VIII not being satisfied;

(g) incur any capital expenditures that would exceed $50,000 individually or $300,000 in the aggregate;

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(h) commence or settle any material Claims;

(i) amend, terminate, cancel, renew or agree to any material amendment of, or change in or waiver under any Material Company Contract;

(j) make any material change to its principles, practices or methods of accounting, except (i) as required by GAAP (or any interpretation), (ii) as required by a change in Applicable Law, or (iii) recommended by the Audit Committee of the Company Board; make, change, or rescind any material Tax election; settle or compromise, or consent to any extension or waiver of the statute of limitations applicable to, any material claim, notice, audit report or assessment in respect of Taxes; file any amendment to a material Tax Return; surrender any right to claim a material Tax refund;

(k) enter into any material transaction other than in the ordinary course of business consistent with past practice; or

(l) not make any New Investments (as defined in the Asset Purchase Agreement) or commit to make any New Investments;

(m) agree, resolve to or commit to do, or publicly announce an intention to do, any of the foregoing.

Notwithstanding anything to the contrary contained in Section 6.2, in no event shall the Company be required to take any action, or be limited or restricted from taking any action, or be required to refrain from taking any action to the extent an agreement to take such action, or to be so limited or restricted, or such requirement to refrain, would be inconsistent with, conflict with, or result in a violation or default of, or otherwise be restricted by, the Company Financing Documents or Applicable Law, and if and to the extent necessary, this Section 6.2 shall be deemed to be automatically modified to the extent necessary to ensure compliance with the Company Financing Documents and Applicable Law. In the event the Company takes any action without Buyer’s consent in reliance on this paragraph, the Company shall notify Buyer of the taking of such action (x) prior to the taking of such action, if reasonably practicable in the circumstances, or (y) promptly following the taking of such action.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Regulatory and Other Matters.

(a) The Parties shall cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all third parties and Governmental Entities that are necessary or advisable to consummate the Contemplated Transactions and defend any lawsuits or other Claims challenging this Agreement or the consummation of the Contemplated Transactions, and to comply with the terms and conditions of all such Permits of all such third parties or Governmental Entities. The Company and Buyer shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to Applicable Laws relating to the confidentiality of information, all information relating to the Company, Buyer, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Contemplated Transactions. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as reasonably practicable. The Parties shall consult with each other with respect to the obtaining of all Permits of all third parties and Governmental Entities necessary or advisable to consummate the Contemplated Transactions and each Party will keep the other apprised of the status of matters relating to completion of the Contemplated Transactions.

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(b) Without in any way limiting the foregoing Section 7.1(a):

(i) As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare (with Buyer’s reasonable cooperation), and use its commercially reasonable efforts to file, within fifteen (15) Business Days following the date of this Agreement, the preliminary Proxy Statement with the SEC (which the Parties acknowledge and agree will include the relevant proposals relating to the Asset Purchase). No filing of, or amendment or supplement to, the Proxy Statement as it relates to Buyer or the Contemplated Transactions will be made by the Company without providing Buyer a reasonable opportunity to review and comment thereon which comments the Company will consider for inclusion in good faith. In connection with the foregoing, each of Buyer and the Company shall, upon request, furnish, and cause its accountants and other agents and service providers to furnish to the other and the other’s agents, all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement. The Company will advise Buyer promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, in each case to the extent related to Buyer or the Contemplated Transactions, and will promptly provide Buyer with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. If, at any time prior to the Closing, any information relating to the Company or Buyer, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Buyer that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable law, disseminated to Company Stockholders; provided that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by either Party hereunder or otherwise affect the remedies available hereunder to either Party.

(ii) Each of Buyer and the Company shall, if and to the extent required, file with the FTC and the DOJ a Notification and Report Form relating to this Agreement and the Contemplated Transactions as required by the HSR Act as soon as reasonably practicable following the execution and delivery of this Agreement. Each of Buyer and the Company shall (i) cooperate and coordinate with the other in the making of such filings (if required), (ii) supply the other with any information that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC or the DOJ, and (iv) take all action reasonably necessary to cause the expiration or termination of any applicable waiting period under the HSR Act applicable to the Contemplated Transactions as soon as practicable. Each of Buyer and the Company shall promptly inform the other of any communication from any Governmental Entity regarding any of the Contemplated Transactions in connection with such filings. If any Party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Entity with respect to the Contemplated Transactions pursuant to the HSR Act, then such Party shall make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(iii) Promptly following the date hereof, the Company shall (i) inform the SBA of the Contemplated Transactions and the Asset Purchase, (ii) seek the SBA’s guidance regarding the continued effectiveness of the SBA licenses held by the Company or the SBIC Subsidiaries, and (iii) take such actions and, in accordance with SBA regulations and guidelines, make such filings, as may be reasonably necessary to obtain the SBA’s approval of the Contemplated Transactions and the Asset Purchase and the continued effectiveness of the SBA licenses held by the Company or the SBIC Subsidiaries (the “SBA Approval”); provided, however, that receipt of the SBA Approval shall not be a

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condition to Closing and, in the event the SBA Approval has not been obtained by the date on which all other conditions to Closing have been satisfied (other than those conditions that can only be satisfied at Closing), then the Parties shall take the steps set forth in Section 2.6(b) with respect to the SBA Debentures and the surrender of the SBIC licenses in accordance with SBA regulations. In connection with the foregoing, the Company shall reasonably cooperate with each of Buyer and the Asset Buyer to facilitate the obtaining of the SBA Approval and the related transfer of the SBA licenses; provided, however, that (x) in no event shall the Company be obligated to advocate on Buyer’s or Asset Buyer’s behalf in connection with the SBA Approval, and (y) in no event shall the Company’s cooperation with Buyer be deemed the failure to cooperate with Asset Buyer under this Section 7.1(b)(iii), and vice versa.

(c) Subject to Applicable Law, each of Buyer and the Company shall promptly advise the other upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the Contemplated Transactions that causes such Party to believe that there is a reasonable likelihood that any Buyer Regulatory Approval or Company Regulatory Approval, respectively, will not be obtained or that the receipt of any such approval may be materially delayed.

7.2 Access to Information. (a) Upon reasonable notice and subject to Applicable Laws relating to the confidentiality of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of Buyer, reasonable access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments and records, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents that the Company is not permitted to disclose under Applicable Law) and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request that is relevant to the Contemplated Transactions. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) The Company shall file all periodic reports required to be filed by it between the date hereof and the Closing. Each such filing shall be prepared in accordance with the applicable forms, rules and regulations of the SEC and shall satisfy the standard set forth in Section 4.5(c) for Company SEC Reports.

(c) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the Parties as of December 11, 2017 (the “Confidentiality Agreement”).

(d) No investigation by a Party hereto or its representatives shall affect the representations and warranties of the other Party set forth in this Agreement.

7.3 Company Stockholder Approval.

(a) Subject to the earlier termination of this Agreement in accordance with Article IX, as promptly as reasonably practicable following the Company’s receipt of notice from the SEC that the SEC has completed its review of the Proxy Statement (or, if the SEC does not inform the Company that it intends to review the Proxy Statement on or before the 10th calendar day following the filing of the preliminary Proxy Statement pursuant to Rule 14a-6 under the Exchange Act, as promptly as reasonably practicable following such 10th calendar day), the Company, acting through the Company Board, shall duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of obtaining the Company Stockholder Approval and the Asset Purchase

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Stockholder Approval. In connection therewith, the Company Board shall be permitted to adjourn, delay or postpone the Company Stockholder Meeting in accordance with Applicable Law (but not beyond the Outside Date), after consultation with Buyer and Asset Buyer, (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Stockholder Meeting, (ii) if there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting, or (iii) to allow reasonable additional time to solicit additional proxies to the extent the Company Board or any committee thereof reasonably believes necessary in order to obtain the Company Stockholder Approval and the Asset Purchase Stockholder Approval and the Company Board determines that such delay or postponement is consistent with its fiduciary duties. In addition, the Company Board shall, to the extent not inconsistent with its fiduciary duties under Applicable Law, at the request of Buyer or Asset Buyer, adjourn, delay or postpone the Company Stockholder Meeting in accordance with Applicable Law (but not beyond the Outside Date) to allow reasonable additional time to solicit additional proxies to the extent Buyer or Asset Buyer believes necessary in order to obtain the Company Stockholder Approval or the Asset Purchase Stockholder Approval. Unless the Company Board has made an Adverse Recommendation Change, the Company shall, through the Company Board, make the Company Board Recommendation, and shall include such Company Board Recommendation in the Proxy Statement, and use its commercially reasonable efforts to (x) solicit from Company Stockholders proxies in favor of the Company Stockholder Approval, and (y) take all other action necessary or advisable to secure the Company Stockholder Approval. In no event will the record date of the Company Stockholder Meeting be changed without Buyer’s prior written consent, unless required by Applicable Law.

(b) Except as expressly permitted in Section 7.8(e), neither the Company Board nor any committee thereof shall, (i) withhold, withdraw or modify or qualify, or propose publicly to withhold, withdraw or modify or qualify, in a manner adverse to Buyer, the Company Board Recommendation as it relates to the IMA Matter, (ii) fail to reaffirm the Company Board Recommendation as it relates to the IMA Matter or fail to publicly state that the Contemplated Transactions and this Agreement are in the best interests of the Company Stockholders, within fifteen (15) Business Days after Buyer requests in writing that such action be taken, (iii) fail to publicly announce, within fifteen (15) Business Days after a tender offer or exchange relating to the securities of the Company shall have been commenced, a statement disclosing that the Company Board recommends rejection of such tender offer or exchange offer, (iv) take or resolve to take any other action or make any other statement in connection with the Company Stockholder Meeting inconsistent with the Company Board Recommendation as it relates to the IMA Matter or (v) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Competing Proposal (any of the foregoing (i) through (v) being referred to as an “Adverse Recommendation Change”). To the extent not inconsistent with its fiduciary duties under Applicable Law, the Company Board shall not change or modify the Company Board Recommendation as it relates to the Reduced Asset Coverage Matter.

7.4 Post-Closing Employment Matters. Effective on the Closing Date, Buyer shall, or shall cause its Affiliate to, employ each Continuing Company Employee. With respect to any Buyer benefit plan in which such Continuing Company Employee will participate, including for purposes of paid time off and severance, effective as of the Closing Date (but subject to any otherwise applicable right thereafter to amend or terminate the plan), Buyer shall recognize, for vesting and eligibility purposes, and, in the case of severance and paid time-off, for accrual purposes (but, for the avoidance of doubt, not for purposes of any equity incentive plan and not for the purpose of benefit accruals under any defined benefit plan), all years of service of the Continuing Company Employees with the Company and its Subsidiaries as if such service were service with Buyer; provided, however, that such service shall not be recognized to the extent that such recognition would (i) not be permitted under any legal or tax-qualification requirement applicable to a single-employer plan, (ii) require any other employee or other participant or beneficiary to accrue or otherwise receive with any additional benefit or credit of any kind in order for the plan to satisfy any legal or tax-qualification requirement or (iii) result in a duplication of benefits.

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Buyer or its Subsidiaries shall assume, except as may otherwise be agreed with the respective applicable Continuing Company Employees, any obligations under (a) the Employment Agreements or (b) any retention agreements or retention plan, solely to the extent set forth on Section 4.11(a) of the Company Disclosure Schedule to which any such Continuing Company Employee is a party or beneficiary. Nothing in this Section 7.4 shall be deemed to (x) be a guarantee to any Continuing Company Employee of employment or, without limiting the express provisions of this Section 7.4, any specific term or condition of employment, (y) create any right or benefit in any person other than the signatories of this Agreement or (z) preclude the ability of Buyer to terminate the employment of any Continuing Company Employee.

7.5 Indemnification; Directors’ and Officers’ Insurance.

(a) In the event of any threatened or actual Claim, including any such Claim in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing, a director or officer of the Company or any of its Subsidiaries or who is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of the Company or any of its Subsidiaries prior to the Closing or (ii) this Agreement or any of the Contemplated Transactions, whether asserted or arising before or after the Closing, the Parties shall cooperate and use their commercially reasonable efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing now existing in favor of any Indemnified Party as provided in their respective certificates or articles of incorporation or by-laws (or comparable Organizational Documents), and any existing indemnification agreements set forth in Section 7.5 of the Company Disclosure Schedule, shall survive the Contemplated Transactions as a contractual obligation of the Company and shall continue in full force and effect in accordance with their terms for a period of six (6) years from the Closing Date, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Closing or taken at the request of Buyer pursuant to Section 7.8 hereof, it being understood that nothing in this sentence shall require any amendment to the certificate of incorporation or bylaws of Buyer.

(b) For a period of six (6) years from the Closing, the Company shall, to the fullest extent permitted by Applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses (subject to an undertaking, in such form as may be required under Applicable Law as in effect at the time of the execution thereof, to reimburse the portion (if any) of any expenses advanced to the Indemnified Party relating to Claims as to which it shall ultimately be adjudged that the statutory standard of conduct has not been met by the Indemnified Party for entitlement to such indemnification) to, each Indemnified Party against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Closing, whether asserted or claimed prior to, or at or after, the Closing (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Contemplated Transactions) or taken at the request of Buyer pursuant to Section 7.6 hereof.

(c) The Company shall, at its sole cost, cause the individuals serving as officers and directors of the Company or any of its Subsidiaries immediately prior to the Closing to be covered for a period of six years from the Closing by the directors’ and officers’ liability insurance policy maintained by the Company through the purchase of so-called “tail” insurance (provided that the Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Closing that were committed by such officers and directors in their capacity as such. In connection with the foregoing, the Company shall not be required to expend in the aggregate for the entire six-year period referred to above amount in excess of 300% of the annual premiums currently paid by the Company for such insurance.

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(d) The provisions of this Section 7.5 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

7.6 Additional Agreements. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Buyer with full title to all properties, assets, rights, approvals, immunities and franchises of either Party, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

7.7 Advice of Changes. Each of Buyer and the Company shall promptly advise the other of any change or event (i) having or reasonably likely to have a Material Adverse Effect on it, (ii) that it believes would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants contained in this Agreement that would result in the conditions to Closing set forth in Article VIII not being satisfied or (iii) with respect to the Company, that it believes would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants contained in the Asset Purchase Agreement that would result in the conditions to Closing set forth in Article VIII or any conditions to closing under the Asset Purchase Agreement not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

7.8 No Solicitation.

(a) Subject to Section 7.8(d), the Company shall, and shall cause its representatives to, (i) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal and (ii) terminate any data room access (or other access to diligence) of any Third Party relating to any Competing Proposal.

(b) Until the earlier of the Closing and termination of this Agreement, the Company shall, as promptly as reasonably practicable, and in any event within two (2) Business Days of receipt by the Company or any of its representatives of any Competing Proposal or any inquiry that could reasonably be expected to lead to a Competing Proposal that was not solicited in breach of Section 7.8(a), deliver to Buyer a written notice setting forth: (A) the identity of the Third Party making such Competing Proposal or inquiry and (B) the material terms and conditions of any such Competing Proposal. The Company shall deliver to Buyer concurrently with such notice unredacted copies of any documents in connection with such Competing Proposal. The Company shall keep Buyer reasonably informed of any amendment or modification of any such Competing Proposal on a prompt basis, and in any event within two (2) Business Days.

(c) Except as otherwise provided in this Agreement (including Section 7.8(d)), until the earlier of Closing and termination of this Agreement in accordance with its terms, the Company and its Subsidiaries shall not, and the Company shall cause its representatives not to, directly or indirectly, (i) initiate, solicit, propose, induce or knowingly encourage, facilitate or assist the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Competing Proposal, (ii) engage in negotiations or substantive discussions with, or furnish any material nonpublic information to, or enter into any agreement, arrangement or understanding with, any Third Party relating to a Competing Proposal or any inquiry or proposal that could reasonably be expected to lead to a Competing Proposal or (iii) approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, a Competing Proposal; provided however, that notwithstanding the foregoing, the Company (A) may inform Persons of the provisions contained in this Section 7.8, and (B) grant a waiver of, or terminate, any “standstill” or similar obligation of any Third Party with respect to the Company in order to allow such Third Party to confidentially submit a Competing Proposal.

(d) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the date that the Company Stockholder Approval is obtained, in the event that the Company (or its representatives on the

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Company’s behalf) receives a Competing Proposal from any Third Party, (i) the Company and its representatives may contact such Third Party to clarify the terms and conditions thereof (without the Company Board being required to make the determination in clause (ii) of this Section 7.8(d)) and (ii) the Company and the Company Board and its representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any Third Party making such Competing Proposal and its representatives and Affiliates if the Company Board determines in good faith (after consultation with its outside financial advisors and legal counsel) that (A) such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) failure to consider such Competing Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the directors of the Company under Applicable Law; provided, that (x) such Competing Proposal did not result from any breach of any of the provisions set forth in this Section 7.8, (y) prior to furnishing any non-public information concerning the Company, the Company receives from such Third Party, to the extent such Third Party is not already subject to a confidentiality agreement with the Company, a confidentiality agreement containing confidentiality terms, including “standstill provisions,” that are not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (unless the Company offers to amend the Confidentiality Agreement to reflect such more favorable terms) (an “Acceptable Confidentiality Agreement”) and (z) the Company shall promptly provide or make available to Buyer any material written non-public information concerning the Company that it provides to any Third Party given such access that was not previously made available to Buyer or its representatives concurrently with the delivery of such material non-public information to such Third Party.

(e) Except as otherwise provided in this Agreement, (i) the Company Board shall not effect an Adverse Recommendation Change, and (ii) the Company Board shall not approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Competing Proposal (other than an Acceptable Confidentiality Agreement); provided however, that notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the Company Stockholder Approval, the Company Board may (x) make an Adverse Recommendation Change if the Company Board determines in good faith (after consultation with its outside financial advisor and legal counsel) that failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Applicable Law, or (y) if the Company has received a Competing Proposal that the Company Board has determined in good faith (after consultation with its outside financial advisor and legal counsel) constitutes a Superior Proposal, authorize, adopt or approve such Superior Proposal and cause or permit the Company to enter into a definitive agreement with respect to such Superior Proposal concurrently with the termination of this Agreement in accordance with Section 9.1(g), but in each case only after providing the Notice of Adverse Recommendation or Notice of Superior Proposal, as applicable, and entering into good faith negotiations as required by Section 7.8(f).

(f) Notwithstanding anything to the contrary in this Agreement, no Adverse Recommendation Change may be made and no termination of this Agreement pursuant to Section 9.1(g) may be effected, in each case until 5:00 p.m. on 5th calendar day following receipt of written notice from the Company to Buyer advising Buyer that the Company intends to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”) or terminate this Agreement pursuant to Section 9.1(g) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including, if the basis of the proposed action is a Superior Proposal, the material terms and conditions of any such Superior Proposal. At the option of Buyer, the Parties shall negotiate in good faith during such period to amend this Agreement in such a manner that the offer that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal. In determining whether to make an Adverse Recommendation Change or in determining whether a Competing Proposal constitutes a Superior Proposal, the Company Board shall take into account any revisions to the terms of this Agreement and the Asset Purchase Agreement proposed in writing by the Buyer or the Asset Buyer, as applicable, in response to a Notice of Adverse Recommendation, a Notice of Superior Proposal or otherwise. Any amendment to such Superior Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 7.8(f); provided, however, that the five (5) calendar day requirement shall be changed to three (3) calendar days.

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(g) Nothing in this Agreement shall restrict the Company from taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with Applicable Law (it being agreed that a “stop, look and listen” communication by the Company Board to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt, as applicable, of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change); provided that the foregoing shall in no way eliminate or modify the effect that any such disclosure or communication would otherwise have under this Agreement.

7.9 Takeover Statutes. The Parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Contemplated Transactions, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Contemplated Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Contemplated Transactions.

7.10 Stockholder Litigation. Between the date of this Agreement and the Closing, the Company shall (i) provide prompt notice to Buyer of all stockholder litigation relating to this Agreement or the Contemplated Transactions, (ii) consult with Buyer regarding the defense and settlement of any litigation outstanding as of the date of this Agreement and (iii) give Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Contemplated Transactions. The Company agrees that it shall not settle or offer to settle any litigation commenced on or after the date hereof against the Company or any of its directors or executive officers by any Company Stockholder relating to this Agreement or the Contemplated Transactions or otherwise, without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

7.11 Asset Purchase Agreement. During the period commencing on the date of this Agreement and ending on the Closing, the Company shall not approve any waiver, amendment, consent, approval or other modification of the Asset Purchase Agreement that would reasonably be expected to adversely affect the value of the Company and the investment advisory rights set forth in the Investment Advisory Agreement or the consummation, timing or certainty of the Contemplated Transactions, in each case without obtaining the express prior written consent of Buyer. The Company shall not, and shall not be permitted to, consummate the transactions contemplated by the Asset Purchase Agreement (including the Asset Purchase) without also consummating the Contemplated Transactions, unless (i) each of the Company Stockholder Approval and the Asset Purchase Stockholder Approval shall have been obtained, and (ii) one or more of the other conditions to Closing set forth in Section 8.1 and Section 8.3 have not been satisfied. If the Asset Buyer desires to acquire the equity interests of any of Arc Industries Holdings, Inc., Energy Hardware Holdings, Inc., Emerald Waste Holdings, Inc., and Technology Crops Holdings, Inc., each of which is a Subsidiary of the Company, in connection with the transfer to Asset Buyer pursuant to the Asset Purchase Agreement of any assets held by such Subsidiary, then the Company shall not transfer such equity interests without the prior written consent of the Buyer.

7.12 Company Benefit Plans. The Company shall deliver evidence reasonably satisfactory to Buyer that each Company Benefit Plan has been terminated effective as of immediately prior to the Closing. Effective on the Closing Date, Buyer shall, or shall cause its Affiliate to, offer group major medical and dental health coverage to each eligible person (including current Company Employees and their covered dependents as well as all “qualified beneficiaries” who have elected, or are entitled to elect as of the Closing Date, continued coverage under Section 4980B of the Code) who participates in the Company’s group major medical and/or dental coverage (as applicable) as of the Closing Date (or are entitled under Code Section 4980B to elect continuation coverage as of the Closing Date), which coverage shall (i) be substantially similar to the coverage offered by Buyer as of the Closing Date to a similarly situated employee of Buyer, in terms of cost to employee and coverage, and (ii) continue for the period for which the Company would have had to have continued such

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coverage under Code Section 4980B absent the Company’s termination of its group health plans as of the Closing Date. For each employee who does not become a Continuing Company Employee, the premiums of such continued coverage under Section 4980B of the Code (“COBRA Coverage”) shall be borne by the Company for the “severance period” set forth in the Employment Agreement or retention plan for such employee. In the event the major medical COBRA Coverage offered by Buyer does not offer a coverage option that is reasonably equivalent to the major medical coverage offered by the Company prior to the Closing Date and a former employee of the Company (or his or her dependent) who does not become a Continuing Company Employee (i) selects Buyer’s major medical COBRA Coverage option most comparable to the major medical coverage offered by the Company prior to the Closing Date and (ii) incurs annual out-of-pocket costs during the applicable “severance period” which are materially in excess of those out-of-pocket costs which he would have incurred under the major medical plan offered by the Company prior to the Closing Date, then Buyer shall cause the Company to reimburse such excess expense for such employee. The premiums of continued term life insurance coverage to be borne by the Company for the “severance period” set forth in the Employment Agreement or retention plan for any employee who does not become a Continuing Company Employee shall not be required to exceed 150% of the term life insurance premium paid by the Company prior to the Closing Date.

7.13 Transition Matters. Buyer hereby acknowledges that the Asset Purchase Agreement includes a provision regarding post-Closing cooperation of the parties thereto reasonably necessary to effect the transactions contemplated thereby, and Buyer hereby covenants and agrees that it shall, in its capacity as investment adviser of the Company following the Closing, cause the Company to take such actions as may be reasonably necessary to satisfy any applicable post-Closing cooperation or other covenant set forth in the Asset Purchase Agreement. Without in any way limiting the foregoing, Buyer acknowledges and agrees that, if any Restricted Asset (as defined in the Asset Purchase Agreement) exists on the Closing Date, such Restricted Asset shall remain with the Company unless and until the applicable consent is obtained. Buyer, in its capacity as investment adviser of the Company after Closing, shall cause the Company to cooperate with Asset Buyer in the manner and to the extent required by the Asset Purchase Agreement in continuing efforts to obtain each consent required in order to transfer the Restricted Asset to Asset Buyer to the extent required by the Asset Purchase Agreement. If any such consent is obtained after the Closing Date, Buyer, in its capacity as investment adviser to the Company, shall, solely to the extent required by the Asset Purchase Agreement, cause the Company to convey, transfer, assign and deliver the applicable Restricted Asset to Asset Buyer as soon as reasonably practicable following receipt of the relevant consent. Pending the obtaining of any required consent relating to any Restricted Asset, solely to the extent required by the Asset Purchase Agreement, Buyer shall cause the Company to cooperate with Asset Buyer to the extent and in the manner required by the Asset Purchase Agreement to provide to Asset Buyer the full benefits (including economic) and rights of ownership of the Restricted Assets. In addition, prior to the receipt of such required consent, to the extent required by the Asset Purchase Agreement, Buyer shall cause the Company to take action, refrain from taking action, vote or abstain from voting with respect to any Restricted Asset, as directed by Asset Buyer.

7.14 Calculations of Pro Forma Net Asset Value and Investment Company Taxable Income.

(a) No later than five (5) Business Days prior to Closing, the Company shall deliver to Buyer a certificate of a duly elected officer of the Company certifying:

(i) if the Closing Date is on or prior to July 31, 2018, (A) a good faith calculation, substantially in the form of the estimated calculation attached hereto as Exhibit D, of the net asset value of the Company as of June 30, 2018, which shall be prepared on a pro forma basis after giving effect to the transactions contemplated by the Asset Purchase Agreement, the payment by the Company of all Company Transaction Expenses and the other adjustments set forth in Exhibit D (the “June 30 Pro Forma NAV”), and (B) a good faith calculation, substantially in the form of the estimated calculation attached hereto as Exhibit E, of the investment company taxable income of the Company as of June 30, 2018, which shall be prepared on a pro forma basis after giving effect to the transactions contemplated by the Asset Purchase Agreement, the payment by the Company of all Company Transaction Expenses and the other adjustments set forth in Exhibit E attached hereto (the “June 30 Pro Forma ICTI”); and

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(ii) if the Closing Date is on or after August 1, 2018 but prior to October 1, 2018, (A) a good faith calculation, substantially in the form of the estimated calculation attached hereto as Exhibit D, of the net asset value of the Company as of the most recently completed calendar month, which shall be prepared on a pro forma basis after giving effect to the transactions contemplated by the Asset Purchase Agreement, the payment by the Company of all Company Transaction Expenses and the other adjustments set forth in Exhibit D (the “Interim Pro Forma NAV”), and (B) a good faith calculation, substantially in the form of the estimated calculation attached hereto as Exhibit E, of the investment company taxable income of the Company as of the most recently completed calendar month, which shall be prepared on a pro forma basis after giving effect to the transactions contemplated by the Asset Purchase Agreement, the payment by the Company of all Company Transaction Expenses and the other adjustments set forth in Exhibit E attached hereto (the “Interim Pro Forma ICTI”); and

(iii) if the Closing Date is on or after October 1, 2018, (A) a good faith calculation, substantially in the form of the estimated calculation attached hereto as Exhibit D, of the net asset value of the Company as of September 30, 2018, which shall be prepared on a pro forma basis after giving effect to the transactions contemplated by the Asset Purchase Agreement, the payment by the Company of all Company Transaction Expenses and the other adjustments set forth in Exhibit D (the “September 30 Pro Forma NAV”), and (B) a good faith calculation, substantially in the form of the estimated calculation attached hereto as Exhibit E, of the investment company taxable income of the Company as of September 30, 2018, which shall be prepared on a pro forma basis after giving effect to the transactions contemplated by the Asset Purchase Agreement, the payment by the Company of all Company Transaction Expenses and the other adjustments set forth in Exhibit E attached hereto (the “September 30 Pro Forma ICTI”).

(b) Together with the certificate to be delivered by the Company to Buyer pursuant to Section 7.14(a), the Company will provide Buyer with (i) reasonable supporting documentation for the amounts and calculations set forth therein, including reasonable detail as to the computations thereof and monthly financial statements for the calendar months between the date of this Agreement and the Closing, and (ii) reasonable access to the Company’s personnel and its representatives and advisors in order to discuss such calculation. If Buyer disagrees with any item set forth in such certificate, it may provide comments to the Company, and the Company and Buyer will use their best efforts to resolve in good faith any such disagreements prior to the Closing.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligation To Effect the Contemplated Transactions. The respective obligations of the Parties to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Stockholder Approvals. The Company Stockholder Approval and the Asset Purchase Stockholder Approval shall have been obtained.

(b) Regulatory Approvals. Each Company Regulatory Approval listed on Schedule 8.1(b)(i) and each Buyer Regulatory Approval listed on Schedule 8.1(b)(ii) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(c) Registered Investment Adviser. Buyer shall be registered as an investment adviser under the Investment Advisers Act.

(d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Contemplated Transactions shall be in effect.

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(e) HSR Act. Any applicable waiting period (and any extension thereof) applicable to the Contemplated Transactions under the HSR Act shall have expired or been terminated.

(f) Asset Purchase. The closing under the Asset Purchase Agreement shall have occurred.

(g) No Governmental Entity Litigation. There shall be no pending suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success, (i) challenging the Contemplated Transactions, seeking to restrain or prohibit the consummation of the Contemplated Transactions or seeking to obtain from the Company or Buyer any damages that are material in relation to the Company and its Subsidiaries taken as a whole, or (ii) seeking to prohibit Buyer or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries.

8.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the Contemplated Transactions is also subject to the satisfaction, or waiver by Buyer, at or prior to the Closing, of the following conditions:

(a) Representations and Warranties. Subject to the standard set forth in Section 8.4, and without giving effect to the impact of the consummation of the Asset Purchase, the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to the foregoing effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (other than any obligations to be performed by the Company under Section 7.8, which the Company shall have performed in all respects); and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

(c) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect or occurrence, change, event, effect or development that, individually or in combination with any other occurrence, change, event, effect or development, is or could reasonably be expected to result in, a Material Adverse Effect shall have occurred.

(d) Payoff Letter. The Company shall have delivered to Buyer the Payoff Letter, in form and substance reasonably satisfactory to Buyer.

(e) SBA Payoff. Unless the approval of the SBA has been obtained in connection with the Contemplated Transactions in a manner that would allow the SBA Debentures to remain outstanding in accordance with their respective terms, the Company shall have delivered to Buyer evidence, in form and substance reasonably satisfactory to Buyer, of the payoff of the SBA Debentures in accordance with SBA regulations.

(f) Retail Notes. Buyer shall have received evidence of the repayment and cancellation of, or adequate security (in the form of funds deposited into an escrow account with the trustee, as required under the Indenture) for the repayment of, the Retail Notes in form reasonably satisfactory to Buyer.

(g) Board and Officer Resignations. The Company shall have received resignation letters duly executed by each director and officer of the Company and its Subsidiaries, to be effective as of the date of Closing, as members of the Company Board or officers of the Company or its Subsidiaries, as applicable.

(h) Classified Board of Directors. The Company Board shall have approved and otherwise taken all actions necessary under the MGCL and otherwise for the Company Board, effective as of the Closing Date, to be divided into three equal, or nearly equal, classes (each, a “Director Class”) of directors to hold office for staggered terms of three years each.

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(i) Board Elections. The Company Board shall have approved (i) the election of, effective as of the Closing Date, the directors identified by Buyer to the Company in writing prior to the initial filing of the Proxy Statement with the SEC and (ii) the appointment or assignment of each such director to a Director Class selected by Buyer.

(j) Change of Company Name. The Company Board shall have approved a change of the name of the Company to Barings BDC, Inc. pursuant to Section 2-605(1) of the MGCL.

(k) Pro Forma NAV. The applicable Pro Forma NAV shall be no less than $545,000,000.

(l) Pro Forma ICTI. The applicable Pro Forma ICTI shall be no more than $15,000,000.

(m) Management Agreements. The Company shall have entered into the Management Agreements, effective as of the date of Closing.

8.3 Conditions to Obligations of Company. The obligation of the Company to effect the Contemplated Transactions is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

(a) Representations and Warranties. Subject to the standard set forth in Section 8.4, the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officers or the Chief Financial Officers of Buyer to the foregoing effect.

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officers or the Chief Financial Officers of Buyer to such effect.

8.4 Standard. No representation or warranty of the Company contained in Article IV or of Buyer contained in Article V shall be deemed untrue, inaccurate or incorrect for purposes of Section 8.2(a) or 8.3(a), as applicable, under this Agreement, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Buyer, has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company or Buyer, as applicable (disregarding for purposes of this Section 8.4, except in the case of Section 4.8, all qualifications or limitations set forth in any representations or warranties as to “materiality,” “Material Adverse Effect” and words of similar import). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (i) Sections 4.2(a) and (b) shall be deemed untrue and incorrect if not true and correct except to a de minimis extent (relative to Section 4.2(a) or (b), respectively, taken as a whole), and (ii) Sections 4.1(a), 4.3(a), 4.3(b)(i), 4.7, and 4.17, in the case of the Company, and Sections 5.1(a), 5.2(a), 5.3(b)(i) and 5.5, in the case of Buyer, shall be deemed untrue and incorrect if not true and correct in all respects.

8.5 Frustration of Closing Conditions. Neither the Company, on the one hand, nor Buyer, on the other hand, may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as applicable, to be satisfied if such failure was primarily caused by the Party relying on such failure to perform any of its material obligations under this Agreement.

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ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Company Stockholder Approval:

(a) by mutual consent of the Company and Buyer, in a written instrument duly authorized by the Company and Buyer;

(b) by either the Company or Buyer, if any Governmental Entity that must grant a Company Regulatory Approval listed on Schedule 8.1(b)(i) or Buyer Regulatory Approval listed on Schedule 8.1(b)(ii) has denied approval of the Contemplated Transactions and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions;

(c) by either the Company or Buyer, if the Contemplated Transactions shall not have been consummated on or before October 5, 2018 (the “Outside Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth in this Agreement;

(d) the Company or Buyer, at any time prior to the Closing, in the event that the Company shall have failed to obtain the Company Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the Company Matters; or

(e) by either the Company or Buyer (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company, in the case of a termination by Buyer, or Buyer, in the case of a termination by the Company, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within 30 days following written notice to the Party committing such breach or by its nature or timing cannot be cured within such time period; or

(f) by Buyer, (i) within ten (10) Business Days after the Company Board shall have effected an Adverse Recommendation Change prior to receipt of the Company Stockholder Approval, or (ii) in the event the Company Board has approved, or authorized the Company or any of its Subsidiaries to enter into, a merger agreement, letter of intent, acquisition agreement, purchase agreement or other similar agreement with respect to a Competing Proposal.

(g) by the Company, in the event that:

(i) (A) the Company shall have received a Superior Proposal, (B) subject to the Company’s obligations under Section 7.8(f), the Company Board or any authorized committee thereof shall have authorized the Company to enter into a definitive agreement to consummate the transaction contemplated by such Superior Proposal, and (C) concurrently with the termination of this Agreement, the Company pays Buyer the Termination Fee contemplated by Section 9.4 and enters into the definitive agreement to consummate the transaction contemplated by such Superior Proposal; provided, however, that the Company’s right to terminate this Agreement pursuant to this Section 9.1(g) shall not be available unless the Company simultaneously terminates the Asset Purchase Agreement; or

(ii) the Company Board or any authorized committee thereof shall have effected an Adverse Recommendation Change in accordance with the terms of Section 7.8.

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The Party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f) or (g) of this Section 9.1 shall give written notice of such termination to the other Parties in accordance with Section 10.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Buyer, as provided in Section 9.1, this Agreement shall become void and have no effect, and none of the Company, Buyer, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Contemplated Transactions, except that (i) Sections 7.2(c), 9.2, 9.3, 9.4, and Article X shall survive any termination of this Agreement, and (ii) except as provided in Section 10.9(c), neither Company nor Buyer shall be relieved or released from any liabilities or damages arising out of its knowing and intentional breach of any provision of this Agreement. For all purposes of this Agreement, “knowing and intentional breach” means an act or failure to act undertaken by the breaching party who had actual knowledge, or should have had knowledge, and intention that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of the Agreement.

9.3 Fees and Expenses. All fees and expenses incurred in connection with the Contemplated Transactions shall be paid by the Party incurring such fees or expenses; provided, that the costs and expenses of preparing, filing, printing and mailing the Proxy Statement (including reasonable legal, accounting and other expenses of the Company), and all other filing fees and amounts paid to the SEC in connection with the Contemplated Transactions, shall be split equally by Buyer, Asset Buyer and the Company and the fees of any HSR Act filing shall be borne by Buyer.

9.4 Termination Fee.

(a) In the event that this Agreement is terminated pursuant to Section 9.1(f) or Section 9.1(g) then, provided that Buyer was not in material breach of its representations, warranties, covenants or agreements hereunder at the time of termination, the Company will pay to Buyer, or to its designee within (x) two (2) Business Days in the event of termination pursuant to Section 9.1(f) or (y) immediately prior to the time of termination by the Company in the event of termination pursuant to Section 9.1(g), a fee in an amount equal to $6,000,000 (such amount, the “Termination Fee”) to an account or accounts designated in writing by Buyer. The right of the Buyer to receive the Termination Fee under this Section 9.4(a) shall be Buyer’s sole recourse in connection with termination of this Agreement pursuant Section 9.1(f) or Section 9.1(g), except in the circumstance where, at the time of termination of this Agreement under Section 9.1(f) or Section 9.1(g), the Buyer had the legal right to terminate this Agreement under Section 9.1(e) as a result of a knowing and intentional breach of this Agreement by the Company.

(b) In the event that (i) a Competing Proposal shall have been made or proposed to the Company (and publicly disclosed to the Company Stockholders) or otherwise publicly announced, (ii) this Agreement is validly terminated by either Buyer or the Company pursuant to Section 9.1(c) or (d) or is terminated by Buyer pursuant to Section 9.1(e) (as a result of a material breach of any of the representations, warranties, covenants or other agreements set forth in this Agreement on the part of the Company), and (iii) within twelve (12) months following the date of such termination, the Company enters into an agreement for or relating to, and consummates, a Competing Proposal, or otherwise consummates any Competing Proposal (whether or not such Competing Proposal is the same Competing Proposal referred to in clause (i), but in each case for purposes of this Section 9.4(b), the references “twenty percent (20%)” in the definition of Competing Proposal shall be deemed references to “fifty percent (50%)”), the Company will pay to Buyer, or to Buyer’s designee, the Termination Fee within three (3) Business Days of the date on which the Company enters into such agreement or consummates such Competing Proposal. The right of the Buyer to receive the Termination Fee under this Section 9.4(b) shall be Buyer’s sole recourse in connection with termination of this Agreement pursuant to Section 9.1(c), (d) or (e) (as a result of a material breach of any of the representations, warranties, covenants or other agreements set forth in this Agreement on the part of the Company), except (x) in the case that Buyer has the right to receive payment of Buyer Expenses in the circumstances described in Section 9.4(c) (the full amount

45

of which shall be offset against any Termination Fee payable under this Section 9.4(b)), and (y) for termination of this Agreement by Buyer pursuant to Section 9.1(e) as the result of a knowing and intentional breach of this Agreement by the Company. For the avoidance of doubt, in no event shall the Company be obligated to pay a Termination Fee on more than one occasion.

(c) In the event that this Agreement is terminated pursuant to Section 9.1(d) or Section 9.1(e) (as a result of a material breach of any of the representations, warranties, covenants or other agreements set forth in this Agreement on the part of the Company), the Company shall pay to Buyer, or to its designee, within two (2) Business Days of the termination of the Agreement an amount in cash equal to that required to reimburse Buyer and its Affiliates for the Buyer Expenses to an account or accounts designated in writing by Buyer; provided, however, that if (i) Buyer is otherwise entitled to terminate the Agreement pursuant to Section 9.1(f), or (ii) the Company is otherwise entitled to terminate the Agreement pursuant to Section 9.1(g), this Section 9.4(c) shall not be applicable, and the Termination Fee shall be payable pursuant to Section 9.4(a). To the extent that Buyer Expenses are paid and the Termination Fee is subsequently due pursuant to Section 9.4(b), the amount of Buyer Expenses actually paid shall be deducted from the amount due pursuant to the Termination Fee.

(d) The Parties acknowledge and hereby agree that in no event shall the Company be required to pay a Termination Fee on more than one occasion, and that only a single Termination Fee, if payable, shall be paid to Buyer.

(e) Each of the Parties acknowledges that (i) the agreements contained in this Section 9.4 are an integral part of the Contemplated Transactions, (ii) the Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Buyer, in the circumstances in which the Termination Fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Contemplated Transactions, which amount would otherwise be impossible to calculate with precision, (iii) without these agreements, the Parties would not enter into this Agreement, and (iv) in the event that the Company shall fail to pay the Termination Fee or the Buyer Expenses pursuant to this Section 9.4 when due, and, in order to obtain such payment, Buyer commences a suit that results in a final, non-appealable judgment against the Company, the Company shall pay to Buyer costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the Termination Fee or Buyer Expenses (as applicable) at a rate equal to five percent (5%) commencing on the date such payment was required to be made through the date of payment.

9.5 Amendment. This Agreement may be amended by the Parties, by action taken or authorized by the Buyer Board and the Company Board, at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there may not be, without further approval of such Company Stockholders, any amendment of this Agreement that requires further approval under Applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

9.6 Extension; Waiver. At any time prior to the Closing, the Parties, by action taken or authorized by the Buyer Board and the Company Board, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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ARTICLE X

GENERAL PROVISIONS

10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for the matters set forth in Section 7.5 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing.

10.2 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to the Company, to:

Triangle Capital Corporation

3700 Glenwood Avenue, Suite 530

Raleigh, NC 27612

Attention: E. Ashton Poole

e-mail: apoole@tcap.com

with a copy to:

Eversheds Sutherland (US) LLP

700 Sixth St., NW

Washington, DC 20001

Attention:

Harry Pangas, Esq.

e-mail: harrypangas@eversheds-sutherland.com

and

Douglas Leary, Esq.

e-mail: dougleary@eversheds-sutherland.com

and

(b) if to Buyer, to:

Barings LLC

300 S. Tryon Street, Suite 2500

Charlotte, NC 28202

Attention: Eric Lloyd

e-mail: eric.lloyd@barings.com

with a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention:

Carl de Brito, Esq.

e-mail: carl.debrito@dechert.com

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and

Richard Goldberg, Esq.

e-mail: richard.goldberg@dechert.com

The Company shall provide a copy of any notices that it receives from or delivers to Asset Buyer under the Asset Purchase Agreement to Buyer concurrently with receipt or delivery of such notice, as applicable.

10.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Company Disclosure Schedule and the Buyer Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any Applicable Law.

10.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart.

10.5 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Investment Advisory Agreement, the Administration Agreement, the Registration Rights Agreement and Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, other than the Investment Advisory Agreement, the Administration Agreement, the Registration Rights Agreement and the Confidentiality Agreement.

10.6 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and wholly-performed within such state, without regard to any applicable conflicts of law principles. The Parties hereto agree that any suit, action or proceeding brought by a Party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions shall be brought in any federal or state court located in the State of Maryland. Each of the Parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the Contemplated Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.7 Publicity. Neither the Company nor Buyer shall, nor shall they permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the Contemplated Transactions without the prior consent (which consent shall not be unreasonably withheld) of Buyer, in the case of a proposed announcement or statement by the Company, or the Company, in the case of a proposed announcement or statement by Buyer; provided, however, that any Party may, without the prior consent of the other Parties (but after prior consultation with the other Parties to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.

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10.8 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, however, that Buyer will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Closing to any of its Affiliates; provided, further, that no such assignment shall relieve Buyer of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.5, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the Parties any rights or remedies under this Agreement. Except as provided in Section 7.5 only, Buyer and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including, without limitation, the right to rely upon such representations and warranties set forth herein. The Parties further agree that the rights of third party beneficiaries under Section 7.5 shall not arise unless and until the Closing occurs. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

10.9 Remedies.

(a) Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach of any covenants or obligations set forth in this Agreement, the Company shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement. The Parties further agree that (i) by seeking the remedies provided for in this Section 10.9(b), neither Party shall in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.9(b) are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.9(b) shall require either Party to institute any proceeding for (or limit such Party’s right to institute any proceeding for) specific performance under this Section 10.9(b) prior or as a condition to exercising any termination right under Section 9.1 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 10.9(b) or anything set forth in this Section 10.9(b) restrict or limit either Party’s right to terminate this Agreement in accordance with Section 9.1 or pursue any other remedies under this Agreement that may be available then or thereafter.

(c) Notwithstanding anything to the contrary set in this Section 10.9, the Parties expressly acknowledge and agree that the remedies set forth in Section 9.4 shall be the sole and exclusive remedies available to Buyer in

49

the event this Agreement is terminated under Section 9.1(c), (d), (e), (f) or (g). To the extent Buyer is entitled to receive the Termination Fee or reimbursement of Buyer Expenses, except as otherwise provided in Section 9.4, the receipt of such amounts shall be deemed to be full and final payment for any and all losses or damages suffered or incurred by Buyer or any of its Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Contemplated Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Buyer or any of its Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination.

10.10 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the Contemplated Transactions. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Parties would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10.

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IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

TRIANGLE CAPITAL CORPORATION

By:	/s/ E. Ashton Poole
Name: E. Ashton Poole
Title: Chairman & CEO

BARINGS LLC

By:	/s/ Thomas Finke
Name: Thomas Finke
Title: Chairman & CEO

Signature Page

Execution Copy

Appendix C

INVESTMENT ADVISORY AGREEMENT

BETWEEN

TRIANGLE CAPITAL CORPORATION

AND

[●]

AGREEMENT, dated as of [●], 2018, between Triangle Capital Corporation, a Maryland corporation (the “Company”), and [●] (the “Adviser”), a [●].

WHEREAS, the Company is a non-diversified, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”);

WHEREAS, the Company desires to retain the Adviser to provide investment advisory services to the Company in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Adviser is willing to provide investment advisory services to the Company in the manner and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Adviser hereby agree as follows:

1. In General.

The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Company with respect to the investment of the Company’s assets and to supervise and arrange for the day-to-day operations of the Company and the purchase of assets for and the sale of assets held in the investment portfolio of the Company.

2. Duties and Obligations of the Adviser with Respect to Investment of Assets of the Company.

(a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Company’s board of directors (the “Board of Directors”), the Adviser shall act as the investment adviser to the Company and shall manage the investment and reinvestment of the assets of the Company. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, close, service and monitor the investments that the Company makes; (iv) determine the securities and other assets that the Company will purchase, retain or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Nothing contained herein shall be construed to restrict the Company’s right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Company’s shares.

(b) In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Company; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation and the Bylaws of the Company, as such documents may be amended from time to time; (iv) the investment objectives, policies and restrictions applicable to the Company as set forth in the reports and/or registration statements that the Company files with the Securities and Exchange Commission (the “SEC”), as they may be amended from time to time by the Board of Directors of the Company; and (v) any policies and determinations of the Board of Directors of the Company and provided in writing to the Adviser.

(c) The Adviser will provide significant managerial assistance to those portfolio companies of the Company that the Company agrees to provide such services to as required by the 1940 Act.

(d) The Adviser may engage one or more investment advisers (each, a “Sub-Adviser”) which are registered under the Advisers Act to act as sub-advisers to provide the Company certain services set forth in Section 2(a) of this Agreement, all as shall be set forth in a written contract (each, a “Sub-Advisory Agreement”) to which the Company and the Adviser shall be parties, which Sub-Advisory Agreement shall be subject to approval by the vote of a majority of the members of the Board of Directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Adviser, any sub-adviser, or of the Company (each, a “Non-Interested Director”), cast in person at a meeting called for the purpose of voting on such approval and, to the extent required by the 1940 Act, by the vote of a majority of the outstanding voting securities of the Company and otherwise consistent with the terms of the 1940 Act. The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser; provided, however, that the Adviser shall have the right to direct the Company to pay directly to any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses payable to the Adviser under this Agreement.

(e) The Adviser will maintain all books and records with respect to the Company’s securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the administrator to the Company (the “Administrator”) under the administration agreement to be entered into by and between the Company and the Administrator concurrent herewith (the “Administration Agreement”)), or by the Company’s custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law, subject to observance of its confidentiality obligations under this Agreement.

(f) All investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its operations and transactions, including, without limitation, those relating to:

(i).	organizational and offering expenses;

(ii).	fees and expenses incurred in valuing the Company’s assets and computing its net asset value (including the cost and expenses of any independent valuation firm);

(iii).	the fees and expenses incurred by the Company or payable to third parties, including lawyers, accountants, auditors, agents, consultants or other advisors, in connection with the Company’s financial, accounting and legal affairs and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments, including expenses related to unsuccessful portfolio acquisition efforts;

2

(iv).	all fees, costs and expenses of money borrowed by the Company, including principal, interest and the costs associated with the establishment and maintenance of any credit facilities, other financing arrangements, or other indebtedness of the Company, if any (including commitment fees, accounting and legal fees, closing and other costs);

(v).	offerings of the Company’s common stock and other securities;

(vi).	investment advisory and management fees payable under Section 6 of this Agreement;

(vii).	administration fees;

(viii).	transfer agent and custody fees and expenses;

(ix).	federal and state registration fees;

(x).	all costs of registration and listing the Company’s securities on any securities exchange;

(xi).	federal, state and local taxes;

(xii).	Non-Interested Directors’ compensation, fees and expenses;

(xiii).	costs of preparing and filing reports or other documents required by the SEC or other regulators;

(xiv).	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

(xv).	costs of holding stockholder meetings;

(xvi).	the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums, including independent director liability policies;

(xvii).	direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

(xviii).	all third-party legal, expert and other fees, costs and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company, or which the Company is authorized or obligated to pay under applicable law or its governing agreements or by the Board of Directors;

(xix).	subject to Section 7 below, any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company, or against any trustee, director, partner, member or officer of the Company in his capacity as such for which the Company is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

(xx).	all travel and related expenses of directors, officers, managers, agents and employees of the Company and the Adviser, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or performing other business activities that relate to the Company, including travel and related expenses incurred in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company; provided, however, that the Company shall only be responsible for (A) a proportionate share of such expenses, as determined by the Adviser in good faith, where such expenses were not incurred solely for the benefit of the Company, and (B) expenses incurred in accordance with the Company’s travel expense reimbursement policies;

(xxi).	all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan;

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(xxii).	all fees, costs and expenses related to (A) the design and maintenance of the Company’s web site or sites and (B) the Company’s allocable share of costs associated with technology-related expenses, including any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or affiliates of the Adviser that is used for the Company, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xxiii).	all fees, costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the Company shall only be responsible for a proportionate share of such expenses, as determined by the Adviser in good faith, where such expenses were not incurred solely for the benefit of the Company; and

(xxiv).	all other non-investment advisory expenses incurred by the Company or the Administrator in connection with administering the Company’s business (including payments under the Administration Agreement based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs).

(h) The Adviser shall give the Company the benefit of its professional judgment and effort in rendering services hereunder, but neither the Adviser nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Company in connection with the matters to which this Agreement relates, provided, that the foregoing exculpation shall not apply to a loss resulting from fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided further, however, that the foregoing shall not constitute a waiver of any rights which the Company may have which may not be waived under applicable law.

(i) The Adviser is hereby authorized, on behalf of the Company and at the direction of the Board of Directors pursuant to delegated authority, to possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, the Company’s investments and other property and funds held or owned by the Company, including voting and providing consents and waivers with respect to the Company’s investments and exercising and enforcing rights with respect to any claims relating to the Company’s investments and other property and funds, including with respect to litigation, bankruptcy or other reorganization.

(j) The Adviser will place orders either directly with the issuer or with any broker or dealer in connection with making investments on the Company’s behalf hereunder. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Adviser will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Adviser may select brokers on the basis of the research, statistical and pricing services they provide to the Company and other clients of the Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Adviser to the Company and its other clients and that the total commissions paid by the Company will be reasonable in relation to the benefits to the Company over the long term, subject to review by the Board of Directors of the Company from time to time with respect to the extent and continuation of such practice to determine whether the Company benefits, directly or indirectly, from such practice.

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(k) The Adviser will provide to the Board of Directors such periodic and special reports as it may reasonably request.

3. Services Not Exclusive.

Nothing in this Agreement shall prevent the Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, whether or not the investment objectives or policies of any such other person, firm, or corporation are similar to those of the Company, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser will not undertake, and will cause its employees not to undertake, activities which, in its reasonable judgment, will adversely affect the performance of the Adviser’s obligations under this Agreement.

4. Confidentiality.

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested by or required to be disclosed to any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by judicial or administrative process or otherwise by applicable law or regulation. Notwithstanding the foregoing, the Company hereby consents and authorizes the Adviser and its affiliates to use and disclose confidential information relating to the Company in connection with (a) the preparation of performance information relating to the Company and (b) in connection with any contemplated sale of the outstanding equity or assets of the Adviser, Administrator, or any person who may be deemed to “control” either of the Adviser or the Administrator, in each case within the meaning of the 1940 Act.

5. Expenses.

During the term of this Agreement, the Adviser will bear all compensation expense (including health insurance, pension benefits, payroll taxes and other compensation related matters) of its employees and shall bear the costs of any salaries of any officers or directors of the Company who are affiliated persons (as defined in the 1940 Act) of the Adviser.

6. Compensation of the Adviser.

The Adviser, for its services to the Company, will be entitled to receive a management fee (the “Base Management Fee”) and an incentive fee (“Incentive Fee”) from the Company.

(a) The Base Management Fee will be calculated based on the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents, at an annual rate of 1.0% for the period commencing on the date of this Agreement through December 31, 2018; 1.125% for the period commencing on January 1, 2019 through December 31, 2019; and 1.375% for all periods thereafter. The Base Management Fee is payable quarterly in arrears on a calendar quarter basis. The Base Management Fee will be calculated based on the average value of the Company’s gross assets, excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters prior to the quarter for which such fees are being calculated. Base Management Fees for any partial month or quarter will be appropriately pro-rated.

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(b) The Incentive Fee will consist of two parts, as follows:

(i) For each quarter from and after the date hereof through December 31, 2019 (the “Pre-2020 Period”), the first component of the Incentive Fee (the “Income-Based Fee”) will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter for which such fees are being calculated and shall be payable promptly following the filing of the Company’s financial statements for such quarter. In respect of the Pre-2020 Period, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Company receives from portfolio companies) accrued during the relevant calendar quarter, minus the Company’s operating expenses for such quarter (including the Base Management Fee, expenses payable under the Administration Agreement, any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(ii) For each quarter beginning on and after January 1, 2020 (the “Post-2019 Period”), the Income-Based Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter and the eleven preceding calendar quarters (or such fewer number of preceding calendar quarters counting each calendar quarter beginning on or after January 1, 2020) (each such period shall be referred to as the “Trailing Twelve Quarters”) for which such fees are being calculated and shall be payable promptly following the filing of the Company’s financial statements for such quarter. In respect of the Post-2019 Period, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Company receives from portfolio companies) accrued during the relevant Trailing Twelve Quarters, minus the Company’s operating expenses for such Trailing Twelve Quarters (including the Base Management Fee, expenses payable under the Administration Agreement, any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee) divided by the number of quarters that comprise the relevant Trailing Twelve Quarters. Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(iii) Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less senior securities constituting indebtedness and preferred stock) at the end of the calendar quarter for which such fees are being calculated, will be compared to a “hurdle rate”, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 2% per quarter (8% annualized). The Company will pay the Adviser the Income-Based Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

1.

a.	With respect to the Pre-2020 Period, no Income-Based Fee for any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(i)) does not exceed the hurdle rate;

b.	With respect to the Post-2019 Period, no Income-Based Fee for any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(ii)) does not exceed the hurdle rate;

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2.

a.	With respect to the Pre-2020 Period, 100% of the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(i)) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such quarter, if any, that exceeds the hurdle rate but is less than 2.5% (10% annualized) (the “Pre-2020 Catch-Up Amount”). The Pre-2020 Catch-Up Amount is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(i)) when the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(i)) reaches 2% per quarter (8% annualized);

b.	With respect to the Post-2019 Period, 100% of the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(ii)) with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(ii)), if any, that exceeds the hurdle rate but is less than 2.5% (10% annualized) (the “Post-2019 Catch-Up Amount”). The Post-2019 Catch-Up Amount is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(ii)) when the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(ii)) reaches 2% per quarter (8% annualized);

3.

a.	With respect to the Pre-2020 Period, 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(i)) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(i)) for such quarter, if any, that exceeds the Pre-2020 Catch-Up Amount; and

b.	With respect to the Post-2019 Period, 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(ii)) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in Section 6(b)(ii)), if any, that exceeds the Post-2019 Catch-Up Amount.

provided that, with respect to the Post-2019 Period, the Income-Based Fee paid to the Adviser shall not be in excess of the Incentive Fee Cap. With respect to the Post-2019 Period, the Incentive Fee Cap for any quarter is an amount equal to (a) 20% of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate Income-Based Fee that was paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

“Cumulative Net Return” means (x) the aggregate net investment income in respect of the relevant Trailing Twelve Quarters minus (y) any Net Capital Loss, if any, in respect of the relevant Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company pays no Income-Based Fee to the Adviser for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the Income-Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company pays an Income-Based Fee to the Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Income-Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company pays an Income-Based Fee to the Adviser equal to the Income-Based Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

(iv) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below),

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commencing with the calendar year ending on December 31, 2018, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from [●], 2018 (the “Commencement Date”). If such amount is positive at the end of such year, then the Capital Gains Fee payable for such year is equal to 20% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee payable for such year. If this Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

For purposes of this Section 6(b)(iv):

The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

The cumulative aggregate realized capital losses are calculated as the sum of the differences, if negative, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

The accreted or amortized cost basis of an investment shall mean, with respect to an investment owned by the Company as of the Commencement Date, the fair value of such investment as of the Commencement Date as set forth on Schedule A hereto and, with respect to an investment acquired by the Company subsequent to the Commencement Date, the accreted or amortized cost basis of such investment as reflected in the Company’s financial statements.

7. Indemnification.

The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Adviser. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of any actions or omissions or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

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8. Duration and Termination.

(a) This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the outstanding voting securities of the Company, (ii) by the vote of the Company’s Board of Directors, or (iii) by the Adviser. The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration.

(b) This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board of Directors, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Non-Interested Directors in accordance with the requirements of the 1940 Act.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

9. Notices.

Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

10. Amendment of this Agreement.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the 1940 Act.

11. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

12. Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13. Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

TRIANGLE CAPITAL CORPORATION a Maryland corporation

By:
Name:
Title:

[ ]
a [●]

By:
Name:
Title:

[Signature Page to Investment Advisory Agreement]

Schedule A

Fair Value of Investments as of the Commencement Date

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Execution Copy

Appendix D

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT (this “Agreement”) is made as of [●], 2018 by and between Triangle Capital Corporation, a Maryland corporation (the “Company”), and [●], a [●] (the “Administrator”).

WITNESSETH:

WHEREAS, the Company is a non-diversified, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1. Duties of the Administrator.

(a) Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Company’s board of directors (the “Board of Directors”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses as provided for below. The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Board of Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company and subject to the Board of Directors’ approval, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of Directors regarding its performance of the obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare all reports and other materials required to be filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority, including, but not limited to, current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K and proxy or information statements to stockholders. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to stockholders of the Company, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

(c) Sub-Administrators. The Administrator may engage one or more administrators (each, a “Sub-Administrator”) to act as sub-administrators to provide the Company certain administrative services set forth in Section 1(b) of this Agreement, all as shall be set forth in a written contract (each, a “Sub-Administration Agreement”) to which the Administrator shall be a party.

2. Records.

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by any applicable statutes, rules and regulations, including without limitation, the 1940 Act, will maintain and keep such books, accounts and records in accordance with such statutes, rules and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records that it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Confidentiality.

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested by or required to be disclosed to any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by judicial or administrative process or otherwise by applicable law or regulation. Notwithstanding the foregoing, the Company hereby consents and authorizes the Administrator and its affiliates to use and disclose confidential information relating to the Company in connection with (a) the preparation of performance information relating to the Company and (b) in connection with any contemplated sale of the outstanding equity or assets of the Adviser (defined below), Administrator, or any person who may be deemed to “control” either of the Adviser or the Administrator, in each case within the meaning of the 1940 Act.

4. Compensation; Allocation of Costs and Expenses.

(a) Reimbursement. In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its

2

obligations and providing personnel and facilities set forth in Section 1 herein. Specifically, the reimbursements made by the Company to the Administrator shall include, but not be limited to:

(i).	the allocable portion of the Administrator’s rent for the Company’s Chief Financial Officer and the Chief Compliance Officer and their respective staffs, which will be based upon the allocable portion of the usage thereof by such personnel in connection with their performance of administrative services under this Agreement;

(ii).	the allocable portion of the salaries, bonuses, benefits and expenses of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs, which will be based upon the allocable portion of the time spent by such personnel in connection with performing administrative services for the Company under this Agreement;

(iii).	the actual cost of goods and services used for the Company and obtained by the Administrator from entities not affiliated with the Company, which will be reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles;

(iv).	all fees, costs and expenses associated with the engagement of a Sub-Administrator; and

(v).	costs associated with (a) the monitoring and preparation of regulatory reporting, including registration statement amendments, prospectus supplements, and tax reporting, (b) the coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto and (c) the preparation of all financial statements and the coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications.

(b) Allocation of Costs and Expenses. The Company will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by the Company’s investment adviser, [●] (the “Adviser”), pursuant to that certain Investment Advisory Agreement, dated as of [●], 2018, by and between the Company and the Adviser (the “Advisory Agreement”).

5. Limitation on Indemnification.

The Administrator, its affiliates and their respective directors, officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of any actions or omissions or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

3

6. Activities of the Administrator.

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as officers, directors, stockholders or otherwise.

7. Duration and Termination of this Agreement.

(i).	This Agreement shall continue in effect for two years from the date hereof and thereafter continue automatically for successive annual periods, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Company and (ii) a majority of the Non-Interested Directors.

(ii).	This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Directors, or by the Administrator, upon 60 days’ written notice to the other party.

(iii).	This Agreement may not be assigned by a party without the consent of the other party. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8. Amendments of this Agreement.

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties hereto.

9. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act, if any. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

10. Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

11. Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

12. Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

TRIANGLE CAPITAL CORPORATION, a Maryland Corporation

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Administration Agreement]

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Appendix E

[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]

April 3, 2018

Triangle Capital Corporation

3700 Glenwood Avenue

Suite 530

Raleigh, NC 27612

Attn: Board of Directors

Dear Board of Directors:

We understand that Triangle Capital Corporation (the “Company”) intends to enter into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between the Company and BSP Asset Acquisition I, LLC (the “Buyer”) pursuant to which, among other things and as described more fully in the Asset Purchase Agreement, the Company will sell (the “Transaction”) to the Buyer certain loan and other assets (the “Purchased Assets”) subject to certain liabilities and obligations with respect to the Purchased Assets in exchange for $981,178,542 in cash (the “Consideration”), subject to adjustment as provided in the Asset Purchase Agreement as to which we express no opinion.

The Board of Directors of the Company (the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the Asset Purchase Agreement is fair to the Company from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated April 3, 2018, of the Asset Purchase Agreement;

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company for the years ending December 31, 2018 through 2022 (the “Projections”);

4.	spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.	reviewed the current and historical market prices for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. You have advised us that the Projections provide a reasonable basis on which to evaluate the Company and the Transaction and, at your direction, we have used and relied upon the Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. With your consent, we have assumed that any adjustments to the Consideration pursuant to the Asset Purchase Agreement or otherwise would not be material to our analyses or this Opinion.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Asset Purchase Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Asset Purchase Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Asset Purchase Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Asset Purchase Agreement will not differ in any respect from the draft of the Asset Purchase Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, including, without limitation, the Purchased Assets. We did not make an independent evaluation of the adequacy of the Company’s recorded fair value estimates on its investment portfolio, nor have we reviewed any individual loan files, credit or investment memos or assigned asset values. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to the price or range of prices at which the Purchased Assets or shares of common stock, par value $0.001 per share (“Company Common Stock”), of the Company may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Buyer or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Benefit Street Partners L.L.C. (“BSP”) , an affiliate of the Buyer, or one or more security holders or affiliates of, and/or investment funds affiliated or associated with, BSP (collectively, with BSP, the “BSP Group”) and have in the past provided financial advisory and/or other financial or consulting services to Providence Equity Partners L.L.C. (“Providence”), an affiliate of BSP, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Providence (collectively, with Providence, the “Providence Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to BSP in connection with the externalization transaction of Realty Finance Trust, Inc., which transaction occurred in September 2016, (ii) having acted as financial advisor to BSP in connection with the externalization transaction of Business Development Corporation of America, which transaction occurred in November 2016, (iii) providing certain valuation advisory services to BSP for financial reporting purposes, (iv) having acted as financial advisor to a noteholder group, of which an affiliate of BSP was a member, in relation to their interests as noteholders of Berry Petroleum Company, LLC (“Berry”) in its chapter 11 bankruptcy proceedings, which concluded in February 2017 (the “Berry Restructuring”), and (v) having acted as financial advisor to Berry, a member of the BSP Group following the Berry Restructuring, in connection with (1) its sale of its interests in the Hugoton natural gas field, (2) its acquisition of interests in the South Belridge Hill oilfield, and (3) a refinancing of its senior secured credit facility, which transactions closed in July 2017. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Buyer, members of the BSP Group or the Providence Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by BSP or Providence, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the BSP Group or the Providence Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Buyer, members of the BSP Group or the Providence Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey has acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

This Opinion only addresses the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company in the Transaction pursuant to the Asset Purchase Agreement and does not address or give effect to any other aspect or implication of the Transaction or any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the Stock Purchase and Transaction Agreement (“Stock Purchase Agreement”) by and between the Company and Barings LLC (“Equity Buyer”) pursuant to which, among other things and as described more fully in the Stock Purchase Agreement, Equity Buyer will, among other things (i) acquire shares of Company Common Stock from the Company, (ii) enter into an Investment Advisory Agreement and Administration Agreement with the Company, (iii) make a cash payment to the holders of Company Common Stock, and (iv) commit to purchase shares of Company Common Stock in the open market. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction, as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à -vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, the Buyer, any of their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, the Buyer, any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. In addition, this Opinion does not address any aspect or implication of the recent changes in U.S. laws regarding the maximum leverage allowed by Business Development Companies (as defined in the Investment Company Act of 1940, as amended) including, without limitation, any potential impact of such changes on the future financial performance of the Company or the Purchased Assets. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, with the consent of the Board, we have relied on the assessments by the Board, the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the Asset Purchase Agreement is fair to the Company from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Appendix F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2017

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 814-00733

Triangle Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	06-1798488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3700 Glenwood Avenue, Suite 530 Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(919) 719-4770

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	The New York Stock Exchange
6.375% Notes Due (December) 2022	The New York Stock Exchange
6.375% Notes Due (March) 2022	The New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of the voting common stock held by non-affiliates of the registrant (assuming solely for the purpose of this disclosure that all executive officers, directors and 10% or more stockholders of the registrant are “affiliates”) as of June 30, 2017, based on the closing price on that date of $17.62 on the New York Stock Exchange, was $814,475,285.

The number of shares outstanding of the registrant’s common stock on February 28, 2018 was 48,024,614.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Registrant’s definitive Proxy Statement relating to the 2018 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission within 120 days following the end of the Registrant’s fiscal year, are incorporated by reference in Part III of this Annual Report on Form 10-K as indicated herein.

TRIANGLE CAPITAL CORPORATION

ANNUAL REPORT ON FORM 10-K

For the Fiscal Year Ended December 31, 2017

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FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in Item 1A entitled “Risk Factors” in Part I of this Annual Report on Form 10-K and elsewhere in this Annual Report on Form 10-K. Other factors that could cause actual results to differ materially include changes in the economy and future changes in laws or regulations and conditions in our operating areas.

We have based the forward-looking statements included in this Annual Report on Form 10-K on information available to us on the date of this Annual Report on Form 10-K, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

2

PART I

Item 1.	Business.

Organization

We are a Maryland corporation formed on October 10, 2006, for the purposes of acquiring 100% of the equity interests in Triangle Mezzanine Fund LLLP (“Triangle SBIC”) and its general partner, Triangle Mezzanine LLC, raising capital in our initial public offering, which was completed in February 2007 (the “IPO”), and thereafter operating as an internally managed business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). On December 15, 2009, Triangle Mezzanine Fund II, LP (“Triangle SBIC II”) was organized as a limited partnership under the laws of the State of Delaware and on March 26, 2012, Triangle Mezzanine Fund III, LP (“Triangle SBIC III”) was organized as a limited partnership under the laws of the State of Delaware. Triangle SBIC’s Small Business Investment Company (“SBIC”) license from the United States Small Business Administration (the “SBA”) became effective on September 11, 2003, Triangle SBIC II’s SBIC license became effective on May 26, 2010 and Triangle SBIC III’s SBIC license became effective on January 6, 2017. Unless otherwise noted, the terms “we,” “us,” “our” and “Triangle” refer to Triangle SBIC prior to the IPO and to Triangle Capital Corporation and its subsidiaries, including Triangle SBIC, Triangle SBIC II and Triangle SBIC III, after the IPO. Both we and Triangle SBIC individually are closed-end, non-diversified investment companies that have elected to be treated as BDCs under the 1940 Act.

Our headquarters are in Raleigh, North Carolina, and our Internet address is www.tcap.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this Annual Report on Form 10-K. We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Securities and Exchange Commission (the “SEC”). Copies of this Annual Report and other reports are also available without charge upon written request to us.

Overview of our Business

We are a specialty finance company that provides customized financing primarily to lower middle market companies located in the United States. We define lower middle market companies as those having annual revenues between $10.0 million and $250.0 million. Our investment objective is to seek attractive returns by generating current income from our debt investments and capital appreciation from our equity-related investments. Our investment strategy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. We invest in senior and subordinated debt securities of privately held companies, generally secured by security interests in portfolio company assets. In addition, we generally invest in one or more equity instruments of the borrower, such as direct preferred or common equity interests. We generally invest in securities that would be rated below investment grade if they were rated. Such below investment grade securities are often referred to as “high yield” or “junk.”

We focus on investments in companies with histories of generating revenues and positive cash flows, established market positions and proven management teams with strong operating discipline. Our target portfolio company has annual revenues between $20.0 million and $300.0 million and annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) between $5.0 million and $75.0 million. We believe that these companies have less access to capital and that the market for such capital is underserved relative to larger companies. Companies of this size are generally privately held and are less well known to traditional capital sources such as commercial and investment banks.

Our investments generally range from $5.0 to $50.0 million per portfolio company. In certain situations, we have partnered with other funds to provide larger financing commitments. We operate Triangle SBIC, Triangle SBIC II and Triangle SBIC III as SBICs and utilize the proceeds from the sale of SBA-guaranteed debentures, referred to herein as SBA leverage, to enhance returns to our stockholders. As of December 31, 2017, we had investments in 89 portfolio companies, with an aggregate cost of approximately $1.1 billion.

1

Our Business Strategy

We seek attractive returns by generating current income from our debt investments and capital appreciation from our equity-related investments by:

•	Utilizing Long-Standing Relationships to Source Deals. Our senior management team maintains extensive relationships with entrepreneurs, financial sponsors, attorneys, accountants, investment bankers, commercial bankers and other non-bank providers of capital who refer prospective portfolio companies to us. These relationships historically have generated significant investment opportunities. We believe that our network of relationships will continue to produce attractive investment opportunities.

•	Focusing on Underserved Markets. The lower middle market has traditionally been underserved. We believe that operating margin and growth pressures, as well as regulatory concerns, have caused financial institutions to de-emphasize services to lower middle market companies in favor of larger corporate clients and more liquid capital market transactions. We believe these dynamics have resulted in the financing market for lower middle market companies to be underserved, providing us with greater investment opportunities.

•	Providing Customized Financing Solutions. We offer a variety of financing structures and have the flexibility to structure our investments to meet the needs of our portfolio companies. Typically we invest in senior and subordinated debt securities, coupled with equity interests. We believe our ability to customize financing arrangements makes us an attractive partner to lower middle market companies.

•	Leveraging the Experience of Our Management Team. Our senior management team has extensive experience advising, investing in, lending to and operating companies across changing market cycles. The members of our management team have diverse investment backgrounds, with prior experience at investment banks, commercial banks, and privately and publicly held companies in the capacity of executive officers. We believe this diverse experience provides us with an in depth understanding of the strategic, financial and operational challenges and opportunities of the lower middle market companies in which we invest. We believe this understanding allows us to select and structure better investments and to efficiently monitor and provide managerial assistance to our portfolio companies.

•	Applying Rigorous Underwriting Policies and Active Portfolio Management. Our senior management team has implemented rigorous underwriting policies that are followed in each transaction. These policies include a thorough analysis of each potential portfolio company’s competitive position, financial performance, management team operating discipline, growth potential and industry attractiveness, which we believe allows us to better assess the company’s prospects. After investing in a company, we monitor the investment closely, typically receiving monthly, quarterly and annual financial statements. We analyze and discuss in detail the company’s financial performance with management in addition to participating in regular board of directors meetings. We believe that our initial and ongoing portfolio review process allows us to monitor effectively the performance and prospects of our portfolio companies.

•	Taking Advantage of Low Cost Debentures Guaranteed by the SBA. The licenses of Triangle SBIC, Triangle SBIC II and Triangle SBIC III to do business as SBICs allow them (subject to availability, SBA approval, and continued regulatory compliance) to issue fixed-rate, low interest debentures which are guaranteed by the SBA and sold in the capital markets, potentially allowing us to increase our net investment income beyond the levels achievable by other BDCs utilizing traditional leverage.

•	Financing Our Investment Portfolio with Long-Term Capital. In addition to proceeds from sales of shares of our common stock and proceeds from issuance of SBA-guaranteed debentures by our SBIC subsidiaries, we have outstanding unsecured notes with original terms of seven to ten years.

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Maintaining Portfolio Diversification. While we focus our investments in lower middle market companies, we seek to invest across various industries. We monitor our investment portfolio to ensure we have acceptable industry balance, using industry and market metrics as key indicators. By monitoring our investment portfolio for industry balance, we seek to reduce the effects of economic downturns associated with any particular industry or market sector. Notwithstanding our intent to invest across a variety of industries, we may from time to time hold securities of a single portfolio company that comprise more than 5.0% of our total assets and/or more than 10.0% of the outstanding voting securities of the portfolio

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company. For that reason, we are classified as a non-diversified management investment company under the 1940 Act.

Investments

Debt Investments

We tailor the terms of our debt investments to the facts and circumstances of each transaction and prospective portfolio company, negotiating a structure that seeks to protect our rights and manage our risk while creating incentives for the portfolio company to achieve its business plan. To that end, we typically seek board observation rights with each of our portfolio companies and offer managerial assistance. We also seek to limit the downside risks of our investments by negotiating covenants that are designed to protect our investments while affording our portfolio companies as much flexibility in managing their businesses as possible. Such restrictions may include affirmative and negative covenants, default penalties, lien protections, change of control provisions and put rights. We typically include a prepayment penalty structure to enhance our potential total return on our investments.

We invest in senior and subordinated debt securities of privately held companies, generally secured by security interests in portfolio company assets. Our senior and subordinated debt investments generally have terms of three to seven years, do not have scheduled amortization and are due at maturity. Our senior secured debt investments generally provide for variable interest at rates ranging from LIBOR plus 550 basis points to LIBOR plus 950 basis points per annum. In addition, our subordinated debt investments generally provide for fixed interest rates between 10.0% and 15.0% per annum. Our subordinated debt investments generally are secured by a second priority security interest in the assets of the borrower and generally include an equity component, such as common stock in the portfolio company. In addition, certain loan investments may have a form of interest that is not paid currently but is accrued and added to the loan balance and paid at the end of the term, referred to as payment-in-kind (“PIK”) interest. In our negotiations with potential portfolio companies, we generally seek to minimize PIK interest as such income is taxable in the year accrued, and we may have to borrow money or raise additional capital in order to meet the requirement of generally having to pay out at least 90.0% of our taxable income to continue to qualify for tax treatment as a regulated investment company (“RIC”) for U.S. federal income tax purposes. At December 31, 2017, the weighted average yield on our outstanding debt investments other than non-accrual debt investments was approximately 11.0%, the weighted average yield on all of our outstanding investments (including equity and equity-linked investments but excluding non-accrual debt investments) was approximately 9.6% and the weighted average yield on all of our outstanding investments (including equity and equity-linked investments and non-accrual debt investments) was approximately 8.5%.

An SBIC may make investments in the form of loans, debt securities, which include an equity feature, or equity only securities. Loans and debt securities must be issued for a term of not less than one year (except for bridge loans in anticipation of a permanent financing in which the SBIC intends to participate, or to protect its prior investment) and must have amortization not exceeding “straight line.” The permissible interest rate on loans is the higher of (i) 19% or (ii) 11% over the higher of the SBIC’s weighted cost of debenture leverage or the current debenture rate. For debt securities, the permitted rate is the higher of (i) 14% or (ii) 6% over the higher of the SBIC’s weighted cost of debenture leverage or the current debenture rate. If a financing is in default, these maximums may increase by up to 7%. SBA regulations define an SBIC’s weighted cost of debenture leverage and describe the permitted rate when more than one SBIC participates in the financing.

Equity Investments

We may acquire equity interests in portfolio companies. We generally seek to structure our equity investments as non-control investments to provide us with minority rights and event-driven or time-driven puts. We also seek to obtain registration rights in connection with these investments, which may include demand and “piggyback” registration rights, board seats and board observation rights. Our investments have in the past and may in the future contain a synthetic equity position pursuant to a formula typically setting forth royalty rights we may exercise in accordance with such formula.

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Investment Criteria

We utilize the following criteria and guidelines in evaluating investment opportunities. However, not all of these criteria and guidelines have been, or will be, met in connection with each of our investments.

•	Established Companies With Positive Cash Flow. We seek to invest in established companies with a history of generating revenues and positive cash flows. We typically focus on companies with a history of profitability and minimum trailing twelve month EBITDA of $3.0 million. We generally do not invest in start-up companies, distressed situations, “turn-around” situations or companies that we believe have unproven business plans.

•	Experienced Management Teams With Meaningful Equity Ownership. Based on our prior investment experience, we believe that a management team with significant experience with a portfolio company or relevant industry experience and meaningful equity ownership is essential to the long-term success of the portfolio company. We believe management teams with these attributes are more likely to manage the companies in a manner that protects our debt investment and enhances the value of our equity investment.

•	Strong Competitive Position. We seek to invest in companies that have developed strong positions within their respective markets, are well positioned to capitalize on growth opportunities and compete in industries with barriers to entry. We also seek to invest in companies that exhibit a competitive advantage, which may help to protect their market position and profitability.

•	Varied Customer and Supplier Bases. We prefer to invest in companies that have varied customer and supplier bases. Companies with varied customer and supplier bases are generally better able to endure economic downturns, industry consolidation and shifting customer preferences.

•	Significant Invested Capital. We believe the existence of significant underlying equity value provides important support to investments. We look for portfolio companies that we believe have sufficient value beyond the layer of the capital structure in which we invest.

Investment Committees

Triangle Capital Corporation has an investment committee that is responsible for all aspects of our investment process relating to investments made by Triangle Capital Corporation or any of its subsidiaries, other than investments made by Triangle SBIC, Triangle SBIC II and Triangle SBIC III. The members of the Triangle Capital Corporation investment committee are Messrs. E. Ashton Poole, Steven C. Lilly, Jeffrey A. Dombcik, Douglas A. Vaughn, Cary B. Nordan, James J. Burke and Matthew A. Young.

Triangle SBIC has an investment committee that is responsible for all aspects of our investment process relating to investments made by Triangle SBIC. The members of Triangle SBIC’s investment committee are Messrs. E. Ashton Poole, Steven C. Lilly, Jeffrey A. Dombcik, Douglas A. Vaughn, Cary B. Nordan, James J. Burke and Matthew A. Young.

Triangle SBIC II has an investment committee that is responsible for all aspects of our investment process relating to investments made by Triangle SBIC II. The members of Triangle SBIC II’s investment committee are Messrs. E. Ashton Poole, Steven C. Lilly, Jeffrey A. Dombcik, Douglas A. Vaughn, Cary B. Nordan, James J. Burke, and Matthew A. Young.

Triangle SBIC III has an investment committee that is responsible for all aspects of our investment process relating to investments made by Triangle SBIC III. The members of Triangle SBIC III’s investment committee are Messrs. E. Ashton Poole, Steven C. Lilly, Jeffrey A. Dombcik, Douglas A. Vaughn, Cary B. Nordan, James J. Burke and Matthew A. Young. For purposes of the discussion herein, any reference to the “investment committee” refers to the investment committees for each of Triangle Capital Corporation, Triangle SBIC, Triangle SBIC II and Triangle SBIC III.

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Investment Process

Our investment committee meets once a week and also meets on an as needed basis depending on transaction volume. Our investment committee has organized our investment process into five distinct stages:

•	Origination

•	Due Diligence and Underwriting

•	Approval

•	Documentation and Closing

•	Portfolio Management and Investment Monitoring

Our investment process is summarized in the following chart:

Origination Deal Sourcing; Screening Potential Investments; Preliminary Due Diligence; Structure, Negotiate and Execute Term Sheet Due Diligence and Underwriting Rejection Formal Due Diligence; Create Investment Memorandum Approval Present Investment Memorandum to the Investment Committee; Investment Committee Members Vote and Approve the Proposed Investment Documentation and Closing Drafting and Negotiating Loan and Transaction Documents Portfolio Management and Investment Monitoring Tracking; Monitoring; Reviewing; Reporting; Analyzing; Valuing and Credit Scoring

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Origination

The origination process for our investments is overseen by the Company’s Chief Origination Officer and includes sourcing, screening, preliminary due diligence, transaction structuring and negotiation. Our investment professionals utilize their extensive relationships with various financial sponsors, entrepreneurs, attorneys, accountants, investment bankers and other non-bank providers of capital to source transactions with prospective portfolio companies.

If a transaction meets our investment criteria, we perform preliminary due diligence, taking into consideration some or all of the following factors:

•	a comprehensive financial model that we prepare based on quantitative analysis of historical financial performance, financial projections and pro forma financial ratios assuming investment;

•	the competitive landscape surrounding the potential investment;

•	strengths and weaknesses of the potential investment’s business strategy and industry;

•	results of a broad qualitative analysis of the company’s management team, products or services, market position, market dynamics and customers and suppliers; and

•	potential investment structures, certain financing ratios and investment pricing terms.

If the results of our preliminary due diligence are satisfactory, the origination team prepares a Summary Transaction Memorandum, which is presented to our investment committee. If our investment committee recommends moving forward, we may issue a non-binding term sheet to the potential portfolio company. Upon this approval, we begin our formal due diligence and underwriting process as we move toward investment approval.

Due Diligence and Underwriting

Our due diligence on a prospective investment is completed by a minimum of three investment professionals, which we refer to as the underwriting team. The members of the underwriting team work together to conduct due diligence and to understand the relationships among the prospective portfolio company’s business plan, operations and financial performance through various methods, including, among others, on-site visits with management, in-depth review of historical and projected financial data, interviews with customers and suppliers, evaluations of management and background checks, third-party accounting reports and review of any material contracts.

In most circumstances, we utilize outside experts to review the legal affairs and accounting systems of a prospective portfolio company. Where appropriate, we also engage specialists to investigate issues like environmental matters and general industry outlooks. During the underwriting process, significant attention is given to sensitivity analysis and how companies might be expected to perform in a protracted “downside” operating environment. In addition, we analyze key financing ratios and other industry metrics, including total debt to EBITDA, EBITDA to fixed charges, EBITDA to total interest expense, total debt to total capitalization and total senior debt to total capitalization.

Upon completion of a satisfactory due diligence review and as part of our evaluation of a proposed investment, the underwriting team prepares an Investment Committee Memorandum. The Investment Committee Memorandum includes information about the potential portfolio company such as its history, business strategy, potential strengths and risks involved, analysis of key customers, contracts and suppliers, third-party consultant findings, expected returns on investment structure, anticipated sources of repayment and exit strategies, analysis of historical financial statements, and potential capitalization and ownership.

Approval

The underwriting team for the proposed investment presents the Investment Committee Memorandum to our investment committee for consideration and approval. After reviewing the Investment Committee Memorandum, members of the investment committee may request additional due diligence or modify the proposed financing structure or terms of the proposed investment. Before we proceed with any investment, the investment committee must approve the proposed investment by the affirmative vote from a majority of the investment committee

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members. In addition, all proposed investments must be approved by the Company’s Chief Origination Officer, or, in the case of proposed investments presented by the Chief Origination Officer, the Company’s Chief Credit Officer. Upon receipt of transaction approval, the underwriting team proceeds to document the transaction.

Documentation and Closing

The underwriting team is responsible for all documentation related to investment closings, with oversight of the documentation and closing phase overseen by the Company’s Chief Administrative Officer. The Chief Administrative Officer has final approval on all investment legal documentation in order to ensure consistency with the Company’s documentation practices. In addition, we rely on law firms with whom we have worked on multiple transactions to help us complete the necessary documentation associated with transaction closings. If a transaction changes materially from what was originally approved by the investment committee, the underwriting team requests a formal meeting of the investment committee to communicate the contemplated changes. The investment committee has the right to approve the amended transaction structure, to suggest alternative structures or not to approve the contemplated changes.

Portfolio Management and Investment Monitoring

Our portfolio management and investment monitoring processes are overseen by the Company’s Chief Credit Officer. Our investment professionals generally employ several methods of evaluating and monitoring the performance of our portfolio companies, which, depending on the particular investment, may include the following specific processes, procedures and reports:

•	monthly and quarterly reviews of actual financial performance versus the corresponding period of the prior year and financial projections;

•	monthly and quarterly monitoring of all financial and other covenants;

•	reviews of senior lender loan compliance certificates, where applicable;

•	quarterly reviews of operating results and general business performance, including the preparation of a portfolio monitoring report which is distributed to members of our investment committee;

•	periodic face-to-face meetings with management teams and financial sponsors of portfolio companies; and

•	attendance at portfolio company board meetings through board seats or observation rights.

In the event that our investment committee determines that an investment is underperforming, or circumstances suggest that the risk associated with a particular investment has significantly increased, we undertake to monitor more closely the affected portfolio company. The level of monitoring of an investment is determined by a number of factors, including, but not limited to, trends in the financial performance of the portfolio company, the investment structure and the type of collateral securing our investment, if any.

We also monitor a wide variety of key credit statistics that provide information regarding our portfolio companies to help us assess credit quality and portfolio performance. We generally require our portfolio companies to have annual financial audits in addition to monthly and quarterly unaudited financial statements. Using these statements, we calculate and evaluate certain financing ratios. For purposes of analyzing the financial performance of our portfolio companies, we may make certain adjustments to their financial statements to reflect the pro forma results of the portfolio company consistent with a change of control transaction, to reflect anticipated cost savings resulting from a merger or restructuring, costs related to new product development, compensation to previous owners, and other acquisition or restructuring related items.

Valuation Process and Determination of Net Asset Value

The most significant estimate inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. We have a valuation policy, as well as established and documented processes and methodologies for determining the fair values of portfolio company investments on a recurring (quarterly) basis in accordance with the 1940 Act and FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). Our valuation policy and processes were

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established by our management with the assistance of certain third-party advisors and were approved by the Board. Under ASC Topic 820, there are three levels of valuation inputs, as follows:

Level 1 Inputs — include quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 Inputs — include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 Inputs — include inputs that are unobservable and significant to the fair value measurement.

Our investment portfolio is primarily comprised of debt and equity instruments of privately held companies for which quoted prices or other inputs falling within the categories of Level 1 and Level 2 are generally not available. Therefore, we determine the fair value of our investments in good faith primarily using Level 3 inputs. In certain cases, quoted prices or other observable inputs may exist, and if so, we assess the appropriateness of the use of these third-party quotes in determining fair value based on (i) our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer and (ii) the depth and consistency of broker quotes and the correlation of changes in broker quotes with underlying performance of the portfolio company.

Under ASC Topic 820, a financial instrument is categorized within the ASC Topic 820 valuation hierarchy based upon the lowest level of input to the valuation process that is significant to the fair value measurement. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, unrealized appreciation and depreciation related to such investments categorized as Level 3 investments within the tables below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3).

There is no single standard for determining fair value in good faith, as fair value depends upon the specific circumstances of each individual investment. The recorded fair values of our investments may differ significantly from fair values that would have been used had an active market for the securities existed. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned. For a discussion of the risks inherent in determining the value of securities for which readily available market values do not exist, see “Risk Factors — Risks Relating to Our Business and Structure — Our investment portfolio is and will continue to be recorded at fair value as determined in good faith by our Board of Directors and, as a result, there is and will continue to be uncertainty as to the value of our portfolio investments” included in Item 1A of Part I of this Annual Report.

Our valuation process is led by our executive officers. The valuation process begins with a quarterly review of each investment in our investment portfolio by our executive officers and our investment committee. Valuations of each portfolio security are then prepared by our investment professionals, who have direct responsibility for the origination, management and monitoring of each investment. Under our valuation policy, each investment valuation is subject to (i) a review by the lead investment officer responsible for the portfolio company investment and (ii) a peer review by a second investment officer or executive officer. Generally, any investment that is valued below cost is subjected to review by one of our executive officers. After the peer review is complete, we engage two independent valuation firms, including Duff & Phelps, LLC, collectively referred to as the “Valuation Firms,” to provide third-party reviews of certain investments, as described further below. In addition, all investment valuations are provided to our independent registered public accounting firm in connection with quarterly review procedures and the annual audit of our financial statements. Finally, the Board of Directors has the responsibility for reviewing and approving, in good faith, the fair value of our investments in accordance with the 1940 Act.

The Valuation Firms provide third-party valuation consulting services to us which consist of certain limited procedures that we identified and requested the Valuation Firms to perform, which we refer to herein as the Procedures. The Procedures are performed with respect to each portfolio company at least once in every calendar year and for new portfolio companies, at least once in the twelve-month period subsequent to the initial investment. In addition, the Procedures are generally performed with respect to a portfolio company when there has been a significant change in the fair value of the investment. In certain instances, we may determine that it is not cost-

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effective, and as a result is not in our stockholders’ best interest, to request the Valuation Firms to perform the Procedures on one or more portfolio companies. Such instances include, but are not limited to, situations where the fair value of the investment in the portfolio company is determined to be insignificant relative to the total investment portfolio. Upon completion of the Procedures, the Valuation Firms reach a conclusion as to whether, with respect to each investment reviewed by each Valuation Firm, the fair value of those investments subjected to the Procedures appear reasonable. Our Board of Directors is ultimately responsible for determining the fair value of our investments in good faith. For a further discussion of the Valuation Firms’ procedures, see the section entitled “Critical Accounting Policies and Use of Estimates —Investment Valuation” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7 of Part II of this Annual Report.

Investment Valuation Inputs

Under ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between a willing buyer and a willing seller at the measurement date. For our portfolio securities, fair value is generally the amount that we might reasonably expect to receive upon the current sale of the security. Under ASC Topic 820, the fair value measurement assumes that the sale occurs in the principal market for the security, or in the absence of a principal market, in the most advantageous market for the security. Under ASC Topic 820, if no market for the security exists or if we do not have access to the principal market, the security should be valued based on the sale occurring in a hypothetical market. The securities in which we invest are generally only purchased and sold in merger and acquisition transactions, in which case the entire portfolio company is sold to a third-party purchaser. As a result, unless we have the ability to control such a transaction, the assumed principal market for our securities is a hypothetical secondary market. The Level 3 inputs to our valuation process reflect management’s best estimate of the assumptions that would be used by market participants in pricing the investment in a transaction in a hypothetical secondary market.

Enterprise Value Waterfall Approach

In valuing equity securities (including warrants), we estimate fair value using an “Enterprise Value Waterfall” valuation model. We estimate the enterprise value of a portfolio company and then allocate the enterprise value to the portfolio company’s securities in order of their relative liquidation preference. In addition, the model assumes that any outstanding debt or other securities that are senior to our equity securities are required to be repaid at par. Additionally, we estimate the fair value of a limited number of our debt securities using the Enterprise Value Waterfall approach in cases where we do not expect to receive full repayment.

To estimate the enterprise value of the portfolio company, we primarily use a valuation model based on a transaction multiple, which generally is the original transaction multiple, and measures of the portfolio company’s financial performance, which generally is either EBITDA, as adjusted (“Adjusted EBITDA”), or revenues. In addition, we consider other factors, including but not limited to (i) offers from third parties to purchase the portfolio company, (ii) the implied value of recent investments in the equity securities of the portfolio company, (iii) publicly available information regarding recent sales of private companies in comparable transactions and (iv) when management believes there are comparable companies that are publicly traded, we perform a review of these publicly traded companies and the market multiple of their equity securities. For certain non-performing assets, we may utilize the liquidation or collateral value of the portfolio company’s assets in our estimation of enterprise value.

The significant Level 3 inputs to the Enterprise Value Waterfall model are (i) an appropriate transaction multiple and (ii) a measure of the portfolio company’s financial performance, which is generally either Adjusted EBITDA or revenues. Such inputs can be based on historical operating results, projections of future operating results, or a combination thereof. The operating results of a portfolio company may be unaudited, projected or pro forma financial information and may require adjustments for certain non-recurring items. In determining the operating results input, we utilize the most recent portfolio company financial statements and forecasts available as of the valuation date. Management also consults with the portfolio company’s senior management to obtain updates on the portfolio company’s performance, including information such as industry trends, new product development, loss of customers and other operational issues. Additionally, we consider some or all of the following factors:

•	financial standing of the issuer of the security;

•	comparison of the business and financial plan of the issuer with actual results;

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•	the size of the security held;

•	pending reorganization activity affecting the issuer, such as merger or debt restructuring;

•	ability of the issuer to obtain needed financing;

•	changes in the economy affecting the issuer;

•	financial statements and reports from portfolio company senior management and ownership;

•	the type of security, the security’s cost at the date of purchase and any contractual restrictions on the disposition of the security;

•	information as to any transactions or offers with respect to the security and/or sales to third parties of similar securities;

•	the issuer’s ability to make payments and the type of collateral;

•	the current and forecasted earnings of the issuer;

•	statistical ratios compared to lending standards and to other similar securities;

•	pending public offering of common stock by the issuer of the security;

•	special reports prepared by analysts; and

•	any other factors we deem pertinent with respect to a particular investment.

Fair value measurements using the Enterprise Value Waterfall model can be sensitive to changes in one or more of the inputs. Assuming all other inputs to the Enterprise Value Waterfall model remain constant, any increase (decrease) in either the transaction multiple, Adjusted EBITDA or revenues for a particular equity security would result in a higher (lower) fair value for that security.

Income Approach

In valuing debt securities, we utilize an “Income Approach” model that considers factors including, but not limited to, (i) the stated yield on the debt security, (ii) the portfolio company’s current Adjusted EBITDA as compared to the portfolio company’s historical or projected Adjusted EBITDA as of the date the investment was made and the portfolio company’s anticipated Adjusted EBITDA for the next twelve months of operations, (iii) the portfolio company’s current Leverage Ratio (defined as the portfolio company’s total indebtedness divided by Adjusted EBITDA) as compared to its Leverage Ratio as of the date the investment was made, (iv) publicly available information regarding current pricing and credit metrics for similar proposed and executed investment transactions of private companies and (v) when management believes a relevant comparison exists, current pricing and credit metrics for similar proposed and executed investment transactions of publicly traded debt. In addition, we use a risk rating system to estimate the probability of default on the debt securities and the probability of loss if there is a default. This risk rating system covers both qualitative and quantitative aspects of the business and the securities held.

We consider the factors above, particularly any significant changes in the portfolio company’s results of operations and leverage, and develop an expectation of the yield that a hypothetical market participant would require when purchasing the debt investment, which we refer to herein as the Required Rate of Return. The Required Rate of Return, along with the Leverage Ratio and Adjusted EBITDA are the significant Level 3 inputs to the Income Approach model. For investments where the Leverage Ratio and Adjusted EBITDA have not fluctuated significantly from the date the investment was made or have not fluctuated significantly from management’s expectations as of the date the investment was made, and where there have been no significant fluctuations in the market pricing for such investments, we may conclude that the Required Rate of Return is equal to the stated rate on the investment and therefore, the debt security is appropriately priced. In instances where we determine that the Required Rate of Return is different from the stated rate on the investment, we discount the contractual cash flows on the debt instrument using the Required Rate of Return in order to estimate the fair value of the debt security.

Fair value measurements using the Income Approach model can be sensitive to changes in one or more of the inputs. Assuming all other inputs to the Income Approach model remain constant, any increase (decrease) in the Required Rate of Return or Leverage Ratio inputs for a particular debt security would result in a lower (higher) fair value for that security. Assuming all other inputs to the Income Approach model remain constant, any increase

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(decrease) in the Adjusted EBITDA input for a particular debt security would result in a higher (lower) fair value for that security.

The fair value of our royalty rights are calculated based on specific provisions contained in the pertinent operating or royalty agreements. The determination of the fair value of such royalty rights is not a significant component of our valuation process.

Determination of the fair value involves subjective judgments and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements. In addition, the SBA has established certain valuation guidelines for SBICs to follow when valuing portfolio investments.

Quarterly Net Asset Value Determination

We determine the net asset value per share of our common stock on at least a quarterly basis, and more frequently if we are required to do so pursuant to an equity offering or pursuant to federal laws and regulations. The net asset value per share is equal to the value of our total assets minus total liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding.

Managerial Assistance

As a BDC, we offer, and must provide upon request, managerial assistance to certain of our portfolio companies. This assistance typically involves, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. Our senior management team provides such services. We believe, based on our management team’s combined experience at investment banks, commercial banks, and operating in executive-level capacities in various operating companies, we offer this assistance effectively. We generally receive fees for these services.

Exit Strategies/Refinancing

While we generally exit most investments through the refinancing or repayment of our debt and redemption of our equity securities, we typically assist our portfolio companies in developing and planning exit opportunities, including any sale or merger of our portfolio companies. We may also assist in the structure, timing, execution and transition of these exit strategies.

Competition

We compete for investments with a number of investment funds (including public funds, private equity funds, mezzanine funds and other SBICs) and BDCs, as well as traditional financial services companies such as commercial banks and other sources of financing. Many of these entities have greater financial and managerial resources than we do. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider more investments and establish more relationships than we do. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC. We believe we compete with these entities primarily on the basis of our willingness to make smaller investments, the experience and contacts of our management team, our responsive and efficient investment analysis and decision-making processes, our comprehensive suite of customized financing solutions and the investment terms we offer.

We believe that some of our competitors make senior secured loans, junior secured loans and subordinated debt investments with interest rates that are comparable to or lower than the rates we offer. Therefore, we do not seek to compete primarily on the interest rates we offer to potential portfolio companies.

For additional information concerning the competitive risks we face, see “Risk Factors — Risks Relating to Our Business and Structure — We operate in a highly competitive market for investment opportunities” included in Item 1A of Part I of this Annual Report.

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Brokerage Allocation and Other Practices

We did not pay any brokerage commissions during the three years ended December 31, 2017 in connection with the acquisition and/or disposal of our investments. We generally acquire and dispose of our investments in privately negotiated transactions; therefore, we infrequently use brokers in the normal course of our business. Our management team is primarily responsible for the execution of any publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, if we use a broker, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan that provides for reinvestment of our distributions on behalf of our common stockholders, unless a common stockholder elects to receive cash as provided below. As a result, if our Board of Directors authorizes, and we declare, a cash dividend, then our common stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends.

No action will be required on the part of a registered common stockholder to have his or her cash dividend reinvested in shares of our common stock. A registered common stockholder may elect to receive an entire dividend in cash by notifying Computershare, Inc., the “Plan Administrator” and our transfer agent and registrar, in writing so that such notice is received by the Plan Administrator no later than the record date for dividends to common stockholders. The Plan Administrator will set up an account for shares acquired through the plan for each common stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a common stockholder participating in the plan, received in writing not less than 10 days prior to the record date, the Plan Administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share. Those common stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.

We intend to use primarily newly issued shares to implement the plan, so long as our shares are trading at or above net asset value. If our shares are trading below net asset value, we intend to purchase shares in the open market in connection with our implementation of the plan. If we use newly issued shares to implement the plan, the number of shares to be issued to a common stockholder is determined by dividing the total dollar amount of the dividend payable to such common stockholder by the market price per share of our common stock at the close of regular trading on the New York Stock Exchange, or the NYSE, on the dividend payment date. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, at the average of their reported bid and asked prices. If we purchase shares in the open market to implement the plan, the number of shares to be issued to a common stockholder is determined by dividing the total dollar amount of the dividend payable to such common stockholder by the average price per share for all shares purchased by the Plan Administrator in the open market in connection with the dividend. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend cannot be established until the value per share at which additional shares will be issued has been determined and elections of our common stockholders have been tabulated.

There will be no brokerage charges or other charges to common stockholders who participate in the plan. However, certain brokerage firms may charge brokerage charges or other charges to their customers. We will pay the Plan Administrator’s fees under the plan. If a participant elects by written notice to the Plan Administrator to have the Plan Administrator sell part or all of the shares held by the Plan Administrator in the participant’s account and

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remit the proceeds to the participant, the Plan Administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds.

Common stockholders who receive dividends in the form of stock generally are subject to the same federal, state and local tax consequences as are common stockholders who elect to receive their dividends in cash. A common stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the common stockholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. common stockholder’s account.

Participants may terminate their accounts under the plan by notifying the Plan Administrator via its website at www.computershare.com/investor, by filling out the transaction request form located at the bottom of their statement and sending it to the Plan Administrator at Computershare, Inc., P.O. Box 505000, Louisville, Kentucky 40233 or by calling the Plan Administrator at (866) 228-7201.

We may terminate the plan upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the plan should be directed to the Plan Administrator by mail at Computershare, Inc., P.O.Box 505000, Louisville, Kentucky 40233.

Employees

As of December 31, 2017, we employed twenty-seven individuals, including investment and portfolio management professionals, operations professionals and administrative staff. We may expand our management team and administrative staff in the future in proportion to our growth.

Election to be Regulated as a Business Development Company and Regulated Investment Company

Both we and Triangle SBIC individually are closed-end, non-diversified management investment companies that have elected to be treated as BDCs under the 1940 Act. In addition, we have elected to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Our election to be regulated as a BDC and our election to be treated as a RIC for U.S. federal income tax purposes have a significant impact on our operations. Some of the most important effects on our operations of our election to be regulated as a BDC and our election to be treated as a RIC are outlined below.

•	We report our investments at market value or fair value with changes in value reported through our consolidated statements of operations.

In accordance with the requirements of Article 6 of Regulation S-X, we report all of our investments, including debt investments, at market value or, for investments that do not have a readily available market value, at their “fair value” as determined in good faith by our Board of Directors. Changes in these values are reported through our statements of operations under the caption of “net unrealized appreciation (depreciation) of investments.” See “Valuation Process and Determination of Net Asset Value” above.

•	We intend to distribute substantially all of our income to our stockholders. We generally will be required to pay income taxes only on the portion of our taxable income we do not distribute, actually or constructively, to stockholders.

As a RIC, so long as we meet certain minimum distribution, source-of-income and asset diversification requirements, we generally are required to pay U.S. federal income taxes only on the portion of our taxable income and gains we do not distribute (actually or constructively) and certain built-in gains. We intend to distribute to our stockholders substantially all of our income. We may, however, make deemed distributions to our stockholders of any retained net long-term capital gains. If this happens, our stockholders will be treated as if they received an actual distribution of the net capital gains and reinvested the net after-tax proceeds in us. Our stockholders also may be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to their allocable share of the corporate-level U.S. federal income tax we pay on the deemed distribution. See “Material U.S. Federal Income Tax Considerations.” We met the minimum distribution requirements for 2015, 2016 and 2017 and continually monitor our distribution requirements with the goal of ensuring compliance with the Code.

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In addition, we have certain wholly-owned taxable subsidiaries, or the Taxable Subsidiaries, each of which holds a portion of one or more of our portfolio investments that are listed on the Consolidated Schedule of Investments. The Taxable Subsidiaries are consolidated for financial reporting purposes in accordance with U.S. GAAP, so that our consolidated financial statements reflect our investments in the portfolio companies owned by the Taxable Subsidiaries. The purpose of the Taxable Subsidiaries is to permit us to hold certain interests in portfolio companies that are organized as partnerships or limited liability companies, or LLCs (or other forms of pass-through entities) and still satisfy the RIC tax requirement that at least 90.0% of our gross income for U.S. federal income tax purposes must consist of qualifying investment income. Absent the Taxable Subsidiaries, a proportionate amount of any gross income of a partnership or LLC (or other pass-through entity) portfolio investment would flow through directly to us. To the extent that such income did not consist of investment income, it could jeopardize our ability to qualify as a RIC and therefore cause us to incur significant amounts of corporate-level U.S. federal income taxes. Where interests in partnerships or LLCs (or other pass-through entities) are owned by the Taxable Subsidiaries, however, the income from such interests is taxed to the Taxable Subsidiaries and does not flow through to us, thereby helping us preserve our RIC status and resultant tax advantages. The Taxable Subsidiaries are not consolidated for U.S. federal income tax purposes and may generate income tax expense as a result of their ownership of the portfolio companies. This income tax expense, if any, is reflected in our Statement of Operations.

•	Our ability to use leverage as a means of financing our portfolio of investments is limited.

As a BDC, we are required to meet a coverage ratio of total assets to total senior securities of at least 200.0%. For this purpose, senior securities include all borrowings (other than SBA leverage and certain other short-term borrowings) and any preferred stock we may issue in the future. Additionally, our ability to continue to utilize leverage as a means of financing our portfolio of investments may be limited by this asset coverage test. Under current SBA regulations, our SBIC subsidiaries cannot have outstanding more than an aggregate of $350.0 million of debenture leverage guaranteed by the SBA. While use of debenture leverage from the SBA may enhance returns if we meet our investment objective, our returns may be reduced or eliminated if the returns on investments by Triangle SBIC, Triangle SBIC II and Triangle SBIC III are less than the costs of operating them, including the costs of using debenture leverage.

•	We are required to comply with the provisions of the 1940 Act applicable to business development companies.

As a BDC, we are required to have a majority of directors who are not “interested” persons under the 1940 Act. In addition, we are required to comply with other applicable provisions of the 1940 Act, including those requiring the adoption of a code of ethics, fidelity bonding and investment custody arrangements. See “Regulation of Business Development Companies” below.

Exemptive Relief

The 1940 Act prohibits certain transactions between us, Triangle SBIC, Triangle SBIC II and Triangle SBIC III, as well as our and their affiliates, without first obtaining an exemptive order from the SEC. We and Triangle SBIC initially filed a joint exemptive application with the SEC in 2007 and then received exemptive relief to our amended exemptive application in 2008. In 2010, we jointly filed with Triangle SBIC and Triangle SBIC II another amendment to the exemptive application requesting relief under various sections of the 1940 Act to permit us, as the BDC parent, our current SBIC subsidiaries and, to the extent applicable, any of our future wholly-owned subsidiaries, to operate effectively as one company for 1940 Act regulatory purposes. Specifically, the application requested relief to (a) engage in certain transactions with each other, (b) invest in securities in which the other is an investor and engage in transactions with portfolio companies that would not otherwise be prohibited as one company, (c) be subject to modified consolidated asset coverage requirements for senior securities issued by each of us and (d) where such reporting is required for one of Triangle Capital Corporation’s current or future wholly-owned subsidiaries, allow such subsidiary to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a consolidated basis with Triangle Capital Corporation. On October 22, 2010, the SEC issued an exemptive relief order approving our requests.

In addition, under current SEC rules and regulations, BDCs may not grant options or restricted stock to directors who are not officers or employees of the BDC. Similarly, under the 1940 Act, BDCs cannot issue stock for

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services to their executive officers and employees other than options, warrants and rights to acquire capital stock. In March 2008, we received an exemptive relief order from the SEC that (a) permits us to grant restricted stock to our independent directors as a part of their compensation for service on our Board and (b) permits us to grant restricted stock in exchange for or in recognition of services by our executive officers and employees. On March 21, 2013, we received an order from the SEC granting us exemptive relief to permit an increase in our annual grant of restricted stock to our non-employee directors to $50,000 of restricted stock based on the closing stock price of our common stock on the date of grant. Our stockholders approved this amendment at the 2013 Annual Meeting of Stockholders.

Regulation of Business Development Companies

The following is a general summary of the material regulatory provisions affecting BDCs. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Both we and Triangle SBIC individually have elected to be regulated as BDCs under the 1940 Act. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters. The 1940 Act requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities.

In addition, the 1940 Act defines “a majority of the outstanding voting securities” as the lesser of (i) 67.0% or more of the voting securities present at a meeting if the holders of more than 50.0% of our outstanding voting securities are present or represented by proxy, or (ii) 50.0% of our voting securities.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70.0% of the company’s total assets. The principal categories of qualifying assets relevant to our business are any of the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act and rules adopted pursuant thereto as any issuer which:

(a) is organized under the laws of, and has its principal place of business in, the United States;

(b) is not an investment company (other than an SBIC wholly-owned by the BDC) or a company that would be an investment company but for exclusions under the 1940 Act for certain financial companies such as banks, brokers, commercial finance companies, mortgage companies and insurance companies; and

(c) satisfies any of the following:

(i) does not have any class of securities with respect to which a broker or dealer may extend margin credit;

(ii) is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company;

(iii) is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million;

(iv) does not have any class of securities listed on a national securities exchange; or

(v) has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250.0 million.

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(2) Securities in companies that were eligible portfolio companies when we made our initial investment if certain other requirements are satisfied.

(3) Securities of any eligible portfolio company that we control.

(4) Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance (other than conventional lending or financing arrangements).

(5) Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60.0% of the outstanding equity of the eligible portfolio company.

(6) Securities received in exchange for or distributed on or with respect to securities described in (1) through (5) above, or pursuant to the exercise of warrants or rights relating to such securities.

(7) Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2), (3) or (4) above.

Managerial Assistance to Portfolio Companies

In order to count portfolio securities as qualifying assets for the purpose of the 70.0% test, we must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where we purchase such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available “significant managerial assistance” means, among other things, any arrangement whereby we, through our directors, officers or employees, offer to provide, and, if accepted, do so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70.0% of our assets are qualifying assets. We may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25.0% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the asset diversification tests required to maintain our tax treatment as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our management team will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

We are permitted, under specified conditions, to issue multiple classes of debt and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200.0% immediately after each such issuance. In addition, while any senior securities remain outstanding (other than senior securities representing indebtedness issued in consideration of a privately arranged loan which is not intended to be publicly

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distributed), we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5.0% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to Our Business and Structure —Because we intend to distribute substantially all of our income to our stockholders to maintain our tax treatment as a regulated investment company, we will continue to need additional capital to finance our growth and regulations governing our operation as a business development company will affect our ability to, and the way in which we, raise additional capital and make distributions” included in Item 1A of Part I of this Annual Report.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a code of ethics, which we call our “Code of Business Conduct and Ethics,” and corporate governance guidelines, which collectively cover ethics and business conduct. These documents apply to our directors, officers and employees, and establish procedures for personal investments and restrict certain personal securities transactions. Personnel subject to the Code of Business Conduct and Ethics and corporate governance guidelines may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with certain requirements. Our Code of Business Conduct and Ethics and corporate governance guidelines are publicly available on the Investor Relations section of our website under “Corporate Governance” at http://ir.tcap.com/corporate-governance. We will report any amendments to or waivers of a required provision of our Code of Business Conduct and Ethics and corporate governance guidelines on our website or in a Current Report on Form 8-K. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. Information contained on our website is not incorporated by reference into this Annual Report on Form 10-K, and you should not consider that information to be part of this Annual Report on Form 10-K.

Compliance Policies and Procedures

We have adopted and implemented written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws, and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation, and to designate a chief compliance officer to be responsible for administering such policies and procedures. Steven C. Lilly serves as our Chief Compliance Officer.

Proxy Voting Policies and Procedures

We vote proxies relating to our portfolio securities in a manner which we believe will be in the best interest of our stockholders. We review on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by us. Although we generally vote against proposals that may have a negative impact on our portfolio securities, we may vote for such a proposal if there exists compelling long-term reasons to do so.

Our proxy voting decisions are made by the investment professionals who are responsible for monitoring each of our investments. To ensure that our vote is not the product of a conflict of interest, we require that: (i) anyone involved in the decision making process disclose to our chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

Stockholders may, without charge, obtain information regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612 or by calling our investor relations department collect at (919) 719-4770.

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Other

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our Board of Directors who are not interested persons and, in some cases, prior approval by the SEC.

We are periodically examined by the SEC for compliance with the 1940 Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and to designate a chief compliance officer to be responsible for administering the policies and procedures. See “Compliance Policies and Procedures” above.

Small Business Administration Regulations

Triangle SBIC, Triangle SBIC II and Triangle SBIC III are licensed by the SBA to operate as SBICs under Section 301(c) of the Small Business Investment Act of 1958, as amended, (the “Small Business Investment Act”). Triangle SBIC’s license became effective on September 11, 2003, Triangle SBIC II’s license became effective on May 26, 2010 and Triangle SBIC III’s license became effective on January 6, 2017.

SBICs are designed to stimulate the flow of private equity capital to eligible small businesses. Under SBA regulations, SBICs may make loans to eligible small businesses, invest in the equity securities of such businesses and provide them with consulting and advisory services. Triangle SBIC and Triangle SBIC II have typically invested in senior and subordinated debt, acquired warrants and/or made equity investments in qualifying small businesses.

Under current SBA regulations, eligible small businesses generally include businesses that (together with their affiliates) have a tangible net worth not exceeding $19.5 million and have average annual net income after U.S. federal income taxes not exceeding $6.5 million (average net income to be computed without benefit of any carryover loss) for the two most recent fiscal years. In addition, an SBIC must devote at least 25.0% of its investment activity to “smaller” enterprises as defined by the SBA. A smaller enterprise generally includes businesses that have a tangible net worth not exceeding $6.0 million and have average annual net income after U.S. federal income taxes not exceeding $2.0 million (average net income to be computed without benefit of any net carryover loss) for the two most recent fiscal years. SBA regulations also provide alternative size standard criteria to determine eligibility for designation as an eligible small business or smaller enterprise, which criteria depend on the industry in which the business is engaged and are based on such factors as the number of employees and gross revenue. However, once an SBIC has invested in a company, subject to certain limitations, it may continue to make follow-on investments in the company, regardless of the size of the portfolio company at the time of the follow-on investment, up to the time of the portfolio company’s initial public offering.

The SBA prohibits an SBIC from providing funds to small businesses for certain purposes, such as relending and investment outside the United States, to businesses engaged in certain prohibited industries, and to certain “passive” (non-operating) companies. In addition, without prior SBA approval, an SBIC may not invest an amount equal to more than 30.0% of the SBIC’s regulatory capital (as defined by the SBA) in any one portfolio company.

The SBA places certain limitations on the financing terms of investments by SBICs in portfolio companies (such as limiting the permissible interest rate on debt securities held by an SBIC in a portfolio company). The SBA regulations adopted in 2002 generally allow an SBIC to exercise control over a small business for a period of seven years from the date on which the SBIC initially acquires its control position. This control period may be extended for an additional period of time with the SBA’s prior written approval.

The SBA restricts the ability of an SBIC to lend money to any of its officers, directors and employees or to invest in affiliates thereof. The SBA also prohibits, without prior SBA approval, a “change of control” of an SBIC or

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transfers that would result in any person (or a group of persons acting in concert) owning 10.0% or more of a class of capital stock of a licensed SBIC. A “change of control” is any event which would result in the transfer of the power, direct or indirect, to direct the management and policies of an SBIC, whether through ownership, contractual arrangements or otherwise.

An SBIC (or group of SBICs under common control) can currently have outstanding at any time debentures guaranteed by the SBA in amounts up to two times (and in certain cases, with SBA approval, up to three times) the amount of its regulatory capital, as such term is defined in the SBA regulations. Debentures guaranteed by the SBA have a maturity of ten years, with interest payable semi-annually. As of December 31, 2017, the maximum statutory limit on the dollar amount of outstanding SBA-guaranteed debentures that may be issued by a single SBIC was $150.0 million and by a group of SBICs under common control was $350.0 million, subject to SBA approval.

As of December 31, 2017, Triangle SBIC had issued $150.0 million of SBA-guaranteed debentures and Triangle SBIC II had issued $100.0 million of SBA-guaranteed debentures, leaving borrowing capacity of a maximum of $100.0 million of SBA-guaranteed debentures for Triangle SBIC III. The weighted average interest rate for all SBA-guaranteed debentures as of December 31, 2017 was 3.90%. As of December 31, 2017, all SBA-guaranteed debentures were pooled.

SBICs must invest idle funds that are not being used to make loans in investments permitted under SBA regulations in the following limited types of securities: (i) direct obligations of, or obligations guaranteed as to principal and interest by, the United States government, which mature within 15 months from the date of the investment; (ii) repurchase agreements with federally insured institutions with a maturity of seven days or less (and the securities underlying the repurchase obligations must be direct obligations of or guaranteed by the federal government); (iii) certificates of deposit with a maturity of one year or less, issued by a federally insured institution; (iv) a deposit account in a federally insured institution that is subject to a withdrawal restriction of one year or less; (v) a checking account in a federally insured institution; or (vi) a reasonable petty cash fund.

SBICs are regularly examined and audited by the SBA’s staff to determine their compliance with SBIC regulations and are periodically required to file certain forms with the SBA. Triangle SBIC and Triangle SBIC II were audited by the SBA during 2016, and there were no unresolved findings from the audit. There have been no examinations of Triangle SBIC III as it is a newly-licensed SBIC.

Neither the SBA nor the U.S. government or any of its agencies or officers has approved any ownership interest to be issued by us or any obligation that we or any of our subsidiaries may incur.

Securities Exchange Act of 1934 and Sarbanes-Oxley Act Compliance

We are subject to the reporting and disclosure requirements of the Exchange Act, including the filing of quarterly, annual and current reports, proxy statements and other required items. In addition, we are subject to the Sarbanes-Oxley Act of 2002, (the “Sarbanes-Oxley Act”), which imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, our Chief Executive Officer and Chief Financial Officer are required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports are required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•	pursuant to Rule 13a-15 of the Exchange Act, our management is required to prepare a report regarding its assessment of our internal control over financial reporting, and separately, our independent registered public accounting firm audits our internal controls over financial reporting; and

•	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

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The New York Stock Exchange Corporate Governance Regulations

The NYSE has adopted corporate governance regulations that listed companies must comply with. We believe we currently are in compliance with such corporate governance listing standards. We intend to monitor our compliance with all future listing standards and to take all necessary actions to ensure that we stay in compliance.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to us or to investors in such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction. This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Annual Report on Form 10-K and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of our discussion, a “U.S. stockholder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

For purposes of our discussion, a “Non-U.S. stockholder” means a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

If an entity treated as a partnership for U.S. federal income tax purposes (a “partnership”) holds shares of our common stock, the tax treatment of a partner or member of the partnership will generally depend upon the status of the partner or member and the activities of the partnership. A prospective stockholder that is a partner or member in a partnership holding shares of our common stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any changes in the tax laws.

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Election to be Taxed as a RIC

We have qualified and elected to be treated as a RIC under Subchapter M of the Code commencing with our taxable year ended December 31, 2007. As a RIC, we generally are not subject to corporate-level U.S. federal income taxes on any income that we distribute to our stockholders from our tax earnings and profits. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gain over realized net long-term capital loss, or the Annual Distribution Requirement. Even if we qualify for tax treatment as a RIC, we generally will be subject to corporate-level U.S. federal income tax on our undistributed taxable income and could be subject to U.S. federal excise, state, local and foreign taxes.

Taxation as a RIC

Provided that we qualify for tax treatment as a RIC, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gain in excess of net short-term capital loss) that we timely distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98.0% of our ordinary income for each calendar year, (ii) 98.2% of our capital gain net income for the calendar year and (iii) any income recognized, but not distributed, in preceding years and on which we paid no U.S. federal income tax.

In order to qualify for tax treatment as a RIC for U.S. federal income tax purposes, we must, among other things:

•	meet the Annual Distribution Requirement;

•	qualify to be treated as a BDC or be registered as a management investment company under the 1940 Act at all times during each taxable year;

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or foreign currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or the 90% Income Test; and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and

•	no more than 25% of the value of our assets is invested in the securities, other than U.S. Government securities or securities of other RICs, (i) of one issuer (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of one or more “qualified publicly traded partnerships,” or the Diversification Tests.

To the extent that we invest in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test

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only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. In addition, we generally must take into account our proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which we are a partner for purposes of the Diversification Tests.

In order to meet the 90% Income Test, we have established several special purpose corporations, and in the future may establish additional such corporations, to hold assets from which we do not anticipate earning dividend, interest or other qualifying income under the 90% Income Test (the “Taxable Subsidiaries”). Any investments held through a Taxable Subsidiary generally are subject to U.S. federal income and other taxes, and therefore we can expect to achieve a reduced after-tax yield on such investments.

We may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and to avoid the 4.0% U.S. federal excise tax, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the Annual Distribution Requirement necessary to obtain and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Furthermore, a portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any restructuring may also result in our recognition of a substantial amount of non-qualifying income for purposes of the 90% Income Test, such as cancellation of indebtedness income in connection with the work-out of a leveraged investment (which, while not free from doubt, may be treated as non-qualifying income) or the receipt of other non-qualifying income.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

Investments by us in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes, and therefore, our yield on any such securities may be reduced by such non-U.S. taxes. Stockholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a “passive foreign investment company,” or PFIC, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or QEF, in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to it. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to

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the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. In addition, under recently proposed regulations, income required to be included as a result of a QEF election would not be qualifying income for purposes of the 90% Income Test unless we receive a distribution of such income from the PFIC in the same taxable year to which the inclusion relates.

Under Section 988 of the Code, gain or loss attributable to fluctuations in exchange rates between the time we accrue income, expenses, or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gain or loss on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. Under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation of Business Development Companies — Qualifying Assets” and “Regulation of Business Development Companies — Senior Securities” above. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our tax treatment as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify for tax treatment as a RIC in any taxable year, we will be subject to tax in that year on all of our taxable income, regardless of whether we make any distributions to our stockholders. In that case, all of such income will be subject to corporate-level U.S. federal income tax, reducing the amount available to be distributed to our stockholders. See “Failure To Obtain RIC Tax Treatment” below.

As a RIC, we are not allowed to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years. U.S. federal income tax law generally permits a RIC to carry forward (i) the excess of its net short-term capital loss over its net long-term capital gain for a given year as a short-term capital loss arising on the first day of the following year and (ii) the excess of its net long-term capital loss over its net short-term capital gain for a given year as a long-term capital loss arising on the first day of the following year. Future transactions we engage in may cause our ability to use any capital loss carryforwards, and unrealized losses once realized, to be limited under Section 382 of the Code. Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.

As described above, to the extent that we invest in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes, the effect of such investments for purposes of the 90% Income Test and the Diversification Tests will depend on whether or not the partnership is a “qualified publicly traded partnership” (as defined in the Code). If the entity is a “qualified publicly traded partnership,” the net income derived from such investments will be qualifying income for purposes of the 90% Income Test and will be “securities” for purposes of the Diversification Tests. If the entity is not treated as a “qualified publicly traded partnership,” however, the consequences of an investment in the partnership will depend upon the amount and type of income and assets of the partnership allocable to us. The income derived from such investments may not be qualifying income for purposes of the 90% Income Test and, therefore, could adversely affect our tax treatment as a RIC. We intend to monitor our investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent our disqualification from tax treatment as a RIC.

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We may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring us to purchase or sell securities, or otherwise change our portfolio, in order to comply with the tax rules applicable to RICs under the Code.

We may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each stockholder. Under certain applicable provisions of the Code and the Treasury regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends. The Internal Revenue Service has published guidance indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. Under this guidance, if too many stockholders elect to receive their distributions in cash, the cash available for distribution must be allocated among the stockholders electing to receive cash (with the balance of the distribution paid in stock). If we decide to make any distributions consistent with this guidance that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.

Failure to Obtain RIC Tax Treatment

If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, we may nevertheless continue to qualify for tax treatment as a RIC for such year if certain relief provisions are applicable (which may, among other things, require us to pay certain corporate-level federal taxes or to dispose of certain assets).

If we were unable to obtain tax treatment as a RIC, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions would generally be taxable to our stockholders as dividend income to the extent of our current and accumulated earnings and profits (in the case of non-corporate U.S. stockholders, generally at a maximum U.S. federal income tax rate applicable to qualified dividend income of 20%). Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.

If we fail to meet the RIC requirements for more than two consecutive years and then, seek to re-qualify for tax treatment as a RIC, we would be subject to corporate-level taxation on any built-in gain recognized during the succeeding five-year period unless we made a special election to recognize all such built-in gain upon our re-qualification for tax treatment as a RIC and to pay the corporate-level tax on such built-in gain.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in our stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process any by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could affect the tax consequences of an investment in our stock. See “Risk Factors — Risk Relating to Our Business and Structure — We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could aversely affect our business” included in Item 1A or Part I of this Annual Report.

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State and Local Tax Treatment

The state and local tax treatment may differ from U.S. federal income tax treatment.

The discussion set forth herein does not constitute tax advice, and potential investors should consult their own tax advisors concerning the tax considerations relevant to their particular situation.

Available Information

We intend to make this Annual Report, as well as our quarterly reports on Form 10-Q, our current reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, publicly available on our website (www.tcap.com) without charge as soon as reasonably practicable following our filing of such reports with the SEC. Our SEC reports can be accessed through the investor relations section of our website. The information found on our website is not part of this or any other report we file with or furnish to the SEC. We assume no obligation to update or revise any statements in this Annual Report or in other reports filed with the SEC, whether as a result of new information, future events or otherwise, unless we are required to do so by law. A copy of this Annual Report and our other reports is available without charge upon written request to Investor Relations, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

Further, a copy of this Annual Report is obtainable from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and our other filings at www.sec.gov.

We have adopted a code of ethics, which we call our “Code of Business Conduct and Ethics,” which every director, officer and employee is expected to observe. Our Code of Business Conduct and Ethics is publicly available on the Investor Relations section of our website under “Corporate Governance” at http://ir.tcap.com/corporate-governance and is referenced in this Annual Report as Exhibit 14.1.

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Item 1A.	Risk Factors.

Investing in our securities involves a number of significant risks. In addition to the other information contained in this Annual Report on Form 10-K, you should consider carefully the following information before making an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value, the trading price of our common stock and the value of our other securities could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Structure

Our financial condition and results of operations will depend on our ability to manage and deploy capital effectively.

Our ability to continue to achieve our investment objectives will depend on our ability to effectively manage and deploy our capital, which will depend, in turn, on our management team’s ability to continue to identify, evaluate, invest in and monitor companies that meet our investment criteria. We cannot assure you that we will continue to achieve our investment objectives.

Accomplishing this result on a cost-effective basis will be largely a function of our management team’s handling of the investment process, its ability to provide competent, attentive and efficient services and our access to investments offering acceptable terms. In addition to monitoring the performance of our existing investments, members of our management team and our investment professionals may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time may distract them or slow the rate of investment.

Even if we are able to grow and build upon our investment operations in a manner commensurate with the increased capital available to us as a result of recent offerings of our securities, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. The results of our operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies as described in this Annual Report, it could negatively impact our ability to pay distributions and cause you to lose part or all of your investment.

Capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability. During such periods of market disruption and instability, we and other companies in the financial services sector may have limited access, if available, to alternative markets for debt and equity capital. Equity capital may be difficult to raise because, subject to some limited exceptions which will apply to us as a BDC, we will generally not be able to issue additional shares of our common stock at a price less than net asset value without first obtaining approval for such issuance from our stockholders and our independent directors. In addition, our ability to incur indebtedness (including by issuing preferred stock) is limited by applicable regulations such that our asset coverage, as defined in the 1940 Act, must equal at least 200% immediately after each time we incur indebtedness. The debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future.

Market conditions may in the future make it difficult to extend the maturity of or refinance our existing indebtedness, including the final maturity of our third amended and restated senior secured credit facility, as amended on May 1, 2017 (the “Credit Facility”), in April 2022, and any failure to do so could have a material adverse effect on our business. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies. In addition, the illiquidity of

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our investments may make it difficult for us to sell such investments if required. As a result, we may realize significantly less than the value at which we have recorded our investments.

Given the extreme volatility and dislocation that the capital markets have historically experienced, many BDCs have faced, and may in the future face, a challenging environment in which to raise capital. We may in the future have difficulty accessing debt and equity capital, and a severe disruption in the global financial markets or deterioration in credit and financing conditions could have a material adverse effect on our business, financial condition and results of operations. In addition, significant changes in the capital markets, including the extreme volatility and disruption, have had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. An inability to raise capital, and any required sale of our investments for liquidity purposes, could have a material adverse impact on our business, financial condition or results of operations. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so, and we may not timely anticipate or manage existing, new or additional risks, contingencies or developments, including regulatory developments in the current or future market environment.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of the portfolio companies in which we make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans we made to them during these periods. Therefore, our non-performing assets may increase and the value of our portfolio may decrease during these periods as we are required to record our investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our and our portfolio companies’ funding costs, limit our and our portfolio companies’ access to the capital markets or result in a decision by lenders not to extend credit to us or our portfolio companies. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that we hold. We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of our claim to that of other creditors

Uncertainty about the financial stability of the United States could have a significant adverse effect on our business, financial condition and results of operations.

Due to federal budget deficit concerns, S&P downgraded the federal government’s credit rating from AAA to AA+ for the first time in history in August 2011. Further, Moody’s and Fitch had warned that they may downgrade the federal government’s credit rating. Further downgrades or warnings by S&P or other rating agencies, and the United States government’s credit and deficit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock.

The Federal Reserve has raised the federal funds rate multiple times in recent quarters and has announced its intention to continue to raise the federal funds rate over time. These developments, along with domestic credit and deficit concerns and any global debt and/or economic crises, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms.

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Our investment portfolio is and will continue to be recorded at fair value as determined in good faith by our Board of Directors and, as a result, there is and will continue to be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined in good faith by our Board of Directors. Typically there is not a public market for the securities of the privately held companies in which we have invested and will generally continue to invest. As a result, we value these securities quarterly at fair value as determined in good faith by our Board of Directors based on input from management, a nationally recognized independent advisor (on a rotational basis) and our audit committee. See “Item 1. Business — Valuation Process and Determination of Net Asset Value” for a detailed description of our valuation process.

The determination of fair value and consequently, the amount of unrealized appreciation and depreciation in our portfolio, is to a certain degree subjective and dependent on the judgment of our Board of Directors. Certain factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly-traded companies, discounted cash flows and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, our fair value determinations may cause our net asset value on a given date to materially understate or overstate the value that we may ultimately realize upon the sale or disposition of one or more of our investments. As a result, investors purchasing our securities based on an overstated net asset value would pay a higher price than the value of our investments might warrant. Conversely, investors selling shares during a period in which the net asset value understates the value of our investments will receive a lower price for their shares than the value of our investments might warrant.

Volatility or a prolonged disruption in the credit markets could materially damage our business.

We are required to record our assets at fair value, as determined in good faith by our Board of Directors in accordance with our valuation policy. As a result, volatility in the capital markets may adversely affect our valuations and our net asset value, even if we intend to hold investments to maturity. Volatility or dislocation in the capital markets may depress our stock price below our net asset value per share and create a challenging environment in which to raise debt and equity capital. As a BDC, we are generally not able to issue additional shares of our common stock at a price less than net asset value without first obtaining approval for such issuance from our stockholders and our independent directors. Additionally, our ability to incur indebtedness (including by issuing preferred stock) is limited by applicable regulations such that our asset coverage under the 1940 Act must equal at least 200% of total indebtedness immediately after each time we incur indebtedness exclusive of the SBA-guaranteed debentures pursuant to our SEC exemptive relief. Shrinking portfolio values negatively impact our ability to borrow additional funds or issue additional debt securities because our net asset value is reduced for purposes of the 200% asset leverage test. If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratio stipulated by the 1940 Act, which could, in turn, cause us to lose our status as a BDC and materially impair our business operations. A protracted disruption in the credit markets could also materially decrease demand for our investments.

The significant disruption in the capital markets experienced in the past had and may in the future have a negative effect on the valuations of our investments, and on the potential for liquidity events involving our investments. The debt capital that will be available to us in the future, if at all, is likely to have a higher cost and less favorable terms and conditions. If our financing costs increase and we have no increase in interest income, then our net investment income will decrease. A prolonged inability to raise capital will require us to reduce the volume of loans we originate and could have a material adverse impact on our business, financial condition or results of operations. This may also increase the probability that other structural risks negatively impact us. These situations may arise due to circumstances that we may be unable to control, such as a protracted disruption in the credit markets, a severe decline in the value of the U.S. dollar, a sharp economic downturn or an operational problem that affects third parties or us, and could materially damage our business.

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We operate in a highly competitive market for investment opportunities.

A large number of entities compete with us to make the types of investments that we make in target companies. We compete for investments with other BDCs and investment funds (including private equity funds and mezzanine funds), as well as traditional financial services companies such as commercial and investment banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, also invest in lower middle market companies. As a result, competition for investment opportunities in lower middle market companies is intense. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for investments in lower middle market companies is underserved by traditional commercial banks and other financing sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a BDC.

We are dependent upon our executives for our future success.

We depend on the members of our senior management team, particularly executive officers E. Ashton Poole, Steven C. Lilly, Jeffrey A. Dombcik, Cary B. Nordan and Douglas A. Vaughn, for the final selection, structuring, closing and monitoring of our investments. These executive officers have critical industry experience and relationships that we rely on to implement our business plan. If we lose the services of these individuals, we may not be able to operate our business as we expect, and our ability to compete could be harmed, which could cause our operating results to suffer.

Our success depends on attracting and retaining qualified personnel in a competitive environment.

We experience competition in attracting and retaining qualified personnel, particularly investment professionals, and we may be unable to maintain or grow our business if we cannot attract and retain such personnel. Our ability to attract and retain personnel with the requisite credentials, experience and skills depends on several factors including, but not limited to, our ability to offer competitive wages, benefits and professional growth opportunities. Many of the entities, including investment funds (such as private equity funds and mezzanine funds) and traditional financial services companies, with which we compete for experienced personnel have greater resources than we have.

The competitive environment for qualified personnel may require us to take certain measures to ensure that we are able to attract and retain experienced personnel. Such measures may include increasing the attractiveness of our overall compensation packages, altering the structure of our compensation packages through the use of additional forms of compensation, utilization of employment contracts for our executive officers or other steps. The inability to attract and retain experienced personnel could have a material adverse effect on our business.

Our business model depends to a significant extent upon strong referral relationships, and our inability to maintain or develop these relationships, as well as the failure of these relationships to generate investment opportunities, could adversely affect our business.

We expect that members of our management and investment teams will maintain their relationships with financial institutions, private equity and other non-bank investors, investment bankers, commercial bankers, attorneys, accountants and consultants, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If our management and investment teams fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom members of our management and

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investment teams have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

Our long-term ability to fund new investments and make distributions to our stockholders could be limited if we are unable to renew, extend, replace or expand our credit facility, or if financing becomes more expensive or less available.

On May 1, 2017, we entered into an amendment to the Credit Facility, which (i) increased current commitments under the Credit Facility from $300.0 million to $435.0 million, (ii) provides for an accordion feature that allows for an increase in commitments to up to $550.0 million from new and existing lenders on the same terms and conditions as the existing commitments, and (iii) extends the maturity of the Credit Facility by two years. In July 2017, we increased our commitments under the Credit Facility by $30.0 million to $465.0 million and in September 2017, we again increased our commitments under the Credit Facility from $465.0 million to $480.0 million. If we are unable to meet the terms of the accordion feature, we will be unable to further expand the facility. The revolving period of the Credit Facility ends April 30, 2021, followed by a one-year amortization period with a final maturity date of April 30, 2022. If the facility is not renewed or extended, all principal and interest will be due and payable.

There can be no guarantee that we will be able to renew, extend or replace the Credit Facility when principal payments are due and payable on terms that are favorable to us, if at all. Our ability to expand the Credit Facility, and to obtain replacement financing when principal payments are due and payable, will be constrained by then-current economic conditions affecting the credit markets. In the event that we are not able to expand the Credit Facility, or to renew, extend or replace the Credit Facility when principal payments are due and payable, this could have a material adverse effect on our liquidity and ability to fund new investments, our ability to make distributions to our stockholders and our ability to qualify for tax treatment as a RIC under the Code.

Regulations governing our operation as a business development company will affect our ability to, and the way in which we raise additional capital.

Our business will require capital to operate and grow. We may acquire such additional capital from the following sources:

Senior Securities. Currently we, through our SBIC subsidiaries, have issued debt securities guaranteed by the SBA. We have also issued three classes of notes in registered public offerings, two of which are still outstanding. In the future, we may issue additional debt securities or preferred stock, and/or borrow money from banks or other financial institutions (including borrowings under our Credit Facility), which we refer to collectively as senior securities. As a result of issuing senior securities, we will be exposed to additional risks, including, but not limited to, the following:

•	Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue senior securities only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our debt at a time when such sales and/or repayments may be disadvantageous. Further we may not be permitted to declare a dividend or make any distribution to stockholders or repurchase shares until such time as we satisfy this test.

•	Any amounts that we use to service our debt or make payments on preferred stock will not be available for distributions to our common stockholders.

•	It is likely that any securities or other indebtedness we issue will be, and our Credit Facility and our existing notes are, governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, some of these securities or other indebtedness may be rated by rating agencies, and in obtaining a rating for such securities and other indebtedness, we may be required to abide by operating and investment guidelines that further restrict operating and financial flexibility.

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•	We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities and other indebtedness.

•	Preferred stock or any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock, including separate voting rights and could delay or prevent a transaction or a change in control to the detriment of the holders of our common stock.

Additional Common Stock. Under the provisions of the 1940 Act, we are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock or warrants, options or rights to acquire our common stock, at a price below the then-current net asset value per share of our common stock if our Board of Directors determines that such sale is in the best interests of our stockholders, and our stockholders approve such sale. At our Annual Stockholders Meeting on May 3, 2017, our stockholders voted to allow us to sell or otherwise issue common stock at a price below net asset value per share for a period of one year ending on the earlier of May 3, 2018 or the date of our 2018 annual meeting of stockholders. The proposal did not specify a maximum discount below net asset value at which we are able to sell or otherwise issue our common stock; however, we do not intend to sell or otherwise issue shares of our common stock below net asset value unless our Board of Directors determines that it would be in our stockholders’ best interests to do so. In any such case, however, the price at which shares of our common stock are to be issued and sold may not be less than a price which, in the determination of our Board of Directors, closely approximates the market value of such securities (less any distributing commission or discount). We may also make rights offerings to our stockholders at prices per share less than the net asset value per share, subject to applicable requirements of the 1940 Act. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, the percentage ownership of our stockholders at that time would decrease, and they may experience dilution. Moreover, we can offer no assurance that we will be able to issue and sell additional equity securities in the future on favorable terms, or at all.

In addition to regulatory limitations on our ability to raise capital, our Credit Facility contains various covenants, which, if not complied with, could accelerate our repayment obligations under the Credit Facility, thereby materially and adversely affecting our liquidity, financial condition, results of operations and ability to pay distributions.

We will have a continuing need for capital to finance our investments. We are party to the Credit Facility, which provides us with a revolving credit line of up to $550.0 million, of which $480.0 million is currently committed for funding. The Credit Facility contains customary terms and conditions, including, without limitation, affirmative and negative covenants such as information reporting requirements, minimum consolidated tangible net worth, minimum interest coverage, minimum asset coverage, maintenance of RIC and BDC status and minimum liquidity. The Credit Facility also contains customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy, change of control and material adverse effect. The Credit Facility permits us to fund additional loans and investments as long as we are within the conditions set out in the credit agreement. Our continued compliance with these covenants depends on many factors, some of which are beyond our control, and there can be no assurance that we will continue to comply with these covenants. Our failure to satisfy these covenants could result in foreclosure by our lenders, which would accelerate our repayment obligations under the facility and thereby have a material adverse effect on our business, liquidity, financial condition, results of operations and ability to pay distributions to our stockholders.

Our SBIC subsidiaries are licensed by the SBA, and therefore subject to SBA regulations.

Our SBIC subsidiaries are licensed to act as SBICs and are regulated by the SBA. Pursuant to SBA regulations, an SBIC can provide financing in the form of debt, debt with equity features and/or equity to “eligible” small businesses. The SBA also places certain limitations on the financing terms of investments by SBICs in portfolio companies and prohibits SBICs from providing funds for certain purposes or to businesses in a few prohibited industries. See “Item 1. Business — Small Business Administration Regulations” for more discussion on these limitations. Compliance with SBA requirements may cause our SBIC subsidiaries, and us, as their parent, to forgo attractive investment opportunities that are not permitted under SBA regulations.

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Further, the SBA regulations require that a licensed SBIC be examined and audited by the SBA to determine its compliance with the relevant SBA regulations. The SBA prohibits, without prior SBA approval, a “change of control” of an SBIC or transfers that would result in any person (or a group of persons acting in concert) owning 10.0% or more of a class of capital stock of a licensed SBIC. If our SBIC subsidiaries fail to comply with applicable SBA regulations, the SBA could, depending on the severity of the violation, limit or prohibit our SBIC subsidiaries’ use of debentures, declare outstanding debentures immediately due and payable, and/or limit our SBIC subsidiaries from making new investments. In addition, the SBA can remove the general partners of our SBIC subsidiaries and have a receiver appointed, or revoke or suspend a license for willful or repeated violation of, or willful or repeated failure to observe, any provision of the Small Business Investment Act or any rule or regulation promulgated thereunder. Such actions by the SBA would, in turn, negatively affect us because our SBIC subsidiaries are wholly-owned.

SBA regulations limit the outstanding dollar amount of SBA-guaranteed debentures that may be issued by an SBIC or group of SBICs under common control.

The SBA regulations currently limit the dollar amount of SBA-guaranteed debentures that can be issued by any one SBIC to $150.0 million or to a group of SBICs under common control to $350.0 million, subject to SBA approval. Moreover, an SBIC may not borrow an amount in excess of two times (and in certain cases, with SBA approval, up to three times) its regulatory capital, as such term is defined in the SBA regulations. As of December 31, 2017, Triangle SBIC had issued the statutory maximum of $150.0 million of SBA-guaranteed debentures and Triangle SBIC II had issued $100.0 million of SBA-guaranteed debentures, leaving borrowing capacity of a maximum of $100.0 million of SBA-guaranteed debentures for Triangle SBIC III. If we require additional capital, our cost of capital is likely to increase, and there is no assurance that we will be able to obtain additional financing on acceptable terms.

Moreover, the current status of our SBIC subsidiaries as SBICs does not automatically ensure that our SBIC subsidiaries will continue to receive SBA-guaranteed debenture funding. Receipt of SBA leverage funding is dependent upon our SBIC subsidiaries continuing to be in compliance with SBA regulations and policies and available SBA funding. The amount of SBA leverage funding available to SBICs is dependent upon annual Congressional authorizations and in the future may be subject to annual Congressional appropriations. There can be no assurance that there will be sufficient debenture funding available at the times desired by our SBIC subsidiaries.

The debentures guaranteed by the SBA have a maturity of ten years and require semi-annual payments of interest. Our SBIC subsidiaries will need to generate sufficient cash flow to make required interest payments on the debentures. If our SBIC subsidiaries are unable to meet their financial obligations under the debentures, the SBA, as a creditor, will have a superior claim to our SBIC subsidiaries’ assets over our stockholders in the event we liquidate our SBIC subsidiaries or the SBA exercises its remedies under such debentures as the result of a default by us.

Because we borrow money and may in the future issue additional senior securities, including preferred stock and debt securities, the potential for gain or loss on amounts invested in us is magnified and may increase the risk of investing in us.

Borrowings, also known as leverage, magnify the potential for gain or loss on invested equity capital. As we use leverage to partially finance our investments, our stockholders experience increased risks associated with investing in our securities. We currently have the ability to borrow under our Credit Facility and have issued debt securities, and in the future may borrow from, or issue additional debt securities to, banks, insurance companies, funds, institutional investors and other lenders and investors. Our SBIC subsidiaries have issued debt securities guaranteed by the SBA and sold in the capital markets. As a result of its guarantee of the debt securities, the SBA has fixed dollar claims on the assets of our SBIC subsidiaries that are superior to the claims of our common stockholders. In addition, our Credit Facility contains financial and operating covenants that could restrict our business activities, including our ability to declare dividends if we default under certain provisions. Breach of any of those covenants could cause a default under those instruments. Such a default, if not cured or waived, could have a material adverse effect on us. The lenders party to the Credit Facility are secured primarily by our assets, excluding the assets of our SBIC subsidiaries, and have claims that are superior to the claims of our common stockholders. We may also borrow from banks and other lenders or issue additional securities including preferred stock and debt

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securities in the future. If the value of our assets increases, then leveraging would cause the net asset value attributable to our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause our net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to our stockholders. Leverage is generally considered a speculative investment technique.

As of December 31, 2017, we had $166.8 million in aggregate principal amount outstanding of our unsecured notes, $250.0 million in outstanding SBA-guaranteed debentures payable and $156.1 million outstanding under our Credit Facility. In order for us to cover our annual interest payments on this indebtedness, we must achieve annual returns on our December 31, 2017 total assets of at least 2.2%.

Illustration. The following table illustrates the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below.

	Assumed Return on our Portfolio (Net of Expenses)
	(10.0)%	(5.0)%	0.0%	5.0%	10.0%

Corresponding net return to stockholder(1)	(23.9)%	(14.3)%	(4.8)%	4.8%	14.3%

(1)	Assumes $1.2 billion in total assets, $572.8 million in principal amount of debt outstanding, $641.3 million in net assets and an average cost of funds of 5.35%, which was the weighted average borrowing cost of our borrowings at December 31, 2017.

Our ability to achieve our investment objective may depend in part on our ability to achieve additional leverage on favorable terms by issuing additional securities or debentures guaranteed by the SBA, by borrowing from banks or insurance companies or by expanding our line of credit, and there can be no assurance that such additional leverage can in fact be achieved.

There can be no assurance that our Board of Directors’ review of strategic alternatives will result in a transaction or, if a transaction is consummated, that we will be able to achieve some or all of the benefits anticipated from such transaction.

As initially announced in November 2017, our Board of Directors has elected to explore and evaluate a broad range of strategic alternatives to enhance long-term stockholder value and has engaged an investment banking firm as its financial advisor in connection therewith. There can be no assurance that this strategic alternatives review process will result in a transaction, or if a transaction is undertaken, as to its terms or timing. Our ability to successfully complete any strategic transaction is subject to significant risks, including, among others, the risk that any required regulatory or governmental approvals may not be obtained and the risk that, for this or other reasons, we may be unable to achieve some or all of the benefits that we anticipated from such transaction.

We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.

Preferred stock, which is another form of leverage, has the same risks to our common stockholders as borrowings because the dividends on any preferred stock we issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common stockholders, and preferred stockholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

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We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities we acquire, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Our ability to enter into and exit investment transactions with our affiliates is restricted.

Except in those instances where we have received prior exemptive relief from the SEC, we are prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, prior approval of the SEC. Any person that owns, directly or indirectly, 5.0% or more of our outstanding voting securities is deemed our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits “joint” transactions with an affiliate, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors. If a person acquires more than 25.0% of our voting securities, we will be prohibited from buying or selling any security from or to such person, or entering into joint transactions with such person, absent the prior approval of the SEC. These restrictions could limit or prohibit us from making certain attractive investments that we might otherwise make absent such restrictions.

Our Board of Directors may change our investment objectives, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

Our Board of Directors has the authority to modify or waive our current investment objectives, operating policies and strategies without prior notice and without stockholder approval (except as required by the 1940 Act). However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and value of our stock. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds from any future offering and may use the net proceeds from such offerings in ways with which investors may not agree or for purposes other than those contemplated at the time of the offering.

We will be subject to corporate-level U.S. federal income tax if we are unable to maintain our tax treatment as a regulated investment company under Subchapter M of the Code, which will adversely affect our results of operations and financial condition.

We have elected to be treated as a RIC under the Code, which generally will allow us to avoid being subject to corporate-level U.S. federal income tax. To obtain and maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements:

•	The Annual Distribution Requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90.0% of our net ordinary income and net short-term capital gain in excess of net long-term capital loss, or “investment company taxable income” or ICTI.” if any. We will be subject to a 4.0% nondeductible U.S. federal excise tax, however, to the extent that we do not satisfy certain additional minimum distribution requirements on a calendar year basis. Because we use debt financing, we are subject to certain asset coverage ratio requirements under the 1940 Act and are currently, and may in the future become, subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

•	The income source requirement will be satisfied if we obtain at least 90.0% of our income for each year from distributions, interest, gains from the sale of stock or securities or similar sources.

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•	The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50.0% of the value of our assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs, and other acceptable securities; and no more than 25.0% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC tax treatment. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate-level U.S. federal income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. We may also be subject to certain U.S. federal excise taxes, as well as state, local and foreign taxes.

We may not be able to pay distributions to our stockholders, our distributions may not grow over time, a portion of distributions paid to our stockholders may be a return of capital and investors in our debt securities may not receive all of the interest income to which they are entitled.

We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be harmed by, among other things, the risk factors described in this Annual Report. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC could, in the future, limit our ability to pay distributions. All distributions will be paid at the discretion of our Board of Directors and will depend on our earnings, our financial condition, maintenance of our RIC tax treatment, compliance with applicable BDC regulations, our SBIC subsidiaries’ compliance with applicable SBIC regulations, compliance with the covenants of our debt securities and such other factors as our Board of Directors may deem relevant from time to time. In addition, our line of credit may restrict the amount of distributions we are permitted to make. We cannot assure you that we will pay distributions to our stockholders in the future.

The above-referenced restrictions on distributions may also inhibit our ability to make required interest payments to holders of our debt securities, which may cause a default under the terms of our debt agreements. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of our debt agreements.

When we make quarterly distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits, recognized capital gain or capital. To the extent there is a return of capital, investors will be required to reduce their basis in our stock for U.S. federal income tax purposes, which may result in a higher tax liability when the shares are sold, even if they have not increased in value or have lost value.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with contractual PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Investments structured with these features may represent a higher level of credit risk compared to investments generating income which must be paid in cash on a current basis. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash

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compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for U.S. federal income tax purposes.

Because any original issue discount or other amounts accrued will be included in our ICTI for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax. For additional discussion regarding the tax implications of a RIC, see “Material U.S. Federal Income Tax Considerations — Taxation as a RIC” included in Item 1 of Part 1 of this Annual Report on Form 10-K.

You may have a current tax liability on distributions reinvested in our common stock pursuant to our dividend reinvestment plan but would not receive cash from such distributions to pay such tax liability.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of our common stock received from the distribution.

Our SBIC subsidiaries, as SBICs, may be unable to make distributions to us that may harm our ability to meet regulated investment company requirements, which could result in the imposition of an entity-level tax.

In order for us to continue to qualify for tax treatment as a RIC, we will be required to distribute on an annual basis substantially all of our taxable income, including income from our subsidiaries, including our SBIC subsidiaries. As a significant amount of our investments are generally held by our SBIC subsidiaries, we will be substantially dependent on our SBIC subsidiaries for cash distributions to enable us to meet the RIC distribution requirements. Our SBIC subsidiaries may be limited by the Small Business Investment Act, and SBA regulations governing SBICs, from making certain distributions to us that may be necessary to enable us to qualify for tax treatment as a RIC. In this regard, SBA regulations prohibit Triangle SBIC, Triangle SBIC II, and Triangle SBIC III from making distributions to us when they have negative “retained earnings available for distribution,” which is calculated as “net retained earnings minus unrealized depreciation.” We may have to request a waiver of the SBA’s restrictions for our SBIC subsidiaries to make certain distributions to maintain our tax treatment as a RIC. We cannot assure you that the SBA will grant such waiver and if our SBIC subsidiaries are unable to obtain a waiver, compliance with the SBA regulations may result in loss of RIC tax treatment and a consequent imposition of corporate-level U.S. federal income tax on us.

Pursuant to SBA regulations, an SBIC with outstanding debenture leverage may only distribute cumulative realized profits (less unrealized losses on investments). It may not return more than 2% of its outstanding capital in any fiscal year without prior SBA approval. Historically, the SBA has permitted payment in excess of 2% only pursuant to an approved wind-up plan filed by the SBIC pursuant to which the SBA determines that repayment of outstanding debentures is adequately assured.

Because we intend to distribute substantially all of our income to our stockholders to maintain our tax treatment as a regulated investment company, we will continue to need additional capital to finance our growth, and regulations governing our operation as a business development company will affect our ability to, and the way in which we, raise additional capital and make distributions.

In order to satisfy the requirements applicable to a RIC, and to avoid payment of U.S. federal excise tax, we intend to distribute to our stockholders substantially all of our net ordinary income and net capital gain income except for certain net long-term capital gains recognized after we became a RIC, some or all of which we may

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retain, pay applicable U.S. federal income taxes with respect thereto and elect to treat as deemed distributions to our stockholders. As a BDC, we generally are required to meet a coverage ratio of total assets to total senior securities, which includes all of our borrowings (other than SBA leverage) and any preferred stock we may issue in the future, of at least 200.0%. This requirement limits the amount that we may borrow and may prohibit us from making distributions. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments or sell additional securities and, depending on the nature of our leverage, to repay a portion of our indebtedness at a time when such sales may be disadvantageous. In addition, issuance of additional securities could dilute the percentage ownership of our current stockholders in us.

While we expect to be able to borrow and to issue additional debt and equity securities, we cannot assure you that debt and equity financing will be available to us on favorable terms, or at all. If additional funds are not available to us, we could be forced to curtail or cease new investment activities, and our net asset value could decline. In addition, as a BDC, we generally are not permitted to issue equity securities priced below our then-current net asset value per share without stockholder approval. At our Annual Stockholders Meeting on May 3, 2017, our stockholders voted to allow us to issue common stock at a price below net asset value per share for a period of one year ending on the earlier of May 3, 2018 or the date of our 2018 annual meeting of stockholders. The proposal did not specify a maximum discount below net asset value at which we are able to issue our common stock; however, we do not intend to issue shares of our common stock below net asset value unless our Board of Directors determines that it would be in our stockholders’ best interests to do so.

We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. The U.S. House of Representatives and U.S. Senate recently passed tax reform legislation, which the President recently signed into law. Such legislation will make many changes to the Internal Revenue Code, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We are subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our stockholders, potentially with retroactive effect. In addition, any change to the SBA’s current debenture program could have a significant impact on our ability to obtain lower-cost leverage and, therefore, any competitive advantage we may have over other finance companies.

Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth in this Annual Report and may result in our investment focus shifting from the areas of expertise of our management team to other types of investments in which our management team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

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Efforts to comply with the Sarbanes-Oxley Act involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us.

We are subject to the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC. Among other requirements, under Section 404 of the Sarbanes-Oxley Act and rules and regulations of the SEC thereunder, our management is required to report on our internal controls over financial reporting. We are required to review, on an annual basis, our internal controls over financial reporting, and to evaluate and disclose, on a quarterly and annual basis, significant changes in our internal controls over financial reporting. We have and expect to continue to incur significant expenses related to compliance with the Sarbanes-Oxley Act, which will negatively impact our financial performance and our ability to make distributions. In addition, this process results in a diversion of management’s time and attention. In the event that we are unable to maintain compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

The Credit Facility with potential members of the underwriting syndicate may not be as favorable to us as if it had been negotiated with unaffiliated third-parties.

Our credit facility includes lenders that have acted and may in the future act as members of the underwriting syndicate for securities issued pursuant to a previously filed registration statement. Consequently the terms may not be as favorable to us as if they had been negotiated with unrelated third parties.

We face cybersecurity risks.

Our business operations rely upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, our information technology systems could become subject to cyber-attacks. Network, system, application and data breaches could result in operational disruptions or information misappropriation, which could have a material adverse effect on our business, results of operations and financial condition.

If we are unable to maintain the availability of our electronic data systems and safeguard the security of our data, our ability to conduct business may be compromised, which could impair our liquidity, disrupt our business, damage our reputation and cause losses.

Cybersecurity refers to the combination of technologies, processes, and procedures established to protect information technology systems and data from unauthorized access, attack or damage. We are subject to cybersecurity risks. Information cybersecurity risks have significantly increased in recent years and, while we have not experienced any material losses relating to cyber attacks or other information security breaches, we could suffer such losses in the future. Our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations or the operations of our customers or counterparties. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. In the future, we may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are not fully insured.

Third parties with which we do business may also be sources of cybersecurity or other technological risks. We outsource certain functions, and these relationships allow for the storage and processing of our information, as well as customer, counterparty, employee and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above.

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Our business and operations may be negatively affected by securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of our investment strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing in the BDC space recently. For example, we and certain of our current and former executive officers have been named defendants in two separate class-action lawsuits asserting claims under Section 10(b) and Section 20(a) of the Exchange Act, and, due to the potential volatility of our stock price and for a variety of other reasons, we may in the future become the target of further securities litigation or stockholder activism. See “Legal Proceedings” in Item 3 of Part I of this Annual Report for more information. Securities litigation and stockholder activism, including potential proxy contests, may result in substantial costs and divert management’s and our Board of Directors’ attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

We could face losses and potential liability if intrusion, viruses or similar disruptions to our technology jeopardize our confidential information or that of users of our technology.

Although we have implemented, and will continue to implement, security measures, our technology platform is and will continue to be vulnerable to intrusion, computer viruses or similar disruptive problems caused by unauthorized users. The misappropriation of proprietary information could expose us to a risk of loss or litigation.

Risks Relating to Our Investments

Our investments in portfolio companies may be risky, and we could lose all or part of our investment.

Investing in lower middle market companies involves a number of significant risks. Among other things, these companies:

•	may have limited financial resources to meet future capital needs and thus may be unable to grow or meet their obligations under their debt instruments that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees from subsidiaries or affiliates of our portfolio companies that we may have obtained in connection with our investment, as well as a corresponding decrease in the value of the equity components of our investments;

•	may have shorter operating histories, narrower product lines, smaller market shares and/or more significant customer concentration than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•	generally have less predictable operating results, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

•	generally have less publicly available information about their businesses, operations and financial condition. We rely on the ability of our management team and investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose all or part of our investment.

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In addition, in the course of providing significant managerial assistance to certain of our portfolio companies, certain of our officers and directors may serve as directors on the boards of such companies. We currently are, and may in the future be, subject to litigation that arises out of our investments in these companies, and our officers and directors may be named as defendants in such litigation, which could result in an expenditure of funds (through our indemnification of such officers and directors) and the diversion of management’s time and resources.

The lack of liquidity in our investments may adversely affect our business.

We invest in companies whose securities are not publicly traded, and whose securities are subject to legal and other restrictions on resale, or are otherwise less liquid than publicly traded securities. The illiquidity of these investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. Our investments are usually subject to contractual or legal restrictions on resale or are otherwise illiquid because there is usually no established trading market for such investments. The illiquidity of most of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

We may not have the funds or ability to make additional investments in our portfolio companies.

We may not have the funds or ability to make additional investments in our portfolio companies. After our initial investment in a portfolio company, we may be called upon from time to time to provide additional funds to such company or have the opportunity to increase our investment through the exercise of a warrant to purchase common stock. There is no assurance that we will make, or will have sufficient funds to make, follow-on investments. Any decisions not to make a follow-on investment or any inability on our part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for us to increase our participation in a successful operation or may reduce the expected yield on the investment.

Our portfolio companies may incur debt or issue securities that rank equally with, or senior to, our investments in such companies.

We invest in senior and subordinated debt securities generally secured by security interests in portfolio company assets, coupled with equity interests. Our portfolio companies may have, or may be permitted to incur, other debt, or issue other securities that rank equally with, or senior to, the debt in which we invest. By their terms, such instruments may entitle the holders to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such holders, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

The rights we may have with respect to the collateral securing any junior priority loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if as a result our rights as junior lenders are adversely affected.

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There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

Even though we may have structured certain of our investments as senior loans, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances and based upon principles of equitable subordination as defined by existing case law, a bankruptcy court could subordinate all or a portion of our claim to that of other creditors and transfer any lien securing such subordinated claim to the bankruptcy estate. The principles of equitable subordination defined by case law have generally indicated that a claim may be subordinated only if its holder is guilty of misconduct or where the senior loan is re-characterized as an equity investment and the senior lender has actually provided significant managerial assistance to the bankrupt debtor. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or instances where we exercise control over the borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken in rendering significant managerial assistance or actions to compel and collect payments from the borrower outside the ordinary course of business.

Second priority liens on collateral securing loans that we make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

Certain loans that we make are secured by a second priority security interest in the same collateral pledged by a portfolio company to secure senior debt owed by the portfolio company to commercial banks or other traditional lenders. Often the senior lender has procured covenants from the portfolio company prohibiting the incurrence of additional secured debt without the senior lender’s consent. Prior to and as a condition of permitting the portfolio company to borrow money from us secured by the same collateral pledged to the senior lender, the senior lender will require assurances that it will control the disposition of any collateral in the event of bankruptcy or other default. In many such cases, the senior lender will require us to enter into an “intercreditor agreement” prior to permitting the portfolio company to borrow from us. Typically the intercreditor agreements we are requested to execute expressly subordinate our debt instruments to those held by the senior lender and further provide that the senior lender shall control: (i) the commencement of foreclosure or other proceedings to liquidate and collect on the collateral; (ii) the nature, timing and conduct of foreclosure or other collection proceedings; (iii) the amendment of any collateral document; (iv) the release of the security interests in respect of any collateral; and (v) the waiver of defaults under any security agreement. Because of the control we may cede to senior lenders under intercreditor agreements we may enter, we may be unable to realize the proceeds of any collateral securing some of our loans.

Finally, the value of the collateral securing our debt investment will ultimately depend on market and economic conditions, the availability of buyers and other factors. Therefore, there can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by our second priority liens after payment in full of all obligations secured by the senior lender’s first priority liens on the collateral. There is also a risk that such collateral securing our investments may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the portfolio company and market conditions. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by our second priority liens, then we, to the extent not repaid from the proceeds from the sale of the collateral, will only have an unsecured claim against the company’s remaining assets, if any.

Our investments in foreign companies may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates potential investments in foreign companies. Investing in foreign companies may expose us to additional risk not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

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Although most of our investments will be U.S.-dollar denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.

If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a business development company or be precluded from investing according to our current business strategy.

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70.0% of our total assets are qualifying assets. For further detail, see “Regulation of Business Development Companies” included in Item 1 of Part I of this Annual Report on Form 10-K.

We believe that substantially all of our investments are qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC. If we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company that is required to register under the 1940 Act, which would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause an event of default under our outstanding indebtedness. For these reasons, loss of BDC status likely would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position).

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our RIC asset diversification requirements and certain SBA diversification requirements for our investments held by our three wholly-owned SBIC subsidiaries, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.

We generally will not control our portfolio companies.

We do not, and do not expect to, control most of our portfolio companies, even though we may have board representation or board observation rights, and our debt agreements may contain certain restrictive covenants. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree, and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity for our investments in non-traded companies, we may not be able to dispose of our interests in our portfolio companies as readily as we would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase and the value of these assets may decrease. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by

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lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results. We experienced to some extent such effects as a result of the economic downturn that occurred from 2008 through 2009 and may experience such effects again in any future downturn or recession.

The recent volatility of oil and natural gas prices could impair certain of our portfolio companies’ operations and ability to satisfy obligations to their respective lenders and investors, including us, which could negatively impact our financial condition.

Some of our portfolio companies’ businesses are dependent upon the prices of, and demand for, oil and natural gas, which have recently declined and such volatility could continue in the future. A substantial or extended decline in oil and natural gas demand or prices may adversely affect the business, financial condition, cash flow, liquidity or results of operations of these portfolio companies and might impair their ability to meet capital expenditure obligations and financial commitments.

Financial results may be affected adversely if one or more of our portfolio investments defaults on its loans or fails to perform as we expect.

Our portfolio consists primarily of debt and equity investments in privately owned lower middle market businesses. Compared to larger publicly owned companies, these lower middle market companies may be in a weaker financial position and experience wider variations in their operating results, which may make them more vulnerable to economic downturns. Typically, these companies need more capital to compete; however, their access to capital is limited and their cost of capital is often higher than that of their competitors. Our portfolio companies face intense competition from larger companies with greater financial, technical and marketing resources and their success typically depends on the management talents and efforts of an individual or a small group of persons. The loss of any of their key employees could affect their ability to compete effectively and harm their financial condition. Further, some of these companies conduct business in regulated industries that are susceptible to regulatory changes. These factors could impair the cash flow of our portfolio companies and result in other events, such as bankruptcy. These events could limit a portfolio company’s ability to repay their obligations to us, which may have an adverse effect on the return on, or the recovery of, our investment in these businesses. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in the value of the loan’s collateral.

Some of these companies cannot obtain financing from public capital markets or from traditional credit sources, such as commercial banks. Accordingly, loans made to these types of companies pose a higher default risk than loans made to companies who have access to traditional credit sources.

Generally, little, if any, public information is available about such companies. Therefore, we must rely on our employees’ diligence to obtain the information needed, such as the financial information of these companies, to make well-informed investment decisions. If we do not uncover material information about these companies, we may not make a fully informed investment decision, which could, in turn cause us to lose money on our investments.

Potential writedowns or losses with respect to portfolio investments existing and to be made in the future could adversely affect our results of operations, cash flows, dividend level, net asset value and stock price.

As of December 31, 2017, the fair value of our non-accrual assets was approximately $15.8 million, which comprised approximately 1.6% of the total fair value of our portfolio. The cost of these non-accrual assets as of December 31, 2017 was approximately $120.1 million, which comprised approximately 10.7% of the total cost of our portfolio.

In addition to our non-accrual assets, as of December 31, 2017, we had, on a fair value basis, approximately $133.2 million of debt investments, or 13.1% of the total fair value of our portfolio, which were current with respect to scheduled interest and principal payments, but which were carried at less than cost due to company-specific fair value adjustments. In light of current economic conditions, certain of our portfolio companies may be unable to service our debt investments on a timely basis. These conditions may also decrease the value of collateral securing some of our debt investments, as well as the value of our equity investments. As a result, the number of non-performing assets in our portfolio may increase, and the overall value of our portfolio may decrease, which could

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lead to financial losses in our portfolio and a decrease in our investment income, net investment income, dividends and assets.

Any unrealized losses we experience on our loan portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by our Board of Directors. Decreases in the market values or fair values of our investments will be recorded as unrealized depreciation. Any unrealized losses in our loan portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods.

Defaults by our portfolio companies may harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments could negatively impact our return on equity, which could result in a decline in the market price of our securities.

Changes in interest rates may affect our cost of capital, the value of our investments and results of operations.

A significant portion of our debt investments bear interest at fixed rates and the value of these investments could be negatively affected by increases in market interest rates. In addition, an increase in interest rates would make it more expensive to use debt to finance our investments. As a result, a significant increase in market interest rates could both reduce the value of our portfolio investments and increase our cost of capital, which would reduce our net investment income. Also, an increase in interest rates available to investors could make an investment in our common stock less attractive if we are not able to increase our distribution rate, a situation which could reduce the value of our common stock. Conversely, a decrease in interest rates may have an adverse impact on our returns by requiring us to seek lower yields on our debt investments and by increasing the risk that our portfolio companies will prepay our debt investments, resulting in the need to redeploy capital at potentially lower rates.

We may not realize gains from our equity investments.

Certain investments that we have made in the past and may make in the future include warrants or other equity securities. Investments in equity securities involve a number of significant risks, including the risk of further dilution as a result of additional issuances, inability to access additional capital and failure to pay current distributions. Investments in preferred securities involve special risks, such as the risk of deferred distributions, credit risk, illiquidity and limited voting rights. In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains

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that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We often seek puts or similar rights to give us the right to sell our equity securities back to the portfolio company issuer. We may be unable to exercise these puts rights for the consideration provided in our investment documents if the issuer is in financial distress.

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

Our business is dependent on our and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber attacks.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Risks Relating to Our Securities

Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value, and may trade a premiums that may prove to be unsustainable.

Shares of closed-end investment companies, including BDCs, frequently trade at a discount from net asset value, and may trade at premiums that may prove to be unsustainable. This characteristic of closed-end investment companies and BDCs is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our common stock will trade at, above or below net asset value. The risk of purchasing shares of a BDC that might trade at a discount or unsustainable premium is more pronounced for investors who wish to sell their shares in a relatively short period of time because, for those investors, realization of a gain or loss on their investments is likely to be more dependent upon changes in premium or discount levels than upon increases or decreases in net asset value per share. As of December 29, 2017, the closing price of our common stock on the NYSE was $9.49 per share, an approximately 29.3% discount to our net asset value per share as of December 31, 2017.

In addition, if our common stock trades below net asset value, we will generally not be able to issue additional common stock at the market price without first obtaining the approval of our stockholders and our independent directors. On May 3, 2017, our stockholders voted to allow us to sell or otherwise issue common stock at a price below net asset value per share for a period of one year ending on the earlier of May 3, 2018 or the date of our 2018 annual meeting of stockholders. The proposal did not specify a maximum discount below net asset value at which we are able to sell or otherwise issue our common stock; however, we do not intend to sell or otherwise issue shares of our common stock below net asset value unless our Board of Directors determines that it would be in our stockholders’ best interests to do so.

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Investing in our securities may involve an above average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies may be highly speculative, and therefore, an investment in our shares may not be suitable for someone with lower risk tolerance.

The market price of our securities may be volatile and fluctuate significantly.

Fluctuations in the trading prices of our shares may adversely affect the liquidity of the trading market for our shares and, if we seek to raise capital through future equity financings, our ability to raise such equity capital. The market price and liquidity of the market for our securities may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	significant volatility in the market price and trading volume of securities of BDCs or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs, BDCs or SBICs;

•	inability to obtain certain exemptive relief from the SEC;

•	loss of RIC tax treatment or either of our SBIC subsidiaries’ status as an SBIC;

•	changes in earnings or variations in operating results;

•	changes in the value of our portfolio of investments;

•	any shortfall in investment income or net investment income or any increase in losses from levels expected by investors or securities analysts;

•	conversion features of subscription rights, warrants or convertible debt;

•	loss of a major funding source;

•	fluctuations in interest rates;

•	the operating performance of companies comparable to us;

•	departure of our key personnel;

•	proposed, or completed, offerings of our securities, including classes other than our common stock;

•	global or national credit market changes; and

•	general economic trends and other external factors.

The market for any security is subject to volatility. The loans and securities purchased by us and issued by us are no exception to this fundamental investment truism that prices will fluctuate.

We may be unable to invest a significant portion of the net proceeds raised from our offerings on acceptable terms, which would harm our financial condition and operating results.

Delays in investing the net proceeds raised in our offerings may cause our performance to be worse than that of other fully invested BDCs or other lenders or investors pursuing comparable investment strategies. We cannot assure you that we will be able to identify any investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from any offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

We anticipate that, depending on market conditions, it may take a substantial period of time to invest substantially all of the net proceeds from any offering in securities meeting our investment objective. During such a period, we have and will continue to invest the net proceeds from any offering primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less

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from the time of investment, which may produce returns that are significantly lower than the returns which we expect to achieve when our portfolio is fully invested in securities meeting our investment objective, and given our expense ratio and the prevailing interest rate climate, there is a possible risk of losing money on the offering proceeds from certain securities, such as debt securities during this interval. As a result, any dividends or distributions that we pay during such period may be substantially lower than the dividends or distributions that we may be able to pay when our portfolio is fully invested in securities meeting our investment objective. In addition, until such time as the net proceeds from any offering are invested in securities meeting our investment objective, the market price for our securities may decline. Thus, the return on your investment may be lower than when, if ever, our portfolio is fully invested in securities meeting our investment objective.

In addition, the SBA limits our SBIC subsidiaries, Triangle SBIC, Triangle SBIC II and Triangle SBIC III, to investing idle funds in the following types of securities:

•	direct obligations of, or obligations guaranteed as to principal and interest by, the United States government, which mature within 15 months from the date of the investment;

•	repurchase agreements with federally insured institutions with a maturity of seven days or less (and the securities underlying the repurchase obligations must be direct obligations of, or guaranteed by, the federal government);

•	certificates of deposit with a maturity of one year or less, issued by a federally insured institution;

•	a deposit account in a federally insured institution that is subject to withdrawal restriction of one year or less;

•	a checking account in a federally insured institution; and

•	a reasonable petty cash fund.

If we sell common stock at a discount to our net asset value per share, stockholders who do not participate in such sale will experience immediate dilution in an amount that may be material.

On May 3, 2017, our stockholders approved our ability to sell or otherwise issue shares of our common stock at any level of discount from net asset value per share for a period of one year ending on the earlier of May 3, 2018 or the date of our 2018 annual meeting of stockholders. If we sell or otherwise issue shares of our common stock at a discount to net asset value, it will pose a risk of dilution to our stockholders. In particular, stockholders who do not purchase additional shares at or below the discounted price in proportion to their current ownership will experience an immediate decrease in net asset value per share (as well as in the aggregate net asset value of their shares if they do not participate at all). These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we experience in our assets, potential earning power and voting interests from such issuances or sale. In addition, such issuances or sales may adversely affect the price at which our common stock trades.

Provisions of the Maryland General Corporation Law and our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.

The Maryland General Corporation Law and our charter and bylaws contain provisions that may have the effect of discouraging, delaying or making difficult a change in control of our Company or the removal of our incumbent directors. Specifically, our Board of Directors has adopted a resolution explicitly subjecting us to the Maryland Business Combination Act under the Maryland General Corporation Law, which, subject to limitations, prohibits certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder and thereafter imposes fair price and/or supermajority voting requirements on these combinations. In addition, our Board of Directors may adopt resolutions to classify the Board so that stockholders do not elect every director on an annual basis. Also, our charter provides that a director may be removed only for cause by the vote of at least two-thirds of the votes entitled to be cast for the election of directors generally. In addition, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a

47

special meeting of stockholders will be called by our secretary to act upon any matter that may properly be considered at a meeting of stockholders only upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at the meeting.

In addition, subject to the provisions of the 1940 Act, our charter permits our Board of Directors, without stockholder action, to authorize the issuance of shares of stock in one or more classes or series, including preferred stock. Subject to compliance with the 1940 Act, our Board of Directors may, without stockholder action, amend our charter from time to time to increase or decrease the number of shares of stock of any class or series that we have authority to issue. The existence of these provisions, among others, may have a negative impact on the price of our common stock and may discourage third-party bids for ownership of our company. These provisions may prevent any premiums being offered to you for shares of our common stock.

If we issue preferred stock and/or additional debt securities, the net asset value and market value of our common stock may become more volatile.

We cannot assure you that the issuance of preferred stock and/or additional debt securities would result in a higher yield or return to the holders of our common stock. The issuance of preferred stock and/or additional debt securities would likely cause the net asset value and market value of our common stock to become more volatile. If the dividend rate on the preferred stock, or the interest rate on the debt securities, were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of our common stock would be reduced. If the dividend rate on the preferred stock, or the interest rate on the debt securities, were to exceed the net rate of return on our portfolio, the use of leverage would result in a lower rate of return to the holders of common stock than if we had not issued the preferred stock or debt securities. Any decline in the net asset value of our investment would be borne entirely by the holders of our common stock. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of our common stock than if we were not leveraged through the issuance of preferred stock. This decline in net asset value would also tend to cause a greater decline in the market price for our common stock.

There is also a risk that, in the event of a sharp decline in the value of our net assets, we would be in danger of failing to maintain required asset coverage ratios which may be required by the preferred stock and/or debt securities or of a downgrade in the ratings of the preferred stock and/or debt securities or our current investment income might not be sufficient to meet the dividend requirements on the preferred stock or the interest payments on the debt securities. In order to counteract such an event, we might need to liquidate investments in order to fund redemption of some or all of the preferred stock and/or debt securities. In addition, we would pay (and the holders of our common stock would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred stock and/or debt securities. Holders of preferred stock and/or debt securities may have different interests than holders of common stock and may at times have disproportionate influence over our affairs.

The trading market or market value of our publicly issued debt securities may be volatile.

Many factors may materially adversely affect the trading market for, and market value of, our publicly issued debt securities. These factors include, but are not limited to, the following:

•	the time remaining to the maturity of these debt securities;

•	the outstanding principal amount of debt securities with terms identical to these debt securities;

•	the general economic environment;

•	the supply of debt securities trading in the secondary market, if any;

•	the redemption or repayment, if any, of these debt securities;

•	the level, direction and volatility of market interest rates generally; and

•	market rates of interest higher or lower than rates borne by the debt securities.

There also may be a limited number of buyers for our debt securities. This too may materially adversely affect the market value of the debt securities or the trading market for the debt securities.

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Our credit ratings, if any, may not reflect all risks of an investment in our debt securities.

Credit ratings are an assessment by third parties of our ability to pay our obligations. If our debt securities become rated, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities. These credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed herein about the market value of, or trading market for, the publicly issued debt securities.

Terms relating to redemption may materially adversely affect the return on our debt securities.

If our debt securities are redeemable at our option, we may choose to redeem the debt securities at times when prevailing interest rates are lower than the interest rate paid on the debt securities. In addition, if the debt securities are subject to mandatory redemption, we may be required to redeem the debt securities at times when prevailing interest rates are lower than the interest rate paid on the debt securities. In this circumstance, a holder of our debt securities may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the debt securities being redeemed. As of December 31, 2017, our December 2022 Notes were redeemable at our option. In addition, our March 2022 Notes will become redeemable, at our option, on March 15, 2018.

There is a risk that investors in our common stock may not receive a specified level of dividends or that our dividends may not grow over time and that investors in our debt securities may not receive all of the interest income to which they are entitled.

We intend to make distributions on a quarterly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we declare a dividend and if more stockholders opt to receive cash distributions rather than participate in our dividend reinvestment plan, we may be forced to sell some of our investments in order to make cash dividend payments.

In addition, due to the asset coverage test applicable to us as a BDC and under our notes indenture and covenants under our Credit Facility, we may be limited in our ability to make distributions. Further, if we invest a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution. See “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Distribution Policy” for further discussion of distributions.

The above-referenced restrictions on distributions may also inhibit our ability to make required interest payments to holders of our debt, which may cause a default under the terms of our debt agreements. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of our debt agreements.

Our stockholders may experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.

All dividends declared in cash payable to stockholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common stock. As a result, our stockholders that opt out of our dividend reinvestment plan may experience dilution in their ownership percentage of our common stock over time.

Future offerings of additional debt securities, which would be senior to our common stock upon liquidation, or equity securities, which could dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock subject to the restrictions of the 1940 Act. Upon a liquidation of our company, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock, or both. Any preferred

49

stock we may issue would have a preference on distributions that could limit our ability to make distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us. In addition, proceeds from a sale of common stock will likely be used to increase our total assets or to pay down our borrowings, among other uses. This would increase our asset coverage ratio and permit us to incur additional leverage under rules pertaining to BDCs by increasing our borrowings or issuing senior securities such as preferred stock or additional debt securities.

Terrorist attacks, acts of war or national disasters may affect any market for our securities, impact the businesses in which we invest and harm our business, operating results and financial condition.

Terrorist acts, acts of war or national disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

Item 1B.	Unresolved Staff Comments.

Not applicable.

Item 2.	Properties.

We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Currently, we lease approximately 14,328 square feet of office space located at 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. We believe that our current facilities are adequate to meet our needs.

Item 3.	Legal Proceedings.

We and certain of our current and former executive officers have been named as defendants in two putative securities class action lawsuits, each filed in the United States District Court for the Southern District of New York (and then transferred to the United States District Court for the Eastern District of North Carolina) on behalf of all persons who purchased or otherwise acquired our common stock between May 7, 2014 and November 1, 2017. The first lawsuit was filed on November 21, 2017, and is currently captioned Elias Dagher, et al., v. Triangle Capital Corporation, et al., Case No. 5:18-cv-00015-FL (the “Dagher Action”). The second lawsuit was filed on November 28, 2017, and is currently captioned Gary W. Holden, et al., v. Triangle Capital Corporation, et al., Case No. 5:18-cv-00010-FL (the “Holden Action”).

The complaints in the Dagher Action and the Holden Action allege certain violations of the securities laws, including, among other things, that the defendants made certain materially false and misleading statements and omissions regarding the Company’s business, operations and prospects between May 7, 2014 and November 1, 2017. The plaintiffs seek compensatory damages and attorneys’ fees and costs, among other relief, but did not specify the amount of damages being sought.

On January 22, 2018, five applications for appointment as lead plaintiff and motions to consolidate the Dagher Action and the Holden Action were filed. The applications for appointment as lead plaintiff and motions to consolidate are currently pending before the Court.

We intend to defend ourselves vigorously against the allegations in the aforementioned actions. Neither the outcome of the lawsuits nor an estimate of any reasonably possible losses is determinable at this time. An adverse judgment for monetary damages could have a material adverse effect on our operations and liquidity. Except as discussed above, neither we nor our subsidiaries are currently subject to any material pending legal proceedings, other than ordinary routine litigation incidental to our business.

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Item 4.	Mine Safety Disclosures.

Not applicable.

51

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Common Stock and Holders

Our common stock is traded on the New York Stock Exchange, or NYSE, under the ticker symbol “TCAP.” The following table sets forth the range of high and low intraday sales prices per share of our common stock as reported on the NYSE for the periods indicated:

	High	Low
Fiscal Year 2016:
First Quarter	$20.85	$14.91
Second Quarter	$21.35	$16.00
Third Quarter	$20.60	$18.56
Fourth Quarter	$19.95	$16.40
Fiscal Year 2017:
First Quarter	$20.35	$18.12
Second Quarter	$19.15	$17.28
Third Quarter	$17.83	$12.84
Fourth Quarter	$14.35	$8.91

As of February 28, 2018, there were approximately 52 holders of record of our common stock. This number does not include stockholders for whom shares are held in “nominee” or “street name.”

Distributions Declared

We intend to make distributions on a quarterly basis to our stockholders of substantially all of our income. We may make deemed distributions of certain net capital gains to our stockholders.

The following table summarizes our distributions declared during the years ended December 31, 2016 and 2017:

Date Declared	Record Date	Payment Date	Amount
February 24, 2016	March 9, 2016	March 23, 2016	$0.54
May 4, 2016	June 8, 2016	June 22, 2016	$0.45
August 24, 2016	September 7, 2016	September 21, 2016	$0.45
November 23, 2016	December 7, 2016	December 21, 2016	$0.45
February 22, 2017	March 8, 2017	March 22, 2017	$0.45
May 3, 2017	June 7, 2017	June 21, 2017	$0.45
August 2, 2017	September 6, 2017	September 20, 2017	$0.45
November 1, 2017	December 6, 2017	December 20, 2017	$0.30

Each year, a statement on IRS Form 1099-DIV identifying the source(s) of the distribution (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of paid in capital surplus which is a nontaxable distribution) is mailed to our stockholders. To the extent that our distributions for a fiscal year exceed current and accumulated earnings and profits, a portion of those distributions may be deemed a return of capital to our stockholders for U.S. federal income tax purposes. Thus, the source of a distribution to our stockholders may be the original capital invested by the stockholder rather than our taxable ordinary income or capital gains. Stockholders should read any written disclosure accompanying a dividend payment carefully and should not assume that any distribution is taxable as ordinary income or capital gains.

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The table below shows the detail of our distributions for the years ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017		2016
	Amount	% of Total	Amount	% of Total
Ordinary income	$1.65	100.0%	$1.89	100.0%
Long-term capital gains	—	—	—	—

Total reported on IRS Form 1099-DIV	$1.65	100.0%	$1.89	100.0%

Ordinary income is reported on IRS Form 1099-DIV as either qualified or non-qualified and capital gain distributions are reported on IRS Form 1099-DIV in various subcategories which have differing tax treatments to stockholders. Those subcategories are not presented herein.

Distribution Policy

We generally intend to make distributions on a quarterly basis to our stockholders of substantially all of our income. In order to avoid certain excise taxes imposed on RICs, we must distribute during each calendar year an amount at least equal to the sum of (i) 98.0% of our ordinary income for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the calendar year, and (iii) any ordinary income and net capital gains for the preceding year that were not distributed during such year. We will not be subject to excise taxes on amounts on which we are required to pay corporate income tax (such as retained net capital gains). In order to obtain the tax benefits applicable to RICs, we will be required to distribute to our stockholders with respect to each taxable year at least 90.0% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses. We may retain for investment realized net long-term capital gains in excess of realized net short-term capital losses. We may make deemed distributions to our stockholders of any retained net capital gains. If this happens, our stockholders will be treated as if they received an actual distribution of the capital gains we retain and then reinvested the net after-tax proceeds in our common stock. Our stockholders also may be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to their allocable share of the tax we paid on the capital gains deemed distributed to them. Please refer to “Business — Material U.S. Federal Income Tax Considerations” included in Item 1 of Part I of this Annual Report for further information regarding the consequences of our retention of net capital gains. We may, in the future, make actual distributions to our stockholders of some or all realized net long-term capital gains in excess of realized net short-term capital losses. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratio and related requirements stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings. See “Business — Regulation of Business Development Companies” included in Item 1 of Part I of this Annual Report.

We have adopted a dividend reinvestment plan, or DRIP, that provides for reinvestment of our distributions on behalf of our common stockholders, unless a common stockholder elects to receive cash as provided in “Business — Dividend Reinvestment Plan” included in Item I of Part I of this Annual Report on Form 10-K.

Stockholders who receive dividends in the form of stock generally are subject to the same federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Our ability to make distributions will be limited by the asset coverage requirement and related provisions under the 1940 Act and contained in the indenture and related supplements governing the December 2022 Notes and the March 2022 Notes. For a more detailed discussion, see “Business — Regulation of Business Development Companies” included in Item 1 of Part I of this Annual Report.

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Securities Authorized for Issuance Under our Omnibus Incentive Plan

The following table provides information regarding the number of shares of restricted stock authorized and available under the Triangle Capital Corporation Omnibus Incentive Plan, or the Omnibus Plan, as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	—	—	2,269,467	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	2,269,467

(1)	The Omnibus Plan is the only equity compensation plan currently utilized by us.
(2)	The Omnibus Plan has an aggregate of 4,000,000 shares of common stock reserved for issuance.

Sales of Unregistered Securities

While we did not engage in any sales of unregistered securities during the year ended December 31, 2017, we issued a total of 91,366 shares of our common stock under our DRIP. This issuance was not subject to the registration requirements of the Securities Act of 1933, as amended. The aggregate value of the shares of common stock issued under our DRIP during the year ended December 31, 2017 was approximately $1.6 million.

Issuer Purchases of Equity Securities

During the three months ended December 31, 2017, in connection with our DRIP for our common stockholders, we directed the plan administrator to purchase 69,882 shares of our common stock for $679,253.04 in the open market in order to satisfy our obligations to deliver shares of common stock to our stockholders with respect to our dividend declared on November 1, 2017. The following chart summarizes repurchases of our common stock for the three months ended December 31, 2017:

Period	Total number of shares purchased		Average price paid per share	Total number of shares purchased as part of publicly announced plans or programs	Maximum number of shares that may yet be purchased under the plans or programs
October 1 through October 31, 2017	—		—	—	—
November 1 through November 30, 2017	—		—	—	—
December 1 through December 31, 2017	69,882	(1)	$9.72	—	—

(1)	These shares were purchased in the open market pursuant to the terms of our DRIP.

Performance Graph

The following graph compares the cumulative total return on our common stock with the cumulative total return of the Triangle Capital Corporation Peer Group Index, the Nasdaq Composite Index and the NYSE Composite Index for the five years ended December 31, 2017. This comparison assumes $100.00 was invested in our common stock at the closing price of our common stock on December 31, 2012 and in the comparison groups and assumes the reinvestment of all cash dividends on the ex-dividend date prior to any tax effect. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

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Comparison of Annual Cumulative Total Return(1)

among Triangle Capital Corporation, the Triangle Capital Corporation

Peer Group Index, the Nasdaq Composite Index and the NYSE Composite Index

	12/31/12	3/31/13	6/30/13	9/30/13	12/31/13	3/31/14	6/30/14	9/30/14	12/31/14
Triangle Capital Corporation	100.00	111.83	111.99	121.76	116.79	112.15	126.13	115.02	94.92
NASDAQ Composite Index	100.00	109.07	114.09	127.38	141.63	143.01	150.74	153.77	162.09
NYSE Composite Index	100.00	108.55	109.99	116.19	126.28	128.60	135.01	132.36	134.81
Triangle Capital Corporation Peer Group Index(2)	100.00	105.20	103.93	108.16	113.67	113.01	117.35	110.81	105.74

	3/31/15	6/30/15	9/30/15	12/31/15	3/31/16	6/30/16	9/30/16	12/31/16
Triangle Capital Corporation	109.33	115.15	83.52	99.64	110.33	106.41	110.61	105.48
NASDAQ Composite Index	167.90	171.68	159.69	173.33	169.25	168.76	185.06	187.19
NYSE Composite Index	136.35	136.08	124.19	129.29	131.01	135.62	139.52	144.73
Triangle Capital Corporation Peer Group Index(2)	111.95	107.79	98.12	102.09	106.70	110.93	121.82	127.89

$300 $250 $200 $150 $100 $50 $0 12/31/12 03/31/13 06/30/13 09/30/13 12/31/13 03/31/14 06/30/14 09/30/14 12/31/14 03/31/15 06/30/15 09/30/15 12/31/15 03/31/16 06/30/16 09/30/16 12/31/16 03/31/17 06/30/17 09/30/17 12/31/17 Triangle Capital Corporation Nasdaq Composite Index NYSE Composite Index Triangle Capital Corporation Peer Group Index

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	3/31/17	6/30/17	9/30/17	12/31/17
Triangle Capital Corporation	112.42	106.41	89.13	61.13
NASDAQ Composite Index	206.25	214.78	227.44	242.29
NYSE Composite Index	151.36	155.99	162.88	171.83
Triangle Capital Corporation Peer Group Index(2)	138.33	134.23	133.96	132.22

(1)	From December 31, 2012 to December 31, 2017.
(2)	The Triangle Capital Corporation Peer Group consists of the following companies: Apollo Investment Corporation, Ares Capital Corporation, BlackRock Capital Investment Corporation, Fidus Investment Corporation, Gladstone Investment Corporation, Gladstone Capital Corporation, Golub Capital BDC, Inc., Horizon Technology Finance Corporation, Hercules Capital, Inc., KCAP Financial, Inc., Main Street Capital Corporation, Medley Capital Corporation, New Mountain Finance Corporation, Oaktree Specialty Lending Corporation, PennantPark Investment Corporation, Prospect Capital Corporation, Solar Capital Ltd. and THL Credit, Inc.

Item 6. Selected Financial Data.

The selected financial data at and for the fiscal years ended December 31, 2013, 2014, 2015, 2016 and 2017 have been derived from our financial statements that have been audited by Ernst & Young LLP, an independent registered public accounting firm. You should read this selected financial and other data in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto.

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	Year Ended December 31,
	2013	2014	2015	2016	2017
	(Dollars and share amounts in thousands, except per share data)
Income statement data:
Investment income:
Total loan interest, fee and dividend income	$100,755	$104,273	$121,062	$113,332	$122,290
Interest income from cash and cash equivalent investments	273	238	225	348	715

Total investment income	101,028	104,511	121,287	113,680	123,005
Operating expenses:
Interest and other debt financing fees	20,234	21,180	26,754	26,721	29,261
Compensation expenses	15,831	17,562	19,009	23,676	16,136
General and administrative expenses	3,434	3,753	3,895	4,406	5,370

Total operating expenses	39,499	42,495	49,658	54,803	50,767

Net investment income	61,529	62,016	71,629	58,877	72,238

Net realized gains (losses):
Non-Control/Non-Affiliate investments	15,882	7,396	9,003	(2,414)	(3,683)
Affiliate investments	4,828	7,733	2,315	4,399	(3,980)
Control investments	(2,290)	(1,498)	(38,807)	—	(45,206)

Net realized gains (losses) on investments	18,420	13,631	(27,489)	1,985	(52,869)
Foreign currency borrowings	—	—	—	—	1,269

Net realized gains (losses)	18,420	13,631	(27,489)	1,985	(51,600)
Net unrealized appreciation (depreciation):
Non-Control/Non-Affiliate investments	390	(38,467)	(23,583)	(9,080)	(65,786)
Affiliate investments	(1,427)	(3,213)	2,839	(5,473)	(7,356)
Control investments	2,848	(3,554)	23,876	(11,464)	27,547

Net unrealized appreciation (depreciation) on investments	1,811	(45,234)	3,132	(26,017)	(45,595)

Foreign currency borrowings	404	1,071	2,363	(153)	(2,822)

Net unrealized appreciation (depreciation)	2,215	(44,163)	5,495	(26,170)	(48,417)

Net realized and unrealized gains (losses) on investments and foreign currency borrowings	20,635	(30,532)	(21,994)	(24,185)	(100,017)
Loss on extinguishment of debt	(413)	—	(1,394)	—	—
Provision for taxes	(539)	(3,122)	(384)	(436)	(871)

Net increase in net assets resulting from operations	$81,212	$28,362	$47,857	$34,256	$(28,650)

Net investment income per share — basic and diluted	$2.23	$2.08	$2.16	$1.62	$1.55
Net increase in net assets resulting from operations per share —basic and diluted	$2.94	$0.95	$1.44	$0.94	$(0.62)
Net asset value per common share	$16.10	$16.11	$15.23	$15.13	$13.43
Regular quarterly dividends/distributions per share	$2.16	$2.16	$2.16	$1.89	$1.65
Supplemental dividends/distributions per share	—	0.40	0.20	—	—

Total dividends/distributions declared per common share	$2.16	$2.56	$2.36	$1.89	$1.65

Weighted average number of shares outstanding — basic and diluted	27,576	29,775	33,234	36,405	46,498

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	Year Ended December 31,
	2013	2014	2015	2016	2017
	(Dollars in thousands)
Balance sheet data:
Assets:
Investments at fair value	$664,373	$887,223	$977,277	$1,037,907	$1,016,284
Cash and cash equivalents	133,304	78,759	52,615	107,088	191,850
Interest and fees receivable	5,256	7,409	4,892	10,190	7,807
Prepaid expenses and other current assets	832	439	947	1,660	1,855
Deferred financing fees	1,654	1,231	3,480	2,700	5,186
Property and equipment, net	60	109	106	106	81

Total assets	$805,479	$975,170	$1,039,317	$1,159,651	$1,223,063

Liabilities:
Accounts payable and accrued liabilities	$7,494	$7,145	$7,464	$6,797	$9,863
Interest payable	3,018	3,365	3,714	3,997	3,997
Taxes payable	1,065	2,506	735	490	796
Deferred income taxes	3,514	3,364	4,988	2,054	1,332
Borrowings under credit facility	11,221	62,620	131,257	127,012	156,071
Notes	145,120	145,646	162,142	162,755	163,408
SBA-guaranteed debentures payable	188,255	219,697	220,649	245,390	246,321

Total liabilities	359,687	444,343	530,949	548,495	581,788
Net assets	445,792	530,827	508,368	611,156	641,275

Total liabilities and net assets	$805,479	$975,170	$1,039,317	$1,159,651	$1,223,063

Other data:
Weighted average yield on total investments(1)	12.8%	11.6%	10.6%	10.2%	9.6%
Number of portfolio companies	79	91	92	88	89
Expense ratios (as percentage of average net assets):
Compensation and general and administrative expenses	4.4%	4.4%	4.4%	5.0%	3.2%
Interest and other financing fees	4.7	4.4	5.1	4.8	4.4

Total expenses	9.1%	8.8%	9.5%	9.8%	7.6%

Total expenses, including loss on extinguishment of debt and provision for taxes	9.3%	9.5%	9.8%	9.9%	7.7%

(1)	Excludes non-accrual debt investments.

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Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the combined financial statements and related notes and other financial information appearing elsewhere in this Annual Report.

The following discussion is designed to provide a better understanding of our financial statements, including a brief discussion of our business, key factors that impacted our performance and a summary of our operating results. The following discussion should be read in conjunction with the Financial Statements and the notes thereto included in Item 8 of this Annual Report on Form 10-K. Historical results and percentage relationships among any amounts in the financial statements are not necessarily indicative of trends in operating results for any future periods.

Overview of our Business

We are a Maryland corporation which has elected to be treated and operates as an internally managed business development company, or BDC, under the Investment Company Act of 1940, as amended, or 1940 Act. Our wholly-owned subsidiaries, Triangle Mezzanine Fund LLLP, or Triangle SBIC, Triangle Mezzanine Fund II LP, or Triangle SBIC II and Triangle Mezzanine Fund III LP, or Triangle SBIC III, are licensed as small business investment companies, or SBICs, by the United States Small Business Administration, or SBA. In addition, Triangle SBIC has also elected to be treated as a BDC under the 1940 Act. We, Triangle SBIC, Triangle SBIC II and Triangle SBIC III invest primarily in debt instruments, equity investments, warrants and other securities of lower middle market privately-held companies located primarily in the United States.

Our business is to provide capital to lower middle market companies in the United States. We focus on investments in companies with a history of generating revenues and positive cash flows, an established market position and a proven management team with a strong operating discipline. Our target portfolio company has annual revenues between $20.0 million and $300.0 million and annual earnings before interest, taxes, depreciation and amortization, or EBITDA, between $5.0 million and $75.0 million.

We invest primarily in senior and subordinated debt securities of privately held companies, generally secured by security interests in portfolio company assets. In addition, we generally invest in one or more equity instruments of the borrower, such as direct preferred or common equity interests. Our investments generally range from $5.0 million to $50.0 million per portfolio company. In certain situations, we have partnered with other funds to provide larger financing commitments.

We generate revenues in the form of interest income, primarily from our investments in debt securities, loan origination and other fees and dividend income. Fees generated in connection with our debt investments are recognized over the life of the loan using the effective interest method or, in some cases, recognized as earned. In addition, we generate revenue in the form of capital gains, if any, on warrants or other equity-related securities that we acquire from our portfolio companies. Our debt investments generally have a term of between three and seven years. In addition, our fixed debt investments typically bear interest between 10.0% and 15.0% per annum and our variable debt investments generally bear interest between LIBOR plus 550 basis points and LIBOR plus 950 basis points per annum. Certain of our debt investments have a form of interest, referred to as payment-in-kind, or PIK, interest, that is not paid currently but is instead accrued and added to the loan balance and paid at the end of the term. In our negotiations with potential portfolio companies, we generally seek to minimize PIK interest. Cash interest on our debt investments is generally payable quarterly; however, some of our debt investments pay cash interest on a monthly basis.

As of December 31, 2017 and December 31, 2016, the weighted average yield on our outstanding debt investments other than non-accrual debt investments was approximately 11.0% and 11.7%, respectively. The weighted average yield on all of our outstanding investments (including equity and equity-linked investments but excluding non-accrual debt investments) was approximately 9.6% and 10.2% as of December 31, 2017 and December 31, 2016, respectively. The weighted average yield on all of our outstanding investments (including equity and equity-linked investments and non-accrual debt investments) was approximately 8.5% and 9.7% as of

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December 31, 2017 and December 31, 2016, respectively. The weighted average yields across our investment portfolio depend on the relative seniority of our investments within the capital structures of our portfolio companies and on our security interests in portfolio company assets. Historically, since our IPO in 2007, we have primarily focused on investments in subordinated debt securities, which generally produce higher yields than more senior securities due to the risks inherent in investing in less senior positions. Beginning in 2016, we began to shift our focus toward larger and less cyclical portfolio companies and began steering our portfolio composition with a focus on a balance between senior and subordinated securities. This shift toward more senior securities is intended to reduce our credit risks in exchange for lower-yielding investments, which in turn has resulted in a decrease in the weighted average yield on our investment portfolio. As we continue this balanced strategy, and as the percentage of our investment portfolio that is comprised of senior debt investments increases, we expect our investment-related risks to be mitigated to an extent, but we also expect the weighted average yields on our portfolio to continue to decrease.

Triangle SBIC, Triangle SBIC II and Triangle SBIC III are eligible to issue debentures to the SBA, which pools these with debentures of other SBICs and sells them in the capital markets at favorable interest rates, in part as a result of the guarantee of payment from the SBA. Triangle SBIC, Triangle SBIC II and Triangle SBIC III invest these funds in portfolio companies. We intend to continue to operate Triangle SBIC, Triangle SBIC II and Triangle SBIC III as SBICs, subject to SBA approval, and to utilize the proceeds from the issuance of SBA-guaranteed debentures, referred to herein as SBA leverage, to enhance returns to our stockholders.

Review of Strategic Alternatives

In November 2017, our Board of Directors announced that it was exploring and evaluating a broad range of strategic alternatives to enhance long-term stockholder value and has engaged an investment banking firm as its financial advisor in connection therewith. The strategic alternatives review process is ongoing, and there can be no assurance that it will result in a transaction, or if a transaction is undertaken, as to its terms or timing.

Portfolio Composition

The total value of our investment portfolio was $1,016.3 million as of December 31, 2017, as compared to $1,037.9 million as of December 31, 2016. As of December 31, 2017, we had investments in 89 portfolio companies with an aggregate cost of $1,121.6 million. As of December 31, 2016, we had investments in 88 portfolio companies with an aggregate cost of $1,096.9 million. As of both December 31, 2017 and 2016, none of our portfolio investments represented greater than 10% of the total fair value of our investment portfolio.

As of December 31, 2017 and December 31, 2016, our investment portfolio consisted of the following investments:

	Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
December 31, 2017:
Subordinated debt and 2nd lien notes	$710,543,854	63%	$589,548,358	58%
Senior debt and 1st lien notes	275,088,787	25	262,803,297	26
Equity shares	134,301,587	12	162,543,691	16
Equity warrants	1,691,617	—	1,389,000	—

	$1,121,625,845	100%	$1,016,284,346	100%

December 31, 2016:
Subordinated debt and 2nd lien notes	$753,635,857	69%	$690,159,367	67%
Senior debt and 1st lien notes	198,616,110	18	191,643,157	18
Equity shares	140,524,807	13	154,216,657	15
Equity warrants	4,154,717	—	1,888,000	—

	$1,096,931,491	100%	$1,037,907,181	100%

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Investment Activity

During the year ended December 31, 2017, we made twenty-nine new investments, including recapitalizations of existing portfolio companies, totaling $408.9 million, additional debt investments in eighteen existing portfolio companies totaling $70.4 million and additional equity investments in eleven existing portfolio companies totaling $4.4 million. We had twenty-one portfolio company loans repaid at par totaling $332.5 million and received normal principal repayments, partial loan prepayments and PIK interest repayments totaling $54.5 million. We recognized $25.6 million of realized losses related to two portfolio company restructurings. We wrote off equity investments in eight portfolio companies and recognized realized losses on the write-offs of $15.1 million and wrote off or sold debt investments in six portfolio companies and recognized realized losses of $31.6 million. In addition, we received proceeds related to the sales of certain equity securities totaling $29.6 million and recognized net realized gains on such sales totaling $20.9 million in the year ended December 31, 2017.

During the year ended December 31, 2016, we made sixteen new investments, including recapitalizations of existing portfolio companies, totaling $274.1 million, additional debt investments in eleven existing portfolio companies totaling $37.8 million and additional equity investments in ten existing portfolio companies totaling $7.5 million. We had fourteen portfolio company loans repaid at par totaling $170.8 million, which resulted in realized gains totaling $1.4 million, and received normal principal repayments, partial loan prepayments and PIK interest repayments totaling $41.1 million. We converted subordinated debt investments in one portfolio company into an equity investment and recognized a realized loss on such conversion totaling $1.6 million. We wrote off debt and equity investments in two portfolio companies and recognized realized losses on the write-offs of $18.7 million. In addition, we received proceeds related to the sales of certain equity securities of our portfolio companies totaling $34.4 million and recognized net realized gains on such sales totaling $20.9 million in the year ended December 31, 2016.

Total portfolio investment activity for the years ended December 31, 2017 and 2016 was as follows:

December 31, 2017	Subordinated Debt and 2nd Lien Notes	Senior Debt and 1st Lien Notes	Equity Shares	Equity Warrants	Total
Fair value, beginning of period	$690,159,367	$191,643,157	$154,216,657	$1,888,000	$1,037,907,181
New investments	262,333,868	205,493,670	15,915,860	—	483,743,398
Investment reclass	33,614,656	(42,014,656)	8,400,000	—	—
Proceeds from sales of investments	—	—	(29,065,946)	(550,863)	(29,616,809)
Loan origination fees received	(4,355,181)	(2,938,834)	—	—	(7,294,015)
Principal repayments received	(302,112,732)	(71,949,131)	—	—	(374,061,863)
PIK interest earned	9,916,389	1,001,142	—	—	10,917,531
PIK interest payments received	(12,431,539)	(507,979)	—	—	(12,939,518)
Accretion of loan discounts	419,114	57,778	—	—	476,892
Accretion of deferred loan origination revenue	4,846,747	1,490,694	—	—	6,337,441
Realized loss	(35,323,325)	(14,160,007)	(1,473,134)	(1,912,237)	(52,868,703)
Unrealized appreciation (depreciation)	(57,519,006)	(5,312,537)	14,550,254	1,964,100	(46,317,189)

Fair value, end of period	$589,548,358	$262,803,297	$162,543,691	$1,389,000	$1,016,284,346

Weighted average yield on debt investments at end of period(1)					11.0%

Weighted average yield on total investments at end of period(1)					9.6%

Weighted average yield on total investments at end of period					8.5%

(1)	Excludes non-accrual debt investments.

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December 31, 2016	Subordinated Debt and 2nd Lien Notes	Senior Debt and 1st Lien Notes	Equity Shares	Equity Warrants	Total
Fair value, beginning of period	$699,125,083	$132,929,264	$141,555,369	$3,667,000	$977,276,716
New investments	220,825,664	71,620,633	26,370,669	650,000	319,466,966
Investment reclass	4,020,247	(4,020,247)	—	—	—
Proceeds from sales of investments	—	—	(28,340,004)	(5,742,355)	(34,082,359)
Loan origination fees received	(4,613,831)	(1,200,160)	—	—	(5,813,991)
Principal repayments received	(194,883,407)	(7,727,099)	—	—	(202,610,506)
PIK interest earned	13,784,921	1,449,498	—	—	15,234,419
PIK interest payments received	(9,326,564)	(236,150)	—	—	(9,562,714)
Accretion of loan discounts	193,801	203,303	—	—	397,104
Accretion of deferred loan origination revenue	4,012,181	556,218	—	—	4,568,399
Realized gain (loss)	(14,752,679)	(1,560,322)	15,029,594	3,268,455	1,985,048
Unrealized appreciation (depreciation)	(28,226,049)	(371,781)	(398,971)	44,900	(28,951,901)

Fair value, end of period	$690,159,367	$191,643,157	$154,216,657	$1,888,000	$1,037,907,181

Weighted average yield on debt investments at end of period(1)					11.7%

Weighted average yield on total investments at end of period(1)					10.2%

Weighted average yield on total investments at end of period					9.7%

(1)	Excludes non-accrual debt investments.

Non-Accrual Assets

Generally, when interest and/or principal payments on a loan become past due, or if we otherwise do not expect the borrower to be able to service its debt and other obligations, we will place the loan on non-accrual status and will generally cease recognizing interest income on that loan for financial reporting purposes until all principal and interest have been brought current through payment or due to a restructuring such that the interest income is deemed to be collectible. As of December 31, 2017, the fair value of our non-accrual assets was $15.8 million, which comprised 1.6% of the total fair value of our portfolio, and the cost of our non-accrual assets was $120.1 million, which comprised 10.7% of the total cost of our portfolio. As of December 31, 2016, the fair value of our non-accrual assets was $15.9 million, which comprised 1.5% of the total fair value of our portfolio, and the cost of our non-accrual assets was $38.4 million, which comprised 3.5% of the total cost of our portfolio.

Our non-accrual assets as of December 31, 2017 were as follows:

Cafe Enterprises, Inc.

During the three months ended June 30, 2017, we placed our subordinated debt investment in Cafe Enterprises, Inc., or Cafe, on PIK non-accrual status. In September 2017, we placed our debt investments in Cafe on non-accrual status effective with the quarterly payments due September 30, 2017. As a result, under U.S. GAAP, we no longer recognize interest income on our debt investments in Cafe for financial reporting purposes. During the year ended December 31, 2017, we recorded unrealized depreciation of $12.3 million on our debt investments in Cafe. As of December 31, 2017, the cost of our debt investments in Cafe was $15.7 million and the fair value of such investments was zero.

Community Intervention Services, Inc.

In June 2017, we placed our debt investment in Community Intervention Services, Inc., or Community, on non-accrual status effective with the quarterly payment due June 30, 2017. As a result, under U.S. GAAP, we no longer recognize interest income on our debt investment in Community for financial reporting purposes. During the

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year ended December 31, 2017, we recorded unrealized depreciation of $14.1 million on our debt investment in Community. As of December 31, 2017, the cost of our debt investment in Community was $17.7 million and the fair value of such investment was zero.

Eckler’s Holdings, Inc.

During the three months ended June 30, 2017, we placed our subordinated debt investment in Eckler’s Holdings, Inc., or Eckler’s, on PIK non-accrual status. In September 2017, we placed our debt investment in Eckler’s on non-accrual status effective with the quarterly payment due September 30, 2017. As a result, under U.S. GAAP, we no longer recognize interest income on our debt investment in Eckler’s for financial reporting purposes. During the year ended December 31, 2017, we recorded unrealized depreciation of $11.8 million on our debt investment in Eckler’s. As of December 31, 2017, the cost of our debt investment in Eckler’s was $13.2 million and the fair value of such investment was zero.

Frank Entertainment Group, LLC

In September 2017, we placed our debt investments in Frank Entertainment Group, LLC, or Frank, on non-accrual status effective with the monthly payments due July 31, 2017. As a result, under U.S. GAAP, we no longer recognize interest income on our debt investments in Frank for financial reporting purposes. During the year ended December 31, 2017, we recorded unrealized depreciation of $7.1 million on our debt investments in Frank. As of December 31, 2017, the cost of our debt investments in Frank was $13.6 million and the fair value of such investments was $6.5 million.

FrontStream Holdings, LLC

In September 2017, we placed our debt investment in FrontStream Holdings, LLC, or Frontstream, on non-accrual status effective with the quarterly payment due September 30, 2017. As a result, under U.S. GAAP, we no longer recognize interest income on our debt investment in Frontstream for financial reporting purposes. During the year ended December 31, 2017, we recorded unrealized depreciation of $6.0 million on our debt investment in Frontstream. As of December 31, 2017, the cost of our debt investment in Frontstream was $14.0 million and the fair value of such investment was $7.4 million.

GST AutoLeather, Inc.

On October 3, 2017, GST AutoLeather, Inc., or GST, filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. As a result, we placed our debt investment in GST on non-accrual status effective with the quarterly payment due September 30, 2017 and under U.S. GAAP, we no longer recognize interest income on our debt investment in GST for financial reporting purposes. During the year ended December 31, 2017, we recorded unrealized depreciation of $22.9 million on our debt investment in GST. As of December 31, 2017, the cost of our debt investment in GST was $23.1 million and the fair value of such investment was $0.2 million.

Media Storm, LLC.

In September 2017, we placed our debt investment in Media Storm, LLC, or Media Storm, on non-accrual status effective with the quarterly payment due September 30, 2017. As a result, under U.S. GAAP, we no longer recognize interest income on our debt investment in Media Storm for financial reporting purposes. During the year ended December 31, 2017, we recorded unrealized depreciation of $3.4 million on our debt investment in Media Storm. As of December 31, 2017, the cost of our debt investment in Media Storm was $6.5 million and the fair value of such investment was $1.6 million.

Women’s Marketing, Inc.

In December 2016, we placed our debt investment in Women’s Marketing, Inc., or Women’s Marketing, on non-accrual status effective with the monthly payment due November 30, 2016. As a result, under U.S. GAAP, we no longer recognize interest income on our debt investment in Women’s Marketing for financial reporting purposes. During the year ended December 31, 2017, we recorded unrealized depreciation of $11.1 million on our debt

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investment in Women’s Marketing. As of December 31, 2017, the cost of our debt investment in Women’s Marketing was $16.1 million and the fair value of such investment was zero.

Results of Operations

Comparison of years ended December 31, 2017 and December 31, 2016

Investment Income

For the year ended December 31, 2017, total investment income was $123.0 million, an 8.2% increase from $113.7 million of total investment income for the year ended December 31, 2016. This increase was primarily attributed to an increase in portfolio debt investments from December 31, 2016 to December 31, 2017, a $2.1 million increase in non-recurring fee income and a $0.7 million increase in non-recurring dividend income, partially offset by a decrease in PIK interest income due to a decrease in PIK yielding investments from December 31, 2016 to December 31, 2017 and a $7.6 million decrease in investment income relating to non-accrual assets. Non-recurring fee income was $7.3 million for the year ended December 31, 2017, as compared to $5.2 million for the year ended December 31, 2016, and non-recurring dividend income was $2.7 million for the year ended December 31, 2017, as compared to $2.0 million for the year ended December 31, 2016. Our non-recurring dividend income during the year ended December 31, 2016 consisted of non-recurring dividend income of approximately $3.3 million and a negative true-up adjustment of $1.3 million related to a portfolio company distribution that was received in 2015. In 2015, we received information that indicated that the tax character of the distribution was 100% dividend income, but received updated information in 2016 indicating that only 14% of the distribution was dividend income and the remainder was a return of capital, which necessitated the adjustment.

Operating Expenses

For the year ended December 31, 2017, operating expenses decreased by 7.4% to $50.8 million from $54.8 million for the year ended December 31, 2016. Our operating expenses consist of interest and other financing fees, compensation expenses and general and administrative expenses.

For the year ended December 31, 2017, interest and other financing fees were $29.3 million as compared to $26.7 million for the year ended December 31, 2016. The increase in interest and other financing fees was related primarily to an increase of $2.0 million related to increased borrowings under our Credit Facility and to interest and fee amortization of $0.5 million on incremental borrowings of $25.0 million under our SBA-guaranteed debentures.

Compensation expenses are primarily influenced by headcount and levels of business activity. Our compensation expenses include salaries, discretionary compensation, equity-based compensation and benefits. Discretionary compensation is significantly impacted by our level of total investment income, our investment results including investment realizations, prevailing labor markets and the external environment. As a result of these and other factors, our compensation expenses can fluctuate materially from period to period. Accordingly, the amount of compensation expenses recognized in any particular period may not be indicative of compensation expenses in a future period.

For the year ended December 31, 2017, compensation expenses decreased by 31.8% to $16.1 million from $23.7 million for the year ended December 31, 2016. The decrease in compensation expenses in the year ended December 31, 2017 was primarily related to one-time expenses associated with the retirement of our former Chief Executive Officer, Garland S. Tucker, III, from his officer positions in February 2016 and the resignation of Brent P.W. Burgess as the Company’s Chief Investment Officer in October 2016. Our Board of Directors awarded Mr. Tucker a $2.5 million cash bonus and accelerated the vesting of his outstanding shares of restricted stock, including 47,000 shares of restricted stock awarded to him in February 2016 based on his performance during 2015, and certain other compensation in connection with his retirement and in recognition of his long service. We recognized $5.5 million in one-time compensation expenses for the year ended December 31, 2016 associated with Mr. Tucker’s retirement. In connection with Mr. Burgess’s resignation, we entered into an agreement with Mr. Burgess, pursuant to which he received his unpaid salary and accrued but unused vacation leave through October 14, 2016, cash payments totaling $250,000, accelerated vesting of the 93,284 shares of the Company’s restricted stock held by him and certain other benefits. We recognized $1.5 million in one-time compensation expenses for the year ended

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December 31, 2016 in connection with Mr. Burgess’ resignation. In addition, compensation expenses decreased by $0.6 million related to decreased discretionary compensation expenses.

For the year ended December 31, 2017, general and administrative expenses increased by 21.9% to $5.4 million from $4.4 million for the year ended December 31, 2016, primarily related to increased legal and other professional fees incurred in connection with previously disclosed litigation and the strategic alternatives review process discussed above. See Item 3 of Part I of this Annual Report entitled “Legal Proceedings” for additional information.

In addition, our efficiency ratio (defined as compensation and general and administrative expenses as a percentage of total investment income) decreased to 17.5% for the year ended December 31, 2017 from 24.7% for the year ended December 31, 2016.

Net Investment Income

As a result of the $9.3 million increase in total investment income and the $4.0 million decrease in operating expenses, net investment income for the year ended December 31, 2017 was $72.2 million compared to net investment income of $58.9 million during the year ended December 31, 2016.

Net Increase in Net Assets Resulting From Operations

For the year ended December 31, 2017, we recognized net realized losses on investments totaling $51.6 million, which consisted primarily of net losses on the write-offs of three control investments totaling $19.9 million, a net loss on the restructuring of one control investment totaling $25.3 million, net losses on the write-off of two affiliate investments totaling $9.5 million and net losses on the restructurings/write-offs of five non-control/non-affiliate investments totaling $17.7 million, partially offset by net gains on the sales of sixteen non-control/non-affiliate investments totaling $14.0 million, net gains on the sales of six affiliate investments totaling $5.5 million and a gain on foreign currency borrowings of $1.3 million. In addition, for the year ended December 31, 2017, we recorded net unrealized depreciation of investments totaling $48.4 million, consisting of net unrealized depreciation on our current portfolio of $102.8 million and net unrealized appreciation reclassification adjustments of $54.4 million related to the realized gains and losses noted above.

For the year ended December 31, 2016, we recognized net realized gains totaling $2.0 million, which consisted primarily of net gains on the sales/repayments of seventeen non-control/non-affiliate investments totaling $15.3 million and net gains on the sales/write-off of seven affiliate investments totaling $4.4 million, partially off-set by a loss on the restructuring of one non-control/non-affiliate investment totaling $1.6 million and a loss on the write-off of one non-control/non-affiliate investment totaling $16.1 million. In addition, for the year ended December 31, 2016, we recorded net unrealized depreciation of investments totaling $26.2 million, consisting of net unrealized depreciation on our current portfolio of $26.8 million and net unrealized appreciation reclassification adjustments of $0.6 million related to the realized gains and losses noted above.

As a result of these events, our net decrease in net assets from operations during the year ended December 31, 2017 was $28.7 million as compared to a net increase in net assets resulting from operations of $34.3 million for the year ended December 31, 2016.

Comparison of years ended December 31, 2016 and December 31, 2015

Investment Income

For the year ended December 31, 2016, total investment income was $113.7 million, a 6.3% decrease from $121.3 million of total investment income for the year ended December 31, 2015. This decrease was primarily attributed to a $4.7 million decrease in non-recurring fee income and a $3.0 million decrease in non-recurring dividend income. Non-recurring fee income was $5.2 million for the year ended December 31, 2016, as compared to $9.9 million for the year ended December 31, 2015, and non-recurring dividend income was $2.0 million for the year ended December 31, 2016, as compared to $5.0 million for the year ended December 31, 2015. Our non-recurring dividend income during the year ended December 31, 2016 consisted of non-recurring dividend income of approximately $3.3 million and a negative true-up adjustment of $1.3 million related to a portfolio company

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distribution that was received in 2015. In 2015, we received information that indicated that the tax character of the distribution was 100% dividend income, but received updated information in 2016 indicating that only 14% of the distribution was dividend income and the remainder was a return of capital, which necessitated the adjustment.

Operating Expenses

For the year ended December 31, 2016, operating expenses increased by 10.4% to $54.8 million from $49.7 million for the year ended December 31, 2015. Our operating expenses consist of interest and other financing fees, compensation expenses and general and administrative expenses.

For the year ended December 31, 2016, interest and other financing fees were $26.7 million as compared to $26.8 million for the year ended December 31, 2015. The decrease in interest and other financing fees was related to $2.4 million of interest savings related to the redemption of our unsecured notes due in March 2019, or the 2019 Notes, partially offset by an increase in interest and other financing fees of $0.3 million on the $25.0 million of incremental outstanding borrowings under our SBA-guaranteed debentures, an increase in interest and other financing fees of $1.5 million related to increased borrowings under the Credit Facility, and an increase of $0.5 million in interest and other financing fees from the February 2015 issuance of our unsecured notes due in March 2022, or the March 2022 Notes.

For the year ended December 31, 2016, compensation expenses increased by 24.5% to $23.7 million from $19.0 million for the year ended December 31, 2015. The increase in compensation expenses in the year ended December 31, 2016 was primarily related to one-time expenses associated with the retirement of our former Chief Executive Officer and the resignation of Brent P.W. Burgess as the Company’s Chief Investment Officer in 2016, as noted above. The increases related to Mr. Tucker and Mr. Burgess were partially offset by decreased discretionary compensation expenses.

For the year ended December 31, 2016, general and administrative expenses increased by 13.1% to $4.4 million from $3.9 million for the year ended December 31, 2015.

In addition, our efficiency ratio (defined as compensation and general and administrative expenses as a percentage of total investment income) increased to 24.7% for the year ended December 31, 2016 from 18.9% for the year ended December 31, 2015.

Net Investment Income

As a result of the $7.6 million decrease in total investment income and the $5.1 million increase in operating expenses, net investment income for the year ended December 31, 2016 was $58.9 million compared to net investment income of $71.6 million during the year ended December 31, 2015.

Net Increase in Net Assets Resulting From Operations

For the year ended December 31, 2016, we recognized net realized gains totaling $2.0 million, which consisted primarily of net gains on the sales/repayments of seventeen non-control/non-affiliate investments totaling $15.3 million and net gains on the sales/write-off of seven affiliate investments totaling $4.4 million, partially off-set by a loss on the restructuring of one non-control/non-affiliate investment totaling $1.6 million and a loss on the write-off of one non-control/non-affiliate investment totaling $16.1 million. In addition, for the year ended December 31, 2016, we recorded net unrealized depreciation of investments totaling $26.2 million, consisting of net unrealized depreciation on our current portfolio of $26.8 million and net unrealized appreciation reclassification adjustments of $0.6 million related to the realized gains and losses noted above.

For the year ended December 31, 2015, we recognized net realized losses totaling $27.5 million, which consisted of losses on the restructuring/write-off of two control investments totaling $38.8 million and a loss on the write-off of one affiliate investment totaling $0.5 million, partially offset by net gains related to the sales/repayments of seven affiliate investments of $2.8 million and net gains on the sales/repayments of fourteen non-control/non-affiliate investments totaling $9.0 million. In addition, for the year ended December 31, 2015, we recorded net unrealized appreciation of investments totaling $5.5 million, consisting of net unrealized depreciation on our current

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portfolio of $21.6 million and net unrealized appreciation reclassification adjustments of $27.1 million related to the realized gains and losses noted above.

As a result of these events, our net increase in net assets from operations during the year ended December 31, 2016 was $34.3 million as compared to $47.9 million for the year ended December 31, 2015.

Liquidity and Capital Resources

We believe that our current cash and cash equivalents on hand, our available borrowing capacity under the Credit Facility and our anticipated cash flows from operations will be adequate to meet our cash needs for our daily operations for at least the next twelve months.

In the future, depending on the valuation of Triangle SBIC’s assets, Triangle SBIC II’s assets and Triangle SBIC III’s assets pursuant to SBA guidelines, Triangle SBIC, Triangle SBIC II and Triangle SBIC III may be limited by provisions of the Small Business Investment Act of 1958, as amended, or the Small Business Investment Act, and SBA regulations governing SBICs, from making certain distributions to Triangle Capital Corporation that may be necessary to enable Triangle Capital Corporation to make the minimum required distributions to its stockholders and qualify for tax treatment as a regulated investment company, or RIC.

Cash Flows

For the year ended December 31, 2017, we experienced a net increase in cash and cash equivalents in the amount of $84.8 million. During that period, our operating activities provided $8.0 million in cash, consisting primarily of repayments received from portfolio companies and proceeds from the sales of investments totaling $403.7 million, which in addition to the cash provided by other operating activities, was partially offset by new portfolio investments of $483.7 million. In addition, financing activities provided cash of $76.8 million, consisting primarily of proceeds from the public stock offering of $132.0 million and net borrowings under the Credit Facility of $27.5 million, partially offset by cash dividends paid in the amount of $77.1 million. At December 31, 2017, we had $191.8 million of cash and cash equivalents on hand.

For the year ended December 31, 2016, we experienced a net increase in cash and cash equivalents in the amount of $54.5 million. During that period, our operating activities used $23.1 million in cash, consisting primarily of new portfolio investments of $319.5 million, partially offset by repayments received from portfolio companies and proceeds from the sales of investments totaling $236.7 million. In addition, financing activities provided cash of $77.7 million, consisting primarily of proceeds from the public stock offering of $129.1 million and borrowings under SBA-guaranteed debentures of $32.8 million, partially offset by cash dividends paid in the amount of $66.5 million, the repayment of our SBA-guaranteed Low or Moderate Income, or LMI, debenture of $7.8 million and net repayments under the Credit Facility of $4.4 million. At December 31, 2016, we had $107.1 million of cash and cash equivalents on hand.

For the year ended December 31, 2015, we experienced a net decrease in cash and cash equivalents in the amount of $26.1 million. During that period, our operating activities used $31.2 million in cash, consisting primarily of new portfolio investments of $453.9 million, partially offset by repayments received from portfolio companies and proceeds from the sales of investments totaling $343.3 million. In addition, financing activities provided cash of $5.1 million, consisting primarily of net borrowings under our credit facility of $71.0 million and proceeds from the March 2022 Notes offering of $83.4 million, partially offset by redemption of the 2019 Notes of $69.0 million and cash dividends paid in the amount of $74.8 million. At December 31, 2015, we had $52.6 million of cash and cash equivalents on hand.

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Financing Transactions

Due to Triangle SBIC’s, Triangle SBIC II’s and Triangle SBIC III’s status as licensed SBICs, Triangle SBIC, Triangle SBIC II and Triangle SBIC III have the ability to issue debentures guaranteed by the SBA at favorable interest rates. Under the Small Business Investment Act and the SBA rules applicable to SBICs, an SBIC (or group of SBICs under common control) can have outstanding at any time debentures guaranteed by the SBA up to two times (and in certain cases, with SBA approval, up to three times) the amount of its regulatory capital, as such term is defined in the SBA regulations. The maximum statutory limit on the dollar amount of outstanding debentures guaranteed by the SBA issued by a single SBIC is currently $150.0 million and by a group of SBICs under common control is $350.0 million, subject to SBA approval. Debentures guaranteed by the SBA have a maturity of ten years, with interest payable semi-annually. The principal amount of the debentures is not required to be paid before maturity but may be prepaid at any time, without penalty. As a result of its guarantee of our SBA-guaranteed debentures, the SBA has fixed-dollar claims on the assets of Triangle SBIC, Triangle SBIC II and Triangle SBIC III that are superior to the claims of our security holders.

As of December 31, 2017, Triangle SBIC had issued the maximum $150.0 million of SBA-guaranteed debentures and Triangle SBIC II had issued $100.0 million of SBA-guaranteed debentures, leaving borrowing capacity of a maximum of $100.0 million of SBA-guaranteed debentures for Triangle SBIC III. In addition to the one-time 1.0% fee on the total commitment from the SBA, we also pay a one–time fee of 2.425% on the amount of each debenture issued. These fees are capitalized as deferred financing costs and are amortized over the term of the debt agreements using the effective interest method. The weighted average interest rate for all SBA-guaranteed debentures as of December 31, 2017 was 3.90%. As of December 31, 2017, all SBA-guaranteed debentures were pooled.

In May 2015, we entered into the Credit Facility, which was subsequently amended in May 2017. The amendment, among other things, increased commitments from $300.0 million to $435.0 million and extended the maturity by two years. The revolving period of the Credit Facility ends April 30, 2021 followed by a one-year amortization period with a final maturity date of April 30, 2022. We have the ability to borrow in both United States dollars as well as foreign currencies under the Credit Facility. The Credit Facility, which is structured to operate like a revolving credit facility, is secured primarily by our assets, excluding the assets of our wholly-owned SBIC subsidiaries. The Credit Facility has an accordion feature that allows for an increase in the total borrowing size up to $550.0 million, subject to certain conditions and the satisfaction of specified financial covenants. Using this accordion feature, in July 2017, we increased our commitments under the Credit Facility from $435.0 million to $465.0 million, and in September 2017, we again increased our commitments under the Credit Facility from $465.0 million to $480.0 million.

Borrowings under the Credit Facility bear interest, subject to our election, on a per annum basis equal to (i) the applicable base rate plus 1.75% (or 1.50% if we receive an investment grade credit rating), (ii) the applicable LIBOR rate plus 2.75% (or 2.50% if we receive an investment grade credit rating) or (iii) for borrowings denominated in Canadian dollars, the applicable Canadian Dealer Offered Rate plus 2.75% (or 2.50% if we receive an investment grade credit rating). The applicable base rate is equal to the greater of (i) the prime rate, (ii) the federal funds rate plus 0.5% or (iii) the adjusted one-month LIBOR plus 2.0%. The applicable LIBOR rate depends on the term of the draw under the Credit Facility. We pay a commitment fee of 1.00% per annum on undrawn amounts if the used portion of the Credit Facility is less than or equal to 25.0% of total commitments, or 0.375% per annum on undrawn amounts if the used portion of the Credit Facility is greater than 25.0% of total commitments.

As of December 31, 2017, we had United States dollar borrowings of $139.3 million outstanding under the Credit Facility with an interest rate of 4.12% and non-United States dollar borrowings denominated in Canadian dollars of $21.0 million ($16.8 million in United States dollars) outstanding under the Credit Facility with a weighted average interest rate of 4.16%. The borrowings denominated in Canadian dollars are translated into United States dollars based on the spot rate at each balance sheet date. The impact resulting from changes in foreign exchange rates on the Credit Facility borrowings is included in unrealized appreciation (depreciation) on foreign currency borrowings in our Consolidated Statements of Operations. The borrowings denominated in Canadian dollars may be positively or negatively affected by movements in the rate of exchange between the United States dollar and the Canadian dollar. This movement is beyond our control and cannot be predicted.

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The Credit Facility contains certain affirmative and negative covenants, including but not limited to (i) maintaining a minimum interest coverage ratio, (ii) maintaining a minimum consolidated tangible net worth, (iii) maintaining a minimum asset coverage ratio and (iv) maintaining our tax treatment as a RIC and as a BDC. The Credit Facility also contains customary events of default with customary cure and notice provisions, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy, change of control, and material adverse effect. The Credit Facility also permits Branch Banking and Trust Company, the administrative agent, to select an independent third-party valuation firm to determine valuations of certain portfolio investments for purposes of borrowing base provisions. In connection with the Credit Facility, we also entered into collateral documents. As of December 31, 2017, we were in compliance with all covenants of the Credit Facility.

In October 2012, we issued $70.0 million of unsecured notes due in December 2022, or the December 2022 Notes, and in November 2012, we issued $10.5 million of the December 2022 Notes pursuant to the exercise of an over-allotment option. The December 2022 Notes mature on December 15, 2022, and may be redeemed in whole or in part at any time or from time to time at our option. The December 2022 Notes bear interest at a rate of 6.375% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning December 15, 2012.

In February 2015, we issued $86.3 million of the March 2022 Notes. The March 2022 Notes mature on March 15, 2022 and may be redeemed in whole or in part at any time or from time to time at our option on or after March 15, 2018. The March 2022 Notes bear interest at a rate of 6.375% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2015. The net proceeds from the sale of the March 2022 Notes, after underwriting discounts and offering expenses, were $83.4 million.

The indenture and related supplements thereto relating to the December 2022 Notes and the March 2022 Notes contain certain covenants, including but not limited to (i) a requirement that we comply with the asset coverage requirement of the 1940 Act or any successor provisions, after giving effect to any exemptive relief granted to us by the SEC, (ii) a requirement that we will not declare any cash dividend, or declare any other cash distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least 200% after deducting the amount of such dividend, distribution or purchase price, as the case may be, giving effect to any exemptive relief granted to us by the SEC and (iii) a requirement that we provide financial information to the holders of the notes and the trustee under the indenture if we should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As of December 31, 2017 and December 31, 2016, we were in compliance with all covenants of the December 2022 Notes and the March 2022 Notes.

Distributions to Stockholders

We have elected to be treated as a RIC under the Internal Revenue Code of 1986, as amended, or the Code, and intend to make the required distributions to our stockholders as specified therein. In order to maintain our tax treatment as a RIC and to obtain RIC tax benefits, we must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then we are generally required to pay income taxes only on the portion of our taxable income and gains we do not distribute (actually or constructively) and certain built-in gains. We have historically met our minimum distribution requirements and continually monitor our distribution requirements with the goal of ensuring compliance with the Code. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and our ability to make distributions will be limited by the asset coverage requirement and related provisions under the 1940 Act and contained in the indenture and related supplements governing the December 2022 Notes and the March 2022 Notes.

The minimum distribution requirements applicable to RICs require us to distribute to our stockholders each year at least 90% of our investment company taxable income, or ICTI, as defined by the Code. Depending on the level of ICTI earned in a tax year, we may choose to carry forward ICTI in excess of current year distributions into the next tax year and pay a 4% U.S. federal excise tax on such excess. Any such carryover ICTI must be distributed before the end of the next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.

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ICTI generally differs from net investment income for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses. We may be required to recognize ICTI in certain circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments issued with warrants), we must include in ICTI each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in ICTI other amounts that we have not yet received in cash, such as (i) PIK interest income and (ii) interest income from investments that have been classified as non-accrual for financial reporting purposes. Interest income on non-accrual investments is not recognized for financial reporting purposes, but generally is recognized in ICTI. Because any original issue discount or other amounts accrued will be included in our ICTI for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the minimum distribution requirements, even though we will not have received and may not ever receive any corresponding cash amount. ICTI also excludes net unrealized appreciation or depreciation, as investment gains or losses are not included in taxable income until they are realized.

Critical Accounting Policies and Use of Estimates

The preparation of our financial statements in accordance with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods covered by such financial statements. We have identified investment valuation and revenue recognition as our most critical accounting estimates. On an on-going basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of our critical accounting policies follows.

Investment Valuation

The most significant estimate inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. We have a valuation policy, as well as established and documented processes and methodologies for determining the fair values of portfolio company investments on a recurring (quarterly) basis in accordance with the 1940 Act and FASB ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820. Our valuation policy and processes were established by our management with the assistance of certain third-party advisors and were approved by the Board. Under ASC Topic 820, there are three levels of valuation inputs, as follows:

Level 1 Inputs — include quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 Inputs — include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 Inputs — include inputs that are unobservable and significant to the fair value measurement.

Our investment portfolio is primarily comprised of debt and equity instruments of privately held companies for which quoted prices or other inputs falling within the categories of Level 1 and Level 2 are generally not available. Therefore, we determine the fair value of our investments in good faith primarily using Level 3 inputs. In certain cases, quoted prices or other observable inputs may exist, and if so, we assess the appropriateness of the use of these third-party quotes in determining fair value based on (i) our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer and (ii) the depth and consistency of broker quotes and the correlation of changes in broker quotes with underlying performance of the portfolio company.

Under ASC Topic 820, a financial instrument is categorized within the ASC Topic 820 valuation hierarchy based upon the lowest level of input to the valuation process that is significant to the fair value measurement. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, unrealized appreciation and depreciation related to such investments categorized

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as Level 3 investments within the tables below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3).

There is no single standard for determining fair value in good faith, as fair value depends upon the specific circumstances of each individual investment. The recorded fair values of our investments may differ significantly from fair values that would have been used had an active market for the securities existed. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

Our valuation process is led by our executive officers. The valuation process begins with a quarterly review of each investment in our investment portfolio by our executive officers and our investment committee. Valuations of each portfolio security are then prepared by our investment professionals, who have direct responsibility for the origination, management and monitoring of each investment. Under our valuation policy, each investment valuation is subject to (i) a review by the lead investment officer responsible for the portfolio company investment and (ii) a peer review by a second investment officer or executive officer. Generally, any investment that is valued below cost is subjected to review by one of our executive officers. After the peer review is complete, we engage two independent valuation firms, including Duff & Phelps, LLC, collectively referred to as the Valuation Firms, to provide third-party reviews of certain investments, as described further below. Finally, the Board has the responsibility for reviewing and approving, in good faith, the fair value of our investments in accordance with the 1940 Act.

The Valuation Firms provide third-party valuation consulting services to us which consist of certain limited procedures that we identified and requested the Valuation Firms to perform, which we refer to herein as the Procedures. The Procedures are performed with respect to each portfolio company at least once in every calendar year and for new portfolio companies, at least once in the twelve-month period subsequent to the initial investment. In addition, the Procedures are generally performed with respect to a portfolio company when there has been a significant change in the fair value of the investment. In certain instances, we may determine that it is not cost-effective, and as a result is not in our stockholders’ best interest, to request the Valuation Firms to perform the Procedures on one or more portfolio companies. Such instances include, but are not limited to, situations where the fair value of the investment in the portfolio company is determined to be insignificant relative to the total investment portfolio.

The total number of investments and the percentage of our investment portfolio on which the Procedures were performed are summarized below by period:

For the quarter ended:	Total companies	Percent of total investments at fair value(1)
March 31, 2015	16	28%
June 30, 2015	15	26%
September 30, 2015	22	34%
December 31, 2015	17	28%
March 31, 2016	18	27%
June 30, 2016	19	30%
September 30, 2016	19	33%
December 31, 2016	20	33%
March 31, 2017	18	30%
June 30, 2017	20	29%
September 30, 2017	22	25%
December 31, 2017	21	35%

(1)	Exclusive of the fair value of new investments made during the quarter.

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Upon completion of the Procedures, the Valuation Firms concluded that, with respect to each investment reviewed by each Valuation Firm, the fair value of those investments subjected to the Procedures appeared reasonable. The Board is ultimately responsible for determining the fair value of our investments in good faith.

Investment Valuation Inputs

Under ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between a willing buyer and a willing seller at the measurement date. For our portfolio securities, fair value is generally the amount that we might reasonably expect to receive upon the current sale of the security. Under ASC Topic 820, the fair value measurement assumes that the sale occurs in the principal market for the security, or in the absence of a principal market, in the most advantageous market for the security. Under ASC Topic 820, if no market for the security exists or if we do not have access to the principal market, the security should be valued based on the sale occurring in a hypothetical market. The securities in which we invest are generally only purchased and sold in merger and acquisition transactions, in which case the entire portfolio company is sold to a third-party purchaser. As a result, unless we have the ability to control such a transaction, the assumed principal market for our securities is a hypothetical secondary market. The Level 3 inputs to our valuation process reflect management’s best estimate of the assumptions that would be used by market participants in pricing the investment in a transaction in a hypothetical secondary market.

Enterprise Value Waterfall Approach

In valuing equity securities (including warrants), we estimate fair value using an “Enterprise Value Waterfall” valuation model. We estimate the enterprise value of a portfolio company and then allocate the enterprise value to the portfolio company’s securities in order of their relative liquidation preference. In addition, the model assumes that any outstanding debt or other securities that are senior to our equity securities are required to be repaid at par. Additionally, we estimate the fair value of a limited number of our debt securities using the Enterprise Value Waterfall approach in cases where we do not expect to receive full repayment.

To estimate the enterprise value of the portfolio company, we primarily use a valuation model based on a transaction multiple, which generally is the original transaction multiple, and measures of the portfolio company’s financial performance. In addition, we consider other factors, including but not limited to (i) offers from third parties to purchase the portfolio company, (ii) the implied value of recent investments in the equity securities of the portfolio company, (iii) publicly available information regarding recent sales of private companies in comparable transactions and (iv) when management believes there are comparable companies that are publicly traded, we perform a review of these publicly traded companies and the market multiple of their equity securities. For certain non-performing assets, we may utilize the liquidation or collateral value of the portfolio company’s assets in our estimation of enterprise value.

The significant Level 3 inputs to the Enterprise Value Waterfall model are (i) an appropriate transaction multiple and (ii) a measure of the portfolio company’s financial performance, which generally is either earnings before interest, taxes, depreciation and amortization, as adjusted, or Adjusted EBITDA, or revenues. Such inputs can be based on historical operating results, projections of future operating results or a combination thereof. The operating results of a portfolio company may be unaudited, projected or pro forma financial information and may require adjustments for certain non-recurring items. In determining the operating results input, we utilize the most recent portfolio company financial statements and forecasts available as of the valuation date. Management also consults with the portfolio company’s senior management to obtain updates on the portfolio company’s performance, including information such as industry trends, new product development, loss of customers and other operational issues. Additionally, we consider some or all of the following factors:

•	financial standing of the issuer of the security;

•	comparison of the business and financial plan of the issuer with actual results;

•	the size of the security held;

•	pending reorganization activity affecting the issuer, such as merger or debt restructuring;

•	ability of the issuer to obtain needed financing;

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•	changes in the economy affecting the issuer;

•	financial statements and reports from portfolio company senior management and ownership;

•	the type of security, the security’s cost at the date of purchase and any contractual restrictions on the disposition of the security;

•	information as to any transactions or offers with respect to the security and/or sales to third parties of similar securities;

•	the issuer’s ability to make payments and the type of collateral;

•	the current and forecasted earnings of the issuer;

•	statistical ratios compared to lending standards and to other similar securities;

•	pending public offering of common stock by the issuer of the security;

•	special reports prepared by analysts; and

•	any other factors we deem pertinent with respect to a particular investment.

Fair value measurements using the Enterprise Value Waterfall model can be sensitive to changes in one or more of the inputs. Assuming all other inputs to the Enterprise Value Waterfall model remain constant, any increase (decrease) in either the transaction multiple, Adjusted EBITDA or revenues for a particular equity security would result in a higher (lower) fair value for that security.

Income Approach

In valuing debt securities, we utilize an “Income Approach” model that considers factors including, but not limited to, (i) the stated yield on the debt security, (ii) the portfolio company’s current Adjusted EBITDA as compared to the portfolio company’s historical or projected Adjusted EBITDA as of the date the investment was made and the portfolio company’s anticipated Adjusted EBITDA for the next twelve months of operations, (iii) the portfolio company’s current Leverage Ratio (defined as the portfolio company’s total indebtedness divided by Adjusted EBITDA) as compared to its Leverage Ratio as of the date the investment was made, (iv) publicly available information regarding current pricing and credit metrics for similar proposed and executed investment transactions of private companies and (v) when management believes a relevant comparison exists, current pricing and credit metrics for similar proposed and executed investment transactions of publicly traded debt. In addition, we use a risk rating system to estimate the probability of default on the debt securities and the probability of loss if there is a default. This risk rating system covers both qualitative and quantitative aspects of the business and the securities held.

We consider the factors above, particularly any significant changes in the portfolio company’s results of operations and leverage, and develop an expectation of the yield that a hypothetical market participant would require when purchasing the debt investment, which we refer to herein as the Required Rate of Return. The Required Rate of Return, along with the Leverage Ratio and Adjusted EBITDA, are the significant Level 3 inputs to the Income Approach model. For investments where the Leverage Ratio and Adjusted EBITDA have not fluctuated significantly from the date the investment was made or have not fluctuated significantly from management’s expectations as of the date the investment was made, and where there have been no significant fluctuations in the market pricing for such investments, we may conclude that the Required Rate of Return is equal to the stated rate on the investment and therefore, the debt security is appropriately priced. In instances where we determine that the Required Rate of Return is different from the stated rate on the investment, we discount the contractual cash flows on the debt instrument using the Required Rate of Return in order to estimate the fair value of the debt security.

Fair value measurements using the Income Approach model can be sensitive to changes in one or more of the inputs. Assuming all other inputs to the Income Approach model remain constant, any increase (decrease) in the Required Rate of Return or Leverage Ratio inputs for a particular debt security would result in a lower (higher) fair value for that security. Assuming all other inputs to the Income Approach model remain constant, any increase (decrease) in the Adjusted EBITDA input for a particular debt security would result in a higher (lower) fair value for that security.

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The fair value of our royalty rights are calculated based on specific provisions contained in the pertinent operating or royalty agreements. The determination of the fair value of such royalty rights is not a significant component of our valuation process.

Revenue Recognition

Interest and Dividend Income

Interest income, adjusted for amortization of premium and accretion of original issue discount, is recorded on the accrual basis to the extent that such amounts are expected to be collected. Generally, when interest and/or principal payments on a loan become past due, or if we otherwise do not expect the borrower to be able to service its debt and other obligations, we will place the loan on non-accrual status and will generally cease recognizing interest income on that loan for financial reporting purposes until all principal and interest have been brought current through payment or due to a restructuring such that the interest income is deemed to be collectible. The cessation of recognition of such interest will negatively impact the reported fair value of the investment. We write off any previously accrued and uncollected interest when it is determined that interest is no longer considered collectible. Dividend income is recorded on the ex-dividend date.

We may have to include in our ICTI, interest income, including original issue discount income, from investments that have been classified as non-accrual for financial reporting purposes. Interest income on non-accrual investments is not recognized for financial reporting purposes, but generally is recognized in ICTI. As a result, we may be required to make a distribution to our stockholders in order to satisfy the minimum distribution requirements to maintain our RIC tax treatment, even though we will not have received and may not ever receive any corresponding cash amount. Additionally, any loss recognized by us for federal income tax purposes on previously accrued interest income will be treated as a capital loss.

Fee Income

Origination, facility, commitment, consent and other advance fees received in connection with the origination of a loan, or Loan Origination Fees, are recorded as deferred income and recognized as investment income over the term of the loan. Upon prepayment of a loan, any unamortized Loan Origination Fees are recorded as investment income. In the general course of our business, we receive certain fees from portfolio companies, which are non-recurring in nature. Such fees include loan prepayment penalties, structuring fees and loan waiver and amendment fees, and are recorded as investment income when earned.

Fee income for the years ended December 31, 2017, 2016 and 2015 was as follows:

	Years Ended December 31,
	2017	2016	2015
Recurring Fee Income:
Amortization of loan origination fees	$2,445,485	$2,161,711	$2,061,004
Management, valuation and other fees	940,361	1,024,213	895,677

Total Recurring Fee Income	3,385,846	3,185,924	2,956,681

Non-Recurring Fee Income:
Prepayment fees	2,688,814	1,903,251	4,344,705
Acceleration of unamortized loan origination fees	4,202,078	2,406,688	4,104,485
Advisory and structuring fees	230,000	200,000	578,162
Loan amendment fees	132,278	277,396	469,357
Other fees	9,000	412,606	391,538

Total Non-Recurring Fee Income	7,262,170	5,199,941	9,888,247

Total Fee Income	$10,648,016	$8,385,865	$12,844,928

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Payment-in-Kind (PIK) Interest Income

We currently hold, and we expect to hold in the future, some loans in our portfolio that contain PIK interest provisions. The PIK interest, computed at the contractual rate specified in each loan agreement, is periodically added to the principal balance of the loan, rather than being paid to us in cash, and is recorded as interest income. Thus, the actual collection of PIK interest may be deferred until the time of debt principal repayment.

PIK interest, which is a non-cash source of income at the time of recognition, is included in our taxable income and therefore affects the amount we are required to distribute to our stockholders to maintain our tax treatment as a RIC for U.S. federal income tax purposes, even though we have not yet collected the cash. Generally, when current cash interest and/or principal payments on a loan become past due, or if we otherwise do not expect the borrower to be able to service its debt and other obligations, we will place the loan on non-accrual status and will generally cease recognizing PIK interest income on that loan for financial reporting purposes until all principal and interest have been brought current through payment or due to a restructuring such that the interest income is deemed to be collectible. We write off any previously accrued and uncollected PIK interest when it is determined that the PIK interest is no longer collectible.

We may have to include in our ICTI, PIK interest income from investments that have been classified as non-accrual for financial reporting purposes. Interest income on non-accrual investments is not recognized for financial reporting purposes, but generally is recognized in ICTI. As a result, we may be required to make a distribution to our stockholders in order to satisfy the minimum distribution requirements, even though we will not have received and may not ever receive any corresponding cash amount.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to market risk. Market risk includes risks that arise from changes in interest rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. The prices of securities held by us may decline in response to certain events, including those directly involving the companies we invest in; conditions affecting the general economy; overall market changes; legislative reform; local, regional, national or global political, social or economic instability; and interest rate fluctuations.

In addition, we are subject to interest rate risk. Interest rate risk is defined as the sensitivity of our current and future earnings to interest rate volatility, variability of spread relationships, the difference in re-pricing intervals between our assets and liabilities and the effect that interest rates may have on our cash flows. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on interest earning assets and our interest expense incurred in connection with our interest bearing debt and liabilities. Changes in interest rates can also affect, among other things, our ability to acquire and originate loans and securities and the value of our investment portfolio. Our net investment income is affected by fluctuations in various interest rates, including LIBOR, Canadian Dealer Offered Rate and prime rates. Our risk management systems and procedures are designed to identify and analyze our risk, to set appropriate policies and limits and to continually monitor these risks. We regularly measure exposure to interest rate risk and determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates. As of December 31, 2017, we were not a party to any hedging arrangements.

As of December 31, 2017, 51.9%, or $511.9 million (at cost) of our debt portfolio investments bore interest at fixed rates and 48.1%, or $473.7 million (at cost) of our debt portfolio investments bore interest at variable rates, which are either prime-based or LIBOR-based, and many of which are subject to certain floors. A hypothetical 200 basis point increase or decrease in the interest rates on our variable-rate debt investments could increase or decrease, as applicable, our investment income by a maximum of $9.5 million on an annual basis. All of our SBA-guaranteed debentures, our December 2022 Notes and our March 2022 Notes bear interest at fixed rates. Our Credit Facility bears interest, subject to our election, on a per annum basis equal to (i) the applicable base rate plus 1.75% (or 1.50% if we receive an investment grade credit rating), (ii) the applicable LIBOR rate plus 2.75% (or 2.50% if we receive an investment grade credit rating), or (iii) for borrowings denominated in Canadian dollars, the applicable Canadian Dealer Offered Rate plus 2.75% (or 2.50% if we receive an investment grade credit rating). The applicable base rate is equal to the greater of (i) the prime rate, (ii) the federal funds rate plus 0.5% or (iii) the adjusted one-month LIBOR plus 2.0%. The applicable LIBOR rate depends on the term of the draw under the Credit

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Facility. We pay a commitment fee of 1.00% per annum on undrawn amounts if the used portion of the facility is less than or equal to 25.0% of total commitments, or 0.375% per annum on undrawn amounts if the used portion of the facility is greater than 25.0% of total commitments.

Because we currently borrow, and plan to borrow in the future, money to make investments, our net investment income is dependent upon the difference between the rate at which we borrow funds and the rate at which we invest the funds borrowed. Accordingly, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income if there is not a corresponding increase in interest income generated by our investment portfolio.

We may also have exposure to foreign currencies (currently the Canadian dollar) related to certain investments. Such investments are translated into United States dollars based on the spot rate at each balance sheet date, exposing us to movements in the exchange rate. In order to reduce our exposure to fluctuations in exchange rates, we generally borrow in Canadian dollars under our Credit Facility to finance such investments. As of December 31, 2017, we had non-United States dollar borrowings denominated in Canadian dollars of $21.0 million ($16.8 million United States dollars) outstanding under the Credit Facility with a weighted average interest rate of 4.16%.

Related Party Transactions

As a BDC, we are obligated under the 1940 Act to make available to certain of our portfolio companies significant managerial assistance. “Making available significant managerial assistance” refers to any arrangement whereby we provide significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company. We are also deemed to be providing managerial assistance to all portfolio companies that we control, either by ourselves or in conjunction with others. The nature and extent of significant managerial assistance provided by us will vary according to the particular needs of each portfolio company. During each of the years ended December 31, 2017, 2016 and 2015, we received management and other fees totaling $0.4 million from SRC Worldwide, Inc., a subsidiary of CRS-SPV, Inc., a 100%-owned control investment. These fees were recognized as fee income on the Consolidated Statements of Operations. In addition, during the year ended December 31, 2016, we recognized $0.3 million as dividend income from SRC Worldwide, Inc.

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Off-Balance Sheet Arrangements

In the normal course of business, we are party to financial instruments with off-balance sheet risk, consisting primarily of unused commitments to extend financing to our portfolio companies. Since commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The balance of unused commitments to extend financing as of December 31, 2017 was as follows:

Portfolio Company	Investment Type	December 31, 2017
Deva Holdings, Inc.	Revolver	$2,500,000
DLC Acquisition, LLC	Revolver	1,800,000
Frank Entertainment Group, LLC(1)	Delayed Draw Senior	130,212
Frank Entertainment Group, LLC(1)	Delayed Draw Second Lien	303,827
HKW Capital Partners IV, L.P.	Private Equity	214,823
ICP Industries Inc.	Delayed Draw Term Loan	5,000,000
Lakeview Health Acquisition Company(1)	Revolver	1,387,367
Micross Solutions, LLC	Delayed Draw Term Loan	3,000,000
Nautic Partners VII, LP	Private Equity	509,080
Nomacorc, LLC(1)	Equity Investment	838,813
Orchid Underwriters Agency, LLC	Delayed Draw Term Loan	649,143
Schweiger Dermatology Group, LLC	Delayed Draw Term Loan	4,500,000
SCUF Gaming, Inc.	Revolver	2,000,000
Smile Brands, Inc.	Equity Investment	1,000,000
Smile Brands, Inc.	Delayed Draw Term Loan	18,826,531
SPC Partners V, LP	Private Equity	185,297
SPC Partners VI, LP	Private Equity	2,792,172
Tate’s Bake Shop	Revolver	550,000
TGaS Advisors, LLC	Revolver	2,000,000

Total Unused Commitments		$48,187,265

(1)	Represents a commitment to extend financing to a portfolio company where one or more of our current investments in the portfolio company are carried at less than cost. Our estimate of the fair value of the current investments in this portfolio company includes an analysis of the value of any unfunded commitments.

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Contractual Obligations

As of December 31, 2017, our future fixed commitments for cash payments were as follows:

	Total	2018	2019-2020	2021-2022	2023-Future
SBA-guaranteed debentures payable	$250,000,000	$—	$61,390,000	$94,500,000	$94,110,000
Interest due on SBA-guaranteed debentures payable	42,140,128	9,751,246	17,594,557	8,373,273	6,421,052
Credit Facility borrowings	156,070,484	—	—	156,070,484	—
Interest and fees on Credit Facility(1)	30,727,452	7,817,175	15,655,602	7,254,675	—
Unused commitments to extend financing	48,187,265	48,187,265	—	—	—
Notes	166,750,000	—	—	166,750,000	—
Interest on Notes	49,027,735	10,630,313	21,260,625	17,136,797	—
Operating lease payments(2)	623,208	435,571	187,637	—	—

Total	$743,526,272	$76,821,570	$116,088,421	$450,085,229	$100,531,052

(1)	Amounts represent (i) unused Credit Facility fees calculated at a rate of 0.375% of the unused amount, which was $323.9 million as of December 31, 2017, (ii) interest expense calculated at a rate of 4.124% of outstanding Credit Facility borrowings, which were approximately $156.1 million as of December 31, 2017 and (iii) annual fees of the Credit Facility administrative agent.
(2)	We lease our corporate office facility under an operating lease that terminates on May 31, 2019. We believe that our existing facilities will be adequate to meet our needs through 2018, and that we will be able to obtain additional space when, where and as needed on acceptable terms.

Recent Developments

In February 2018, our Board granted 409,000 restricted shares of our common stock to certain employees. These restricted shares had a total grant date fair value of approximately $4.4 million, which will be expensed on a straight-line basis over a four-year vesting period.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk.

See the section entitled “Quantitative and Qualitative Disclosures About Market Risk” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in Item 7 of Part II of this Annual Report and is incorporated by reference herein.

Item 8.	Financial Statements and Supplementary Data.

See our Financial Statements included herein and listed in Item 15(a) of this Annual Report.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 9A.	Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions

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regarding required disclosure. Our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the evaluation of these disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective. It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

Management’s Report on Internal Control over Financial Reporting

Our management, including our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external reporting purposes in accordance with U.S. GAAP. Internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Management (with the participation of our Chief Executive Officer and Chief Financial Officer) conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that our internal control over financial reporting was effective as of December 31, 2017.

Our internal control over financial reporting as of December 31, 2017 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is included in Item 15 of Part III of this Annual Report on Form 10-K.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting during the fourth quarter of 2017 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information.

Not applicable.

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PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

We have adopted a code of ethics (which we call our “Code of Business Conduct and Ethics”), which every director, officer and employee is expected to observe. The Code of Business Conduct and Ethics is publicly available on our website under “Corporate Governance” at the following URL: http://ir.tcap.com/corporate-governance and is referenced in this Annual Report as Exhibit 14.1.

We will provide any person, without charge, upon request, a copy of our Code of Business Conduct and Ethics. To receive a copy, please provide a written request to: Triangle Capital Corporation; Attn: Chief Compliance Officer, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors.

Except as set forth above, the information required by this Item with respect to our directors, executive officers and corporate governance matters is contained under the headings “Proposal No. 1: Election of Directors,” “Executive Officers,” “Section 16(a) Beneficial Ownership Reporting Compliance,” and “Corporate Governance” in our definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, to be filed with the SEC pursuant to Regulation 14A under the Exchange Act, and is incorporated in this Annual Report by reference in response to this Item. Our definitive Proxy Statement will be filed with the SEC within 120 days after the date of our fiscal year-end, which was December 31, 2017.

Item 11.	Executive Compensation.

The information required by this Item with respect to compensation of executive officers and directors is contained under the headings “Compensation Discussion and Analysis,” “Executive Officer Compensation,” “Compensation Committee Interlocks and Insider Participation” and “Compensation Committee Report” in our definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, to be filed with the SEC pursuant to Regulation 14A under the Exchange Act, and is incorporated in this Annual Report by reference in response to this Item. Our definitive Proxy Statement will be filed with the SEC within 120 days after the date of our fiscal year-end, which was December 31, 2017.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information required by this Item with respect to security ownership of certain beneficial owners and management and equity compensation plans is contained in Item 5 of Part II of this Annual Report, under the heading “Securities Authorized for Issuance Under our Omnibus Incentive Plan,” and under the heading “Security Ownership of Certain Beneficial Owners and Management” in our definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, to be filed with the SEC pursuant to Regulation 14A under the Exchange Act, and is incorporated in this Annual Report by reference in response to this Item. Our definitive Proxy Statement will be filed with the SEC within 120 days after the date of our fiscal year-end, which was December 31, 2017.

Item 13.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this Item with respect to certain relationships and related transactions and director independence is contained under the headings “Certain Relationships and Related Party Transactions,” “Proposal No. 1: Election of Directors” and “Corporate Governance” in our definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, to be filed with the SEC pursuant to Regulation 14A under the Exchange Act, and is incorporated in this Annual Report by reference in response to this Item. Our definitive Proxy Statement will be filed with the SEC within 120 days after the date of our fiscal year-end, which was December 31, 2017.

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Item 14.	Principal Accountant Fees and Services.

The information required by this Item with respect to principal accountant fees and services is contained under the heading “Independent Registered Public Accounting Firm” in our definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, to be filed with the SEC pursuant to Regulation 14A under the Exchange Act, and is incorporated in this Annual Report by reference in response to this Item. Our definitive Proxy Statement will be filed with the SEC within 120 days after the date of our fiscal year-end, which was December 31, 2017.

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PART IV

Item 15.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this Report:

(1) Financial Statements

Triangle Capital Corporation Financial Statements:

(2) Financial Statement Schedules

None.

Schedules that are not listed herein have been omitted because they are not applicable or the information required to be set forth therein is included in the Consolidated Financial Statements or notes thereto.

(3) List of Exhibits

The exhibits required by Item 601 of Regulation S-K, except as otherwise noted, have been filed with previous reports by the Registrant and are herein incorporated by reference.

Number	Exhibit

3.1	Articles of Amendment and Restatement of the Registrant (Filed as Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-2/N-5 (File No. 333-138418) filed with the Securities and Exchange Commission on December 29, 2006 and incorporated herein by reference).

3.2	Sixth Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2018 and incorporated herein by reference).

3.3	Certificate of Domestic Limited Partnership of Triangle Mezzanine Fund LLLP (Filed as Exhibit (a)(4) to the Registrant’s Registration Statement on Form N-2/N-5 (File No. 333-138418) filed with the Securities and Exchange Commission on February 13, 2007 and incorporated herein by reference).

3.4	Second Amended and Restated Agreement of Limited Partnership of Triangle Mezzanine Fund LLLP (Filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2007 and incorporated herein by reference).

4.1	Form of Common Stock Certificate (Filed as Exhibit (d) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2/N-5 (File No. 333-138418) filed with the Securities and Exchange Commission on February 15, 2007 and incorporated herein by reference).

4.2	Triangle Capital Corporation Dividend Reinvestment Plan (Filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 12, 2008 and incorporated herein by reference).

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Number	Exhibit

4.3	Agreement to Furnish Certain Instruments (Filed as Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 25, 2009 and incorporated herein by reference).

4.4	Indenture, dated March 2, 2012 between the Registrant and the Bank of New York Mellon Trust Company, N.A. (Filed as Exhibit (d)(5) to the Registrant’s Post-Effective Amendment No. 2 on Form N-2 filed with the Securities and Exchange Commission on March 2, 2012 and incorporated herein by reference).

4.5	Second Supplemental Indenture, dated October 19, 2012 between the Registrant and the Bank of New York Mellon Trust Company, N.A. (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2012 and incorporated herein by reference).

4.6	Form of 6.375% Note due 2022 (Included as part of Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2012 and incorporated herein by reference).

4.7	Third Supplemental Indenture, dated February 6, 2015 between the Registrant and the Bank of New York Mellon Trust Company, N.A. (Filed as Exhibit (d)(12) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 filed with the Securities and Exchange Commission on February 6, 2015 and incorporated herein by reference).

4.8	Form of 6.375% Note due 2022 (Included as part of Exhibit (d)(12) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 filed with the Securities and Exchange Commission on February 6, 2015 and incorporated herein by reference).

10.1†	Form of Triangle Capital Corporation Non-employee Director Restricted Share Award Agreement (Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2008 and incorporated herein by reference).

10.2†	Form of Triangle Capital Corporation Executive Officer Restricted Share Award Agreement (Filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011 and incorporated herein by reference).

10.3	Custody Services Agreement between the Registrant and Fifth Third Bank dated January 6, 2012. (Filed as Exhibit (j)(4) to the Registrant’s Post-Effective Amendment No. 2 on Form N-2 filed with the Securities and Exchange Commission on March 2, 2012 and incorporated herein by reference)

10.4	Stock Transfer Agency Agreement between the Registrant and Computershare, Inc. (as successor to The Bank of New York) (Filed as Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 12, 2008 and incorporated herein by reference).

10.5	Office Lease Agreement between 3700 Glenwood LLC and the Registrant dated March 27, 2008 (Filed as Exhibit (k)(6) to the Registrant’s Pre-Effective Amendment No. 1 on Form N-2 (File No. 333-151930) filed with the Securities and Exchange Commission on August 13, 2008 and incorporated herein by reference).

10.6†	Triangle Capital Corporation Amended and Restated Executive Deferred Compensation Plan (Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2016 and incorporated herein by reference).

10.7†	Triangle Capital Corporation 2012 Cash Incentive Plan (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2012 and incorporated herein by reference).

10.8†	Triangle Capital Corporation Amended and Restated 2007 Equity Incentive Plan (Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2016 and incorporated herein by reference).

10.9	First Amendment to Office Lease Agreement between 3700 Glenwood LLC and the Registrant dated August 29, 2013 (Filed as Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2014 and incorporated herein by reference).

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Number	Exhibit

10.10	Second Amendment to Office Lease Agreement between 3700 Glenwood LLC and the Registrant dated November 13, 2013 (Filed as Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2014 and incorporated herein by reference).

10.11	Custody Agreement between the Registrant and Branch Banking and Trust Company dated June 20, 2014 (Filed as Exhibit (j)(1) to the Registrant’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission on October 1, 2014 and incorporated herein by reference).

10.12	Third Amended and Restated Credit Agreement, dated May 4, 2015, among the Registrant, Branch Banking and Trust Company, ING Capital LLC, Fifth Third Bank, Morgan Stanley Bank, N.A., Bank of North Carolina, EverBank Commercial Finance, Inc., First Tennessee Bank National Association, Newbridge Bank, Yadkin Bank, CommunityOne Bank, NA, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2015 and incorporated herein by reference).

10.13	Second Amended and Restated Equity Pledge Agreement, dated May 4, 2015, between the Registrant, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company (Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2015 and incorporated herein by reference).

10.14	Second Amended and Restated General Security Agreement, dated May 4, 2015, between the Registrant, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company (Filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2015 and incorporated herein by reference).

10.15	Agreement between Brent P.W. Burgess and the Company (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2016 and incorporated herein by reference).

10.16	First Amendment to Third Amended and Restated Credit Agreement, dated May 1, 2017, among the Company, Branch Banking and Trust Company, ING Capital LLC, Fifth Third Bank, Morgan Stanley Bank, N.A., Bank of North Carolina, EverBank Commercial Finance, Inc., First Tennessee Bank National Association, First National Bank of Pennsylvania, Capital Bank Corporation, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017 and incorporated herein by reference).

10.17†	Triangle Capital Corporation Omnibus Incentive Plan (Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-218459) filed with the Securities and Exchange Commission on June 2, 2017 and incorporated herein by reference).

10.18	Supplement and Joinder Agreement for Triangle Capital Corporation Credit Agreement dated July 31, 2017 (Filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017 and incorporated herein by reference).

10.19†	Form of Triangle Capital Corporation Executive Officer Restricted Share Award Agreement (Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017 and incorporated herein by reference).

10.20†	Form of Triangle Capital Corporation Non-employee Director Restricted Share Award Agreement (Filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017 and incorporated herein by reference).

10.21	Supplement and Joinder Agreement for Triangle Capital Corporation Credit Agreement dated September 29, 2017 (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2017 and incorporated herein by reference).

10.22†	Form of Executive Retention Agreement (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2017 and incorporated herein by reference).

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Number	Exhibit

10.23†	Form of Indemnification Agreement.*

10.24†	Form of Amendment to Executive Retention Agreement.*

10.25†	Triangle Capital Corporation Amended and Restated Change in Control Retention Policy.*

11	Statement re computation of per share earnings (Included in the consolidated financial statements filed with this report).*

14.1	Code of Business Conduct and Ethics (Filed as Exhibit 14.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011 and incorporated herein by reference).

21.1	List of Subsidiaries.*

23.1	Consent of Ernst & Young LLP.*

31.1	Chief Executive Officer Certification Pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Chief Financial Officer Certification Pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Chief Executive Officer Certification pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

32.2	Chief Financial Officer Certification pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

†	Management contract or compensatory plan or arrangement.

*	Filed herewith.

**	Furnished herewith.

(b) Exhibits

See Item 15(a)(3) above.

(c) Financial Statement Schedules

See Item 15(a)(2) above.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 28, 2018

TRIANGLE CAPITAL CORPORATION

By:	/s/ E. Ashton Poole
Name: E. Ashton Poole
Title: Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Ashton Poole	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 28, 2018
E. Ashton Poole

/s/ Steven C. Lilly	Chief Financial Officer, Secretary and Director (Principal Financial Officer)	February 28, 2018
Steven C. Lilly

/s/ C. Robert Knox, Jr. C. Robert Knox, Jr.	Controller (Principal Accounting Officer)	February 28, 2018

/s/ W. McComb Dunwoody W. McComb Dunwoody	Director	February 28, 2018

/s/ Mark M. Gambill Mark M. Gambill	Director	February 28, 2018

/s/ Benjamin S. Goldstein Benjamin S. Goldstein	Director	February 28, 2018

/s/ Mark F. Mulhern Mark F. Mulhern	Director	February 28, 2018

/s/ Simon B. Rich, Jr. Simon B. Rich, Jr.	Director	February 28, 2018

/s/ Garland S. Tucker, III Garland S. Tucker, III	Director	February 28, 2018

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Triangle Capital Corporation

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Triangle Capital Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Triangle Capital Corporation (the Company), including the consolidated schedules of investments, as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of Triangle Capital Corporation at December 31, 2017 and 2016, and the consolidated results of its operations, changes in its net assets, and its cash flows, for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 28, 2018 expressed an unqualified opinion thereon.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our procedures included confirmation of securities owned as of December 31, 2017 and 2016 by correspondence with the custodian and directly with management or designees of the portfolio companies, as applicable. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2006.

Raleigh, North Carolina

February 28, 2018

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Triangle Capital Corporation

Opinion on Internal Control over Financial Reporting

We have audited Triangle Capital Corporation’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, Triangle Capital Corporation (the Company) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company, including the consolidated schedules of investments, as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and our report dated February 28, 2018 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

Raleigh, North Carolina

February 28, 2018

Triangle Capital Corporation

Consolidated Balance Sheets

	December 31,
	2017	2016
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $910,150,765 and $888,974,154 at December 31, 2017 and 2016, respectively)	$831,194,397	$857,604,639
Affiliate investments (cost of $149,099,548 and $162,539,224 at December 31, 2017 and 2016, respectively)	147,101,949	161,510,773
Control investments (cost of $62,375,532 and $45,418,113 at December 31, 2017 and 2016, respectively)	37,988,000	18,791,769

Total investments at fair value	1,016,284,346	1,037,907,181
Cash and cash equivalents	191,849,697	107,087,663
Interest and fees receivable	7,806,887	10,189,788
Prepaid expenses and other current assets	1,854,861	1,659,570
Deferred financing fees	5,186,672	2,699,960
Property and equipment, net	81,149	106,494

Total assets	$1,223,063,612	$1,159,650,656

Liabilities:
Accounts payable and accrued liabilities	$9,863,209	$6,797,244
Interest payable	3,997,480	3,996,940
Taxes payable	796,111	489,691
Deferred income taxes	1,331,528	2,053,701
Borrowings under credit facility	156,070,484	127,011,475
Notes, net of deferred financing fees	163,408,301	162,755,381
SBA-guaranteed debentures payable, net of deferred financing fees	246,321,125	245,389,966

Total liabilities	581,788,238	548,494,398
Commitments and contingencies (Note 8)
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 47,740,832 and 40,401,292 shares issued and outstanding as of December 31, 2017 and 2016, respectively)	47,741	40,401
Additional paid in capital	823,614,881	686,835,054
Net investment income in excess of distributions	8,305,431	5,884,512
Net accumulated realized losses	(84,883,623)	(24,211,594)
Net unrealized depreciation	(105,809,056)	(57,392,115)

Total net assets	641,275,374	611,156,258

Total liabilities and net assets	$1,223,063,612	$1,159,650,656

Net asset value per share	$13.43	$15.13

See accompanying notes.

Triangle Capital Corporation

Consolidated Statements of Operations

	Year Ended December 31,
	2017	2016	2015
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$83,421,527	$73,110,821	$69,880,678
Affiliate investments	13,462,551	13,262,066	16,812,432
Control investments	1,155,791	1,017,716	446,301

Total interest income	98,039,869	87,390,603	87,139,411
Dividend income:
Non-Control / Non-Affiliate investments	2,364,569	912,304	4,373,803
Affiliate investments	319,619	1,107,920	1,122,125
Control investments	—	300,333	79

Total dividend income	2,684,188	2,320,557	5,496,007
Fee and other income:
Non-Control / Non-Affiliate investments	9,134,573	6,735,108	9,084,933
Affiliate investments	1,106,151	1,250,757	3,359,995
Control investments	407,292	400,000	400,000

Total fee and other income	10,648,016	8,385,865	12,844,928
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	8,367,457	11,113,845	10,911,656
Affiliate investments	2,550,074	4,120,574	4,669,868

Total payment-in-kind interest income	10,917,531	15,234,419	15,581,524
Interest income from cash and cash equivalent investments	715,028	348,113	224,743

Total investment income	123,004,632	113,679,557	121,286,613

Operating expenses:
Interest and other financing fees	29,261,030	26,720,572	26,754,001
Compensation expenses	16,135,739	23,675,809	19,009,256
General and administrative expenses	5,370,046	4,406,303	3,894,253

Total operating expenses	50,766,815	54,802,684	49,657,510

Net investment income	72,237,817	58,876,873	71,629,103
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(3,683,168)	(2,413,750)	9,002,793
Affiliate investments	(3,979,667)	4,398,798	2,314,896
Control investments	(45,205,868)	—	(38,807,152)

Net realized gains (losses) on investments	(52,868,703)	1,985,048	(27,489,463)
Foreign currency borrowings	1,268,776	—	—

Net realized gains (losses)	(51,599,927)	1,985,048	(27,489,463)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	(65,786,245)	(9,079,811)	(23,583,035)
Affiliate investments	(7,356,046)	(5,473,012)	2,839,512
Control investments	27,547,274	(11,464,464)	23,875,966

Net unrealized appreciation (depreciation) on investments	(45,595,017)	(26,017,287)	3,132,443
Foreign currency borrowings	(2,821,924)	(152,957)	2,363,214

Net unrealized appreciation (depreciation)	(48,416,941)	(26,170,244)	5,495,657

Net realized and unrealized losses on investments and foreign currency borrowings	(100,016,868)	(24,185,196)	(21,993,806)
Loss on extinguishment of debt	—	—	(1,394,017)
Provision for taxes	(871,410)	(435,245)	(384,028)

Net increase (decrease) in net assets resulting from operations	$(28,650,461)	$34,256,432	$47,857,252

Net investment income per share — basic and diluted	$1.55	$1.62	$2.16

Net increase (decrease) in net assets resulting from operations per share — basic and diluted	$(0.62)	$0.94	$1.44

Dividends/distributions per share:
Regular quarterly dividends/distributions	$1.65	$1.89	$2.16
Supplemental dividends/distributions	—	—	0.20

Total dividends/distributions	$1.65	$1.89	$2.36

Weighted average number of shares outstanding — basic and diluted	46,497,977	36,405,024	33,234,319

See accompanying notes.

Triangle Capital Corporation

Consolidated Statements of Changes in Net Assets

	Common Stock		Additional Paid In Capital	Investment Income in Excess of Distributions	Accumulated Realized Gains (Losses) on Investments	Net Unrealized Appreciation (Depreciation)	Total Net Assets
	Number of Shares	Par Value
Balance, January 1, 2015	32,950,288	$32,950	$542,119,994	$12,926,514	$12,464,699	$(36,717,528)	$530,826,629
Net investment income	—	—	—	71,629,103	—	—	71,629,103
Stock-based compensation	—	—	6,989,341	—	—	—	6,989,341
Net realized gain (loss) on investments / foreign currency	—	—	—	—	(27,489,463)	27,062,153	(427,310)
Net unrealized depreciation on investments / foreign currency	—	—	—	—	—	(21,566,496)	(21,566,496)
Loss on extinguishment of debt	—	—	—	(1,394,017)	—	—	(1,394,017)
Provision for taxes	—	—	—	(384,028)	—	—	(384,028)
Return of capital and other tax related adjustments	—	—	(1,039,969)	3,585,623	(2,545,654)	—	—
Dividends/distributions declared	179,075	179	3,725,998	(70,236,054)	(8,242,911)	—	(74,752,788)
Expenses related to public offering of common stock	—	—	(54,967)	—	—	—	(54,967)
Issuance of restricted stock	360,840	361	(361)	—	—	—	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(115,077)	(115)	(2,497,597)	—	—	—	(2,497,712)

Balance, December 31, 2015	33,375,126	$33,375	$549,242,439	$16,127,141	$(25,813,329)	$(31,221,871)	$508,367,755
Net investment income	—	—	—	58,876,873	—	—	58,876,873
Stock-based compensation	—	—	10,331,464	—	—	—	10,331,464
Net realized gain (loss) on investments / foreign currency	—	—	—	—	1,985,048	600,222	2,585,270
Net unrealized depreciation on investments / foreign currency	—	—	—	—	—	(26,770,466)	(26,770,466)
Provision for taxes	—	—	—	(435,245)	—	—	(435,245)
Return of capital and other tax related adjustments	—	—	(484,037)	867,350	(383,313)	—	—
Dividends/distributions declared	160,948	160	3,075,393	(69,551,607)	—	—	(66,476,054)
Public offering of common stock	6,742,362	6,742	129,119,482	—	—	—	129,126,224
Issuance of restricted stock	364,605	365	(365)	—	—	—	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(241,749)	(241)	(4,449,322)	—	—	—	(4,449,563)

Balance, December 31, 2016	40,401,292	$40,401	$686,835,054	$5,884,512	$(24,211,594)	$(57,392,115)	$611,156,258
Net investment income	—	—	—	72,237,817	—	—	72,237,817
Stock-based compensation	—	—	6,022,861	—	—	—	6,022,861
Net realized gain (loss) on investments / foreign currency	—	—	—	—	(51,599,927)	54,405,862	2,805,935
Net unrealized depreciation on investments / foreign currency	—	—	—	—	—	(102,822,803)	(102,822,803)
Provision for taxes	—	—	—	(871,410)	—	—	(871,410)
Return of capital and other tax related adjustments	—	—	(689,101)	9,761,203	(9,072,102)	—	—
Dividends/distributions declared	91,366	91	1,637,467	(78,706,691)	—	—	(77,069,133)
Public offering of common stock	7,000,000	7,000	131,989,144	—	—	—	131,996,144
Issuance of restricted stock	360,470	361	(361)	—	—	—	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(112,296)	(112)	(2,180,183)	—	—	—	(2,180,295)

Balance, December 31, 2017	47,740,832	$47,741	$823,614,881	$8,305,431	$(84,883,623)	$(105,809,056)	$641,275,374

See accompanying notes.

Triangle Capital Corporation

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$(28,650,461)	$34,256,432	$47,857,252
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(483,743,398)	(319,466,966)	(453,928,052)
Repayments received/sales of portfolio investments	403,678,672	236,692,865	343,268,967
Loan origination and other fees received	7,294,015	5,813,991	7,099,587
Net realized (gains) losses on investments	52,868,703	(1,985,048)	27,489,463
Net realized gain on foreign currency borrowings	(1,268,776)	—	—
Net unrealized (appreciation) depreciation on investments	46,317,189	28,951,901	(4,757,093)
Net unrealized (appreciation) depreciation on foreign currency borrowings	2,821,924	152,957	(2,363,214)
Deferred income taxes	(722,173)	(2,934,616)	1,624,648
Payment-in-kind interest accrued, net of payments received	2,021,987	(5,671,705)	(2,573,814)
Amortization of deferred financing fees	2,514,459	2,226,066	2,162,562
Loss on extinguishment of debt	—	—	1,394,017
Accretion of loan origination and other fees	(6,337,441)	(4,568,399)	(6,165,489)
Accretion of loan discounts	(476,892)	(397,104)	(487,163)
Accretion of discount on SBA-guaranteed debentures payable	—	31,899	188,295
Depreciation expense	65,857	70,108	60,244
Stock-based compensation	6,022,861	10,331,464	6,989,341
Changes in operating assets and liabilities:
Interest and fees receivable	2,382,901	(5,297,642)	2,516,959
Prepaid expenses and other current assets	(195,291)	(712,502)	(508,207)
Accounts payable and accrued liabilities	3,065,965	(666,270)	318,841
Interest payable	540	282,470	349,233
Taxes payable	306,420	(245,807)	(1,770,533)

Net cash provided by (used) in operating activities	7,967,061	(23,135,906)	(31,234,156)

Cash flows from investing activities:
Purchases of property and equipment	(40,512)	(70,904)	(57,189)

Net cash used in investing activities	(40,512)	(70,904)	(57,189)

Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	—	32,800,000	—
Repayments of SBA-guaranteed debentures payable	—	(7,800,000)	—
Borrowings under credit facility	141,700,000	104,901,849	215,000,000
Repayments of borrowings under credit facility	(114,194,139)	(109,300,000)	(144,000,000)
Proceeds from notes	—	—	83,372,640
Redemption of notes	—	—	(69,000,000)
Financing fees paid	(3,417,092)	(1,123,401)	(2,919,436)
Net proceeds (expenses) related to public offerings of common stock	131,996,144	129,126,224	(54,967)
Common stock withheld for taxes upon vesting of restricted stock	(2,180,295)	(4,449,563)	(2,497,712)
Cash dividends/distributions paid	(77,069,133)	(66,476,054)	(74,752,788)

Net cash provided by financing activities	76,835,485	77,679,055	5,147,737

Net increase (decrease) in cash and cash equivalents	84,762,034	54,472,245	(26,143,608)
Cash and cash equivalents, beginning of year	107,087,663	52,615,418	78,759,026

Cash and cash equivalents, end of year	$191,849,697	$107,087,663	$52,615,418

Supplemental disclosure of cash flow information:
Cash paid for interest	$25,587,590	$23,366,963	$23,021,114

Summary of non-cash financing transactions:
Dividends paid through DRIP share issuances	$1,637,558	$3,075,553	$3,726,177

See accompanying notes.

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
Non–Control / Non–Affiliate Investments:
Access Medical Acquisition, Inc. (3%)*	Operator of Primary Care Clinics	Subordinated Notes (10% Cash, 2% PIK, Due 01/22)	$13,819,514	$13,630,067	$13,630,067
		Class A Units (1,500,000 units)		901,026	3,610,000

			13,819,514	14,531,093	17,240,067
Aden & Anais Holdings, Inc. (0%)*	Baby Products	Common Stock (20,000 shares)		2,000,000	601,000

				2,000,000	601,000
AKKR-MVSC Member, LLC (F/K/A Motor Vehicle Software Corporation) (0%)*	Provider of EVR Services	Class A Units (1,000,000 units)		1,092,964	1,413,000

				1,092,964	1,413,000
AM General, LLC (4%)*	Defense Manufacturing	Senior Note (LIBOR + 7.25%, 8.6% Cash, Due 12/21)(8)	9,000,000	8,875,311	8,886,000
		Second Lien Term Note (LIBOR +11.75%, 13.1% Cash, Due 06/22)(8)	20,000,000	19,480,694	19,593,000

			29,000,000	28,356,005	28,479,000
Avantor, Inc. (0%)*	Life Sciences and Advanced Technologies	Subordinated Note (9.0% Cash, Due 10/25)	500,000	500,000	500,000

			500,000	500,000	500,000
AVL Holdings, Inc. (0%)*	Manufacturer and Distributor for Independent Artists and Authors	Common Stock (138 shares)		1,300,000	2,824,000

				1,300,000	2,824,000
Baker Hill Acquisition, LLC (2%)*	Loan Origination Software Solutions Provider	Second Lien Term Notes (LIBOR + 11.0%, 12.3% Cash, Due 03/21)(8)	13,500,000	13,367,659	11,130,000
		Delayed Draw Term Note (LIBOR + 11.0%, 12.3% Cash, Due 03/21)(8)	2,000,000	1,982,177	1,982,177
		Limited Partnership Interest		1,498,500	105,000

			15,500,000	16,848,336	13,217,177
Cafe Enterprises, Inc. (0%)*	Restaurant	Second Lien Term Note (Prime + 5.75%, 10.3% Cash, Due 03/19)(6)(8)	2,019,425	1,956,096	—
		Subordinated Note (7% Cash, 7% PIK, Due 09/19)(6)	15,190,538	13,745,570	—
		Series C Preferred Stock (10,000 shares)		1,000,000	—

			17,209,963	16,701,666	—
Captek Softgel International, Inc. (5%)*	Nutraceuticals Manufacturer	Subordinated Note (10% Cash, 1.5% PIK, Due 01/23)	30,813,099	30,534,147	30,534,147
		Common Stock (38,023 shares)		3,957,697	4,137,000

			30,813,099	34,491,844	34,671,147
Carolina Beverage Group, LLC (0%)*	Beverage Manufacturing and Packaging	Class B Units (11,974 units)		119,735	1,873,000

				119,735	1,873,000
Centerfield Media Holding Company (0%)*	Digital Marketing	Common Shares (500 shares)		500,000	1,129,000

				500,000	1,129,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
CIBT Global, Inc. (2%)*	Provider of Mobility Services	Second Lien Term Note (LIBOR + 7.75%, 9.1% Cash, Due 06/25)(8)	10,000,000	9,904,429	9,815,000

			10,000,000	9,904,429	9,815,000
CIS Acquisition, LLC (0%)*	Secure Communications and Computing Solutions Provider	Units (1.09 units)		277,538	277,538

				277,538	277,538
Community Intervention Services, Inc. (0%)*	Provider of Behavioral Health Services	Subordinated Note (7% Cash, 6% PIK, Due 01/21) (6)	20,969,036	17,732,558	—

			20,969,036	17,732,558	—
Constellis Holdings, LLC (1%)*	Provider of Security and Risk Management Services	Second Lien Term Note (LIBOR + 9.0%, 10.3% Cash, Due 04/25)(8)	5,000,000	4,929,791	4,894,000

			5,000,000	4,929,791	4,894,000
CPower Ultimate HoldCo, LLC (0%)*	Demand Response Business	Units (345,542 units)		345,542	1,988,000

				345,542	1,988,000
CWS Holding Company, LLC (0%)*	Manufacturer of Custom Windows and Sliding Doors	Class A Units (1,500,000 units)		$1,500,000	$1,546,000

				1,500,000	1,546,000
Data Source Holdings, LLC (0%)*	Print Supply Chain Management Services	Common Units (47,503 units)		1,000,000	813,000

				1,000,000	813,000
Del Real, LLC (3%)*	Hispanic Refrigerated Foods Company	Subordinated Note (11% Cash, Due 04/23)	$14,000,000	13,759,702	13,759,702
		Class A Units (3,000,000 units)		3,000,000	3,368,000

			14,000,000	16,759,702	17,127,702
Deva Holdings, Inc. (5%)*	Hair Products	Senior Note (LIBOR + 6.75%, 8.1% Cash, Due 10/23)(8)	32,500,000	31,823,379	31,823,379

			32,500,000	31,823,379	31,823,379
Dimora Brands, Inc. (3%)*	Hardware Designer and Distributor	Second Lien Term Note (LIBOR + 8.5%, 9.9% Cash, Due 08/25)(8)	20,000,000	19,608,400	19,615,000

			20,000,000	19,608,400	19,615,000
DLC Acquisition, LLC (6%)*	Staffing Firm	Senior Notes (LIBOR + 8.0%, 10% Cash, Due 12/20)(8)	21,706,250	21,539,521	21,539,521
		Senior Note (10% Cash, 2% PIK, Due 12/20)	17,275,680	17,123,271	17,123,271

			38,981,930	38,662,792	38,662,792
Dyno Acquiror, Inc. (1%)*	Sewing Products and Seasonal Decorative Products Supplier	Subordinated Note (10.5% Cash, 1.5% PIK, Due 08/20)	4,663,527	4,646,697	4,646,697
		Series A Units (600,000 units)		600,000	504,000

			4,663,527	5,246,697	5,150,697
Eckler’s Holdings, Inc. (0%)*	Restoration Parts and Accessories for Classic Cars and Trucks	Subordinated Note (17.5% Cash, Due 06/19)(6)	14,385,439	13,242,814	—
		Common Stock (18,029 shares)		183,562	—

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
		Series A Preferred Stock (1,596 shares)		1,596,126	—
		Series B Preferred Stock (702 shares)		435,127	—

			14,385,439	15,457,629	—
Frozen Specialties, Inc. (2%)*	Frozen Foods Manufacturer	Subordinated Note (10% Cash, 4% PIK, Due 05/18)	14,238,457	14,238,457	14,238,457

			14,238,457	14,238,457	14,238,457
GST AutoLeather, Inc. (0%)*	Supplier of Automotive Interior Leather	Subordinated Note (0% Cash, Due 01/21)(6)	24,166,324	23,073,507	200,000

			24,166,324	23,073,507	200,000
Halo Branded Solutions, Inc. (3%)*	Promotional Product Supply Chain Services	Subordinated Notes (11% Cash, 1% PIK, Due 10/22)	13,766,530	13,543,628	13,543,628
		Class A1 Units (2,600 units)		2,600,000	5,857,000

			13,766,530	16,143,628	19,400,628
HemaSource, Inc. (2%)*	Medical Products Distributor	Subordinated Note (9.5% Cash, 1.5% PIK, Due 01/24)	10,069,284	9,880,715	9,880,715
		Class A Units (1,000,000 units)		1,000,000	1,023,000

			10,069,284	10,880,715	10,903,715
HKW Capital Partners IV, L.P. (0%)*(4)	Multi-Sector Holdings	0.6% Limited Partnership Interest		894,476	1,671,000

				894,476	1,671,000
HTC Borrower, LLC (4%)*	Hunting and Outdoor Products	Subordinated Notes (10% Cash, 3% PIK, Due 09/20)	26,935,658	26,722,850	25,759,000

			26,935,658	26,722,850	25,759,000
ICP Industrial, Inc. (3%)*	Coatings Formulator and Manufacturer	Second Lien Term Notes (LIBOR + 8.25%, 9.6% Cash, Due 05/24)(8)	20,000,000	19,392,800	19,392,800
		Class A Units (1,289 units)		1,751,483	1,650,000

			20,000,000	21,144,283	21,042,800
IDERA, Inc. (2%)*	Software Provider	Second Lien Term Note (LIBOR + 9.0%, 10.4% Cash, Due 06/25)(8)	10,000,000	9,856,308	9,866,000

			10,000,000	9,856,308	9,866,000
Inland Pipe Rehabilitation Holding Company LLC (0%)*	Cleaning and Repair Services	Membership Interest Purchase Warrant (3%)		853,500	1,101,000

				853,500	1,101,000
Integrated Efficiency Solutions, Inc. (3%)*	Energy Services Contracting Firm	Senior Secured Term Note (LIBOR + 9.25%, 10.6% Cash, Due 06/22)(8)	$18,268,750	$17,970,511	$17,970,511
		Series B Preferred Units (238,095 units)		300,000	243,000

			18,268,750	18,270,511	18,213,511
Keystone Peer Review Organization, Inc. (0%)*	Healthcare—Managed Care	Second Lien Term Note (LIBOR + 9.25%, 10.6% Cash, Due 05/25)(8)	3,000,000	2,943,794	2,922,000

			3,000,000	2,943,794	2,922,000
KidKraft, Inc. (4%)*	Children’s Toy Manufacturer and Distributor	Second Lien Term Note (11% Cash, 1% PIK, Due 03/22)	27,945,580	27,491,811	27,491,811

			27,945,580	27,491,811	27,491,811
K-Square Restaurant Partners, LP (0%)*	Restaurant	Class A Units of Limited Partnership (2,000 units)		638,260	1,588,000

				638,260	1,588,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
Lakeview Health Holdings, Inc. (3%)*	Substance Abuse Treatment Service Provider	Senior Note (LIBOR + 7.0%, 8.5% Cash, Due 12/21)(8)	18,426,505	18,260,612	17,916,000
		Common Stock (2,000 shares)		2,000,000	853,000

			18,426,505	20,260,612	18,769,000
Media Storm, LLC (0%)*	Marketing Services	Subordinated Note (10% Cash, Due 08/19)(6)	6,876,818	6,541,519	1,617,000
		Membership Units (1,216,204 units)		1,176,957	—

			6,876,818	7,718,476	1,617,000
MIC Holding LLC (1%)*	Firearm Accessories Manufacturer and Distributor	Preferred Units (1,470 units)		1,470,000	3,449,000
		Common Units (30,000 units)		30,000	4,918,000

				1,500,000	8,367,000
Micross Solutions LLC (3%)*	Provider of Semiconductor Products and Services	Senior Note (LIBOR + 5.5%, 6.8% Cash, Due 08/23)(8)	14,962,500	14,788,973	14,788,973
		Class A-2 Common Units (1,979,524 units)		2,019,693	1,571,000

			14,962,500	16,808,666	16,359,973
Nautic Partners VII, LP (0%)*(4)	Multi-Sector Holdings	0.4% Limited Partnership Interest		907,332	1,175,000

				907,332	1,175,000
Navicure, Inc. (1%)*	Healthcare Revenue Cycle Management Software	Second Lien Term Note (LIBOR + 7.5%, 8.9% Cash, Due 11/25)(8)	6,000,000	5,941,328	5,941,328

			6,000,000	5,941,328	5,941,328
Nomacorc, LLC (4%)*	Synthetic Wine Cork Producer	Subordinated Note (10% Cash, 2.3% PIK, Due 07/21)	21,356,210	21,109,445	21,109,445
		Limited Partnership Interest		2,161,185	1,438,000

			21,356,210	23,270,630	22,547,445
OEConnection, LLC (0%)*	Automotive Parts Supply Chain Software	Second Lien Term Note (LIBOR + 8.0%, 9.3% Cash, Due 11/25)(8)	3,000,000	2,970,000	2,970,000

			3,000,000	2,970,000	2,970,000
Orchid Underwriters Agency, LLC (1%)*	Insurance Underwriter	Subordinated Note (10% Cash, 1.5% PIK, Due 03/23)	2,135,226	2,095,654	2,095,654
		Subordinated Note (13.5% PIK, Due 03/24)	812,457	797,991	797,991
		Class A Preferred Units (15,000 units)		338,158	957,000
		Class A Common Units (15,000 units)		—	1,132,000

			2,947,683	3,231,803	4,982,645
ProAmpac PG Borrower LLC (2%)*	Manufacturer of Flexible Packaging Products	Second Lien Term Note (LIBOR + 8.5%, 9.9% Cash, Due 11/24)(8)	15,000,000	14,794,786	14,988,000

			15,000,000	14,794,786	14,988,000
Q International Courier, LLC (2%)*	Third-Party Logistics Provider	Second Lien Term Note (LIBOR + 8.25%, 9.7% Cash, Due 09/25)(8)	14,000,000	13,725,941	13,725,941

			14,000,000	13,725,941	13,725,941
REP WWEX Acquisition Parent, LLC (2%)*	Third-Party Logistics Provider	Second Lien Term Note (LIBOR + 8.75%, 10.2% Cash, Due 02/25)(8)	15,000,000	14,794,594	14,861,000

			15,000,000	14,794,594	14,861,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
RMP Group, Inc. (2%)*	Healthcare Revenue Cycle Management Services	Subordinated Note (10.5% Cash, 1% PIK, Due 09/22)	$10,083,813	$9,904,854	$9,904,854
		Units (1,000 units)		1,000,000	723,000

			10,083,813	10,904,854	10,627,854
RockYou, Inc. (0%)*	Mobile Game Advertising Network	Common Stock (67,585 shares)		111,000	111,000

				111,000	111,000
Rotolo Consultants, Inc. (3%)*	Landscape Services	Subordinated Note (11% Cash, 3% PIK, Due 08/21)	7,632,930	7,531,194	7,531,194
		Series A Preferred Units (39 units)		3,654,253	8,504,000

			7,632,930	11,185,447	16,035,194
SCA Pharmaceuticals, LLC (2%)*	Provider of Pharmaceutical Products	Subordinated Note (LIBOR + 9.0%, 10.5% Cash, Due 12/20)(8)	10,000,000	9,832,455	9,832,455

			10,000,000	9,832,455	9,832,455
Schweiger Dermatology Group, LLC (4%)*	Provider of Dermatology Services	Senior Notes (LIBOR + 8.5%, 10.0% Cash, Due 06/22)(8)	25,500,000	25,113,677	25,113,677
		Class A-5 Units (1,976,284 units)		1,000,000	1,000,000

			25,500,000	26,113,677	26,113,677
SCUF Gaming, Inc. (4%)*	Gaming Controller Manufacturer	Senior Notes (LIBOR + 8.5%, 9.9% Cash, Due 12/21)(8)	24,757,920	24,339,939	24,339,939
		Revolver Loan (LIBOR + 8.5%, 9.9% Cash, Due 06/18)(8)	1,500,000	1,487,760	1,487,760
		Common Stock (27,112 shares)		742,000	378,000

			26,257,920	26,569,699	26,205,699
Smile Brands, Inc. (4%)*	Dental Service Organization	Subordinated Notes (10% Cash, 2% PIK, Due 02/23)	22,796,512	22,417,773	22,417,773
		Class A Units (3,000 units)		3,000,000	3,353,000

			22,796,512	25,417,773	25,770,773
SPC Partners V, LP (0%)*(4)	Multi-Sector Holdings	0.7% Limited Partnership Interest		2,260,450	2,412,000

				2,260,450	2,412,000
SPC Partners VI, LP (0%)*(4)	Multi-Sector Holdings	0.6% Limited Partnership Interest		207,828	207,828

				207,828	207,828
Specialized Desanders, Inc. (2%)*(4)	Sand and Particulate Removal Equipment Provider for Oil and Gas Companies	Subordinated Note (11% Cash, 2% PIK, Due 10/20)	10,117,769	8,692,122	7,451,070
		Class C Partnership Units (2,000,000 units)		1,937,421	3,993,000

			10,117,769	10,629,543	11,444,070
St. Croix Hospice Acquisition Corp. (1%)*	Hospice Services Provider	Second Lien Term Note (LIBOR + 8.75%, 10.1% Cash, Due 03/24)(8)	9,200,000	9,065,834	9,065,834
		Series A Preferred Units (500 units)		500,000	359,000
		Class B Common Units (500 units)		—	—

			9,200,000	9,565,834	9,424,834
Tate’s Bake Shop (2%)*	Producer of Baked Goods	Senior Note (LIBOR + 6.25%, 7.6% Cash, Due 08/19)(8)	9,975,000	9,951,709	9,951,709

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
		Limited Partnership Interest		534,280	1,845,000

			9,975,000	10,485,989	11,796,709
Tax Advisors Group, LLC (2%)*	Tax Advisory Services	Subordinated Note (10% Cash, 2% PIK, Due 12/22)	12,400,000	12,169,399	12,169,399
		Class A Units (386 units)		1,458,824	2,295,000

			12,400,000	13,628,223	14,464,399
TCFI Merlin LLC (“Merlin”) and TCFI CSG LLC (“CSG”) (2%)*	Specialty Staffing Service Provider	Subordinated Notes (11.6% Cash, Due 09/19)(8)	14,184,192	13,970,730	13,970,730
		Limited Partnership Units—Merlin (500,500 units)		285,485	1,595,000
		Class A Units—CSG (100,000 units)		100,000	230,000

			14,184,192	14,356,215	15,795,730
The Cook & Boardman Group, LLC (1%)*	Distributor of Doors and Related Products	Class A Units (1,400,000 units)		1,400,000	3,490,000

				1,400,000	3,490,000
Trademark Global LLC (3%)*	Supplier to Mass Market Internet Retail	Subordinated Note (10% Cash, 1.3% PIK, Due 04/23)	$14,800,000	$14,610,405	$14,610,405
		Class A Units (1,500,000 units)		1,500,000	1,500,000
		Class B Units (1,500,000 units)		—	894,000

			14,800,000	16,110,405	17,004,405
Travelpro Products, Inc. (“Travelpro”) and TP—Holiday Group Limited (“TP”) (3%)*	Luggage and Travel Bag Supplier	Second Lien Term Note—Travelpro (11% Cash, 2% PIK, Due 11/22)	10,332,955	10,153,881	10,153,881
		Second Lien Term Note—TP (11% Cash, 2% PIK, Due 11/22)(4)	9,152,950	8,991,783	9,403,477
		Common Units—Travelpro (2,000,000 units)		2,000,000	2,270,000

			19,485,905	21,145,664	21,827,358
United Biologics, LLC (2%)*	Allergy Immunotherapy	Senior Note (12% Cash, 2% PIK, Due 04/18)	13,022,543	13,022,542	13,022,542
		Class A-1 Common Units (18,818 units)		137,324	137,325
		Class A Common Units (177,935 units)		1,999,989	1,351,000
		Class A-2 Common Kicker Units (444,003 units)		—	—
		Class A-1 Common Kicker Units (14,114 units)		—	—
		Class A, Class A-1, Class A-1 Kicker & Class B Unit Purchase Warrants		838,117	288,000

			13,022,543	15,997,972	14,798,867
Vantage Mobility International, LLC (5%)*	Wheelchair Accessible Vehicle Manufacturer	Subordinated Notes (10.6% Cash, Due 09/21)(8)	30,708,796	30,216,432	30,216,432
		Class A Units (1,750,000 units)		1,750,000	719,000

			30,708,796	31,966,432	30,935,432
Wheel Pros Holdings, Inc. (3%)*	Wheel/Rim and Performance Tire Distributor	Subordinated Note (LIBOR + 7.0%, 11% Cash, Due 06/20)(8)	16,435,000	16,217,360	16,217,360
		Class A Units (2,000 units)		1,954,144	3,508,000

			16,435,000	18,171,504	19,725,360

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
Women’s Marketing, Inc. (0%)*	Full-Service Media Organization	Subordinated Note (11% Cash, 1.5% PIK, Due 06/21)(6)	19,136,331	16,141,439	—
		Class A Common Units (16,300 units)		1,630,000	—

			19,136,331	17,771,439	—
WSO Holdings, LP (0%)*	Organic/Fair Trade Sugar, Syrup, Nectar and Honey Producer	Common Points (3,121 points)		3,089,581	2,612,000

				3,089,581	2,612,000
YummyEarth Inc. (4%)*	Organic Candy Manufacturer	Senior Notes (LIBOR + 8.5%, 10.0% Cash, Due 08/20)(8)	31,250,000	30,965,913	26,196,000
		Limited Partnership Interest		3,496,500	—

			31,250,000	34,462,413	26,196,000

Subtotal Non–Control / Non–Affiliate Investments			856,289,518	910,150,765	831,194,397
Affiliate Investments:
All Metals Holding, LLC (1%)*	Steel Processor and Distributor	Subordinated Note (12% Cash, 1% PIK, Due 12/21)	6,434,351	6,278,902	6,434,000
		Units (318,977 units)		793,331	266,000

			6,434,351	7,072,233	6,700,000
Consolidated Lumber Holdings, LLC (1%)*	Lumber Yard Operator	Class A Units (15,000 units)		1,500,000	4,500,000

				1,500,000	4,500,000
FCL Holding SPV, LLC (0%)*	Commercial Printing Services	Class A Interest (24,873 units)		292,000	570,000
		Class B Interest (48,427 units)		—	—
		Class C Interest (3,746 units)		—	—

				292,000	570,000
Mac Land Holdings, Inc. (0%)*	Environmental and Facilities Services	Common Stock (139 shares)		369,000	—

				369,000	—
NB Products, Inc. (9%)*	Distributor of Work Apparel and Accessories	Subordinated Note (12% Cash, 2% PIK, Due 02/20)	$23,570,899	$23,308,085	$23,308,085
		Jr. Subordinated Note (10% PIK, Due 02/20)	5,194,357	5,114,592	5,114,592
		Jr. Subordinated Bridge Note (20% PIK, Due 05/21)	2,434,156	2,412,295	2,412,295
		Series A Redeemable Senior Preferred Stock (7,839 shares)		7,621,648	10,390,000
		Common Stock (1,668,691 shares)		333,738	16,044,000

			31,199,412	38,790,358	57,268,972
Passport Food Group, LLC (3%)*	Manufacturer of Ethnic Food Products	Senior Notes (LIBOR + 9.0%, 10.3% Cash, Due 03/22)(8)	20,000,000	19,648,160	16,672,000
		Common Stock (20,000 shares)		2,000,000	357,000

			20,000,000	21,648,160	17,029,000
PCX Aerostructures, LLC (4%)*	Aerospace Components Manufacturer	Subordinated Note (10.5% Cash, Due 10/19)(9)	31,647,359	31,244,000	22,574,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
		Subordinated Note (6% PIK, Due 10/20)(9)	759,286	759,286	548,000
		Series A Preferred Stock (6,066 shares)		6,065,621	—
		Series B Preferred Stock (411 shares)		410,514	—
		Class A Common Stock (121,922 shares)		30,480	—

			32,406,645	38,509,901	23,122,000
Team Waste, LLC (2%)*	Environmental and Facilities Services	Subordinated Note (10% Cash, 2% PIK, Due 08/23)	5,028,180	4,930,962	4,930,962
		Preferred Units (500,000 units)		10,000,000	10,000,000

			5,028,180	14,930,962	14,930,962
Technology Crops, LLC (1%)*	Supply Chain Management Services	Subordinated Notes (12% Cash, Due 02/18)	12,294,102	12,294,102	8,617,000
		Common Units (50 units)		500,000	—

			12,294,102	12,794,102	8,617,000
TGaS Advisors, LLC (2%)*	Advisory Solutions to Pharmaceutical Companies	Senior Note (10% Cash, 1% PIK, Due 11/19)	9,522,893	9,431,015	9,431,015
		Preferred Units (1,685,357 units)		1,556,069	1,524,000

			9,522,893	10,987,084	10,955,015
Tulcan Fund IV, L.P. (0%)*	Custom Forging and Fastener Supplies	Common Units (1,000,000 units)		1,000,000	—

				1,000,000	—
United Retirement Plan Consultants, Inc. (0%)*	Retirement Plan Administrator	Series A Preferred Shares (9,400 shares)		205,748	302,000
		Common Shares (100,000 shares)		1,000,000	419,000

				1,205,748	721,000
Wythe Will Tzetzo, LLC (0%)*	Confectionery Goods Distributor	Series A Preferred Units (99,829 units)		—	2,688,000

				—	2,688,000

Subtotal Affiliate Investments			116,885,583	149,099,548	147,101,949

Control Investments:
CRS-SPV, Inc. (3%)*	Fluid Reprocessing Services	Common Stock (1,100 shares)		18,428,000	20,283,000

				18,428,000	20,283,000
Frank Entertainment Group, LLC (1%)*	Movie Theatre and Family Entertainment Operator	Senior Note (6% Cash, Due 06/19)(6)	11,330,010	10,746,494	6,541,000
		Second Lien Term Note (2.5% Cash, Due 09/19)(6)	2,923,484	2,879,479	—
		Redeemable Preferred Units (2,800,000 units)		2,800,000	—
		Class B Redeemable Preferred Units (2,800,000 units)		2,800,000	—
		Class A Common Units (606,552 units)		1,000,000	—

			14,253,494	20,225,973	6,541,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2017

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
FrontStream Holdings, LLC (1%)*	Payment and Donation Management Product Service Provider	Subordinated Note (LIBOR + 6.0%, 7.3% Cash, Due 12/20)(6)(8)	14,644,622	14,023,389	7,414,000
		Common Stock (1,000 shares)		500,000	—

			14,644,622	14,523,389	7,414,000
Frontstreet Facility Solutions, Inc. (1%)*	Retail, Restaurant and Commercial Facilities Maintenance	Subordinated Note (13% Cash, Due 03/21)	$8,462,629	$8,447,172	$3,750,000
		Series A Convertible Preferred Stock (60,000 shares)		250,575	—
		Series B Convertible Preferred Stock (20,000 shares)		500,144	—
		Common Stock (27,890 shares)		279	—

			8,462,629	9,198,170	3,750,000

Subtotal Control Investments			37,360,745	62,375,532	37,988,000

Total Investments, December 31, 2017 (158%)*			$1,010,535,846	$1,121,625,845	$1,016,284,346

*	Fair value as a percent of net assets
(1)	All debt investments are income producing, unless otherwise noted. Equity and equity-linked investments are non-income producing, unless otherwise noted. The fair values of all investments were determined using significant unobservable inputs.
(2)	Disclosures of interest rates on notes include cash interest rates and payment-in-kind (“PIK”) interest rates.
(3)	All investments are restricted as to resale and were valued at fair value as determined in good faith by the Board of Directors.
(4)	Investment is not a qualifying investment as defined under Section 55(a) of the Investment Company Act of 1940, as amended. Non-qualifying assets represent 2.6% of total investments at fair value as of December 31, 2017. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets. If at any time qualifying assets do not represent at least 70% of the Company’s total assets, the Company will be precluded from acquiring any additional non-qualifying asset until such time as it complies with the requirements of Section 55(a).
(5)	PIK non-accrual investment
(6)	Non-accrual investment
(7)	All of the Company’s investments, unless otherwise noted, are encumbered either as security for the Company’s senior secured credit facility or in support of the SBA-guaranteed debentures issued by Triangle Mezzanine Fund LLLP and Triangle Mezzanine Fund II LP.
(8)	Index-based floating interest rate is subject to contractual minimum interest rate. A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan.
(9)	Effective February 9, 2018, the Company’s debt investments in PCX Aerostructures, LLC were amended to provide for cash interest at all-in rate of 6% per annum.

See accompanying notes.

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
Non–Control / Non–Affiliate Investments:
ACA Holdings LLC (0%)*	Security Company	Preferred Units (2,000,000 units)		$2,000,000	$1,242,000

				2,000,000	1,242,000
Access Medical Acquisition, Inc. (3%)*	Operator of Primary Care Clinics	Subordinated Notes (10% Cash, 2% PIK, Due 01/22)	$13,819,514	13,593,292	13,593,292
		Class A Units (1,500,000 units)		901,026	3,618,000

			13,819,514	14,494,318	17,211,292
Aden & Anais Holdings, Inc. (0%)*	Baby Products	Common Stock (20,000 shares)		2,000,000	2,000,000

				2,000,000	2,000,000
Agilex Flavors & Fragrances, Inc. (2%)*	Custom Fragrance Producer	Subordinated Note (12% Cash, Due 11/21)	13,168,124	13,048,983	13,048,983
		Common Units (1,250 units)		1,250,000	2,227,000

			13,168,124	14,298,983	15,275,983
AGM Automotive, LLC (1%)*	Auto Industry Interior Components Supplier	Units (1,500,000 units)		630,134	4,266,000

				630,134	4,266,000
Avkem International, LLC (1%)*	Flux and Foundry Manufacturer and Supplier	Subordinated Note (10% Cash, 4% PIK, Due 12/17)	4,112,935	4,075,177	4,075,177

			4,112,935	4,075,177	4,075,177
AVL Holdings, Inc. (0%)*	Manufacturer and Distributor for Independent Artists and Authors	Common Stock (138 shares)		1,300,000	1,767,000

				1,300,000	1,767,000
Baker Hill Acquisition, LLC (2%)*	Loan Origination Software Solutions Provider	Subordinated Notes (LIBOR + 11.0%, 12% Cash, Due 03/21)(8)	13,500,000	13,334,260	12,320,000
		Limited Partnership Interest		1,498,500	721,000

			13,500,000	14,832,760	13,041,000
Cafe Enterprises, Inc. (2%)*	Restaurant	Subordinated Note (7% Cash, 7% PIK, Due 09/19)	13,882,800	13,743,461	10,331,000
		Series C Preferred Stock (10,000 shares)		1,000,000	—

			13,882,800	14,743,461	10,331,000
Capital Contractors, Inc. (0%)*	Janitorial and Facilities Maintenance Services	Subordinated Notes (5% Cash, Due 06/20)	9,843,542	9,711,658	—
		Series A Redeemable Preferred Stock (200 shares)		2,000,000	—
		Common Stock Warrants (20 shares)		492,000	—

			9,843,542	12,203,658	—
Captek Softgel International, Inc. (3%)*	Nutraceutical Manufacturer	Subordinated Note (10% Cash, 2.5% PIK, Due 06/21)	15,407,336	15,150,497	15,150,497
		Common Stock (15,000 shares)		1,500,000	1,500,000

			15,407,336	16,650,497	16,650,497
Carolina Beverage Group, LLC (0%)*	Beverage Manufacturing and Packaging	Class B Units (11,974 units)		119,735	264,000

				119,735	264,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
Centerfield Media Holding Company (4%)*	Digital Marketing	Subordinated Note (10% Cash, 3.5% PIK, Due 03/21)	18,857,978	18,567,590	19,235,000
		Common Shares (1,000 shares)		1,000,000	2,220,000

			18,857,978	19,567,590	21,455,000
Community Intervention Services, Inc. (2%)*	Provider of Behavioral Health Services	Subordinated Note (7% Cash, 6% PIK, Due 01/21) (5)	18,736,265	17,717,756	14,134,000

			18,736,265	17,717,756	14,134,000
Comverge, Inc. (3%)*	Provider of Intelligent Energy Management Solutions	Senior Note (12% Cash, Due 05/18)	15,505,583	15,406,749	15,406,749
		Preferred Stock (703 shares)		554,458	835,000
		Common Stock (1,000,000 shares)		100,000	353,000

			15,505,583	16,061,207	16,594,749
CPower Ultimate HoldCo, LLC (0%)*	Demand Response Business	Units (345,542 units)		345,542	345,542

				345,542	345,542
CWS Holding Company, LLC (0%)*	Manufacturer of Custom Windows and Sliding Doors	Class A Units (1,500,000 units)		$1,500,000	$2,076,000

				1,500,000	2,076,000
Data Source Holdings, LLC (0%)*	Print Supply Chain Management Services	Common Units (47,503 units)		1,000,000	940,000

				1,000,000	940,000
Del Real, LLC (2%)*	Hispanic Refrigerated Foods Company	Subordinated Note (11% Cash, Due 04/23)	$14,000,000	13,727,515	13,727,515
		Class A Units (3,000,000 units)		3,000,000	3,000,000

			14,000,000	16,727,515	16,727,515
DialogDirect, Inc. (2%)*	Business Process Outsourcing Provider	Subordinated Notes (12% Cash, 1.5% PIK, Due 04/20)	16,126,541	16,020,226	11,994,000

			16,126,541	16,020,226	11,994,000
Dimora Brands, Inc. (2%)*	Hardware Designer and Distributor	Subordinated Note (LIBOR + 10.0%, 11% Cash, Due 10/23)(8)	12,500,000	12,267,514	12,267,514

			12,500,000	12,267,514	12,267,514
DLC Acquisition, LLC (6%)*	Staffing Firm	Senior Notes (LIBOR + 8.0%, 10% Cash, Due 12/20)(8)	21,312,500	21,047,577	21,047,577
		Senior Note (10% Cash, 2% PIK, Due 12/20)	16,929,763	16,735,793	16,735,793

			38,242,263	37,783,370	37,783,370
Dyno Acquiror, Inc. (1%)*	Sewing Products and Seasonal Decorative Products Supplier	Subordinated Note (12% Cash, 2% PIK, Due 11/19)	7,531,330	7,474,744	7,474,744
		Series A Units (600,000 units)		600,000	739,000

			7,531,330	8,074,744	8,213,744
Eckler’s Holdings, Inc. (1%)*	Restoration Parts and Accessories for Classic Cars and Trucks	Subordinated Note (11% Cash, 4.5% PIK, Due 07/18)	9,941,563	9,882,596	8,396,000
		Common Stock (18,029 shares)		183,562	—
		Series A Preferred Stock (1,596 shares)		1,596,126	—
		Series B Preferred Stock (185 shares)		185,127	—

			9,941,563	11,847,411	8,396,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
Fresh-G Restaurant Holding, LLC (0%)*	Restaurant	Class A Units (5,000 units)		500,000	—

				500,000	—
Flowchem Holdings LLC (0%)*	Services to Crude Oil Pipeline Operators	Common Units (1,000,000 units)		782,356	2,552,000

				782,356	2,552,000
Fridababy Holdings, LLC (4%)*	Baby Products	Senior Notes (LIBOR + 9.0%, 10% Cash, Due 10/21)(8)	23,000,000	22,558,007	22,558,007
		Class B Units (4,500 units)		273,401	273,401

			23,000,000	22,831,408	22,831,408
FrontStream Holdings, LLC (2%)*	Payment and Donation Management Product Service Provider	Subordinated Note (12.5% Cash, Due 12/20)	13,375,000	13,254,632	12,643,000
		Series C-2 Preferred Shares (500 shares)		500,000	435,000

			13,375,000	13,754,632	13,078,000
Frontstreet Facility Solutions, Inc. (1%)*	Retail, Restaurant and Commercial Facilities Maintenance	Subordinated Note (11% Cash, 2% PIK, Due 07/18)	8,462,629	8,418,332	6,771,000
		Series A Convertible Preferred Stock (2,500 shares)		250,000	—
		Series B Convertible Preferred Stock (5,556 shares)		500,000	—

			8,462,629	9,168,332	6,771,000
Frozen Specialties, Inc. (2%)*	Frozen Foods Manufacturer	Subordinated Note (10% Cash, 4% PIK, Due 12/17)	13,675,353	13,675,353	13,675,353

			13,675,353	13,675,353	13,675,353
GST AutoLeather, Inc. (4%)*	Supplier of Automotive Interior Leather	Subordinated Note (11% Cash, 2% PIK, Due 01/21)	23,131,473	22,812,032	22,812,032

			23,131,473	22,812,032	22,812,032
Halo Branded Solutions, Inc. (2%)*	Supply Chain Services	Subordinated Notes (11% Cash, 1% PIK, Due 10/22)	10,410,398	10,190,992	10,190,992
		Class A1 Units (2,600 units)		2,600,000	3,308,000

			10,410,398	12,790,992	13,498,992
HKW Capital Partners IV, L.P. (0%)*(4)	Multi-Sector Holdings	0.6% Limited Partnership Interest		835,283	1,231,000

				835,283	1,231,000
HTC Borrower, LLC (4%)*	Hunting and Outdoor Products	Subordinated Notes (10% Cash, 3% PIK, Due 09/20)	$26,131,706	$25,854,767	$25,854,767

			26,131,706	25,854,767	25,854,767
ICP Industrial, Inc. (4%)*	Coatings Formulator and Manufacturer	Second Lien Term Note (LIBOR + 8.5%, 9.5% Cash, Due 04/22)(8)	7,500,000	7,435,556	7,435,556
		Subordinated Notes (10% Cash, 1% PIK, Due 10/22)	8,088,123	7,946,278	7,946,278
		Subordinated Notes (14% PIK, Due 10/22)	5,743,159	5,688,352	5,688,352
		Class A Units (1,289 units)		1,751,483	1,929,000

			21,331,282	22,821,669	22,999,186
Inland Pipe Rehabilitation Holding Company LLC (0%)*	Cleaning and Repair Services	Membership Interest Purchase Warrant (3%)		853,500	1,527,000

				853,500	1,527,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
IPS Structural Adhesives Holdings, Inc. (2%)*	Specialty Adhesives and Plumbing Products Manufacturer	Second Lien Term Note (LIBOR + 9.5%, 10.5% Cash, Due 12/24)(8)	15,000,000	14,700,000	14,700,000

			15,000,000	14,700,000	14,700,000
KidKraft, Inc. (4%)*	Children’s Toy Manufacturer and Distributor	Second Lien Term Note (11% Cash, 1% PIK, Due 03/22)	27,668,623	27,135,218	27,135,218

			27,668,623	27,135,218	27,135,218
K-Square Restaurant Partners, LP (1%)*	Restaurant	Class A Units of Limited Partnership (2,000 units)		638,260	3,830,000

				638,260	3,830,000
Lakeview Health Holdings, Inc. (3%)*	Substance Abuse Treatment Service Provider	Senior Note (LIBOR + 6.75%, 7.8% Cash, Due 12/21)(8)	18,612,633	18,412,633	18,412,633
		Common Stock (2,000 shares)		2,000,000	2,000,000

			18,612,633	20,412,633	20,412,633
Media Storm, LLC (1%)*	Marketing Services	Subordinated Note (10% Cash, Due 08/19)	6,545,455	6,533,934	5,055,000
		Membership Units (1,216,204 units)		1,176,957	260,000

			6,545,455	7,710,891	5,315,000
MIC Holding LLC (2%)*	Firearm Accessories Manufacturer and Distributor	Preferred Units (1,470 units)		1,470,000	3,012,000
		Common Units (30,000 units)		30,000	8,837,000

				1,500,000	11,849,000
Micross Solutions LLC (4%)*	Provider of Semiconductor Products and Services	Subordinated Note (12% Cash, 3% PIK, Due 06/18)	24,435,074	24,342,230	24,342,230
		Class A-2 Common Units (1,979,524 units)		2,019,693	1,875,000

			24,435,074	26,361,923	26,217,230
Motor Vehicle Software Corporation (3%)*	Provider of EVR Services	Subordinated Note (10% Cash, 0.5% PIK, Due 03/21)	20,245,100	19,917,945	19,917,945
		Class A Units (1,000,000 units)		1,076,210	1,372,000

			20,245,100	20,994,155	21,289,945
Nautic Partners VII, LP (0%)*(4)	Multi-Sector Holdings	0.4% Limited Partnership Interest		1,093,312	1,520,000

				1,093,312	1,520,000
Nomacorc, LLC (3%)*	Synthetic Wine Cork Producer	Subordinated Note (10% Cash, 2.3% PIK, Due 07/21)	20,875,890	20,572,926	16,597,000
		Limited Partnership Interest		2,150,637	—

			20,875,890	22,723,563	16,597,000
Orchid Underwriters Agency, LLC (4%)*	Insurance Underwriter	Term B Note (10% Cash, Due 11/19)	21,409,670	21,125,036	21,125,036
		Class A Preferred Units (15,000 units)		1,500,000	1,972,000
		Class A Common Units (15,000 units)		—	1,624,000

			21,409,670	22,625,036	24,721,036
PowerDirect Marketing, LLC (0%)*	Marketing Services	Senior Note (13% Cash, 2% PIK, Due 06/17)(6)	8,573,531	5,077,482	850,000
		Common Unit Purchase Warrants		590,200	—

			8,573,531	5,667,682	850,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
ProAmpac PG Borrower LLC (2%)*	Manufacturer of Flexible Packaging Products	Second Lien Term Note (LIBOR + 8.5%, 9.5% Cash, Due 11/24)(8)	15,000,000	14,775,000	14,775,000

			15,000,000	14,775,000	14,775,000
RockYou, Inc. (0%)*	Mobile Game Advertising Network	Common Stock (67,585 shares)		$111,000	$111,000

				111,000	111,000
Rotolo Consultants, Inc. (1%)*	Landscape Services	Subordinated Note (11% Cash, 3% PIK, Due 08/21)	$6,904,210	6,792,686	6,792,686
		Series A Preferred Units (39 units)		3,654,253	1,671,000

			6,904,210	10,446,939	8,463,686
SCA Pharmaceuticals, LLC (0%)*	Provider of Pharmaceutical Products	Subordinated Note (LIBOR + 9.0%, 10% Cash, Due 12/20)(8)	3,000,000	2,700,000	2,700,000

			3,000,000	2,700,000	2,700,000
SCUF Gaming, Inc. (4%)*	Gaming Controller Manufacturer	Senior Notes (LIBOR + 8.5%, 9.5% Cash, Due 12/21)(8)	25,008,000	24,507,840	24,507,840
		Common Stock (27,112 shares)		742,000	742,000

			25,008,000	25,249,840	25,249,840
Smile Brands, Inc. (4%)*	Dental Service Organization	Subordinated Notes (10% Cash, 2% PIK, Due 02/23)	22,341,283	21,910,129	21,910,129
		Class A Units (3,000 units)		3,000,000	3,000,000

			22,341,283	24,910,129	24,910,129
SPC Partners V, LP (0%)*(4)	Multi-Sector Holdings	0.7% Limited Partnership Interest		1,922,865	2,019,000

				1,922,865	2,019,000
Specialized Desanders, Inc. (2%)*(4)	Sand and Particulate Removal Equipment Provider for Oil and Gas Companies	Subordinated Note (12% Cash, 2% PIK, Due 03/20)	16,110,042	15,966,524	12,524,143
		Class C Partnership Units (2,000,000 units)		1,937,421	2,813,000

			16,110,042	17,903,945	15,337,143
Tate’s Bake Shop (2%)*	Producer of Baked Goods	Subordinated Note (10% Cash, 3% PIK, Due 02/20)	10,737,451	10,606,430	10,606,430
		Limited Partnership Interest		925,000	1,310,000

			10,737,451	11,531,430	11,916,430
TCFI Merlin LLC (2%)*	Specialty Staffing Service Provider	Senior Notes (10% Cash, 1% PIK, Due 09/19)	13,396,027	13,212,935	13,212,935
		Limited Partnership Units (500,500 units)		500,000	578,000

			13,396,027	13,712,935	13,790,935
The Cook & Boardman Group, LLC (3%)*	Distributor of Doors and Related Products	Subordinated Note (10% Cash, 2.5% PIK, Due 03/20)	14,840,320	14,656,890	14,656,890
		Class A Units (1,400,000 units)		1,400,000	2,663,000

			14,840,320	16,056,890	17,319,890
Trademark Global LLC (3%)*	Supplier to Mass Market Internet Retail	Subordinated Note (10% Cash, 1.3% PIK, Due 04/23)	14,800,000	14,584,165	14,584,165
		Class A Units (1,500,000 units)		1,500,000	1,500,000
		Class B Units (1,500,000 units)		—	—

			14,800,000	16,084,165	16,084,165

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
Travelpro Products, Inc. (“Travelpro”) and TP—Holiday Group Limited (“TP”) (3%)*	Luggage and Travel Bag Supplier	Second Lien Term Note—Travelpro (11% Cash, 2% PIK, Due 11/22)	10,126,055	9,919,675	9,919,675
		Second Lien Term Note—TP (11% Cash, 2% PIK, Due 11/22)(4)	8,970,540	8,784,798	8,562,599
		Common Units—Travelpro (2,000,000 units)		2,000,000	2,077,000

			19,096,595	20,704,473	20,559,274
United Biologics, LLC (2%)*	Allergy Immunotherapy	Senior Note (12% Cash, 2% PIK, Due 04/18)	12,758,807	12,686,184	12,686,184
		Class A-1 Common Units (18,818 units)		137,324	137,000
		Class A Common Units (177,935 units)		1,999,989	1,767,000
		Class A-2 Common Kicker Units (444,003 units)		—	—
		Class A-1 Common Kicker Units (14,114 units)		—	—
		Class A, Class A-1, Class A-1 Kicker & Class B Unit Purchase Warrants		838,117	361,000

			12,758,807	15,661,614	14,951,184
Vantage Mobility International, LLC (5%)*	Wheelchair Accessible Vehicle Manufacturer	Subordinated Notes (10.2% Cash, Due 09/21)(8)	29,350,000	28,785,893	28,785,893
		Class A Units (1,750,000 units)		1,750,000	1,750,000

			29,350,000	30,535,893	30,535,893
Water Pik, Inc. (5%)*	Oral Health and Shower Head Supplier	Second Lien Term Loan (LIBOR + 8.75%, 9.8% Cash, Due 01/21)(8)	$31,150,970	$30,769,847	$30,769,847

			31,150,970	30,769,847	30,769,847
Wheel Pros Holdings, Inc. (3%)*	Wheel/Rim and Performance Tire Distributor	Subordinated Note (LIBOR + 7.0%, 11% Cash, Due 06/20)(8)	13,822,500	13,605,040	13,605,040
		Class A Units (2,000 units)		1,954,144	1,954,000

			13,822,500	15,559,184	15,559,040
Women’s Marketing, Inc. (2%)*	Full-Service Media Organization	Subordinated Note (11% Cash, 1.5% PIK, Due 06/21)(6)	16,868,045	16,141,439	11,093,000
		Class A Common Units (16,300 units)		1,630,000	—

			16,868,045	17,771,439	11,093,000
WSO Holdings, LP (1%)*	Organic/Fair Trade Sugar, Syrup, Nectar and Honey Producer	Common Points (3,000 points)		3,000,000	3,576,000

				3,000,000	3,576,000
YummyEarth Inc. (3%)*	Organic Candy Manufacturer	Senior Notes (LIBOR + 8.5%, 9.5% Cash, Due 08/20)(8)	22,000,000	21,565,471	19,564,000
		Limited Partnership Interest		3,496,500	—

			22,000,000	25,061,971	19,564,000

Subtotal Non–Control / Non–Affiliate Investments			825,243,841	888,974,154	857,604,639

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
Affiliate Investments:
All Metals Holding, LLC (1%)*	Steel Processor and Distributor	Subordinated Note (12% Cash, 1% PIK, Due 12/21)	6,433,333	6,249,220	6,249,220
		Units (318,977 units)		793,331	754,000

			6,433,333	7,042,551	7,003,220
CIS Secure Computing Inc. (2%)*	Secure Communications and Computing Solutions Provider	Subordinated Note (12% Cash, 3% PIK, Due 03/18)	11,670,708	11,670,708	11,670,708
		Common Stock (84 shares)		502,320	2,155,000

			11,670,708	12,173,028	13,825,708
Consolidated Lumber Company LLC (1%)*	Lumber Yard Operator	Subordinated Note (10% Cash, 2% PIK, Due 09/20)	4,193,848	4,121,389	4,278,000
		Class A Units (15,000 units)		1,500,000	2,481,000

			4,193,848	5,621,389	6,759,000
DPII Holdings, LLC (0%)*	Satellite Communication Business	Tranche I & II Subordinated Notes (12% Cash, 4% PIK, Due 01/18)(6)	3,744,709	3,227,001	2,356,001
		Tranche III Subordinated Note (19% PIK, Due 01/18)(6)	2,408,752	2,148,462	—
		Class A Membership Interest (17,308 units)		1,107,692	—

			6,153,461	6,483,155	2,356,001
FCL Holding SPV, LLC (0%)*	Commercial Printing Services	Class A Interest (24,873 units)		292,000	645,000
		Class B Interest (48,427 units)		—	101,000
		Class C Interest (3,746 units)		—	—

				292,000	746,000
Frank Entertainment Group, LLC (3%)*	Movie Theatre and Family Entertainment Operator	Senior Note (LIBOR + 7%, 10% Cash, 5.8% PIK, Due 06/18)(8)	9,997,644	9,940,684	9,940,684
		Class A Redeemable Preferred Units (10.5% Cash) (196,718 units)		3,934,666	4,566,904
		Class B Redeemable Preferred Units (18,667 units)		433,334	1,660,810
		Class C Redeemable Preferred Units (25,846 units)		600,000	600,000
		Class A Common Units (43,077 units)		1,000,000	—
		Class A Common Warrants		632,000	—

			9,997,644	16,540,684	16,768,398
MS Bakery Holdings, Inc. (1%)*	Baked Goods Provider	Preferred Units (233 units)		211,867	397,000
		Common B Units (3,000 units)		23,140	2,110,000
		Common A Units (1,652 units)		14,993	1,162,000

				250,000	3,669,000
NB Products, Inc. (8%)*	Distributor of Work Apparel and Accessories	Subordinated Note (12% Cash, 2% PIK, Due 02/20)	$23,105,315	$22,751,190	$22,751,190
		Jr. Subordinated Note (10% PIK, Due 02/20)	4,705,830	4,595,921	4,595,921
		Jr. Subordinated Bridge Note (20% PIK, Due 05/21)	2,002,586	1,972,727	1,972,727
		Series A Redeemable Senior Preferred Stock (7,839 shares)		7,621,648	9,412,000

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
		Common Stock (1,668,691 shares)		333,738	9,779,000

			29,813,731	37,275,224	48,510,838
PCX Aerostructures, LLC (4%)*	Aerospace Component Manufacturer	Subordinated Note (10.5% Cash, Due 10/19)	29,647,359	29,148,152	21,960,000
		Series A Preferred Stock (6,066 shares)		6,065,621	—
		Series B Preferred Stock (411 shares)		410,514	—
		Class A Common Stock (121,922 shares)		30,480	—

			29,647,359	35,654,767	21,960,000
Team Waste, LLC (1%)*	Environmental and Facilities Services	Preferred Units (455,000 units)		9,100,000	9,100,000

				9,100,000	9,100,000
Technology Crops, LLC (2%)*	Supply Chain Management Services	Subordinated Notes (12% Cash, 5% PIK, Due 09/17)	11,837,622	11,837,622	11,837,622
		Common Units (50 units)		500,000	—

			11,837,622	12,337,622	11,837,622
TGaS Advisors, LLC (2%)*	Advisory Solutions to Pharmaceutical Companies	Senior Note (10% Cash, 1% PIK, Due 11/19)	9,674,276	9,521,986	9,521,986
		Preferred Units (1,685,357 units)		1,556,069	1,270,000

			9,674,276	11,078,055	10,791,986
Tulcan Fund IV, L.P. (0%)*	Custom Forging and Fastener Supplies	Common Units (1,000,000 units)		1,000,000	—

				1,000,000	—
United Retirement Plan Consultants, Inc. (0%)*	Retirement Plan Administrator	Series A Preferred Shares (9,400 shares)		205,748	257,000
		Common Shares (100,000 shares)		1,000,000	301,000

				1,205,748	558,000
Waste Recyclers Holdings, LLC (0%)*	Environmental and Facilities Services	Class A Preferred Units (280 units)		2,251,100	—
		Class B Preferred Units (11,484,867 units)		3,304,218	817,000
		Common Unit Purchase Warrant (1,170,083 units)		748,900	—
		Common Units (153,219 units)		180,783	—

				6,485,001	817,000
Wythe Will Tzetzo, LLC (1%)*	Confectionery Goods Distributor	Series A Preferred Units (99,829 units)		—	6,808,000

				—	6,808,000

Subtotal Affiliate Investments			119,421,982	162,539,224	161,510,773
Control Investments:
CRS Reprocessing, LLC (1%)*	Fluid Reprocessing Services	Senior Notes (LIBOR + 3.5%, 4.3% Cash, Due 06/17)(8)	2,942,769	2,942,769	2,942,769
		Split Collateral Term Loans (8% Cash, Due 06/17)	11,192,464	11,192,464	6,182,000
		Series F Preferred Units (705,321 units)		9,134,807	—
		Common Units (15,174 units)		—	—

			14,135,233	23,270,040	9,124,769

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

Portfolio Company	Industry	Type of Investment(1)(2)(7)	Principal Amount	Cost	Fair Value(3)
DCWV Acquisition Corporation (0%)*	Arts & Crafts and Home Decor Products Designer and Supplier	Senior Subordinated Note (15% PIK, Due 12/19)(6)	291,875	250,000	250,000
		Subordinated Note (12% Cash, 3% PIK, Due 12/19)(6)	8,090,699	6,178,633	1,389,000
		Jr. Subordinated Note (15% PIK, Due 12/19)(6)	2,440,829	2,000,000	—
		Series A Preferred Equity (1,200 shares)		1,200,000	—
		100% Common Shares		—	—

			10,823,403	9,628,633	1,639,000
Gerli & Company (0%)*	Specialty Woven Fabrics Manufacturer	Subordinated Note (13% Cash, Due 01/17)(6)	$648,527	$375,000	$—
		Subordinated Note (8.5% Cash, Due 01/17)(6)	4,900,843	3,000,000	—
		Class A Preferred Shares (1,211 shares)		855,000	—
		Class C Preferred Shares (744 shares)		—	—
		Class E Preferred Shares (400 shares)		161,440	—
		Common Stock (300 shares)		100,000	—

			5,549,370	4,491,440	—
SRC Worldwide, Inc. (1%)*	Specialty Chemical Manufacturer	Common Stock (5,000 shares)		8,028,000	8,028,000

				8,028,000	8,028,000

Subtotal Control Investments			30,508,006	45,418,113	18,791,769

Total Investments, December 31, 2016 (170%)*			$975,173,829	$1,096,931,491	$1,037,907,181

*	Fair value as a percent of net assets
(1)	All debt investments are income producing, unless otherwise noted. Equity and equity-linked investments are non-income producing, unless otherwise noted. The fair values of all investments were determined using significant unobservable inputs.
(2)	Disclosures of interest rates on notes include cash interest rates and payment-in-kind (“PIK”) interest rates.
(3)	All investments are restricted as to resale and were valued at fair value as determined in good faith by the Board of Directors.
(4)	Investment is not a qualifying investment as defined under Section 55(a) of the Investment Company Act of 1940, as amended. Non-qualifying assets represent 2.5% of total investments at fair value as of December 31, 2016. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets. If at any time qualifying assets do not represent at least 70% of the Company’s total assets, the Company will be precluded from acquiring any additional non-qualifying asset until such time as it complies with the requirements of Section 55(a).
(5)	PIK non-accrual investment
(6)	Non-accrual investment
(7)	All of the Company’s investments, unless otherwise noted, are encumbered either as security for the Company’s senior secured credit facility or in support of the SBA-guaranteed debentures issued by Triangle Mezzanine Fund LLLP and Triangle Mezzanine Fund II LP.

TRIANGLE CAPITAL CORPORATION

Consolidated Schedule of Investments

December 31, 2016

(8)	Index-based floating interest rate is subject to contractual minimum interest rate. A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan.

See accompanying notes.

Triangle Capital Corporation

Notes to Consolidated Financial Statements

1. Organization, Business, Basis of Presentation and Summary of Significant Accounting Policies

Organization and Business

Triangle Capital Corporation was incorporated on October 10, 2006 for the purposes of acquiring 100% of the equity interest in Triangle Mezzanine Fund LLLP (“Triangle SBIC”) and its general partner, Triangle Mezzanine LLC, raising capital in an initial public offering, which was completed in February 2007 (the “IPO”) and thereafter operating as an internally managed Business Development Company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). On December 15, 2009, Triangle Mezzanine Fund II, LP (“Triangle SBIC II”) was organized as a limited partnership under the laws of the State of Delaware. On March, 26, 2012, Triangle Mezzanine Fund III, LP (“Triangle SBIC III”) was organized as a limited partnership under the laws of the State of Delaware. Unless otherwise noted, the terms “its” or “the Company” refer to Triangle SBIC prior to the IPO and to Triangle Capital Corporation and its subsidiaries, including Triangle SBIC, Triangle SBIC II and Triangle SBIC III, after the IPO.

Triangle SBIC, Triangle SBIC II and Triangle SBIC III are specialty finance limited partnerships formed to make investments primarily in lower middle market companies located throughout the United States. On September 11, 2003, Triangle SBIC was licensed to operate as a Small Business Investment Company (“SBIC”) under the authority of the United States Small Business Administration (“SBA”). On May 26, 2010, Triangle SBIC II obtained its license to operate as an SBIC and on January 6, 2017, Triangle SBIC III obtained its license to operate as an SBIC. As SBICs, Triangle SBIC, Triangle SBIC II and Triangle SBIC III are subject to a variety of regulations concerning, among other things, the size and nature of the companies in which they may invest and the structure of those investments.

The Company currently operates as a closed–end, non–diversified investment company and has elected to be treated as a BDC under the 1940 Act. The Company is internally managed by its executive officers under the supervision of its Board of Directors (the “Board”). The Company does not pay management or advisory fees, but instead incurs the operating costs associated with employing executive management and investment and portfolio management professionals.

Basis of Presentation

The financial statements of the Company include the accounts of Triangle Capital Corporation and its wholly-owned subsidiaries, including Triangle SBIC, Triangle SBIC II and Triangle SBIC III. The effects of all intercompany transactions between Triangle Capital Corporation and its subsidiaries have been eliminated in consolidation. Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies, the Company is precluded from consolidating portfolio company investments, including those in which it has a controlling interest, unless the portfolio company is another investment company. An exception to this general principle occurs if the Company holds a controlling interest in an operating company that provides all or substantially all of its services directly to the Company or to its portfolio companies. None of the portfolio investments made by the Company qualify for this exception. Therefore, the Company’s investment portfolio is carried on the Consolidated Balance Sheets at fair value, with any adjustments to fair value recognized as “Net unrealized appreciation (depreciation)” on the Consolidated Statements of Operations.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). All financial data and information included in these financial statements have been presented on the basis described above.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Recently Issued Accounting Standards

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification (“ASC”) Topic 606) (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements under ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the ASC. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. The new guidance will significantly enhance comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. Additionally, the guidance requires improved disclosures as to the nature, amount, timing and uncertainty of revenue that is recognized. The new guidance will be effective for the annual reporting period beginning after December 15, 2017, including interim periods within that reporting period. The Company completed its initial assessment in evaluating the potential impact on its consolidated financial statements and based on its initial assessment, determined that its financial contracts are excluded from the scope of ASU 2014-09. As a result of the scope exception for financial contracts, the Company’s management has determined that there will be no material changes to the recognition timing and classification of revenues and expenses; additionally, the Company’s management does not expect the adoption of ASU 2014-09 to have a significant impact on its consolidated financial statement disclosures upon adoption.

Reclassifications

Certain reclassifications have been made in the financial highlights for the years ended December 31, 2014 and December 31, 2013 in order to conform to current presentation. The Company had historically presented the ratio of total expenses to average net assets exclusive of loss on extinguishment of debt. Beginning in 2015, this ratio is presented including loss on extinguishment of debt.

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Valuation of Investments

The Company has a valuation policy, as well as established and documented processes and methodologies for determining the fair values of portfolio company investments on a recurring basis in accordance with the 1940 Act and FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). The Company’s valuation policy and processes were established by management of the Company with the assistance of certain third-party advisors and were approved by the Board. Under ASC Topic 820, there are three levels of valuation inputs, as follows:

Level 1 Inputs – include quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 Inputs – include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 Inputs – include inputs that are unobservable and significant to the fair value measurement.

The Company’s investment portfolio is primarily comprised of debt and equity instruments of privately held companies for which quoted prices or other inputs falling within the categories of Level 1 and Level 2 are generally not available. Therefore, the Company determines the fair value of its investments in good faith primarily using Level 3 inputs. In certain cases, quoted prices or other observable inputs may exist, and if so, the Company assesses

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

the appropriateness of the use of these third-party quotes in determining fair value based on (i) its understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer and (ii) the depth and consistency of broker quotes and the correlation of changes in broker quotes with the underlying performance of the portfolio company.

Under ASC Topic 820, a financial instrument is categorized within the ASC Topic 820 valuation hierarchy based upon the lowest level of input to the valuation process that is significant to the fair value measurement. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, unrealized appreciation and depreciation related to such investments categorized as Level 3 investments within the tables below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3).

There is no single standard for determining fair value in good faith, as fair value depends upon the specific circumstances of each individual investment. The recorded fair values of the Company’s investments may differ significantly from fair values that would have been used had an active market for the securities existed. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

The Company’s valuation process is led by the Company’s executive officers. The Company’s valuation process begins with a quarterly review of each investment in the Company’s investment portfolio by the Company’s executive officers and investment committee. Valuations of each portfolio security are then prepared by the Company’s investment professionals, who have direct responsibility for the origination, management and monitoring of each investment. Under the Company’s valuation policy, each investment valuation is subject to (i) a review by the lead investment officer responsible for the portfolio company investment and (ii) a peer review by a second investment officer or executive officer of the Company. Generally, any investment that is valued below cost is subjected to review by one of the Company’s executive officers. After the peer review is complete, the Company engages two independent valuation firms, including Duff & Phelps, LLC (collectively, the “Valuation Firms”), to provide third-party reviews of certain investments, as described further below. Finally, the Board has the responsibility for reviewing and approving, in good faith, the fair value of the Company’s investments in accordance with the 1940 Act.

The Valuation Firms provide third-party valuation consulting services to the Company which consist of certain procedures that the Company identified and requested the Valuation Firms to perform (hereinafter referred to as the “Procedures”). The Procedures are performed with respect to each portfolio company at least once in every calendar year and for new portfolio companies, at least once in the twelve-month period subsequent to the initial investment. In addition, the Procedures are generally performed with respect to a portfolio company when there has been a significant change in the fair value of the investment. In certain instances, the Company may determine that it is not cost-effective, and as a result is not in the Company’s stockholders’ best interest, to request the Valuation Firms to perform the Procedures on one or more portfolio companies. Such instances include, but are not limited to, situations where the fair value of the investment in the portfolio company is determined to be insignificant relative to the total investment portfolio.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

The total number of investments and the percentage of the investment portfolio on which the Procedures were performed are summarized below by period:

For the quarter ended:	Total companies	Percent of total investments at fair value(1)
March 31, 2015	16	28%
June 30, 2015	15	26%
September 30, 2015	22	34%
December 31, 2015	17	28%
March 31, 2016	18	27%
June 30, 2016	19	30%
September 30, 2016	19	33%
December 31, 2016	20	33%
March 31, 2017	18	30%
June 30, 2017	20	29%
September 30, 2017	22	25%
December 31, 2017	21	35%

(1)	Exclusive of the fair value of new investments made during the quarter.

Upon completion of the Procedures, the Valuation Firms concluded that, with respect to each investment reviewed by each Valuation Firm, the fair value of those investments subjected to the Procedures appeared reasonable. The Board is ultimately responsible for determining the fair value of the Company’s investments in good faith.

Investment Valuation Inputs

Under ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between a willing buyer and a willing seller at the measurement date. For the Company’s portfolio securities, fair value is generally the amount that the Company might reasonably expect to receive upon the current sale of the security. Under ASC Topic 820, the fair value measurement assumes that the sale occurs in the principal market for the security, or in the absence of a principal market, in the most advantageous market for the security. Under ASC Topic 820, if no market for the security exists or if the Company does not have access to the principal market, the security should be valued based on the sale occurring in a hypothetical market. The securities in which the Company invests are generally only purchased and sold in merger and acquisition transactions, in which case the entire portfolio company is sold to a third-party purchaser. As a result, unless the Company has the ability to control such a transaction, the assumed principal market for the Company’s securities is a hypothetical secondary market. The Level 3 inputs to the Company’s valuation process reflect the Company’s best estimate of the assumptions that would be used by market participants in pricing the investment in a transaction in a hypothetical secondary market.

Enterprise Value Waterfall Approach

In valuing equity securities (including warrants), the Company estimates fair value using an “Enterprise Value Waterfall” valuation model. The Company estimates the enterprise value of a portfolio company and then allocates the enterprise value to the portfolio company’s securities in order of their relative liquidation preference. In addition, the model assumes that any outstanding debt or other securities that are senior to the Company’s equity securities are required to be repaid at par. Additionally, the Company estimates the fair value of a limited number of its debt securities using the Enterprise Value Waterfall approach in cases where the Company does not expect to receive full repayment.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

To estimate the enterprise value of the portfolio company, the Company primarily uses a valuation model based on a transaction multiple, which generally is the original transaction multiple, and measures of the portfolio company’s financial performance. In addition, the Company considers other factors, including but not limited to (i) offers from third-parties to purchase the portfolio company, (ii) the implied value of recent investments in the equity securities of the portfolio company, (iii) publicly available information regarding recent sales of private companies in comparable transactions and (iv) when the Company believes there are comparable companies that are publicly traded, the Company performs a review of these publicly traded companies and the market multiple of their equity securities. For certain non-performing assets, the Company may utilize the liquidation or collateral value of the portfolio company’s assets in its estimation of enterprise value.

The significant Level 3 inputs to the Enterprise Value Waterfall model are (i) an appropriate transaction multiple and (ii) a measure of the portfolio company’s financial performance, which generally is either earnings before interest, taxes, depreciation and amortization, as adjusted (“Adjusted EBITDA”), or revenues. Such inputs can be based on historical operating results, projections of future operating results, or a combination thereof. The operating results of a portfolio company may be unaudited, projected or pro forma financial information and may require adjustments for certain non-recurring items. In determining the operating results input, the Company utilizes the most recent portfolio company financial statements and forecasts available as of the valuation date. The Company also consults with the portfolio company’s senior management to obtain updates on the portfolio company’s performance, including information such as industry trends, new product development, loss of customers and other operational issues.

Fair value measurements using the Enterprise Value Waterfall model can be sensitive to changes in one or more of the inputs. Assuming all other inputs to the Enterprise Value Waterfall model remain constant, any increase (decrease) in either the transaction multiple, Adjusted EBITDA or revenues for a particular equity security would result in a higher (lower) fair value for that security.

Income Approach

In valuing debt securities, the Company utilizes an “Income Approach” model that considers factors including, but not limited to, (i) the stated yield on the debt security, (ii) the portfolio company’s current Adjusted EBITDA as compared to the portfolio company’s historical or projected Adjusted EBITDA as of the date the investment was made and the portfolio company’s anticipated Adjusted EBITDA for the next twelve months of operations, (iii) the portfolio company’s current Leverage Ratio (defined as the portfolio company’s total indebtedness divided by Adjusted EBITDA) as compared to its Leverage Ratio as of the date the investment was made, (iv) publicly available information regarding current pricing and credit metrics for similar proposed and executed investment transactions of private companies and (v) when the Company believes a relevant comparison exists, current pricing and credit metrics for similar proposed and executed investment transactions of publicly traded debt. In addition, the Company uses a risk rating system to estimate the probability of default on the debt securities and the probability of loss if there is a default. This risk rating system covers both qualitative and quantitative aspects of the business and the securities held.

The Company considers the factors above, particularly any significant changes in the portfolio company’s results of operations and leverage, and develops an expectation of the yield that a hypothetical market participant would require when purchasing the debt investment (“the Required Rate of Return”). The Required Rate of Return, along with the Leverage Ratio and Adjusted EBITDA, are the significant Level 3 inputs to the Income Approach model. For investments where the Leverage Ratio and Adjusted EBITDA have not fluctuated significantly from the date the investment was made or have not fluctuated significantly from the Company’s expectations as of the date the investment was made, and where there have been no significant fluctuations in the market pricing for such investments, the Company may conclude that the Required Rate of Return is equal to the stated rate on the investment and therefore, the debt security is appropriately priced. In instances where the Company determines that the Required Rate of Return is different from the stated rate on the investment, the Company discounts the

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

contractual cash flows on the debt instrument using the Required Rate of Return in order to estimate the fair value of the debt security.

Fair value measurements using the Income Approach model can be sensitive to changes in one or more of the inputs. Assuming all other inputs to the Income Approach model remain constant, any increase (decrease) in the Required Rate of Return or Leverage Ratio inputs for a particular debt security would result in a lower (higher) fair value for that security. Assuming all other inputs to the Income Approach model remain constant, any increase (decrease) in the Adjusted EBITDA input for a particular debt security would result in a higher (lower) fair value for that security.

The fair value of the Company’s royalty rights are calculated based on specific provisions contained in the pertinent operating or royalty agreements. The determination of the fair value of such royalty rights is not a significant component of the Company’s valuation process.

The ranges and weighted average values of the significant Level 3 inputs used in the valuation of the Company’s significant debt and equity securities at December 31, 2017 and 2016 are summarized as follows:

December 31, 2017:	Fair Value(1)	Valuation Model	Level 3 Input	Range of Inputs	Weighted Average
Subordinated debt and 2nd lien notes	$570,133,358	Income Approach	Required Rate of Return	8.9% – 15.1%	11.7%
			Leverage Ratio	0.0x – 7.1x	4.6x
			Adjusted EBITDA	$1.0 million – $1.0 billion	$44.1 million
Subordinated debt and 2nd lien notes	12,981,000	Enterprise Value Waterfall Approach	Adjusted EBITDA Multiple	5.5x – 7.6x	6.6x
			Adjusted EBITDA	$1.7 million – $6.6 million	$4.3 million
			Revenue Multiple	0.8x – 0.8x	0.8x
			Revenues	$76.6 million – $76.6 million	$76.6 million
Senior debt and 1st lien notes	249,780,755	Income Approach	Required Rate of Return	6.8% – 25.0%	10.8%
			Leverage Ratio	0.6x – 8.5x	4.4x
			Adjusted EBITDA	$2.9 million – $142.4 million	$16.2 million
Equity shares and warrants	163,666,691	Enterprise Value Waterfall Approach	Adjusted EBITDA Multiple	3.3x – 14.9x	7.8x
			Adjusted EBITDA	$1.0 million – $60.0 million	$15.6 million
			Revenue Multiple	0.8x – 3.0x	1.3x
			Revenues	$17.0 million – 76.6 million	$53.7 million

(1)	One subordinated debt investment with a fair value of $6,434,000, one senior debt investment with a fair value of $13,022,542 and one equity security with a fair value of $266,000 were repaid or redeemed subsequent to the end of the reporting period and were valued at their transaction price.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

December 31, 2016:	Fair Value(1)	Valuation Model	Level 3 Input	Range of Inputs	Weighted Average
Subordinated debt and 2nd lien notes	$646,856,367	Income Approach	Required Rate of Return	9.5% – 35.0%	13.8%
			Leverage Ratio	0.1x – 9.5x	4.8x
			Adjusted EBITDA	$2.6 million – $169.8 million	$27.9 million
Subordinated debt and 2nd lien notes	19,790,000	Enterprise Value Waterfall Approach	Adjusted EBITDA Multiple	5.0x – 6.7x	5.8x
			Adjusted EBITDA	$0.6 million – $4.9 million	$2.1 million
			Revenue Multiple	0.8x – 0.8x	0.8x
			Revenues	$98.0 million – $98.0 million	$98.0 million
Senior debt and 1st lien notes	190,793,157	Income Approach	Required Rate of Return	4.3% – 20.0%	11.0%
			Leverage Ratio	0.0x – 8.3x	3.2x
			Adjusted EBITDA	$4.0 million – $14.1 million	$9.3 million
Equity shares and warrants	152,435,657	Enterprise Value Waterfall Approach	Adjusted EBITDA Multiple	3.3x – 14.9x	7.4x
			Adjusted EBITDA	($1.4 million) – $82.1 million	$15.0 million
			Revenue Multiple	0.8x – 4.0x	1.4x
			Revenues	$19.0 million – $98.0 million	$61.7 million

(1)	Certain subordinated debt investments with a total fair value of $23,513,000 and certain equity securities with a total fair value of $3,669,000 were repaid or redeemed subsequent to the end of the reporting period and were valued at their transaction price. One senior debt investment with a total fair value of $850,000 is expected to be repaid subsequent to the end of the reporting period and was valued at its expected settlement value.

Warrants

When originating a debt security, the Company will sometimes receive warrants or other equity-related securities from the borrower. The Company determines the cost basis of the warrants or other equity-related securities received based upon their respective fair values on the date of receipt in proportion to the total fair value of the debt and warrants or other equity-related securities received. Any resulting difference between the face amount of the debt and its recorded fair value resulting from the assignment of value to the warrant or other equity instruments is treated as original issue discount and accreted into interest income over the life of the loan.

Realized Gain or Loss and Unrealized Appreciation or Depreciation of Portfolio Investments

Realized gains or losses are recorded upon the sale or liquidation of investments and are calculated as the difference between the net proceeds from the sale or liquidation, if any, and the cost basis of the investment using the specific identification method. Unrealized appreciation or depreciation reflects the difference between the fair value of the investments and the cost basis of the investments.

Investment Classification

In accordance with the provisions of the 1940 Act, the Company classifies investments by level of control. As defined in the 1940 Act, “Control Investments” are investments in those companies that the Company is deemed to “Control.” “Affiliate Investments” are investments in those companies that are “Affiliated Companies” of the

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Company, as defined in the 1940 Act, other than Control Investments. “Non-Control/Non-Affiliate Investments” are those that are neither Control Investments nor Affiliate Investments. Generally, under the 1940 Act, the Company is deemed to control a company in which it has invested if the Company owns more than 25.0% of the voting securities of such company, has greater than 50.0% representation on its board or has the power to exercise control over management or policies of such portfolio company. The Company is deemed to be an affiliate of a company in which the Company has invested if it owns at least 5.0% but no more than 25.0% of the voting securities of such company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Deferred Financing Fees

Costs incurred to issue long-term debt are capitalized and are amortized over the term of the debt agreements using the effective interest method.

Depreciation

Furniture, fixtures and equipment are depreciated on a straight-line basis over an estimated useful life of five years. Software and computer equipment are depreciated on a straight-line basis over an estimated useful life of three years.

Investment Income

Interest income, adjusted for amortization of premium and accretion of original issue discount, is recorded on the accrual basis to the extent that such amounts are expected to be collected. Generally, when interest and/or principal payments on a loan become past due, or if the Company otherwise does not expect the borrower to be able to service its debt and other obligations, the Company will place the loan on non-accrual status and will generally cease recognizing interest income on that loan for financial reporting purposes, until all principal and interest have been brought current through payment or due to a restructuring such that the interest income is deemed to be collectible. The Company writes off any previously accrued and uncollected interest when it is determined that interest is no longer considered collectible. Dividend income is recorded on the ex-dividend date. The Company had dividend income of approximately $2.3 million during the year ended December 31, 2016, consisting of dividend income of approximately $3.6 million and a negative true-up adjustment of $1.3 million related to a portfolio company distribution that was received in 2015. In 2015, the Company received information that indicated that the tax character of the distribution was 100% dividend income, but received updated information in 2016 indicating that only 14% of the distribution was dividend income and the remainder was a return of capital, which necessitated the adjustment.

Payment-in-Kind Interest

The Company currently holds, and expects to hold in the future, some loans in its portfolio that contain a payment-in-kind (“PIK”) interest provisions. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan, rather than being paid to the Company in cash, and is recorded as interest income. Thus, the actual collection of PIK interest may be deferred until the time of debt principal repayment.

PIK interest, which is a non-cash source of income at the time of recognition, is included in the Company’s taxable income and therefore affects the amount the Company is required to distribute to stockholders to maintain its tax treatment as a regulated investment company (“RIC”) for federal income tax purposes, even though the Company has not yet collected the cash. Generally, when current cash interest and/or principal payments on a loan become past due, or if the Company otherwise does not expect the borrower to be able to service its debt and other

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

obligations, the Company will place the loan on non-accrual status and will generally cease recognizing PIK interest income on that loan for financial reporting purposes until all principal and interest have been brought current through payment or due to a restructuring such that the interest income is deemed to be collectible. The Company writes off any accrued and uncollected PIK interest when it is determined that the PIK interest is no longer collectible.

Fee Income

Origination, facility, commitment, consent and other advance fees received in connection with loan agreements (“Loan Origination Fees”) are recorded as deferred income and recognized as investment income over the term of the loan. Upon prepayment of a loan, any unamortized Loan Origination Fees are recorded as investment income. In the general course of its business, the Company receives certain fees from portfolio companies, which are non-recurring in nature. Such fees include loan prepayment penalties, structuring fees and loan waiver and amendment fees, and are recorded as investment income when earned.

Fee income for the years ended December 31, 2017, 2016 and 2015 was as follows:

	Years Ended December 31
	2017	2016	2015
Recurring Fee Income:
Amortization of loan origination fees	$2,445,485	$2,161,711	$2,061,004
Management, valuation and other fees	940,361	1,024,213	895,677

Total Recurring Fee Income	3,385,846	3,185,924	2,956,681

Non-Recurring Fee Income:
Prepayment fees	2,688,814	1,903,251	4,344,705
Acceleration of unamortized loan origination fees	4,202,078	2,406,688	4,104,485
Advisory and structuring fees	230,000	200,000	578,162
Loan amendment fees	132,278	277,396	469,357
Other fees	9,000	412,606	391,538

Total Non-Recurring Fee Income	7,262,170	5,199,941	9,888,247

Total Fee Income	$10,648,016	$8,385,865	$12,844,928

Compensation Expenses

Compensation expenses include salaries, discretionary compensation, equity-based compensation and benefits.

General and Administrative Expenses

General and administrative expenses include administrative costs, facilities costs, insurance, legal and accounting expenses and other costs related to operating as a publicly-traded company.

Income Taxes

The Company elected for federal income tax purposes to be treated as a RIC under the Internal Revenue Code of 1986, as amended (the “Code”) commencing with its taxable year ended December 31, 2007. In order to maintain its tax treatment as a RIC, the Company must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Company is generally required to pay income taxes only on the portion of its taxable income and gains it does not distribute (actually or constructively) and certain built-in gains.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

The Company has certain wholly-owned taxable subsidiaries (the “Taxable Subsidiaries”), each of which holds one or more of its portfolio investments that are listed on the Consolidated Schedule of Investments. The Taxable Subsidiaries are consolidated for financial reporting purposes, such that the Company’s consolidated financial statements reflect the Company’s investments in the portfolio companies owned by the Taxable Subsidiaries. The purpose of the Taxable Subsidiaries is to permit the Company to hold certain portfolio companies that are organized as limited liability companies (“LLCs”) (or other forms of pass-through entities) and still satisfy the RIC tax requirement that at least 90% of the RIC’s gross income for income tax purposes must consist of qualifying investment income. Absent the Taxable Subsidiaries, a proportionate amount of any gross income of an LLC (or other pass-through entity) portfolio investment would flow through directly to the RIC. To the extent that such income did not consist of qualifying investment income, it could jeopardize the Company’s ability to qualify as a RIC and therefore cause the Company to incur significant amounts of federal income taxes. When LLCs (or other pass-through entities) are owned by the Taxable Subsidiaries, their income is taxed to the Taxable Subsidiaries and does not flow through to the RIC, thereby helping the Company preserve its RIC tax treatment and resultant tax advantages. The Taxable Subsidiaries are not consolidated for income tax purposes and may generate income tax expense as a result of their ownership of the portfolio companies. This income tax expense is reflected in the Company’s Consolidated Statements of Operations.

Segments

The Company lends to and invests in customers in various industries. The Company separately evaluates the performance of each of its lending and investment relationships. However, because each of these loan and investment relationships has similar business and economic characteristics, they have been aggregated into a single lending and investment segment. All applicable segment disclosures are included in or can be derived from the Company’s financial statements.

Concentration of Credit Risk

The Company’s investments are generally in lower middle market companies in a variety of industries. As of both December 31, 2017 and 2016, there were no individual investments representing greater than 10% of the fair value of the Company’s portfolio. As of December 31, 2017 and December 31, 2016, the Company’s largest single portfolio company investment represented approximately 5.6% and 4.7%, respectively, of the fair value of the Company’s portfolio. Income, consisting of interest, dividends, fees, other investment income and realization of gains or losses on equity interests, can fluctuate dramatically upon repayment of an investment or sale of an equity interest and in any given year can be highly concentrated among several portfolio companies.

The Company’s investments carry a number of risks including, but not limited to: (i) investing in lower middle market companies which have limited operating histories and financial resources, (ii) investing in senior subordinated debt which ranks equal to or lower than debt held by other investors and (iii) holding investments that are not publicly traded and are subject to legal and other restrictions on resale and other risks common to investing in below investment grade debt and equity instruments.

As of December 31, 2017, $823.9 million of the Company’s assets were pledged as collateral for the Company’s third amended and restated senior secured credit facility (the “Credit Facility”) and $399.2 million were subject to superior claim over the Company’s stockholders by the SBA. If the Company defaults on its obligations under the Credit Facility or its SBA-guaranteed debentures, the lenders and/or the SBA may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests or their superior claims.

Public Offerings of Common Stock and Debt Securities

In February 2015, the Company issued $86.3 million of unsecured notes due 2022 (the “March 2022 Notes”). The March 2022 Notes mature on March 15, 2022 and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after March 15, 2018. The March 2022 Notes bear interest at a rate of 6.375% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning March 15,

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

2015. The net proceeds to the Company from the sale of the March 2022 Notes, after underwriting discounts and offering expenses, were approximately $83.4 million.

On July 26, 2016, the Company filed a prospectus supplement pursuant to which 6,250,000 shares of common stock were offered for sale at a price to the public of $19.90 per share. In addition, the underwriters involved were granted an overallotment option to purchase an additional 937,500 shares of our common stock at the same public offering price. Pursuant to this offering, 6,742,362 shares (including 492,362 shares of the overallotment option shares) were sold and delivered resulting in net proceeds to the Company, after underwriting discounts and offering expenses, of approximately $129.1 million.

On February 28, 2017, the Company filed a prospectus supplement pursuant to which 7,000,000 shares of common stock were offered for sale at a price to the public of $19.50 per share. Pursuant to this offering, 7,000,000 shares were sold and delivered resulting in net proceeds to the Company, after underwriting discounts and offering expenses, of approximately $132.0 million.

Investments Denominated in Foreign Currency

As of both December 31, 2017 and 2016, the Company held investments in two portfolio companies that were denominated in Canadian dollars.

At each balance sheet date, portfolio company investments denominated in foreign currencies are translated into United States dollars using the spot exchange rate on the last business day of the period. Purchases and sales of foreign portfolio company investments, and any income from such investments, are translated into United States dollars using the rates of exchange prevailing on the respective dates of such transactions.

Although the fair values of foreign portfolio company investments and the fluctuation in such fair values are translated into United States dollars using the applicable foreign exchange rates described above, the Company does not isolate that portion of the change in fair values resulting from foreign currency exchange rates fluctuations from the change in fair values of the underlying investment. All fluctuations in fair value are included in net unrealized appreciation (depreciation) of investments in the Company’s Consolidated Statements of Operations.

Investments denominated in foreign currencies and foreign currency transactions may involve certain considerations and risks not typically associated with those of domestic origin, including unanticipated movements in the value of the foreign currency relative to the United States Dollar.

Dividends and Distributions

Dividends and distributions to common stockholders are approved by the Board and the dividend payable is recorded on the ex-dividend date.

The Company has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a dividend, stockholders who have not opted out of the DRIP will have their dividends automatically reinvested in shares of the Company’s common stock, rather than receiving cash dividends.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

The table below summarizes the Company’s dividends and distributions in the three years ended December 31, 2017:

Declared	Record	Payable	Per Share Amount	Amount Paid in Cash	Amount Settled via Newly Issued Shares	Total
February 25, 2015	March 11, 2015	March 25, 2015	$0.54	$17,163,000	$760,000	$17,923,000
February 25, 2015	March 11, 2015	March 25, 2015	0.05	1,589,000	70,000	1,659,000
May 27, 2015	June 10, 2015	June 24, 2015	0.54	17,156,000	792,000	17,948,000
May 27, 2015	June 10, 2015	June 24, 2015	0.05	1,588,000	73,000	1,661,000
August 26, 2015	September 9, 2015	September 23, 2015	0.54	17,067,000	898,000	17,965,000
August 26, 2015	September 9, 2015	September 23, 2015	0.05	1,580,000	83,000	1,663,000
November 25, 2015	December 9, 2015	December 23, 2015	0.54	17,033,000	961,000	17,994,000
November 25, 2015	December 9, 2015	December 23, 2015	0.05	1,577,000	89,000	1,666,000

Total 2015 dividends and distributions			$2.36	$74,753,000	$3,726,000	$78,479,000

February 24, 2016	March 9, 2016	March 23, 2016	$0.54	$17,264,000	$844,000	$18,108,000
May 4, 2016	June 8, 2016	June 22, 2016	0.45	14,369,000	746,000	15,115,000
August 24, 2016	September 7, 2016	September 21, 2016	0.45	17,430,000	736,000	18,166,000
November 23, 2016	December 7, 2016	December 21, 2016	0.45	17,413,000	750,000	18,163,000

Total 2016 dividends and distributions			$1.89	$66,476,000	$3,076,000	$69,552,000

February 22, 2017	March 8, 2017	March 22, 2017	$0.45	$20,688,000	$750,000	$21,438,000
May 3, 2017	June 7, 2017	June 21, 2017	0.45	20,575,000	888,000	21,463,000
August 2, 2017	September 6, 2017	September 20, 2017	0.45	21,484,000	—	21,484,000
November 1, 2017	December 6, 2017	December 20, 2017	0.30	14,322,000	—	14,322,000

Total 2017 dividends and distributions			$1.65	$77,069,000	$1,638,000	$78,707,000

Per Share Amounts

Per share amounts included in the Consolidated Statements of Operations are computed by dividing net investment income and net increase in net assets resulting from operations by the weighted average number of shares of common stock outstanding for the period. As the Company has no common stock equivalents outstanding, diluted per share amounts are the same as basic per share amounts. Net asset value per share is computed by dividing total net assets by the number of common shares outstanding as of the end of the period.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

2. Investments

Summaries of the composition of the Company’s investment portfolio at cost and fair value, and as a percentage of total investments, are shown in the following tables:

	Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
December 31, 2017:
Subordinated debt and 2nd lien notes	$710,543,854	63%	$589,548,358	58%
Senior debt and 1st lien notes	275,088,787	25	262,803,297	26
Equity shares	134,301,587	12	162,543,691	16
Equity warrants	1,691,617	—	1,389,000	—

	$1,121,625,845	100%	$1,016,284,346	100%

December 31, 2016:
Subordinated debt and 2nd lien notes	$753,635,857	69%	$690,159,367	67%
Senior debt and 1st lien notes	198,616,110	18	191,643,157	18
Equity shares	140,524,807	13	154,216,657	15
Equity warrants	4,154,717	—	1,888,000	—

	$1,096,931,491	100%	$1,037,907,181	100%

During the year ended December 31, 2017, the Company made twenty-nine new investments, including recapitalizations of existing portfolio companies, totaling approximately $408.9 million, additional debt investments in eighteen existing portfolio companies of approximately $70.4 million and additional equity investments in eleven existing portfolio companies totaling approximately $4.4 million. During the year ended December 31, 2016, the Company made sixteen new investments, including recapitalizations of existing portfolio companies, totaling approximately $274.1 million, additional debt investments in eleven existing portfolio companies of approximately $37.8 million and additional equity investments in ten existing portfolio companies totaling approximately $7.5 million. During the year ended December 31, 2015, the Company made twenty-three new investments, including recapitalizations of existing portfolio companies, totaling approximately $361.2 million, additional debt investments in ten existing portfolio companies of approximately $84.2 million and additional equity investments in eleven existing portfolio companies totaling approximately $8.6 million.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

The following table presents the Company’s investment portfolio at fair value as of December 31, 2017 and 2016, categorized by the ASC Topic 820 valuation hierarchy, as previously described:

	Fair Value at December 31, 2017
	Level 1	Level 2	Level 3	Total
Subordinated debt and 2nd lien notes	$—	$—	$589,548,358	$589,548,358
Senior debt and 1st lien notes	—	—	262,803,297	262,803,297
Equity shares	—	—	162,543,691	162,543,691
Equity warrants	—	—	1,389,000	1,389,000

	$—	$—	$1,016,284,346	$1,016,284,346

	Fair Value at December 31, 2016
	Level 1	Level 2	Level 3	Total
Subordinated debt and 2nd lien notes	$—	$—	$690,159,367	$690,159,367
Senior debt and 1st lien notes	—	—	191,643,157	191,643,157
Equity shares	—	—	154,216,657	154,216,657
Equity warrants	—	—	1,888,000	1,888,000

	$—	$—	$1,037,907,181	$1,037,907,181

The following tables reconcile the beginning and ending balances of the Company’s investment portfolio measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2017 and 2016:

Year Ended December 31, 2017:	Subordinated Debt and 2nd Lien Notes	Senior Debt and 1st Lien Notes	Equity Shares	Equity Warrants	Total
Fair value, beginning of period	$690,159,367	$191,643,157	$154,216,657	$1,888,000	$1,037,907,181
New investments	262,333,868	205,493,670	15,915,860	—	483,743,398
Investment reclass	33,614,656	(42,014,656)	8,400,000	—	—
Proceeds from sales of investments	—	—	(29,065,946)	(550,863)	(29,616,809)
Loan origination fees received	(4,355,181)	(2,938,834)	—	—	(7,294,015)
Principal repayments received	(302,112,732)	(71,949,131)	—	—	(374,061,863)
PIK interest earned	9,916,389	1,001,142	—	—	10,917,531
PIK interest payments received	(12,431,539)	(507,979)	—	—	(12,939,518)
Accretion of loan discounts	419,114	57,778	—	—	476,892
Accretion of deferred loan origination revenue	4,846,747	1,490,694	—	—	6,337,441
Realized loss	(35,323,325)	(14,160,007)	(1,473,134)	(1,912,237)	(52,868,703)
Unrealized appreciation (depreciation)	(57,519,006)	(5,312,537)	14,550,254	1,964,100	(46,317,189)

Fair value, end of period	$589,548,358	$262,803,297	$162,543,691	$1,389,000	$1,016,284,346

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2016:	Subordinated Debt and 2nd Lien Notes	Senior Debt and 1st Lien Notes	Equity Shares	Equity Warrants	Total
Fair value, beginning of period	$699,125,083	$132,929,264	$141,555,369	$3,667,000	$977,276,716
New investments	220,825,664	71,620,633	26,370,669	650,000	319,466,966
Investment reclass	4,020,247	(4,020,247)	—	—	—
Proceeds from sales of investments	—	—	(28,340,004)	(5,742,355)	(34,082,359)
Loan origination fees received	(4,613,831)	(1,200,160)	—	—	(5,813,991)
Principal repayments received	(194,883,407)	(7,727,099)	—	—	(202,610,506)
PIK interest earned	13,784,921	1,449,498	—	—	15,234,419
PIK interest payments received	(9,326,564)	(236,150)	—	—	(9,562,714)
Accretion of loan discounts	193,801	203,303	—	—	397,104
Accretion of deferred loan origination revenue	4,012,181	556,218	—	—	4,568,399
Realized gain (loss)	(14,752,679)	(1,560,322)	15,029,594	3,268,455	1,985,048
Unrealized appreciation (depreciation)	(28,226,049)	(371,781)	(398,971)	44,900	(28,951,901)

Fair value, end of period	$690,159,367	$191,643,157	$154,216,657	$1,888,000	$1,037,907,181

All realized and unrealized gains and losses are included in earnings (changes in net assets) and are reported on separate line items within the Company’s Consolidated Statements of Operations. Pre-tax net unrealized depreciation on investments of $93.0 million during the year ended December 31, 2017 were related to portfolio company investments that were still held by the Company as of December 31, 2017. Pre-tax net unrealized depreciation on investments of $31.0 million during the year ended December 31, 2016 were related to portfolio company investments that were still held by the Company as of December 31, 2016.

The Company’s primary investment objective is to generate current income and capital appreciation by investing directly in privately-held lower middle market companies to help these companies fund acquisitions, growth or refinancing. During the year ended December 31, 2017, the Company made investments of approximately $471.1 million in portfolio companies to which it was not previously contractually committed to provide the financial support. During the year ended December 31, 2017, the Company made investments of $12.7 million in companies to which it was previously committed to provide the financial support. During the year ended December 31, 2016, the Company made investments of approximately $310.2 million in portfolio companies to which it was not previously contractually committed to provide the financial support. During the year ended December 31, 2016, the Company made investments of $9.2 million in companies to which it was previously committed to provide the financial support. The details of the Company’s investments have been disclosed on the Consolidated Schedule of Investments.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

3. Schedule of Investments in and Advances to Affiliates

The following schedules present information about investments in and advances to affiliates for the year ended December 31, 2017 and year ended December 31, 2016:

Year Ended December 31, 2017:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2016 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2017 Value

Control Investments:
CRS Reprocessing, LLC	Debtor in Possession Loan (8% PIK)	$(2,634,714)	$—	$—	$—	$4,000,000	$4,000,000	$—
	Senior Notes (LIBOR + 3.5%)(6)	(1,938,339)	—	79,534	2,942,769	—	2,942,769	—
	Split Collateral Term Loans (8% Cash)	(11,554,845)	5,010,464	513,963	6,182,000	11,360,464	17,542,464	—
	Subordinated Note (5% Cash)	(82,335)	—	—	—	125,000	125,000	—
	Series F Preferred Units (705,321 units)	(9,134,807)	9,134,807	—	—	—	—	—
	Common Units (15,174 units)	—	—	—	—	—		—

		(25,345,040)	14,145,271	593,497	9,124,769	15,485,464	24,610,233	—
CRS-SPV, Inc.	Common Stock (1,100 shares)	—	1,855,000	—	—	20,283,000	—	20,283,000

		—	1,855,000	—	—	20,283,000	—	20,283,000
DCWV Acquisition Corporation	Senior Subordinated Note (15% PIK)	(250,000)	—	—	250,000	—	250,000	—
	Subordinated Note (12% Cash, 3% PIK)	(4,396,350)	4,789,633	—	1,389,000	4,789,633	6,178,633	—
	Jr. Subordinated Note (15% PIK)	(2,000,000)	2,000,000	—	—	2,000,000	2,000,000	—
	Series A Preferred Equity (1,200 shares)	(1,200,000)	1,200,000	—	—	1,200,000	1,200,000	—
	100% Common Shares	—	—	—	—	—	—	—

		(7,846,350)	7,989,633	—	1,639,000	7,989,633	9,628,633	—
DialogDirect, Inc.	Subordinated Note (8% PIK)	(7,523,038)	6,640,226	—	—	20,020,227	20,020,227	—
	Class A Common Units (1,176,500 units)	—	—	—	—	—	—	—

		(7,523,038)	6,640,226	—	—	20,020,227	20,020,227	—

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2017:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2016 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2017 Value

Frank Entertainment Group, LLC(7)	Senior Note (6% Cash)(5)	$—	$(3,127,606)	$—	$—	$9,808,054	$3,267,054	$6,541,000
	Second Lien Term Note (2.5% Cash)(5)	—	(2,705,479)	—	—	2,715,723	2,715,723	—
	Redeemable Preferred Units (2,800,000 units)	—	(1,074,000)	—	—	1,074,000	1,074,000	—
	Redeemable Class B Preferred Units (2,800,000 units)	—	—	—	—	—	—	—
	Class A Common Units (606,552 units)	—	—	—	—	—	—	—

		—	(6,907,085)	—	—	13,597,777	7,056,777	6,541,000
FrontStream Holdings, LLC	Subordinate Note (LIBOR + 6%, 7.3% Cash)	—	348,542	—	—	7,663,542	249,542	7,414,000
	Common Stock (1,000 shares)	—	—	—	—	—	—	—

		—	348,542	—	—	7,663,542	249,542	7,414,000
Frontstreet Facility Solutions, Inc.	Subordinated Note (13% Cash)	—	(1,014,755)	569,586	—	4,764,755	1,014,755	3,750,000
	Series A Convertible Preferred Stock (60,000 shares)	—	(575)	—	—	575	575	—
	Series B Convertible Preferred Stock (20,000 shares)	—	(144)	—	—	144	144	—
	Common Stock (27,890 shares)	—	(279)	—	—	279	279	—

		—	(1,015,753)	569,586	—	4,765,753	1,015,753	3,750,000
Gerli & Company	Subordinated Note (13% Cash)	(375,000)	375,000	—	—	375,000	375,000	—
	Subordinated Note (8.5% Cash)	(3,000,000)	3,000,000	—	—	3,000,000	3,000,000	—
	Class A Preferred Shares (1,211 shares)	(855,000)	855,000	—	—	855,000	855,000	—
	Class C Preferred Shares (744 shares)	—	—	—	—	—	—	—
	Class E Preferred Shares (400 shares)	(161,440)	161,440	—	—	161,440	161,440	—
	Common Stock (300 shares)	(100,000)	100,000	—	—	100,000	100,000	—

		(4,491,440)	4,491,440	—	—	4,491,440	4,491,440	—
SRC Worldwide, Inc.	Common Stock (5,000 shares)	—	—	400,000	8,028,000	—	8,028,000	—

		—	—	400,000	8,028,000	—	8,028,000	—

Total Control Investments		(45,205,868)	27,547,274	1,563,083	18,791,769	94,296,836	75,100,605	37,988,000

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2017:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2016 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2017 Value

Affiliate Investments:
All Metals Holding, LLC	Subordinated Note (12% Cash, 1% PIK)	$—	$155,098	$878,223	$6,249,220	$249,113	$64,333	$6,434,000
	Units (318,977 units)	—	(488,000)	—	754,000	—	488,000	266,000

		—	(332,902)	878,223	7,003,220	249,113	552,333	6,700,000
CIS Secure Computing Inc.	Subordinated Note (12% Cash, 3% PIK)	—	—	1,154,260	11,670,708	207,319	11,878,027	—
	Common Stock (84 shares)	1,679,180	(1,652,680)	—	2,155,000	1,679,181	3,834,181	—

		1,679,180	(1,652,680)	1,154,260	13,825,708	1,886,500	15,712,208	—
Consolidated Lumber Holdings, LLC	Subordinated Note (10% Cash, 2% PIK)	—	(156,611)	194,082	4,278,000	78,750	4,356,750	—
	Class A Units (15,000 units)	—	2,019,000	274,167	2,481,000	2,019,000	—	4,500,000

		—	1,862,389	468,249	6,759,000	2,097,750	4,356,750	4,500,000
DPII Holdings, LLC	Tranche III Subordinated Note (19% PIK)	(2,269,044)	871,000	—	2,356,001	871,000	3,227,001	—
	Tranche I & II Subordinated Notes (12% Cash, 4% PIK)	(462)	2,148,462	—	—	2,148,462	2,148,462	—
	Class A Membership Interest (17,308 units)	(1,107,692)	1,107,692	—	—	1,107,692	1,107,692	—

		(3,377,198)	4,127,154	—	2,356,001	4,127,154	6,483,155	—
FCL Holding SPV, LLC	Class A Interest (24,873 units)	—	(75,000)	45,452	645,000	—	75,000	570,000
	Class B Interest (48,427 units)	—	(101,000)	—	101,000	—	101,000	—
	Class B Interest (3,746 units)	—		—	—	—	—	—

		—	(176,000)	45,452	746,000	—	176,000	570,000

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2017:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2016 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2017 Value

Frank Entertainment Group, LLC(7)	Senior Note (LIBOR + 7%, 10% Cash, 5.8% PIK)(6)	$—	$(1,077,888)	$823,087	$9,940,684	$351,600	$10,292,284	$—
	Second Lien Term Note (10% Cash)	—	(174,000)	15,000	—	1,200,000	1,200,000	—
	Class A Redeemable Preferred Units (10.5% Cash) (196,718 units)	—	(3,492,904)	—	4,566,904	—	4,566,904	—
	Class B Redeemable Preferred Units (18,667 units)	—	(1,660,810)	—	1,660,810	—	1,660,810	—
	Class C Redeemable Preferred Units (25,846 units)	—	(600,000)	—	600,000	—	600,000	—
	Class A Common Units (43,077 units)	—	—	—	—	—	—	—
	Class A Common Warrants	—	—	—	—	—	—	—

		—	(7,005,602)	838,087	16,768,398	1,551,600	18,319,998	—
Mac Land Holdings, Inc.	Common Stock (139 shares)	—	(369,000)	—	—	369,000	369,000	—

		—	(369,000)	—	—	369,000	369,000	—
MS Bakery Holdings, Inc.	Preferred Units (233 units)	185,133	(185,133)	—	397,000	185,133	582,133	—
	Common B Units (3,000 units)	2,087,323	(2,086,860)	—	2,110,000	2,087,323	4,197,323	—
	Common A Units (1,652 units)	1,147,007	(1,147,007)	—	1,162,000	1,147,007	2,309,007	—

		3,419,463	(3,419,000)	—	3,669,000	3,419,463	7,088,463	—
Native Maine Operations, Inc.	Senior Notes (LIBOR + 9%)(6)	—	—	1,338,898	—	18,000,000	18,000,000	—
	Preferred Units (20,000 units)	—	—	—	—	2,000,000	2,000,000	—

		—	—	1,338,898	—	20,000,000	20,000,000	—
NB Products, Inc.	Subordinated Note (12% Cash, 2% PIK)	—	—	3,540,905	22,751,190	556,895	—	23,308,085
	Jr. Subordinated Note (10% PIK)	—	—	503,674	4,595,921	518,671	—	5,114,592
	Jr. Subordinated Bridge Note (20% PIK)	—	—	439,568	1,972,727	439,568	—	2,412,295
	Series A Redeemable Senior Preferred Stock (7,839 shares)	—	978,000	—	9,412,000	978,000	—	10,390,000
	Common Stock (1,668,691 shares)	—	6,265,000	—	9,779,000	6,265,000	—	16,044,000

		—	7,243,000	4,484,147	48,510,838	8,758,134	—	57,268,972

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2017:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2016 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2017 Value

Passport Food Group, LLC	Senior Notes (LIBOR + 9.0%, 10.3% Cash)(6)	$—	$(2,976,160)	$1,621,494	$—	$19,648,160	$2,976,160	$16,672,000
	Common Stock (20,000 shares)	—	(1,643,000)	—	—	2,000,000	1,643,000	357,000

		—	(4,619,160)	1,621,494	—	21,648,160	4,619,160	17,029,000
PCX Aerostructures, LLC	Subordinated Note (10.5% Cash)(8)	—	(1,481,848)	3,354,176	21,960,000	2,095,848	1,481,848	22,574,000
	Subordinated Note (6% PIK)(8)	—	(211,286)	—	—	759,286	211,286	548,000
	Series A Preferred Stock (6,066 shares)	—	—	—	—	—	—	—
	Series B Preferred Stock (411 shares)	—	—	—	—	—	—	—
	Class A Common Stock (121,922 shares)	—	—	—	—	—	—	—

		—	(1,693,134)	3,354,176	21,960,000	2,855,134	1,693,134	23,122,000
Team Waste, LLC	Subordinated Note (10% Cash, 2% PIK)	—	—	171,863	—	4,930,962	—	4,930,962
	Preferred Units (500,000 units)	—	—	9,000	9,100,000	900,000	—	10,000,000

		—	—	180,863	9,100,000	5,830,962	—	14,930,962
Technology Crops, LLC	Subordinated Notes (12% Cash)	—	(3,677,102)	1,930,662	11,837,622	456,480	3,677,102	8,617,000
	Common Units (50 units)	—	—	—	—	—	—	—

		—	(3,677,102)	1,930,662	11,837,622	456,480	3,677,102	8,617,000
TGaS Advisors, LLC	Senior Note (10% Cash, 1% PIK)	—	—	1,143,884	9,521,986	158,001	248,972	9,431,015
	Preferred Units (1,685,357 units)	—	254,000	—	1,270,000	254,000	—	1,524,000

		—	254,000	1,143,884	10,791,986	412,001	248,972	10,955,015
Tulcan Fund IV, L.P.	Common Units (1,000,000 units)	—	—	—	—	—	—	—

		—	—	—	—	—	—	—
United Retirement Plan Consultants, Inc.	Series A Preferred Shares (9,400 shares)	—	45,000	—	257,000	45,000	—	302,000
	Common Shares (100,000 shares)	—	118,000	—	301,000	118,000	—	419,000

		—	163,000	—	558,000	163,000	—	721,000

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2017:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2016 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2017 Value

Waste Recyclers Holdings, LLC	Class A Preferred Units (280 units)	$(2,251,100)	$2,251,100	$—	$—	$2,251,100	$2,251,100	$—
	Class B Preferred Units (11,484,867 units)	(2,935,218)	2,487,218	—	817,000	2,487,218	3,304,218	—
	Common Unit Purchase Warrant (1,170,083 units)	(748,900)	748,900	—	—	748,900	748,900	—
	Common Units (153,219 units)	(180,783)	180,783	—	—	180,783	180,783	—

		(6,116,001)	5,668,001	—	817,000	5,668,001	6,485,001	—
Wythe Will Tzetzo, LLC	Series A Preferred Units (99,829 units)	—	(4,120,000)	—	6,808,000	—	4,120,000	2,688,000

		—	(4,120,000)	—	6,808,000	—	4,120,000	2,688,000
Investments not held at the end of the period		414,889	—	—	—	414,889	414,889	—
Deferred taxes		—	390,990	—	—	—	—	—

Total Affiliate Investments		$(3,979,667)	$(7,356,046)	$17,438,395	$161,510,773	$79,907,341	$94,316,165	$147,101,949

(1)	All debt investments are income producing, unless otherwise noted. Equity and equity-linked investments are non-income producing, unless otherwise noted. The fair values of all investments were determined using significant unobservable inputs.
(2)	Represents the total amount of interest, fees or dividends credited to income for the portion of the year an investment was included in Control or Affiliate categories, respectively. Amounts include accrued PIK interest if the description of the security includes disclosure of a PIK interest rate.
(3)	Gross additions include increase in the cost basis of investments resulting from new portfolio investments, follow-on investments and accrued PIK interest. Gross additions also include net increases in unrealized appreciation or net decreases in unrealized depreciation.
(4)	Gross reductions include decreases in the total cost basis of investments resulting from principal or PIK repayments or sales. Gross reductions also include net increases in unrealized depreciation or net decreases in unrealized appreciation.
(5)	Non-accrual investment
(6)	Index-based floating interest rate is subject to contractual minimum interest rate. A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan.
(7)	During the year ended December 31, 2017, as a result of a balance sheet restructuring, Frank Entertainment Group, LLC moved from an affiliate investment to a control investment.
(8)	Effective February 9, 2018, the Company’s debt investments in PCX Aerostructures, LLC were amended to provide for cash interest at all-in rate of 6% per annum.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2016:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2015 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2016 Value
Control Investments:
CRS Reprocessing, LLC	Senior Notes (LIBOR + 3.5%, 4.3% Cash)(6)	$—	$—	$120,067	$2,942,769	$—	$—	$2,942,769
	Split Collateral Term Loans (8% Cash)	—	(5,010,464)	897,649	6,192,464	5,000,000	5,010,464	6,182,000
	Series F Preferred Units (705,321 units)	—	(5,221,000)	—	5,221,000	—	5,221,000	—
	Common Units (15,174 units)	—	—	333	—	—		—

		—	(10,231,464)	1,018,049	14,356,233	5,000,000	10,231,464	9,124,769
DCWV Acquisition Corporation	Senior Subordinated Note (15% PIK)(5)	—	—	—	250,000	—	—	250,000
	Subordinated Note (12% Cash, 3% PIK)(5)	—	(1,728,000)	—	3,117,000	—	1,728,000	1,389,000
	Jr. Subordinated Note (15% PIK)(5)	—	—	—	—	—	—	—
	Series A Preferred Equity (1,200 shares)	—	—	—	—	—	—	—
	100% Common Shares	—	—	—	—	—	—	—

		—	(1,728,000)	—	3,367,000	—	1,728,000	1,639,000
Gerli & Company	Subordinated Note (13% Cash)(5)	—	(375,000)	—	375,000	—	375,000	—
	Subordinated Note (8.5% Cash)(5)	—	(437,000)	—	437,000	—	437,000	—
	Class A Preferred Shares (1,211 shares)	—	—	—	—	—	—	—
	Class C Preferred Shares (744 shares)	—	—	—	—	—	—	—
	Class E Preferred Shares (400 shares)	—	—	—	—	—	—	—
	Common Stock (300 shares)	—	—	—	—	—	—	—

		—	(812,000)	—	812,000	—	812,000	—
SRC Worldwide, Inc.	Common Stock (5,000 shares)	—	1,307,000	700,000	6,921,000	1,307,000	200,000	8,028,000

		—	1,307,000	700,000	6,921,000	1,307,000	200,000	8,028,000

Total Control Investments		—	(11,464,464)	1,718,049	25,456,233	6,307,000	12,971,464	18,791,769

Affiliate Investments:
All Aboard America! Holdings Inc.	Subordinated Note (12% Cash, 3% PIK)	—	—	2,440,362	14,953,191	577,433	15,530,624	—
	Membership Units in LLC	3,118,958	(2,723,218)	—	5,024,000	3,118,958	8,142,958	—

		3,118,958	(2,723,218)	2,440,362	19,977,191	3,696,391	23,673,582	—

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2016:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2015 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2016 Value
All Metals Holding, LLC	Subordinated Note (12% Cash, 1% PIK)	$—	$—	$—	$—	$6,249,220	$—	$6,249,220
	Units (318,977 units)	—	(55,331)	—	—	809,331	55,331	754,000

		—	(55,331)	—	—	7,058,551	55,331	7,003,220
American De-Rosa Lamparts, LLC and Hallmark Lighting, LLC	Subordinated Note (12% Cash, 3% PIK)	—	—	663,502	7,186,235	227,130	7,413,365	—
	Membership Units (8,364 units)	3,555,652	(3,251,347)	102,800	3,872,000	3,555,652	7,427,652	—

		3,555,652	(3,251,347)	766,302	11,058,235	3,782,782	14,841,017	—
CIS Secure Computing Inc.	Subordinated Note (12% Cash, 3% PIK)	—	—	1,757,750	11,323,440	347,268	—	11,670,708
	Common Stock (84 shares)	—	1,956,000	—	199,000	1,956,000	—	2,155,000

		—	1,956,000	1,757,750	11,522,440	2,303,268	—	13,825,708
Consolidated Lumber Company LLC	Subordinated Note (10% Cash, 2% PIK)	—	156,611	1,480,383	14,332,445	564,627	10,619,072	4,278,000
	Class A Units (15,000 units)	—	981,000	451,128	1,500,000	981,000	—	2,481,000

		—	1,137,611	1,931,511	15,832,445	1,545,627	10,619,072	6,759,000
DPII Holdings, LLC	Tranche I & II Subordinated Notes (12% Cash, 4% PIK)(5)	—	(871,000)	115,147	3,558,804	5,708	1,208,511	2,356,001
	Tranche III Subordinated Note (19% PIK)(5)	—	(2,148,462)	—	—	2,148,462	2,148,462	—
	Class A Membership Interest (17,308 units)	—	(795,000)	—	795,000	—	795,000	—

		—	(3,814,462)	115,147	4,353,804	2,154,170	4,151,973	2,356,001
FCL Holding SPV, LLC	Class A Interest (24,873 units)	—	195,000	—	—	645,000	—	645,000
	Class B Interest (48,427 units)	—	101,000	—	—	101,000	—	101,000
	Class B Interest (3,746 units)	—	—	—	—	—	—	—

		—	296,000	—	—	746,000	—	746,000
Frank Entertainment Group, LLC	Senior Note (LIBOR + 7%, 10% Cash, 5.8% PIK)(6)	—	—	1,599,606	9,592,545	605,281	257,142	9,940,684
	Class A Redeemable Preferred Units (10.5% Cash) (196,718 units)	—	—	324,995	4,566,904	—	—	4,566,904
	Class B Redeemable Preferred Units (18,667 units)	—	—	—	1,660,810	—	—	1,660,810
	Class C Redeemable Preferred Units (25,846 units)	—	—	—	600,000	—	—	600,000
	Class A Common Units (43,077 units)	—	—	—	—	—	—	—
	Class A Common Warrants	—	—	—	—	—	—	—

		—	—	1,924,601	16,420,259	605,281	257,142	16,768,398

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2016:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2015 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2016 Value
GenPref LLC	7.0% LLC Interest	$30,823	$6,762	$—	$16,400	$37,585	$53,985	$—

		30,823	6,762	—	16,400	37,585	53,985	—
MS Bakery Holdings, Inc.	Preferred Units (233 units)	—	30,000	—	367,000	30,000	—	397,000
	Common B Units (3,000 units)	—	303,000	—	1,807,000	303,000	—	2,110,000
	Common A Units (1,652 units)	—	167,000	—	995,000	167,000	—	1,162,000

		—	500,000	—	3,169,000	500,000	—	3,669,000
NB Products, Inc.	Subordinated Note (12% Cash, 2% PIK)	—	—	3,368,353	20,327,140	2,424,050	—	22,751,190
	Jr. Subordinated Note (10% PIK)	—	—	462,929	4,126,030	469,891	—	4,595,921
	Jr. Subordinated Bridge Note (20% PIK)	—	—	244,654	—	1,972,727	—	1,972,727
	Series A Redeemable Senior Preferred Stock (7,839 shares)	—	887,000	—	8,525,000	887,000	—	9,412,000
	Common Stock (1,668,691 shares)	—	5,782,000	—	3,997,000	5,782,000	—	9,779,000

		—	6,669,000	4,075,936	36,975,170	11,535,668	—	48,510,838
PCX Aerostructures, LLC	Subordinated Note (10.5% Cash)	—	(6,001,060)	3,339,521	18,612,000	9,409,060	6,061,060	21,960,000
	Series A Preferred Stock (6,066 shares)	—	(1,912,668)	—	1,191,000	721,668	1,912,668	—
	Series B Preferred Stock (411 shares)	—	(410,514)	—	—	410,514	410,514	—
	Class A Common Stock (121,922 shares)	—	(3,626)	—	—	3,626	3,626	—

		—	(8,327,868)	3,339,521	19,803,000	10,544,868	8,387,868	21,960,000
Team Waste, LLC	Preferred Units (455,000 units)	—	—	36,000	5,500,000	3,600,000	—	9,100,000

		—	—	36,000	5,500,000	3,600,000	—	9,100,000
Technology Crops, LLC	Subordinated Notes (12% Cash, 5% PIK)	—	—	1,944,252	11,252,123	585,499	—	11,837,622
	Common Units (50 units)	—	(400,000)	—	400,000	—	400,000	—

		—	(400,000)	1,944,252	11,652,123	585,499	400,000	11,837,622
TGaS Advisors, LLC	Senior Note (10% Cash, 1% PIK)	—	—	1,180,938	9,633,898	177,061	288,973	9,521,986
	Preferred Units (1,685,357 units)	—	(27,712)	33,000	1,427,000	—	157,000	1,270,000

		—	(27,712)	1,213,938	11,060,898	177,061	445,973	10,791,986
Tulcan Fund IV, L.P.	Common Units (1,000,000 units)	—	(416,000)	—	416,000	—	416,000	—

		—	(416,000)	—	416,000	—	416,000	—

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Year Ended December 31, 2016:
Portfolio Company	Type of Investment(1)	Amount of Realized Gain (Loss)	Amount of Unrealized Gain (Loss)	Amount of Interest or Dividends Credited to Income(2)	December 31, 2015 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2016 Value
UCS Super HoldCo LLC	Membership Units (1,000 units)	$(2,000,000)	$2,000,000	$—	$—	$2,000,000	$2,000,000	$—
	Participation Interest	(626,437)	700,000	—	300,000	700,000	1,000,000	—

		(2,626,437)	2,700,000	—	300,000	2,700,000	3,000,000	—
United Retirement Plan Consultants, Inc.	Series A Preferred Shares (9,400 shares)	—	505,252	—	446,000	265,000	454,000	257,000
	Common Shares (100,000 shares)	—	(599,000)	—	—	611,000	310,000	301,000

		—	(93,748)	—	446,000	876,000	764,000	558,000
Waste Recyclers Holdings, LLC	Class A Preferred Units (280 units)	—	—	—	—	—	—	—
	Class B Preferred Units (11,484,867 units)	—	74,000	—	743,000	74,000	—	817,000
	Common Unit Purchase Warrant (1,170,083 units)	—	—	—	—	—	—	—
	Common Units (153,219 units)	—	—	—	—	—	—	—

		—	74,000	—	743,000	74,000	—	817,000
Wythe Will Tzetzo, LLC	Series A Preferred Units (99,829 units)	—	(1,528,000)	195,997	8,336,000	—	1,528,000	6,808,000

		—	(1,528,000)	195,997	8,336,000	—	1,528,000	6,808,000
Investments not held at the end of the period		319,802	—	—	—	319,802	319,802	—
Deferred taxes		—	1,825,301	—	—	—	—	—

Total Affiliate Investments		$4,398,798	$(5,473,012)	$19,741,317	$177,581,965	$52,842,553	$68,913,745	$161,510,773

(1)	All debt investments are income producing, unless otherwise noted. Equity and equity-linked investments are non-income producing, unless otherwise noted. The fair values of all investments were determined using significant unobservable inputs.
(2)	Represents the total amount of interest, fees or dividends credited to income for the portion of the year an investment was included in Control or Affiliate categories, respectively. Amounts include accrued PIK interest if the description of the security includes disclosure of a PIK interest rate.
(3)	Gross additions include increase in the cost basis of investments resulting from new portfolio investments, follow-on investments and accrued PIK interest. Gross additions also include net increases in unrealized appreciation or net decreases in unrealized depreciation.
(4)	Gross reductions include decreases in the total cost basis of investments resulting from principal or PIK repayments or sales. Gross reductions also include net increases in unrealized depreciation or net decreases in unrealized appreciation.
(5)	Non-accrual investment
(6)	Index-based floating interest rate is subject to contractual minimum interest rate. A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

4. Borrowings

The Company had the following borrowings outstanding as of December 31, 2017 and 2016:

Issuance/Pooling Date	Maturity Date	Interest Rate as of December 31, 2017	December 31, 2017	December 31, 2016
SBA-Guaranteed Debentures:
March 25, 2009	March 1, 2019	5.337%	$22,000,000	$22,000,000
March 24, 2010	March 1, 2020	4.825%	6,800,000	6,800,000
September 22, 2010	September 1, 2020	3.687%	32,590,000	32,590,000
March 29, 2011	March 1, 2021	4.474%	75,400,000	75,400,000
September 21, 2011	September 1, 2021	3.392%	19,100,000	19,100,000
March 27, 2013	March 1, 2023	3.155%	30,000,000	30,000,000
September 24, 2014	September 1, 2024	3.790%	31,310,000	31,310,000
September 21, 2016	September 1, 2026	2.723%	32,800,000	32,800,000
Less: Deferred financing fees			(3,678,875)	(4,610,034)

Total SBA-Guaranteed Debentures			$246,321,125	$245,389,966

Credit Facility:
May 1, 2017	April 30, 2022	4.124%	$156,070,484	$127,011,475

Total Credit Facility			$156,070,484	$127,011,475

Notes:
October 19, 2012	December 15, 2022	6.375%	80,500,000	80,500,000
February 6, 2015	March 15, 2022	6.375%	86,250,000	86,250,000
Less: Deferred financing fees			(3,341,699)	(3,994,619)

Total Notes			$163,408,301	$162,755,381

SBA-Guaranteed Debentures

Under the Small Business Investment Act of 1958, as amended, and current SBA policy applicable to SBICs, an SBIC (or group of SBICs under common control) can have outstanding at any time, SBA-guaranteed debentures up to two times (and in certain cases, with SBA approval, up to three times) the amount of its regulatory capital. As of December 31, 2017, the maximum statutory limit on the dollar amount of outstanding SBA-guaranteed debentures that can be issued by a single SBIC was $150.0 million and by a group of SBICs under common control was $350.0 million. As of December 31, 2017, Triangle SBIC had issued the maximum $150.0 million of SBA-guaranteed debentures and Triangle SBIC II had issued the maximum $100.0 million of SBA-guaranteed debentures, leaving borrowing capacity of a maximum of $100.0 million of SBA-guaranteed debentures for Triangle SBIC III. Interest payments on SBA-guaranteed debentures are payable semi-annually and there are no principal payments required on these debentures prior to maturity, nor do the debentures carry any prepayment penalties. The weighted average interest rate for all SBA-guaranteed debentures as of both December 31, 2017 and 2016 was 3.90%. As of both December 31, 2017 and 2016, all SBA-guaranteed debentures were pooled.

In addition to a one-time 1.0% fee on the total commitment from the SBA, the Company also pays a one-time 2.425% fee on the amount of each SBA-guaranteed debenture issued. These fees are capitalized as deferred financing costs and are amortized over the term of the debt agreements using the effective interest method. Upon prepayment of an SBA-guaranteed debenture, any unamortized deferred financing costs related to the SBA-guaranteed debenture are written off and recognized as a loss on extinguishment of debt in the Consolidated Statements of Operations.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

The fair values of the SBA-guaranteed debentures are based on a market yield approach and current interest rates, which are Level 3 inputs to the market yield model. As of December 31, 2017 and December 31, 2016, the carrying amounts of SBA-guaranteed debentures were approximately $246.3 million and $245.4 million, respectively. As of December 31, 2017 and December 31, 2016, the fair values of the SBA-guaranteed debentures were approximately $262.2 million and $264.9 million, respectively. As of December 31, 2017, the Company was in compliance with SBA regulatory requirements.

Credit Facility

In May 2015, the Company entered into the Credit Facility, which was subsequently amended in May 2017. The amendment, among other things, increased commitments from $300.0 million to $435.0 million and extended the maturity by two years. The revolving period of the Credit Facility ends April 30, 2021 followed by a one-year amortization period with a final maturity date of April 30, 2022. The Company has the ability to borrow in both United States dollars as well as foreign currencies under the Credit Facility. The Credit Facility, which is structured to operate like a revolving credit facility, is secured primarily by the Company’s assets, excluding the assets of the Company’s wholly-owned SBIC subsidiaries. The Credit Facility has an accordion feature that allows for an increase in the total borrowing size up to $550.0 million, subject to certain conditions and the satisfaction of specified financial covenants. Using this accordion feature, in July 2017, the Company increased its commitments under the Credit Facility from $435.0 million to $465.0 million, and in September 2017, the Company again increased its commitments under the Credit Facility from $465.0 million to $480.0 million.

Borrowings under the Credit Facility bear interest, subject to the Company’s election, on a per annum basis equal to (i) the applicable base rate plus 1.75% (or 1.50% if the Company receives an investment grade credit rating), (ii) the applicable LIBOR rate plus 2.75% (or 2.50% if the Company receives an investment grade credit rating) or (iii) for borrowings denominated in Canadian dollars, the applicable Canadian Dealer Offered Rate plus 2.75% (or 2.50% if the Company receives an investment grade credit rating). The applicable base rate is equal to the greater of (i) the prime rate, (ii) the federal funds rate plus 0.5% or (iii) the adjusted one-month LIBOR plus 2.0%. The applicable LIBOR rate depends on the term of the draw under the Credit Facility. The Company pays a commitment fee of 1.00% per annum on undrawn amounts if the used portion of the Credit Facility is less than or equal to 25.0% of total commitments, or 0.375% per annum on undrawn amounts if the used portion of the Credit Facility is greater than 25.0% of total commitments. These commitment fees are included in interest and other financing fees on the Company’s Consolidated Statements of Operations. Borrowings under the Credit Facility are limited to a borrowing base, which includes certain cash and a portion of eligible debt investments.

As of December 31, 2017, the Company had United States dollar borrowings of $139.3 million outstanding under the Credit Facility with an interest rate of 4.12% and non-United States dollar borrowings denominated in Canadian dollars of $21.0 million ($16.8 million in United States dollars) outstanding under the Credit Facility with a weighted average interest rate of 4.16%. The borrowings denominated in Canadian dollars are translated into United States dollars based on the spot rate at each balance sheet date. The impact resulting from changes in foreign exchange rates on the Credit Facility borrowings is included in unrealized appreciation (depreciation) on foreign currency borrowings in the Company’s Consolidated Statements of Operations. The borrowings denominated in Canadian dollars may be positively or negatively affected by movements in the rate of exchange between the United States dollar and the Canadian dollar. This movement is beyond the control of the Company and cannot be predicted. As of December 31, 2016, the Company had United States dollar borrowings of $105.7 million outstanding under the Credit Facility with an interest rate of 3.37% and non-United States dollar borrowings denominated in Canadian dollars of $28.6 million ($21.3 million United States dollars) outstanding under the Credit Facility with an interest rate of 3.64%.

The fair value of the borrowings outstanding under the Credit Facility are based on a market yield approach and current interest rates, which are Level 3 inputs to the market yield model. As of December 31, 2017 and December 31, 2016, the fair values of the borrowings outstanding under the Credit Facility were $156.1 million and $127.0 million, respectively.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

The Credit Facility contains certain affirmative and negative covenants, including but not limited to (i) maintaining a minimum interest coverage ratio, (ii) maintaining a minimum consolidated tangible net worth, (iii) maintaining a minimum asset coverage ratio and (iv) maintaining the Company’s status as a RIC and as a BDC. The Credit Facility also contains customary events of default with customary cure and notice provisions, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy, change of control, and material adverse effect. The Credit Facility also permits Branch Banking and Trust Company, the administrative agent, to select an independent third-party valuation firm to determine valuations of certain portfolio investments for purposes of borrowing base provisions. As of December 31, 2017 and 2016, the Company was in compliance with all covenants of the Credit Facility.

Notes

In March 2012, the Company issued $69.0 million of unsecured notes due 2019 (the “2019 Notes”). The 2019 Notes were redeemed in full on June 22, 2015 for a total redemption price of $69.0 million, which resulted in a loss on the extinguishment of debt of $1.4 million. Prior to the redemption, the 2019 Notes bore interest at a rate of 7.00% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2012.

In October 2012, the Company issued $70.0 million of unsecured notes due 2022 (the “December 2022 Notes”), and in November 2012, issued $10.5 million of the December 2022 Notes pursuant to the exercise of an over-allotment option. The December 2022 Notes mature on December 15, 2022, and may be redeemed in whole or in part at any time or from time to time at the Company’s option. The December 2022 Notes bear interest at a rate of 6.375% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning December 15, 2012. As of December 31, 2017 and December 31, 2016, the carrying amounts of the December 2022 Notes were $79.0 million and $78.7 million, respectively. As of December 31, 2017 and December 31, 2016, the fair values of the December 2022 Notes were $80.9 million and $81.9 million, respectively.

In February 2015, the Company issued $86.3 million of unsecured notes due 2022 (the “March 2022 Notes”). The March 2022 Notes mature on March 15, 2022 and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after March 15, 2018. The March 2022 Notes bear interest at a rate of 6.375% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2015. The net proceeds to the Company from the sale of the March 2022 Notes, after underwriting discounts and offering expenses, were approximately $83.4 million. As of December 31, 2017 and December 31, 2016, the carrying amounts of the March 2022 Notes were $84.4 million and $84.1 million, respectively. As of December 31, 2017 and December 31, 2016, the fair values of the March 2022 Notes were $86.9 million and $87.7 million, respectively. The fair values of the December 2022 Notes and the March 2022 Notes are based on the closing prices of each respective security on the New York Stock Exchange, which are Level 1 inputs under ASC 820.

The indenture and related supplements thereto relating to the December 2022 Notes and the March 2022 Notes contain certain covenants, including but not limited to (i) a requirement that the Company comply with the asset coverage requirement of the 1940 Act or any successor provisions, after giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”), (ii) a requirement that the Company will not declare any cash dividend, or declare any other cash distribution, upon a class of its capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the 1940 Act) of at least 200% after deducting the amount of such dividend, distribution or purchase price, as the case may be, giving effect to any exemptive relief granted to the Company by the SEC and (iii) a requirement to provide financial information to the holders of the notes and the trustee under the indenture if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. As of December 31, 2017 and 2016, the Company was in compliance with all covenants of the December 2022 Notes and the March 2022 Notes.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

5. Income Taxes

The Company has elected for federal income tax purposes to be treated as a RIC under the Code and intends to make the required distributions to its stockholders as specified therein. In order to maintain its tax treatment as a RIC, the Company must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Company is generally required to pay taxes only on the portion of its taxable income and gains it does not distribute (actually or constructively) and certain built-in gains. The Company met its minimum distribution requirements for 2017, 2016 and 2015 and continually monitors its distribution requirements with the goal of ensuring compliance with the Code.

The minimum distribution requirements applicable to RICs require the Company to distribute to its stockholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year, the Company may choose to carry forward ICTI in excess of current year distributions into the next tax year and pay a 4% U.S. federal excise tax on such excess. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.

ICTI generally differs from net investment income for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses. The Company may be required to recognize ICTI in certain circumstances in which it does not receive cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments issued with warrants), the Company must include in ICTI each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. The Company may also have to include in ICTI other amounts that it has not yet received in cash, such as (i) PIK interest income and (ii) interest income from investments that have been classified as non-accrual for financial reporting purposes. Interest income on non-accrual investments is not recognized for financial reporting purposes, but generally is recognized in ICTI. Because any original issue discount or other amounts accrued will be included in the Company’s ICTI for the year of accrual, the Company may be required to make a distribution to its stockholders in order to satisfy the minimum distribution requirements, even though the Company will not have received and may not ever receive any corresponding cash amount. ICTI also excludes net unrealized appreciation or depreciation, as investment gains or losses are not included in taxable income until they are realized.

Permanent differences between ICTI and net investment income for financial reporting purposes are reclassified among capital accounts in the consolidated financial statements to reflect their tax character. Differences in classification may also result from the treatment of short-term gains as ordinary income for tax purposes. During the years ended December 31, 2017, 2016 and 2015, the Company reclassified for book purposes amounts arising from permanent book/tax differences primarily related to differences in the tax basis and book basis of investments sold and non-deductible taxes paid during the year as follows:

	December 31,
	2017	2016	2015
Additional paid in capital	$(689,101)	$(484,037)	$(1,039,969)
Investment income in excess of distributions	$9,761,203	$867,350	$3,585,623
Accumulated realized gains on investments	$(9,072,102)	$(383,313)	$(2,545,654)

Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than not threshold would be recorded as a tax benefit or expense in the current year. Management has analyzed the Company’s tax positions taken, or to be taken, on federal income tax returns for all open tax years (fiscal years 2014-2017), and has concluded that the provision for uncertain tax positions in the Company’s financial statements is necessary.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

In addition, the Company has certain wholly-owned taxable subsidiaries (the “Taxable Subsidiaries”), each of which holds one or more of its portfolio investments that are listed on the Consolidated Schedules of Investments. The Taxable Subsidiaries are consolidated for financial reporting purposes, such that the Company’s consolidated financial statements reflect the Company’s investments in the portfolio companies owned by the Taxable Subsidiaries. The purpose of the Taxable Subsidiaries is to permit the Company to hold certain portfolio companies that are organized as limited liability companies (“LLCs”) (or other forms of pass-through entities) and still satisfy the RIC tax requirement that at least 90% of the RIC’s gross revenue for income tax purposes must consist of investment income. Absent the Taxable Subsidiaries, a proportionate amount of any gross income of an LLC (or other pass-through entity) portfolio investment would flow through directly to the RIC. To the extent that such income did not consist of investment income, it could jeopardize the Company’s ability to qualify as a RIC and therefore cause the Company to incur significant amounts of federal income taxes. When LLCs (or other pass-through entities) are owned by the Taxable Subsidiaries, their income is taxed to the Taxable Subsidiaries and does not flow through to the RIC, thereby helping the Company preserve its RIC status and resultant tax advantages. The Taxable Subsidiaries are not consolidated for income tax purposes and may generate income tax expense as a result of their ownership of the portfolio companies. This income tax expense is reflected in the Company’s Consolidated Statements of Operations. Additionally, any unrealized appreciation related to portfolio investments held by the Taxable Subsidiaries (net of unrealized depreciation related to portfolio investments held by the Taxable Subsidiaries) is reflected net of applicable federal and state income taxes in the Company’s Consolidated Statements of Operations, with the related deferred tax liabilities presented in the Company’s Consolidated Balance Sheets.

In December 2017, the United States enacted tax reform legislation through the bill commonly known as the Tax Cuts and Jobs Act (the “Tax Act”), which significantly changed the existing U.S. tax laws, including a reduction in the corporate tax rate from 35% to 21%, a move from a worldwide tax system to a territorial system, as well as other changes. The Taxable Subsidiaries’ provisional tax is based on the new lower blended federal and state corporate tax rate of 26%. This estimate incorporates assumptions made based on the Company’s current interpretation of the Tax Act and may change, possibly materially, as the Company completes the analysis and receives additional clarification and implementation guidance. In addition, changes in interpretations, assumptions, and guidance regarding the new tax legislation, as well as the potential for technical corrections to the Tax Act, could have a material impact to the Company’s effective tax rate in future periods. Finally, given the significant complexity of the Tax Act, current guidance from the U.S. Treasury about implementing the Tax Act and any related guidance from the SEC or the FASB may change, which may require us to refine the Company’s estimates in the future.

For income tax purposes, distributions paid to stockholders are reported as ordinary income, long-term capital gains, return of capital or a combination thereof. The tax character of distributions paid for the years ended December 31, 2017, 2016 and 2015 was as follows:

	Year Ended December 31,
	2017	2016	2015
Ordinary income	$77,484,420	$68,239,124	$68,413,242
Distributions of long-term capital gains	—	—	8,242,911

Distributions on a tax basis	$77,484,420	$68,239,124	$76,656,153

Under Section 852(b)(3)(C) of the Code, the Company hereby designates the above distributions of long-term capital gains as capital gain dividends for the fiscal year ended December 31, 2015. The Company did not designate long-term capital gains for the fiscal years ended December 31, 2016 or 2017.

The Company may retain some or all of its realized net long-term capital gains in excess of realized net short-term capital losses and may designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, the Company will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. For the years ended December 31, 2017, 2016 and 2015 the Company did not elect to designate retained net capital gains as deemed distributions.

At December 31, 2017, 2016 and 2015, the components of distributable earnings on a tax basis detailed below differ from the amounts reflected in the Company’s Consolidated Balance Sheets by temporary and other book/tax differences, primarily relating to depreciation expense, stock-based compensation, accruals of defaulted debt investment interest and the tax treatment of certain partnership investments, as follows:

	December 31,
	2017	2016	2015
Undistributed net investment income	18,384,766	$13,510,440	$19,826,302
Accumulated capital gains (losses)	(87,489,121)	(37,164,237)	(30,555,004)
Other permanent differences relating to the Company’s formation	1,975,543	1,975,543	1,975,543
Other temporary differences	(7,410,910)	(4,816,603)	(3,695,494)
Unrealized appreciation (depreciation)	(107,847,526)	(49,224,340)	(28,459,406)

Components of distributable earnings at year end	$(182,387,248)	$(75,719,197)	$(40,908,059)

Under current law, the Company may carry forward net capital losses indefinitely to use to offset capital gains realized in future years. Capital losses realized under current law will carry forward retaining their classification as long-term or short-term losses. As of December 31, 2017, the Company had $87.5 million of long-term capital losses which will not expire.

For federal income tax purposes, the cost of investments owned at December 31, 2017 and 2016 was approximately $1,123.7 million and $1,102.3 million, respectively. As of December 31, 2017, net unrealized depreciation on the Company’s investments was approximately $107.8 million, consisting of gross unrealized appreciation, where the fair value of the Company’s investments exceeds their tax cost, of approximately $89.2 million and gross unrealized depreciation, where the tax cost of the Company’s investments exceeds their fair value, of approximately $197.0 million.

6. Equity-Based and Other Compensation Plans

In February 2017, both the compensation committee of the Board and the Board adopted the Triangle Capital Corporation Omnibus Incentive Plan (the “Omnibus Plan”), and in May 2017, the Company’s stockholders approved the Omnibus Plan at the Company’s 2017 Annual Meeting of Stockholders. Prior to the approval of the Omnibus Plan, the Company compensated its professionals through two separate plans: the Amended and Restated 2007 Equity Incentive Plan (the “Equity Incentive Plan”), which provided for grants of restricted stock and options to employees, officers and directors, and the 2012 Executive Cash Incentive Plan (the “Cash Incentive Plan”), which provided for the payment of cash bonuses to employees and officers. The Omnibus Plan was created primarily for the purpose of combining the Equity Incentive Plan and the Cash Incentive Plan in order to reduce the administrative burden of monitoring the terms and conditions of two separate plans. The terms of the Equity Incentive Plan and the Cash Incentive Plan, as combined and reflected in the Omnibus Plan, are substantially similar to the respective terms of each standalone plan.

The Omnibus Plan provides for grants of restricted stock, incentive stock options, non-statutory stock options and cash-based and/or stock-based performance awards, collectively, “Awards,” to the Company’s existing and future employees. Equity-based awards granted under the Omnibus Plan to independent directors generally will vest over a one-year period and equity-based awards granted under the Omnibus Plan to executive officers and employees generally will vest ratably over a four-year period. In addition, the Omnibus Plan increased the maximum number of shares of the Company’s common stock with respect to which Awards may be granted under the Omnibus

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

Plan to 4,000,000 shares of the Company’s common stock from 2,400,000 shares of the Company’s common stock that were approved under the Equity Incentive Plan. The Omnibus Plan expires May 3, 2027.

The Company accounts for its equity-based compensation using the fair value method, as prescribed by ASC Topic 718, Stock Compensation. Accordingly, for restricted stock awards, the Company measures the grant date fair value based upon the market price of the Company’s common stock on the date of the grant and amortizes this fair value to compensation expense ratably over the requisite service period or vesting term.

The following table presents information with respect to equity-based compensation for the years ended December 31, 2017, 2016 and 2015:

	Year Ended December 31,
	2017		2016		2015
	Number of Shares	Weighted Average Grant Date Fair Value per Share	Number of Shares	Weighted Average Grant Date Fair Value per Share	Number of Shares	Weighted Average Grant Date Fair Value per Share
Unvested shares, beginning of period	631,622	$21.23	778,116	$24.10	662,965	$25.87
Shares granted during the period	360,470	$19.22	364,605	$17.56	360,840	$21.82
Shares vested during the period	(243,418)	$22.69	(511,099)	$22.98	(245,689)	$24.31

Unvested shares, end of period	748,674	$19.79	631,622	$21.23	778,116	$24.10

In the year ended December 31, 2017, the Company recognized equity-based compensation expense of approximately $6.0 million. In the year ended December 31, 2016, the Company recognized equity-based compensation expense of approximately $10.3 million, $2.7 million of which related to the accelerated vesting of outstanding shares of restricted stock of the Company’s former Chief Executive Officer, Garland S. Tucker, III, who retired from his officer positions in February 2016, and $1.4 million related to the accelerated vesting of outstanding shares of restricted stock of Brent P.W. Burgess, the Company’s former Chief Investment Officer, who resigned from his position in October 2016. In the year ended December 31, 2015, the Company recognized equity-based compensation expense of approximately $7.0 million.

As of December 31, 2017, there was approximately $9.6 million of total unrecognized compensation cost, related to the Company’s non-vested restricted shares. This cost is expected to be recognized over a weighted average period of approximately 1.7 years.

The Board has adopted a nonqualified deferred compensation plan covering the Company’s executive officers and key employees. Any compensation deferred, and the Company’s contributions, will earn a return based on the returns on certain investments designated by the Compensation Committee of the Board. Participants are 100% vested in amounts deferred under the deferred compensation plan and the earnings thereon. Contributions to the plan and earnings thereon generally vest ratably over a four-year period.

The Company maintains a 401(k) plan in which all full-time employees who are at least 21 years of age are eligible to participate and receive employer contributions. Eligible employees may contribute a portion of their compensation on a pretax basis into the 401(k) plan up to the maximum amount allowed under the Code, and direct the investment of their contributions.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

7. Transactions with Controlled Companies

In December 2017, the Company contributed its equity investment in SRC Worldwide, Inc. (“SRC”), a 100%-owned portfolio company, to CRS-SPV, Inc. (“CRS-SPV”), a 100%-owned portfolio company. In connection with this contribution, SRC became a wholly-owned subsidiary of CRS-SPV, and the Company’s investment in SRC is consolidated with CRS-SPV in the Consolidated Schedule of Investments as of December 31, 2017.

During each of the years ended December 31, 2017, 2016 and 2015, the Company received management and other fees from SRC totaling $0.4 million. These fees were recognized as fee income in the Company’s Consolidated Statements of Operations. In addition, during the years ended December 31, 2017 and 2016, the Company recognized dividend and interest income from control investments as disclosed in Note 3 — Schedule of Investments in and Advances to Affiliates.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

8. Commitments and Contingencies

In the normal course of business, the Company is party to financial instruments with off-balance sheet risk, consisting primarily of unused commitments to extend financing to the Company’s portfolio companies. Since commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The balances of unused commitments to extend financing as of December 31, 2017 and 2016 were as follows:

Portfolio Company	Investment Type	December 31, 2017	December 31, 2016
DPII Holdings, LLC	Guaranty	$—	$576,925
Deva Holdings, Inc.	Revolver	2,500,000	—
DLC Acquisition, LLC	Revolver	1,800,000	3,000,000
Frank Entertainment Group, LLC(1)	Delayed Draw Senior	130,212	—
Frank Entertainment Group, LLC(1)	Delayed Draw Second Lien	303,827	—
Halo Branded Solutions, Inc.	Delayed Draw Term Loan	—	3,250,000
HKW Capital Partners IV, L.P.	Private Equity	214,823	530,032
ICP Industries Inc.	Delayed Draw Term Loan	5,000,000	—
Lakeview Health Acquisition Company(1)	Revolver	1,387,367	1,387,367
Micross Solutions, LLC	Delayed Draw Term Loan	3,000,000	—
Nautic Partners VII, LP	Private Equity	509,080	642,172
Nomacorc, LLC(1)	Equity Investment	838,813	849,362
Orchid Underwriters Agency, LLC	Delayed Draw Term Loan	649,143	8,400,000
Orchid Underwriters Agency, LLC	Revolver	—	5,000,000
SCA Pharmaceuticals, LLC	Delayed Draw Term Loan	—	12,000,000
Schweiger Dermatology Group, LLC	Delayed Draw Term Loan	4,500,000	—
SCUF Gaming, Inc.	Revolver	2,000,000	3,500,000
Smile Brands, Inc.	Equity Investment	1,000,000	1,000,000
Smile Brands, Inc.	Delayed Draw Term Loan	18,826,531	18,826,531
SPC Partners V, LP	Private Equity	185,297	522,881
SPC Partners VI, LP	Private Equity	2,792,172	3,000,000
Tate’s Bake Shop	Revolver	550,000	—
Team Waste, LLC	Equity Investment	—	900,000
TGaS Advisors, LLC	Revolver	2,000,000	2,000,000
YummyEarth Inc.	Delayed Draw Term Loan	—	1,500,000

Total Unused Commitments		$48,187,265	$66,885,270

(1)	Represents a commitment to extend financing to a portfolio company where one or more of the Company’s current investments in the portfolio company are carried at less than cost as of December 31, 2017. The Company’s estimate of the fair value of the current investments in this portfolio company includes an analysis of the value of any unfunded commitments.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

The Company’s headquarters is leased under an agreement that expires on May 31, 2019. Rent expense for the years ended December 31, 2017, 2016 and 2015 was approximately $426,000, $417,000 and $407,000, respectively, and the rent commitments as of December 31, 2017 are as follows:

Year ending December 31,	Rent Commitment
2018	435,571
2019	187,637

Total	$623,208

The Company and certain current and former executive officers have been named as defendants in two putative securities class action lawsuits each filed in the United States District Court for the Southern District of New York (and then transferred to the United States District Court for the Eastern District of North Carolina) on behalf of all persons who purchased or otherwise acquired our common stock between May 7, 2014 and November 1, 2017. The first lawsuit was filed on November 21, 2017, and is currently captioned Elias Dagher, et al., v. Triangle Capital Corporation, et al., Case No. 5:18-cv-00015-FL (the “Dagher Action”). The second lawsuit was filed on November 28, 2017, and is currently captioned Gary W. Holden, et al., v. Triangle Capital Corporation, et al., Case No. 5:18-cv-00010-FL (the “Holden Action”).

The complaints in the Dagher Action and the Holden Action allege certain violations of the securities laws, including, among other things, that the defendants made certain materially false and misleading statements and omissions regarding the Company’s business, operations and prospects between May 7, 2014 and November 1, 2017. The plaintiffs seek compensatory damages and attorneys’ fees and costs, among other relief, but did not specify the amount of damages being sought.

On January 22, 2018, five applications for appointment as lead plaintiff and motions to consolidate the Dagher Action and the Holden Action were filed. The applications for appointment as lead plaintiff and motions to consolidate are currently pending before the Court.

In addition, the Company is party to certain lawsuits in the normal course of business. Furthermore, third parties may try to seek to impose liability on the Company in connection with the activities of its portfolio companies.

While the outcome of any open legal proceedings, including those described above, cannot at this time be predicted with certainty, the Company does not expect that any reasonably possible losses arising from these matters will materially affect its financial condition or results of operations. Furthermore, in management’s opinion, it is not possible to estimate a range of reasonably possible losses with respect to litigation contingencies.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

9. Summarized Financial Information of Unconsolidated Subsidiaries

The Company holds a control interest, as defined by the 1940 Act, in CRS-SPV, Inc. (“CRS”), a majority-owned portfolio company that is considered a significant subsidiary under the guidance in Regulation S-X, but is not consolidated in the Company’s consolidated financial statements. Below is summarized financial information as of December 31, 2017 and 2016 and for the three years ended December 31, 2017 (dollars in thousands):

	As of December 31,
	2017	2016
Current assets	$6,296	$5,127
Noncurrent assets	$16,162	$14,712
Total assets	$22,458	$19,839
Current liabilities	$1,843	$46,723
Total liabilities	$3,901	$48,103

	Years Ended December 31,
	2017	2016	2015
Revenues	$9,344	$13,851	$14,998
Cost of revenues	$5,992	$12,976	$15,217
Gross profit (loss)	$3,352	$875	$(219)
Net loss	$(8,640)	$(12,845)	$(11,658)

The Company also holds a control interest, as defined by the 1940 Act, in Frank Entertainment Group, LLC (“Frank”) and determined that Frank is a significant subsidiary under the guidance in Regulation S-X, but is not consolidated in the Company’s consolidated financial statements. Below is summarized financial information as of December 31, 2017 and 2016 and for the three years ended December 31, 2017 (dollars in thousands):

	As of December 31,
	2017	2016
Current assets	$8,570	$8,379
Noncurrent assets	$29,505	$33,956
Total assets	$38,075	$42,335
Current liabilities	$13,700	$16,175
Total liabilities	$54,151	$49,039

	Years Ended December 31,
	2017	2016	2015
Revenues	$56,196	$66,208	$63,078
Cost of revenues	$21,082	$24,944	$23,719
Gross profit	$35,114	$41,264	$39,359
Pretax loss	$(11,372)	$(9,452)	$(6,479)

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

10. Financial Highlights

	Year Ended December 31,
	2017	2016	2015	2014	2013
Per share data:
Net asset value at beginning of period	$15.13	$15.23	$16.11	$16.10	$15.30
Net investment income(1)	1.55	1.62	2.16	2.08	2.23
Net realized gain (loss) on investments(1)	(1.11)	0.05	(0.83)	0.46	0.67
Net unrealized appreciation (depreciation) on investments / foreign currency(1)	(1.04)	(0.72)	0.17	(1.48)	0.08

Total increase (decrease) from investment operations(1)	(0.60)	0.95	1.50	1.06	2.98
Dividends paid to stockholders from net investment income	(1.65)	(1.89)	(2.11)	(1.88)	(2.14)
Dividends paid to stockholders from realized gains	—	—	(0.25)	(0.68)	(0.02)

Total dividends paid	(1.65)	(1.89)	(2.36)	(2.56)	(2.16)
Common stock offerings	0.61	0.72	—	1.49	—
Stock-based compensation(1)	(0.01)	0.09	0.01	—	(0.03)
Shares issued pursuant to Dividend Reinvestment Plan	0.01	0.04	0.03	0.04	0.04
Loss on extinguishment of debt(1)	—	—	(0.04)	—	(0.01)
Provision for taxes(1)	(0.02)	(0.01)	(0.01)	(0.10)	(0.02)
Other(2)	(0.04)	—	(0.01)	0.08	—

Net asset value at end of period	$13.43	$15.13	$15.23	$16.11	$16.10

Market value at end of period(3)	$9.49	$18.34	$19.11	$20.29	$27.65

Shares outstanding at end of period	47,740,832	40,401,292	33,375,126	32,950,288	27,697,483
Net assets at end of period	$641,275,374	$611,156,258	$508,367,755	$530,826,629	$445,792,130
Average net assets	$667,188,287	$556,549,060	$524,579,829	$482,679,489	$434,926,009
Ratio of total operating expenses, including loss on extinguishment of debt and provision for taxes, to average net assets	7.74%	9.93%	9.81%	9.45%	9.30%
Ratio of net investment income to average net assets	10.83%	10.58%	13.65%	12.85%	14.15%
Portfolio turnover ratio	37.02%	24.61%	37.62%	29.21%	25.96%
Total return(4)	(42.15)%	5.86%	5.82%	(17.36)%	16.95%
Supplemental Data:
Efficiency ratio(5)	17.48%	24.70%	18.88%	20.40%	19.07%

(1)	Weighted average basic per share data.
(2)	Represents the impact of the different share amounts used in calculating per share data as a result of calculating certain per share data based upon the weighted average basic shares outstanding during the period and certain per share data based on the shares outstanding as of a period end or transaction date.
(3)	Represents the closing price of the Company’s common stock on the last day of the period.
(4)	Total return is based on purchase of stock at the current market price on the first day and a sale at the current market price on the last day of each period reported on the table and assumes reinvestment of dividends at prices obtained by the Company’s dividend reinvestment plan during the period. Total return is not annualized.
(5)	Efficiency ratio equals the sum of (i) compensation and related expenses and (ii) general and administrative expenses divided by total investment income.

Triangle Capital Corporation

Notes to Consolidated Financial Statements — (Continued)

11. Selected Quarterly Financial Data (Unaudited)

The following tables set forth certain quarterly financial information for each of the eight quarters in the two years ended December 31, 2017. Results for any quarter are not necessarily indicative of results for the full year or for any future quarter.

	Quarter Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Total investment income	$30,190,770	$31,213,767	$29,888,058	$31,712,037
Net investment income	17,819,433	19,350,962	17,150,917	17,916,505
Net increase (decrease) in net assets resulting from operations	7,193,240	(2,027,746)	(57,496,676)	23,680,721
Net investment income per share	$0.42	$0.41	$0.36	$0.38

	Quarter Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Total investment income	$26,655,870	$28,421,860	$27,412,457	$31,189,370
Net investment income	9,598,083	16,338,913	15,831,157	17,108,720
Net increase in net assets resulting from operations	12,427,258	6,686,827	7,879,673	7,262,674
Net investment income per share	$0.29	$0.49	$0.42	$0.42

12. Subsequent Events

In February 2018, the Board granted 409,000 restricted shares of the Company’s common stock to certain employees. These restricted shares had a total grant date fair value of approximately $4.4 million, which will be expensed on a straight-line basis over a four-year vesting period.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION DATED APRIL 18, 2018

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF TRIANGLE CAPITAL CORPORATION

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Triangle Capital Corporation (the “Company”) acknowledges receipt of the Notice of Specal Meeting of Stockholders (the “Special Meeting”) of the Company and hereby appoints [                    ] and [                    ], or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Specal Meeting of Stockholders of the Company to be held on [            ], 2018, at [    ] a.m., Eastern Time, at the [                    ], and at any adjournment thereof, as indicated in this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposals 1, 2, 3, 4, 5 and 6, and in the discretion of the proxies with respect to any other matters that may properly come before the Special Meeting.

Please sign and date this proxy on the reverse side and return it in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

▲  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▲

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held [            ], 2018. The Proxy Statement to

Stockholders is available at: [                    ]

Please mark votes as in this example  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.

1.	To approve the Asset Purchase Agreement, dated as of April 3, 2018 (the “Asset Purchase Agreement”), by and between the Company and BSP Asset Acquisition I, LLC (the “Asset Buyer”), and the transactions contemplated thereby, including the sale of substantially all of the Company’s portfolio investments to the Asset Buyer for the price, and on the terms, set forth in the Asset Purchase Agreement (the “Asset Sale”);

☐  FOR  ☐  AGAINST   ☐  ABSTAIN

2.	To approve, in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance and sale by the Company to Barings LLC (“Barings”) of up to, under certain circumstances, $150 million worth of shares of common stock, par value $0.001 per share, of the Company (the “Stock Issuance”) pursuant to the terms of the Stock Purchase and Transaction Agreement, dated as of April 3, 2018, by and between the Company and Barings (the “Externalization Agreement”);

☐   FOR  ☐  AGAINST  ☐  ABSTAIN

CONTROL NUMBER	Please indicate if you plan to attend this meeting	☐

3.	To approve the investment advisory agreement (the “Advisory Agreement”) pursuant to which Barings would be appointed as the investment adviser of the Company;

☐   FOR  ☐  AGAINST  ☐  ABSTAIN

4.	To approve a proposal to authorize the Company to be subject to a reduced asset coverage ratio of at least 150% under the Investment Company Act of 1940, as amended;

☐   FOR  ☐  AGAINST  ☐  ABSTAIN

5.	To approve on an advisory, non-binding basis, the payment of an estimated $ in the aggregate, subject to the occurrence of certain conditions regarding change of control and termination, in golden parachute payments that will or may become payable by the Company to its named executive officers pursuant to their employment and other arrangements with the Company in connection with the closing of the transactions contemplated by the Asset Purchase Agreement and the Externalization Agreement; and

☐  FOR  ☐  AGAINST   ☐  ABSTAIN

6.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and related Asset Sale, the Stock Issuance or the Advisory Agreement.

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

IMPORTANT: Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE		DATE

SIGNATURE	(IF HELD JOINTLY)	DATE

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

SPECIAL MEETING OF STOCKHOLDERS

TRIANGLE CAPITAL CORPORATION

[            ], 2018

                    CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/TCAPSM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to

vote your proxy. Have your proxy

card available when you call.

Follow the voting instructions to

vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.